FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226486-20

PROSPECTUS

$858,968,000 (Approximate)
BANK 2021-BNK34
(Central Index Key Number 0001863688)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

 Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)
Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

 National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)
as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2021-BNK34

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-BNK34 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2021-BNK34. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2021. The rated final distribution date for the certificates is the distribution date in June 2063.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$4,820,000		0.5710%	Fixed(5)	June 2026
Class A-2	$66,608,000		1.9350%	Fixed(5)	June 2026
Class A-3	$8,695,000		1.8070%	Fixed(5)	May 2028
Class A-SB	$7,221,000		2.1870%	Fixed(5)	May 2031
Class A-4(6)	$167,000,000	(6)	2.1560%	Fixed(5)(6)	May 2031
Class A-4-1(6)	$0	(6)	1.6560%	Fixed(6)	May 2031
Class A-4-2(6)	$0	(6)	1.1560%	Fixed(6)	May 2031
Class A-4-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class A-4-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP
Class A-5(6)	$432,830,000	(6)	2.4380%	Fixed(5)(6)	June 2031
Class A-5-1(6)	$0	(6)	1.9380%	Fixed(6)	June 2031
Class A-5-2(6)	$0	(6)	1.4380%	Fixed(6)	June 2031
Class A-5-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class A-5-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP
Class X-A	$687,174,000	(7)	0.9801%	Variable(8)	NAP
Class X-B	$171,794,000	(9)	0.5175%	Variable(10)	NAP
Class A-S(6)	$68,718,000	(6)	2.5720%	Fixed(5)(6)	June 2031
Class A-S-1(6)	$0	(6)	2.0720%	Fixed(6)	June 2031
Class A-S-2(6)	$0	(6)	1.5720%	Fixed(6)	June 2031
Class A-S-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class A-S-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP
Class B(6)	$65,036,000	(6)	2.7540%	WAC Cap(11)(6)	June 2031
Class B-1(6)	$0	(6)	2.2540%	WAC Cap(6)	June 2031
Class B-2(6)	$0	(6)	1.7540%	WAC Cap(6)	June 2031
Class B-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class B-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP
Class C(6)	$38,040,000	(6)	3.1080%	WAC Cap(11)(6)	June 2031
Class C-1(6)	$0	(6)	2.6080%	WAC Cap(6)	June 2031
Class C-2(6)	$0	(6)	2.1080%	WAC Cap(6)	June 2031
Class C-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class C-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP

(Footnotes on table on pages 3 through 5)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 38.9% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 33.6% of each class of offered certificates and BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 27.5% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 24, 2021. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 109.8% of the aggregate certificate balance of the offered certificates, plus accrued interest from June 1, 2021, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Commercial Mortgage Pass-Through Certificates	$858,968,000	100%	$858,968,000	$93,713.41

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

(3)	Payment of the registration fee was made in connection with the filing of the preliminary prospectus (accession number: 0001539497-21-000823).

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	BofA Securities Co-Lead Manager and Joint Bookrunner	Morgan Stanley Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

June 15, 2021

BANK 2021-BNK34

Commercial Mortgage Pass-Through Certificates, Series BANK 2021-BNK34
Geographic Overview of Mortgage Pool

Montana
1 property
$1,570,619
0.2% of total
South Dakota
1 property
$5,354,381
0.5% of total
Iowa
1 property
$9,035,000
0.9% of total
Indiana
1 property
$4,993,422
0.5% of total
Michigan
1 property
$2,100,000
0.2% of total
Pennsylvania
1 property
$70,000,000
6.8% of total
New York
25 properties
$297,338,485
28.8% of total
Ohio
2 properties
$53,200,000
5.1% of total
Massachusetts
1 property
$2,200,000
0.2% of total
Connecticut
7 properties
$8,620,000
0.8% of total
Maryland
1 property
$83,000,000
8.0% of total
District of Columbia
2 properties
$141,000,000
13.6% of total
Georgia
3 properties
$18,000,000
1.7% of total
Florida
1 property
$2,675,000
0.3% of total
Nevada
3 properties
$85,700,000
8.3% of total
California
8 properties
$146,278,900
14.2% of total
Colorado
3 properties
$15,800,000
1.5% of total
Texas
1 property
$29,900,000
2.9% of total
Louisiana
5 properties
$32,350,000
3.1% of total
Mississippi
1 property
$7,439,837
0.7% of total
Tennessee
1 property
$4,500,000
0.4% of total
Alabama
1 property
$12,290,000
1.2% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Industrial 1.8%
Leased Fee 2.6%
Manufactured Housing 0.2%
Mixed Use 5.8%
Self Storage 8.4%
Retail 14.6%
Office 51.4%
Multifamily 15.1%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$4,820,000		30.000%	0.5710%	Fixed(5)	June 2026	2.66	07/21 – 06/26
A-2	$66,608,000		30.000%	1.9350%	Fixed(5)	June 2026	4.98	06/26 – 06/26
A-3	$8,695,000		30.000%	1.8070%	Fixed(5)	May 2028	6.89	05/28 – 05/28
A-SB	$7,221,000		30.000%	2.1870%	Fixed(5)	May 2031	7.44	06/26 – 05/31
A-4(6)	$167,000,000	(6)	30.000%	2.1560%	Fixed(5)(6)	May 2031	9.37	07/30 – 05/31
A-5(6)	$432,830,000	(6)	30.000%	2.4380%	Fixed(5)(6)	June 2031	9.93	05/31 – 06/31
X-A	$687,174,000	(7)	NAP	0.9801%	Variable(8)	NAP	NAP	NAP
X-B	$171,794,000	(9)	NAP	0.5175%	Variable(10)	NAP	NAP	NAP
A-S(6)	$68,718,000	(6)	23.000%	2.5720%	Fixed(5)(6)	June 2031	9.98	06/31 – 06/31
B(6)	$65,036,000	(6)	16.375%	2.7540%	WAC Cap(11)(6)	June 2031	9.98	06/31 – 06/31
C(6)	$38,040,000	(6)	12.500%	3.1080%	WAC Cap(11)(6)	June 2031	9.98	06/31 – 06/31
Non-Offered Certificates
X-D	$52,765,000	(12)	NAP	0.7770%	Variable(13)	NAP	NAP	NAP
X-F	$26,996,000	(12)	NAP	1.0270%	Variable(13)	NAP	NAP	NAP
X-G	$11,044,000	(12)	NAP	1.0270%	Variable(13)	NAP	NAP	NAP
X-H	$31,905,362	(12)	NAP	1.0270%	Variable(13)	NAP	NAP	NAP
D	$28,223,000		9.625%	2.5000%	Fixed(5)	June 2031	9.98	06/31 – 06/31
E	$24,542,000		7.125%	2.5000%	Fixed(5)	June 2031	9.98	06/31 – 06/31
F	$26,996,000		4.375%	2.2500%	Fixed(5)	June 2031	9.98	06/31 – 06/31
G	$11,044,000		3.250%	2.2500%	Fixed(5)	June 2031	9.98	06/31 – 06/31
H	$31,905,362		0.000%	2.2500%	Fixed(5)	July 2031	10.01	06/31 – 07/31
V(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$51,667,282.25		NAP	3.2770%	WAC(16)	July 2031	9.43	07/21 – 07/31

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than the Class V and Class R certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rates for the Class B and Class C certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D, Class X-F, Class X-G and Class X-H certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates outstanding from time to time. The Class X-D, Class X-F, Class X-G and Class X-H certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(16)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	67
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	73
Risks Relating to the Mortgage Loans	74
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	74
Risks of Commercial and Multifamily Lending Generally	75
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	76
General	76
A Tenant Concentration May Result in Increased Losses	77
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	78
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	78
Sale-Leaseback Transactions Also Have Risks	79
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	80
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	81
Early Lease Termination Options May Reduce Cash Flow	82
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	83
Office Properties Have Special Risks	83
Multifamily Properties Have Special Risks	84
Residential Cooperative Properties Have Special Risks	87
Retail Properties Have Special Risks	91
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	92
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	93
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	93
Self Storage Properties Have Special Risks	94
Mixed Use Properties Have Special Risks	95
Leased Fee Properties Have Special Risks	96
Industrial Properties Have Special Risks	96
Manufactured Housing Community Properties Have Special Risks	97
Condominium Ownership May Limit Use and Improvements	99
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	101
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	101
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	103

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	104
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	105
Risks Related to Zoning Non-Compliance and Use Restrictions	107
Risks Relating to Inspections of Properties	109
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	109
Insurance May Not Be Available or Adequate	109
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	110
Terrorism Insurance May Not Be Available for All Mortgaged Properties	111
Risks Associated with Blanket Insurance Policies or Self-Insurance	112
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	112
Limited Information Causes Uncertainty	113
Historical Information	113
Ongoing Information	113
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	114
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	115
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	116
Static Pool Data Would Not Be Indicative of the Performance of this Pool	116
Appraisals May Not Reflect Current or Future Market Value of Each Property	117
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	120
The Borrower’s Form of Entity May Cause Special Risks	120
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	123
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	124
Other Financings or Ability to Incur Other Indebtedness Entails Risk	125
Risks Relating to Shari’ah Compliant Loans	127
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	128
Risks Associated with One Action Rules	128
State Law Limitations on Assignments of Leases and Rents May Entail Risks	128
Various Other Laws Could Affect the Exercise of Lender’s Rights	129
Risks of Anticipated Repayment Date Loans	129
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	130
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	130
Increases in Real Estate Taxes May Reduce Available Funds	132
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	132
Risks Related to Conflicts of Interest	132
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	132
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	135

Potential Conflicts of Interest of the Master Servicers and the Special Servicers	137
Potential Conflicts of Interest of the Operating Advisor	140
Potential Conflicts of Interest of the Asset Representations Reviewer	141
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	142
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	144
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	145
Other Potential Conflicts of Interest May Affect Your Investment	145
Other Risks Relating to the Certificates	146
EU Securitization Regulation and UK Securitization Regulation	146
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	149
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	151
General	151
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	152
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	154
Losses and Shortfalls May Change Your Anticipated Yield	154
Risk of Early Termination	155
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	155
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	156
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	156
You Have Limited Voting Rights	156
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	157
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	160
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	160
Risks Relating to Modifications of the Mortgage Loans	162
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	163
Risks Relating to Interest on Advances and Special Servicing Compensation	164
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	164
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	164
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	165
Any Master Servicer, any Sub-Servicer, any Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing

Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	166
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	167
Tax Considerations Relating to Foreclosure	167
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	167
Loan Modifications Related to COVID-19	168
REMIC Status	169
Material Federal Tax Considerations Regarding Original Issue Discount	169
General Risks	169
The Certificates May Not Be a Suitable Investment for You	169
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	170
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	170
Other Events May Affect the Value and Liquidity of Your Investment	170
The Certificates Are Limited Obligations	170
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	171
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	171
Description of the Mortgage Pool	174
General	174
Co-Originated or Third-Party Originated Mortgage Loans	175
Certain Calculations and Definitions	175
Definitions	176
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	190
Mortgage Pool Characteristics	194
Overview	194
Property Types	196
Office Properties	197
Multifamily Properties	197
Retail Properties	199
Self Storage Properties	199
Mixed Use Properties	199
Leased Fee Properties	199
Industrial Properties	200
Manufactured Housing Properties	200
Specialty Use Concentrations	200
Significant Obligor	201
Mortgage Loan Concentrations	202
Top Fifteen Mortgage Loans	202
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	202
Geographic Concentrations	204
Mortgaged Properties with Limited Prior Operating History	204
Shari’ah Compliant Loan	205
Tenancies-in-Common	205
Condominium and Other Shared Interests	205
Residential Cooperatives	206
Fee & Leasehold Estates; Ground Leases	207
COVID-19 Considerations	208

Environmental Considerations	211
Redevelopment, Renovation and Expansion	212
Assessment of Property Value and Condition	214
Litigation and Other Considerations	215
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	216
Tenant Issues	217
Tenant Concentrations	217
Lease Expirations and Terminations	218
Expirations	218
Terminations	218
Other	220
Purchase Options and Rights of First Refusal	221
Competition from Certain Nearby Properties	224
Insurance Considerations	224
Use Restrictions	226
Appraised Value	227
Non-Recourse Carveout Limitations	228
Real Estate and Other Tax Considerations	229
Delinquency Information	231
Certain Terms of the Mortgage Loans	232
Amortization of Principal	232
Payment Due Dates; Interest Rates; Calculations of Interest	233
ARD Loans	233
Single Purpose Entity Covenants	234
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	234
Voluntary Prepayments	235
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	237
Defeasance	238
Releases; Partial Releases; Property Additions	239
Escrows	241
Mortgaged Property Accounts	241
Exceptions to Underwriting Guidelines	243
Additional Indebtedness	244
General	244
Whole Loans	245
Mezzanine Indebtedness	245
Other Secured Indebtedness	248
General	248
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.	249
Preferred Equity	251
Other Unsecured Indebtedness	252
The Whole Loans	252
General	252
The Serviced Pari Passu Whole Loans	257
Intercreditor Agreement	257
Control Rights with respect to Serviced Pari Passu Whole Loans	258
Certain Rights of each Non-Controlling Holder	258
Sale of Defaulted Mortgage Loan	259
The Non-Serviced Pari Passu Whole Loans	259
Control Rights	260
Certain Rights of each Non-Controlling Holder	261

Custody of the Mortgage File	262
Sale of Defaulted Mortgage Loan	262
The Serviced AB Whole Loan	263
General	263
Servicing	263
Application of Payments	264
Consultation and Control	268
The Controlling Holder	273
Rights of the U.S. Steel Tower Note B Holders.	274
Workout	275
The Non-Serviced AB Whole Loan	275
General	275
Servicing	276
Advances	276
Application of Payments	277
Consultation and Control	279
Sale of Defaulted Whole Loan	280
Special Servicer Appointment Rights	280
Additional Information	281
Transaction Parties	281
The Sponsors and Mortgage Loan Sellers	281
Wells Fargo Bank, National Association	282
General	282
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	282
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	283
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	288
Compliance with Rule 15Ga-1 under the Exchange Act	290
Retained Interests in This Securitization	294
Morgan Stanley Mortgage Capital Holdings LLC	294
Morgan Stanley Group’s Commercial Mortgage Securitization Program	295
The Morgan Stanley Group’s Underwriting Standards	296
Repurchases and Replacements	305
Retained Interests in This Securitization	308
Bank of America, National Association	308
Bank of America’s Commercial Mortgage Loan Underwriting Standards	309
Review of Bank of America Mortgage Loans	316
Retained Interests in This Securitization	324
National Cooperative Bank, N.A.	324
General	324
National Cooperative Bank, N.A.’s Securitization Program	325
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	325
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	330
Compliance with Rule 15Ga-1 under the Exchange Act	332
Retained Interests in This Securitization	332
The Depositor	333
The Issuing Entity	333
The Trustee	334
The Certificate Administrator	335
The Master Servicers	338
Wells Fargo Bank, National Association	338
National Cooperative Bank, N.A.	342

The Special Servicers	346
Greystone Servicing Company LLC	346
National Cooperative Bank, N.A.	349
The Operating Advisor and Asset Representations Reviewer	352
Credit Risk Retention	354
General	354
RR Interest	355
Retained Certificate Available Funds	355
Priority of Distributions	355
Allocation of Retained Certificate Realized Losses	356
Yield Maintenance Charge or Prepayment Premium	356
Excess Interest	357
Qualifying CRE Loans	357
Description of the Certificates	357
General	357
Distributions	361
Method, Timing and Amount	361
Available Funds	362
Priority of Distributions	364
Pass-Through Rates	368
Exchangeable Certificates	371
Exchange Limitations	374
Exchange Procedures	374
Interest Distribution Amount	375
Principal Distribution Amount	375
Certain Calculations with Respect to Individual Mortgage Loans	377
Excess Interest	379
Application Priority of Mortgage Loan Collections or Whole Loan Collections	379
Allocation of Yield Maintenance Charges and Prepayment Premiums	382
Assumed Final Distribution Date; Rated Final Distribution Date	387
Prepayment Interest Shortfalls	388
Subordination; Allocation of Realized Losses	389
Reports to Certificateholders; Certain Available Information	392
Certificate Administrator Reports	392
Information Available Electronically	399
Voting Rights	405
Delivery, Form, Transfer and Denomination	405
Book-Entry Registration	406
Definitive Certificates	409
Certificateholder Communication	409
Access to Certificateholders’ Names and Addresses	409
Requests to Communicate	410
List of Certificateholders	410
Description of the Mortgage Loan Purchase Agreements	411
General	411
Dispute Resolution Provisions	420
Asset Review Obligations	420
Pooling and Servicing Agreement	421
General	421
Assignment of the Mortgage Loans	421
Servicing Standard	422
Subservicing	423
Advances	424

P&I Advances	424
Servicing Advances	425
Nonrecoverable Advances	426
Recovery of Advances	428
Accounts	429
Withdrawals from the Collection Accounts	432
Servicing and Other Compensation and Payment of Expenses	435
General	435
Master Servicing Compensation	439
Special Servicing Compensation	443
Disclosable Special Servicer Fees	447
Certificate Administrator and Trustee Compensation	448
Operating Advisor Compensation	448
Asset Representations Reviewer Compensation	449
CREFC® Intellectual Property Royalty License Fee	450
Appraisal Reduction Amounts	451
Maintenance of Insurance	459
Modifications, Waivers and Amendments	463
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	469
Inspections	471
Collection of Operating Information	472
Special Servicing Transfer Event	473
Asset Status Report	476
Realization Upon Mortgage Loans	479
Sale of Defaulted Loans and REO Properties	482
The Directing Certificateholder	485
General	485
Major Decisions	487
Asset Status Report	491
Replacement of a Special Servicer	492
Control Termination Event and Consultation Termination Event	492
Servicing Override	494
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	495
Rights of the Holders of Serviced Pari Passu Companion Loans	495
Limitation on Liability of Directing Certificateholder	495
The Operating Advisor	496
General	496
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	497
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	498
Recommendation of the Replacement of a Special Servicer	500
Eligibility of Operating Advisor	500
Other Obligations of Operating Advisor	501
Delegation of Operating Advisor’s Duties	502
Termination of the Operating Advisor With Cause	502
Rights Upon Operating Advisor Termination Event	503
Waiver of Operating Advisor Termination Event	504
Termination of the Operating Advisor Without Cause	504
Resignation of the Operating Advisor	504
Operating Advisor Compensation	505
The Asset Representations Reviewer	505

Asset Review	505
Asset Review Trigger	505
Asset Review Vote	507
Review Materials	507
Asset Review	509
Eligibility of Asset Representations Reviewer	510
Other Obligations of Asset Representations Reviewer	511
Delegation of Asset Representations Reviewer’s Duties	512
Asset Representations Reviewer Termination Events	512
Rights Upon Asset Representations Reviewer Termination Event	513
Termination of the Asset Representations Reviewer Without Cause	513
Resignation of Asset Representations Reviewer	514
Asset Representations Reviewer Compensation	514
Limitation on Liability of Risk Retention Consultation Party	514
Replacement of a Special Servicer Without Cause	515
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	517
Termination of a Master Servicer or Special Servicer for Cause	518
Servicer Termination Events	518
Rights Upon Servicer Termination Event	520
Waiver of Servicer Termination Event	522
Resignation of a Master Servicer or Special Servicer	522
Limitation on Liability; Indemnification	523
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	526
Dispute Resolution Provisions	527
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	527
Repurchase Request Delivered by a Party to the PSA	527
Resolution of a Repurchase Request	528
Mediation and Arbitration Provisions	531
Servicing of the Non-Serviced Mortgage Loans	532
Servicing of the Burlingame Point Mortgage Loan	535
Rating Agency Confirmations	536
Evidence as to Compliance	538
Limitation on Rights of Certificateholders to Institute a Proceeding	540
Termination; Retirement of Certificates	540
Amendment	542
Resignation and Removal of the Trustee and the Certificate Administrator	545
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	546
Certain Legal Aspects of Mortgage Loans	546
General	548
Types of Mortgage Instruments	548
Leases and Rents	548
Personalty	549
Foreclosure	549
General	549
Foreclosure Procedures Vary from State to State	549
Judicial Foreclosure	550
Equitable and Other Limitations on Enforceability of Certain Provisions	550
Nonjudicial Foreclosure/Power of Sale	550
Public Sale	551
Rights of Redemption	552
Anti-Deficiency Legislation	552

Leasehold Considerations	553
Cooperative Shares	553
Bankruptcy Laws	554
Environmental Considerations	560
General	560
Superlien Laws	560
CERCLA	560
Certain Other Federal and State Laws	561
Additional Considerations	562
Due-on-Sale and Due-on-Encumbrance Provisions	562
Subordinate Financing	562
Default Interest and Limitations on Prepayments	563
Applicability of Usury Laws	563
Americans with Disabilities Act	563
Servicemembers Civil Relief Act	564
Anti-Money Laundering, Economic Sanctions and Bribery	564
Potential Forfeiture of Assets	565
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	565
Pending Legal Proceedings Involving Transaction Parties	568
Use of Proceeds	568
Yield and Maturity Considerations	568
Yield Considerations	568
General	568
Rate and Timing of Principal Payments	568
Losses and Shortfalls	570
Certain Relevant Factors Affecting Loan Payments and Defaults	571
Delay in Payment of Distributions	572
Yield on the Certificates with Notional Amounts	572
Weighted Average Life	573
Pre-Tax Yield to Maturity Tables	578
Material Federal Income Tax Considerations	587
General	587
Qualification as a REMIC	588
Status of Offered Certificates	590
Exchangeable Certificates	590
Taxation of Regular Interests Underlying an Exchangeable Certificate	591
Taxation of Regular Interests	591
General	591
Original Issue Discount	591
Acquisition Premium	594
Market Discount	594
Premium	595
Election To Treat All Interest Under the Constant Yield Method	596
Treatment of Losses	596
Yield Maintenance Charges and Prepayment Premiums	597
Sale or Exchange of Regular Interests	597
Taxes That May Be Imposed on a REMIC	598
Prohibited Transactions	598
Contributions to a REMIC After the Startup Day	599
Net Income from Foreclosure Property	599
REMIC Partnership Representative	599
Taxation of Certain Foreign Investors	600

FATCA	601
Backup Withholding	601
Information Reporting	601
3.8% Medicare Tax on “Net Investment Income”	601
Reporting Requirements	602
Certain State and Local Tax Considerations	603
Method of Distribution (Conflicts of Interest)	603
Incorporation of Certain Information by Reference	607
Where You Can Find More Information	607
Financial Information	608
Certain ERISA Considerations	608
General	608
Plan Asset Regulations	609
Administrative Exemptions	609
Insurance Company General Accounts	612
Legal Investment	613
Legal Matters	614
Ratings	614
Index of Defined Terms	618

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2021-BNK34 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND

DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO

MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING

COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE

CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS

AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of

Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2021-BNK34.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2021-BNK34, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	Bank of America, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Morgan Stanley Bank, N.A., a national banking association

●	Bank of America, National Association, a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

●	National Cooperative Bank, N.A., a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	14	$375,675,000	36.4%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	13	323,898,260	31.3
Bank of America, National Association	Bank of America, N.A.	9	265,433,900	25.7
National Cooperative Bank, N.A.(2)	National Consumer Cooperative Bank or National Cooperative Bank, N.A.	20	68,338,485	6.6
Total		56	$1,033,345,645	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)	Fifteen (15) of the mortgage loans (5.3%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to thirty-six (36) of the mortgage loans (93.4%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to twenty (20) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.) (6.6%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	Greystone Servicing Company LLC, a Delaware limited liability company, will act as initial special servicer with respect to thirty-six (36) of the mortgage loans (93.4%). National Cooperative Bank, N.A. will act as the special servicer with respect to twenty (20) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are sold to the depositor by National Cooperative Bank, N.A.) (6.6%). Greystone Servicing Company LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. Greystone Servicing Company LLC and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal special servicing offices of Greystone Servicing Company LLC are located at 5221 N. O’Connor Blvd. Suite 800, Irving, Texas 75039. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Greystone Servicing Company LLC is expected to be appointed a special servicer by Eightfold Real Estate Capital Fund V, L.P. or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. Eightfold Real Estate Capital Fund V, L.P., or its affiliate, is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to those mortgage loans secured by residential cooperative properties that are sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2021-BNK34. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55415. See “Transaction

Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class G and Class H certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class H certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, Eightfold Real Estate Capital Fund V, L.P. or an affiliate is expected to purchase the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class V certificates, and that Eightfold Real Estate Capital Fund V, L.P. or an affiliate is expected to be appointed as the initial directing certificateholder.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage

Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no servicing shift whole loans. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	The United States General Services Administration for use by the U.S. Department of Justice (together, the “GSA-USDOJ”) is the sole tenant at the Four Constitution Square mortgaged property (8.0%) and the 99.0% tenant at the Three Constitution Square mortgaged property (5.6%), representing in total approximately 13.6% of the cash flow of the initial pool of mortgage loans and therefore the GSA-USDOJ is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB with respect to this offering. The information required with respect to the GSA-USDOJ as a “significant obligor” pursuant to Item 1112(a) is set forth in Annex A-2 and Annex A-3, and no financial information will be provided with respect to the GSA-USDOJ as a “significant obligor” pursuant to Item 1112(b) based on Instruction 1 to Item 1112(b) which states that “[n]o information need be provided pursuant to paragraph (b) of this section if the obligations of the significant obligor as they relate to the pool assets are backed by the full faith and credit of the United States.” See “Description of the Mortgage Pool—Significant Obligor” in this prospectus.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in June 2021 (or, in the case of any mortgage loan that has its first payment due date after June 2021, the date that would have been its payment due date in June 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about June 24, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York, North Carolina, Texas or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	June 2026
Class A-2	June 2026
Class A-3	May 2028
Class A-SB	May 2031
Class A-4	May 2031(1)
Class A-5	June 2031(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2031(1)
Class B	June 2031(1)
Class C	June 2031(1)

(1)	Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in June 2063.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-BNK34:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-SB

●	Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2

●	Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2

●	Class X-A

●	Class X-B

●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2

●	Class B, Class B-1, Class B-2, Class B-X1, Class B-X2

●	Class C, Class C-1, Class C-2, Class C-X1, Class C-X2

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance		Approx. Initial Credit Support(1)
Class A-1	$4,820,000		0.47%		30.000%
Class A-2	$66,608,000		6.45%		30.000%
Class A-3	$8,695,000		0.84%		30.000%
Class A-SB	$7,221,000		0.70%		30.000%
Class A-4	$167,000,000	(2)	16.16	%(2)	30.000%
Class A-5	$432,830,000	(2)	41.89	%(2)	30.000%
Class X-A	$687,174,000		NAP		NAP
Class X-B	$171,794,000		NAP		NAP
Class A-S	$68,718,000	(2)	6.65	%(2)	23.000%
Class B	$65,036,000	(2)	6.29	%(2)	16.375%
Class C	$38,040,000	(2)	3.68	%(2)	12.500%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate credit support for the Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate credit support for the Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate credit support for the Class C trust component. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than Class V and Class R certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	0.5710%
Class A-2	1.9350%
Class A-3	1.8070%
Class A-SB	2.1870%
Class A-4(2)	2.1560%
Class A-5(2)	2.4380%
Class X-A	0.9801%
Class X-B	0.5175%
Class A-S(2)	2.5720%
Class B(2)	2.7540%
Class C(2)	3.1080%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-S certificates for any distribution date will, in each case, be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rates for the Class B and Class C certificates for any distribution date will, in each case, be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.08000%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25000% per annum subject to a minimum monthly fee of $3,500.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00746%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan but not any related companion loan) at a rate equal to 0.00122% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of a Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Burlingame Point	0.00250% per annum	0.25000%
261-275 Amsterdam Avenue	0.00250% per annum	0.25000%(2)

(1)	Included as part of the Servicing Fee Rate.

(2)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.

Distributions

A.   Allocation between

RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by 95%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B.   Amount and Order

of Distributions on

Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributable to the Class V certificates) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, (f) sixth, to principal on the Class A-5 trust component, until the certificate balance of the Class A-5 trust component has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust component other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, and the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, to reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of the non-retained certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

D.   Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E.   Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which losses allocated to the non-retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distributions”.

(2)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.

(3)	The Class X-D, Class X-F, Class X-G and Class X-H certificates and RR Interest are non-offered certificates.

(4)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class V and Class R Certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2,

Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates (other than the Class V and Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class V and Class R Certificates), on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loans with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred

(and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be fifty-six (56) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in seventy-one (71) commercial, multifamily or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,033,345,645.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the fifty-six (56) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
375 Pearl Street	$ 100,000,000	9.7%	$ 120,000,000	N/A	60.3%	60.3%	2.67x	2.67x
Four Constitution Square	$ 83,000,000	8.0%	$ 55,000,000	N/A	45.2%	45.2%	4.54x	4.54x
U.S. Steel Tower	$ 70,000,000	6.8%	$ 90,000,000	$ 40,000,000	41.9%	52.4%	2.85x	1.98x
Burlingame Point	$ 60,000,000	5.8%	$ 320,000,000	$ 240,000,000	38.0%	62.0%	4.72x	2.89x
Three Constitution Square	$ 58,000,000	5.6%	$ 38,000,000	N/A	43.2%	43.2%	4.94x	4.94x
Fortune 7 Leased Campus	$ 50,000,000	4.8%	$ 28,000,000	N/A	62.9%	62.9%	3.32x	3.32x
261-275 Amsterdam Avenue	$ 40,000,000	3.9%	$ 55,000,000	N/A	63.3%	63.3%	1.97x	1.97x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans, but excluding any related mezzanine debt and/or subordinate companion loans.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

Each of the 375 Pearl Street whole loan, the Four Constitution Square whole loan, the U.S. Steel Tower whole loan, the Three Constitution Square and the Fortune 7 Leased Campus whole loan will be serviced by the general master servicer and the general special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Burlingame Point	BGME 2021-VR	5.8%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association
261-275 Amsterdam Avenue	BANK 2021-BNK33	3.9%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Burlingame Point	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Prima Capital Advisors LLC, as agent for its managed account
261-275 Amsterdam Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF IV Debt AIV, LP

(1)	As of the closing date of the related securitization.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Certain appraisals were prepared prior to the COVID-19 pandemic and do not account for the effects of the pandemic on the related mortgaged properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,033,345,645
Number of mortgage loans	56
Average Cut-off Date Balance per mortgage loan	$18,452,601
Number of mortgaged properties	71
Range of Cut-off Date Balances	$998,496 to $100,000,000
Average Cut-off Date Balance per mortgaged property	$14,554,164
Range of Interest Rates	2.537% to 4.790%
Weighted average Interest Rate	3.298%
Range of original terms to maturity/anticipated repayment date(2)	60 months to 121 months
Weighted average original term to maturity/anticipated repayment date(2)	114 months
Range of remaining terms to maturity/anticipated repayment date(2)	60 months to 121 months
Weighted average remaining term to maturity/anticipated repayment date(2)	114 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	375 months
Range of remaining amortization terms(3)	240 months to 480 months
Weighted average remaining amortization term(3)	374 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(7)	3.4% to 71.4%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(7)	51.4%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)(7)	3.0% to 69.7%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)(7)	51.0%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.50x to 15.76x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	3.43x
Range of U/W NOI Debt Yields(5)(6)(7)	7.3% to 64.2%
Weighted average U/W NOI Debt Yield(5)(6)(7)	11.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	72.9%
Interest Only - ARD	13.6%
Interest Only - Amortizing ARD	5.8%
Amortizing Balloon	4.9%
Interest Only, Amortizing Balloon	2.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of three (3) mortgage loans (19.5%) with an anticipated repayment date, calculated as of the related anticipated repayment date.

(3)	Excludes thirty-six (36) mortgage loans (92.4%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of any mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the U.S. Steel Tower mortgage loan (6.8%) the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 52.4%, 52.4%, 1.98x and 9.2%, respectively. With respect to the Burlingame Point mortgage loan (5.8%) the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 62.0%, 62.0%, 2.89x and 8.9%, respectively.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(7)	For certain of the mortgage loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the mortgage loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

(8)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to six (6) of the mortgaged properties (18.7%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Three (3) mortgage loans (21.7%) vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National

Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization

Regulation and UK

Securitization Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in June 2031 and the Four Constitution Square mortgage loan, the Burlingame Point mortgage loan or the Three Constitution Square mortgage loan is still an asset of the trust, then such mortgage loan(s) will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a

“qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC, as further described under “Material Federal Income Tax Considerations”.

In addition, the portion of the issuing entity consisting of the entitlement to excess interest accrued on the mortgage loans with an anticipated repayment date and the related distribution account will be treated as a trust and the holders of the Class V certificates and the RR Interest will be treated as the beneficial owners of such entitlement for federal income tax purposes (a “grantor trust”), as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will represent regular interests issued with original issue discount and that the Class A-1, Class A-2, Class A-3 and Class A-SB certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

•	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

•

Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

•

Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.

•

Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, self-storage and parking) may present additional risks.

•

Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

•

Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

•

Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

•	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

•

Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

•	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

•	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

•	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

•	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

•

Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

•	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

•

Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

•

Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

•

Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

•	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

•	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, as to whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contractions will cease and when steady economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). See “Description of the Mortgage Pool—COVID-19 Considerations”. You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the applicable master servicer and the applicable special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

•

office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases;

•

retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;

•

multifamily, residential cooperative and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

•	hospitality properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally; and

•

properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to all the property types listed above, the borrowers with respect to mortgage loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of mortgage loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions.  When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicers, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicers and special servicers operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic.  See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider, as the country reopens, the impact that a surge in COVID-19 cases could have on economic conditions.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already sought such arrangements. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations” and see also Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments.  While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans, which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans, which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur;

•	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

•

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Sale-Leaseback Transactions Also Have Risks

The 3041 Sunrise Boulevard Mortgaged Property (0.9%) was the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower or by the immediately preceding property owner. Each of these mortgaged properties are leased to a tenant, who is a former owner of the mortgaged property, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract.  In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition.  As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans that are subject to sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

•

certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age or income of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

•	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP ACT”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

•

the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

•

the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

•

the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•

the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

•

that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property. See “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate.  The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units.  The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1.

The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but in some cases taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser.  However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties. See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property.  Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages.  The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The

value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease.  Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-

anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties (also referred to herein as manufactured housing properties), including:

•	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing community property;

•

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Certain of the manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units.  Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

•

if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

•

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2021. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.  See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans.  See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.  We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated, rent stabilized or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates.  The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized upon a sale of such property following foreclosure of a mortgage loan secured by a residential cooperative property. Upon foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. The projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property.  The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan.  Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

•

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications,

Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. However, in the case of certain Shari’ah compliant mortgage loans, including the Shari’ah compliant mortgage loans included in the mortgage pool, the related master lease payments do not match, and therefore may not fully cover, the debt service payments, or do not cover reserve payments.

By its terms, the master lease is subordinate to the related mortgage loan.  However, in some cases, including in the case of the Shari’ah compliant mortgage loans included in the mortgage pool, the master lease may not provide that the lender is a beneficiary of the subordination provisions or may provide that the master tenant has no responsibility under the loan documents or to the lender. In such circumstances the master tenant may be able to assert defenses in the event that the lender seeks to terminate the master lease upon a foreclosure, which, if successful, could allow the master lease to remain in place and the master tenant to remain in control of the related property.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee.

If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property.

Shari’ah compliant loans may in some instances provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender. However, under applicable state law, including the laws of states where the mortgaged properties securing the Shari’ah compliant mortgage loans included in the mortgage pool are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender does not have a perfected security interest in the leases and rents of the underlying tenants.

The foregoing arrangements may adversely affect the ability of the lender to enforce the related mortgage loan or the amount received upon enforcement, particularly in the event of a bankruptcy of the borrower or master tenant.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial interest rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates and the RR Interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” and Annex A-3.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, a master servicer, the certificate administrator, the custodian, the anticipated initial risk retention consultation party, and the holder of a companion loan relating to the 375 Pearl Street whole loan, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity.

Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s, Morgan Stanley Bank, N.A.’s or Bank of America, National Association’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association (in each case as holders of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.

Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association, each affiliates of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer and special servicer with respect to the mortgage loans sold to the depositor by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by

National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2021-BNK34 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Greystone Servicing Company LLC is expected to act as a special servicer, and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the retaining sponsor and the holder of a companion loan relating to the 375 Pearl Street whole loan, will be a holder of a portion of the RR Interest and will be the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association will also be a master servicer, the custodian and the certificate administrator under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC or any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Eightfold Real Estate Capital Fund V, L.P., or its affiliate, will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the applicable special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

Whole Loan	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Party(1)
Burlingame Point	BGME 2021-VR	BGME 2021-VR	Prima Capital Advisors, as agent for its managed account
261-275 Amsterdam Avenue	BANK 2021-BNK33	BANK 2021-BNK33	RREF IV Debt AIV, LP

(1)

As of the closing date of the related securitization. The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to each serviced whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class V certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a) in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b) in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c) in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and the EU Investor Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor“.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK law by virtue of the EUWA (and the UK Investor Requirements apply also to certain consolidated affiliates of such CRR firms). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor“. Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Investor Requirements. Under such arrangements, until March 31, 2022, subject to applicable conditions and in certain respects, a UK Institutional Investor may be permitted to comply with a provision of the EU Securitization Regulation to which it would have been subject before the UK Securitization Regulation came into effect, in place of a corresponding provision of the UK Securitization Regulation.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to ”each Securitization Regulation”, ”either Securitization Regulation” or ”the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the ”SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the ”SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as ”SR Institutional Investors”; and (e) a ”third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the ”applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i) where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii) in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv) where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions, including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date.

Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates (other than the Class V and Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates (other than the Class V and Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates (other than the Class V and Class R Certificates), first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3 or Class A-SB certificates or the Class A-4 or Class A-5 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates (other than the Class V and Class R Certificates) and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the applicable special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling noteholder with respect to a non-serviced mortgage loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

 (i)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

 (ii)   may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder may act solely in its own best interest;

 (iii)   does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder does not have any duties to any other person;

 (iv)   may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or the related controlling noteholder) over the interests of the holders of one or more other classes of certificates; and

 (v)   will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan, will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Any Master Servicer, any Sub-Servicer, any Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicers, any sub-servicer, the special servicers, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect any master servicer’s, any sub-servicer’s or any special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that any master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “The Pooling and Servicing Agreement—The Certificate Administrator” in this prospectus, Wells Fargo Bank, the certificate administrator, intends to enter into a transaction to transfer its duties, obligations and rights as certificate administrator and custodian to Computershare Ltd or an affiliate (“Computershare”), or to otherwise engage Computershare to act as Wells Fargo Bank’s agent with respect to its duties, obligations and rights as certificate administrator and custodian. A business combination transaction of the size and nature of the transaction between Wells Fargo Bank and Computershare may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo Bank of its certificate administrator role to Computershare, or the engagement of Computershare as its agent, will not cause disruptions in the performance of its duties and obligations as certificate administrator and custodian under the Pooling and Servicing Agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the applicable master servicer or the applicable special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Loan Modifications Related to COVID-19

On April 13, 2020, the IRS issued REMIC guidance under Revenue Procedure 2020-26 regarding forbearance granted to mortgage loan borrowers experiencing financial hardship due to the COVID-19 emergency. Under Revenue Procedure 2020-26, REMICs can grant forbearance relief to COVID-19-affected borrowers of mortgage loans without suffering certain adverse tax consequences. In particular, a COVID-19 related modification of a mortgage loan held by a REMIC, by itself, will not jeopardize the treatment of such mortgage loan as a “qualified mortgage” for REMIC tax purposes and will not jeopardize the tax status of the REMIC that holds such loan as a “REMIC” for federal income tax purposes. In addition, if a mortgage loan satisfied the “principally secured” test (see “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates”) at the time of origination, such loan will not be re-tested for such purpose solely because there was a COVID-19 related modification after origination. The relief generally applies to mortgage loans where forbearance (i) is put in place between March 27, 2020 and December 31, 2020, and (ii) lasts for a period of six months or less or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure. On January 14, 2021, the IRS issued Revenue Procedure 2021-12 extending the expiration date relevant to the application of the aforementioned safe harbor to September 30, 2021.

The applicable special servicer will be allowed to grant a forbearance on a mortgage loan related to the global COVID-19 emergency only if (i) prior to September 30, 2021, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such mortgage loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC tax consequence.

This could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of offered certificates.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the United States Internal Revenue Code of 1986, as amended.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●

Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●

legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●

increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●

investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of fifty-six (56) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,033,345,645 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in June 2021 (or, in the case of any Mortgage Loan that has its first payment due date after June 2021, the date that would have been its payment due date in June 2021 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Seven (7) Mortgage Loans (44.6%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	14	22	$375,675,000	36.4%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	13	19	323,898,260	31.3
Bank of America, National Association	Bank of America, N.A.	9	10	265,433,900	25.7
National Cooperative Bank, N.A.(2)	National Consumer Cooperative Bank or National Cooperative Bank, N.A.	20	20	68,338,485	6.6
Total		56	71	$1,033,345,645	100.0%

(1)

Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)

Fifteen (15) of the Mortgage Loans (5.3%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The 375 Pearl Street Mortgage Loan (9.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.

●

The Burlingame Point Mortgage Loan (5.8%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association. The Burlingame Point Mortgage Loan (5.8%) was purchased by Wells Fargo Bank, National Association from Goldman Sachs Bank USA prior to this securitization, and was re-underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

●

Fifteen (15) of the twenty (20) Mortgage Loans (5.3%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 24, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 375 Pearl Street Mortgage Loan or the 375 Pearl Street Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the 375 Pearl Street Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the 375 Pearl Street Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to the Mortgage Loans secured by residential cooperative properties (the “Co-op Mortgage Loans”), the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below). In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●

in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and

●

in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

With respect to the 375 Pearl Street Mortgage Loan (9.7%), the appraisal concluded to a “Hypothetical Market Value” of $365,000,000 as of May 1, 2021, which assumes contractually obligated free rent, tenant improvements, and capital improvements have been escrowed. The appraisal also concluded to an “As-Is” value of $360,000,000 as of the same date. The appraiser’s “Hypothetical Market Value” and “As-Is” value each include an estimated $1,600,000 of value for the New York City Industrial and Commercial Abatement Program (“ICAP”) tax benefits.

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the borrower has informed the lender that it has applied for an ICAP tax abatement, which has not yet been received. See “—Real Estate and Other Tax Considerations”. The Appraised Value assumes that the ICAP is in place and has a net present value of $10,930,895. If such net present value of $10,930,895 was excluded from the Appraised Value of $100,500,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 71.5%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained. In addition, the appraised value is a “Market Value Subject to Capital Reserve Account” value as of January 27, 2021 of $100,500,000, which assumes that the remaining tenant improvements and free rent associated with the Target and H & M spaces, totaling $1,550,000 was placed in an escrow account, which would transfer with the real estate. At origination, $569,025 was reserved for tenant improvements and leasing commissions for Target and $722,222 was reserved for rent credit for H & M. The “as-is” market value without such assumption is $99,100,000.

With respect to the 261-275 Amsterdam Avenue Mortgage Loan (3.9%), the “as is” appraised value of $150,100,000 is subject to the extraordinary assumption of a capital reserve account to complete $519,452 of façade repairs at the Mortgaged Property, as well as $50,000 of renovations to one residential unit. At origination, such amounts were reserved with the lender. The “as is” appraised value without such extraordinary assumption is $149,600,000.

With respect to the Brookwood Self Storage Portfolio Mortgage Loan (3.1%), the Appraised Value of $63,750,000 reflects a pool-level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The aggregate of the individual mortgaged property appraised values is $59,800,000.

With respect to the 57 Prince Street Mortgage Loan (1.7%), the appraised value of $27,300,000 represents the “Market Value and an Escrow Account”, which assumes that an escrow account is funded with $400,000 for the completion of the Unit 5F expansion at origination and that beneficial interest in the account is transferrable to a potential buyer of the Mortgaged Property. At origination, $400,000 was escrowed, to be released upon delivery to the lender of (i) evidence of completion of the expansion work for Unit 5F and (ii) evidence that the expanded space has been leased at rental rates and terms comparable to existing local market rates and terms for similar properties. The “as-is” market value without such escrow account is $26,900,000.

With respect to the Burlington Merrillville IN Mortgage Loan (0.5%), the appraised value represents the Market Value Assuming No Free Rent of $7,600,000. At origination $88,270 was reserved, which represents the tenant’s remaining free rent. The “as is” appraised value without such assumption is $7,500,000.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Burlingame Point(1)	5.8%	38.0%	38.0%	$1,000,000,000	42.2%	42.2%	$900,000,000

(1)

The Other Than “As-Is” values shown above represent the “Hypothetical As If Stabilized” appraised value of $1,000,000,000, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as building 3, building 4 and the amenity space is January 14, 2021.

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the borrower has informed the lender that it has applied for an ICAP tax abatement but such ICAP tax abatement has not yet been received. See “—Real Estate and Other Tax Considerations”. The Appraised Value assumes that the ICAP is in place and has a net present value of $10,930,895. If such net present value of $10,930,895 was excluded from the Appraised Value of $100,500,000, the Cut-off Date LTV Ratio and the Maturity Date/ARD LTV Ratio would each be 71.5%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the borrower has informed the lender that it has applied for an ICAP tax abatement but such ICAP tax abatement has not yet been received. See “—Real Estate and Other Tax Considerations”. The Appraised Value assumes that the ICAP is in place and has a net present value of $10,930,895. If such net present value of $10,930,895 was excluded from the Appraised Value of $100,500,000, the Cut-off Date LTV Ratio would be 71.5%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the borrower has informed the lender that it has applied for an ICAP tax abatement, which has not yet been received. See “—Real Estate and Other Tax Considerations”. Approximately $1,108,223 of ICAP benefits was underwritten. Excluding such ICAP benefits, the U/W NCF DSCR would be 1.48x.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity/ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity/ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the borrower has informed the lender that it has applied for an ICAP tax abatement, which has not yet been received. See “—Real Estate and Other Tax Considerations”. The Appraised Value assumes that the ICAP is in place and has a net present value of $10,930,895. If such net present value of $10,930,895 was excluded from the Appraised Value of $100,500,000, the LTV Ratio at Maturity/ARD would be 71.5%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Underwritten Economic Occupancy is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●

“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●

“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●

“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity/ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity/ARD” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties (other than residential cooperative properties), the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption percentage reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or ”U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of

Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the borrower has informed the lender that it has applied for an ICAP tax abatement, which has not yet been received. See “—Real Estate and Other Tax Considerations”. Approximately $1,108,223 of ICAP benefits was underwritten. Excluding such ICAP benefits, the U/W NCF Debt Yield would be 5.9%.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or ”U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI”, U/W Net Operating Income or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See

“Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the borrower has informed the lender that it has applied for an ICAP tax abatement, which has not yet been received. See “—Real Estate and Other Tax Considerations”. Approximately $1,108,223 of ICAP benefits was underwritten. Excluding such ICAP benefits, the U/W NOI DSCR would be 1.59x.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the borrower has informed the lender that it has applied for an ICAP tax abatement, which has not yet been received. See “—Real Estate and Other Tax Considerations”. Approximately $1,108,223 of ICAP benefits was underwritten. Excluding such ICAP benefits, the U/W NOI Debt Yield would be 6.3%.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units” means (a) in the case of a Mortgaged Property operated as multifamily housing, or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity/ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to Mortgage Loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow” or “U/W Net Cash Flow, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as and to the extent set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement / FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to the National Cooperative Bank, N.A. Mortgage Loans that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of May 27, 2021, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of May 27, 2021, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of May 27, 2021, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable Mortgage Loan document (with the applicable interest rate determined using the Prime Rate in effect as of May 27, 2021 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,033,345,645
Number of Mortgage Loans	56
Average Cut-off Date Balance per Mortgage Loan	$18,452,601
Number of Mortgaged Properties	71
Range of Cut-off Date Balances	$998,496 to $100,000,000
Average Cut-off Date Balance per Mortgaged Property	$14,554,164
Range of Interest Rates	2.537% to 4.790%
Weighted average Interest Rate	3.298%
Range of original terms to maturity/Anticipated Repayment Date(2)	60 months to 121 months
Weighted average original term to maturity/Anticipated Repayment Date(2)	114 months
Range of remaining terms to maturity/Anticipated Repayment Date(2)	60 months to 121 months
Weighted average remaining term to maturity/Anticipated Repayment Date(2)	114 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	375 months
Range of remaining amortization terms(3)	240 months to 480 months
Weighted average remaining amortization term(3)	374 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(7)	3.4% to 71.4%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(7)	51.4%
Range of LTV Ratios at Maturity/ARD(2)(4)(5)(6)(7)	3.0% to 69.7%
Weighted average LTV Ratio at Maturity/ARD(2)(4)(5)(6)(7)	51.0%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.50x to 15.76x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	3.43x
Range of U/W NOI Debt Yields(5)(6)(7)	7.3% to 64.2%
Weighted average U/W NOI Debt Yield(5)(6)(7)	11.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	72.9%
Interest Only - ARD	13.6%
Interest Only - Amortizing ARD	5.8%
Amortizing Balloon	4.9%
Interest Only, Amortizing Balloon	2.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of the three (3) Mortgage Loans (19.5%) with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(3)	Excludes thirty-six (36) Mortgage Loans (92.4%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)

LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity/ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)

In the case of any Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the U.S. Steel Tower Mortgage Loan (6.8%) the related Cut-off Date LTV Ratio, LTV Ratio at Maturity/ARD, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 52.4%, 52.4%, 1.98x and 9.2%, respectively. With respect to the Burlingame Point Mortgage Loan (5.8%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity/ARD, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 62.0%, 62.0%, 2.89x and 8.9%, respectively.

(6)

For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)

For certain of the Mortgage Loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the Mortgage Loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

(8)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.

The issuing entity will include two (2) Mortgage Loans (2.2%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	9	$531,150,000	51.4%
CBD	6	376,900,000	36.5
Suburban	3	154,250,000	14.9
Multifamily	32	$155,783,485	15.1%
Garden	11	80,445,000	7.8
Cooperative	21	75,338,485	7.3
Retail	9	$151,128,260	14.6%
Anchored	5	131,995,000	12.8
Single Tenant	3	11,693,422	1.1
Shadow Anchored	1	7,439,837	0.7
Self Storage	14	$86,650,000	8.4%
Self Storage	14	86,650,000	8.4
Mixed Use	3	$60,275,000	5.8%
Multifamily/Retail	1	40,000,000	3.9
Retail/Multifamily	1	17,600,000	1.7
Self Storage/Retail	1	2,675,000	0.3
Leased Fee	1	$27,108,900	2.6%
Leased Fee	1	27,108,900	2.6
Industrial	2	$18,750,000	1.8%
Flex	2	18,750,000	1.8
Manufactured Housing(2)	1	$2,500,000	0.2%
Manufactured Housing	1	2,500,000	0.2
Total	71	$1,033,345,645	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	In this prospectus, a Mortgaged Property referred to as “Manufactured Housing” means a manufactured housing community property.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●

With respect to the U.S. Steel Tower Mortgage Loan (6.8%) parking at the Mortgaged Property is located in an underground parking garage. One entryway to the parking garage is located on an adjacent parcel which is not owned by the borrower but is used by it pursuant to a license granted under an ordinance of the City of Pittsburgh enacted June 5, 1967, for a period of 40 years, which commenced upon filing of a certificate of acceptance by the property owner, and with three 20-year automatic renewal periods (provided that renewal is conditioned on the need for such traffic regulation existing on the date of commencement of the renewal period), unless the borrower notifies the City of Pittsburgh it does not wish to renew; provided that the City of Pittsburgh may terminate the license if it determines the existing street pattern should change. The borrower has (i) represented and warranted that if the parking access license were to terminate, there would be sufficient alternate access to the parking garage located at the Mortgaged Property such that no material adverse effect would be reasonably likely to occur as the result of such termination, and (ii) agreed that if the parking access license terminates, it will perform all reasonably necessary alterations to the Mortgaged Property.

●

With respect to the Burlingame Point Mortgage Loan (5.8%), the Mortgaged Property is comprised of borrower’s fee interest in four office and research/development buildings totaling 771,626 leasable square feet, together with an amenity building of approximately 33,492 square feet and related parking. The borrower has obtained final certificates of occupancy with respect to the core and shell of the four office/R&D buildings and the amenity building. Facebook has obtained temporary certificates of occupancy for Building 1 and Building 2 and is in the process of completing its finish-out work to obtain temporary certificates of occupancy with respect to Building 3, Building 4 and the amenity building. The loan documents require the borrower to do or cause to be done all things necessary to preserve, renew and keep in full force and effect all certificates of occupancy necessary for the continued use and operation of the Mortgaged Property. See also “—Litigation and Other Considerations”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●

With respect to the Summerhill Pointe Apartments Mortgage Loan (5.8%), the Mortgaged Property includes eight (8) units where the related tenant pays a portion of their rent using a Section 8 housing assistance program voucher.

●

With respect to the 261-275 Amsterdam Avenue Mortgage Loan (3.9%), the related Mortgaged Property is a mixed use multifamily and commercial property that includes 133 apartment units, including 60 rent stabilized apartment units and seven rent-controlled apartment units, which rent regulated units are subject to the HSTP Act.

●

With respect to the 57 Prince Street Mortgage Loan (1.7%), the related Mortgaged Property is a mixed use multifamily and commercial property that includes 8 apartment units. Four of such units are Interim Multiple Dwelling (“IMD”) units. The IMD units are under the jurisdiction of the New York City Loft Board, and the borrower is legally prohibited from increasing the related tenants’ rent, unless such increase is provided by law. The monthly rents generated by the IMD units range from $690 to $1,379, while the monthly market rents for such units (if they were not IMD units) according to the related appraisal, would range from $8,000 to $18,000 per unit. The building is a joint live/work quarters property, which is a building designation for artists’ live/work spaces. One of the units at the Mortgaged Property, Unit 5R, comprising approximately 14.1% of effective gross income and 15.1% of net rentable area, is leased to one of the borrower sponsors at an annual rent that is approximately 36.3% above the estimated market rent for such unit set forth in the related appraisal.

●

With respect to the Adar New Haven Multifamily Portfolio (0.8%), as to which the related Mortgaged Properties are located in New Haven, Connecticut, according to the borrower sponsor, approximately 15% of the related units are leased to undergraduate and graduate students. In addition, approximately 17 of the 99 units (17.2%) are leased to tenants that pay rent using Section 8 housing vouchers. Crime searches revealed two burglaries at the Mortgaged Properties in the last five years.

●

With respect to the 31 Jane Street Mortgage Loan (0.7%), the Mortgaged Property is a residential cooperative property. Eight of the 126 units are owned by the original sponsor of the cooperative conversion (the “Coop Conversion Sponsor”), of which seven such units are rent stabilized, and are subject to the HSTP Act. For purposes of determining the “Coop-Rental Value” Appraised Value of the Mortgaged Property, which assumes the Mortgaged Property will be operated as a multifamily rental property, the average rent for the Mortgaged Property was based on estimated market rents as determined by the appraisal (other than for the 7 Coop Conversion Sponsor owned rent stabilized units, as to which the rent stabilization was taken into account). However, in addition to such 7 Coop Conversion Sponsor owned units, all or a portion of the other units were rent stabilized or rent controlled prior to the conversion to a cooperative property. The rent restrictions that applied to these units that were rent restricted prior to the co-op conversion would apply again to all of such units after foreclosure if the lender were to foreclose on the Mortgaged Property and to operate it as a multifamily rental property.

●

With respect to the Eastgate & Estes Multifamily Portfolio Mortgage Loan (0.7%), the Estes Park Apartments Mortgaged Property is subject to low-income housing rent restrictions by the South Dakota Housing Development Authority and U.S. Department of Housing and Urban Development and related acts, programs, rules, regulations and policies referred to as a “HOME Program” as established by a recorded Declaration of Land Use Restrictive Covenants (Multiple Family) for South Dakota Housing Development Authority Home Program, (the “Estes Park Apartments Housing Agreement”) which remain place until June 30, 2039. The borrower received its last rent increase approval from the South Dakota Housing Development Authority for the Estes Park Mortgaged Property on June 11, 2020. The approval provided for a 2.0% rent increase effective August 1, 2020.

●	With respect to the 928 North San Vicente Mortgage Loan (0.5%), two of the 24 units at the Mortgaged Property are leased to the borrower sponsor.

●

With respect to the Lincoln Park Manor Tenant Corp. Mortgage Loan (0.2%), there are 18 sponsor-owned units representing 60.0% of the total units. The sponsor is current on all obligations to the cooperative and does not control a majority of seats on the board of the directors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Residential Cooperative Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the Mortgaged Property previously operated under a temporary certificate of occupancy, which expired in November 2020. According to the borrower, the New York City Department of Buildings inspection that is required in order to begin the process of issuing a renewal temporary certificate of occupancy took place in May 2021. A renewal certificate of occupancy was obtained on June 10, 2021.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●

With respect to the Lowe’s - San Jose, CA Mortgage Loan (2.6%), the related Mortgaged Property is a leased fee property that is ground leased to Lowe’s. The ground tenant is permitted to mortgage its ground leasehold interest, and any leasehold mortgagee will have notice and cure rights with respect to a ground tenant default under the ground lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Properties

In the case of the manufactured housing community properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

●

With respect to the Shamrock MHC Mortgage Loan (0.2%), the related Mortgaged Property includes 6 mobile homes that are owned by an affiliate of the related borrower and leased by such affiliate to tenants. The Mortgage Loan prohibits affiliates of the borrower from owning greater than 2.0% of the mobile homes at such Mortgaged Property at any time. Income from such mobile homes was not underwritten or included in appraised value.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	4	14.6%
Bank branch	5	13.4%
Restaurant/Bakery	3	11.3%
Grocery store	2	2.8%
Automotive Repair	1	1.6%
Co-Working	1	1.5%
Data Center	1	1.5%
Gym, fitness center, spa or health club	1	0.9%

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

With respect to the National Cancer Institute Center Mortgage Loan (8.0%), the single tenant (Leidos Biomedical Research, Inc.) leased space includes mixed/specialty uses: lab space (57.0% GLA/194,630 square feet); office/data center space (24.8% GLA/84,557 square feet); and warehouse/manufacturing space (18.2% GLA/62,084 square feet).

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligor

The United States General Services Administration for use by the U.S. Department of Justice (together, the “GSA-USDOJ”) is the sole tenant at the Four Constitution Square Mortgaged Property (8.0%) and the 99.0% tenant at the Three Constitution Square Mortgaged Property (5.6%), representing in total approximately 13.6% of the cash flow of the initial pool of mortgage loans and therefore the GSA-USDOJ is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB with respect to this offering. The information required with respect to the GSA-USDOJ as a “significant obligor” pursuant to Item 1112(a) is set forth in Annex A-2 and Annex A-3, and no financial information will be provided with respect to the GSA-USDOJ as a “significant obligor” pursuant to Item 1112(b) based on Instruction 1 to Item 1112(b) which states that “[n]o information need be provided pursuant to paragraph (b) of this section if the obligations of the significant obligor as they relate to the pool assets are backed by the full faith and credit of the United States.”

There are no other significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
375 Pearl Street	$ 100,000,000	9.7%	$ 384	2.67x	60.3%	Office
Four Constitution Square	$ 83,000,000	8.0%	$ 280	4.54x	45.2%	Office
National Cancer Institute Center	$ 83,000,000	8.0%	$ 243	3.82x	50.0%	Office
U.S. Steel Tower	$ 70,000,000	6.8%	$ 68	2.85x	41.9%	Office
160-08 Jamaica Avenue	$ 64,000,000	6.2%	$ 479	1.95x	63.7%	Retail
Burlingame Point	$ 60,000,000	5.8%	$ 472	4.72x	38.0%	Office
Summerhill Pointe Apartments	$ 60,000,000	5.8%	$ 104,167	2.37x	51.9%	Multifamily
Three Constitution Square	$ 58,000,000	5.6%	$ 275	4.94x	43.2%	Office
Fortune 7 Leased Campus	$ 50,000,000	4.8%	$ 337	3.32x	62.9%	Office
261-275 Amsterdam Avenue	$ 40,000,000	3.9%	$ 650,685	1.97x	63.3%	Mixed Use
Brookwood Self Storage Portfolio	$ 32,350,000	3.1%	$ 74	3.33x	50.7%	Self Storage
League City Town Center	$ 29,900,000	2.9%	$ 153	2.87x	64.0%	Retail
Lowe’s - San Jose, CA	$ 27,108,900	2.6%	$ 54	2.01x	64.5%	Leased Fee
Securlock 12 Self-Storage Portfolio	$ 18,000,000	1.7%	$ 59	3.44x	54.1%	Self Storage
57 Prince Street	$ 17,600,000	1.7%	$ 880	1.73x	64.5%	Mixed Use
Top 3 Total/Weighted Average	$ 266,000,000	25.7%		3.61x	52.4%
Top 5 Total/Weighted Average	$ 400,000,000	38.7%		3.21x	52.4%
Top 15 Total/Weighted Average	$ 792,958,900	76.7%		3.26x	52.9%

(1)

In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (7.9%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Brookwood Self Storage Portfolio	Multi-Property Loan	$ 32,350,000	3.1%
Securlock 12 Self-Storage Portfolio	Multi-Property Loan	18,000,000	1.7
A Storage Place Portfolio	Multi-Property Loan	15,800,000	1.5
Adar New Haven Multifamily Portfolio	Multi-Property Loan	8,620,000	0.8
Eastgate & Estes Multifamily Portfolio	Multi-Property Loan	6,925,000	0.7
Total		$ 81,695,000	7.9%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

One (1) group of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (13.6%) is not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Four Constitution Square	1	$ 83,000,000	8.0%
Three Constitution Square	1	58,000,000	5.6
Total for Group 1:	2	$ 141,000,000	13.6%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1; provided, however, that no such information is presented on Annex A-1 with respect to the Group 2 Loans since such Mortgage Loans are secured by residential cooperative properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	25	$ 297,338,485	28.8%
California	8	$ 146,278,900	14.2%
District of Columbia	2	$ 141,000,000	13.6%
Nevada	3	$ 85,700,000	8.3%
Maryland	1	$ 83,000,000	8.0%
Pennsylvania	1	$ 70,000,000	6.8%
Ohio	2	$ 53,200,000	5.1%
Other	29	$ 156,828,260	15.2%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout fifteen (15) other states with no more than 3.1% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●

Ten (10) Mortgaged Properties (16.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●

Two (2) Mortgaged Properties (3.2%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Mortgaged Properties located in California, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Six (6) of the Mortgaged Properties (18.7%)(i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Shari’ah Compliant Loan

The Mortgage Loan identified on Annex A-1 as Fortune 7 Leased Campus, representing approximately 4.8% of the Initial Pool Balance, was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Pursuant to the master lease for the Fortune 7 Leased Campus Mortgage Loan (4.8%), the master tenant is required to pay monthly rent in an amount equal to the interest due under the Mortgage Loan plus $10,000 (the estimated cost to the borrower to obtain insurance for the Mortgaged Property, fund property tax payments and perform or cause to be performed structural maintenance at the Mortgaged Property). Pursuant to a Supplemental Agreement between the borrower and the master lessee, the master lessee is required to pay property taxes, obtain insurance, and perform structural maintenance for the Mortgaged Property, and the borrower is required to pay $10,000 monthly to the master lessee for performing such obligations. The master lease provides that it is subject and subordinate to the Mortgage Loan.

Tenancies-in-Common

With respect to the League City Town Center Mortgage Loan (2.9%), Riverdale Commerce Park Mortgage Loan (0.9%), North Ridge Center Mortgage Loan (0.9%), and WAG – Nashville Mortgage Loan (0.4%), the related borrowers own all or a portion of the related Mortgaged Properties as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The 215 W. 75th St. Owners Corp. Mortgage Loan (0.5%) is secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

With respect to the 375 Pearl Street Mortgage Loan (9.7%), the Mortgaged Property is comprised of the related borrower’s unit-ownership in a fractional condominium regime. Generally, the condominium is governed by a three-member board of managers, with matters specifically allocated to so-called “Principal Units” (which includes the borrower’s unit) being governed by a nine-member principal board (the “Principal Board”). The borrower can effectively appoint one member of the current board of managers, and the sponsor’s affiliate (as owner of certain data center units) can appoint an additional member. With respect to the Principal Board, the borrower can appoint three members, and the sponsor’s affiliate (as owner of the data center units) can appoint five additional members. Consequently, the borrower by itself does not have the ability to affirmatively control the day-to-day operations of either the board of managers or the Principal Board; rather, such control could only be achieved with the concurrence of the sponsor affiliate’s appointees. The condominium documents allocate a stipulated share of expenses for general common elements (the land, sidewalks and plazas surrounding the building, support and structural building elements and roof structures) and limited common elements (portions of the land or building that are not part of a unit but reserved for the exclusive use of one or more, but not all, units). The borrower’s share of general common element-related expenses is 51.99%, and its share of limited common elements-related expenses for the Principal Units is 58.55%. The loan documents provide for personal liability to the borrower and guarantor for losses related to any amendment or modification of the condominium documents without the lender’s consent.

With respect to the 215 W. 75th St. Owners Corp. Mortgage Loan (0.5%), the related Mortgaged Property consists of one condominium unit in an apartment building that is comprised of two condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of 105 residential apartment units with allocated cooperative shares. The commercial condominium unit, which is owned separately and is not a part the Mortgaged Property, may be used for any purpose permitted by law. Each condominium unit is taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of seven (7) members appointed by the related borrower and two (2) members appointed by the commercial unit owner. While the related borrower controls the condominium board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of both condominium board members and, accordingly, with respect to such decisions the consent of the condominium board member appointed by the commercial unit owner will be required.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Residential Cooperatives

Twenty-one (21) Mortgage Loans (7.3%) are structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	70	$ 1,020,345,645	98.7%
Leasehold	1	13,000,000	1.3
Total	71	$ 1,033,345,645	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Burlingame Point Mortgage Loan (5.8%), the Mortgaged Property is comprised of borrower’s fee interest in four office and research/development buildings totaling 771,626 leasable square feet, together with an amenity building of approximately 33,492 square feet and related parking. In addition, the borrower has a leasehold interest in three parcels surrounding the property: (i) a roadway at the north of the Mortgaged Property running East-West (Parcel A), (ii) a roadway at the east of the Property running North-South (Parcel B), and (iii) a small park to the North of Parcel B (Parcel C) (collectively, the “State Lands Lease”). Borrower’s interest in the State Lands Lease is subject to a springing lien in the deed of trust that becomes effective upon the consent of the California State Lands Commission, which consent borrower is obligated to seek on a post-closing basis. The State Lands Lease was not assigned value in the appraisal, and imposes certain maintenance obligations on the borrower that are the subject of various loan reserves. The State Lands Lease does not grant the Borrower exclusive or special rights to use or occupy the premises relative to other members of the public, and access to the office buildings on the Mortgaged Property does not depend on the State Lands Lease because the applicable roads are public rights of way. The mortgage loan seller does not view the various leaseholds as being material to the Mortgaged Property’s use, operation or value, or to loan underwriting.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

COVID-19 Considerations

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The information from the borrowers has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the status of the Mortgage Loans and of the related Mortgaged Properties has not changed since the date in the “Information As Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Loan Number	Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgage Loan Name	Mortgaged Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full April Rent Payment (%)(1)	UW April Base Rent Paid (%)	Total SF or Unit Count Making Full May Rent Payment (%)(1)	UW May Base Rent Paid (%)
1	WFB	5/28/2021	6/1/2021	375 Pearl Street	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
2	BANA	5/11/2021	5/14/2021	Four Constitution Square	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
3	WFB	5/27/2021	6/1/2021	National Cancer Institute Center	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
4	MSMCH	5/20/2021	5/6/2021	U.S. Steel Tower	Office	NAP(2)	NAP(2)	N	N	Y(3)	99.9%	99.9%	99.9%	99.9%
5	MSMCH	5/24/2021	5/24/2021	160-08 Jamaica Avenue	Retail	NAP(2)	NAP(2)	N	N	N	100.0%(4)	100.0%(4)	100.0%(4)	100.0%(4)
6	WFB	5/17/2021	4/1/2021	Burlingame Point	Office	NAP(5)	Y	N	N	N	NAP(6)	NAP(6)	NAP(6)	NAP(6)
7	BANA	6/4/2021	5/11/2021	Summerhill Pointe Apartments	Multifamily	NAP(2)	NAP(2)	N	N	N	97.0%	97.4%	99.0%	99.0%
8	BANA	5/11/2021	5/14/2021	Three Constitution Square	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
9	MSMCH	5/13/2021	4/23/2021	Fortune 7 Leased Campus	Office	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
10	MSMCH	5/25/2021	4/27/2021	261-275 Amsterdam Avenue	Mixed Use	NAP(2)	NAP(2)	N(7)	N	Y(8)	91.0%	91.0%	89.0%	89.0%
11	WFB	5/27/2021	5/21/2021	Brookwood Self Storage Portfolio	Self Storage	NAP(2)	NAP(2)	N	N	N	83.2%	97.3%	82.8%	95.8%
12	MSMCH	5/24/2021	5/21/2021	League City Town Center	Retail	NAP(2)	NAP(2)	N	N	Y(9)	100.0%	100.0%	NAV(10)	NAV(10)
13	BANA	5/19/2021	5/19/2021	Lowe’s - San Jose, CA	Leased Fee	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
14	WFB	5/18/2021	5/10/2021	Securlock 12 Self-Storage Portfolio	Self Storage	NAP(2)	NAP(2)	N	N	N	99.8%	99.6%	99.2%	98.6%
15	MSMCH	6/2/2021	4/26/2021	57 Prince Street	Mixed Use	NAP(2)	NAP(2)	N	N	N(11)	100.0%	100.0%	100.0%	100.0%
16	MSMCH	5/21/2021	4/21/2021	Euclid Plaza	Retail	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
17	BANA	6/2/2021	6/2/2021	200 South Virginia Street	Office	NAP(2)	NAP(2)	N	N	Y(12)	100.0%(12)	100.0%(12)	100.0%(12)	100.0%(12)
18	WFB	5/17/2021	5/6/2021	A Storage Place Portfolio	Self Storage	NAP(2)	NAP(2)	N	N	N	NAV	99.1%	NAV	98.9%
19	NCB	5/17/2021	5/21/2021	150 East Tenants Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	94.4%(13)	NAP(14)	87.9%(13)	NAP(14)
20	WFB	5/18/2021	5/6/2021	Midtown Mobile	Retail	NAP(2)	NAP(2)	N	N	Y(15)	94.9%	100.0%	90.1%	93.4%
21	WFB	5/24/2021	5/4/2021	Sherman Oaks Plaza	Office	NAP(2)	NAP(2)	N	N	N	100.0%	99.9%	100.0%	99.9%
22	BANA	5/20/2021	5/7/2021	Vista Park Self Storage	Self Storage	NAP(2)	NAP(2)	N	N	N	99.0%	98.4%	99.8%	99.2%
23	WFB	5/19/2021	4/30/2021	3041 Sunrise Boulevard	Industrial	NAP(2)	NAP(2)	N	N	N	NAP(16)	NAP(16)	100.0%	100.0%
24	WFB	5/17/2021	5/14/2021	Riverdale Commerce Park	Industrial	NAP(2)	NAP(2)	N	N	Y(17)	100.0%	100.0%	100.0%	100.0%
25	WFB	5/20/2021	4/20/2021	North Ridge Center	Retail	NAP(2)	NAP(2)	N	N	Y(18)	74.1%	97.3%	100.0%	100.0%
26	MSMCH	6/2/2021	5/7/2021	Adar New Haven Multifamily Portfolio	Multifamily	NAP(2)	NAP(2)	N	N	N	93.0%	93.0%	95.0%	95.0%
27	WFB	5/14/2021	5/18/2021	StorQuest Brentwood	Self Storage	NAP(2)	NAP(2)	N	N	N	NAV	NAV	92.6%	89.4%
28	NCB	5/20/2021	4/29/2021	Eden Rock Owners, Inc.	Multifamily	NAP(2)	NAP(2)	N	N	N	92.5%(13)	NAP(14)	85.9%(13)	NAP(14)
29	MSMCH	5/25/2021	4/19/2021	Westwood Shopping Center	Retail	NAP(2)	NAP(2)	N	N	Y(19)	99.0%	99.0%	98.0%	98.0%
30	MSMCH	5/18/2021	5/6/2021	31 Jane Street	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	100.0%(13)	NAP(14)
31	NCB	5/19/2021	5/19/2021	Briarwood Owners’ Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	92.7%(13)	NAP(14)	87.2%(13)	NAP(14)
32	BANA	6/3/2021	5/21/2021	Eastgate & Estes Multifamily Portfolio	Multifamily	NAP(2)	NAP(2)	N	N	N	97.5%	98.4%	98.3%	98.2%
33	NCB	5/17/2021	4/23/2021	Bon Aire Properties, Inc.	Multifamily	NAP(2)	NAP(2)	N	N	N	90.8%(13)	NAP(14)	86.2%(13)	NAP(14)
34	NCB	5/27/2021	4/26/2021	215 W. 75th St. Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	98.1%(13)	NAP(14)	98.1%(13)	NAP(14)
35	MSMCH	5/13/2021	4/30/2021	Burlington Merrillville IN	Retail	NAP(2)	NAP(2)	N	N	N	(20)	(20)	(20)	(20)
36	MSMCH	5/20/2021	5/18/2021	928 North San Vicente	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
37	WFB	5/19/2021	5/18/2021	WAG – Nashville	Retail	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
38	NCB	5/19/2021	4/29/2021	10 Bleecker Street Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	95.5%(13)	NAP(14)	95.5%(13)	NAP(14)
39	WFB	5/17/2021	4/28/2021	New Albany Self Storage - OH	Self Storage	NAP(2)	NAP(2)	N	N	N	99.7%	99.3%	NAV(10)	NAV(10)
40	NCB	5/27/2021	5/20/2021	45 W. 10 Tenants’ Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	92.7%(13)	NAP(14)	91.5%(13)	NAP(14)
41	NCB	5/21/2021	5/10/2021	Sterling Arms Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	95.9%(13)	NAP(14)	90.5%(13)	NAP(14)
42	MSMCH	6/1/2021	5/19/2021	Discount Mini Storage & Retail	Mixed Use	NAP(2)	NAP(2)	N	N	N	99.7%	98.7%	96.9%	96.8%
43	BANA	6/3/2021	4/26/2021	Shamrock MHC	Manufactured Housing	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
44	NCB	5/19/2021	5/18/2021	Orienta Owners, Inc.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	100.0%(13)	NAP(14)
45	BANA	4/30/2021	4/30/2021	CVS – Littleton, MA	Retail	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
46	NCB	5/19/2021	5/20/2021	Chateaufort Place Cooperative, Inc.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	88.3%(13)	NAP(14)
47	NCB	5/17/2021	5/12/2021	North Broadway Estates Ltd.	Multifamily	NAP(2)	NAP(2)	N	N	N	90.7%(13)	NAP(14)	81.5%(13)	NAP(14)
48	NCB	5/19/2021	5/21/2021	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	Multifamily	NAP(2)	NAP(2)	N	N	N	95.0%(13)	NAP(14)	90.0%(13)	NAP(14)
49	NCB	5/19/2021	5/21/2021	Princeton Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	95.5%(13)	NAP(14)	90.9%(13)	NAP(14)
50	NCB	5/19/2021	5/19/2021	Lincoln Park Manor Tenant Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	90.0%(13)	NAP(14)
51	NCB	5/15/2021	4/27/2021	Crocheron Tenants Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	96.5%(13)	NAP(14)	88.2%(13)	NAP(14)
52	NCB	5/19/2021	4/28/2021	203 Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	96.7%(13)	NAP(14)	66.7%(13)	NAP(14)
53	NCB	5/19/2021	5/21/2021	107-109-111 North 9th St. Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	92.9%(13)	NAP(14)	85.7%(13)	NAP(14)
54	NCB	5/19/2021	5/20/2021	Tiffany Towers Ltd.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	100.0%(13)	NAP(14)
55	NCB	5/19/2021	5/19/2021	Yorkville 87 Housing Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	100.0%(13)	NAP(14)	94.4%(13)	NAP(14)
56	NCB	5/19/2021	4/28/2021	177 Columbia Owners Corp.	Multifamily	NAP(2)	NAP(2)	N	N	N	89.7%(13)	NAP(14)	75.9%(13)	NAP(14)

(1)

Total SF or Unit Count Making Full April Rent Payment (%) and Total SF or Unit Count Making Full May Rent Payment (%) are presented as percentages of the total net rentable area. With respect to the mortgage loans secured by residential cooperative properties, Total SF or Unit Count Making Full Rent Payment and UW Base Rent Paid percentages are based on occupied units rather than total SF.

(2)	The related mortgage loan has its first payment due date in either June or July 2021.

(3)

With respect to the U.S. Steel Tower Mortgaged Property, three tenants (0.8% of NRA and 6.4% of underwritten rent) were granted rent relief. Two of the three tenants have repaid their deferred rent in full and are current on their rent payments. One of the tenants received a 6 month rent deferral and a 3 month rent abatement in exchange for an additional five years on their term.

(4)

With respect to the 160-08 Jamaica Avenue Mortgaged Property, Jollibee (2.3% of NRA and 8.1% of underwritten rent) has taken possession of its space and is currently in the process of building it out. No rent is expected from the tenant.

(5)	The related mortgage loan has its first payment due date in May 2021.

(6)	For the Burlingame Point Mortgage Loan, the sole tenant, Facebook, is currently in a free rent period for all of its leased space.

(7)

With respect to the 261-275 Amsterdam Avenue Mortgaged Property, there is no forbearance or modification on the current 261-275 Amsterdam Avenue Mortgage Loan. The borrower entered into a forbearance agreement with regard to the previous mortgage loan on the mortgaged property. The previous lender agreed to 6 months of forbearance of all interest payments and reserve fund payments due on the previous loan on the payment dates from April through September 2020, totaling approximately $1,345,367. Such amounts were repaid with the proceeds of the current mortgage loan.

(8)

With respect to the 261-275 Amsterdam Avenue Mortgaged Property, eight retail tenants and the building’s lobby tenant received rent relief in 2020 (17.3% of underwritten rent), of which eight tenants had a portion of unpaid rent paid back using their security deposit and the remaining portion forgiven, and 1 tenant received a rent credit. There are six retail tenants as well as the building’s lobby tenant that are receiving ongoing rent relief (14.5% of underwritten rent) from January 2021 through June 2021. The tenants have remained current on their amended rent obligations and are expected to commence their full contractual rent obligations in July 2021.

(9)

With respect to the League City Town Center Mortgaged Property, five tenants (33.2% of NRA and 23.6% of underwritten rent) were granted rent relief. Three of the tenants (31.1% of NRA and 19.8% of underwritten rent) received two to three months of deferred rent in 2020 and have repayment plans in place spanning three to twelve months throughout 2021. Two tenants (2.2% of NRA and 3.8% of underwritten rent) received three to four months of 50.0% abated rent in 2020 and both tenants began paying percentage rent in January 2021 in addition to all other rent.

(10)	Given the timing of collection and reporting, an accurate estimate of the base rent paid or the percentage of tenants paying rent in May is not available.

(11)

With respect to the 57 Prince Street Mortgaged Property, according to the borrower sponsor, (i) Scotch & Soda (32.5% of NRA and 35.5% of underwritten rent) did not pay rent in April through June of 2020, but repaid half of its missed rent in 2021, (ii) DITA (33.8% of NRA and 27.5% of underwritten rent) did not pay rent in July 2020, but repaid the missed rent over a six month period from September 2020 to February 2021 and (iii) Seen Outdoor Media, LLC (a signage tenant representing 5.4% of underwritten rent) did not pay rent in April and May of 2020; however, all tenants have paid their rent in full and on time since September 2020. No tenants have formally requested or received rent relief or lease modifications.

(12)

With respect to the 200 South Virginia Street Mortgaged Property, three tenants (21.5% of NRA and 20.5% of underwritten rent) received rent relief in relation to the COVID-19 pandemic. One tenant (13.7% of NRA and 12.5% of underwritten rent) has paid back its deferred rent relief. One tenant (5.8% of NRA and 5.8% of underwritten rent) is paying back the deferred rent in equal installments from March 2021 through December 2021. One tenant (1.9% of NRA and 2.1% of underwritten rent) is paying increased rent to account for past rent deferrals. All tenants are current on April and May rent payments.

(13)

For residential cooperative properties, the percentages reported were determined based on available cooperative maintenance receivables reports provided from the borrowers (although the borrowers were not required, pursuant to the loan documents, to furnish those reports). Generally, this information is not tracked for residential cooperative properties and the borrowers are not required, pursuant to the loan documents, to report this data on a monthly basis. In addition, for residential cooperative properties, the figures reported were determined based on revenue derived from maintenance charges payable by tenant-shareholders, and not based on rental income for commercial units as to which cooperative shares have not been allocated. Further, with respect to certain residential cooperative properties, the related cooperative borrower may have entered into a primary master lease with a third-party or the cooperative’s sponsor. Generally, however, information regarding subleases under such primary master leases are not tracked for residential cooperative properties.

(14)

This information is not presented for residential cooperative properties. The base rent represented in the underwritten cash flow for residential cooperative properties is the hypothetical income derived from the appraisal. Residential cooperative properties are structured to allow for an increase in unit owner maintenance charges or the assessment of additional charges to cover operating deficits, including deficits resulting from unpaid or delinquent rents or maintenance charges.

(15)	For the Midtown Mobile Mortgage Loan, two tenants (Charm Nail Lounge and Coffee Monster), totaling 5.8% of net rentable area and 7.9% of underwritten base rent, requested and received rent relief.

(16)

For the 3041 Sunrise Boulevard Mortgage Loan, an accurate estimate of the base rent paid or the percentage of tenants paying rent in April is not available as the subject transaction was an acquisition and the information was not made available by the seller.

(17)

For the Riverdale Commerce Park Mortgage Loan, one tenant, Battle Axe (6.9% of net rentable area; 6.4% underwritten base rent), became chronically delinquent and remained behind on its rent until May 2021, however, that tenant is now fully caught up on prior rent and is current in payments. A final check for approximately $10,000 to cure all remaining delinquencies for Battle Axe was delivered to the borrower sponsor on May 15, 2021.

(18)

For the North Ridge Center Mortgage Loan, two tenants totaling 22.1% of net rentable area and 32.3% of underwritten base rent received three and four months of abated rent, all of which has been repaid.

(19)

With respect to the Westwood Shopping Center Mortgaged Property, one tenant (10.2% of NRA and 33.1% of underwritten rent) was granted rent relief for its April and May 2020 base rent. The landlord executed a rent deferral agreement with the tenant to repay the base rent on or before December 31, 2024.

(20)

With respect to the Burlington Merrillville IN Mortgaged Property, the single tenant at the property received free rent through June 2021. Free Rent totaling $88,270 was reserved up front, which equates to the tenant’s free rent until it starts paying rent in July.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

Other than with regard to the New Albany Self Storage - OH Mortgage Loan (0.3%), for which no environmental report was prepared, an environmental report was prepared for each Mortgaged Property no more than seven (7) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Fortune 7 Leased Campus Mortgage Loan (4.8%), the ESA indicated that, as part of the Mortgaged Property’s historical use, petroleum and hazardous substances were used and stored onsite in numerous underground storage tanks. The use of these substances resulted in impacts to soil, soil gas, and groundwater. The Phase I environmental report identified several remedial actions that had been taken, and identified the above circumstance as a CREC.

●

With respect to the Brookwood Self Storage Portfolio Mortgage Loan (3.1%), with respect to the Life Storage- Evangeline property (Lafayette, LA), having an allocated loan amount equal to approximately 21.1% of the original principal amount, the Phase I ESA obtained at loan origination indicated a controlled recognized environmental condition (“CREC”) related to on-site soil and groundwater contamination believed to result from adjacent automotive services and/or hotel uses that pre-existed development of the subject property. Following remediation of affected portions of the site by over-excavating and then back-filling with clean soil, the Louisiana Department of Environmental Quality (“LDEQ”) issued a no further action letter as to additional remediation in 2008. Following soil sampling associated with development of current use in 2014, the LDEQ confirmed no further approvals were necessary so long as the property was restricted to industrial/ commercial purposes. The loan documents require the borrower to comply with the conditions of regulatory closure, including adherence to related use and activity limitations.

●

With respect to the New Albany Self Storage - OH Mortgage Loan (0.3%), in lieu of obtaining a Phase I environmental site assessment, the lender obtained a $3,450,000 group lender environmental collateral protection and liability-type environmental insurance policy with $3,450,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●

With respect to the Discount Mini Storage & Retail Mortgage Loan (0.3%), the related ESA stated that dry cleaner solvent impacts were detected in groundwater samples at the Mortgaged Property. Monitoring wells were installed on the Mortgaged Property, as well as offsite. Hydrogen Releasing Compound was injected into the aquifer to remediate the dry cleaner solvent impacts followed by groundwater monitoring. Based on a Site Assessment Addendum Status Report dated April 21, 2020, tetrachloroethylene, trichloroethylene and vinyl chloride plumes are located at the Mortgaged Property and at an adjacent site. The ESA states that based on conversations with the Florida Department of Environmental Protection (“FDEP”) project manager, the scheduled groundwater monitoring for the Mortgaged Property has been put on hold until the FDEP can determine who will be funding the future remediation and monitoring activities. Ongoing State-managed remediation and monitoring activities are expected to recommence at the Mortgaged Property once it is determined who the responsible party is and how the activities will be funded. The ESA concluded that the residual dry cleaner solvent contamination in groundwater at the Mortgaged Property represents a REC. The environmental consultant estimated the cost to address potential impacts from this REC to be approximately $100,000 to $150,000. At origination, the borrower obtained an environmental impairment liability insurance policy from Great American E&S Company, in the amount of $1,000,000 per incident and in the aggregate, with a $50,000 deductible, expiring June 18, 2031. The policy was issued in the name of the borrower, with the lender and its successors and assigns as an additional named insured.

●

In addition, the ESA for the Discount Mini Storage & Retail Mortgage Loan (0.3%), indicated that a petroleum discharge was reported on April 13, 1992 from a gas station at an adjacent property and cleanup work is reported to be ongoing under the Petroleum Liability Restoration Insurance Program (“PLRIP”). The ESA concluded that the presence of petroleum impacted groundwater migrating onto the Mortgaged Property from this site represents a REC, and noted that it appears ongoing State-funded remedial/monitoring actions will continue at the Mortgaged Property under the PLRIP.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●

With respect to the Fortune 7 Leased Campus Mortgage Loan (4.8%), the Mortgaged Property is a newly constructed office building as to which certain construction items remain uncompleted. Pursuant to a construction and interparcel agreement, the prior owner and seller of the Mortgaged Property is required to complete construction of such items. A portion of the purchase price of the Mortgaged Property in the amount of $3,573,974 is being held in escrow pursuant to an escrow agreement among the seller, the borrower and a title company, to be released upon completion of such construction by the seller. If the seller fails to complete the construction work in accordance with its agreements with the borrower, the borrower is entitled to receive and use the remaining escrowed funds to complete the construction work. The borrower is required to deposit into the rollover reserve account for the Mortgage Loan any funds which it receives under the escrow agreement, and the lender is required to disburse such funds to the borrower upon receipt of the documentation relied upon by the escrow agent of such escrow agreement for the release of such funds to the borrower. The lender has been granted a collateral assignment of the borrower’s rights under the escrow agreement, which may be exercised upon a default under the Mortgage Loan. Such arrangements provide the lender fewer rights than would be the case if the funds were escrowed under the loan documents. For example, the lender has no review or consent rights to any disbursements of the escrowed funds, and does not have the right to apply the escrowed funds to the debt following an event of default.

●

In addition, with respect to the Fortune 7 Leased Campus Mortgage Loan (4.8%), the Mortgaged Property is Phase I of a two phase project. Phase 2, which is expected to consist of an approximately 200,000 square foot office building, and is not collateral for the Mortgage Loan, is being constructed by the seller of the Mortgaged Property and is anticipated to be delivered by the end of 2022. Both phases are leased to McKesson Corporation. The two phases are expected to be connected by a riser which will sit on top of covered parking. The Mortgaged Property does not have sufficient parking to comply with zoning requirements. Pursuant to a reciprocal easement agreement the owner of Phase 2 has granted parking rights to the Mortgaged Property. Pending the construction of Phase 2, parking is being provided to the borrower and the sole tenant pursuant to a parking agreement with a third party.

●

With respect to the 261-275 Amsterdam Avenue Mortgage Loan (3.9%), the Mortgaged Property is undergoing New York City Local Law 11 façade renovations. $519,452 was reserved at origination for such renovations, and an additional $50,000 was reserved for renovations of one of the residential units at such Mortgaged Property.

●

With respect to the 57 Prince Street Mortgage Loan (1.7%), Unit 5F, one of the eight residential units at the Mortgaged Property, is being expanded to include access to 6th floor living space and a private roof area. The estimated cost to complete the expansion of Unit 5F, which is expected to include a new door, raising the elevator (or constructing a staircase), new bathroom, new kitchen, new floor, carpentry electrical and sprinkler work (the “Top Floor Work”), is $361,000. At origination, $400,000 was reserved under the loan documents to be released upon delivery to the lender of (i) evidence of completion of the Top Floor Work and (ii) evidence that the expanded space has been leased at rental rates and terms comparable to existing local market rates and terms for similar properties.

●

With respect to the Chateaufort Place Cooperative, Inc. Mortgage Loan (0.2%), the related Mortgaged Property is currently undergoing and expected to undergo material redevelopment, renovation or expansion work. In order to fund portions of that work, at origination the borrower executed and delivered a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $2,081,731.25, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the $2,081,731.25 escrowed amount, the borrower will pay such excess amount from its own funds.

●

With respect to certain of the Mortgage Loans secured by residential cooperative properties, the related Mortgaged Properties may be currently undergoing or be expected to undergo material redevelopment, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower will pay such excess amount from its own funds.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eight (8) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●

With respect to the National Cancer Institute Center Mortgage Loan (8.0%), Leidos Biomedical Research, Inc.’s (the sole tenant) parent, Leidos Holdings, Inc. (“Leidos”), and its predecessor entity, SAIC, Inc. (“SAIC”): (i) In 2012, SAIC entered into a settlement agreement with the City of New York and the U.S. Government relating to investigations of an automated time and attendance and workforce management system called “CityTime” that SAIC had developed and implemented for certain NYC agencies. As a result of these agreements, SAIC agreed to pay $370.4 million in restitution and a penalty of $130 million to the US Government, and waived $40 million in receivables. The SAIC-affiliated tenant at the subject property was neither under investigation nor a party to the related agreements. (ii) Leidos is a named defendant in a putative class action filed March 2, 2021 in the US District Court (Southern District of NY) alleging securities fraud, and seeking undisclosed damages, in connection with Leidos’s acquisition of L3Harris Technologies’ security detection and automation businesses in May 2020. Specifically, the plaintiffs allege that Leidos overstated the purported benefits of the acquisition; that Leidos’s products suffered from numerous product defects, including faulty explosive detection systems at airports, ports, and borders; that Leidos’s financial results were significantly overstated; and, as a result, that defendants’ positive statements about Leidos’ business, operations, and prospects were materially misleading and/or lacked a reasonable basis. In recent 10-Q disclosure, Leidos indicated that “We believe the suit lacks merit and we intend to vigorously defend against it”. The plaintiffs’ claims are unrelated to the Leidos-affiliated tenant at the subject property, and to such tenant’s services contract with the US Government. We cannot assure you, however, that such matters may not adversely affect the ongoing relationship that Leidos or the tenant have with the U.S. Government, and, as a result, adversely affect the Mortgaged Property.

●

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), two of the non-recourse carveout guarantors, Albert Laboz and Jason Laboz, pleaded guilty in 1993 to wire fraud and conspiracy, respectively, as a result of a transaction in which they both collectively bought a certain stock on inside information and sold it for a profit. As a result of the conviction, both Albert Laboz and Jason Laboz were sentenced to probation for a term of 1 year. Albert Laboz was suspended by the New York State Bar from the practice of law for 5 years.

●

With respect to the Burlingame Point Mortgage Loan (5.8%), the Facebook (single tenant) estoppel identified various issues, including the following: (i) the City of Burlingame has identified an issue with the amount of water being drained from the Mortgaged Property, which the borrower may be responsible for fixing; (ii) a dispute between the borrower and the tenant regarding whether certain electrical meters that were removed from the scope of work are required to be installed at the Mortgaged Property; and (iii) certain outstanding maintenance obligations of the borrower such as HVAC repair. Such items may lead to disputes, defaults or potential defaults, and could lead to a termination or attempted termination of the applicable lease by the tenant or to litigation against the borrower. We cannot assure you that the tenant estoppel obtained identified all potential disputes that may arise with the tenant.

●

With respect to the Westwood Shopping Center Mortgage Loan (0.7%), one of the managers of the borrower, Albert Kleban, was a defendant in a lawsuit alleging he made misrepresentations in connection with a purchase of an interest in a shopping center. In October 2020 the court granted a partial summary judgment in favor of Mr. Kleban. The plaintiff filed a motion to reconsider, which was still under consideration as of the origination date. The amount sought by the plaintiff is approximately $2.8 million.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-three (43) Mortgage Loans (69.6%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Nine (9) Mortgage Loans (15.9%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	Three (3) Mortgage Loans (13.8%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

●	One (1) Mortgage Loan (0.7%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property and the refinancing of a previous mortgage loan.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●

With respect to the National Cancer Institute Center Mortgage Loan, the U.S. Steel Tower Mortgage Loan, the 261-275 Amsterdam Avenue Mortgage Loan, the League City Town Center Mortgage Loan, the 200 South Virginia Street Mortgage Loan, the Adar New Haven Multifamily Portfolio Mortgage Loan, the Westwood Shopping Center Mortgage Loan and the Burlington Merrillville IN Mortgage Loan (collectively, 25.1%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●

With respect to the National Cancer Institute Center Mortgage Loan (8.0%), affiliates of the sponsor (Mark Matan) were involved in a mortgage default following a key tenant vacancy in an office project that resulted in a 2014 foreclosure. In a separate project, key tenant vacancies prompted a mortgage default in a Germantown, MD office project in 2012-2013 that resulted in a loan workout/restructuring.

●

With respect to the U.S. Steel Tower Mortgage Loan (6.8%), principals of the borrower sponsor previously sponsored a securitized commercial mortgage loan that was subject to a loan modification and discounted payoff.

●

With respect to the 261-275 Amsterdam Avenue Mortgage Loan (3.9%), the Mortgage Loan refinanced a prior mortgage loan on which the borrower received six months of forbearance of all interest payments and reserve fund payments due on such prior mortgage loan related to the COVID-19 pandemic from April through September 2020, totaling approximately $1,345,367, which was repaid with the proceeds of the current Mortgage Loan.

●	With respect to the League City Town Center Mortgage Loan (2.9%), the related borrower sponsor received forbearance on bank loans that was granted during the early months of the COVID-19 pandemic.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Nine (9) Mortgaged Properties (31.4%) are each leased entirely to a single tenant.

●	Four (4) Mortgaged Properties (14.6%) are leased (or are marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●

With respect to the 375 Pearl Street Mortgage Loan (9.7%), the largest tenant (NYC Human Resources Administration) has a termination option effective in September 2029 with 12 months’ notice and payment of a termination fee of approximately $22.3 million. The second largest tenant (Department of Finance) has a termination option effective September 2028 with 12 months’ notice and payment of a termination fee of approximately $21.1 million. The third largest tenant (NYPD) has two termination options (one effective in April 2029 for its 20th floor space, and one effective in February 2032 for its space on floors 15 through 17) with 12 months’ notice and payment of a termination fee (approximately $915,014 for the Floor 20 space, and $11.8 million for the space on floors 15 through 17). The fourth largest tenant (Department of Sanitation) has a termination option effective in September 2029 with 12 months’ notice and payment of a termination fee of approximately $8.7 million.

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With respect to the National Cancer Institute Center Mortgage Loan (8.0%), Leidos Biomedical Research, Inc. (the sole tenant) is the operations and technical support contractor for the U.S Government at the subject property, and property rent is funded as an approved expense in tenant’s contract with the U.S. Government. The tenant has the right to terminate the lease with 240 days’ notice under the following conditions: (i) the U.S. Government terminates the National Cancer Institute (NCI) lease task order with the tenants, (ii) the U.S. Government reduces or changes the scope of the NCI task order, (iii) the funds provided to NCI are abolished or substantially eliminated, or are otherwise not made available, or (iv) termination for convenience occurs pursuant to Federal Acquisition Regulations with the tenant. If the lease is terminated prior to the sixth year of the extended term (September 26, 2027), the tenant will pay the unamortized portion of leasing commissions ($1,622,063) amortized over a 10-year period.

●	With respect to the U.S. Steel Tower Mortgage Loan (6.8%), the fourth largest tenant, US Bankruptcy Court, has the right to terminate its lease if such government entity ceases to exist.

●

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), as to the second largest tenant, H & M, if H & M’s gross sales for the sixth full lease year of the lease term (which sixth lease year ends on January 17, 2025) and the tenth full lease year of the lease term (which tenth lease year ends on January 17, 2029) do not equal or exceed $12 million and $15 million, respectively, H & M may terminate the lease by giving written notice to the landlord within 180 days after the end of the applicable lease year, which termination will be effective as of the end of the seventh and eleventh lease year, respectively. H & M is required to pay the landlord a termination fee no later than 30 days prior to the effective date of the termination.

●

With respect to the Burlingame Point Mortgage Loan (5.8%), Facebook (the sole tenant), has the right to reduce its leased space by 2,000 square feet on the ground floor of Building 1 or Building 2 if the City of Burlingame, CA exercises its right to require that such space be used as retail space.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information as well as the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●

With respect to the 375 Pearl Street Mortgage Loan (9.7%), (i) the third largest tenant (NYPD) is not fully occupying floors 15-17 (the tenant has free rent through January 2022 and a rent concession reserve required for abated amounts); and (ii) rents for the largest tenant (NYC Human Resources Administration), the second largest tenant (Department of Finance), the third largest tenant (NYPD) and the fourth largest tenant (Department of Sanitation) were underwritten on a straight-line averaged basis.

●	With respect to the National Cancer Institute Center Mortgage Loan (8.0%), rents for Leidos Biomedical Research, Inc. (the sole tenant) were underwritten on a straight-line averaged basis.

●

With respect to the U.S. Steel Tower Mortgage Loan (6.8%), $315,745 of straight-line rent through the loan term was underwritten for the largest tenant, UPMC. In addition, UPMC has 90,826 square feet (8.4% of its total square feet) listed for available sublease across three floors.

●

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the fourth largest tenant, Jollibee, is building out its space and has not yet opened for business. Jollibee’s rent commencement date is the earlier of (i) 180 days after the approval of the tenant’s building plans by the New York City Department of Buildings (which occurred on January 14, 2021) and (ii) the date the tenant opens for business. $76,000 was reserved for Jollibee gap rent as of the origination date.

●

With respect to the Burlingame Point Mortgage Loan (5.8%), (i) Facebook (the sole tenant) has taken possession of the related Mortgaged Property, is currently building out its space and is not yet in occupancy. The tenant is expected to take occupancy of buildings 1 and 2 in June 2021, and temporary certificates of occupancy have been obtained for building 3, floors 3 through 8 of building 4, and the amenity building. The Facebook lease commenced with respect to buildings 1 and 2 on November 19, 2020, and with respect to buildings 3 and 4 and the amenity building on April 1, 2021. Facebook is currently in a free rent period, and the tenant is entitled to a rent credit in the amount of $7,731,750, which will be applied to rent starting at the expiration of the first free rent period for the project. Following the free rent periods, Facebook is expected to commence paying full rent on July 11, 2021 with respect to building 1; January 11, 2022 with respect to building 2; May 8, 2022 with respect to building 3; November 7, 2022 with respect to building 4; and November 7, 2021 with respect to the amenity space, subject to the application of the rent credit. We cannot assure you, however, that Facebook will begin paying rent as expected or at all. (ii) Rent increases for Facebook were included in loan underwriting as the present value of contractual rent steps through December 2032.

●	With respect to the Fortune 7 Leased Campus Mortgage Loan (4.8%), the Mortgage Loan was underwritten based on straight-line rent of the sole tenant, McKesson Corporation.

●	With respect to the 261-275 Amsterdam Avenue Mortgage Loan (3.9%), approximately $215,791 of straight-line rent was underwritten for the retail tenant Capital One.

●

With respect to the Burlington Merrillville IN Mortgage Loan (0.5%), the sole tenant, Burlington, opened for business at the Mortgaged Property in October 2020, and received free rent through June 2021. At origination, $88,270 was reserved for the tenant’s remaining month of free rent.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “—COVID-19 Considerations” and “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-1 to this prospectus and the accompanying footnotes. Additionally, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●

With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as National Cancer Institute Center, 160-08 Jamaica Avenue, Burlingame Point, Fortune 7 Leased Campus, Lowe’s - San Jose, CA, Midtown Mobile, Burlington Merrillville IN, WAG – Nashville and Shamrock MHC (collectively, 29.8%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●

With respect to the National Cancer Institute Center Mortgage Loan (8.0%), Leidos Biomedical Research, Inc. (the sole tenant) is the operations and technical support contractor for the U.S Government at the subject property, and property rent is funded as an approved expense in tenant’s contract with the U.S. Government. Either the tenant or the U.S. Government has option to purchase the subject property on a “fair market value”-based formula, subject to certain limitations or assumptions, generally as follows (i) fair market value shall exclude value attributable to tenant-funded improvements or alterations, but shall include value attributable to the landlord-funded tenant improvement allowance; and (ii) fair market value shall assume (A) the rental rate applicable at the time of purchase option closing, (B) the remaining lease term is the greater of 10 years or the remaining lease term at the time of the option’s exercise, (C) any tenant early termination rights shall be disregarded, and (D) the tenant shall be deemed the U.S. Government. The appraisal obtained at loan origination assigned a “dark” value of $96.7 million to the property. If tenant is performing under its lease, the purchase option is not extinguished by a foreclosure. The loan documents provide that any exercise of such purchase option must be accompanied by the applicable prepayment premium, as follows: (x) prior the lockout release date, the greater of 3% of the amount prepaid or a yield maintenance-based formula; (y) from the lockout release date up to but excluding the open period start date, the greater of 1% of the amount prepaid or a yield maintenance-based formula; and (z) from and after the open period start date, no prepayment premium applies.

●

With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the second largest tenant, H & M, has both (i) a right of first refusal and (ii) a right of first offer, to purchase the related Mortgaged Property. The related lease provides that such rights are not effective against the holder of a mortgage or deed of trust on the Mortgaged Property. However, such right would be effective against any other transferee of the Mortgaged Property.

●

With respect to the Burlingame Point Mortgage Loan (5.8%), the sole tenant, Facebook, has a Right of First Offer (ROFO) to purchase the buildings, the property, or any portion thereof pursuant to the terms of its lease if the borrower decides to market any such property for sale. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

●

With respect to the Fortune 7 Leased Campus Mortgage Loan (4.8%), the borrower master leases the Mortgaged Property to a master tenant (the “Fortune 7 Master Tenant”) in connection with a Shari’ah compliant loan structure. The Fortune 7 Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in November 2030, exercise of which purchase option is conditioned on payment of the unpaid Acquisition Cost (as defined in the related master lease), all unpaid rent due under the master lease, and a yield maintenance premium, if then applicable. The Acquisition Cost is defined as

$78,000,000, which is equal to the original principal amount of the Fortune 7 Leased Campus Whole Loan. The Fortune 7 Master Tenant also has a purchase option to purchase the Mortgaged Property if the Mortgaged Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, an owner of the Fortune 7 Master Tenant has the right to purchase 100% of the shares of an indirect owner of the borrower at any time at a purchase price of $100. The Fortune 7 Whole Loan documents provide that the borrower and Fortune 7 Master Tenant may not permit any purchase option in the master lease to be exercised except with the prior written consent of the lender, other than in connection with a permitted prepayment, payment in full or defeasance of the Mortgage Loan. The Fortune 7 Master Tenant is not a party to the loan documents; however, the master lease provides that the master lease (including the above purchase options) is subject and subordinate to the loan documents. The borrower also has the right to require the Fortune 7 Master Tenant to purchase the Mortgaged Property in certain circumstances.

●

In addition, with respect to the Fortune 7 Leased Campus Mortgage Loan (4.8%), McKesson Corporation, the sole tenant of the Mortgaged Property, has the right to purchase the Mortgaged Property, provided no event of default exists under the lease, at a price equal to its fair market value (but not less than the total capital investment, which must include the most recent purchase price of the property and all amounts invested in the property since that purchase), by delivery of written notice at least 90 days and no more than 150 days prior to one of the following milestones (A) expiration of the fifth lease year (which occurs on March 31, 2026) or (B) expiration of the 9th lease year (which occurs on March 31, 2030). If the parties cannot agree on the fair market value, such value is required to be determined by an appraisal process. In connection with the origination of the Fortune 7 Leased Campus Whole Loan, the tenant executed a subordination, non-disturbance and attornment agreement (the “McKesson SNDA”) in which it agreed that it must give the lender 30 days’ notice prior to exercising the purchase option, and that title will not pass to the tenant upon an exercise of the purchase option until the obligations secured by the deed of trust for the Fortune 7 Leased Campus Whole Loan have been fully satisfied, or if the loan documents so provide, fully defeased. In addition, the McKesson SNDA provides to the extent the tenant has or hereafter acquires any option to purchase the Mortgaged Property, such option will be subject and subordinate to the deed of trust for the Mortgage Loan and is waived and released as against the lender and the purchaser at foreclosure or transferee in lieu of foreclosure.

●

With respect to the Lowe’s - San Jose, CA Mortgage Loan (2.6%), the related sole tenant, Lowe’s, has a right of first refusal to acquire the related Mortgaged Property in the event the related borrower intends to accept a bona fide offer to purchase all or a portion (including, but not limited to the portion subject to Lowe’s parking easement) of such Mortgaged Property. The right of first refusal are not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●

With respect to the Four Constitution Square Mortgage Loan (8.0%) and the Three Constitution Square Mortgage Loan (5.6%), the same borrower sponsor owns each of these adjacent buildings. In addition, the related reciprocal easement agreement documents provide that the borrower under the Four Constitution Square Mortgage Loan has the right to cause the borrower under the Three Constitution Square Mortgage Loan to convey, at no cost, to the borrower under the Four Constitution Square Mortgage Loan a small parcel of land identified in the reciprocal easement agreement documents and allows for the lot lines to be adjusted accordingly. Such parcel was not given value in underwriting either Mortgage Loan.

●

With respect to the Burlington Merrillville IN Mortgage Loan (0.5%), the Mortgaged Property consists of a 44,135 square foot single tenant property in a shopping center, in which the related borrower sponsor owns 772,383 additional square feet of retail space, which is not collateral for the Mortgage Loan. Burlington, the sole tenant at the Mortgaged Property, relocated to the Mortgaged Property from other space at the shopping center.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Ten (10) of the Mortgaged Properties (16.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions or permitting reliance on third party insurance maintained by tenants:

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With respect to the Lowe’s - San Jose, CA Mortgage Loan (2.6%), the related Mortgage Loan documents provide that the borrower is permitted to rely on the insurance of the sole tenant of each Mortgaged Property, in order to satisfy the borrower’s insurance obligations under the related loan documents. The borrower is currently relying on such insurance.

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With respect to the WAG - Nashville Mortgage Loan (0.4%), the borrower’s obligation, if any, to provide required property, rent loss, and liability insurance is suspended if, among other things, Walgreens either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, including maintaining a minimum net worth of $500 million, and satisfies certain other conditions, including (i) if Walgreens self-insures, tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-”/ Moody’s “Baa3”; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

●

With respect to the CVS - Littleton, MA Mortgage Loan (0.2%), the related Mortgage Loan documents provide that the borrower is permitted to rely on the insurance of the sole tenant of each Mortgaged Property, in order to satisfy the borrower’s insurance obligations under the related loan documents. The borrower is currently relying on such insurance.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the U.S. Steel Tower Mortgage Loan (6.8%), the Mortgaged Property is legal non-conforming as to density, in that the maximum floor area ratio under current zoning regulations is 13, while the actual floor area ratio is 20.04. In the event the Mortgaged Property is damaged by fire, wind, or other natural disaster, reconstruction to the existing density is not permitted unless a special exception is granted by the Pittsburgh Zoning Board of Adjustment. Such exception may be granted only provided such rebuilding does not increase the intensity of use, as determined by floor area or ground coverage. Before approving reconstruction as a special exception, the Zoning Board of Adjustment is required to determine that the reconstruction will comply with applicable zoning standards to the fullest extent possible and will not result in greater nonconformity than existed before the damage occurred. There can be no assurance that an exception would be granted.

With respect to the 928 North Vicente Mortgage Loan (0.5%), the Mortgaged Property is legal non-conforming, in that the 24 units at the Mortgaged Property exceed the maximum density by 9 units, and setbacks are deficient by up to 4.9 feet. If the Mortgaged Property is damaged or destroyed by fire, earthquake or other calamity, reconstruction to the existing dimensions is permitted only if reconstruction will not be detrimental or injurious to the health, safety or general welfare of the persons in the neighborhood or injurious to the property in the neighborhood, the structure complies with all other applicable provisions of the zoning code to the extent feasible and application for reconstruction is submitted and reconstruction commences within specified time limits.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

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With respect to each of the Four Constitution Square Mortgage Loan (8.0%) and the Three Constitution Square Mortgage Loan (5.6%), the related Mortgaged Property are subject to material reciprocal easement agreement (“REA”), because the Three Constitution Square and Four Constitution Square Mortgaged Properties are not standalone buildings, but rather are part of a larger complex in a single block with such REA governing the use, management and insurance of such block. Each of the property owners within the Constitution Square site are “Participants” under the REA and pay their allocable share of “Common Expenses” (based on floor area ratio which is generally calculated by dividing the total gross floor area of all buildings (Four Constitution Square Mortgage Loan (21.92%) and Three Constitution Square Mortgage Loan (15.44%)) with respect to the “Shared Facilities” (generally improvements designed, intended, or designated for use by more than one Participant that are not located on the portion of Constitution Square owned by such Participant) - (each as defined in the REA). In addition, the REA documents also provide that the borrower under the Four Constitution Square Mortgage Loan has the right to cause the borrower under the Three Constitution Square Mortgage Loan to convey, at no cost, to the borrower under the Four Constitution Square Mortgage Loan a small parcel of land identified in the REA documents (the “Minor Parcel”) and allows for the lot lines to be adjusted accordingly. The Minor Parcel was not given value in underwriting either related Mortgage Loan.

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With respect to the 261-275 Amsterdam Avenue Mortgage Loan (3.9%), the Mortgaged Property has been designated as a landmark building in New York City, and is subject to prior approval by the New York City Landmarks Preservation Commission and the Trust for Architectural Easements (which has a conservation easement with respect to the Mortgaged Property) for any alteration, reconstruction, demolition and new construction to the Mortgaged Property. In addition, the Trust for Architectural Easements was granted an open space and architectural facade conservation easement with respect to the Mortgaged Property, and accordingly any work on the façade of the Mortgaged Property requires the consent of the Trust for Architectural Easements.

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With respect to the 10 Bleecker Street Owners Corp. Mortgage Loan (0.3%), the 45 W. 10 Tenants’ Corp. Mortgage Loan (0.3%), the Orienta Owners, Inc. Mortgage Loan (0.2%) and the 177 Columbia Owners Corp. Mortgage Loan (0.1%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. In the case of Mortgage Loans secured by residential cooperative properties, information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

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With respect to the 375 Pearl Street Mortgage Loan (9.7%), the Phase I environmental site assessment for the Mortgaged Property obtained in connection with loan origination did not identify any recognized environmental conditions or controlled REC’s; however, a borrower-provided environmental insurance policy is in-place. The loan documents provide for personal liability to the borrower or guarantor for losses related to certain environmental matters, but require the lender to first proceed against the environmental insurance policy.

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With respect to the Four Constitution Square Mortgage Loan (8.0%), there is no non-recourse carveout guarantor with respect to such Mortgage Loan. In addition, there is no separate environmental indemnitor with respect to such Mortgage Loan.

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With respect to the National Cancer Institute Center Mortgage Loan (8.0%). the loan documents provide for borrower-only liability as to the stipulated losses carve-outs and springing recourse events. There is no separate carve-out guarantor.

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With respect to the Three Constitution Square Mortgage Loan (5.6%), there is no non-recourse carveout guarantor with respect to such Mortgage Loan. In addition, there is no separate environmental indemnitor with respect to such Mortgage Loan.

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With respect to the Fortune 7 Leased Campus Mortgage Loan (4.8%), in the event the borrower obtains an environmental policy meeting the requirements of the loan documents, the lender is required to allow the borrower to make claims under such policy prior to making claims under the environmental indemnity.

The Co-op Mortgage Loans are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

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With respect to the 375 Pearl Street Mortgage Loan (9.7%), the related Mortgaged Property benefits from a 10-year tax abatement through the ICAP as a result of its recent renovation. The ICAP tax abatement commenced in the 2016/2017 tax year and will expire at the end of the 2025/2026 tax year. According to a third-party tax projection analysis provided by the borrower, the estimated taxes inclusive of ICAP benefit for the 2020/2021 and 2021/2022 tax years were $2,854,104 and $3,677,695, respectively; and the real estate taxes were underwritten based on a blend of these two numbers. According to the same analysis, the estimated full unabated taxes for the 2020/2021 and 2026/2027 (once the ICAP benefit expires) tax years are $3,603,985 and $5,912,415, respectively.

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With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the borrower has applied for an ICAP tax abatement based on the recent renovation of the Mortgaged Property. The borrower filed a notice with the Department of Finance of the City of New York (“NYC Finance Dept”) on September 10, 2020 certifying that all construction at the Mortgaged Property necessary to obtain the partial tax exemption had been completed. According to a letter from the NYC Finance Dept dated May 13, 2016, the ICAP was tentatively approved by the NYC Finance Dept. Such letter states that provided all requirements under the ICAP statute are satisfied, the benefit period will commence in the first tax year after full completion of construction or renovation is finished. According to the borrower, certain violations at the Mortgaged Property need to be cleared and removed of record in order for the ICAP to be obtained. If the ICAP is obtained, 10% of the retail space at the Mortgaged Property is expected to qualify for a 25-year ICAP and the remaining 90% of the retail space is expected to qualify for a 15-year ICAP, which in each case is anticipated to commence in the tax year of 2021/2022. If obtained, the ICAP for the first 10% of the retail space will expire in the 2046/2047 tax year and the ICAP for the remaining 90% of the retail space will expire in the 2036/2037 tax year. If the ICAP is obtained, with respect to the first 10% of retail space, the borrower is expected to be provided a 100% exemption from any increases in the Mortgaged Property’s real estate taxes for the first 16 years, with such exemption being phased out by 10% every year thereafter. With respect to the remaining 90% of the retail space, if the ICAP is obtained, the borrower is expected to be provided a 100% exemption from any increases in the Mortgaged Property’s real estate taxes for the first 11 years, with such exemption being phased out by 20% every year thereafter. According to the related appraisal, if the ICAP is obtained it would result in an estimated annual tax savings of $1,148,776, subject to the phase outs described above. We cannot assure you that the related violations at the Mortgaged Property will be cleared, or that the ICAP will be obtained. The Mortgage Loan documents provide for full recourse to the non-recourse carveout guarantor until such time as the ICAP tax abatement is obtained. We cannot assure you that the non-recourse carveout guarantor will have the resources to, or will, satisfy any such recourse obligations.

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With respect to the Fortune 7 Leased Campus Mortgage Loan (4.8%), effective February 6, 2019, pursuant to a City of Columbus Enterprise Zone Agreement (the “Enterprise Zone Agreement”) among the prior owner of the Mortgaged Property, McKesson Corporation, the sole tenant of the Mortgaged Property, and CoverMyMeds LLC, a subsidiary of McKesson Corporation, which occupies the Mortgaged Property (McKesson Corporation and CoverMyMeds LLC, together, the “Enterprise”), and the City of Columbus, Ohio (the “City of Columbus”), the Mortgaged Property received a one-hundred percent 15-year tax abatement from the City of Columbus in consideration of a proposed $225 million investment in real property improvements, the retention and relocation of approximately 592 existing full-time permanent positions with an associated annual payroll of approximately $43.2 million and the creation of approximately 1,032 new full–time positions with an associated annual payroll of approximately $75 million related to the construction of a 200,000 square foot class A office building, ancillary campus amenities and surface parking (“Phase 1”) and subject to market conditions, the construction of another class A office building of up to approximately 200,000 square feet along with one or more associated parking structures containing up to approximately 1,150 parking spaces at a later date (“Phase 2”).

The Enterprise Zone Agreement for the Fortune 7 Leased Campus Mortgaged Property provides that if (i) the Enterprise fails to maintain substantial operations at the project site in any year in which the exemption is in effect; (ii) the Enterprise repeatedly fails, after applicable notice and cure periods, to provide to the City of Columbus the annual reporting information required pursuant to the Enterprise Zone Agreement; (iii) the Enterprise or the property owner engages in willful misconduct or deliberate disregard pertaining to the provision in the Enterprise Zone Agreement concerning environmental matters; or (iv) construction of Phase 1 is not completed by December 31, 2023, and in each case such event remains uncured for 90 days after written notice to the property owner and the Enterprise from the City of Columbus, or if the City of Columbus determines that the certification as to delinquent taxes is fraudulent, the City of Columbus may modify the exemption from taxation and may require the repayment of some or all of the amount of taxes that would have been payable had the real property improvements not been exempted from taxation granted under the Enterprise Zone Agreement. In addition, if in any consecutive three-year period starting January 1, 2021 for which there is a job creation commitment and the Enterprise Zone Agreement is in effect, the actual number of employee positions created or retained by the Enterprise is not equal to or greater than 75% of the number of employee positions estimated to be created or retained under the Enterprise Zone Agreement during that three year period, the Enterprise is required to repay the amount of taxes on real property improvements that would have been payable absent the exemption, and the City of Columbus may terminate or modify the tax exemptions under the Enterprise Zone Agreement. The Mortgaged Property is intended to constitute the Phase I required by the Enterprise Zone Agreement. However, there is remaining required construction on the Mortgaged Property as described under “—Redevelopment, Renovation and Expansion”. In addition, any transfer of the Enterprise Zone Agreement (and therefore of the right to the tax exemption) requires the consent of the City of Columbus. Such consent has not yet been obtained in connection with the transfer of the Enterprise Zone Agreement from the prior owner to the borrower. The borrower is required to provide, within 90 days after the origination date, a fully executed copy of an amendment to the Enterprise Zone Agreement, in a form attached to the loan documents, which provides for consent of the City of Columbus to the transfer to the borrower. In addition, as a result of the requirement for City of Columbus consent to transfer of the Enterprise Zone Agreement, such agreement (and the right to the tax exemption) will not automatically be transferred to the lender upon a foreclosure or deed-in-lieu thereof; instead, the lender will be required to seek to obtain such consent.

The Fortune 7 Leased Campus Mortgage Loan was underwritten assuming that the 100% exemption from real estate taxes will remain in place for its full 15-year term, and that therefore no taxes will be payable. In addition, because the sole tenant is required to pay real estate taxes under its lease, the sole tenant will receive the benefit of the tax exemption. We cannot assure you that Phase 1 will be completed by the required deadline, that the Enterprise and the borrower will comply with the requirements to maintain such exemption, that the exemption will not be revoked pursuant to the provisions above, that the City of Columbus will approve the transfer of the Enterprise Zone Agreement to the borrower, or that the lender would be able to obtain the City of Columbus’s consent to transfer of the Enterprise Zone Agreement if it were to take title to the Mortgaged Property.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-three (33) Mortgage Loans (72.9%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Two (2) Mortgage Loans (13.6%) provide for interest-only payments for the entire term to stated maturity; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 9.4 years following the related origination date, interest will accrue at the related Revised Rate.

One (1) Mortgage Loan (5.8%) provides for interest-only payments until the Anticipated Repayment Date then monthly payments of principal and interest based on an amortization schedule significantly longer than the then-remaining term to maturity; provided that if such Mortgage Loan is outstanding from and after the Anticipated Repayment Date occurring approximately 9.3 years following the related origination date, interest will accrue at the related Revised Rate.

Sixteen (16) Mortgage Loans (4.9%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Four (4) Mortgage Loans (2.7%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	33	$ 753,778,900	72.9%
Interest Only - ARD	2	141,000,000	13.6
Interest Only - Amortizing ARD	1	60,000,000	5.8
Amortizing Balloon	16	50,321,745	4.9
Interest Only, Amortizing Balloon	4	28,245,000	2.7
Total	56	$ 1,033,345,645	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	41	$ 607,670,645	58.8%
5	1	50,000,000	4.8
6	1	60,000,000	5.8
11	13	315,675,000	30.5
Total	56	$ 1,033,345,645	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	18	$ 603,783,900	58.4%
3	1	50,000,000	4.8
4	5	37,325,000	3.6
5	12	273,898,260	26.5
10	20	68,338,485	6.6
Total	56	$ 1,033,345,645	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

Except for the 150 East Tenants Corp. Mortgage Loan (1.3%), the Mortgage Loans are secured by first liens on, or security interests in fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Each of the Four Constitution Square Mortgage Loan, the Burlingame Point Mortgage Loan and the Three Constitution Square Mortgage Loan (each, an “ARD Loan”) (collectively, 19.5%) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”), rather than the stated Interest Rate (the “Initial Rate”). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents. See Annex A-1 for the Anticipated Repayment Date and Annex A-3 for a description of the Revised Rates for each of the ARD Loans.

With respect to each ARD Loan, Excess Interest will be deferred and due and payable on the maturity date (or earlier repayment in full of the related Mortgage Loan), and the Anticipated Repayment Date automatically triggers a cash sweep period whereby all excess cash flow is required to be used to pay down the principal balance of the related Mortgage Loan in full and then repay the deferred additional accrued interest.

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

Any Excess Interest collected on an ARD Loan will be paid to the holders of the Class V certificates and the RR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants and lack certain other bankruptcy remoteness protections. In addition, see representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 months) up to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the National Cooperative Bank, N.A. Mortgage Loans, which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

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Twenty-eight (28) Mortgage Loans (78.5%) each prohibits voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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Six (6) Mortgage Loans (10.3%) each prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, and thereafter such Mortgage Loan is freely prepayable.

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Twenty (20) Mortgage Loans (6.6%) each permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

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One Mortgage Loan (3.9%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, thereafter permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the first Payment Due Date in the open period (including the remaining principal balance due on the first Payment Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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One Mortgage Loan (0.7%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the first Payment Due Date in the open period (including the remaining principal balance due on the first Payment Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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With respect to the 160-08 Jamaica Avenue Mortgage Loan (6.2%), the Mortgage Loan provides for defeasance; however, prepayment with, if prior to the open period, yield maintenance, is permitted to avoid a cash management trigger event.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or in the case of an ARD Loan, the related Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	1	8.0%
4	40	41.6
5	7	11.3
6	1	5.8
7	7	33.2
Total	56	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Co-op Mortgage Loans) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●

the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to the Co-op Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”.

Defeasance

The terms of thirty (30) Mortgage Loans (the “Defeasance Loans”) (collectively, 83.1%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release

Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related Balloon or ARD Payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements.

●

With respect to the Brookwood Self Storage Portfolio Mortgage Loan (3.1%), following the defeasance lockout period, the partial release of up to three mortgaged properties is permitted in connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial defeasance of the loan in an amount equal to greatest of (A) net sales proceeds, as reasonably determined by the lender; (B) 120% of the allocated loan amount for the release property, (C) an amount that would result in the post-release DSCR (amortizing) of the remaining properties being no less than the greater of the pre-release DSCR for the entire property and 1.70x, (D) an amount that would result in the post-release debt yield of the remaining properties being no less than the greater of the pre-release debt yield for the entire property and 9.4%, (E) an amount that would result in the post-release LTV for the remaining properties being no more than the lesser of the pre-release LTV of the entire property and 57.5%, and (F) the amount required to comply with REMIC requirements; (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release satisfies REMIC requirements.

●

With respect to the Securlock 12 Self-Storage Portfolio Mortgage Loan (1.7%), following the defeasance lockout period, the partial release of one of the three mortgaged properties is permitted in connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial defeasance of the loan in an amount equal to greater of (A) 120% of the allocated amount for the release property, (B) an amount that would result in the post-release DSCR (amortizing) of the remaining properties being no less than the greater of the pre-release DSCR for the entire property and 2.00x, (C) an amount that would result in the post-release debt yield of the remaining properties being no less than the greater of the pre-release DY for the entire property and 10.5%, (D) an amount that would result in the post-release LTV for the remaining properties being no more than the lesser of the pre-release LTV of the entire property and 51.6%, and (E) the amount required to comply with REMIC requirements; (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release satisfies REMIC requirements.

●

With respect to the Eastgate & Estes Multifamily Portfolio Mortgage Loan (0.7%), the related Mortgage Loan documents permit (at any time following the REMIC prohibition period but before the open period) partial release of the Eastgate Apartments Mortgaged Property, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) the partial release must be in connection with a sale to an unaffiliated third party, (iii) partial prepayment of the Mortgage Loan in an amount equal to 125% of the allocated amount for the Eastgate Apartments Mortgaged Property, (iv) the post release loan-to-value ratio for the remaining Mortgaged Property must be no more than the lesser of 71.4% and the loan-to-value ratio immediately preceding to the release; (iv) the post-release debt service coverage ratio for the remaining Mortgaged Property must be equal to or greater than the greater of (a) 1.56x and (b) the debt service coverage ratio immediately preceding to the release; (v) the post-release debt yield for the remaining Mortgaged Property must be equal to or greater than the greater of (a) the debt yield immediately preceding to the release and (b) 8.54%; (vi) the lender must have received rating agency confirmation or waiver of confirmation, and (vii) certain REMIC-related conditions are satisfied (including, an opinion of counsel that the partial release satisfies REMIC requirements).

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-six (26) Mortgage Loans (51.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty (30) Mortgage Loans (42.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eleven (11) Mortgage Loans (33.5%) that are secured in whole or in part by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail and industrial properties only.

Fifteen (15) Mortgage Loans (28.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	11	$ 505,642,160	48.9%
Springing	18	262,580,000	25.4
Hard/In Place Cash Management	5	149,785,000	14.5

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
None	21	75,338,485	7.3
Soft/Springing Cash Management	1	40,000,000	3.9
Total	56	$ 1,033,345,645	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●

Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●

Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●

None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

●

Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Two (2) Mortgage Loans (15.5%) were originated by Wells Fargo Bank with an exception to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 375 Pearl Street, representing approximately 9.7% of the Initial Pool Balance, (i) the underwritten vacancy is 0.0% of GPR, which is below 3.0% of GPR; and (ii) the underwritten base rent for each tenant was based on rent averaging through the applicable lease expiration dates, which occur from 2038 to 2042, beyond the loan maturity date in 2031, each of which represents an exception to the underwriting guidelines for Wells Fargo Bank. Wells Fargo Bank’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a)(i) the Cut-off Date UW NCF DSCR and UW NOI Debt Yield are 2.67x and 9.2%, respectively; and (ii) utilizing a 3.0% of GPR vacancy and underwriting each tenant based on its average rental rate through the loan maturity date, the Cut-off Date UW NCF DSCR and UW NOI Debt Yield would be 2.30x and 7.9%, respectively; (b) the Mortgaged Property is 100% occupied by four departments of the City of New York, an investment grade-rated entity, with lease expiration dates ranging from 2038 to 2042; (c) the Mortgaged Property is located within the City Hall office submarket of downtown Manhattan, immediately adjacent to City Hall, One Police Plaza, and One Centre Street; and all tenants at the Mortgaged Property occupy additional office space in the immediate surrounding area; and (d) the weighted average current in-place rental rate is $45.54 per square foot compared to the average submarket asking rent of $60.25 per square foot. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank approved inclusion of the Mortgage Loan into this transaction.

●

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Burlingame Point, representing approximately 5.8% of the Initial Pool Balance, (i) the underwritten management fee is approximately 0.7% of effective gross income “EGI“, which is below 3.0% of EGI; and (ii) the underwritten vacancy is approximately 2.4% of gross revenue, which is below 3.0% of gross revenue, each of which represents an exception to the underwriting guidelines for Wells Fargo Bank. Wells Fargo Bank’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a)(i) the Cut-off Date UW NCF DSCR and UW NOI Debt Yield are 4.72x and 14.6%, respectively; and (ii) utilizing a 3.0% of EGI management fee and 3.0% of gross revenue vacancy, the Cut-off Date UW NCF DSCR and UW NOI Debt Yield would be 4.55x and 14.1%, respectively; (b) the Mortgaged Property is 100% occupied by Facebook on a lease through January 2033; (c) and the Mortgage Loan has a 38.0% LTV based on the $380,000,000 senior loan component, which is also less than the appraiser’s concluded dark value of $730,000,000. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank approved inclusion of the Mortgage Loan into this transaction.

One (1) Mortgage Loan (6.2%) was originated by Morgan Stanley Bank, National Association with an exception to the related mortgage loan seller’s underwriting guidelines as described in the following bullet point:

●

The 160-08 Jamaica Avenue Mortgage Loan (6.2%) was originated with an exception to the Morgan Stanley Group’s underwriting guidelines in that the underwriting of the Mortgage Loan included an ICAP exemption which has been applied for but has not yet been obtained. The loan seller’s decision to include the Mortgage Loan in this transaction was based on the Mortgaged Property being a newly redeveloped property anchored by Burlington Coat Factory, Target and H & M, the ICAP having been tentatively approved by the New York City Department of Finance, subject to satisfaction of all requirements of the ICAP statute, and the Mortgage Loan being full recourse to the borrower and non-recourse carveout guarantors until the ICAP exemption is obtained.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●

with respect to the Co-op Mortgage Loans, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Other Secured Indebtedness” or “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and

●

with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR(2)	Cut-off Date Total Debt Under-written NCF DSCR(1)
375 Pearl Street	$100,000,000	9.7%	$30,000,000	$ 120,000,000	N/A	3.8040%	60.3%	68.5%	2.67x	2.08x
U.S. Steel Tower	$70,000,000	6.8%	$45,000,000	$ 90,000,000	$ 40,000,000	5.3950%	41.9%	64.2%	2.85x	1.27x
Burlingame Point	$60,000,000	5.8%	$130,000,000	$ 320,000,000	$ 240,000,000	3.2739%	38.0%	75.0%	4.72x	1.33x

(1)

Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	Calculated including any related Pari Passu Companion Loans, but excluding any mezzanine debt or subordinate debt.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan (other than the Burlingame Point Mortgage Loan, which matures on the related ARD). Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off Date % Initial Pool Balance	Maximum Principal Amount (if specified)	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
Four Constitution Square	$83,000,000	8.0%	N/A	45.25%	N/A	11.84%	Yes	Yes
Three Constitution Square	$58,000,000	5.6%	N/A	43.24%	N/A	11.86%	Yes	Yes

(1)

Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2)

Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

The Co-op Mortgage Loans permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

With respect to the 31 Jane Street Mortgage Loan (0.7%), which is secured by a residential cooperative Mortgaged Property, the loan documents permit additional financing (including a revolving or term line of credit) secured by the Mortgaged Property, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and satisfaction of the following conditions (i) such additional financing must be in a maximum principal amount not exceeding the lesser of (A) $2,000,000 and (B) an amount which, when added to the principal amount of the 31 Jane Street Mortgage Loan will not result in an aggregate loan to value ratio of the 31 Jane Street Mortgage Loan and such subordinate debt in excess of 30%, (ii) the subordinate lender enters into a subordination and standstill agreement reasonably acceptable to the mortgage lender, (iii) the subordinate financing has a maturity date that is either coterminous with or extends beyond the term of the 31 Jane Street Mortgage Loan, and (iv) the borrower delivers a rating agency confirmation to the lender prior to entering into such subordinate financing.

With respect to the Mortgaged Property located in Florida (0.3%), Florida statute renders unenforceable any provision in the related loan documents that prohibits the borrower from incurring PACE loans in connection with the related Mortgaged Property.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Co-op Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following tables present certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Subordinate LOCs

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 5/27/2021 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
150 East Tenants Corp.	$13,000,000	$2,000,000	$0	$13,000,000	$15,000,000	11.7%	greater of 3.5% or the Prime Rate	3.67x
Eden Rock Owners, Inc.	$7,488,208	$1,000,000	$0	$7,488,208	$8,488,208	14.6%	greater of 3.70% or the Prime Rate	4.76x
Briarwood Owners’ Corp.	$7,000,000	$1,000,000	$0	$7,000,000	$8,000,000	15.5%	greater of 3.70% or the Prime Rate	8.63x
215 W. 75th St. Owners Corp.	$5,494,962	$750,000	$0	$5,494,962	$6,244,962	8.0%	greater of 3.70% or the Prime Rate	5.06x
10 Bleecker Street Owners Corp.	$3,500,000	$500,000	$0	$3,500,000	$4,000,000	7.8%	greater of 3.70% or the Prime Rate	8.87x
45 W. 10 Tenants’ Corp.	$3,000,000	$500,000	$0	$3,000,000	$3,500,000	4.0%	greater of 3.75% or Prime Rate +0.25%	11.67x
Sterling Arms Owners Corp.	$3,000,000	$250,000	$0	$3,000,000	$3,250,000	15.4%	greater of 3.50% or the Prime Rate	7.06x
Orienta Owners, Inc.	$2,200,000	$500,000	$0	$2,200,000	$2,700,000	6.7%	greater of 3.70% or the Prime Rate	4.62x
North Broadway Estates Ltd.	$2,100,000	$250,000	$0	$2,100,000	$2,350,000	23.0%	greater of 3.70% or the Prime Rate	9.41x
55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc.	$1,850,000	$500,000	$0	$1,850,000	$2,350,000	9.3%	greater of 3.50% or the Prime Rate	8.74x
Princeton Owners Corp.	$1,620,000	$250,000	$0	$1,620,000	$1,870,000	16.6%	greater of 4.25% or the Prime Rate	5.30x
Lincoln Park Manor Tenant Corp.	$1,600,000	$150,000	$0	$1,600,000	$1,750,000	35.6%	greater of 3.50% or the Prime Rate	2.88x
Crocheron Tenants Corp.	$1,573,625	$500,000	$0	$1,573,625	$2,073,625	9.3%	greater of 3.50% or the Prime Rate	10.94x
203 Owners Corp.	$1,497,785	$400,000	$0	$1,497,785	$1,897,785	12.1%	greater of 3.50% or the Prime Rate	3.86x
107-109-111 North 9th St. Owners Corp.	$1,450,000	$250,000	$0	$1,450,000	$1,700,000	17.5%	greater of 3.75% or Prime Rate +0.25%	4.21x
Yorkville 87 Housing Corp.	$1,200,000	$250,000	$0	$1,200,000	$1,450,000	19.6%	greater of 3.90% or the Prime Rate	2.41x
177 Columbia Owners Corp.	$998,496	$300,000	$0	$998,496	$1,298,496	8.5%	greater of 3.70% or the Prime Rate	6.45x

(1)

For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of May 27, 2021.

(3)

For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)

For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of May 27, 2021 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Lincoln Park Manor Tenant Corp. Mortgage Loan (0.2%), the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) forty-five (45%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Co-op Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional subordinate debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is permitted to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the U.S. Steel Tower Mortgage Loan (6.8%), a preferred equity investment in an indirect owner of the borrower (the “PE Issuer”) was repaid and the partnership interests of the preferred equity holders (the “PE Partners”) in the PE Issuer were acquired by the other partners in such indirect owner, upon origination of the Mortgage Loan. However, if all or any portion of the Mortgaged Property or all or any portion of any subsidiary of the PE Issuer is directly or indirectly transferred during the period that is one year following the acquisition of the PE Partners’ partnership interests, other than by first priority mortgage financing, then for each subsequent transfer the borrower sponsor related partners of the PE Issuer are required to pay to the PE Partners the positive difference, if any, of the amount the PE Partners would have received under the organizational documents of the PE Issuer had the fair market value been the gross purchase price attributable to the Mortgaged Property in the subsequent transfer compared to the amount actually received. This obligation is binding solely upon the borrower sponsor related partners in the PE Issuer, and the borrower has represented in the loan documents that the obligation to pay such amounts would not be or become obligations of the borrower or guarantor and would not result in a prohibited transfer under the loan documents if such amounts were not timely paid in full.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

With respect to the Adar New Haven Multifamily Portfolio Mortgage Loan (0.8%), the borrower obtained an Economic Injury Disaster Relief (“EIDL”) loan on January 8, 2021 from the United States Small Business Administration in the amount of $150,000. The EIDL loan accrues interest at the rate of 3.75% per annum, and requires monthly payments of $731 monthly beginning in January 2022, applied first to interest and then to principal, and matures January 8, 2051. The EIDL loan is secured by all personal property of the borrower.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 375 Pearl Street, Four Constitution Square, U.S. Steel Tower, Burlingame Point, Three Constitution Square, Fortune 7 Leased Campus and 261-275 Amsterdam Avenue is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2021-BNK33 PSA” means the pooling and servicing agreement that governs the servicing of the 261-275 Amsterdam Avenue Whole Loan.

“BGME 2021-VR TSA” means the trust and servicing agreement that governs the servicing of the Burlingame Point Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Burlingame Point Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as ”Non-Serviced” under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as ”Non-Serviced” under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as ”Non-Serviced” under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as ”Non-Serviced” under the column entitled ”Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means, with respect to any Non-Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Non-Serviced Mortgage Loan.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced AB Whole Loan” means any Whole Loan comprised of a Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Serviced Pari Passu Companion Loans. The U.S. Steel Tower Whole Loan is a Serviced AB Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as ”Serviced” under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled ”Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as ”Serviced” under the column entitled ”Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as ”Serviced” under the column entitled ”Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Subordinate Companion Loan” means each of the Companion Loans identified as ”Serviced” under the column entitled ”Mortgage Loan Type” that is subordinate in right of payment to the related Mortgage Loan and Pari Passu Companion Loans in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as ”Serviced” under the column entitled under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)(2)
375 Pearl Street	Serviced	A-1	Control	$80,000,000	BANK 2021-BNK34
		A-2	Non-Control	$66,000,000	JPMorgan Chase Bank, National Association
		A-3	Non-Control	$54,000,000	Wells Fargo Bank, National Association
		A-4	Non-Control	$20,000,000	BANK 2021-BNK34
Four Constitution Square	Serviced	A-1	Control	$83,000,000	BANK 2021-BNK34
		A-2	Non-Control	$55,000,000	Bank of America, National Association
U.S. Steel Tower	Serviced	A-1	Non-Control	$50,000,000	Morgan Stanley Bank, N.A.
		A-2	Control(3)	$40,000,000	BANK 2021-BNK34
		A-3-1	Non-Control	$10,000,000	Morgan Stanley Bank, N.A.
		A-3-2	Non-Control	$30,000,000	Morgan Stanley Bank, N.A.
		A-4	Control(3)	$30,000,000	BANK 2021-BNK34
		B-1	Control(3)	$16,000,000	Third party holder
		B-2	Control(3)	$8,000,000	Third party holder
		B-3	Control(3)	$4,000,000	Third party holder
		B-4	Control(3)	$4,000,000	Third party holder
		B-5	Control(3)	$4,000,000	Third party holder
		B-6	Control(3)	$4,000,000	Third party holder
Burlingame Point	Non-Serviced	A-1	Control	$10,000,000	BGME 2021-VR
		A-2	Non-Control	$5,000,000	BGME 2021-VR
		A-3	Non-Control	$5,000,000	BGME 2021-VR
		A-1-C-1	Non-Control	$60,000,000	BANK 2021-BNK34
		A-1-C-2	Non-Control	$40,000,000	Benchmark 2021-B25
		A-1-C-3	Non-Control	$40,000,000	Benchmark 2021-B26
		A-1-C-4	Non-Control	$20,000,000	Goldman Sachs Bank USA
		A-1-C-5	Non-Control	$20,000,000	Goldman Sachs Bank USA
		A-2-C-1	Non-Control	$30,000,000	Benchmark 2021-B25
		A-2-C-2	Non-Control	$24,000,000	Benchmark 2021-B26
		A-2-C-3	Non-Control	$16,000,000	DBR Investments Co. Limited
		A-2-C-4	Non-Control	$10,000,000	DBR Investments Co. Limited
		A-2-C-5	Non-Control	$10,000,000	Benchmark 2021-B25
		A-3-C-1	Non-Control	$30,000,000	Benchmark 2021-B25
		A-3-C-2	Non-Control	$22,000,000	Benchmark 2021-B26
		A-3-C-3	Non-Control	$18,000,000	JPMorgan Chase Bank, National Association
		A-3-C-4	Non-Control	$10,000,000	Benchmark 2021-B26
		A-3-C-5	Non-Control	$10,000,000	Benchmark 2021-B25
		B-1	Non-Control	$120,000,000	BGME 2021-VR
		B-2	Non-Control	$60,000,000	BGME 2021-VR
		B-3	Non-Control	$60,000,000	BGME 2021-VR
Three Constitution Square	Serviced	A-1	Control	$58,000,000	BANK 2021-BNK34
		A-2	Non-Control	$38,000,000	Bank of America, National Association
Fortune 7 Leased Campus	Serviced	A-1	Control	$50,000,000	BANK 2021-BNK34
		A-2	Non-Control	$28,000,000	Morgan Stanley Bank, N.A.
261-275 Amsterdam Avenue	Non-Serviced	A-1	Control	$55,000,000	BANK 2021-BNK33
		A-2	Non-Control	$40,000,000	BANK 2021-BNK34

(1)

Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)

The identification of a securitization trust means we have identified another securitization that has closed or as to which (a) a term sheet, preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (b) a premarketing term sheet, term sheet, preliminary offering circular or final offering circular has been printed, that, in each case, has included or is expected to include the subject Control Note or Non-Control Note, as the case may be.

(3)

With respect to the U.S. Steel Tower Whole Loan, the initial Control Notes are Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6, collectively. During the continuance of certain control appraisal events, Note A-2 and Note A-4 will be the Control Note. See “—The Serviced AB Whole Loan” below.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

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The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

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All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

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The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu

Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari

Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the applicable special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Serviced AB Whole Loan

General

The U.S. Steel Tower Mortgage Loan (6.8%) is part of a whole loan structure (the “U.S. Steel Tower Whole Loan”) comprised of eleven mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The U.S. Steel Tower Mortgage Loan is evidenced by (x) promissory note A-2 with a Cut-off Date Balance of $40,000,000 and (y) promissory note A-4 with a Cut-off Date Balance of $30,000,000. The U.S. Steel Tower Whole Loan consists of (i) the U.S. Steel Tower Mortgage Loan, (ii) promissory note A-1, promissory note A-3-1 and promissory note A-3-2 (collectively, the “U.S. Steel Tower Pari Passu Companion Loans”; the U.S. Steel Tower Mortgage Loan and the U.S. Steel Tower Pari Passu Companion Loans are referred to collectively herein as ”U.S. Steel Tower Note A”), and (iii) subordinate promissory note B-1 (“U.S. Steel Tower Note B-1”), subordinate promissory note B-2, subordinate promissory note B-3, subordinate promissory note B-4, subordinate promissory note B-5 and subordinate promissory note B-6 (collectively, the “U.S. Steel Tower Subordinate Companion Loans” or “U.S. Steel Tower Note B”). The promissory notes comprising U.S. Steel Tower Note A are generally pari passu in right of payment with each other. The promissory notes comprising U.S. Steel Tower Note B are generally pari passu in right of payment with each other and generally collectively subordinate in right of payment to the U.S. Steel Tower Note A.

Only the U.S. Steel Tower Mortgage Loan is included in the issuing entity. The U.S. Steel Tower Pari Passu Companion Loans are currently held by Morgan Stanley Bank, N.A. and the U.S. Steel Tower Subordinate Companion Loans are currently held by Employers Insurance Company of Wausau, Liberty Mutual Fire Insurance Company, Liberty Mutual Insurance Company, The Ohio Casualty Insurance Company, Peerless Insurance Company, and Safeco Insurance Company of America, each through accounts managed by Liberty Mutual Group Asset Management Inc., as their respective adviser.

The promissory notes evidencing the U.S. Steel Tower Whole Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on the U.S. Steel Tower Mortgage Loan at a rate equal to 3.682969% per annum, on the U.S. Steel Tower Pari Passu Companion Loans at a rate equal to 3.682969% per annum and on the U.S. Steel Tower Subordinate Companion Loans at a rate equal to 6.500000% per annum. For purposes of the information presented in this prospectus with respect to the U.S. Steel Tower Mortgage Loan unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information includes the U.S. Steel Tower Pari Passu Companion Loans and does not take into account the U.S. Steel Tower Subordinate Companion Loans.

The rights of the holders of the promissory notes evidencing the U.S. Steel Tower Whole Loan are subject to a Co-Lender Agreement (the “U.S. Steel Tower Intercreditor Agreement”). The following summaries describe certain provisions of the U.S. Steel Tower Intercreditor Agreement.

Servicing

The U.S. Steel Tower Whole Loan will be serviced pursuant to the terms of the PSA by Wells Fargo Bank, National Association, as general master servicer (the “U.S. Steel Tower Master Servicer”) and Greystone Servicing Company LLC, as general special servicer (the “U.S. Steel Tower Special Servicer”), and in accordance with the terms of the U.S. Steel

Tower Intercreditor Agreement. Wilmington Trust, National Association, as trustee under the PSA is referred to herein as the “U.S. Steel Tower Trustee“.

Application of Payments

Distributions. Generally, as long as no U.S. Steel Tower Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the U.S. Steel Tower Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the U.S. Steel Tower Intercreditor Agreement, in each case to the extent of available funds:

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first, to the holders of promissory note A-2 and promissory note A-4, collectively (or the U.S. Steel Tower Master Servicer, the U.S. Steel Tower Special Servicer or the U.S. Steel Tower Trustee, as applicable), all unreimbursed costs and expenses paid by the promissory note A-2 holder and promissory note A-4 holder (or paid or advanced by the U.S. Steel Tower Master Servicer, the U.S. Steel Tower Special Servicer or the U.S. Steel Tower Trustee, as applicable) with respect to the U.S. Steel Tower Whole Loan, including unreimbursed advances made by the holders of the U.S. Steel Tower Mortgage Loan and the U.S. Steel Tower Pari Passu Companion Loans and interest thereon;

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second, to the U.S. Steel Tower Master Servicer and the U.S. Steel Tower Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the U.S. Steel Tower Whole Loan under the U.S. Steel Tower Intercreditor Agreement or the PSA;

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third, pro rata, to the holders of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Pari Passu Companion Loans and the U.S. Steel Tower Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the respective principal balances of such holders’ notes at the respective interest rates applicable to such notes (calculated at a per annum rate equal to the related interest rate, net of any applicable servicing fees);

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fourth, to the holders of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Pari Passu Companion Loans and the U.S. Steel Tower Subordinate Companion Loans, pro rata (based on their respective initial principal balances), any principal payments received on the U.S. Steel Tower Whole Loan for the related interest accrual period, to be applied in reduction of the principal balance of the respective promissory notes;

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fifth, if the proceeds of any foreclosure sale or any liquidation of the U.S. Steel Tower Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, first, to the U.S. Steel Tower Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to U.S. Steel Tower Note A in accordance with the terms of the U.S. Steel Tower Intercreditor Agreement, plus interest thereon at the interest rate applicable to such notes (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to U.S. Steel Tower Note A, and second, to the U.S. Steel Tower Subordinate Companion Loans on a pro rata and pari passu basis, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the U.S. Steel Tower Subordinate Companion Loans in accordance with the terms of the U.S. Steel Tower Intercreditor Agreement, plus interest thereon at the U.S. Steel Tower Subordinate Companion Loans interest rate (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to the U.S. Steel Tower Subordinate Companion Loans;

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sixth, to each applicable U.S. Steel Tower Note B holder (or any person acting on its behalf) on a pro rata and pari passu basis, up to the amount of any unreimbursed advances or cure payments made by such Note B holder (or such person acting on its behalf) and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such party, in each case, with respect to the U.S. Steel Tower Whole Loan under the U.S. Steel Tower Intercreditor Agreement or the PSA;

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seventh, any interest accrued at the mortgage loan default rate on the U.S. Steel Tower Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the U.S. Steel Tower Whole Loan at the non-default interest rate, first, to the U.S. Steel Tower Note A holders (subject to the allocation of such amount pursuant to the terms of the PSA) on a pro rata and pari passu basis, in an amount calculated on the principal balance of the U.S. Steel Tower Note A on such payment date prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for the U.S. Steel Tower Note A over the non-default interest rate for the U.S. Steel Tower Note A; and second, to the holders of the U.S. Steel Tower Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount calculated on the principal balance of U.S. Steel Tower Note B prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for U.S. Steel Tower Note B over the non-default interest rate for U.S. Steel Tower Note B;

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eighth, to the holders of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Pari Passu Companion Loans and the U.S. Steel Tower Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the U.S. Steel Tower Whole Loan (to the extent actually paid by the related borrower);

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ninth, to the extent not payable to the U.S. Steel Tower Master Servicer or the U.S. Steel Tower Special Servicer as additional servicing compensation under the PSA, to the holders of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Pari Passu Companion Loans and the U.S. Steel Tower Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

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tenth, to the holders of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Pari Passu Companion Loans and the U.S. Steel Tower Subordinate Companion Loans, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

Generally, for so long as a U.S. Steel Tower Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the U.S. Steel Tower Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the U.S. Steel Tower Intercreditor Agreement, in each case to the extent of available funds:

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first, to the holders of promissory note A-2 and promissory note A-4, collectively (or the U.S. Steel Tower Master Servicer, the U.S. Steel Tower Special Servicer or the U.S. Steel Tower Trustee, as applicable), all unreimbursed costs and expenses paid by the promissory note A-2 holder and promissory note A-4 holder (or paid or advanced by the U.S. Steel Tower Master Servicer, the U.S. Steel Tower Special Servicer or the U.S. Steel Tower Trustee, as applicable) with respect to the U.S. Steel Tower Whole Loan, including unreimbursed advances made by the holders of the U.S. Steel Tower Mortgage Loan or the U.S. Steel Tower Pari Passu Companion Loans and interest thereon;

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second, to the U.S. Steel Tower Master Servicer and the U.S. Steel Tower Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the U.S. Steel Tower Whole Loan under the U.S. Steel Tower Intercreditor Agreement or the PSA;

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third, to the U.S. Steel Tower Note A holders, on a pro rata and pari passu basis, in an amount equal to their respective amounts of accrued and unpaid interest on the principal balance of the U.S. Steel Tower Note A at the related interest rate (net of any applicable servicing fees), with respect to their respective notes;

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fourth, to each of the U.S. Steel Tower Note A holders, in an amount equal to the outstanding principal balance of U.S. Steel Tower Note A, until such principal balance has been reduced to zero, with respect to each respective note on a pro rata and pari passu basis;

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fifth, if the proceeds of any foreclosure sale or any liquidation of the U.S. Steel Tower Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, to the U.S. Steel Tower Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the U.S. Steel Tower Note A holders in accordance with the terms of the U.S. Steel Tower Intercreditor Agreement, plus interest thereon at the U.S. Steel Tower Note A interest rate (net of servicing fees), compounded monthly from the date the related realized principal loss was allocated to the U.S. Steel Tower Note A;

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sixth, to each applicable holder of the U.S. Steel Tower Note B (or any person acting on its behalf) on a pro rata and pari passu basis, up to the amount of any unreimbursed advances or cure payments made by such holder (or such person acting on its behalf) and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such party, in each case, with respect to the U.S. Steel Tower Whole Loan under the U.S. Steel Tower Intercreditor Agreement or the PSA;

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seventh, to the holders of the U.S. Steel Tower Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the principal balance of U.S. Steel Tower Note B at the related interest rate (net of any applicable servicing fees), with respect to their respective notes;

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eighth, to each holder of the U.S. Steel Tower Subordinate Companion Loans, in an amount equal to the outstanding principal balance of U.S. Steel Tower Note B, until such principal balance has been reduced to zero, with respect to each respective note on a pro rata and pari passu basis;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the U.S. Steel Tower Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, to the holders of the U.S. Steel Tower Subordinate Companion Loans, on a pro rata and pari passu basis, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to U.S. Steel Tower Note B in accordance with the terms of the U.S. Steel Tower Intercreditor Agreement, plus interest thereon at the U.S. Steel Tower Note B interest rate (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to U.S. Steel Tower Note B;

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tenth, any interest accrued at the mortgage loan default rate on the U.S. Steel Tower Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the U.S. Steel Tower Whole Loan at the non-default interest rate, first, to the U.S. Steel Tower Note A holders (subject to the allocation of such amount pursuant to the terms of the PSA), on a pro rata and pari passu basis, in an amount calculated on the applicable U.S. Steel Tower Note A principal balances prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for U.S. Steel Tower Note A over (B) the non-default interest rate for U.S. Steel Tower Note A and second, to the holders of the U.S. Steel Tower Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount calculated on the applicable U.S. Steel Tower Note B principal balance prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the U.S. Steel Tower Note B over (B) the non-default interest rate for the U.S. Steel Tower Note B;

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eleventh, to the holders of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Pari Passu Companion Loans and the U.S. Steel Tower Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the U.S. Steel Tower Whole Loan (to the extent actually paid by the related borrower);

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twelfth, to the extent not payable to the U.S. Steel Tower Master Servicer or the U.S. Steel Tower Special Servicer as additional servicing compensation under the PSA, to the holders of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Pari Passu Companion Loans and the U.S. Steel Tower Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

●	thirteenth, to the holders of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Pari Passu Companion Loans and the U.S. Steel Tower Subordinate Companion

Loans, pro rata (based on the respective initial principal balances of their notes), any excess amount not otherwise applied pursuant to the provisions above.

“U.S. Steel Tower Triggering Event of Default” means (i) any event of default with respect to an obligation of the U.S. Steel Tower Whole Loan borrower to pay money due under such whole loan or (ii) any non-monetary event of default that causes the U.S. Steel Tower Whole Loan to become a specially serviced loan (other than any imminent event of default). A U.S. Steel Tower Triggering Event of Default will not exist if (a) the holders of U.S. Steel Tower Note B are exercising their cure rights as described below, or (b) the mezzanine lender is exercising its cure rights in accordance with the applicable mezzanine intercreditor agreement below, and in each case the applicable cure period has not expired.

Consultation and Control

Consent Rights of the U.S. Steel Tower Controlling Holder. Pursuant to the U.S. Steel Tower Intercreditor Agreement, the U.S. Steel Tower Controlling Holder (as defined below) is entitled to consent to the U.S. Steel Tower Master Servicer’s or the U.S. Steel Tower Special Servicer’s taking (as the case may be), subject to the applicable servicing standard and any U.S. Steel Tower Control Appraisal Event, of the following major decisions (each a “U.S. Steel Tower Major Decision”):

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any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the REO property by deed in lieu of foreclosure) of the ownership of the mortgaged property if the U.S. Steel Tower Whole Loan comes into and continues in default;

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any amendment, modification or waiver of a monetary term (other than penalty charges, but including the timing of payments, any provision of the U.S. Steel Tower Whole Loan documents related to cash management, and acceptance of discounted payoffs) or material non-monetary term of the U.S. Steel Tower Whole Loan or the U.S. Steel Tower Whole Loan documents, or the waiver of any default or event of default with respect to any such monetary or material non-monetary term of the U.S. Steel Tower Whole Loan or the U.S. Steel Tower Whole Loan documents;

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any amendments, modifications or waivers of the related mezzanine intercreditor agreement, any approval of any modification of the related mezzanine loan documents (if the approval or consent of the senior lender or senior loan controlling holder is required under the related mezzanine intercreditor agreement) and any approval of a transferee of an interest in the related mezzanine loan to or a realization upon the equity collateral by a person who is not a qualified transferee (if the approval or consent of the senior lender or senior loan controlling holder is required under the related mezzanine intercreditor agreement);

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following a default or an event of default with respect to the U.S. Steel Tower Whole Loan, any exercise of remedies, including any acceleration thereof, application of reserve or escrow amounts to the outstanding balance of the U.S. Steel Tower Whole Loan or initiation of judicial, bankruptcy or similar proceedings under the related U.S. Steel Tower Whole Loan documents;

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any sale of the U.S. Steel Tower Whole Loan if it is a defaulted loan or REO property for less than the sum of (A) the outstanding principal balance of the U.S. Steel Tower Whole Loan, (B) accrued and unpaid interest (exclusive of default interest), (C) outstanding servicing advances plus interest thereon at the advance rate, (D) unreimbursed costs, (E) special servicing fees, and (F) liquidation fees;

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any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property or at an REO property;

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any release of collateral or any acceptance of substitute or additional collateral for the U.S. Steel Tower Whole Loan or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related U.S. Steel Tower Whole Loan documents and for which there is no material lender discretion;

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any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the U.S. Steel Tower Whole Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the mortgaged property or interests (direct or indirect) in the U.S. Steel Tower Whole Loan borrower, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related U.S. Steel Tower Whole Loan documents;

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any incurrence of additional debt by the U.S. Steel Tower Whole Loan borrower or of any mezzanine or preferred equity financing by any beneficial owner of the U.S. Steel Tower Whole Loan borrower (to the extent that the lender has consent rights pursuant to the related U.S. Steel Tower Whole Loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related U.S. Steel Tower Whole Loan documents, any U.S. Steel Tower Whole Loan document provision that requires that an intercreditor agreement, recognition agreement or similar agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

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entering into, or any modification, waiver or amendment of, an intercreditor agreement, co-lender agreement, participation agreement, recognition agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the U.S. Steel Tower Whole Loan (including, without limitation, the related mezzanine intercreditor agreement) or an action to enforce rights with respect thereto or decision not to enforce such rights;

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any franchise changes or brand management changes (in either case with respect to the U.S. Steel Tower Whole Loan if the lender consent or approval is required under the related U.S. Steel Tower Whole Loan documents) or any material property management company changes, including (A) approval of the termination of a manager and appointment of a new or replacement property manager and (B) any amendment, modification or termination of any property management agreement, or entering into any new or replacement property management agreement;

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releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or performance reserves other than those required pursuant to the specific terms of the related U.S. Steel Tower Whole Loan documents and for which there is no material lender discretion;

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any requests for the funding or disbursement of “performance,” “earn-out,” holdback or similar escrows and reserves (including those evidenced by letters of credit) regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether the Mortgage Loan has a primary servicer other than the U.S. Steel Tower Master Servicer;

●	any acceptance of an assumption agreement or any other agreement permitting a transfer of direct or indirect interests in the U.S. Steel Tower Whole Loan borrower,

guarantor or other obligor, or releasing the U.S. Steel Tower Whole Loan borrower, guarantor or other obligor from any obligation or liability under the U.S. Steel Tower Whole Loan or the U.S. Steel Tower Whole Loan documents, or approving any replacement or additional guarantor under the U.S. Steel Tower Whole Loan documents, or modifying the U.S. Steel Tower Whole Loan borrower’s, guarantor’s or other obligor’s monetary obligations or liabilities under the U.S. Steel Tower Whole Loan, other than pursuant to the specific terms thereof and for which there is no lender discretion;

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any forbearance by the U.S. Steel Tower Whole Loan Master Servicer or U.S. Steel Tower Whole Loan Special Servicer from taking any enforcement action with respect to (A) any failure by the U.S. Steel Tower Whole Loan borrower to maintain with respect to the Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (B) any failure on the part of the U.S. Steel Tower Whole Loan borrower to maintain with respect to the mortgaged property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the origination date;

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the determination of any use of proceeds of a hazard insurance claim to restore the mortgaged property if the amount of such proceeds exceeds the restoration threshold (as provided in the U.S. Steel Tower Whole Loan agreement);

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the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related U.S. Steel Tower Whole Loan documents and if such lease (A) involves a ground lease, (B) is for a commercial lease, or (C) otherwise constitutes a “major lease” or “material lease,” if applicable, under the related U.S. Steel Tower Whole Loan documents, including entering into any related subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

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any adoption or implementation of a budget submitted by the U.S. Steel Tower Whole Loan borrower with respect to the U.S. Steel Tower Whole Loan (to the extent lender approval is required under the related U.S. Steel Tower Whole Loan documents);

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the filing of any bankruptcy petition against the U.S. Steel Tower Whole Loan borrower, any operating lessee, or any guarantor of the U.S. Steel Tower Whole Loan or seeking the appointment of a receiver, conservator or trustee for the U.S. Steel Tower Whole Loan borrower, any operating lessee, any guarantor, or the mortgaged property, voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the U.S. Steel Tower Whole Loan borrower, any operating lessee or any guarantor, or any adoption or approval of a plan in bankruptcy, reorganization, restructuring or similar event in any bankruptcy or insolvency proceeding with respect to the U.S. Steel Tower Whole Loan borrower, any operating lessee, or any guarantor or any other party required to be an special purpose entity under the U.S. Steel Tower Whole Loan documents;

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the exercise of the rights and powers granted under the U.S. Steel Tower Co-Lender Agreement or any related mezzanine loan intercreditor agreement to the U.S. Steel Tower Note A Holders, the “Senior Lender”, the “Directing Senior Lender” or such other similar term as may be set forth in any such agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the U.S.

Steel Tower Note A Holders, the “Senior Lender”, the “Directing Senior Lender” or such other similar term;

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consent or approval of (or denial of consent or approval of), to the extent lender approval or consent is required or requested under any such lease, the U.S. Steel Tower Whole Loan documents or otherwise) to any sale or encumbrance of any fee interest (whether or not owned by the U.S. Steel Tower Whole Loan borrower) encumbered by a ground lease or other lease to the U.S. Steel Tower Whole Loan borrower;

●	any determination to exercise (or not exercise) any renewal option under any lease in circumstances in which lender has been granted a right to exercise such renewal option;

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any determination to exercise (or not exercise) any rights of lender pursuant to any “comfort letter” provided by a franchisor in connection with the mortgaged property (including, without limitation, whether or not to assume or otherwise enter into a franchise agreement with such franchisor pursuant to such comfort letter);

●	any proposed modification, amendment or waiver of any terms of any guarantees, letters of credit or rate cap or swap agreements;

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any extension or shortening of the maturity date of the U.S. Steel Tower Whole Loan or any related note, other than in accordance with the express provisions of the U.S. Steel Tower Whole Loan agreement or such note;

●	any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the U.S. Steel Tower Whole Loan);

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approval of material alterations or capital expenditures unless required or permitted pursuant to the specific terms of the related U.S. Steel Tower Whole Loan documents and for which there is no material lender discretion;

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following a foreclosure of the related mortgage or acceptance of a deed in lieu of foreclosure, any approval of a recommended course of action for the mortgaged property, any approval of a selling agent, and any approval of the sale price of the mortgaged property; and

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subordinating (A) the U.S. Steel Tower Whole Loan to any other interest which would constitute a lien against the mortgaged property other than permitted encumbrances or as otherwise expressly permitted pursuant to the U.S. Steel Tower Whole Loan documents or (B) any indebtedness or obligations of U.S. Steel Tower Whole Loan borrower and/or guarantor under the U.S. Steel Tower Whole Loan documents to any other indebtedness or obligations of U.S. Steel Tower Whole Loan borrower and/or guarantor.

Notwithstanding the foregoing, if the U.S. Steel Tower Master Servicer or the U.S. Steel Tower Special Servicer, as applicable, reasonably determines, in accordance with the applicable servicing standard, that immediate action is necessary to protect the interests of the holders of the notes comprising the U.S. Steel Tower Whole Loan (as a collective whole), the U.S. Steel Tower Master Servicer or the U.S. Steel Tower Special Servicer may take any such action without waiting for the U.S. Steel Tower Controlling Holder’s consent. In addition, no advice, direction or objection from or by the U.S. Steel Tower Controlling Holder may (and the holders of promissory note A-2 and promissory note A-4 and any of the U.S.

Steel Tower Master Servicer or the U.S. Steel Tower Special Servicer will be required to ignore and act without regard to any such advice, direction or objection that such party has determined, in its reasonable, good faith judgment, will) require or cause it to violate any provision of the U.S. Steel Tower Intercreditor Agreement, the related mortgage loan documents, the related mezzanine intercreditor agreement, or the PSA (including any REMIC provisions), including each of the U.S. Steel Tower Master Servicer’s and the U.S. Steel Tower Special Servicer’s obligation to act in accordance with the applicable servicing standard.

Consultation Rights of Non-Controlling Holders Following a U.S. Steel Tower Control Appraisal Event. If, due to the occurrence and continuance of a U.S. Steel Tower Control Appraisal Event, the Trust as holder of promissory note A-2 and promissory note A-4 is the U.S. Steel Tower Controlling Holder, the U.S. Steel Tower Master Servicer or U.S. Steel Tower Special Servicer, as applicable, will be required to (i) provide copies of any notice, information and report that it is required to provide to the U.S. Steel Tower Controlling Holder with respect to any U.S. Steel Tower Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the U.S. Steel Tower Whole Loan, to each holder of a U.S. Steel Tower Pari Passu Companion Loan (or its representative), within the same time frame it is required to provide to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to such party due to the occurrence of a control termination event or a consultation termination event) and (ii) use reasonable efforts to consult each holder of a U.S. Steel Tower Pari Passu Companion Loan (or its representative) on a strictly non-binding basis, to the extent that, having received such notices, information and reports, such holder (or its representative) requests consultation with respect to any such U.S. Steel Tower Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the U.S. Steel Tower Whole Loan, and consider alternative actions recommended by such holder (or its representative); provided that after the expiration of a period of 10 business days from the delivery to such holder (or its representative) by the U.S. Steel Tower Master Servicer or U.S. Steel Tower Special Servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Directing Certificateholder, the U.S. Steel Tower Master Servicer or U.S. Steel Tower Special Servicer, as applicable, will no longer be obligated to consult such holder (or its representative), whether or not such holder (or its representative) has responded within such 10 business day period (unless, the U.S. Steel Tower Master Servicer or U.S. Steel Tower Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of each holder of a U.S. Steel Tower Pari Passu Companion Loan (or its representative) set forth in the immediately preceding sentence, the U.S. Steel Tower Master Servicer or U.S. Steel Tower Special Servicer, as applicable, may take any U.S. Steel Tower Major Decision or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if the U.S. Steel Tower Master Servicer or U.S. Steel Tower Special Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the note holders. The U.S. Steel Tower Master Servicer or U.S. Steel Tower Special Servicer, as applicable, will not be obligated at any time to follow or take any alternative actions recommended by a holder of a U.S. Steel Tower Pari Passu Companion Loan (or its representative).

The Controlling Holder

The “U.S. Steel Tower Controlling Holder” will be the holders of U.S. Steel Tower Note B unless (i) a U.S. Steel Tower Control Appraisal Event has occurred, or (ii) with respect to any holder of a U.S. Steel Tower Note B, if such holder thereof is a borrower (or related party) with respect to the U.S. Steel Tower Whole Loan; provided, that if either of the conditions set forth in clauses (i) and (ii) above is satisfied with respect to U.S. Steel Tower Note B, the U.S. Steel Tower Controlling Holder will be the holders of promissory note A-2 and promissory note A-4. A “U.S. Steel Tower Control Appraisal Event” will exist with respect to U.S. Steel Tower Note B if and for so long as (A) the origination date principal balance of U.S. Steel Tower Note B, together with any U.S. Steel Tower Threshold Event Collateral (less payments of principal, appraisal reductions and realized principal losses allocated to the U.S. Steel Tower Subordinate Companion Loans) is less than (B) 25% of the origination date principal balance of U.S. Steel Tower Note B (less payments of principal allocated to the U.S. Steel Tower Subordinate Companion Loans).

Collateral Posting Rights. If a U.S. Steel Tower Control Appraisal Event would otherwise result in the holders of U.S. Steel Tower Note B losing their status as the U.S. Steel Tower Controlling Holder, such note holders will generally be entitled to retain that status by posting cash collateral or an unconditional and irrevocable standby letters of credit, in either case with the U.S. Steel Tower Trustee as the beneficiary and in a form that is acceptable to the U.S. Steel Tower Master Servicer or U.S. Steel Tower Special Servicer, as applicable, held by or on behalf of the U.S. Steel Tower Trustee, U.S. Steel Tower Master Servicer or U.S. Steel Tower Special Servicer, as applicable, within 30 days of the later of (i) receipt of the relevant appraisal and (ii) notice from the U.S. Steel Tower Master Servicer or the U.S. Steel Tower Special Servicer that a Control Appraisal Event has occurred (such collateral, “U.S. Steel Tower Threshold Event Collateral”). U.S. Steel Tower Threshold Event Collateral is required to be returned if and to the extent that the posting holder would be the U.S. Steel Tower Controlling Holder without regard to such posted collateral.

Appraisal Rights. Appraisal reductions applicable to the U.S. Steel Tower Whole Loan will be allocated, first to reduce principal balances of the U.S. Steel Tower Subordinate Companion Loans (on a pro rata and pari passu basis), and second to reduce the principal balances of the U.S. Steel Tower Mortgage Loan and the U.S. Steel Tower Pari Passu Companion Loans (on a pro rata and pari passu basis), in each case up to the outstanding amount thereof. If at any time an appraisal reduction exists that would result in a U.S. Steel Tower Control Appraisal Event, or at any time after the delivery of U.S. Steel Tower Threshold Event Collateral, the holders of U.S. Steel Tower Note B will be entitled, at their own cost, to obtain and deliver, or direct the U.S. Steel Tower Master Servicer (or U.S. Steel Tower Special Servicer, as the case may be), to obtain and deliver, to the U.S. Steel Tower Master Servicer, the U.S. Steel Tower Controlling Holder and the U.S. Steel Tower Trustee one additional appraisal as between all of the Note B Holders (a “U.S. Steel Tower Supplemental Appraisal”) that satisfies the appraisal requirements for any such appraisal as set forth in the PSA. After the first U.S. Steel Tower Supplemental Appraisal, if there is a material change with respect to the Mortgaged Property related to the applicable appraisal reduction, the holders of U.S. Steel Tower Note B will have the right, at their own cost, to request, in writing, that the U.S. Steel Tower Special Servicer obtain an additional U.S. Steel Tower Supplemental Appraisal, which request is required to set forth its belief of what constitutes a material change to the Mortgaged Property (including any related documentation). Only one (1) U.S. Steel Tower Supplemental Appraisal of the Mortgaged Property may be requested by the U.S. Steel Tower Controlling Holder within the same six (6) month period. Upon receipt of a U.S. Steel Tower Supplemental Appraisal, the U.S. Steel Tower Master Servicer (or U.S. Steel Tower Special Servicer, as the case may be) will be required to recalculate (within 3 business days of receipt of such appraisal) the appraisal reduction in respect of the U.S. Steel Tower Whole Loan. If, as a result of such calculation based on a U.S. Steel Tower Supplemental Appraisal, a U.S. Steel Tower Control Appraisal Event is no longer deemed to exist, then the U.S. Steel Tower Note B will be reinstated as the Control Note. Until the appraisal reduction is recalculated based on such U.S. Steel Tower Supplemental Appraisal, as described above, the first appraisal will control.

Appraisals that are permitted to be presented by any U.S. Steel Tower Controlling Holder will be in addition to any appraisals that the U.S. Steel Tower Special Servicer may otherwise be required to obtain in accordance with the applicable servicing standard upon the occurrence of any material change or that the U.S. Steel Tower Special Servicer is otherwise required or permitted to order under the PSA without regard to any appraisal requests made by any U.S. Steel Tower Controlling Holder.

Rights of the U.S. Steel Tower Note B Holders.

The holders of U.S. Steel Tower Note B have certain rights under the U.S. Steel Tower Intercreditor Agreement, including, among others, the rights described below.

Cure Rights. The holders of U.S. Steel Tower Note B, other than any such holder that is a related borrower or an affiliate thereof, have the right to cure monetary events of default (within 10 business days of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) or non-monetary events of default (within 30 days (subject to an extension of up to 90 days for a total of 120 days in certain circumstances) of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) with respect to the U.S. Steel Tower Whole Loan. No more than 6 events of default may be cured over the life of the U.S. Steel Tower Whole Loan, no more than 6 consecutive events of default may be cured, and no more than 6 events of default (whether or not consecutive) may be cured in any 12-month period. In the case of an event of default related to a delinquent scheduled payment, such cure will be deemed completed on the next loan payment date. So long as the holders of U.S. Steel Tower Note B are exercising a cure right and the cure period has not expired, the U.S. Steel Tower Master Servicer, the U.S. Steel Tower Special Servicer and the U.S. Steel Tower Trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the U.S. Steel Tower Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings or enforcing any other rights or remedies, (iv) transferring the U.S. Steel Tower Whole Loan to special servicing or (v) the payment priorities described above under “Application of Payments—Distributions.”

Purchase Option. At any time that the U.S. Steel Tower Whole Loan becomes and remains in default, upon written notice, the holders of U.S. Steel Tower Note B have the right to purchase the U.S. Steel Tower Mortgage Loan and the U.S. Steel Tower Pari Passu Companion Loans, at a price generally equal to their aggregate unpaid principal balance, plus accrued and unpaid interest thereon at the applicable interest rate, plus any unreimbursed advances made by the holders of the U.S. Steel Tower Mortgage Loan and the U.S. Steel Tower Pari Passu Companion Loans, and interest thereon, any accrued and unpaid servicing fees, certain liquidation fees and any unreimbursed costs and expenses incurred by the holder of promissory note A-2 and promissory note A-4.

Such purchase option will terminate on the earliest date to occur of (i) the cure of the event or circumstance resulting in the related event of default, (ii) consummation of a foreclosure in respect of the Mortgaged Property, except that if the U.S. Steel Tower Special Servicer intends to accept a deed-in-lieu of foreclosure, the U.S. Steel Tower Note B holders will have ten (10) business days from the date of notice thereof to exercise its purchase option and 10 business days from delivery of its purchase notice to consummate the purchase, (iii) the modification of the U.S. Steel Tower Mortgage Loan documents effected pursuant to and in accordance with the terms and conditions of the U.S. Steel Tower Intercreditor Agreement in consummation of a workout of the U.S. Steel Tower Whole Loan and the PSA, and (iv) receipt of a purchase option notice pursuant to the related mezzanine Intercreditor agreement.

Workout

If the U.S. Steel Tower Master Servicer or the U.S. Steel Tower Special Servicer, as applicable, in connection with a workout of the U.S. Steel Tower Whole Loan, modifies the terms thereof such that (i) the outstanding principal balance thereof is decreased, (ii) the interest rate thereon (or the interest rate of any of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Pari Passu Companion Loans or the U.S. Steel Tower Subordinate Companion Loans) is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, other than a deferral of a balloon payment resulting solely from the extension of the maturity date by the U.S. Steel Tower Master Servicer or the U.S. Steel Tower Special Servicer pursuant to the terms of the PSA or (iv) any other adjustment is made to any of the payment terms of the U.S. Steel Tower Whole Loan, the full adverse economic effect of such modification, waiver or amendment of amounts due will be borne, first, by the holders of the U.S. Steel Tower Subordinate Companion Loans (up to the principal balance of U.S. Steel Tower Note B, together with accrued interest thereon and any other amounts due such holders, which amounts will be applied to the holders of the U.S. Steel Tower Subordinate Companion Loans on a pro rata and pari passu basis) and second, by the holders of the U.S. Steel Tower Mortgage Loan and the U.S. Steel Tower Pari Passu Companion Loans (up to the principal balance of U.S. Steel Tower Note A, together with accrued interest thereon at the applicable interest rate and any other amounts due such holders, which amounts will be applied to the U.S. Steel Tower Note A holders on a pro rata and pari passu basis), and all distributions described under “Application of Payments—Distributions” above will be made accordingly.

Sale of Defaulted Whole Loan

If the U.S. Steel Tower Whole Loan becomes a defaulted mortgage loan under the PSA, and if the U.S. Steel Tower Special Servicer decides to sell such defaulted mortgage loan, then the U.S. Steel Tower Special Servicer will be required to sell such defaulted mortgage loan in accordance with the procedures set forth in the PSA. A sale of any U.S. Steel Tower Subordinate Companion Loan under such provisions would require the consent of the holders thereof.

Special Servicer Appointment Rights

The U.S. Steel Tower Controlling Holder may remove the existing U.S. Steel Tower Special Servicer for the U.S. Steel Tower Whole Loan, with or without cause, and appoint a successor to the U.S. Steel Tower Special Servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the PSA.

The Non-Serviced AB Whole Loan

General

The Burlingame Point Mortgage Loan (5.8%) is part of a split loan structure comprised of 18 senior promissory notes and 3 subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $620,000,000. One such senior promissory note designated Note A-1-C-1, with an initial aggregate principal balance of $60,000,000 (the “Burlingame Point Mortgage Loan”) will be deposited into this securitization. The Burlingame Point Whole Loan is evidenced by (i) the Burlingame Point Mortgage Loan, (ii) three senior promissory notes designated Note A-1, Note A-2 and Note A-3 (the “Burlingame Point Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $20,000,000; (iii) the remaining senior promissory notes (see “—General—Whole Loan Control Notes and Non-Control Notes”) (the “Burlingame Point Non-Standalone Pari Passu Companion Loans” and, together with the Burlingame Point Standalone Pari Passu Companion Loans, the ”Burlingame Point Pari Passu Companion Loans”), which have an aggregate initial principal balance of $300,000,000; and (iv) three subordinate promissory notes designated Note B-1, Note B-2 and Note B-3 (the “Burlingame Point Subordinate Companion Loans” and, together with the Burlingame Point Standalone Pari Passu Companion Loans, the ”Burlingame Point Standalone Companion Loans”), which have an aggregate initial principal balance of $240,000,000.

The Burlingame Point Mortgage Loan, the Burlingame Point Pari Passu Companion Loans and the Burlingame Point Subordinate Companion Loans are referred to herein, collectively, as the “Burlingame Point Whole Loan“, and the Burlingame Point Pari Passu Companion Loans and the Burlingame Point Subordinate Companion Loans are referred to herein as the “Burlingame Point Companion Loans.” The Burlingame Point Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Burlingame Point Mortgage Loan. The Burlingame Point Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans.

Only the Burlingame Point Mortgage Loan is included in the issuing entity. The Burlingame Point Standalone Companion Loans were contributed to a securitization trust governed by the BGME 2021-VR TSA (the “BGME 2021-VR Securitization”). The Burlingame Point Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Burlingame Point Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Burlingame Point Whole Loan are subject to an Intercreditor Agreement (the “Burlingame Point Intercreditor Agreement”). The following summaries describe certain provisions of the Burlingame Point Intercreditor Agreement.

Servicing

The Burlingame Point Whole Loan (including the Burlingame Point Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the BGME 2021-VR TSA by KeyBank National Association as servicer (the “Burlingame Point Servicer”), and, if necessary, Situs Holdings, LLC as special servicer (the “Burlingame Point Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Burlingame Point Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Burlingame Point Mortgage Loan (but not on the Burlingame Point Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Burlingame Point Mortgage Loan.

Property protection advances in respect of the Burlingame Point Whole Loan will be made by the Burlingame Point Servicer or the trustee under the BGME 2021-VR TSA, as applicable, unless a determination of nonrecoverability is made under the BGME 2021-VR TSA.

Application of Payments

The Burlingame Point Intercreditor Agreement sets forth the respective rights of the holder of the Burlingame Point Mortgage Loan, the holders of the Burlingame Point Pari Passu Companion Loans and the holders of the Burlingame Point Subordinate Companion Loans with respect to distributions of funds received in respect of the Burlingame Point Whole Loan, and provides, in general, that:

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the Burlingame Point Mortgage Loan and the Burlingame Point Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

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the Burlingame Point Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Burlingame Point Mortgage Loan and the Burlingame Point Pari Passu Companion Loans, and the rights of the holders of the Burlingame Point Subordinate Companion Loans to receive payments with respect to the Burlingame Point Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Burlingame Point Mortgage Loan and the Burlingame Point Pari Passu Companion Loans to receive payments with respect to the Burlingame Point Whole Loan; and

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all expenses and losses relating to the Burlingame Point Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of Burlingame Point Subordinate Companion Loans and second to the issuing entity, as holder of the Burlingame Point Mortgage Loan, and the holders of the Burlingame Point Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the Burlingame Point Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

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first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans to the holders of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

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second, on a pro rata and pari passu basis, to the holders of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●	third, on a pro rata and pari passu basis, to the holders of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the Burlingame Point Mortgage Loan and each Burlingame Point Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Burlingame Whole Loan pursuant to the Burlingame Point Intercreditor Agreement or the BGME 2021-VR TSA;

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fourth, if the proceeds of any foreclosure sale or any liquidation of the Burlingame Point Whole Loan or the Burlingame Point Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holders of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans as a result of such workout, plus unpaid interest on the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans principal balance at a per annum rate equal the applicable note rate;

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fifth, on a pro rata and pari passu basis, to the holders of the Burlingame Point Mortgage Loan and the Burlingame Point Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents.

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sixth, the holders of the Burlingame Point Subordinate Companion Loans, to pay accrued and unpaid interest on the Burlingame Point Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable Burlingame Point Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

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seventh, to the holders of the Burlingame Point Subordinate Companion Loans, in an amount equal to all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the Burlingame Point Subordinate Companion Loans have been reduced to zero;

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eighth, on a pro rata and pari passu basis, to the holders of the Burlingame Point Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Burlingame Point Whole Loan or the Burlingame Point Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Burlingame Point Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the Burlingame Point Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the Burlingame Point Subordinate Companion Loans as a result of such workout, plus unpaid interest on the Burlingame Point Subordinate Companion Loan principal balance at a per annum rate equal the applicable note rate;

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tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BGME 2021-VR TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Burlingame Point Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the Burlingame Point Mortgage Loan and the Burlingame Point Companion Loans, pro rata, based on their respective percentage interests; and

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eleventh, if any excess amount is available to be distributed in respect of the Burlingame Point Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the Burlingame Point Mortgage Loan, the Burlingame Point Companion Loans and the Burlingame Point Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the Burlingame Point Intercreditor Agreement (the “Burlingame Point Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the BGME 2021-VR Securitization. Pursuant to the terms of the BGME 2021-VR TSA, such controlling class representative, which is initially Prima Capital Advisors LLC, will have consent and/or consultation rights with respect to the Burlingame Point Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the BGME 2021-VR TSA (a “Burlingame Point Consultation Termination Event”), the consent and consultation rights of the Burlingame Point Directing Holder will terminate and there will be no controlling noteholder for so long as the Burlingame Point Whole Loan is serviced pursuant to the BGME 2021-VR TSA. A Burlingame Point Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the BGME 2021-VR TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is 25% or less of the initial certificate balance of such Class HRR certificates, (ii) the Burlingame Point Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Prima Capital Advisors LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the BGME 2021-VR TSA (the “Burlingame Point Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the Burlingame Point Certificate Registrar receives either such notice.

In addition, pursuant to the terms of the Burlingame Point Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Burlingame Point Servicer or the Burlingame Point Special Servicer, as applicable, is required to provide to the Burlingame Point Directing Holder (within the same time frame such notices, information and reports to the Burlingame Point Directing Holder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the BGME 2021-VR TSA) with respect to any major decisions to be taken with respect to the Burlingame Point Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the

Burlingame Point Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Burlingame Point Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither the Burlingame Point Servicer nor the Burlingame Point Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Burlingame Point Mortgage Loan (or its representative).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Burlingame Point Intercreditor Agreement, if the Burlingame Point Whole Loan becomes a defaulted mortgage loan, and if the Burlingame Point Special Servicer determines to sell the Burlingame Point Whole Loan in accordance with the BGME 2021-VR TSA, then the Burlingame Point Special Servicer will be required to sell the Burlingame Point Pari Passu Companion Loans and the Burlingame Point Subordinate Companion Loans, together with the Burlingame Point Mortgage Loan, as one whole loan. In connection with any such sale, the Burlingame Point Special Servicer will be required to follow the procedures contained in the BGME 2021-VR TSA.

Notwithstanding the foregoing, the Burlingame Point Special Servicer will not be permitted to sell the Burlingame Point Whole Loan if it becomes a defaulted mortgage loan under the BGME 2021-VR TSA without the written consent of the issuing entity (or its representative), as holder of the Burlingame Point Mortgage Loan, or the holders of the Burlingame Point Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the Burlingame Point Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Burlingame Point Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Burlingame Point Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Burlingame Point Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Burlingame Point Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Burlingame Point Servicer or the Burlingame Point Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the Burlingame Point Mortgage Loan or the holders of the Burlingame Point Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the Burlingame Point Mortgage Loan, or the holders of the Burlingame Point Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the Burlingame Point Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Burlingame Point Intercreditor Agreement and the BGME 2021-VR TSA, the Burlingame Point Directing Holder (or its representative) will have the right, with or without cause, to replace the Burlingame Point Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Burlingame Point Mortgage Loan or any holder of a Burlingame Point Non-Standalone

Pari Passu Companion Loan. In addition, if the operating advisor under the BGME 2021-VR TSA recommends, in its sole discretion exercised in good faith, the replacement of the Burlingame Point Special Servicer, the applicable certificateholders under the BGME 2021-VR TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the Burlingame Point Special Servicer and appoint a replacement special servicer in accordance with the BGME 2021-VR TSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in May 2021 and ending on the hypothetical Determination Date in June 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., Bank of America, National Association, National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A. on or about June 24, 2021 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2020, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.6 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,518 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $54.4 billion, which were included in 179 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that

Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●

casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●

Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●

Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The 375 Pearl Street Mortgage Loan (9.7%) is part of a whole loan that was co-originated by Wells Fargo Bank and JPMorgan Chase Bank, National Association.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. The Burlingame Point Mortgage Loan (5.8%), which was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association, was acquired by Wells Fargo Bank from Goldman Sachs Bank USA prior to the Closing Date.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●

comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2018 to March 31, 2021 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC(11)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.80	0	0.00	0.00	1	30,949,659.00	3.80
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.80	0	0.00	0.00	1	30,949,659.00	3.80

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		LMF Commercial, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	16,160,000.00	1.06	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			129	1,487,599,794.00	100.00	1	16,160,000.00	1.06	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation(13)(14)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.42	0	0.00	0	1	7,384,250.00	1.42

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.42	0	0.00	0	1	7,384,250.00	1.42

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation(15)(16)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	1.95	0	0.00	0	3	8,985,163.00	1.95

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	1.95	0	0.00	0	3	8,985,163.00	1.95

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(17)(18)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.63	0	0.00	0.00	4	7,228,000.00	1.63

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.63	0	0.00	0.00	4	7,228,000.00	1.63

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)		Assets That Were Subject of Demand(3)(4)		Assets That Were Repurchased or Replaced(3)(4)(5)		Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)		Demand in Dispute(4)(6)(8)		Demand Withdrawn(4)(6)(9)		Demand Rejected(4)(6)(10)
Commercial Mortgages Asset Class Total			913	4,192,170,928.74	10	70,707,072.00	0	0.00	0	0.00	10	54,547,072	0	0.00	10	54,547,072

(1)

In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)

Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)

Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)

Includes assets for which a party has responded to one or more related demands to repurchase or replace by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)

(11)

Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for Loan No. 5 (Aloft Houston by the Galleria) (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller’s failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller’s failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer’s demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.

(12)

CWCapital Asset Management LLC, as special servicer for Loan #22 (Alpha Health Center), claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i)

the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

(13)

Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.

(14)

KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments, ) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.

(15)

Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.

(16)

KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.

(17)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were the subject to demand, CBRE Capital Markets, Inc. was the underlying originator.

(18)

LNR Partners, LLC, as special servicer for Loan #57 (4611 S. Drexel), Loan #137 (6217 S. Dorchester), Loan #179 (6250 S. Mozart), and Loan #218 (7255 S. Euclid) claimed in a letter dated September 12, 2019, that Freddie Mac, as the mortgage loan seller, breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the mortgage loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the securitization trust’s liens related to the mortgage loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2021 through March 31, 2021 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 11, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 11, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $22,200,674.27 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (31.3%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter. Each of MSMCH, Morgan Stanley Bank and Morgan Stanley & Co. LLC is an affiliate of Morgan Stanley Real Estate Advisor, Inc. which is one of the borrower sponsors of the National Cancer Institute Center Mortgage Loan.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2020.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0

(1)

Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2021, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $81,840,009,456.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●

Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●

Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●

Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●

Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●

Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●

Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●

Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●

Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●

Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●

Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●

Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2018 and ending March 31, 2021, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2021 through March 31, 2021 was set forth in a Form ABS-15G filed by MSMCH on May 17, 2021. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	59.36%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,139,689	59.36%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,361,157		0	-		0	-		0	-		1	77,221,468		1	11,139,689

(1)

In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)

MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)

Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2018 through March 31, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)

Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2018 through March 31, 2021.

(6)

Includes demands received during and prior to the reporting period from April 1, 2018 through March 31, 2021 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)

Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2018 through March 31, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)

Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2018 through March 31, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)

Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2021 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)

Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2021 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)

With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

As of the Closing Date, none of MSMCH, Morgan Stanley Bank or any of their affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $16,194,912.98 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2017	2018	2019	2020	As of 3/31/2021
Multifamily	$146,622,500	$398,925,000	$865,834,000	$412,820,000	$50,500,000
Office	1,424,716,159	1,760,222,500	3,219,527,500	805,375,000	676,406,667
Retail	720,057,794	1,377,112,634	1,434,905,387	1,055,850,000	38,140,000
Industrial	101,890,000	1,317,920,000	2,670,170,250	292,725,000	764,050,000
Manufactured Housing	38,835,750	150,480,000	62,075,000	12,950,000	19,225,000
Self Storage	387,370,000	511,986,250	185,248,500	210,841,250	156,682,400
Lodging	2,176,576,500	2,076,288,000	2,387,905,000	270,500,000	0
Mixed Use	221,600,000	182,040,000	123,515,000	219,725,000	0
Other	283,150,000	192,300,000	0	7,500,000	0
Total	$3,515,379,971	$7,967,274,384	$10,949,180,637	$3,288,286,250	$1,705,004,067

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●

Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●

Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●

Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●

Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●

Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●

Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●

Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●

Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●

Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●

Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●

comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2018, and ending March 31, 2021, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2021 through March 31, 2021 was set forth in a Form ABS-15G filed by Bank of America on May 12, 2021. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	18,015,342.93	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	73,409,695.74	85.77	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	8,457,831.80	9.88	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279.30	6.17	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	4.35	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	378,971,988.11	50.82	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	246,867,387.55	33.10	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	119,885,558.63	16.08	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	846,229.966.00	100.00	1	149,999,994	17.73	0	0	0.00	0	0	0.00	1	149,999,944.00	17.73	0	0	0.00	0	0	0.00
Commercial Mortgages Total			665	1,695,563,491.49		2	149,999,994		0	0		0	0		4	158,220,273.30		1	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)

Reflects assets subject to demands to repurchase or replace that were received during the period from April 1, 2018 to March 31, 2021. Activity with respect to demands received during and, if applicable, prior to such period ended March 31, 2021, is reflected elsewhere in this table. If an asset changed status during such period ended March 31, 2021, information regarding the asset will appear in this column and the other applicable column in this table. Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)

Reflects assets that were repurchased or replaced during the period from April 1, 2018 to March 31, 2021. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of March 31, 2021:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by March 31, 2021;
b.

The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

       Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from April 1, 2018 to March 31, 2021.

(5)

Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended March 31, 2021.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of March 31, 2021.

(7)

An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and March 31, 2021, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)

With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 12, 2021. The Central Index Key Number of Bank of America is 0001102113.

(9)

With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 12, 2021. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

As of the Closing Date, neither Bank of America nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $13,271,695.00 Certificate Balance of the RR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $31,000,000 (3.0%), and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 73rd commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on March 31, 2021, National Cooperative Bank, N.A. and its affiliates sold approximately $7.0 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through March 31, 2021, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $4.1 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Fifteen (15) of the twenty (20) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor (5.3%), were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property.

In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective payment due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●

comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 16, 2021. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including April 1, 2018 to March 31, 2021, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian, and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2021-BNK34 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2020, WTNA served as trustee on over 1,913 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $480 billion, of which approximately 646 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $426 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a U.S. bank holding company with approximately $1.9 trillion in assets as of December 31, 2020. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 S 4th Street, MAC: N9300-070, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo & Company announced that it had entered into a definitive agreement with Computershare Ltd (“Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The transaction is expected to close in the second half of 2021, subject to customary closing conditions and regulatory approvals.

Virtually all corporate trust services employees of Wells Fargo Bank, along with most existing CTS systems, technology and offices, are expected to transfer to one or more Computershare-affiliated entities as part of the sale.

Wells Fargo Bank will perform its obligations as certificate administrator and custodian under the Pooling and Servicing Agreement through its CTS line of business. In connection with the sale to Computershare, Wells Fargo Bank intends to transfer its duties, obligations and rights as certificate administrator and custodian under the PSA to Computershare Trust Company, N.A. or another Computershare-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor certificate administrator and custodian under the PSA, or to otherwise engage Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent to execute some or all of its powers and perform some or all of its duties as certificate administrator and custodian under the PSA; provided that the terms of the PSA will state that any such appointment of Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2020, Wells Fargo Bank was acting as certificate administrator for approximately 1019 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $568 billion.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2020, Wells Fargo Bank was acting as custodian of more than 290,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

In December 2014, Phoenix Light SF Limited and certain related entities and the National Credit Union Administration (NCUA) filed complaints in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against Wells Fargo Bank in its capacity as trustee for a number of residential mortgage-backed securities (“RMBS”) trusts. Complaints raising similar allegations have been filed by

Commerzbank AG in the Southern District of New York and by IKB International and IKB Deutsche Industriebank in New York state court. In each case, the plaintiffs allege that Wells Fargo Bank, as trustee, caused losses to investors, and plaintiffs assert causes of action based upon, among other things, the trustee’s alleged failure to notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, notify investors of alleged events of default, and abide by appropriate standards of care following alleged events of default. Wells Fargo Bank previously settled two class action lawsuits with similar allegations that were filed in November 2014 and December 2016 by institutional investors in the Southern District of New York and New York state court, respectively.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

With respect to each of the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the related RMBS trusts.

For two CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For each transaction, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $22,200,674.27 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans (in such capacity, the “General Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) an anticipated holder of a portion of the RR Interest, (ii) the certificate administrator and custodian under the PSA, (iii) a sponsor, an originator and a mortgage loan seller, (iv) expected to be the initial risk retention consultation party (v) an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter, (vi) the trustee, certificate administrator and custodian under the BGME 2021-VR TSA, pursuant to which the Burlingame Point Whole Loan is serviced, (vii) the master servicer, certificate administrator and custodian under the BANK 2021-BNK33 PSA, pursuant to which the 261-275 Amsterdam Avenue Whole Loan is serviced and (viii) the current holder of one or more of the companion loans related to the 375 Pearl Street Whole Loan.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 3/31/2021
By Approximate Number:	30,491	30,931	30,536	30,237
By Approximate Aggregate Unpaid Principal Balance (in billions):	$569.88	$594.17	$601.82	$600.40

Within this portfolio, as of March 31, 2021, are approximately 23,309 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $478.18 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2021, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
TYD Q1 2021	$468,398,626,201	$1,357,100,693	0.29%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing through September 6, 2021, or such later date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the General Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the General Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The General Master Servicer will enter into one or more agreements with the mortgage loan sellers (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $22,200,674.27 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to twenty (20) of the Mortgage Loans (6.6%). National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of March 31, 2021, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $4.38 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of December 31, 2020, National Cooperative Bank, N.A. had total assets of $3,026.1 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.49%. For the year ended December 31, 2020, National Cooperative Bank, N.A. reported net income of $36.2 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2018(1)	2019(1)	2020(1)	2021(2)
By Approximate Number:	3,439	3,398	3,450	3,484
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.2 billion	$5.2 billion	$5.4 billion	$5.5 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of March 31, 2021.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of March 31, 2021, are approximately 1,365 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.359 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of March 31, 2021, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2018	$2,056,162,733	$ 0.00	0.000%
Calendar Year 2019	$2,237,012,724	$ 97,256.00	0.004%
Calendar Year 2020	$2,511,959,089	$ 417,969.00	0.017%
Calendar Year 2021**	$2,595,307,945	$ 953,034.89	0.037%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

**	As of March 31, 2021.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Greystone Servicing Company LLC

Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone Servicing”) is expected, to initially be appointed as the general special servicer under the PSA, and in such capacity, Greystone Servicing will be responsible for the servicing and administration of the Specially Serviced Loans (other than any National Cooperative Bank, N.A. Mortgage Loans, Non-Serviced Mortgage Loans and Excluded Special Servicer Loans) and any related REO Properties, and will review, evaluate, process and/or provide or withhold consent as to Major Decisions and certain other transactions and perform certain enforcement actions relating to the Mortgage Loans (other than any National Cooperative Bank, N.A. Mortgage Loans, any Non-Serviced Mortgage Loans and any Excluded Special Servicer Loans) and any related Serviced Companion Loans when such Mortgage Loans and any related Serviced Companion Loans are non-Specially Serviced Loans pursuant to the PSA.

The principal place of business of Greystone Servicing is located at 419 Belle Air Lane, Warrenton, Virginia 20186 and its principal special servicing offices are located at 5221 N. O’Connor Blvd. Suite 800, Irving, Texas 75039.

Greystone Servicing, which is 100% indirectly owned by Stephen Rosenberg, provides primary and special loan servicing for third party portfolio owners, commercial mortgage backed securities trusts, government agencies, collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”). Greystone Servicing provides primary servicing for its affiliates’ various lending platforms, governmental agencies and CLOs. Greystone Servicing has a special servicer rating of CSS2+ from Fitch Ratings Inc. and a rating of MOR CS1 from DBRS Morningstar. Greystone Servicing is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “Strong” by S&P.

As of May 31, 2021, Greystone Servicing or its predecessor company was the named special servicer for approximately 89 transactions representing approximately 1,500 first mortgage loans, with an aggregate stated principal balance of approximately $18,973,062,654.57. Of those 89 transactions, 78 are commercial mortgage-backed securities transactions representing approximately 946 first mortgage loans, with an aggregate stated principal balance of approximately $17,487,094,946.42. The remaining eleven transactions are made up of one CDO and ten SBL Freddie Mac securitizations. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States. With respect to such transactions as of such date, Greystone Servicing or its predecessor entity was administering approximately 116 assets with a stated principal balance of approximately $2,936,784,072.65. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since 2002) and through May 31, 2021, Greystone Servicing (including C-III Asset Management LLC (“C3AM”) and C3AM’s predecessor entities’, which was acquired by a Greystone affiliate as of January 1, 2020, and the assets of which were subsequently transferred to Greystone Servicing as of August 26, 2020) has resolved or participated in the resolution of 4,623 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $56,864,605,352.36.

Greystone Servicing has detailed policies and operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Greystone Servicing servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. Greystone Servicing also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material changes to Greystone Servicing’s policies and procedures relating to the servicing function Greystone Servicing will perform under the PSA for assets of the same types as are included in this transaction.

Greystone Servicing will not have primary responsibility for custody services of original documents evidencing the Serviced Mortgage Loans or the Serviced Companion Loans. Greystone Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Serviced Mortgage Loans, the Serviced Companion Loans, or otherwise. To the extent that Greystone Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the PSA and the servicing standard under the PSA.

There are, to the current actual knowledge of Greystone Servicing, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the PSA, and Greystone Servicing’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by Greystone Servicing in connection with special servicing of commercial mortgage–backed securitization pools generally.

Greystone Servicing has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which Greystone Servicing was acting as special servicer as a result of any action or inaction of Greystone Servicing as special servicer, including as a result of Greystone Servicing’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Greystone Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA, and therefore Greystone Servicing believes its financial condition will not have a material impact on pool performance or performance of the certificates.

Greystone Servicing (including C3AM and its predecessor entities as described above) has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage backed securities transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by Greystone Servicing and its predecessors as special servicer in commercial mortgage backed securities transactions from 2018 through May 30, 2021.

Portfolio Size – CMBS Special Servicing	2018(1)	2019(1)	2020(1)	2021(2)
Total	$7.1 billion	$3.7 billion	$3.6 billion	$2.9 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of May 30, 2021.

Greystone Servicing may enter into one or more arrangements with a controlling class certificateholder, a controlling class representative, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, Greystone Servicing’s appointment as special servicer under the PSA and/or any related co-lender agreement.

Greystone Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, Greystone Servicing may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

Greystone Servicing occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties under the PSA.

From time to time, Greystone Servicing is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Greystone Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending against Greystone Servicing, or to which any property of Greystone Servicing is subject, that are material to the Certificateholders and Greystone Servicing has no actual knowledge of any proceedings contemplated by governmental authorities.

Greystone Servicing is not an affiliate of the depositor, either master servicer, the certificate administrator, the operating advisor, the asset representations reviewer, any originator or any other material party related to the transaction. As of the Closing Date, to Greystone Servicing’s knowledge, neither Greystone Servicing nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than its related rights as special servicer under the PSA.

The foregoing information regarding Greystone Servicing Company LLC under this heading “Transaction Parties—The Special Servicers” has been provided by Greystone Servicing Company LLC.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to twenty (20) of the Mortgage Loans (6.6%), will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are Non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of December 31, 2020, National Cooperative Bank, N.A. had total assets of $3,026.1 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.49%.  For the year ended December 31, 2020, National Cooperative Bank, N.A. reported net income of $36.2 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2018(1)	2019(1)	2020(1)	2021(2)
By Approximate Number:	3,439	3,398	3,450	3,484
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.2 billion	$5.2 billion	$5.4 billion	$5.5 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of March 31, 2021.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of March 31, 2021, are approximately 1,365 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.359 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of March 31, 2021, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of March 31, 2021, National Cooperative Bank, N.A. was named the special servicer in approximately 50 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $2.56 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2017 to March 31, 2021.

Portfolio Size – CMBS Special Servicing	2018(1)	2019(1)	2020(1)	2021(2)
Total	$0.00	$8,157,140	$8,951,817	$4,401,200

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of March 31, 2021.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the

Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-

Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and has a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of March 31, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 216 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $208 billion. As of March 31, 2021, Pentalpha Surveillance was acting as asset representations reviewer for 90 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $84 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is subject, that are material to the Certificateholders, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Wells Fargo Bank is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo, Morgan Stanley Bank, N.A. and Bank of America (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $51,667,282.25, representing at least 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates other than the Class R certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of certificates (other than the Class R certificates and the RR Interest).

Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Bank of America and Morgan Stanley Bank, N.A., as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Wells Fargo Bank, National Association, a national banking association, in its capacity as Retaining Sponsor, will acquire from the depositor, and retain, $22,200,674.27 Certificate Balance of the RR Interest, representing approximately 43.0% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, $16,194,912.98 Certificate Balance of the RR Interest, representing approximately 31.3% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., a national banking association and an affiliate of MSMCH, originated approximately 31.3% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Bank of America, National Association, a national banking association, will acquire from the depositor, and retain, $13,271,695.00 Certificate Balance of the RR Interest, representing approximately 25.7% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of America originated approximately 25.7% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Wells Fargo Bank) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest. The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, any Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of unreimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related

Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all Certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2021-BNK34 will consist of the following classes: the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”),

Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and an interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class V and Class R certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (ii) the Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1 and Class A-5-X2 certificates (collectively, the “Class A-5 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

The Non-Retained Certificates (other than the Class X Certificates, the Class V and Class R certificates and the Exchangeable IO Certificates) and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$4,820,000
A-2	$66,608,000
A-3	$8,695,000
A-SB	$7,221,000
A-4(1)	$167,000,000	(1)
A-5(1)	$432,830,000	(1)
X-A	$687,174,000
X-B	$171,794,000
A-S(1)	$68,718,000	(1)
B(1)	$65,036,000	(1)
C(1)	$38,040,000	(1)
Non-Offered Certificates
X-D	$52,765,000
X-F	$26,996,000
X-G	$11,044,000
X-H	$31,905,362
D	$28,223,000
E	$24,542,000
F	$26,996,000
G	$11,044,000
H	$31,905,362
V	NAP
R	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$51,667,282.25

(1)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust

Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $687,174,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $171,794,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $52,765,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $26,996,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $11,044,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $31,905,362.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Trust Components will equal the Certificate Balance of the Class A-5 Trust Component. The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Certificates will equal the Certificate Balances of the Class A-5-1 and Class A-5-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-

X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than (i) the Exchangeable Certificates and (ii) the Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest) and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Grantor Trust will issue (a) the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC, and (b) the Class V certificates.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2021.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●

all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●

any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date if received by the applicable Master Servicer on or prior to the related Determination Date;

(c) all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-Retained Certificates (other than the Class V certificates) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Non-Retained Certificates (other than the Class V and Class R certificates) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-Retained Certificates (other than the Class V and Class R certificates) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)  prior to the Cross-Over Date:

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e) to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(f)  to the Class A-5 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 Trust Component is reduced to zero;

(g) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, as applicable, are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components have been reduced to zero, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B Trust Component have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Required Credit Risk Retention Percentage of the amount of such recovery will be added to the Certificate Balance of the RR Interest, up to the lesser of (A) the Required Credit Risk Retention Percentage of the amount of such recovery and (B) the amount of unreimbursed Retained Certificate Realized Loss previously allocated to the RR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates (other than the Class V or Class R certificates) or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Account will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the RR Interest is so increased, the amount of unreimbursed Realized Losses or Retained Certificate Realized Loss, as applicable, of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the RR Interest) for any Distribution Date will equal to the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates for any Distribution Date will be a per annum rate equal to 0.5710%.

The Pass-Through Rate on the Class A-2 certificates for any Distribution Date will be a per annum rate equal to 1.9350%.

The Pass-Through Rate on the Class A-3 certificates for any Distribution Date will be a per annum rate equal to 1.8070%.

The Pass-Through Rate on the Class A-SB certificates for any Distribution Date will be a per annum rate equal to 2.1870%.

The Pass-Through Rate on the Class A-4 certificates for any Distribution Date will be a per annum rate equal to 2.1560%.

The Pass-Through Rate on the Class A-5 certificates for any Distribution Date will be a per annum rate equal to 2.4380%.

The Pass-Through Rate on the Class A-S certificates for any Distribution Date will be a per annum rate equal to 2.5720%.

The Pass-Through Rate on the Class B certificates for any Distribution Date will be a per annum rate equal to 2.7540%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates for any Distribution Date will be a per annum rate equal to 3.1080%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates for any Distribution Date will be a per annum rate equal to 2.5000%.

The Pass-Through Rate on the Class E certificates for any Distribution Date will be a per annum rate equal to 2.5000%.

The Pass-Through Rate on the Class F certificates for any Distribution Date will be a per annum rate equal to 2.2500%.

The Pass-Through Rate on the Class G certificates for any Distribution Date will be a per annum rate equal to 2.2500%.

The Pass-Through Rate on the Class H certificates for any Distribution Date will be a per annum rate equal to 2.2500%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-Retained Percentage of Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the issuing entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	$167,000,000	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	$432,830,000	Class A-5 Certificate Pass-Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-S	$68,718,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$65,036,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$38,040,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 Trust Component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
Class A-4 Exchangeable Certificates	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
Class A-5 Exchangeable Certificates	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
Class A-S Exchangeable Certificates	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
Class B Exchangeable Certificates	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
Class C Exchangeable Certificates	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-5 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-5 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B Trust Component, and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates are issued on the Closing Date and that the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 Trust Component, Class A-5 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-4 Certificates, Class A-5 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Scheduled Principal Distribution Amount for that Distribution Date, and

(b) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)      the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the

Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class V Certificates, the Non-Retained Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date, and (ii) to the holders of the RR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class V certificates and the RR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Non-Retained Certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-4-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(3) to the Class A-4-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(4) to the Class A-5-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(5) to the Class A-5-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class

A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and

(y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment

Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows (or, with respect to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-4 Certificates, Class A-5 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively):

Class	Assumed Final Distribution Date
Class A-1	June 2026
Class A-2	June 2026
Class A-3	May 2028
Class A-SB	May 2031
Class A-4	May 2031
Class A-5	June 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2031
Class B	June 2031
Class C	June 2031

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in June 2063. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii) the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited

Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Non-Retained Certificates (other than the Exchangeable Certificates and the Class V and Class R certificates) and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates (other than the Class V and Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise be protected by the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class B

Exchangeable Certificates will likewise be protected by the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class C Exchangeable Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under
“—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates (other than the Class V and Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, sixth, to the Class A-5 Trust Component, until its Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H

certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest or any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the

Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Non-Retained Certificates (other than the Class V and Class R certificates), a Trust Component or the RR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)     a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® Schedule AL file (with respect to the general master servicer);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer)

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2021, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2021, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder and the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related

Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that

Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by each master servicer;

●	the following “SEC EDGAR filings”:

○

any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files; and

○	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report;

○

a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis (provided that it is received by the certificate administrator);

○	any CREFC® appraisal reduction template received by the certificate administrator; and

○	any annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○

all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○

any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	any notice of termination of a sub-servicer by a successor master servicer or trustee;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○

any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any notice or documents provided to the certificate administrator by the depositor or a master servicer directing the certificate administrator to post to the “Special Notices” tab;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)          2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)          in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered

Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2021-BNK34

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)      an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)      the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)      other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)      the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)         the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)        the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)      any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)        other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h)  for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  a copy of all zoning reports;

(l)   a copy of financial statements of the related mortgagor;

(m) a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)  a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)   a copy of the insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)  a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w)  a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)

such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)

in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)

substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related

Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)  have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the

Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)         any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)         the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)         the obligation, if any, of the applicable master servicer to make advances;

(D)         the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)          the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)          any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)         any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)         any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the

PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the payment due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)          all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)          in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a Balloon or ARD Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced

Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).

In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage

Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Non-Retained Certificates (other than the Class V and Class R certificates) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any

January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates and the RR Interest. Prior to the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Required Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Non-Retained Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)          to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one month period ending on the related Determination Date, if any;

(ii)         to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)        to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)        to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)         to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)         to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)        to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)       to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)        to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)         to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)        to recoup any amounts deposited in its Collection Account in error;

(xii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)      to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)       to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)        to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)       to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)      to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)      in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)       to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)      to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers

With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.

Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly
Special Servicing Fee / Special Servicers

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.

First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.
Liquidation Fee /Master Servicer(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects.

From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time
Liquidation Fee /Special Servicers(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the applicable special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).

From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)

All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.

		Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Mortgage Loan.
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.

First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly

Operating Advisor Consulting Fee / Operating Advisor

$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.

Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.

Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).

		Out of general collections on deposit in the Collection Accounts.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer

For each (a) Delinquent Loan that is not a National Cooperative Bank, N.A. Mortgage Loan, the sum of: (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional

Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection

In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000; and (b) each Delinquent Loan that is a National Cooperative Bank, N.A. Mortgage Loan, $10,000.

Accounts.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.

First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.

Time to time
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.

Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.

First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.

Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties		on any Serviced Companion Loan)
CREFC® Intellectual Property Royalty License Fee / CREFC®

With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)

Based on third party charges.

First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)

With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)

Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00500% to 0.08000%. The Servicing Fee payable to the applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●

100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (other than with respect to a Payment Accommodation or a Government-Sponsored Relief Modification) (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such Excess Modification Fees; provided, however, that no master servicer will be entitled to any COVID Forbearance Fees with respect to a Payment Accommodation or any fees or other charges with respect to a Government-Sponsored Relief Modification;

●

100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●

100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●

the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●

late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, such master servicer and such special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related

Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, National Cooperative Bank, N.A. will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer, notwithstanding any termination or resignation of such party as master servicer; provided that National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to each master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which such master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to 0.25000% per annum subject to a minimum monthly fee of $3,500 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% (or, in the case of the Four Constitution Square Whole Loan and the Three Constitution Square Whole Loan, 0.50%) to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000; and provided further, however, that the Workout Fees,

Liquidation Fees and other compensation payable to the applicable special servicer as a result of the Four Constitution Square Mortgaged Property or the Three Constitution Square Mortgaged Property becoming an REO Property are each limited to a maximum amount not to exceed 1% of the original principal balance of the related Whole Loan. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the applicable special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% (or, in the case of the Four Constitution Square Whole Loan and the Three Constitution Square Whole Loan, 0.50%) to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer or the applicable master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; and provided further, however, that the Workout Fees, Liquidation Fees and other compensation payable to the applicable special servicer as a result of the Four Constitution Square Mortgaged Property or the Three Constitution Square Mortgaged Property becoming an REO Property are each limited to a maximum amount not to exceed 1% of the original principal balance of the related Whole Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)   with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)   the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any

Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)  if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans, 100% of COVID Forbearance Fees related to any Payment Accommodation and 100% of any fees or other charges related to any Government-Sponsored Relief Modification,

(ii)   100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)  100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)  100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v)   50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision (other than with respect to a Payment Accommodation or a Government-Sponsored Relief Modification).

The special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such

Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00746% (0.746 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating

Advisor Fee Rate will be equal to 0.00122% (0.122 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00025% (0.025 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to (a) each Delinquent Loan that is not a National Cooperative Bank, N.A. Mortgage Loan, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 and (b) each Delinquent Loan that is a National Cooperative Bank, N.A. Mortgage Loan, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”). The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)        120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)        the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)        30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)        30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)        60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)        90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)        immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

For the avoidance of doubt, with respect to clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, with respect to clause (2) above, a Government-Sponsored Relief Modification will not constitute an Appraisal Reduction Event.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 24 months following the date of the first Payment Accommodation for such Mortgage Loan or Serviced Whole Loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the applicable special servicer on behalf of the issuing entity.

Any fees or other charges charged by the applicable special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (“COVID Forbearance Fees”) (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.    the sum of

a)

90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property, and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

a)

to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)

all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)

all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer in the applicable master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the

Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related

Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates (other than the Class V and Class R certificates), on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicers (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest and any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). Such special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the

Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the applicable master servicer and reasonably requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the applicable special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related

Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing

Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation

Termination Event, a special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

A “Government-Sponsored Relief Modification” for any Mortgage Loan or Serviced Whole Loan means any modification, waiver or amendment of the related Mortgage Loan or Serviced Whole Loan that is necessary to facilitate a borrower’s ability to take advantage of any government-sponsored COVID-specific relief or stimulus program applicable to the Mortgage Loan or Serviced Whole Loan, related Mortgaged Property or related borrower; provided that (A) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (B) agreeing to such action would be consistent with the Servicing Standard, and (C) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. For the avoidance of doubt, a Government-Sponsored Relief Modification may only be entered into by the applicable special servicer on behalf of the issuing entity.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party:

(i)          grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Co-op Mortgage Loan or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)         consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)         approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)         grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)          consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)         consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and other than any Co-op Mortgage Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000);

(vii)        approve annual operating budgets for Mortgage Loans;

(viii)       consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)        grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)         any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)        any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)        approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)       any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)       with respect to National Cooperative Bank, N.A. Mortgage Loans, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xv)        grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the applicable special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency only if (i) prior to September 30, 2021, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Loan Modifications Related to COVID-19” above for a discussion of Revenue Procedure 2020-26.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)          extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)          provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If either special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the applicable special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the National Cooperative Bank, N.A. Mortgage Loans, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an

REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2022 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2023) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan (excluding a delinquency that would have existed but for a Payment Accommodation, for so long as the related borrower is complying with the terms of such Payment Accommodation), such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Co-op Mortgage Loans, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2021 and the calendar year ending on December 31, 2021. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)   the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)   the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)   there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)   the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

For the avoidance of doubt, with respect to clauses (2), (3), (4), (7) and (9) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, with respect to clause (4) above, neither (i) a Government-Sponsored Relief Modification with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default that would have existed but for such Government-Sponsored Relief Modification will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Government-Sponsored Relief Modification.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer and neither special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

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the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●

with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●

the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●

a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●

(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●

the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●

the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

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an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report.

Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an

Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the applicable special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced

Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicers with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters (other than Major Decisions) in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Non-Serviced Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be Eightfold Real Estate Capital Fund V, L.P. or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class G or Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

“Major Decision” means, with respect to the U.S. Steel Tower Whole Loan, a U.S. Steel Tower Major Decision, and with respect to any Mortgage Loan or Serviced Whole Loan other than the U.S. Steel Tower Whole Loan, each of the following:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, a Payment Accommodation, a Government-Sponsored Relief Modification, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clauses (xiv) or (xv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to National Cooperative Bank, N.A. Mortgage Loans, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a Co-op Mortgage Loan to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)    (a) other than in the case of a Co-op Mortgage Loan, any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)    other than in the case of any Co-op Mortgage Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)     other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)      other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)     other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents (including, without limitation, a Government-Sponsored Relief Modification), other than with respect to National Cooperative Bank, N.A. Mortgage Loans as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

(xiii)    requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)    other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)     agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)    determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)    other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)    other than with respect to Co-op Mortgage Loans and other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)     the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer reasonably requested by such special servicer relating to such Major Decision. The master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases.  Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the applicable master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class G certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a) promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b) promptly reviewing each Final Asset Status Report; and

(c) reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a) the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c) the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d) the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)  after the calculation but, prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)  if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii) if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)   that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)   that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within any Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c) any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e) the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f) the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class X-F, Class X-G and Class X-H Certificates, the RR Interest, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the applicable special servicer, the applicable special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 110 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding two of such 110 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2016 and December 31, 2020, was 31.9%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 7.2%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 15.4% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 4.8%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)     a copy of any notice previously delivered by the applicable master servicer or applicable special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)     copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the RR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)   may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in its sole discretion exercised in good faith that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the

PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a) (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or such special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d) any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f) KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g) such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h) such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a

“U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a

Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, any depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA.

However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the applicable special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the applicable master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the applicable master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the

Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a Non-Specially Serviced Loan, the applicable master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The applicable master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to such master servicer, and reasonably requested by the applicable special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the applicable master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a

Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner

otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the

Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to the Non-Serviced Whole Loans. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Non-Serviced Mortgage Loans is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●

Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2021-BNK34 mortgage pool, if necessary).

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Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●

The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

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Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

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The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related

Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

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The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

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Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

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The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

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The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

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Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

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The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

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The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

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While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

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The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2021-BNK34 mortgage pool, if necessary).

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The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

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With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

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Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

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The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Servicing of the Burlingame Point Mortgage Loan

The Burlingame Point Mortgage Loan is serviced pursuant to the BGME 2021-VR TSA. The servicing terms of the BGME 2021-VR TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Burlingame Point Servicer earns a primary servicing fee with respect to the Burlingame Point Mortgage Loan that is to be calculated at 0.00250% per annum.

●

Upon the Burlingame Point Whole Loan becoming a specially serviced loan under the BGME 2021-VR TSA, the Burlingame Point Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum.

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In connection with a workout of the Burlingame Point Whole Loan, the Burlingame Point Special Servicer will be entitled to a workout fee equal to 0.50% of each collection (other than penalty charges and excess interest) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such workout fee is subject to a cap of $1,000,000.

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The Burlingame Point Special Servicer will be entitled to a liquidation fee equal to 0.50% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such liquidation fee is subject to a cap of $1,000,000.

●	There is no asset representations reviewer under the BGME 2021-VR TSA with regards to the Burlingame Point Whole Loan.

●	Prospective investors are encouraged to review the full provisions of the BGME 2021-VR TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication).  The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch and KBRA.

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●

a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced

Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in June 2031 and the Four Constitution Square Mortgage Loan, the Burlingame Point Mortgage Loan or the Three Constitution Square Mortgage Loan is still an asset of the trust, then such Mortgage Loan(s) will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)  to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)  to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)  to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k) to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt is rated at least “BBB” by S&P, “A” by Fitch (or short term rating of “F1”) by Fitch) and, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers.  If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

District of Columbia. Commercial mortgage loans in the District of Columbia are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in the District of Columbia may be accomplished by a non-judicial trustee’s sale under a specific “power of sale” provision in the deed of trust or by judicial foreclosure. After appropriate notices to the borrower and owner of the property are provided as specified in the loan documents, a so-called statutory notice of foreclosure is filed with the D.C. Recorder of Deeds and mailed, by certified mail and regular mail, to all owners and lienholders of record. Conduct of the foreclosure cannot occur sooner than thirty days after recording this notice. By common practice, the foreclosure sale is advertised five times in a newspaper in general circulation in the District of Columbia every other day except weekends and holidays. By judicial decision, a foreclosing trustee under a deed of trust who is related to the noteholder may have the burden of showing that the foreclosure procedures followed were fair. An independent trustee for foreclosure purposes would not have that burden. The foreclosure auction is commonly conducted by a professional auctioneer, with the trustee in attendance. There is no right of redemption after the foreclosure sale. There is not statutory audit procedure after the foreclosure. On recourse loans, a deficiency judgment may be sought after a foreclosure. The D.C. Code affords lien priority to certain taxes and water/sewer charges over earlier-recorded deeds of trust. Under D.C. law, in order to enforce an assignment of rents, a mortgagee is required to (i) take actual possession of the mortgaged property, (ii) take constructive possession of the mortgaged property by obtaining court authorization to collect rents from tenants or (iii) move for the appointment of, and obtain an affirmative ruling appointing, a receiver for the mortgaged property.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable”

standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
INVOLVING TRANSACTION PARTIES

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, and a holder of a Companion Loan relating to the 375 Pearl Street Whole Loan, is also a master servicer, the certificate administrator and the custodian under this securitization, is expected to be the initial holder of a portion of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the master servicer, certificate administrator and custodian under the BANK 2021-BNK33 PSA, which governs the servicing and administration of the 261-275 Amsterdam Avenue Whole Loan and (ii) the trustee, certificate administrator and custodian under the BGME 2021-VR TSA, which governs the servicing and administration of the Burlingame Point Whole Loan.

Bank of America, a mortgage loan seller, an originator, a sponsor and the holder of a portion of the RR Interest, is an affiliate of BofA Securities, Inc., one of the underwriters and the holder of one or more of the Companion Loans relating to the Four Constitution Square Whole Loan and the Three Constitution Square Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. In addition, each of MSMCH, Morgan Stanley Bank and Morgan Stanley & Co. LLC is an affiliate of Morgan Stanley Real Estate Advisor, Inc. which is one of the borrower sponsors of the National Cancer Institute Center mortgage loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the contribution of those mortgage loans to this securitization sold to the depositor by National Cooperative Bank, N.A. transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain National Cooperative Bank, N.A. Mortgage Loans, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A. is a master servicer and special servicer under the BANK 2021-BNK33 PSA, which governs the servicing and administration of the 261-275 Amsterdam Avenue Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. in connection with that securitization transaction; provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to the 261-275 Amsterdam Avenue Whole Loan.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by National Cooperative Bank, N.A., to the depositor.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Greystone Servicing Company LLC is expected to act as a special servicer, and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that Bank of America and MSMCH will transfer to the depositor.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the BANK 2021-BNK33 PSA, which governs the servicing and administration of the 261-275 Amsterdam Avenue Whole Loan.

Pentalpha Surveillance LLC, the operating advisor and the asset representations reviewer, is also the operating advisor under the BGME 2021-VR TSA, which governs the servicing and administration of the Burlingame Point Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicers nor the special servicers will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 687,174,000	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	$ 171,794,000	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-1 Certificates
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage

Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 687,174,000	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	$ 171,794,000	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-1 Certificates
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-4, Class A-5, Class A-S, Class B and Class C certificates apply equally to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2021; and

●	the Offered Certificates are settled with investors on June 24, 2021.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2022	82%	82%	82%	82%	82%
June 2023	64%	64%	64%	64%	64%
June 2024	46%	46%	46%	46%	46%
June 2025	22%	22%	22%	22%	22%
June 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.66	2.65	2.65	2.65	2.65

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.98	4.96	4.95	4.92	4.73

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.89	6.88	6.86	6.84	6.64

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	79%	79%	79%	79%	79%
June 2028	58%	58%	58%	58%	59%
June 2029	38%	38%	38%	38%	39%
June 2030	18%	18%	18%	18%	18%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.44	7.44	7.44	7.44	7.45

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	96%	91%	85%	66%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.37	9.30	9.26	9.23	9.06

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.91	9.86	9.78	9.50

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.66

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.73

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.73

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	1.731%	1.734%	1.734%	1.734%	1.734%
98.0000%	1.336%	1.338%	1.338%	1.338%	1.338%
99.0000%	0.947%	0.947%	0.947%	0.947%	0.947%
100.0000%	0.563%	0.563%	0.563%	0.563%	0.563%
101.0000%	0.185%	0.185%	0.185%	0.185%	0.185%
102.0000%	-0.187%	-0.189%	-0.189%	-0.189%	-0.189%
103.0000%	-0.554%	-0.556%	-0.556%	-0.556%	-0.556%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	1.927%	1.927%	1.927%	1.927%	1.926%
101.0000%	1.715%	1.715%	1.714%	1.713%	1.704%
102.0000%	1.507%	1.506%	1.504%	1.502%	1.485%
103.0000%	1.300%	1.298%	1.297%	1.294%	1.268%
104.0000%	1.095%	1.094%	1.091%	1.087%	1.053%
105.0000%	0.893%	0.891%	0.888%	0.883%	0.841%
106.0000%	0.693%	0.691%	0.687%	0.681%	0.631%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	2.277%	2.278%	2.279%	2.281%	2.294%
98.0000%	2.117%	2.118%	2.118%	2.119%	2.128%
99.0000%	1.959%	1.959%	1.960%	1.960%	1.964%
100.0000%	1.803%	1.803%	1.803%	1.803%	1.802%
101.0000%	1.648%	1.648%	1.648%	1.647%	1.642%
102.0000%	1.495%	1.495%	1.494%	1.493%	1.484%
103.0000%	1.344%	1.343%	1.342%	1.341%	1.328%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.184%	2.184%	2.184%	2.184%	2.184%
101.0000%	2.038%	2.038%	2.038%	2.038%	2.038%
102.0000%	1.893%	1.893%	1.893%	1.893%	1.893%
103.0000%	1.750%	1.750%	1.750%	1.750%	1.750%
104.0000%	1.608%	1.608%	1.608%	1.608%	1.609%
105.0000%	1.468%	1.468%	1.468%	1.468%	1.469%
106.0000%	1.330%	1.330%	1.330%	1.330%	1.331%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	2.396%	2.398%	2.399%	2.399%	2.403%
99.0000%	2.275%	2.276%	2.276%	2.277%	2.279%
100.0000%	2.156%	2.156%	2.156%	2.156%	2.155%
101.0000%	2.037%	2.037%	2.036%	2.036%	2.033%
102.0000%	1.921%	1.919%	1.918%	1.917%	1.913%
103.0000%	1.805%	1.802%	1.801%	1.800%	1.794%
104.0000%	1.690%	1.687%	1.686%	1.684%	1.676%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.0000%	2.374%	2.380%	2.382%	2.384%	2.397%
95.0000%	2.251%	2.255%	2.257%	2.259%	2.270%
96.0000%	2.129%	2.132%	2.134%	2.135%	2.144%
97.0000%	2.008%	2.011%	2.012%	2.013%	2.019%
98.0000%	1.889%	1.891%	1.891%	1.892%	1.896%
99.0000%	1.771%	1.772%	1.772%	1.772%	1.774%
100.0000%	1.654%	1.654%	1.654%	1.654%	1.654%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.5000%	6.464%	6.321%	6.259%	6.199%	5.841%
3.7500%	4.832%	4.682%	4.617%	4.555%	4.180%
4.0000%	3.355%	3.197%	3.130%	3.065%	2.676%
4.2500%	2.007%	1.843%	1.773%	1.706%	1.303%
4.5000%	0.769%	0.599%	0.527%	0.458%	0.042%
4.7500%	-0.373%	-0.549%	-0.623%	-0.695%	-1.122%
5.0000%	-1.433%	-1.614%	-1.690%	-1.764%	-2.202%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
90.0000%	2.352%	2.361%	2.365%	2.369%	2.391%
91.0000%	2.225%	2.234%	2.237%	2.241%	2.261%
92.0000%	2.101%	2.108%	2.111%	2.114%	2.132%
93.0000%	1.978%	1.984%	1.987%	1.989%	2.005%
94.0000%	1.856%	1.861%	1.863%	1.866%	1.879%
95.0000%	1.735%	1.740%	1.742%	1.744%	1.754%
96.0000%	1.616%	1.620%	1.621%	1.623%	1.632%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.7500%	4.076%	3.922%	3.856%	3.792%	3.410%
8.0000%	3.355%	3.197%	3.130%	3.065%	2.676%
8.2500%	2.666%	2.505%	2.437%	2.370%	1.974%
8.5000%	2.007%	1.843%	1.773%	1.706%	1.303%
8.7500%	1.375%	1.208%	1.137%	1.069%	0.660%
9.0000%	0.769%	0.599%	0.527%	0.458%	0.042%
9.2500%	0.187%	0.014%	-0.059%	-0.130%	-0.551%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.440%	2.440%	2.439%	2.439%	2.439%
101.0000%	2.326%	2.325%	2.325%	2.324%	2.321%
102.0000%	2.213%	2.213%	2.212%	2.210%	2.204%
103.0000%	2.102%	2.101%	2.100%	2.097%	2.088%
104.0000%	1.991%	1.991%	1.989%	1.985%	1.973%
105.0000%	1.883%	1.882%	1.879%	1.875%	1.860%
106.0000%	1.775%	1.774%	1.771%	1.766%	1.748%

Pre-Tax Yield to Maturity for the Class A-5-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.0000%	2.512%	2.513%	2.515%	2.519%	2.535%
96.0000%	2.394%	2.395%	2.397%	2.400%	2.412%
97.0000%	2.278%	2.279%	2.280%	2.282%	2.292%
98.0000%	2.163%	2.164%	2.165%	2.166%	2.172%
99.0000%	2.050%	2.050%	2.050%	2.051%	2.054%
100.0000%	1.937%	1.937%	1.937%	1.937%	1.937%
101.0000%	1.826%	1.826%	1.826%	1.825%	1.822%

Pre-Tax Yield to Maturity for the Class A-5-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.7500%	5.856%	5.824%	5.740%	5.606%	5.086%
4.0000%	4.422%	4.388%	4.301%	4.160%	3.618%
4.2500%	3.114%	3.079%	2.988%	2.842%	2.278%
4.5000%	1.914%	1.878%	1.783%	1.632%	1.049%
4.7500%	0.806%	0.769%	0.672%	0.516%	-0.086%
5.0000%	-0.221%	-0.259%	-0.359%	-0.519%	-1.138%
5.2500%	-1.177%	-1.217%	-1.319%	-1.484%	-2.119%

Pre-Tax Yield to Maturity for the Class A-5-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.0000%	2.467%	2.468%	2.473%	2.481%	2.510%
92.0000%	2.347%	2.348%	2.352%	2.359%	2.385%
93.0000%	2.228%	2.230%	2.233%	2.239%	2.261%
94.0000%	2.111%	2.112%	2.115%	2.120%	2.139%
95.0000%	1.995%	1.996%	1.999%	2.003%	2.019%
96.0000%	1.881%	1.882%	1.884%	1.887%	1.899%
97.0000%	1.768%	1.768%	1.770%	1.772%	1.782%

Pre-Tax Yield to Maturity for the Class A-5-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.2500%	3.753%	3.719%	3.630%	3.487%	2.933%
8.5000%	3.114%	3.079%	2.988%	2.842%	2.278%
8.7500%	2.501%	2.466%	2.373%	2.225%	1.651%
9.0000%	1.914%	1.878%	1.783%	1.632%	1.049%
9.2500%	1.349%	1.312%	1.217%	1.063%	0.471%
9.5000%	0.806%	0.769%	0.672%	0.516%	-0.086%
9.7500%	0.283%	0.246%	0.147%	-0.011%	-0.622%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.0000%	5.709%	5.642%	5.564%	5.450%	4.924%
7.2500%	4.868%	4.800%	4.720%	4.603%	4.068%
7.5000%	4.070%	4.001%	3.920%	3.800%	3.254%
7.7500%	3.312%	3.241%	3.158%	3.036%	2.481%
8.0000%	2.590%	2.517%	2.433%	2.308%	1.744%
8.2500%	1.901%	1.826%	1.741%	1.614%	1.041%
8.5000%	1.242%	1.166%	1.079%	0.950%	0.368%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.0000%	6.865%	6.881%	6.902%	6.936%	6.551%
4.2500%	5.481%	5.497%	5.519%	5.556%	5.154%
4.5000%	4.215%	4.231%	4.254%	4.292%	3.876%
4.7500%	3.048%	3.066%	3.089%	3.128%	2.698%
5.0000%	1.969%	1.987%	2.011%	2.052%	1.608%
5.2500%	0.966%	0.984%	1.009%	1.050%	0.595%
5.5000%	0.029%	0.048%	0.073%	0.116%	-0.351%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.574%	2.574%	2.574%	2.574%	2.574%
101.0000%	2.460%	2.460%	2.460%	2.460%	2.457%
102.0000%	2.347%	2.347%	2.347%	2.347%	2.340%
103.0000%	2.236%	2.236%	2.236%	2.236%	2.226%
104.0000%	2.125%	2.125%	2.125%	2.125%	2.112%
105.0000%	2.016%	2.016%	2.016%	2.016%	2.000%
106.0000%	1.908%	1.908%	1.908%	1.908%	1.888%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.0000%	2.648%	2.648%	2.648%	2.648%	2.664%
96.0000%	2.530%	2.530%	2.530%	2.530%	2.543%
97.0000%	2.413%	2.413%	2.413%	2.413%	2.423%
98.0000%	2.298%	2.298%	2.298%	2.298%	2.305%
99.0000%	2.184%	2.184%	2.184%	2.184%	2.188%
100.0000%	2.072%	2.072%	2.072%	2.072%	2.072%
101.0000%	1.961%	1.961%	1.961%	1.961%	1.957%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.7500%	5.935%	5.935%	5.935%	5.935%	5.389%
4.0000%	4.504%	4.504%	4.504%	4.504%	3.934%
4.2500%	3.199%	3.199%	3.199%	3.199%	2.607%
4.5000%	2.002%	2.002%	2.002%	2.002%	1.389%
4.7500%	0.898%	0.898%	0.898%	0.898%	0.265%
5.0000%	-0.127%	-0.127%	-0.127%	-0.127%	-0.778%
5.2500%	-1.081%	-1.081%	-1.081%	-1.081%	-1.750%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.0000%	2.604%	2.604%	2.604%	2.604%	2.635%
92.0000%	2.484%	2.484%	2.484%	2.484%	2.511%
93.0000%	2.365%	2.365%	2.365%	2.365%	2.388%
94.0000%	2.247%	2.247%	2.247%	2.247%	2.267%
95.0000%	2.131%	2.131%	2.131%	2.131%	2.148%
96.0000%	2.016%	2.016%	2.016%	2.016%	2.030%
97.0000%	1.903%	1.903%	1.903%	1.903%	1.913%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.2500%	3.837%	3.837%	3.837%	3.837%	3.256%
8.5000%	3.199%	3.199%	3.199%	3.199%	2.607%
8.7500%	2.588%	2.588%	2.588%	2.588%	1.985%
9.0000%	2.002%	2.002%	2.002%	2.002%	1.389%
9.2500%	1.439%	1.439%	1.439%	1.439%	0.816%
9.5000%	0.898%	0.898%	0.898%	0.898%	0.265%
9.7500%	0.376%	0.376%	0.376%	0.376%	-0.266%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.757%	2.757%	2.757%	2.757%	2.757%
101.0000%	2.642%	2.642%	2.642%	2.642%	2.639%
102.0000%	2.528%	2.528%	2.528%	2.528%	2.523%
103.0000%	2.415%	2.415%	2.415%	2.415%	2.408%
104.0000%	2.304%	2.304%	2.304%	2.304%	2.294%
105.0000%	2.194%	2.194%	2.194%	2.194%	2.181%
106.0000%	2.085%	2.085%	2.085%	2.085%	2.069%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.0000%	2.836%	2.836%	2.836%	2.836%	2.849%
96.0000%	2.717%	2.717%	2.717%	2.717%	2.727%
97.0000%	2.600%	2.600%	2.600%	2.600%	2.607%
98.0000%	2.483%	2.483%	2.483%	2.483%	2.488%
99.0000%	2.368%	2.368%	2.368%	2.368%	2.371%
100.0000%	2.255%	2.255%	2.255%	2.255%	2.254%
101.0000%	2.142%	2.142%	2.142%	2.142%	2.140%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.7470%	5.953%	5.953%	5.953%	5.953%	5.521%
3.9980%	4.515%	4.515%	4.515%	4.515%	4.063%
4.2490%	3.204%	3.204%	3.204%	3.204%	2.735%
4.5000%	2.002%	2.002%	2.002%	2.002%	1.516%
4.7510%	0.893%	0.893%	0.893%	0.893%	0.391%
5.0020%	-0.135%	-0.135%	-0.135%	-0.135%	-0.651%
5.2530%	-1.092%	-1.092%	-1.092%	-1.092%	-1.623%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.0000%	2.796%	2.796%	2.796%	2.796%	2.821%
92.0000%	2.675%	2.675%	2.675%	2.675%	2.696%
93.0000%	2.555%	2.555%	2.555%	2.555%	2.574%
94.0000%	2.436%	2.436%	2.436%	2.436%	2.452%
95.0000%	2.319%	2.319%	2.319%	2.319%	2.332%
96.0000%	2.203%	2.203%	2.203%	2.203%	2.214%
97.0000%	2.089%	2.089%	2.089%	2.089%	2.096%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.2500%	3.837%	3.837%	3.837%	3.837%	3.376%
8.5000%	3.199%	3.199%	3.199%	3.199%	2.730%
8.7500%	2.588%	2.588%	2.588%	2.588%	2.110%
9.0000%	2.002%	2.002%	2.002%	2.002%	1.516%
9.2500%	1.439%	1.439%	1.439%	1.439%	0.945%
9.5000%	0.898%	0.898%	0.898%	0.898%	0.396%
9.7500%	0.376%	0.376%	0.376%	0.376%	-0.133%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	3.114%	3.114%	3.114%	3.114%	3.114%
101.0000%	2.997%	2.997%	2.997%	2.997%	2.994%
102.0000%	2.880%	2.880%	2.880%	2.880%	2.875%
103.0000%	2.766%	2.766%	2.766%	2.766%	2.758%
104.0000%	2.652%	2.652%	2.652%	2.652%	2.642%
105.0000%	2.540%	2.540%	2.540%	2.540%	2.527%
106.0000%	2.429%	2.429%	2.429%	2.429%	2.414%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.0000%	3.203%	3.203%	3.203%	3.203%	3.216%
96.0000%	3.082%	3.082%	3.082%	3.082%	3.092%
97.0000%	2.962%	2.962%	2.962%	2.962%	2.969%
98.0000%	2.843%	2.843%	2.843%	2.843%	2.848%
99.0000%	2.726%	2.726%	2.726%	2.726%	2.729%
100.0000%	2.611%	2.611%	2.611%	2.611%	2.610%
101.0000%	2.496%	2.496%	2.496%	2.496%	2.493%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.7500%	5.935%	5.935%	5.935%	5.935%	5.502%
4.0000%	4.504%	4.504%	4.504%	4.504%	4.052%
4.2500%	3.199%	3.199%	3.199%	3.199%	2.730%
4.5000%	2.002%	2.002%	2.002%	2.002%	1.516%
4.7500%	0.898%	0.898%	0.898%	0.898%	0.396%
5.0000%	-0.127%	-0.127%	-0.127%	-0.127%	-0.643%
5.2500%	-1.081%	-1.081%	-1.081%	-1.081%	-1.611%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.0000%	3.172%	3.172%	3.172%	3.172%	3.196%
92.0000%	3.048%	3.048%	3.048%	3.048%	3.069%
93.0000%	2.925%	2.925%	2.925%	2.925%	2.944%
94.0000%	2.805%	2.805%	2.805%	2.805%	2.820%
95.0000%	2.685%	2.685%	2.685%	2.685%	2.698%
96.0000%	2.567%	2.567%	2.567%	2.567%	2.577%
97.0000%	2.450%	2.450%	2.450%	2.450%	2.458%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.2500%	3.837%	3.837%	3.837%	3.837%	3.376%
8.5000%	3.199%	3.199%	3.199%	3.199%	2.730%
8.7500%	2.588%	2.588%	2.588%	2.588%	2.110%
9.0000%	2.002%	2.002%	2.002%	2.002%	1.516%
9.2500%	1.439%	1.439%	1.439%	1.439%	0.945%
9.5000%	0.898%	0.898%	0.898%	0.898%	0.396%
9.7500%	0.376%	0.376%	0.376%	0.376%	-0.133%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates, the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Exchangeable Trust Components”) and the RR Interest (in the case of the RR Interest, excluding the right to receive Excess Interest) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any

Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the arrangement for holding the Exchangeable Trust Components, the Excess Interest and the Excess Interest Distribution Account will be classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations (the “Grantor Trust”). The Grantor Trust will issue the Exchangeable Certificates and the Class V Certificates. Under Section 671 of the Code, (a) the holders of the Exchangeable Certificates will be treated as the beneficial owners of the specific Exchangeable Trust Components underlying their particular Exchangeable Certificates and (b) the holders of the RR Interest and the Class V Certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty-two (32) of the Mortgaged Properties securing twenty-five (25) Mortgage Loans representing 15.1% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest:

the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that none of the REMIC regular interest components underlying the Classes of Offered Certificates that are Principal Balance Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing

Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan repays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) maybe, issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificates) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. Such election, if made can only be revoked with IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. Such election, if made can only be revoked with IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to

the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3 and Class A-SB certificates will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller: (i) increased by any original issue discount or market discount, or other amounts previously included in the seller’s gross income with respect to the Regular Interest and (ii) reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V Certificates and the RR Interest or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the

30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-SB
Wells Fargo Securities, LLC	$1,874,980	$25,910,512	$3,382,355	$2,808,969
Morgan Stanley & Co. LLC	$1,619,520	$22,380,288	$2,921,520	$2,426,256
BofA Securities, Inc.	$1,325,500	$18,317,200	$2,391,125	$1,985,775
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$4,820,000	$66,608,000	$8,695,000	$7,221,000

Underwriter	Class A-4	Class A-4-1	Class A-4-2	Class A-4-X1
Wells Fargo Securities, LLC	$64,963,000	$0	$0	$0
Morgan Stanley & Co. LLC	$56,112,000	$0	$0	$0
BofA Securities, Inc.	$45,925,000	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$167,000,000	$0	$0	$0

Underwriter	Class A-4-X2	Class A-5	Class A-5-1	Class A-5-2
Wells Fargo Securities, LLC	$0	$168,370,870	$0	$0
Morgan Stanley & Co. LLC	$0	$145,430,880	$0	$0
BofA Securities, Inc.	$0	$119,028,250	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$432,830,000	$0	$0

Underwriter	Class A-5-X1	Class A-5-X2	Class X-A	Class X-B
Wells Fargo Securities, LLC	$0	$0	$267,310,686	$66,827,866
Morgan Stanley & Co. LLC	$0	$0	$230,890,464	$57,722,784
BofA Securities, Inc.	$0	$0	$188,972,850	$47,243,350
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$0	$687,174,000	$171,794,000

Underwriter	Class A-S	Class A-S-1	Class A-S-2	Class A-S-X1
Wells Fargo Securities, LLC	$26,731,302	$0	$0	$0
Morgan Stanley & Co. LLC	$23,089,248	$0	$0	$0
BofA Securities, Inc.	$18,897,450	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$68,718,000	$0	$0	$0

Underwriter	Class A-S-X2	Class B	Class B-1	Class B-2
Wells Fargo Securities, LLC	$0	$25,299,004	$0	$0
Morgan Stanley & Co. LLC	$0	$21,852,096	$0	$0
BofA Securities, Inc.	$0	$17,884,900	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$65,036,000	$0	$0

Underwriter	Class B-X1	Class B-X2	Class C	Class C-1
Wells Fargo Securities, LLC	$0	$0	$14,797,560	$0
Morgan Stanley & Co. LLC	$0	$0	$12,781,440	$0
BofA Securities, Inc.	$0	$0	$10,461,000	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$0	$38,040,000	$0

Underwriter	Class C-2	Class C-X1	Class C-X2
Wells Fargo Securities, LLC	$0	$0	$0
Morgan Stanley & Co. LLC	$0	$0	$0
BofA Securities, Inc.	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0
Total	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 109.8% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2021, before deducting expenses payable by the depositor (estimated at $5,557,888, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, a master servicer, the certificate administrator, the custodian, the certificate registrar, an initial holder of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator and an initial holder of the RR Interest. In addition, each of MSMCH, Morgan Stanley Bank and Morgan Stanley & Co. LLC is an affiliate of Morgan Stanley Real Estate Advisor, Inc. which is one of the borrower sponsors of the National Cancer Institute Center mortgage loan. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the RR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)          the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)          the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH; and

(3)          the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry

Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-226486-20)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226486) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990) and to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered

Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in June 2063. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered

Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@
@%(#)	183
1
17g-5 Information Provider	404
1986 Act	590
1996 Act	561
3
30/360 Basis	442
4
401(c) Regulations	612
A
AB Modified Loan	457
Accelerated Mezzanine Loan Lender	396
Acceptable Insurance Default	461
Acting General Counsel’s Letter	165
Actual/360 Basis	233
Actual/360 Loans	431
ADA	563
Additional Exclusions	461
Administrative Cost Rate	371
ADR	176
Advances	425
Affirmative Asset Review Vote	507
Aggregate Available Funds	362
Aggregate Excess Prepayment Interest Shortfall	389
Aggregate Gain-on-Sale Entitlement Amount	363
Aggregate Principal Distribution Amount	375
Allocated Appraisal Reduction Amount	453
Allocated Cumulative Appraisal Reduction Amount	453
Annual Debt Service	176
Anticipated Repayment Date	233
Appraisal Institute	285
Appraisal Reduction Amount	452
Appraisal Reduction Event	451
Appraised Value	177
Appraised-Out Class	458
ARD Loan	233
Assessment of Compliance	539
Asset Representations Reviewer Asset Review Fee	450
Asset Representations Reviewer Fee	449
Asset Representations Reviewer Fee Rate	449
Asset Representations Reviewer Termination Event	512
Asset Representations Reviewer Upfront Fee	449
Asset Review	509
Asset Review Notice	507
Asset Review Quorum	507
Asset Review Report	510
Asset Review Report Summary	510
Asset Review Standard	509
Asset Review Trigger	505
Asset Review Vote Election	507
Asset Status Report	476
Assumed Final Distribution Date	387
Assumed Scheduled Payment	377
Attestation Report	539
Available Funds	363
B
Balloon or ARD LTV Ratio	182
Balloon or ARD Payment	183
BAMLCM	323
BANA Qualification Criteria	318
BANK 2021-BNK33 PSA	252
Bank of America	308
Bank of America Data File	317
Bank of America Guidelines	309
Bank of America Securitization Database	316
Bankruptcy Code	554
Base Interest Fraction	385
BGME 2021-VR Securitization	276
BGME 2021-VR TSA	252
Borrower Party	396
Borrower Party Affiliate	396
Breach Notice	416
Burlingame Point Certificate Registrar	279
Burlingame Point Companion Loans	276
Burlingame Point Consultation Termination Event	279
Burlingame Point Directing Holder	279

Burlingame Point Intercreditor Agreement	276
Burlingame Point Mortgage Loan	276
Burlingame Point Non-Standalone Pari Passu Companion Loans	276
Burlingame Point Pari Passu Companion Loans	276
Burlingame Point Servicer	276
Burlingame Point Special Servicer	276
Burlingame Point Standalone Companion Loans	276
Burlingame Point Subordinate Companion Loans	276
Burlingame Point Whole Loan	276
C
C(WUMP)O	23
C3AM	347
Cash Flow Analysis	178
CERCLA	560
Certificate Administrator/Trustee Fee	448
Certificate Administrator/Trustee Fee Rate	448
Certificate Balance	359
Certificate Owners	407
Certificateholder	398
Certificateholder Quorum	516
Certificateholder Repurchase Request	527
Certifying Certificateholder	409
City of Columbus	230
Class A Certificates	357
Class A-4 Exchangeable Certificates	358
Class A-5 Exchangeable Certificates	358
Class A-S Exchangeable Certificates	358
Class A-SB Planned Principal Balance	377
Class B Exchangeable Certificates	358
Class C Exchangeable Certificates	358
Class Percentage Interest	372
Class X Certificates	358
Clearstream	406
Clearstream Participants	408
Closing Date	175, 281
CMBS	170
Code	587
Collateral Deficiency Amount	457
Collection Account	429
Collection Period	363
Communication Request	410
Companion Distribution Account	430
Companion Holder	252
Companion Holders	252
Companion Loan	53
Companion Loan Rating Agency	253
Companion Loans	174
Compensating Interest Payment	388
Computershare	166, 335
Constant Prepayment Rate	573
Consultation Termination Event	493
Control Eligible Certificates	486
Control Note	253
Control Termination Event	493
Controlling Class	486
Controlling Class Certificateholder	486
Controlling Holder	253
Coop Conversion Sponsor	198
Co-op Mortgage Loans	176
Corrected Loan	476
Corresponding Trust Components	372
COVID Forbearance Fees	452
COVID-19	69
CPP	573
CPR	573
CPY	573
CRE Loans	290, 305
CREC	211
Credit Risk Retention Rules	354
CREFC®	393
CREFC® Intellectual Property Royalty License Fee	450
CREFC® Intellectual Property Royalty License Fee Rate	450
CREFC® Reports	393
Cross-Over Date	367
CTS	335
Cumulative Appraisal Reduction Amount	457, 458
Cure/Contest Period	510
Custodian	336
Cut-off Date	174
Cut-off Date Balance	179
Cut-off Date Loan-to-Value Ratio	181
Cut-off Date LTV Ratio	181
D
D or @%(#)	184
D or YM(#)	184
D or YM@(#)	184
D(#)	184

DBRS Morningstar	511
Debt Service Coverage Ratio	181
Defaulted Loan	482
Defeasance Deposit	239
Defeasance Loans	238
Defeasance Lock-Out Period	238
Defeasance Option	238
Definitive Certificate	406
Delegated Directive	20
Delinquent Loan	507
Demand Entities	306, 322
Depositories	406
Determination Date	361
Diligence File	413
Directing Certificateholder	486
Disclosable Special Servicer Fees	448
Discount Rate	386
Dispute Resolution Consultation	530
Dispute Resolution Cut-off Date	529
Distribution Accounts	430
Distribution Date	361
Distribution Date Statement	393
Dodd-Frank Act	172
DOL	609
DSCR	181
DTC	406
DTC Participants	406
DTC Rules	407
E
EDGAR	607
EEA	19
Effective Gross Income	179
EGI	244
EIDL	252
Eligible Asset Representations Reviewer	511
Eligible Operating Advisor	500
Enforcing Party	527
Enforcing Servicer	527
Enterprise	230
Enterprise Zone Agreement	230
ESA	211
Estes Park Apartments Housing Agreement	198
EU	146
EU Institutional Investor	146
EU Investor Requirements	146
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	146
EU SR Rules	146
Euroclear	406
Euroclear Operator	408
Euroclear Participants	408
EUWA	20, 146
Excess Interest	233
Excess Interest Distribution Account	431
Excess Modification Fee Amount	444
Excess Modification Fees	441
Excess Prepayment Interest Shortfall	389
Exchange Act	281
Exchangeable Certificates	358
Exchangeable IO Certificates	358
Exchangeable IO Trust Component	371
Exchangeable P&I Trust Component	371
Exchangeable Trust Components	587
Excluded Controlling Class Holder	395
Excluded Controlling Class Loan	397
Excluded Information	397
Excluded Loan	397
Excluded Plan	611
Excluded Special Servicer	516
Excluded Special Servicer Loan	516
Exemption	609
Exemption Rating Agency	610
F
FATCA	601
FDEP	212
FDIA	164
FDIC	165
FIEL	25
Final Asset Status Report	497
Final Dispute Resolution Election Notice	530
Financial Promotion Order	21
FINRA	607
FIRREA	165
Fitch	511
Fixed	3
Fortune 7 Master Tenant	222
FPO Persons	21
FSMA	20, 147
G
Gain-on-Sale Remittance Amount	364
Gain-on-Sale Reserve Account	431

Garn Act	562
General Master Servicer	338
GLA	182
Government Securities	236
Government-Sponsored Relief Modification	464
Grantor Trust	588
Greystone Servicing	346
GSA-USDOJ	34, 201
H
HSTP ACT	86
I
ICAP	178
IMD	198
In Place Cash Management	182
Indirect Participants	406
Initial Pool Balance	174
Initial Rate	233
Initial Requesting Certificateholder	527
Institutional Investor	24
Insurance and Condemnation Proceeds	430
Intercreditor Agreement	252
Interest Accrual Amount	375
Interest Accrual Period	375
Interest Distribution Amount	375
Interest Rate	371
Interest Reserve Account	430
Interest Shortfall	375
Interested Person	484
Investor Certification	397
IRS	167
J
Japanese Retention Requirement	26
JFSA	25
JRR Rule	26
K
KBRA	511
L
L(#)	184
LDEQ	211
Leidos	215
Liquidation Fee	444
Liquidation Fee Rate	445
Liquidation Proceeds	430
Loan Per Unit	182
Lock-out Period	235
Loss of Value Payment	417
Lower-Tier Regular Interests	587
Lower-Tier REMIC	361, 587
LTV Ratio	180
LTV Ratio at Maturity or Anticipated Repayment Date	182
LTV Ratio at Maturity/ARD	182
M
MAI	419
Major Decision	488
MAS	24
Master Servicer Decision	464
Master Servicer Proposed Course of Action Notice	528
Material Defect	416
Maturity Date Balloon or ARD Payment	183
McKesson SNDA	223
MIFID II	19
Minor Parcel	227
MLPA	411
Modification Fees	442
Moody’s	339
Morgan Stanley Bank	294
Morgan Stanley Group	294
Morgan Stanley Origination Entity	296
Mortgage	175
Mortgage File	411
Mortgage Loan	53
Mortgage Note	175
Mortgage Pool	174
Mortgaged Property	175
MSMCH	294
MSMCH Data File	303
MSMCH Mortgage Loans	294
MSMCH Qualification Criteria	305
MSMCH Securitization Database	303
N
National Cooperative Bank, N.A. Data Tape	331
National Cooperative Bank, N.A. Deal Team	330
National Cooperative Bank, N.A. Mortgage Loans	325
Natixis	337
Net Mortgage Rate	370

Net Operating Income	183
NFA	607
NFIP	110
NI 33-105	26
Nomura	337
Non-Control Note	253
Non-Controlling Holder	253
Nonrecoverable Advance	426
Non-Retained Certificates	43, 358
Non-Retained Percentage	356
Non-Serviced AB Whole Loan	253
Non-Serviced Certificate Administrator	253
Non-Serviced Companion Loan	54, 253
Non-Serviced Companion Loans	54
Non-Serviced Custodian	253
Non-Serviced Directing Certificateholder	253
Non-Serviced Master Servicer	253
Non-Serviced Mortgage Loan	54, 253
Non-Serviced Pari Passu Companion Loan	253
Non-Serviced Pari Passu Mortgage Loan	254
Non-Serviced Pari Passu Whole Loan	254
Non-Serviced PSA	254
Non-Serviced Special Servicer	254
Non-Serviced Subordinate Companion Loan	254
Non-Serviced Trustee	254
non-serviced whole loan	54
Non-Serviced Whole Loan	254
Non-Specially Serviced Loan	490
Non-U.S. Person	601
Notional Amount	360
NRA	183
NRSRO	395
NRSRO Certification	398
NYC Finance Dept	229
O
O(#)	184
OCC	282, 308
Occupancy As Of Date	183
Offered Certificates	358
OID Regulations	591
OLA	165
Operating Advisor Consulting Fee	449
Operating Advisor Expenses	449
Operating Advisor Fee	448
Operating Advisor Fee Rate	448
Operating Advisor Standard	499
Operating Advisor Termination Event	502
Operating Advisor Upfront Fee	448
Other Master Servicer	254
Other PSA	254
Other Special Servicer	254
P
P&I	344
P&I Advance	424
P&I Advance Date	424
PACE	129
Par Purchase Price	482
Pari Passu Companion Loan	53
Pari Passu Companion Loans	174
Pari Passu Mortgage Loan	254
Participants	406
Parties in Interest	608
partnership representative	599
Pass-Through Rate	368
Patriot Act	564
Payment Accommodation	451
Payment Due Date	233, 363
PE Issuer	251
PE Partners	251
Pentalpha Surveillance	352
Percentage Interest	361
Periodic Payments	362
Permitted Investments	361, 432
Permitted Special Servicer/Affiliate Fees	448
Phase 1	230
Phase 2	230
PL	286
Plans	608
PLRIP	212
PML	286
PRC	23
Preliminary Dispute Resolution Election Notice	529
Prepayment Assumption	593
Prepayment Interest Excess	388
Prepayment Interest Shortfall	388
Prepayment Premium	386
Prepayment Provisions	183
Prime Rate	429
Principal Balance Certificates	358
Principal Board	206
Principal Distribution Amount	376
Principal Shortfall	377
Privileged Information	501

Privileged Information Exception	501
Privileged Person	395
Professional Investors	24
Prohibited Prepayment	389
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	528
Proposed Course of Action Notice	528
Prospectus	23
PSA	357
PSA Party Repurchase Request	527
PTCE	612
PTE	609
Purchase Price	417
Q
Qualification Criteria	290
Qualified Replacement Special Servicer	517
Qualified Substitute Mortgage Loan	418
Qualifying CRE Loan Percentage	357
R
RAC No-Response Scenario	536
Rated Final Distribution Date	387
Rating Agencies	537
Rating Agency Confirmation	537
REA	94
Realized Loss	391
REC	211
Received Classes	371
Record Date	361
Registration Statement	607
Regular Certificates	358
Regular Interestholder	591
Regular Interests	587
Regulation AB	539
Reimbursement Rate	429
Related Proceeds	428
Release Date	238
Relevant Investor	24
Relevant Persons	21
Relief Act	564
Remaining Term to Maturity/ARD	184
REMIC	587
REMIC Regulations	587
REO Account	431
REO Loan	379
REO Property	476
Repurchase Request	527
Requesting Certificateholder	530
Requesting Holders	458
Requesting Investor	410
Requesting Party	536
Required Credit Risk Retention Percentage	357
Requirements	564
Residual Certificates	358
Resolution Failure	527
Resolved	528
Restricted Group	610
Restricted Party	502
Retained Certificate Available Funds	355
Retained Certificate Gain-on-Sale Remittance Amount	355
Retained Certificate Gain-on-Sale Reserve Account	431
Retained Certificate Interest Distribution Amount	356
Retained Certificate Principal Distribution Amount	356
Retained Certificate Realized Loss	356
Retaining Parties	354
Retaining Sponsor	354
Review Materials	507
Revised Rate	233
RevPAR	184
Risk Retention Allocation Percentage	356
Risk Retention Consultation Party	396
RMBS	336
ROFO	221
ROFR	221
RR Interest	358
Rule 15Ga-1 Reporting Period	290
Rule 17g-5	398
S
S&P	537
SAIC	215
Scheduled Principal Distribution Amount	376
SEC	281
Securities Act	539
Securitization Accounts	357, 432
Securitization Regulations	147
SEL	286
Senior Certificates	358
Serviced AB Whole Loan	254
Serviced Companion Loan	254
Serviced Companion Loans	53
Serviced Mortgage Loan	254

Serviced Mortgage Loans	53
Serviced Pari Passu Companion Loan	255
Serviced Pari Passu Companion Loan Securities	520
Serviced Pari Passu Mortgage Loan	255
Serviced Pari Passu Whole Loan	255
Serviced Subordinate Companion Loan	255
Serviced Whole Loan	255
Serviced Whole Loans	53
Servicer Termination Event	518
Servicing Advances	425
Servicing Fee	439
Servicing Fee Rate	440
Servicing Standard	423
SF	184
SFA	24
SFO	23
Similar Law	608
SIPC	607
SMMEA	613
Special Servicing Fee	443
Special Servicing Fee Rate	443
Specially Serviced Loans	473
Sq. Ft.	184
Square Feet	184
SR Institutional Investors	147
SR Investor Requirements	147
SR Rules	147
Startup Day	588
State Lands Lease	207, 1
Stated Principal Balance	377
Structured Product	23
Structuring Assumptions	573
Subordinate Certificates	358
Subordinate Companion Loan	53
Subordinate Companion Loans	174
Subordinate LOC	192
Sub-Servicing Agreement	424
Surrendered Classes	371
T
T-12	185
Term to Maturity/ARD	185
Termination Purchase Amount	541
Terms and Conditions	409
Tests	509
Title V	563
Top Floor Work	213
Total Operating Expenses	179
Transaction Parties	611
TRIPRA	111, 16
Trust	333
Trust Components	371
Trust REMICs	361, 587
Trustee	334
TTM	185
U
U.S. Person	600
U.S. Steel Tower Control Appraisal Event	273
U.S. Steel Tower Controlling Holder	273
U.S. Steel Tower Intercreditor Agreement	263
U.S. Steel Tower Major Decision	268
U.S. Steel Tower Master Servicer	263
U.S. Steel Tower Note A	263
U.S. Steel Tower Note B	263
U.S. Steel Tower Note B-1	263
U.S. Steel Tower Pari Passu Companion Loans	263
U.S. Steel Tower Special Servicer	263
U.S. Steel Tower Subordinate Companion Loans	263
U.S. Steel Tower Supplemental Appraisal	273
U.S. Steel Tower Threshold Event Collateral	273
U.S. Steel Tower Triggering Event of Default	268
U.S. Steel Tower Trustee	264
U.S. Steel Tower Whole Loan	263
U/W DSCR	181
U/W Expenses	185
U/W NCF	185
U/W NCF Debt Yield	188
U/W NCF DSCR	181
U/W Net Cash Flow	185
U/W Net Operating Income	188
U/W NOI	188
U/W NOI Debt Yield	189
U/W NOI DSCR	189
U/W Revenues	189
UCC	548
UK	20, 146
UK Institutional Investor	147
UK Investor Requirements	147
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20

UK Retail Investor	20
UK Securitization Regulation	146
UK SR Rules	146
Uncovered Amount	434
Underwriter Entities	135
Underwriting Agreement	603
Underwritten Debt Service Coverage Ratio	181
Underwritten Economic Occupancy	185
Underwritten Expenses	185
Underwritten NCF	185
Underwritten NCF Debt Yield	188
Underwritten Net Cash Flow	185
Underwritten Net Cash Flow Debt Service Coverage Ratio	181
Underwritten Net Operating Income	188
Underwritten Net Operating Income Debt Service Coverage Ratio	189
Underwritten NOI	188
Underwritten NOI Debt Yield	189
Underwritten Revenues	189
Units	189
Unscheduled Principal Distribution Amount	376
Unsolicited Information	509
UPB	344
Upper-Tier REMIC	361, 587
V
Volcker Rule	172
Voting Rights	405
W
WAC	5
WAC Cap	4
WAC Rate	370
Wachovia Bank	282
Weighted Average Interest Rate	189
weighted averages	190
Wells Fargo Bank	282
Wells Fargo Bank Data Tape	289
Wells Fargo Bank Deal Team	288
Whole Loan	53, 174
Withheld Amounts	431
Workout Fee	443
Workout Fee Rate	443
Workout-Delayed Reimbursement Amount	429
WTNA	334
Y
Yield Maintenance Charge	386
YM(#)	184
YM@%(#)	184

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address	City	County	State
1	Loan	4, 5	1	375 Pearl Street	9.7%	100.0%	WFB, JPMCB	WFB	NAP	NAP	375 Pearl Street	New York	New York	NY
2	Loan	6	1	Four Constitution Square	8.0%	100.0%	BANA	BANA	Group 1	NAP	150 M Street Northeast	Washington	District of Columbia	DC
3	Loan	7	1	National Cancer Institute Center	8.0%	100.0%	WFB	WFB	NAP	NAP	8560 Progress Drive	Frederick	Frederick	MD
4	Loan	8	1	U.S. Steel Tower	6.8%	100.0%	MSBNA	MSMCH	NAP	NAP	600 Grant Street	Pittsburgh	Allegheny	PA
5	Loan	9, 10	1	160-08 Jamaica Avenue	6.2%	100.0%	MSBNA	MSMCH	NAP	NAP	160-08 Jamaica Avenue	Jamaica	Queens	NY
6	Loan	11, 12, 13	1	Burlingame Point	5.8%	100.0%	GSBI, DBRI, JPMCB	WFB	NAP	NAP	300, 307, 311, 322, 333 Airport Boulevard	Burlingame	San Mateo	CA
7	Loan		1	Summerhill Pointe Apartments	5.8%	100.0%	BANA	BANA	NAP	NAP	9501 West Sahara Avenue	Las Vegas	Clark	NV
8	Loan	14	1	Three Constitution Square	5.6%	100.0%	BANA	BANA	Group 1	NAP	175 N Street Northeast	Washington	District of Columbia	DC
9	Loan		1	Fortune 7 Leased Campus	4.8%	100.0%	MSBNA	MSMCH	NAP	NAP	910 John Street	Columbus	Franklin	OH
10	Loan	15, 16	1	261-275 Amsterdam Avenue	3.9%	100.0%	MSBNA	MSMCH	NAP	NAP	261-275 Amsterdam Avenue	New York	New York	NY
11	Loan	17	5	Brookwood Self Storage Portfolio	3.1%		WFB	WFB	NAP	NAP	Various	Various	Various	LA
11.01	Property		1	Life Storage - New Orleans	0.8%	26.9%					3901 Behrman Place	New Orleans	Orleans Parish	LA
11.02	Property		1	Life Storage - Verot School	0.7%	23.7%					2812 Verot School Road	Lafayette	Lafayette Parish	LA
11.03	Property		1	Life Storage - Evangeline	0.7%	21.1%					2036 Northeast Evangeline Triway	Lafayette	Lafayette Parish	LA
11.04	Property		1	Life Storage - Johnston	0.6%	19.9%					4403 Johnston Street	Lafayette	Lafayette Parish	LA
11.05	Property		1	Life Storage - Baton Rouge	0.3%	8.4%					10838 Greenwell Springs Road	Baton Rouge	East Baton Rouge Parish	LA
12	Loan		1	League City Town Center	2.9%	100.0%	MSBNA	MSMCH	NAP	NAP	1620, 1660 and 1720 Farm To Market Road 646 and 3030, 3060, 3120, 3130, 3230, 3290 Gulf Fwy S	League City	Galveston	TX
13	Loan	18	1	Lowe’s - San Jose, CA	2.6%	100.0%	BANA	BANA	NAP	NAP	775 Ridder Park Drive	San Jose	Santa Clara	CA
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	1.7%		WFB	WFB	NAP	NAP	Various	Various	Various	GA
14.01	Property		1	Securlock - Warner Robins	0.6%	35.8%					4501 Russell Parkway	Warner Robins	Houston	GA
14.02	Property		1	Securlock - Dawsonville	0.6%	32.7%					184 Carlisle Road	Dawsonville	Dawson	GA
14.03	Property		1	Securlock - Snellville	0.5%	31.5%					1573 Athens Highway	Grayson	Gwinnett	GA
15	Loan	20, 21	1	57 Prince Street	1.7%	100.0%	MSBNA	MSMCH	NAP	NAP	57 Prince Street a/k/a 273-279 Lafayette Street	New York	New York	NY
16	Loan		1	Euclid Plaza	1.6%	100.0%	MSBNA	MSMCH	NAP	NAP	885, 891, 901, 909, 915, 917 Euclid Avenue and 2525, 2527, 2531 East Plaza Boulevard	National City	San Diego	CA
17	Loan	22, 23, 24	1	200 South Virginia Street	1.5%	100.0%	BANA	BANA	NAP	NAP	200 South Virginia Street	Reno	Washoe	NV
18	Loan		3	A Storage Place Portfolio	1.5%		WFB	WFB	NAP	NAP	Various	Various	Various	CO
18.01	Property		1	Montrose Storage	0.6%	36.7%					21717 US Highway 550	Montrose	Montrose	CO
18.02	Property		1	Alpine Storage	0.5%	35.6%					800 and 824 Chambers Avenue and 875 Sawatch Road	Eagle	Eagle	CO
18.03	Property		1	Eagle Storage	0.4%	27.7%					942 Chambers Court	Eagle	Eagle	CO
19	Loan	25, 26	1	150 East Tenants Corp.	1.3%	100.0%	NCCB	NCB	NAP	NAP	150 East 61st Street	New York	New York	NY
20	Loan		1	Midtown Mobile	1.2%	100.0%	WFB	WFB	NAP	NAP	100 North Florida Street	Mobile	Mobile	AL
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	1.1%	100.0%	WFB	WFB	NAP	NAP	13949 Ventura Boulevard	Sherman Oaks	Los Angeles	CA
22	Loan		1	Vista Park Self Storage	0.9%	100.0%	BANA	BANA	NAP	NAP	2845 Vista Boulevard	Sparks	Washoe	NV
23	Loan		1	3041 Sunrise Boulevard	0.9%	100.0%	WFB	WFB	NAP	NAP	3041 Sunrise Boulevard	Rancho Cordova	Sacramento	CA
24	Loan	30	1	Riverdale Commerce Park	0.9%	100.0%	WFB	WFB	NAP	NAP	6302 Riverdale Street	San Diego	San Diego	CA
25	Loan		1	North Ridge Center	0.9%	100.0%	WFB	WFB	NAP	NAP	4010 East 53rd Street	Davenport	Scott	IA
26	Loan		7	Adar New Haven Multifamily Portfolio	0.8%		MSBNA	MSMCH	NAP	NAP	Various	New Haven	New Haven	CT
26.01	Property		1	365 Orchard	0.3%	30.5%					365 Orchard Street and 24 and 28 Kensington Street	New Haven	New Haven	CT
26.02	Property		1	103 Ramsdell / 68 Anthony	0.2%	29.7%					103 Ramsdell Street and 68 Anthony Street	New Haven	New Haven	CT
26.03	Property		1	101 & 115 Dwight	0.1%	10.8%					101 and 115 Dwight Street	New Haven	New Haven	CT
26.04	Property		1	33 Howe	0.1%	7.8%					33 Howe Street	New Haven	New Haven	CT
26.05	Property		1	109 Dwight St	0.1%	7.5%					109 Dwight Street	New Haven	New Haven	CT
26.06	Property		1	38 Tilton	0.1%	7.0%					38 Tilton Street	New Haven	New Haven	CT
26.07	Property		1	574 George	0.1%	6.7%					574 George Street	New Haven	New Haven	CT
27	Loan		1	StorQuest Brentwood	0.7%	100.0%	WFB	WFB	NAP	NAP	325 Guthrie Lane	Brentwood	Contra Costa	CA
28	Loan	25, 26	1	Eden Rock Owners, Inc.	0.7%	100.0%	NCCB	NCB	NAP	NAP	84-01 Main Street a/k/a 84-01 84th Road	Jamaica	Queens	NY
29	Loan		1	Westwood Shopping Center	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP	4400 Hardy Street	Hattiesburg	Lamar	MS
30	Loan	25	1	31 Jane Street	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP	31 Jane Street AKA 27/31 Jane Street AKA 42-46 8th Avenue AKA 40 1/2 8th Avenue	New York	New York	NY
31	Loan	25, 26	1	Briarwood Owners’ Corp.	0.7%	100.0%	NCCB	NCB	NAP	NAP	140-18, 140-21 & 140-35 Burden Crescent and 139-09 84th Drive	Briarwood	Queens	NY
32	Loan		2	Eastgate & Estes Multifamily Portfolio	0.7%		BANA	BANA	NAP	NAP	Various	Various	Various	Various
32.01	Property		1	Estes Park Apartments	0.5%	77.3%					1230 Estes Park Court	Rapid City	Pennington	SD
32.02	Property		1	Eastgate Apartments	0.2%	22.7%					3814, 3826, 3834 Beechnut Street	East Helena	Lewis and Clark	MT
33	Loan	25, 26	1	Bon Aire Properties, Inc.	0.6%	100.0%	NCB	NCB	NAP	NAP	1-15 Lenox Court, 1-14 Sussex Court and 8-22 Bon Aire Circle	Suffern	Rockland	NY
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP	215 West 75th Street	New York	New York	NY
35	Loan		1	Burlington Merrillville IN	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	2020 East Lincoln Highway	Merrillville	Lake	IN
36	Loan		1	928 North San Vicente	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	928 North San Vicente Boulevard	West Hollywood	Los Angeles	CA
37	Loan	31	1	WAG - Nashville	0.4%	100.0%	WFB	WFB	NAP	NAP	206 Crossings Lane	Mount Juliet	Wilson	TN
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP	10 Bleecker Street	New York	New York	NY
39	Loan		1	New Albany Self Storage - OH	0.3%	100.0%	WFB	WFB	NAP	NAP	11681 Johnstown Road	New Albany	Franklin	OH
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP	45 West 10th Street	New York	New York	NY
41	Loan	25, 26	1	Sterling Arms Owners Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP	101 Clinton Avenue	Mineola	Nassau	NY
42	Loan	32, 33	1	Discount Mini Storage & Retail	0.3%	100.0%	MSBNA	MSMCH	NAP	NAP	5306 and 5134 Firestone Road	Jacksonville	Duval	FL
43	Loan		1	Shamrock MHC	0.2%	100.0%	BANA	BANA	NAP	NAP	1883 Electric Avenue	Lackawanna	Erie	NY
44	Loan	25, 26	1	Orienta Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP	302 West 79th Street	New York	New York	NY
45	Loan		1	CVS – Littleton, MA	0.2%	100.0%	BANA	BANA	NAP	NAP	10 Meetinghouse Road	Littleton	Middlesex	MA
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	0.2%	100.0%	NCB	NCB	NAP	NAP	1501 Chateaufort Place	Detroit	Wayne	MI
47	Loan	25, 26	1	North Broadway Estates Ltd.	0.2%	100.0%	NCB	NCB	NAP	NAP	309 North Broadway	Yonkers	Westchester	NY
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	0.2%	100.0%	NCB	NCB	NAP	NAP	55-57 East 76th Street	New York	New York	NY
49	Loan	25, 26	1	Princeton Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	44-20 Douglaston Parkway	Douglaston	Queens	NY
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	617 McLean Avenue a/k/a 70 Sherman Avenue a/k/a 75 Lee Avenue	Yonkers	Westchester	NY
51	Loan	25, 26	1	Crocheron Tenants Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	36-21 170th Street, 36-24 171st Street, 36-35 171st Street, 36-30 172nd Street, 36-03/11 171st Street a/k/a 170-10 Crocheron Avenue and 36-29 172nd Street	Auburndale	Queens	NY
52	Loan	25, 26	1	203 Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	203 West 98th Street	New York	New York	NY
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	107-109-111 North 9th Street	Brooklyn	Kings	NY
54	Loan	25, 26	1	Tiffany Towers Ltd.	0.1%	100.0%	NCCB	NCB	NAP	NAP	56 Doyer Avenue	White Plains	Westchester	NY
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	0.1%	100.0%	NCB	NCB	NAP	NAP	227 East 87th Street	New York	New York	NY
56	Loan	25, 26	1	177 Columbia Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	177-179 Columbia Heights	Brooklyn	Kings	NY

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
1	Loan	4, 5	1	375 Pearl Street	10038	Office	CBD	1975	2018	573,083	SF	383.89	100,000,000	100,000,000	100,000,000	3.36818%	0.01443%	3.35375%	NAP	284,580.18	NAP	3,414,962.16
2	Loan	6	1	Four Constitution Square	20002	Office	CBD	2018	NAP	493,620	SF	279.57	83,000,000	83,000,000	83,000,000	2.53650%	0.01443%	2.52207%	NAP	177,877.93	NAP	2,134,535.16
3	Loan	7	1	National Cancer Institute Center	21701	Office	Suburban	2010	NAP	341,271	SF	243.21	83,000,000	83,000,000	83,000,000	2.75900%	0.01443%	2.74457%	NAP	193,481.26	NAP	2,321,775.12
4	Loan	8	1	U.S. Steel Tower	15219	Office	CBD	1970	2014	2,336,270	SF	68.49	70,000,000	70,000,000	70,000,000	3.68297%	0.01443%	3.66854%	NAP	217,823.75	NAP	2,613,885.00
5	Loan	9, 10	1	160-08 Jamaica Avenue	11432	Retail	Anchored	1922	2019	133,607	SF	479.02	64,000,000	64,000,000	64,000,000	3.92000%	0.01443%	3.90557%	NAP	211,970.37	NAP	2,543,644.44
6	Loan	11, 12, 13	1	Burlingame Point	94010	Office	Suburban	2021	NAP	805,118	SF	471.98	60,000,000	60,000,000	60,000,000	3.01680%	0.01443%	3.00237%	NAP	152,935.00	NAP	1,835,220.00
7	Loan		1	Summerhill Pointe Apartments	89117	Multifamily	Garden	1988	2020	576	Units	104,166.67	60,000,000	60,000,000	60,000,000	3.54800%	0.01443%	3.53357%	NAP	179,863.89	NAP	2,158,366.68
8	Loan	14	1	Three Constitution Square	20002	Office	CBD	2013	NAP	348,697	SF	275.31	58,000,000	58,000,000	58,000,000	2.57850%	0.01443%	2.56407%	NAP	126,358.44	NAP	1,516,301.28
9	Loan		1	Fortune 7 Leased Campus	43222	Office	CBD	2021	NAP	231,626	SF	336.75	50,000,000	50,000,000	50,000,000	2.90000%	0.01443%	2.88557%	NAP	122,511.57	NAP	1,470,138.84
10	Loan	15, 16	1	261-275 Amsterdam Avenue	10023	Mixed Use	Multifamily/Retail	1906	1963	146	Units	650,684.93	40,000,000	40,000,000	40,000,000	3.55000%	0.01443%	3.53557%	NAP	119,976.85	NAP	1,439,722.20
11	Loan	17	5	Brookwood Self Storage Portfolio	Various	Self Storage	Self Storage	Various	NAP	435,966	SF	74.20	32,350,000	32,350,000	32,350,000	3.05500%	0.01443%	3.04057%	NAP	83,501.57	NAP	1,002,018.84
11.01	Property		1	Life Storage - New Orleans	70114	Self Storage	Self Storage	2016	NAP	101,838	SF		8,709,615	8,709,615	8,709,615
11.02	Property		1	Life Storage - Verot School	70508	Self Storage	Self Storage	2017	NAP	90,551	SF		7,681,773	7,681,773	7,681,773
11.03	Property		1	Life Storage - Evangeline	70501	Self Storage	Self Storage	2017	NAP	88,826	SF		6,816,220	6,816,220	6,816,220
11.04	Property		1	Life Storage - Johnston	70503	Self Storage	Self Storage	2017	NAP	77,813	SF		6,437,542	6,437,542	6,437,542
11.05	Property		1	Life Storage - Baton Rouge	70814	Self Storage	Self Storage	2005	NAP	76,938	SF		2,704,850	2,704,850	2,704,850
12	Loan		1	League City Town Center	77573	Retail	Anchored	2008	NAP	195,303	SF	153.10	29,900,000	29,900,000	29,900,000	3.62500%	0.01443%	3.61057%	NAP	91,577.40	NAP	1,098,928.80
13	Loan	18	1	Lowe’s - San Jose, CA	95131	Leased Fee	Leased Fee	2008	NAP	505,813	SF	53.59	27,108,900	27,108,900	27,108,900	3.55000%	0.01443%	3.53557%	NAP	81,311.01	NAP	975,732.12
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	Various	Self Storage	Self Storage	Various	Various	304,905	SF	59.03	18,000,000	18,000,000	18,000,000	3.02100%	0.01443%	3.00657%	NAP	45,944.38	NAP	551,332.56
14.01	Property		1	Securlock - Warner Robins	31088	Self Storage	Self Storage	2006	NAP	98,580	SF		6,435,000	6,435,000	6,435,000
14.02	Property		1	Securlock - Dawsonville	30534	Self Storage	Self Storage	1997	2005	108,325	SF		5,890,000	5,890,000	5,890,000
14.03	Property		1	Securlock - Snellville	30017	Self Storage	Self Storage	1999	NAP	98,000	SF		5,675,000	5,675,000	5,675,000
15	Loan	20, 21	1	57 Prince Street	10012	Mixed Use	Retail/Multifamily	1910	2021	20,000	SF	880.00	17,600,000	17,600,000	17,600,000	4.21500%	0.01443%	4.20057%	NAP	62,678.61	NAP	752,143.32
16	Loan		1	Euclid Plaza	91950	Retail	Anchored	1970, 1982, 1983, 1994, 2005	2012	77,044	SF	217.67	16,770,000	16,770,000	16,770,000	3.90000%	0.01443%	3.88557%	NAP	55,259.48	NAP	663,113.76
17	Loan	22, 23, 24	1	200 South Virginia Street	89501	Office	CBD	1982	NAP	118,844	SF	133.79	15,900,000	15,900,000	15,900,000	3.61700%	0.04443%	3.57257%	NAP	48,590.88	NAP	583,090.56
18	Loan		3	A Storage Place Portfolio	Various	Self Storage	Self Storage	Various	Various	254,023	SF	62.20	15,800,000	15,800,000	15,800,000	3.23200%	0.01443%	3.21757%	NAP	43,145.70	NAP	517,748.40
18.01	Property		1	Montrose Storage	81403	Self Storage	Self Storage	1990	2015	151,024	SF		5,800,000	5,800,000	5,800,000
18.02	Property		1	Alpine Storage	81631	Self Storage	Self Storage	1983	1995	57,824	SF		5,622,155	5,622,155	5,622,155
18.03	Property		1	Eagle Storage	81631	Self Storage	Self Storage	1995	2004	45,175	SF		4,377,845	4,377,845	4,377,845
19	Loan	25, 26	1	150 East Tenants Corp.	10065	Multifamily	Cooperative	1961	2016	124	Units	104,838.71	13,000,000	13,000,000	13,000,000	3.25000%	0.08943%	3.16057%	NAP	35,697.34	NAP	428,368.08
20	Loan		1	Midtown Mobile	36606	Retail	Anchored	2018	NAP	62,335	SF	197.16	12,290,000	12,290,000	12,290,000	3.56400%	0.01443%	3.54957%	NAP	37,008.26	NAP	444,099.12
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	91423	Office	Suburban	1990	2011	42,616	SF	263.99	11,250,000	11,250,000	11,250,000	3.39600%	0.01443%	3.38157%	NAP	32,279.69	NAP	387,356.28
22	Loan		1	Vista Park Self Storage	89434	Self Storage	Self Storage	1986, 2020	NAP	135,462	SF	72.35	9,800,000	9,800,000	9,800,000	3.47250%	0.01443%	3.45807%	NAP	28,752.62	NAP	345,031.44
23	Loan		1	3041 Sunrise Boulevard	95742	Industrial	Flex	1988	NAP	130,156	SF	72.99	9,500,000	9,500,000	9,168,106	3.71100%	0.04443%	3.66657%	43,786.01	29,786.79	525,432.12	357,441.48
24	Loan	30	1	Riverdale Commerce Park	92120	Industrial	Flex	1969	NAP	57,576	SF	160.66	9,250,000	9,250,000	9,250,000	3.88500%	0.01443%	3.87057%	NAP	30,362.80	NAP	364,353.60
25	Loan		1	North Ridge Center	52807	Retail	Anchored	1987	NAP	119,381	SF	75.68	9,035,000	9,035,000	9,035,000	3.26600%	0.01443%	3.25157%	NAP	24,931.79	NAP	299,181.48
26	Loan		7	Adar New Haven Multifamily Portfolio	Various	Multifamily	Garden	Various	NAP	99	Units	87,070.71	8,620,000	8,620,000	7,501,527	4.17000%	0.01443%	4.15557%	42,002.48	30,370.53	504,029.76	364,446.36
26.01	Property		1	365 Orchard	06511	Multifamily	Garden	1967	NAP	29	Units		2,630,000	2,630,000	2,288,749
26.02	Property		1	103 Ramsdell / 68 Anthony	06515	Multifamily	Garden	1920, 1962	NAP	30	Units		2,560,000	2,560,000	2,227,832
26.03	Property		1	101 & 115 Dwight	06511	Multifamily	Garden	1900	NAP	10	Units		930,000	930,000	809,329
26.04	Property		1	33 Howe	06511	Multifamily	Garden	1910	NAP	6	Units		670,000	670,000	583,065
26.05	Property		1	109 Dwight St	06511	Multifamily	Garden	1900	NAP	9	Units		650,000	650,000	565,660
26.06	Property		1	38 Tilton	06511	Multifamily	Garden	1920	NAP	6	Units		600,000	600,000	522,148
26.07	Property		1	574 George	06511	Multifamily	Garden	1900	NAP	9	Units		580,000	580,000	504,743
27	Loan		1	StorQuest Brentwood	94513	Self Storage	Self Storage	2017	NAP	88,570	SF	84.68	7,500,000	7,500,000	7,500,000	3.34200%	0.06193%	3.28007%	NAP	21,177.60	NAP	254,131.20
28	Loan	25, 26	1	Eden Rock Owners, Inc.	11435	Multifamily	Cooperative	1953	2007	199	Units	37,629.19	7,500,000	7,488,208	5,795,884	3.19000%	0.08943%	3.10057%	32,394.01	NAP	388,728.12	NAP
29	Loan		1	Westwood Shopping Center	39402	Retail	Shadow Anchored	1982	2018	78,277	SF	95.04	7,450,000	7,439,837	5,908,252	3.88000%	0.07193%	3.80807%	35,053.97	NAP	420,647.64	NAP
30	Loan	25	1	31 Jane Street	10014	Multifamily	Cooperative	1959	NAP	126	Units	55,555.56	7,000,000	7,000,000	7,000,000	2.81500%	0.01443%	2.80057%	NAP	16,648.90	NAP	199,786.80
31	Loan	25, 26	1	Briarwood Owners’ Corp.	11435	Multifamily	Cooperative	1952	1996	234	Units	29,914.53	7,000,000	7,000,000	7,000,000	3.34000%	0.08943%	3.25057%	NAP	19,753.94	NAP	237,047.28
32	Loan		2	Eastgate & Estes Multifamily Portfolio	Various	Multifamily	Garden	Various	Various	119	Units	58,193.28	6,925,000	6,925,000	6,256,411	3.63000%	0.01443%	3.61557%	31,601.04	21,239.07	379,212.48	254,868.84
32.01	Property		1	Estes Park Apartments	57701	Multifamily	Garden	1999	2021	90	Units		5,354,381	5,354,381	4,837,431
32.02	Property		1	Eastgate Apartments	59635	Multifamily	Garden	1989	2018	29	Units		1,570,619	1,570,619	1,418,980
33	Loan	25, 26	1	Bon Aire Properties, Inc.	10901	Multifamily	Cooperative	1971	2005	152	Units	41,384.27	6,300,000	6,290,409	4,898,623	3.35000%	0.08943%	3.26057%	27,764.95	NAP	333,179.40	NAP
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	10023	Multifamily	Cooperative	1924	2018	105	Units	52,332.98	5,500,000	5,494,962	4,750,885	3.29000%	0.08943%	3.20057%	20,619.37	NAP	247,432.44	NAP
35	Loan		1	Burlington Merrillville IN	46410	Retail	Single Tenant	1979	2020	44,135	SF	113.14	5,000,000	4,993,422	3,989,586	4.05000%	0.01443%	4.03557%	24,015.12	NAP	288,181.44	NAP
36	Loan		1	928 North San Vicente	90069	Multifamily	Garden	1958	NAP	24	Units	204,166.67	4,900,000	4,900,000	4,900,000	4.79000%	0.01443%	4.77557%	NAP	19,830.82	NAP	237,969.84
37	Loan	31	1	WAG - Nashville	37122	Retail	Single Tenant	2007	NAP	14,967	SF	300.66	4,500,000	4,500,000	4,500,000	4.04000%	0.01443%	4.02557%	NAP	15,360.42	NAP	184,325.04
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	10012	Multifamily	Cooperative	1905	2014	22	Units	159,090.91	3,500,000	3,500,000	3,500,000	3.37000%	0.08943%	3.28057%	NAP	9,965.68	NAP	119,588.16
39	Loan		1	New Albany Self Storage - OH	43054	Self Storage	Self Storage	2009	2019	48,300	SF	66.25	3,200,000	3,200,000	2,782,900	4.13500%	0.01443%	4.12057%	15,527.39	11,179.81	186,328.68	134,157.72
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	10011	Multifamily	Cooperative	1954	2020	82	Units	36,585.37	3,000,000	3,000,000	2,592,799	3.31000%	0.08943%	3.22057%	11,282.36	NAP	135,388.32	NAP
41	Loan	25, 26	1	Sterling Arms Owners Corp.	11501	Multifamily	Cooperative	1968	2006	74	Units	40,540.54	3,000,000	3,000,000	3,000,000	3.37000%	0.08943%	3.28057%	NAP	8,542.01	NAP	102,504.12
42	Loan	32, 33	1	Discount Mini Storage & Retail	32210	Mixed Use	Self Storage/Retail	1984	2018	37,225	SF	71.86	2,675,000	2,675,000	2,675,000	4.10000%	0.06443%	4.03557%	NAP	9,266.52	NAP	111,198.24
43	Loan		1	Shamrock MHC	14218	Manufactured Housing	Manufactured Housing	1955	2018-2020	96	Pads	26,041.67	2,500,000	2,500,000	2,500,000	4.69500%	0.01443%	4.68057%	NAP	9,917.10	NAP	119,005.20
44	Loan	25, 26	1	Orienta Owners, Inc.	10024	Multifamily	Cooperative	1905	2013	42	Units	52,380.95	2,200,000	2,200,000	1,705,822	3.28000%	0.08943%	3.19057%	9,610.80	NAP	115,329.60	NAP
45	Loan		1	CVS – Littleton, MA	01460	Retail	Single Tenant	1995	NAP	8,775	SF	250.71	2,200,000	2,200,000	2,200,000	4.04000%	0.01443%	4.02557%	NAP	7,509.54	NAP	90,114.48
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	48207	Multifamily	Cooperative	1962	2000	60	Units	35,000.00	2,100,000	2,100,000	1,264,111	3.75000%	0.08943%	3.66057%	12,450.65	NAP	149,407.80	NAP
47	Loan	25, 26	1	North Broadway Estates Ltd.	10701	Multifamily	Cooperative	1953	2016	54	Units	38,888.89	2,100,000	2,100,000	2,100,000	3.36000%	0.08943%	3.27057%	NAP	5,961.67	NAP	71,540.04
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	10021	Multifamily	Cooperative	1882	2006	20	Units	92,500.00	1,850,000	1,850,000	1,850,000	3.56000%	0.08943%	3.47057%	NAP	5,564.56	NAP	66,774.72
49	Loan	25, 26	1	Princeton Owners Corp.	11363	Multifamily	Cooperative	1963	2006	44	Units	36,818.18	1,620,000	1,620,000	1,267,128	3.51000%	0.08943%	3.42057%	7,283.57	NAP	87,402.84	NAP
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	10705	Multifamily	Cooperative	1950	1999	30	Units	53,333.33	1,600,000	1,600,000	1,390,564	3.48000%	0.08943%	3.39057%	6,179.08	NAP	74,148.96	NAP
51	Loan	25, 26	1	Crocheron Tenants Corp.	11358	Multifamily	Cooperative	1950	2006	85	Units	18,513.23	1,575,000	1,573,625	1,367,681	3.45000%	0.08943%	3.36057%	6,054.27	NAP	72,651.24	NAP
52	Loan	25, 26	1	203 Owners Corp.	10025	Multifamily	Cooperative	1915	2020	30	Units	49,926.17	1,500,000	1,497,785	1,172,992	3.50000%	0.08943%	3.41057%	6,735.67	NAP	80,828.04	NAP
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	11249	Multifamily	Cooperative	1900	2015	14	Units	103,571.43	1,450,000	1,450,000	1,132,879	3.48000%	0.08943%	3.39057%	6,494.97	NAP	77,939.64	NAP
54	Loan	25, 26	1	Tiffany Towers Ltd.	10605	Multifamily	Cooperative	1966	2013	32	Units	42,968.75	1,375,000	1,375,000	1,071,848	3.42000%	0.08943%	3.33057%	6,113.13	NAP	73,357.56	NAP
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	10128	Multifamily	Cooperative	1893	2008	18	Units	66,666.67	1,200,000	1,200,000	936,847	3.46000%	0.08943%	3.37057%	5,361.78	NAP	64,341.36	NAP
56	Loan	25, 26	1	177 Columbia Owners Corp.	11201	Multifamily	Cooperative	1865	2009	29	Units	34,430.90	1,000,000	998,496	779,338	3.41000%	0.08943%	3.32057%	4,440.36	NAP	53,284.32	NAP

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision
1	Loan	4, 5	1	375 Pearl Street	Interest Only	No	Actual/360	120	120	120	120	0	0	6/1/2021	0	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(24),D(89),O(7)
2	Loan	6	1	Four Constitution Square	Interest Only - ARD	Yes	Actual/360	113	113	113	113	0	0	5/14/2021	0	1	7/1/2021	NAP	11/1/2030	10/1/2033	0	0	L(24),D(86),O(3)
3	Loan	7	1	National Cancer Institute Center	Interest Only	No	Actual/360	120	120	120	120	0	0	6/1/2021	0	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(24),YM1(89),O(7)
4	Loan	8	1	U.S. Steel Tower	Interest Only	No	Actual/360	60	60	60	60	0	0	5/6/2021	0	1	7/1/2021	NAP	6/1/2026	NAP	5	5	L(24),D(32),O(4)
5	Loan	9, 10	1	160-08 Jamaica Avenue	Interest Only	No	Actual/360	120	120	120	120	0	0	5/24/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	5	5	L(24),D(92),O(4)
6	Loan	11, 12, 13	1	Burlingame Point	Interest Only - Amortizing ARD	Yes	Actual/360	111	109	111	109	0	0	4/1/2021	2	6	5/6/2021	NAP	7/6/2030	1/6/2033	0	0	L(26),D(79),O(6)
7	Loan		1	Summerhill Pointe Apartments	Interest Only	No	Actual/360	120	120	120	120	0	0	5/11/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	0	0	L(24),D(92),O(4)
8	Loan	14	1	Three Constitution Square	Interest Only - ARD	Yes	Actual/360	119	119	119	119	0	0	5/14/2021	0	1	7/1/2021	NAP	5/1/2031	2/1/2032	0	0	L(24),D(88),O(7)
9	Loan		1	Fortune 7 Leased Campus	Interest Only	No	Actual/360	120	119	120	119	0	0	4/23/2021	1	5	6/5/2021	NAP	5/5/2031	NAP	3	3	L(25),D(88),O(7)
10	Loan	15, 16	1	261-275 Amsterdam Avenue	Interest Only	No	Actual/360	120	119	120	119	0	0	4/27/2021	1	1	6/1/2021	NAP	5/1/2031	NAP	5	5	L(23),YM1(2),DorYM1(88),O(7)
11	Loan	17	5	Brookwood Self Storage Portfolio	Interest Only	No	Actual/360	120	120	120	120	0	0	5/21/2021	0	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(24),D(92),O(4)
11.01	Property		1	Life Storage - New Orleans
11.02	Property		1	Life Storage - Verot School
11.03	Property		1	Life Storage - Evangeline
11.04	Property		1	Life Storage - Johnston
11.05	Property		1	Life Storage - Baton Rouge
12	Loan		1	League City Town Center	Interest Only	No	Actual/360	120	120	120	120	0	0	5/21/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	5	5	L(24),D(91),O(5)
13	Loan	18	1	Lowe’s - San Jose, CA	Interest Only	No	Actual/360	120	120	120	120	0	0	5/19/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	0	0	L(24),D(91),O(5)
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	Interest Only	No	Actual/360	120	119	120	119	0	0	5/10/2021	1	11	6/11/2021	NAP	5/11/2031	NAP	0	0	L(25),D(90),O(5)
14.01	Property		1	Securlock - Warner Robins
14.02	Property		1	Securlock - Dawsonville
14.03	Property		1	Securlock - Snellville
15	Loan	20, 21	1	57 Prince Street	Interest Only	No	Actual/360	120	119	120	119	0	0	4/26/2021	1	1	6/1/2021	NAP	5/1/2031	NAP	0	5	L(25),D(91),O(4)
16	Loan		1	Euclid Plaza	Interest Only	No	Actual/360	120	119	120	119	0	0	4/21/2021	1	1	6/1/2021	NAP	5/1/2031	NAP	5	5	L(25),D(90),O(5)
17	Loan	22, 23, 24	1	200 South Virginia Street	Interest Only	No	Actual/360	121	121	121	121	0	0	6/2/2021	0	1	7/1/2021	NAP	7/1/2031	NAP	5	4	L(24),D(92),O(5)
18	Loan		3	A Storage Place Portfolio	Interest Only	No	Actual/360	120	119	120	119	0	0	5/6/2021	1	11	6/11/2021	NAP	5/11/2031	NAP	0	0	L(25),D(91),O(4)
18.01	Property		1	Montrose Storage
18.02	Property		1	Alpine Storage
18.03	Property		1	Eagle Storage
19	Loan	25, 26	1	150 East Tenants Corp.	Interest Only	No	Actual/360	120	120	120	120	0	0	5/21/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
20	Loan		1	Midtown Mobile	Interest Only	No	Actual/360	120	119	120	119	0	0	5/6/2021	1	11	6/11/2021	NAP	5/11/2031	NAP	0	0	L(25),D(91),O(4)
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	Interest Only	No	Actual/360	120	119	120	119	0	0	5/4/2021	1	11	6/11/2021	NAP	5/11/2031	NAP	0	0	L(25),D(91),O(4)
22	Loan		1	Vista Park Self Storage	Interest Only	No	Actual/360	120	120	120	120	0	0	5/7/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	5	4	L(24),D(92),O(4)
23	Loan		1	3041 Sunrise Boulevard	Interest Only, Amortizing Balloon	No	Actual/360	60	59	84	83	360	360	4/30/2021	1	11	6/11/2021	6/11/2026	5/11/2028	NAP	0	0	L(25),D(55),O(4)
24	Loan	30	1	Riverdale Commerce Park	Interest Only	No	Actual/360	120	120	120	120	0	0	5/14/2021	0	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(24),D(92),O(4)
25	Loan		1	North Ridge Center	Interest Only	No	Actual/360	120	119	120	119	0	0	4/20/2021	1	11	6/11/2021	NAP	5/11/2031	NAP	0	0	L(25),D(91),O(4)
26	Loan		7	Adar New Haven Multifamily Portfolio	Interest Only, Amortizing Balloon	No	Actual/360	36	36	120	120	360	360	5/7/2021	0	1	7/1/2021	7/1/2024	6/1/2031	NAP	5	5	L(24),D(92),O(4)
26.01	Property		1	365 Orchard
26.02	Property		1	103 Ramsdell / 68 Anthony
26.03	Property		1	101 & 115 Dwight
26.04	Property		1	33 Howe
26.05	Property		1	109 Dwight St
26.06	Property		1	38 Tilton
26.07	Property		1	574 George
27	Loan		1	StorQuest Brentwood	Interest Only	No	Actual/360	120	120	120	120	0	0	5/18/2021	0	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(24),DorYM1(89),O(7)
28	Loan	25, 26	1	Eden Rock Owners, Inc.	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	4/29/2021	1	1	6/1/2021	6/1/2021	5/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
29	Loan		1	Westwood Shopping Center	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	4/19/2021	1	1	6/1/2021	6/1/2021	5/1/2031	NAP	5	5	L(25),D(91),O(4)
30	Loan	25	1	31 Jane Street	Interest Only	No	Actual/360	120	120	120	120	0	0	5/6/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	5	5	L(23),YM1(92),O(5)
31	Loan	25, 26	1	Briarwood Owners’ Corp.	Interest Only	No	Actual/360	120	120	120	120	0	0	5/19/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
32	Loan		2	Eastgate & Estes Multifamily Portfolio	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360	5/21/2021	0	1	7/1/2021	7/1/2026	6/1/2031	NAP	5	4	L(24),YM1(92),O(4)
32.01	Property		1	Estes Park Apartments
32.02	Property		1	Eastgate Apartments
33	Loan	25, 26	1	Bon Aire Properties, Inc.	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	4/23/2021	1	1	6/1/2021	6/1/2021	5/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	Amortizing Balloon	No	Actual/360	0	0	120	119	480	479	4/26/2021	1	1	6/1/2021	6/1/2021	5/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
35	Loan		1	Burlington Merrillville IN	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	4/30/2021	1	1	6/1/2021	6/1/2021	5/1/2031	NAP	0	5	L(24),YM1(89),O(7)
36	Loan		1	928 North San Vicente	Interest Only	No	Actual/360	120	120	120	120	0	0	5/18/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	5	5	L(24),D(92),O(4)
37	Loan	31	1	WAG - Nashville	Interest Only	No	Actual/360	120	120	120	120	0	0	5/18/2021	0	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(24),D(92),O(4)
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	Interest Only	No	Actual/360	120	119	120	119	0	0	4/29/2021	1	1	6/1/2021	NAP	5/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
39	Loan		1	New Albany Self Storage - OH	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360	360	4/28/2021	1	11	6/11/2021	6/11/2024	5/11/2031	NAP	0	0	L(25),D(91),O(4)
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	Amortizing Balloon	No	Actual/360	0	0	120	120	480	480	5/20/2021	0	1	7/1/2021	7/1/2021	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
41	Loan	25, 26	1	Sterling Arms Owners Corp.	Interest Only	No	Actual/360	120	120	120	120	0	0	5/10/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
42	Loan	32, 33	1	Discount Mini Storage & Retail	Interest Only	No	Actual/360	120	120	120	120	0	0	5/19/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	5	5	L(24),D(92),O(4)
43	Loan		1	Shamrock MHC	Interest Only	No	Actual/360	120	119	120	119	0	0	4/26/2021	1	1	6/1/2021	NAP	5/1/2031	NAP	5	4	L(25),YM1(91),O(4)
44	Loan	25, 26	1	Orienta Owners, Inc.	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	5/18/2021	0	1	7/1/2021	7/1/2021	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
45	Loan		1	CVS – Littleton, MA	Interest Only	No	Actual/360	120	119	120	119	0	0	4/30/2021	1	1	6/1/2021	NAP	5/1/2031	NAP	5	4	L(23),YM1(92),O(5)
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	Amortizing Balloon	No	Actual/360	0	0	120	120	240	240	5/20/2021	0	1	7/1/2021	7/1/2021	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
47	Loan	25, 26	1	North Broadway Estates Ltd.	Interest Only	No	Actual/360	120	120	120	120	0	0	5/12/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	Interest Only	No	Actual/360	120	120	120	120	0	0	5/21/2021	0	1	7/1/2021	NAP	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
49	Loan	25, 26	1	Princeton Owners Corp.	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	5/21/2021	0	1	7/1/2021	7/1/2021	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	Amortizing Balloon	No	Actual/360	0	0	120	120	480	480	5/19/2021	0	1	7/1/2021	7/1/2021	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
51	Loan	25, 26	1	Crocheron Tenants Corp.	Amortizing Balloon	No	Actual/360	0	0	120	119	480	479	4/27/2021	1	1	6/1/2021	6/1/2021	5/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
52	Loan	25, 26	1	203 Owners Corp.	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	4/28/2021	1	1	6/1/2021	6/1/2021	5/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	5/21/2021	0	1	7/1/2021	7/1/2021	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
54	Loan	25, 26	1	Tiffany Towers Ltd.	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	5/20/2021	0	1	7/1/2021	7/1/2021	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	5/19/2021	0	1	7/1/2021	7/1/2021	6/1/2031	NAP	10	10	YM1(113),1%(3),O(4)
56	Loan	25, 26	1	177 Columbia Owners Corp.	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	4/28/2021	1	1	6/1/2021	6/1/2021	5/1/2031	NAP	10	10	YM1(113),1%(3),O(4)

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
1	Loan	4, 5	1	375 Pearl Street	23,292,668	10,838,156	12,454,512	12/31/2020	T-12	13,398,867	10,195,895	3,202,972	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	32,466,229	12,264,849
2	Loan	6	1	Four Constitution Square	25,120,448	7,653,474	17,466,974	12/31/2020	T-12	23,674,870	4,976,230	18,698,640	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV	97.5%	24,698,036	8,477,338
3	Loan	7	1	National Cancer Institute Center	11,994,673	2,814,143	9,180,530	12/31/2020	T-12	11,746,885	2,940,625	8,806,260	12/31/2019	T-12	11,268,888	2,524,807	8,744,081	12/31/2018	T-12	95.0%	12,328,869	2,982,412
4	Loan	8	1	U.S. Steel Tower	51,267,871	26,570,303	24,697,568	12/31/2020	T-12	52,574,626	27,225,288	25,349,338	12/31/2019	T-12	53,083,428	27,790,668	25,292,760	12/31/2018	T-12	73.2%	46,184,529	27,710,549
5	Loan	9, 10	1	160-08 Jamaica Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.3%	6,306,546	1,070,715
6	Loan	11, 12, 13	1	Burlingame Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.6%	66,137,945	10,736,605
7	Loan		1	Summerhill Pointe Apartments	7,963,531	3,048,957	4,914,574	3/31/2021	T-12	7,966,750	3,032,544	4,934,206	12/31/2020	T-12	8,204,137	2,918,389	5,285,748	12/31/2019	T-12	94.4%	8,276,747	3,022,467
8	Loan	14	1	Three Constitution Square	18,567,617	5,288,371	13,279,246	12/31/2020	T-12	16,789,471	5,024,593	11,764,878	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV	97.5%	18,149,768	5,671,523
9	Loan		1	Fortune 7 Leased Campus	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.9%	8,411,155	295,135
10	Loan	15, 16	1	261-275 Amsterdam Avenue	10,978,180	4,978,635	5,999,545	3/31/2021	T-12	11,096,712	4,877,754	6,218,958	12/31/2020	T-12	11,418,737	4,915,671	6,503,066	12/31/2019	T-12	97.6%	12,054,457	5,143,623
11	Loan	17	5	Brookwood Self Storage Portfolio	4,314,735	1,371,106	2,943,629	3/31/2021	T-12	4,012,366	1,320,027	2,692,339	12/31/2020	T-12	3,325,320	1,271,122	2,054,198	12/31/2019	T-12	72.5%	4,791,624	1,413,562
11.01	Property		1	Life Storage - New Orleans	1,310,547	342,954	967,593	3/31/2021	T-12	1,267,061	325,584	941,477	12/31/2020	T-12	1,164,782	323,987	840,795	12/31/2019	T-12	76.0%	1,390,068	350,144
11.02	Property		1	Life Storage - Verot School	909,432	291,925	617,507	3/31/2021	T-12	830,855	282,995	547,860	12/31/2020	T-12	628,420	261,797	366,623	12/31/2019	T-12	76.4%	1,044,364	303,678
11.03	Property		1	Life Storage - Evangeline	735,137	267,829	467,308	3/31/2021	T-12	656,307	257,651	398,656	12/31/2020	T-12	502,806	251,851	250,955	12/31/2019	T-12	68.8%	894,984	279,958
11.04	Property		1	Life Storage - Johnston	841,923	277,976	563,947	3/31/2021	T-12	770,539	270,009	500,530	12/31/2020	T-12	611,930	252,053	359,877	12/31/2019	T-12	78.6%	944,512	287,635
11.05	Property		1	Life Storage - Baton Rouge	517,696	190,422	327,274	3/31/2021	T-12	487,604	183,788	303,816	12/31/2020	T-12	417,382	181,434	235,948	12/31/2019	T-12	56.2%	517,696	192,148
12	Loan		1	League City Town Center	4,273,427	1,135,817	3,137,610	12/31/2020	T-12	4,435,403	1,195,687	3,239,716	12/31/2019	T-12	3,901,896	1,171,360	2,730,536	12/31/2018	T-12	93.8%	4,669,314	1,284,197
13	Loan	18	1	Lowe’s - San Jose, CA	2,145,000	22,153	2,122,847	12/31/2020	T-12	2,145,000	21,843	2,123,157	12/31/2019	T-12	1,978,708	21,588	1,957,120	12/31/2018	T-12	95.0%	2,037,750	43,691
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	2,823,961	975,790	1,848,171	3/31/2021	T-12	2,760,292	986,724	1,773,568	12/31/2020	T-12	2,774,907	953,781	1,821,126	12/31/2019	T-12	94.7%	2,913,684	985,043
14.01	Property		1	Securlock - Warner Robins	979,339	323,641	655,698	12/31/2021	T-12	961,708	323,898	637,810	12/31/2020	T-12	963,630	330,541	633,089	12/31/2019	T-12	94.1%	1,028,733	329,929
14.02	Property		1	Securlock - Dawsonville	904,969	300,174	604,795	3/31/2021	T-12	883,096	302,977	580,119	12/31/2020	T-12	866,445	280,320	586,125	12/31/2019	T-12	95.0%	928,915	302,352
14.03	Property		1	Securlock - Snellville	939,653	351,975	587,678	3/31/2021	T-12	915,488	359,849	555,639	12/31/2020	T-12	944,832	342,919	601,913	12/31/2019	T-12	95.0%	956,037	352,762
15	Loan	20, 21	1	57 Prince Street	1,908,054	623,202	1,284,852	4/30/2021	T-12	1,835,289	578,869	1,256,420	12/31/2020	T-12	2,047,492	632,331	1,415,161	12/31/2019	T-12	96.6%	2,064,695	703,165
16	Loan		1	Euclid Plaza	1,929,969	524,234	1,405,734	3/31/2021	T-12	1,919,769	544,995	1,374,774	12/31/2020	T-12	1,878,946	523,583	1,355,364	12/31/2019	T-12	95.2%	2,036,324	592,977
17	Loan	22, 23, 24	1	200 South Virginia Street	2,684,288	1,257,802	1,426,486	3/31/2021	T-12	2,593,862	1,240,021	1,353,841	12/31/2020	T-12	2,323,800	1,218,913	1,104,887	12/31/2019	T-12	84.3%	3,060,331	1,276,887
18	Loan		3	A Storage Place Portfolio	2,201,562	775,274	1,426,288	3/31/2021	T-12	2,154,585	773,164	1,381,421	12/31/2020	T-12	2,215,432	803,385	1,412,047	12/31/2019	T-12	92.3%	2,256,764	692,918
18.01	Property		1	Montrose Storage	858,678	325,145	533,533	3/31/2021	T-12	841,075	325,359	515,716	12/31/2020	T-12	889,089	339,523	549,566	12/31/2019	T-12	92.6%	899,176	290,126
18.02	Property		1	Alpine Storage	767,765	253,876	513,890	3/31/2021	T-12	751,363	253,216	498,147	12/31/2020	T-12	754,326	263,042	491,284	12/31/2019	T-12	93.0%	766,507	227,782
18.03	Property		1	Eagle Storage	575,119	196,253	378,866	3/31/2021	T-12	562,147	194,590	367,557	12/31/2020	T-12	572,017	200,820	371,197	12/31/2019	T-12	91.1%	591,081	175,009
19	Loan	25, 26	1	150 East Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	7,044,454	5,136,302
20	Loan		1	Midtown Mobile	1,525,514	391,389	1,134,126	2/28/2021	T-12	1,529,567	383,704	1,145,863	12/31/2020	T-12	1,260,937	360,361	900,576	12/31/2019	T-12	93.0%	1,523,967	385,033
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	1,629,903	646,525	983,378	2/28/2021	T-12	1,682,098	702,544	979,554	12/31/2020	T-12	1,766,573	748,389	1,018,184	12/31/2020	T-12	95.0%	1,834,909	712,930
22	Loan		1	Vista Park Self Storage	1,070,933	290,594	780,339	3/31/2021	T-12	950,204	255,146	695,058	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.7%	1,265,798	277,541
23	Loan		1	3041 Sunrise Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	935,714	28,071
24	Loan	30	1	Riverdale Commerce Park	987,664	206,927	780,737	3/31/2021	T-12	967,622	205,602	762,020	12/31/2020	T-12	994,800	200,872	793,928	12/31/2019	T-12	95.0%	1,094,639	219,983
25	Loan		1	North Ridge Center	1,574,879	575,102	999,777	12/31/2020	T-12	2,013,635	522,069	1,491,566	12/31/2019	T-12	1,808,271	548,295	1,259,976	12/31/2018	T-12	95.0%	1,901,640	614,936
26	Loan		7	Adar New Haven Multifamily Portfolio	1,129,356	411,434	717,922	4/30/2021	T-12	1,093,568	435,999	657,569	12/31/2020	T-12	1,188,433	516,934	671,499	12/31/2019	T-12	94.7%	1,332,763	547,341
26.01	Property		1	365 Orchard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26.02	Property		1	103 Ramsdell / 68 Anthony	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26.03	Property		1	101 & 115 Dwight	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26.04	Property		1	33 Howe	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26.05	Property		1	109 Dwight St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26.06	Property		1	38 Tilton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26.07	Property		1	574 George	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27	Loan		1	StorQuest Brentwood	1,221,105	358,119	862,986	3/31/2021	T-12	1,177,730	428,112	749,619	12/31/2020	T-12	1,041,631	405,393	636,237	12/31/2019	T-12	94.8%	1,319,837	378,808
28	Loan	25, 26	1	Eden Rock Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	4,442,208	2,371,603
29	Loan		1	Westwood Shopping Center	1,133,885	271,965	861,920	2/28/2021	T-12	1,122,786	283,038	839,748	12/31/2020	T-12	1,204,636	269,895	934,741	12/31/2019	T-12	93.6%	1,156,870	281,940
30	Loan	25	1	31 Jane Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.7%	5,739,011	2,559,469
31	Loan	25, 26	1	Briarwood Owners’ Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	4,753,031	2,360,786
32	Loan		2	Eastgate & Estes Multifamily Portfolio	1,022,768	356,177	666,591	3/31/2021	T-12	1,003,728	345,028	658,700	12/31/2020	T-12	908,761	339,381	569,380	12/31/2019	T-12	93.8%	1,006,674	385,243
32.01	Property		1	Estes Park Apartments	771,852	275,761	496,091	3/31/2021	T-12	756,716	259,679	497,037	12/31/2020	T-12	687,142	248,126	439,016	12/31/2019	T-12	93.4%	766,499	300,152
32.02	Property		1	Eastgate Apartments	250,916	80,416	170,500	3/31/2021	T-12	247,012	85,349	161,663	12/31/2020	T-12	221,619	91,255	130,364	12/31/2019	T-12	95.0%	240,175	85,091
33	Loan	25, 26	1	Bon Aire Properties, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	3,126,678	1,586,444
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	4,158,242	2,709,649
35	Loan		1	Burlington Merrillville IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.7%	503,139	15,094
36	Loan		1	928 North San Vicente	533,843	133,946	399,897	3/31/2021	T-12	528,840	136,652	392,188	12/31/2020	T-12	526,290	157,066	369,224	12/31/2019	T-12	94.9%	526,943	156,492
37	Loan	31	1	WAG - Nashville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	373,147	4,413
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	2,062,507	809,077
39	Loan		1	New Albany Self Storage - OH	379,163	140,696	238,467	3/31/2021	T-12	330,157	130,077	200,080	12/31/2020	T-12	208,577	120,852	87,725	12/31/2019	T-12	95.0%	453,745	156,792
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	4,072,127	2,225,745
41	Loan	25, 26	1	Sterling Arms Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.2%	1,525,507	717,783
42	Loan	32, 33	1	Discount Mini Storage & Retail	370,839	214,741	156,098	3/31/2021	T-12	330,013	203,367	126,646	12/31/2020	T-12	234,173	214,941	19,232	12/31/2019	T-12	85.6%	546,428	221,038
43	Loan		1	Shamrock MHC	400,630	153,215	247,415	3/31/2021	T-12	385,749	156,082	229,667	12/31/2020	T-12	331,487	151,722	179,765	12/31/2019	T-12	87.4%	402,460	174,859
44	Loan	25, 26	1	Orienta Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.2%	1,459,901	830,429
45	Loan		1	CVS – Littleton, MA	186,000	3,720	182,280	12/31/2020	T-12	186,000	3,720	182,280	12/31/2019	T-12	186,000	3,720	182,280	12/31/2018	T-12	97.0%	180,420	3,608
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	1,314,600	526,216
47	Loan	25, 26	1	North Broadway Estates Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	1,254,722	479,023
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	1,792,854	1,033,894
49	Loan	25, 26	1	Princeton Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	979,456	445,534
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.1%	526,043	287,545
51	Loan	25, 26	1	Crocheron Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	1,732,501	722,519
52	Loan	25, 26	1	203 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.5%	755,612	379,529
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.4%	467,585	95,420
54	Loan	25, 26	1	Tiffany Towers Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.1%	862,567	353,922
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.8%	421,686	237,716
56	Loan	25, 26	1	177 Columbia Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	689,130	265,537

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)
1	Loan	4, 5	1	375 Pearl Street	20,201,380	114,617	0	20,086,764	2.69	2.67	9.2%	9.1%	365,000,000	Hypothetical Market Value	5/1/2021	60.3%	60.3%	100.0%	5/1/2021	No
2	Loan	6	1	Four Constitution Square	16,220,697	123,405	0	16,097,292	4.57	4.54	11.8%	11.7%	305,000,000	As Is	4/14/2021	45.2%	45.2%	100.0%	6/1/2021	Yes
3	Loan	7	1	National Cancer Institute Center	9,346,458	47,778	426,589	8,872,091	4.03	3.82	11.3%	10.7%	166,000,000	As Is	4/23/2021	50.0%	50.0%	100.0%	6/1/2021	Yes
4	Loan	8	1	U.S. Steel Tower	18,473,980	513,979	936,441	17,023,559	3.09	2.85	11.5%	10.6%	381,500,000	As Is	4/8/2021	41.9%	41.9%	73.2%	4/1/2021	No
5	Loan	9, 10	1	160-08 Jamaica Avenue	5,235,831	20,041	256,525	4,959,265	2.06	1.95	8.2%	7.7%	100,500,000	Market Value Subject to Capital Reserve Account	1/27/2021	63.7%	63.7%	97.6%	5/19/2021	No
6	Loan	11, 12, 13	1	Burlingame Point	55,401,340	161,024	373,279	54,867,037	4.77	4.72	14.6%	14.4%	1,000,000,000	As Stabilized	1/14/2021	38.0%	38.0%	100.0%	6/1/2021	Yes
7	Loan		1	Summerhill Pointe Apartments	5,254,280	144,000	0	5,110,280	2.43	2.37	8.8%	8.5%	115,600,000	As Is	3/10/2021	51.9%	51.9%	95.8%	4/7/2021	NAP
8	Loan	14	1	Three Constitution Square	12,478,245	87,174	0	12,391,070	4.97	4.94	13.0%	12.9%	222,000,000	As Is	4/14/2021	43.2%	43.2%	100.0%	6/1/2021	No
9	Loan		1	Fortune 7 Leased Campus	8,116,021	32,700	463,252	7,620,069	3.54	3.32	10.4%	9.8%	124,000,000	As Is	3/24/2021	62.9%	62.9%	100.0%	6/5/2021	Yes
10	Loan	15, 16	1	261-275 Amsterdam Avenue	6,910,834	43,518	132,058	6,735,257	2.02	1.97	7.3%	7.1%	150,100,000	Market Value – As Is Subject to Extraordinary Assumption	3/1/2021	63.3%	63.3%	98.6%	4/28/2021	No
11	Loan	17	5	Brookwood Self Storage Portfolio	3,378,062	43,597	0	3,334,465	3.37	3.33	10.4%	10.3%	63,750,000	As Portfolio	4/22/2021	50.7%	50.7%	83.9%	5/12/2021
11.01	Property		1	Life Storage - New Orleans	1,039,924	10,184	0	1,029,741					16,100,000	As Is	4/22/2021			85.1%	5/12/2021	No
11.02	Property		1	Life Storage - Verot School	740,686	9,055	0	731,631					14,200,000	As Is	4/22/2021			92.8%	5/12/2021	No
11.03	Property		1	Life Storage - Evangeline	615,026	8,883	0	606,143					12,600,000	As Is	4/22/2021			84.6%	5/12/2021	No
11.04	Property		1	Life Storage - Johnston	656,877	7,781	0	649,096					11,900,000	As Is	4/22/2021			86.9%	5/12/2021	No
11.05	Property		1	Life Storage - Baton Rouge	325,548	7,694	0	317,855					5,000,000	As Is	4/22/2021			67.9%	5/12/2021	No
12	Loan		1	League City Town Center	3,385,117	35,155	194,129	3,155,834	3.08	2.87	11.3%	10.6%	46,750,000	As Is	3/11/2021	64.0%	64.0%	95.5%	4/8/2021	No
13	Loan	18	1	Lowe’s - San Jose, CA	1,994,059	33,897	0	1,960,162	2.04	2.01	7.4%	7.2%	42,000,000	As Is	4/9/2021	64.5%	64.5%	100.0%	6/1/2021	Yes
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	1,928,642	30,985	0	1,897,656	3.50	3.44	10.7%	10.5%	33,250,000	As Portfolio	4/1/2021	54.1%	54.1%	96.6%	3/31/2021
14.01	Property		1	Securlock - Warner Robins	698,804	10,373	0	688,431					10,850,000	As Is	3/31/2021			95.3%	3/31/2021	NAP
14.02	Property		1	Securlock - Dawsonville	626,563	10,813	0	615,750					9,850,000	As Is	4/1/2021			96.4%	3/31/2021	NAP
14.03	Property		1	Securlock - Snellville	603,275	9,800	0	593,475					10,350,000	As Is	4/1/2021			98.0%	3/31/2021	NAP
15	Loan	20, 21	1	57 Prince Street	1,361,530	10,908	47,263	1,303,359	1.81	1.73	7.7%	7.4%	27,300,000	As Is, Inclusive of Escrow Account	1/4/2021	64.5%	64.5%	100.0%	5/1/2021	No
16	Loan		1	Euclid Plaza	1,443,347	19,261	101,698	1,322,388	2.18	1.99	8.6%	7.9%	25,800,000	As Is	3/12/2021	65.0%	65.0%	96.4%	2/18/2021	No
17	Loan	22, 23, 24	1	200 South Virginia Street	1,783,444	29,711	183,507	1,570,226	3.06	2.69	11.2%	9.9%	26,700,000	As Is	4/6/2021	59.6%	59.6%	87.0%	3/16/2021	No
18	Loan		3	A Storage Place Portfolio	1,563,846	29,817	0	1,534,029	3.02	2.96	9.9%	9.7%	26,750,000	As Portfolio	4/9/2021	59.1%	59.1%	94.8%	3/30/2021
18.01	Property		1	Montrose Storage	609,050	15,102	0	593,948					9,200,000	As Is	4/6/2021			94.1%	3/30/2021	NAP
18.02	Property		1	Alpine Storage	538,725	10,197	0	528,528					9,200,000	As Is	4/5/2021			95.1%	3/30/2021	NAP
18.03	Property		1	Eagle Storage	416,072	4,518	0	411,554					6,900,000	As Is	4/5/2021			96.9%	3/30/2021	NAP
19	Loan	25, 26	1	150 East Tenants Corp.	1,908,152	75,000	0	1,833,152	4.45	4.28	14.7%	14.1%	128,400,000	As Is	3/8/2021	10.1%	10.1%	94.0%	3/8/2021	No
20	Loan		1	Midtown Mobile	1,138,934	12,467	46,751	1,079,716	2.56	2.43	9.3%	8.8%	17,640,000	As Is	4/1/2021	69.7%	69.7%	94.9%	2/26/2021	No
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	1,121,979	8,523	49,709	1,063,747	2.90	2.75	10.0%	9.5%	18,600,000	As Is	4/1/2021	60.5%	60.5%	97.4%	4/28/2021	No
22	Loan		1	Vista Park Self Storage	988,257	20,238	0	968,019	2.86	2.81	10.1%	9.9%	17,400,000	As Is	3/30/2021	56.3%	56.3%	97.4%	5/4/2021	NAP
23	Loan		1	3041 Sunrise Boulevard	907,642	13,016	37,429	857,198	1.73	1.63	9.6%	9.0%	15,000,000	As Is	2/10/2021	63.3%	61.1%	100.0%	6/1/2021	Yes
24	Loan	30	1	Riverdale Commerce Park	874,656	8,636	42,053	823,967	2.40	2.26	9.5%	8.9%	15,000,000	As Is	1/27/2021	61.7%	61.7%	97.7%	5/11/2021	No
25	Loan		1	North Ridge Center	1,286,704	19,101	89,536	1,178,068	4.30	3.94	14.2%	13.0%	14,000,000	As Is	3/17/2021	64.5%	64.5%	100.0%	4/14/2021	No
26	Loan		7	Adar New Haven Multifamily Portfolio	785,422	31,332	0	754,090	1.56	1.50	9.1%	8.7%	12,950,000	As Is	3/19/2021	66.6%	57.9%	98.0%	Various
26.01	Property		1	365 Orchard	NAV	NAV	NAV	NAV					3,950,000	As Is	3/19/2021			96.6%	3/19/2021	No
26.02	Property		1	103 Ramsdell / 68 Anthony	NAV	NAV	NAV	NAV					3,850,000	As Is	3/19/2021			100.0%	3/19/2021	No
26.03	Property		1	101 & 115 Dwight	NAV	NAV	NAV	NAV					1,400,000	As Is	3/19/2021			100.0%	3/23/2021	No
26.04	Property		1	33 Howe	NAV	NAV	NAV	NAV					1,000,000	As Is	3/19/2021			100.0%	3/23/2021	No
26.05	Property		1	109 Dwight St	NAV	NAV	NAV	NAV					975,000	As Is	3/19/2021			88.9%	3/23/2021	No
26.06	Property		1	38 Tilton	NAV	NAV	NAV	NAV					900,000	As Is	3/19/2021			100.0%	1/27/2021	No
26.07	Property		1	574 George	NAV	NAV	NAV	NAV					875,000	As Is	3/19/2021			100.0%	3/23/2021	No
27	Loan		1	StorQuest Brentwood	941,029	8,857	0	932,172	3.70	3.67	12.5%	12.4%	17,600,000	As Is	4/15/2021	42.6%	42.6%	95.7%	4/5/2021	NAP
28	Loan	25, 26	1	Eden Rock Owners, Inc.	2,070,605	43,600	0	2,027,005	5.33	5.21	27.7%	27.1%	58,300,000	As Is	2/26/2021	12.8%	9.9%	95.0%	2/26/2021	No
29	Loan		1	Westwood Shopping Center	874,931	19,886	97,947	757,098	2.08	1.80	11.8%	10.2%	10,800,000	As Is	2/19/2021	68.9%	54.7%	100.0%	5/7/2021	No
30	Loan	25	1	31 Jane Street	3,179,542	31,750	0	3,147,792	15.91	15.76	45.4%	45.0%	107,400,000	As Is - Gross Sellout	1/30/2021	6.5%	6.5%	94.7%	1/30/2021	No
31	Loan	25, 26	1	Briarwood Owners’ Corp.	2,392,245	23,600	0	2,368,645	10.09	9.99	34.2%	33.8%	51,600,000	As Is	2/23/2021	13.6%	13.6%	95.0%	2/23/2021	No
32	Loan		2	Eastgate & Estes Multifamily Portfolio	621,431	29,750	0	591,681	1.64	1.56	9.0%	8.5%	9,700,000	As Is	Various	71.4%	64.5%	95.8%	4/15/2021
32.01	Property		1	Estes Park Apartments	466,347	22,500	0	443,847					7,500,000	As Is	3/4/2021			95.6%	4/15/2021	NAP
32.02	Property		1	Eastgate Apartments	155,084	7,250	0	147,834					2,200,000	As Is	3/5/2021			96.6%	4/15/2021	NAP
33	Loan	25, 26	1	Bon Aire Properties, Inc.	1,540,234	39,000	0	1,501,234	4.62	4.51	24.5%	23.9%	18,290,000	As Is	3/9/2021	34.4%	26.8%	95.0%	3/9/2021	No
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	1,448,593	53,000	0	1,395,593	5.85	5.64	26.4%	25.4%	77,700,000	As Is	3/2/2021	7.1%	6.1%	93.0%	3/2/2021	No
35	Loan		1	Burlington Merrillville IN	488,045	6,620	29,434	451,991	1.69	1.57	9.8%	9.1%	7,600,000	As Is, Assuming No Free Rent	3/31/2021	65.7%	52.5%	100.0%	6/1/2021	Yes
36	Loan		1	928 North San Vicente	370,451	6,288	0	364,164	1.56	1.53	7.6%	7.4%	8,800,000	As Is	3/24/2021	55.7%	55.7%	95.8%	3/28/2021	No
37	Loan	31	1	WAG - Nashville	368,734	1,497	0	367,238	2.00	1.99	8.2%	8.2%	7,500,000	As Is	4/2/2021	60.0%	60.0%	100.0%	6/1/2021	Yes
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	1,253,430	26,400	0	1,227,030	10.48	10.26	35.8%	35.1%	51,110,000	As Is	2/16/2021	6.8%	6.8%	93.0%	2/16/2021	No
39	Loan		1	New Albany Self Storage - OH	296,953	4,830	0	292,123	1.59	1.57	9.3%	9.1%	4,940,000	As Is	3/29/2021	64.8%	56.3%	97.3%	3/11/2021	No
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	1,846,382	43,800	0	1,802,582	13.64	13.31	61.5%	60.1%	87,800,000	As Is	3/24/2021	3.4%	3.0%	94.0%	3/24/2021	No
41	Loan	25, 26	1	Sterling Arms Owners Corp.	807,724	21,200	0	786,524	7.88	7.67	26.9%	26.2%	21,100,000	As Is	3/8/2021	14.2%	14.2%	95.2%	3/8/2021	No
42	Loan	32, 33	1	Discount Mini Storage & Retail	325,390	7,189	4,675	313,526	2.93	2.82	12.2%	11.7%	5,100,000	As Is	3/25/2021	52.5%	52.5%	92.5%	4/20/2021	No
43	Loan		1	Shamrock MHC	227,601	4,800	0	222,801	1.91	1.87	9.1%	8.9%	3,850,000	As Is	2/8/2021	64.9%	64.9%	89.6%	4/12/2021	NAP
44	Loan	25, 26	1	Orienta Owners, Inc.	629,472	10,500	0	618,972	5.46	5.37	28.6%	28.1%	40,340,000	As Is	3/17/2021	5.5%	4.2%	95.2%	3/17/2021	No
45	Loan		1	CVS – Littleton, MA	176,812	0	0	176,812	1.96	1.96	8.0%	8.0%	3,540,000	As Is	3/20/2021	62.1%	62.1%	100.0%	6/1/2021	Yes
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	788,384	21,000	0	767,384	5.28	5.14	37.5%	36.5%	16,500,000	As Is	3/19/2021	12.7%	7.7%	95.0%	3/19/2021	No
47	Loan	25, 26	1	North Broadway Estates Ltd.	775,699	14,400	0	761,299	10.84	10.64	36.9%	36.3%	10,200,000	As Is	3/12/2021	20.6%	20.6%	95.0%	3/12/2021	No
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	758,960	20,000	0	738,960	11.37	11.07	41.0%	39.9%	25,300,000	As Is	3/11/2021	7.3%	7.3%	93.0%	3/11/2021	No
49	Loan	25, 26	1	Princeton Owners Corp.	533,922	13,200	0	520,722	6.11	5.96	33.0%	32.1%	11,250,000	As Is	3/31/2021	14.4%	11.3%	93.0%	3/31/2021	No
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	238,498	9,600	0	228,898	3.22	3.09	14.9%	14.3%	4,910,000	As Is	12/29/2020	32.6%	28.3%	95.1%	12/29/2020	No
51	Loan	25, 26	1	Crocheron Tenants Corp.	1,009,982	21,500	0	988,482	13.90	13.61	64.2%	62.8%	22,275,000	As Is	2/3/2021	7.1%	6.1%	93.0%	2/3/2021	No
52	Loan	25, 26	1	203 Owners Corp.	376,083	9,000	0	367,083	4.65	4.54	25.1%	24.5%	15,670,000	As Is	4/7/2021	9.6%	7.5%	94.5%	4/7/2021	No
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	372,165	3,900	0	368,265	4.78	4.73	25.7%	25.4%	9,700,000	As Is	4/9/2021	14.9%	11.7%	93.4%	4/9/2021	No
54	Loan	25, 26	1	Tiffany Towers Ltd.	508,645	8,250	0	500,395	6.93	6.82	37.0%	36.4%	8,350,000	As Is	4/8/2021	16.5%	12.8%	94.1%	4/8/2021	No
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	183,970	4,750	0	179,220	2.86	2.79	15.3%	14.9%	7,410,000	As Is	3/16/2021	16.2%	12.6%	92.8%	3/16/2021	No
56	Loan	25, 26	1	177 Columbia Owners Corp.	423,593	7,250	0	416,343	7.95	7.81	42.4%	41.7%	15,335,000	As Is	4/13/2021	6.5%	5.1%	93.0%	4/13/2021	No

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (3)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (3)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (3)
1	Loan	4, 5	1	375 Pearl Street	NYC Human Resources Administration	193,821	33.8%	9/13/2039	Department of Finance	182,315	31.8%	9/13/2038	NYPD	124,767	21.8%	106,000 SF expiring 01/21/2042; 18,767 SF expiring 04/10/2039
2	Loan	6	1	Four Constitution Square	US Department of Justice	493,620	100.0%	10/5/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	7	1	National Cancer Institute Center	Leidos Biomedical Research, Inc.	341,271	100.0%	8/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	8	1	U.S. Steel Tower	UPMC	1,078,110	46.1%	3/31/2030	US Steel Corp	232,479	10.0%	1/31/2028	Eckert Seamans	108,261	4.6%	9/30/2022 (3,371 SF); 12/31/2030 (104,890 SF)
5	Loan	9, 10	1	160-08 Jamaica Avenue	Burlington Coat Factory	70,075	52.4%	11/5/2033	H & M	34,490	25.8%	1/16/2034	Target	22,761	17.0%	6/30/2030
6	Loan	11, 12, 13	1	Burlingame Point	Facebook	805,118	100.0%	1/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Summerhill Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	14	1	Three Constitution Square	US Department of Justice	345,380	99.0%	2/10/2032	DVA Federal Credit Union	1,880	0.5%	6/30/2026	Dunkin’	1,437	0.4%	12/31/2024
9	Loan		1	Fortune 7 Leased Campus	McKesson Corporation	231,626	100.0%	3/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	15, 16	1	261-275 Amsterdam Avenue	Capital One	6,567	31.5%	12/31/2027	The Dorm	4,339	20.8%	4/30/2024	Chipotle Mexican Grill	2,525	12.1%	2/28/2023
11	Loan	17	5	Brookwood Self Storage Portfolio
11.01	Property		1	Life Storage - New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Life Storage - Verot School	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Life Storage - Evangeline	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	Life Storage - Johnston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	Life Storage - Baton Rouge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	League City Town Center	Ross Dress For Less, Inc.	27,689	14.2%	1/31/2024	TJ Maxx	26,000	13.3%	10/31/2023	Michaels	21,216	10.9%	2/29/2024
13	Loan	18	1	Lowe’s - San Jose, CA	Lowe’s	505,813	100.0%	11/30/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	19	3	Securlock 12 Self-Storage Portfolio
14.01	Property		1	Securlock - Warner Robins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Securlock - Dawsonville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Securlock - Snellville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	20, 21	1	57 Prince Street	Dagne Dover	1,350	6.8%	11/14/2024	DITA	1,350	6.8%	5/1/2024	Scotch & Soda	1,300	6.5%	2/28/2022
16	Loan		1	Euclid Plaza	Vallarta Supermarkets	41,259	53.6%	9/30/2030	Walgreens	14,560	18.9%	10/31/2024	Firestone	5,995	7.8%	10/31/2022
17	Loan	22, 23, 24	1	200 South Virginia Street	Regus Corporation	16,338	13.7%	9/30/2024	Advanced Telecom Group	8,778	7.4%	7/31/2031	Breadware Inc.	6,911	5.8%	2/13/2023
18	Loan		3	A Storage Place Portfolio
18.01	Property		1	Montrose Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Alpine Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Eagle Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	25, 26	1	150 East Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Midtown Mobile	Publix	39,203	62.9%	3/31/2038	Keesler Federal Credit Union	2,799	4.5%	11/30/2024	Rock N Roll Sushi Midtown (LBM LLC)	2,250	3.6%	1/31/2024
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	JP Morgan Chase Bank	10,365	24.3%	12/31/2029	INE Entertainment	4,579	10.7%	4/30/2023	LS Realty Group, Inc	3,920	9.2%	10/31/2022
22	Loan		1	Vista Park Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	3041 Sunrise Boulevard	Tri Tool, Inc.	130,156	100.0%	4/30/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	30	1	Riverdale Commerce Park	Outlier CrossFit	7,400	12.9%	12/31/2024	Speedpro Imaging	6,038	10.5%	12/31/2024	Golden State Ballet & Pilates	6,000	10.4%	12/31/2024
25	Loan		1	North Ridge Center	Bed Bath & Beyond	30,914	25.9%	1/31/2027	TJ Maxx	27,938	23.4%	8/31/2025	Michaels	24,049	20.1%	4/30/2025
26	Loan		7	Adar New Haven Multifamily Portfolio
26.01	Property		1	365 Orchard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	103 Ramsdell / 68 Anthony	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	101 & 115 Dwight	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	33 Howe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	109 Dwight St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.06	Property		1	38 Tilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.07	Property		1	574 George	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	StorQuest Brentwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	25, 26	1	Eden Rock Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Westwood Shopping Center	Michaels	24,000	30.7%	1/31/2028	Harbor Freight	15,000	19.2%	5/31/2024	Play it Again Sports	10,000	12.8%	2/14/2024
30	Loan	25	1	31 Jane Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	25, 26	1	Briarwood Owners’ Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		2	Eastgate & Estes Multifamily Portfolio
32.01	Property		1	Estes Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	Eastgate Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	25, 26	1	Bon Aire Properties, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Burlington Merrillville IN	Burlington	44,135	100.0%	2/28/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	928 North San Vicente	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	31	1	WAG - Nashville	Walgreens	14,967	100.0%	3/31/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	New Albany Self Storage - OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	25, 26	1	Sterling Arms Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	32, 33	1	Discount Mini Storage & Retail	Family Dollar	9,700	26.1%	12/31/2023	Vane Hair Salon	1,000	2.7%	3/31/2022	NAP	NAP	NAP	NAP
43	Loan		1	Shamrock MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25, 26	1	Orienta Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	CVS – Littleton, MA	CVS Pharmacy, Inc.	8,775	100.0%	1/31/2038	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	25, 26	1	North Broadway Estates Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	25, 26	1	Princeton Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	25, 26	1	Crocheron Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	25, 26	1	203 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	25, 26	1	Tiffany Towers Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	25, 26	1	177 Columbia Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (3)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (3)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
1	Loan	4, 5	1	375 Pearl Street	Department of Sanitation	72,180	12.6%	9/23/2039	NAP	NAP	NAP	NAP	4/21/2021	NAP	4/21/2021	NAP	NAP	No
2	Loan	6	1	Four Constitution Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2021	NAP	4/15/2021	NAP	NAP	No
3	Loan	7	1	National Cancer Institute Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/3/2021	NAP	4/20/2021	NAP	NAP	Yes
4	Loan	8	1	U.S. Steel Tower	US Bankruptcy Court	49,874	2.1%	12/2/2027	Merrill Lynch	29,313	1.3%	2/28/2025	4/15/2021	NAP	4/15/2021	NAP	NAP	No
5	Loan	9, 10	1	160-08 Jamaica Avenue	Jollibee	3,040	2.3%	12/31/2029	NAP	NAP	NAP	NAP	2/2/2021	NAP	2/2/2021	NAP	NAP	No
6	Loan	11, 12, 13	1	Burlingame Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/20/2021	NAP	1/20/2021	12/24/2020	10%	Yes
7	Loan		1	Summerhill Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/17/2021	NAP	3/16/2021	NAP	NAP	No
8	Loan	14	1	Three Constitution Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2021	NAP	4/15/2021	NAP	NAP	No
9	Loan		1	Fortune 7 Leased Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2021	NAP	4/5/2021	NAP	NAP	No
10	Loan	15, 16	1	261-275 Amsterdam Avenue	The Paper House	2,000	9.6%	9/30/2022	Utopia Diner	1,479	7.1%	8/31/2028	3/9/2021	NAP	3/9/2021	NAP	NAP	No
11	Loan	17	5	Brookwood Self Storage Portfolio
11.01	Property		1	Life Storage - New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/4/2021	NAP	5/3/2021	NAP	NAP	No
11.02	Property		1	Life Storage - Verot School	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/4/2021	NAP	5/3/2021	NAP	NAP	No
11.03	Property		1	Life Storage - Evangeline	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/4/2021	NAP	5/3/2021	NAP	NAP	No
11.04	Property		1	Life Storage - Johnston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/4/2021	NAP	5/3/2021	NAP	NAP	No
11.05	Property		1	Life Storage - Baton Rouge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/4/2021	NAP	5/3/2021	NAP	NAP	No
12	Loan		1	League City Town Center	PetSmart, Inc.	18,344	9.4%	2/28/2025	Ulta	10,173	5.2%	10/31/2028	3/22/2021	NAP	3/22/2021	NAP	NAP	Yes
13	Loan	18	1	Lowe’s - San Jose, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/25/2021	NAP	3/24/2021	3/25/2021	11%	Yes - D, AE
14	Loan	19	3	Securlock 12 Self-Storage Portfolio
14.01	Property		1	Securlock - Warner Robins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/7/2021	NAP	4/7/2021	NAP	NAP	No
14.02	Property		1	Securlock - Dawsonville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/7/2021	NAP	4/7/2021	NAP	NAP	No
14.03	Property		1	Securlock - Snellville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/7/2021	NAP	4/7/2021	NAP	NAP	No
15	Loan	20, 21	1	57 Prince Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/13/2021	NAP	1/13/2021	NAP	NAP	No
16	Loan		1	Euclid Plaza	San Diego County Credit Union	4,550	5.9%	5/31/2025	Yavari Dental	3,521	4.6%	1/31/2031	3/5/2021	NAP	3/5/2021	4/2/2021	7%	No
17	Loan	22, 23, 24	1	200 South Virginia Street	Enel Geothermal LLC	6,053	5.1%	9/30/2024	Bureau of ATF	5,750	4.8%	12/14/2028	4/7/2021	NAP	4/7/2021	4/7/2021	18%	No
18	Loan		3	A Storage Place Portfolio
18.01	Property		1	Montrose Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/6/2021	NAP	4/6/2021	NAP	NAP	No
18.02	Property		1	Alpine Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/12/2021	NAP	4/6/2021	NAP	NAP	No
18.03	Property		1	Eagle Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/6/2021	NAP	4/6/2021	NAP	NAP	No
19	Loan	25, 26	1	150 East Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/22/2021	NAP	3/22/2021	NAP	NAP	No
20	Loan		1	Midtown Mobile	Taco Mama (Live and Let Live LLC)	2,250	3.6%	1/31/2024	Charm Nail Lounge	2,101	3.4%	9/30/2028	4/6/2021	NAP	4/6/2021	NAP	NAP	No
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	Glen Oaks Escrow, Inc	3,204	7.5%	4/30/2024	S Ebrahimian, DDS Inc (dba Sherman Oaks Dental Care)	2,693	6.3%	4/30/2024	3/30/2021	NAP	3/31/2021	3/31/2021	17%	No
22	Loan		1	Vista Park Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2021	NAP	4/8/2021	4/8/2021	9%	No
23	Loan		1	3041 Sunrise Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/16/2020	3/4/2021	11/13/2020	2/10/2021	6%	No
24	Loan	30	1	Riverdale Commerce Park	Baby Go Around Resale	4,000	6.9%	4/30/2026	JJ’s Landscaping	4,000	6.9%	12/31/2024	2/8/2021	NAP	1/13/2021	1/13/2021	8%	No
25	Loan		1	North Ridge Center	Old Navy	18,097	15.2%	4/30/2027	ULTA Beauty	10,123	8.5%	2/28/2027	2/19/2021	NAP	2/22/2021	NAP	NAP	No
26	Loan		7	Adar New Haven Multifamily Portfolio
26.01	Property		1	365 Orchard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2021	NAP	3/29/2021	NAP	NAP	No
26.02	Property		1	103 Ramsdell / 68 Anthony	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2021	NAP	3/29/2021	NAP	NAP	No
26.03	Property		1	101 & 115 Dwight	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2021	NAP	3/29/2021	NAP	NAP	No
26.04	Property		1	33 Howe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2021	NAP	3/29/2021	NAP	NAP	No
26.05	Property		1	109 Dwight St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2021	NAP	3/29/2021	NAP	NAP	No
26.06	Property		1	38 Tilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2021	NAP	3/29/2021	NAP	NAP	No
26.07	Property		1	574 George	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2021	NAP	3/29/2021	NAP	NAP	No
27	Loan		1	StorQuest Brentwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2021	NAP	4/9/2021	4/9/2021	8%	No
28	Loan	25, 26	1	Eden Rock Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/3/2021	NAP	3/3/2021	NAP	NAP	No
29	Loan		1	Westwood Shopping Center	Walk-On’s	7,952	10.2%	10/31/2033	Signs First	4,800	6.1%	5/31/2023	3/12/2021	NAP	3/12/2021	NAP	NAP	No
30	Loan	25	1	31 Jane Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/3/2021	NAP	3/25/2021	NAP	NAP	No
31	Loan	25, 26	1	Briarwood Owners’ Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/5/2021	NAP	3/8/2021	NAP	NAP	No
32	Loan		2	Eastgate & Estes Multifamily Portfolio
32.01	Property		1	Estes Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/5/2021	NAP	3/5/2021	NAP	NAP	No
32.02	Property		1	Eastgate Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/4/2021	NAP	3/5/2021	NAP	NAP	No
33	Loan	25, 26	1	Bon Aire Properties, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/16/2021	NAP	3/16/2021	NAP	NAP	No
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/15/2021	NAP	3/15/2021	NAP	NAP	No
35	Loan		1	Burlington Merrillville IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2021	NAP	4/2/2021	NAP	NAP	No
36	Loan		1	928 North San Vicente	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/31/2021	NAP	3/31/2021	3/29/2021	16%	No
37	Loan	31	1	WAG - Nashville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/19/2021	NAP	2/19/2021	NAP	NAP	No
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/26/2021	NAP	3/1/2021	NAP	NAP	No
39	Loan		1	New Albany Self Storage - OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/31/2021	NAP	NAP	No
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/31/2021	NAP	4/7/2021	NAP	NAP	No
41	Loan	25, 26	1	Sterling Arms Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/19/2021	NAP	3/22/2021	NAP	NAP	No
42	Loan	32, 33	1	Discount Mini Storage & Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/7/2021	NAP	4/6/2021	NAP	NAP	No
43	Loan		1	Shamrock MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/16/2021	NAP	2/16/2021	NAP	NAP	No
44	Loan	25, 26	1	Orienta Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/1/2021	NAP	3/31/2021	NAP	NAP	No
45	Loan		1	CVS – Littleton, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2021	NAP	3/29/2021	NAP	NAP	No
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/15/2021	NAP	4/15/2021	NAP	NAP	No
47	Loan	25, 26	1	North Broadway Estates Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/24/2021	NAP	3/22/2021	NAP	NAP	No
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/22/2021	NAP	3/26/2021	NAP	NAP	No
49	Loan	25, 26	1	Princeton Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/12/2021	NAP	4/14/2021	NAP	NAP	No
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/6/2021	NAP	1/7/2021	NAP	NAP	No
51	Loan	25, 26	1	Crocheron Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/17/2021	NAP	2/17/2021	NAP	NAP	No
52	Loan	25, 26	1	203 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2021	NAP	4/13/2021	NAP	NAP	No
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/12/2021	NAP	4/13/2021	NAP	NAP	No
54	Loan	25, 26	1	Tiffany Towers Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/15/2021	NAP	4/15/2021	NAP	NAP	No
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2021	NAP	3/29/2021	NAP	NAP	No
56	Loan	25, 26	1	177 Columbia Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2021	NAP	4/15/2021	NAP	NAP	No

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
1	Loan	4, 5	1	375 Pearl Street	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
2	Loan	6	1	Four Constitution Square	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
3	Loan	7	1	National Cancer Institute Center	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
4	Loan	8	1	U.S. Steel Tower	Fee	NAP	NAP	NAP	NAP	1,904,348	476,087	442,107	147,369
5	Loan	9, 10	1	160-08 Jamaica Avenue	Fee	NAP	NAP	NAP	NAP	143,816	143,816	52,716	4,393
6	Loan	11, 12, 13	1	Burlingame Point	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
7	Loan		1	Summerhill Pointe Apartments	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
8	Loan	14	1	Three Constitution Square	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
9	Loan		1	Fortune 7 Leased Campus	Fee	NAP	NAP	NAP	NAP	0	Springing	22,686	11,343
10	Loan	15, 16	1	261-275 Amsterdam Avenue	Fee	NAP	NAP	NAP	NAP	1,586,430	317,286	0	Springing
11	Loan	17	5	Brookwood Self Storage Portfolio						175,339	26,758	0	Springing
11.01	Property		1	Life Storage - New Orleans	Fee	NAP	NAP	NAP	NAP
11.02	Property		1	Life Storage - Verot School	Fee	NAP	NAP	NAP	NAP
11.03	Property		1	Life Storage - Evangeline	Fee	NAP	NAP	NAP	NAP
11.04	Property		1	Life Storage - Johnston	Fee	NAP	NAP	NAP	NAP
11.05	Property		1	Life Storage - Baton Rouge	Fee	NAP	NAP	NAP	NAP
12	Loan		1	League City Town Center	Fee	6/30/2024	Four, 5-Year	11/16/2512	No	282,174	47,029	2,313	2,373
13	Loan	18	1	Lowe’s - San Jose, CA	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
14	Loan	19	3	Securlock 12 Self-Storage Portfolio						78,570	13,095	0	Springing
14.01	Property		1	Securlock - Warner Robins	Fee	NAP	NAP	NAP	NAP
14.02	Property		1	Securlock - Dawsonville	Fee	NAP	NAP	NAP	NAP
14.03	Property		1	Securlock - Snellville	Fee	NAP	NAP	NAP	NAP
15	Loan	20, 21	1	57 Prince Street	Fee	NAP	NAP	NAP	NAP	226,270	45,254	26,928	2,448
16	Loan		1	Euclid Plaza	Fee	NAP	NAP	NAP	NAP	177,066	29,511	0	Springing
17	Loan	22, 23, 24	1	200 South Virginia Street	Fee	NAP	NAP	NAP	NAP	77,974	19,493	0	Springing
18	Loan		3	A Storage Place Portfolio						15,654	15,654	0	Springing
18.01	Property		1	Montrose Storage	Fee	NAP	NAP	NAP	NAP
18.02	Property		1	Alpine Storage	Fee	NAP	NAP	NAP	NAP
18.03	Property		1	Eagle Storage	Fee	NAP	NAP	NAP	NAP
19	Loan	25, 26	1	150 East Tenants Corp.	Leasehold	6/30/2109	NAP	3/6/4802	No	0	Springing	0	Springing
20	Loan		1	Midtown Mobile	Fee	NAP	NAP	NAP	NAP	82,305	11,758	11,758	Springing
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	Fee	NAP	NAP	NAP	NAP	23,264	11,632	0	Springing
22	Loan		1	Vista Park Self Storage	Fee	NAP	NAP	NAP	NAP	22,490	4,498	8,533	1,422
23	Loan		1	3041 Sunrise Boulevard	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
24	Loan	30	1	Riverdale Commerce Park	Fee	NAP	NAP	NAP	NAP	22,530	7,510	1,206	1,206
25	Loan		1	North Ridge Center	Fee	NAP	NAP	NAP	NAP	77,654	38,827	0	Springing
26	Loan		7	Adar New Haven Multifamily Portfolio						0	13,709	29,398	7,349
26.01	Property		1	365 Orchard	Fee	NAP	NAP	NAP	NAP
26.02	Property		1	103 Ramsdell / 68 Anthony	Fee	NAP	NAP	NAP	NAP
26.03	Property		1	101 & 115 Dwight	Fee	NAP	NAP	NAP	NAP
26.04	Property		1	33 Howe	Fee	NAP	NAP	NAP	NAP
26.05	Property		1	109 Dwight St	Fee	NAP	NAP	NAP	NAP
26.06	Property		1	38 Tilton	Fee	NAP	NAP	NAP	NAP
26.07	Property		1	574 George	Fee	NAP	NAP	NAP	NAP
27	Loan		1	StorQuest Brentwood	Fee	NAP	NAP	NAP	NAP	34,044	11,348	3,900	975
28	Loan	25, 26	1	Eden Rock Owners, Inc.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
29	Loan		1	Westwood Shopping Center	Fee	NAP	NAP	NAP	NAP	51,375	10,275	0	Springing
30	Loan	25	1	31 Jane Street	Fee	NAP	NAP	NAP	NAP	245,368	81,789	0	Springing
31	Loan	25, 26	1	Briarwood Owners’ Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
32	Loan		2	Eastgate & Estes Multifamily Portfolio						6,110	8,838	42,400	5,495
32.01	Property		1	Estes Park Apartments	Fee	NAP	NAP	NAP	NAP
32.02	Property		1	Eastgate Apartments	Fee	NAP	NAP	NAP	NAP
33	Loan	25, 26	1	Bon Aire Properties, Inc.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
35	Loan		1	Burlington Merrillville IN	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
36	Loan		1	928 North San Vicente	Fee	NAP	NAP	NAP	NAP	17,220	3,444	879	879
37	Loan	31	1	WAG - Nashville	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
39	Loan		1	New Albany Self Storage - OH	Fee	NAP	NAP	NAP	NAP	5,512	5,512	0	Springing
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
41	Loan	25, 26	1	Sterling Arms Owners Corp.	Fee	NAP	NAP	NAP	NAP	61,723	25,723	0	Springing
42	Loan	32, 33	1	Discount Mini Storage & Retail	Fee	NAP	NAP	NAP	NAP	18,000	4,500	10,952	1,369
43	Loan		1	Shamrock MHC	Fee	NAP	NAP	NAP	NAP	37,890	7,466	8,192	1,365
44	Loan	25, 26	1	Orienta Owners, Inc.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
45	Loan		1	CVS – Littleton, MA	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	Fee	NAP	NAP	NAP	NAP	40,863	3,405	8,799	733
47	Loan	25, 26	1	North Broadway Estates Ltd.	Fee	NAP	NAP	NAP	NAP	45,518	7,220	0	Springing
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
49	Loan	25, 26	1	Princeton Owners Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	Fee	NAP	NAP	NAP	NAP	12,108	4,977	0	Springing
51	Loan	25, 26	1	Crocheron Tenants Corp.	Fee	NAP	NAP	NAP	NAP	46,919	15,640	0	Springing
52	Loan	25, 26	1	203 Owners Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	Fee	NAP	NAP	NAP	NAP	1,422	1,422	0	Springing
54	Loan	25, 26	1	Tiffany Towers Ltd.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
56	Loan	25, 26	1	177 Columbia Owners Corp.	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
1	Loan	4, 5	1	375 Pearl Street	0	Springing	0	0	0	0	0	0	0
2	Loan	6	1	Four Constitution Square	0	Springing	246,810	0	Springing	$50 per available rentable square foot	0	0	0
3	Loan	7	1	National Cancer Institute Center	0	Springing	0	0	Springing	0	0	0	0
4	Loan	8	1	U.S. Steel Tower	0	42,562	0	5,000,000	Springing	5,000,000	0	0	0
5	Loan	9, 10	1	160-08 Jamaica Avenue	0	1,670	0	709,025	0	0	0	0	0
6	Loan	11, 12, 13	1	Burlingame Point	0	Springing	32,205	0	Springing	0	0	0	0
7	Loan		1	Summerhill Pointe Apartments	415,508	Springing	0	0	0	0	0	0	0
8	Loan	14	1	Three Constitution Square	0	Springing	174,349	0	Springing	$50 per available rentable square foot	0	0	0
9	Loan		1	Fortune 7 Leased Campus	0	2,895	0	0	Springing	0	0	0	0
10	Loan	15, 16	1	261-275 Amsterdam Avenue	0	3,627	0	0	0	0	0	0	0
11	Loan	17	5	Brookwood Self Storage Portfolio	65,395	5,450	65,395	0	0	0	0	0	0
11.01	Property		1	Life Storage - New Orleans
11.02	Property		1	Life Storage - Verot School
11.03	Property		1	Life Storage - Evangeline
11.04	Property		1	Life Storage - Johnston
11.05	Property		1	Life Storage - Baton Rouge
12	Loan		1	League City Town Center	0	2,930	0	500,000	18,717	500,000	0	0	0
13	Loan	18	1	Lowe’s - San Jose, CA	0	0	0	0	0	0	0	0	0
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	0	3,616	130,187	0	0	0	0	0	0
14.01	Property		1	Securlock - Warner Robins
14.02	Property		1	Securlock - Dawsonville
14.03	Property		1	Securlock - Snellville
15	Loan	20, 21	1	57 Prince Street	0	909	0	0	0	0	0	0	0
16	Loan		1	Euclid Plaza	0	1,605	38,522	0	6,099	146,384	0	0	0
17	Loan	22, 23, 24	1	200 South Virginia Street	0	2,476	0	700,000	Springing	700,000	0	0	0
18	Loan		3	A Storage Place Portfolio	97,575	2,179	76,637	0	0	0	0	0	0
18.01	Property		1	Montrose Storage
18.02	Property		1	Alpine Storage
18.03	Property		1	Eagle Storage
19	Loan	25, 26	1	150 East Tenants Corp.	0	0	0	0	0	0	0	0	0
20	Loan		1	Midtown Mobile	0	1,039	0	0	3,896	100,000	0	0	0
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	0	710	25,569	0	5,327	191,772	0	0	0
22	Loan		1	Vista Park Self Storage	0	1,687	0	0	0	0	0	0	0
23	Loan		1	3041 Sunrise Boulevard	0	0	0	0	3,579	128,854	480,629	0	0
24	Loan	30	1	Riverdale Commerce Park	0	714	25,000	0	3,572	100,000	0	0	0
25	Loan		1	North Ridge Center	0	1,592	38,208	0	7,461	268,607	0	0	0
26	Loan		7	Adar New Haven Multifamily Portfolio	0	2,611	0	0	0	0	0	0	0
26.01	Property		1	365 Orchard
26.02	Property		1	103 Ramsdell / 68 Anthony
26.03	Property		1	101 & 115 Dwight
26.04	Property		1	33 Howe
26.05	Property		1	109 Dwight St
26.06	Property		1	38 Tilton
26.07	Property		1	574 George
27	Loan		1	StorQuest Brentwood	0	738	0	0	0	0	0	0	0
28	Loan	25, 26	1	Eden Rock Owners, Inc.	0	0	0	0	0	0	0	0	0
29	Loan		1	Westwood Shopping Center	0	1,657	0	0	9,785	352,247	0	0	0
30	Loan	25	1	31 Jane Street	0	0	0	0	0	0	0	0	0
31	Loan	25, 26	1	Briarwood Owners’ Corp.	0	0	0	0	0	0	0	0	0
32	Loan		2	Eastgate & Estes Multifamily Portfolio	64,000	2,479	0	0	0	0	0	0	0
32.01	Property		1	Estes Park Apartments
32.02	Property		1	Eastgate Apartments
33	Loan	25, 26	1	Bon Aire Properties, Inc.	0	0	0	0	0	0	0	0	0
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	0	0	0	0	0	0	0	0	0
35	Loan		1	Burlington Merrillville IN	6,620	Springing	6,620	0	Springing	0	0	0	0
36	Loan		1	928 North San Vicente	0	524	0	0	0	0	0	0	0
37	Loan	31	1	WAG - Nashville	0	Springing	0	0	Springing	0	0	0	0
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	0	0	0	0	0	0	0	0	0
39	Loan		1	New Albany Self Storage - OH	0	403	9,672	0	0	0	0	0	0
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	0	0	0	0	0	0	0	0	0
41	Loan	25, 26	1	Sterling Arms Owners Corp.	0	0	0	0	0	0	0	0	0
42	Loan	32, 33	1	Discount Mini Storage & Retail	0	599	14,378	0	0	0	0	0	0
43	Loan		1	Shamrock MHC	0	400	0	0	0	0	0	0	0
44	Loan	25, 26	1	Orienta Owners, Inc.	0	0	0	0	0	0	0	0	0
45	Loan		1	CVS – Littleton, MA	0	0	0	0	0	0	0	0	0
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	0	0	0	0	0	0	0	0	0
47	Loan	25, 26	1	North Broadway Estates Ltd.	0	0	0	0	0	0	0	0	0
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	0	0	0	0	0	0	0	0	0
49	Loan	25, 26	1	Princeton Owners Corp.	0	0	0	0	0	0	0	0	0
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	0	0	0	0	0	0	0	0	0
51	Loan	25, 26	1	Crocheron Tenants Corp.	0	0	0	0	0	0	0	0	0
52	Loan	25, 26	1	203 Owners Corp.	0	0	0	0	0	0	0	0	0
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	0	0	0	0	0	0	0	0	0
54	Loan	25, 26	1	Tiffany Towers Ltd.	0	0	0	0	0	0	0	0	0
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	0	0	0	0	0	0	0	0	0
56	Loan	25, 26	1	177 Columbia Owners Corp.	0	0	0	0	0	0	0	0	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
1	Loan	4, 5	1	375 Pearl Street	0	5,845,670	Springing	Upfront Landlord Work Reserve ($2,963,439); Rent Concession Reserve ($2,882,231); Springing Termination Fee Reserve	The product of $80 and the rentable square footage of the premises which was the subject of the related lease event
2	Loan	6	1	Four Constitution Square	0	0	Springing	USDOJ Lump Sum Payment Reserve	0
3	Loan	7	1	National Cancer Institute Center	0	0	0	NAP	0
4	Loan	8	1	U.S. Steel Tower	0	5,619,780	0	Existing TI/LC Reserve ($5,346,747); Free Rent Reserve ($273,033)	0
5	Loan	9, 10	1	160-08 Jamaica Avenue	0	798,222	0	Rent Concession Reserve Funds	0
6	Loan	11, 12, 13	1	Burlingame Point	0	122,730,124	Springing	Unfunded Obligations Reserve ($122,730,124); Ground Rent Reserve (Springing)	0
7	Loan		1	Summerhill Pointe Apartments	0	0	0	NAP	0
8	Loan	14	1	Three Constitution Square	0	0	Springing	USDOJ Lump Sum Payment Reserve	0
9	Loan		1	Fortune 7 Leased Campus	0	0	0	NAP	0
10	Loan	15, 16	1	261-275 Amsterdam Avenue	3,450	723,900	0	Facade Reserve ($519,452), Unit Renovation Reserve ($50,000), Rent Concession Reserve ($154,448)	0
11	Loan	17	5	Brookwood Self Storage Portfolio	0	0	0	NAP	0
11.01	Property		1	Life Storage - New Orleans
11.02	Property		1	Life Storage - Verot School
11.03	Property		1	Life Storage - Evangeline
11.04	Property		1	Life Storage - Johnston
11.05	Property		1	Life Storage - Baton Rouge
12	Loan		1	League City Town Center	5,625	113,039	0	Outstanding Leasing Costs ($87,799.04), Ross CAM Reserve ($25,239.89)	0
13	Loan	18	1	Lowe’s - San Jose, CA	0	0	0	NAP	0
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	0	0	Springing	Springing Cash Trap Reserve Funds	0
14.01	Property		1	Securlock - Warner Robins
14.02	Property		1	Securlock - Dawsonville
14.03	Property		1	Securlock - Snellville
15	Loan	20, 21	1	57 Prince Street	2,813	2,000,000	0	Top Floor Reserve (Upfront: $400,000), Scotch & Soda Reserve (Upfront: $1,600,000)	0
16	Loan		1	Euclid Plaza	123,813	0	0	NAP	0
17	Loan	22, 23, 24	1	200 South Virginia Street	0	423,852	0	Rent Concession Reserve ($65,259), Existing Obligation Reserve ($358,593)	0
18	Loan		3	A Storage Place Portfolio	0	0	0	NAP	0
18.01	Property		1	Montrose Storage
18.02	Property		1	Alpine Storage
18.03	Property		1	Eagle Storage
19	Loan	25, 26	1	150 East Tenants Corp.	0	265,219	0	Collateral Security Agreement For Capital Improvements	0
20	Loan		1	Midtown Mobile	0	0	0	NAP	0
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	122,820	37,281	Springing	Major Tenant Springing Reserve (Springing), Rent Concession Reserve ($37,281)	0
22	Loan		1	Vista Park Self Storage	15,000	0	0	NAP	0
23	Loan		1	3041 Sunrise Boulevard	0	0	0	NAP	0
24	Loan	30	1	Riverdale Commerce Park	0	0	0	NAP	0
25	Loan		1	North Ridge Center	500,000	400,000	0	Tenant Reserve Fund	0
26	Loan		7	Adar New Haven Multifamily Portfolio	53,796	0	0	NAP	0
26.01	Property		1	365 Orchard
26.02	Property		1	103 Ramsdell / 68 Anthony
26.03	Property		1	101 & 115 Dwight
26.04	Property		1	33 Howe
26.05	Property		1	109 Dwight St
26.06	Property		1	38 Tilton
26.07	Property		1	574 George
27	Loan		1	StorQuest Brentwood	0	0	0	NAP	0
28	Loan	25, 26	1	Eden Rock Owners, Inc.	0	$125,000, $9,375	0	Collateral Security Agreement Re: Maintenance Arrears, Collateral Security Agreement For Capital Improvements	0
29	Loan		1	Westwood Shopping Center	0	0	0	NAP	0
30	Loan	25	1	31 Jane Street	13,875	0	0	NAP	0
31	Loan	25, 26	1	Briarwood Owners’ Corp.	0	0	0	NAP	0
32	Loan		2	Eastgate & Estes Multifamily Portfolio	0	0	0	NAP	0
32.01	Property		1	Estes Park Apartments
32.02	Property		1	Eastgate Apartments
33	Loan	25, 26	1	Bon Aire Properties, Inc.	0	0	0	NAP	0
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	0	305,000	0	Collateral Security Agreement Re: Accounts Payable	0
35	Loan		1	Burlington Merrillville IN	0	88,270	0	Burlington Free Rent Reserve	0
36	Loan		1	928 North San Vicente	5,000	0	0	NAP	0
37	Loan	31	1	WAG - Nashville	0	0	Springing	Springing Cash Trap Reserve	0
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	0	0	0	NAP	0
39	Loan		1	New Albany Self Storage - OH	0	0	0	NAP	0
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	0	150,000	0	Collateral Security Agreement Re: Maintenance Arrears	0
41	Loan	25, 26	1	Sterling Arms Owners Corp.	0	45,000	0	Collateral Security Agreement For Capital Improvements	0
42	Loan	32, 33	1	Discount Mini Storage & Retail	0	0	0	NAP	0
43	Loan		1	Shamrock MHC	101,875	0	0	NAP	0
44	Loan	25, 26	1	Orienta Owners, Inc.	0	18,750	0	Collateral Security Agreement For Capital Improvements	0
45	Loan		1	CVS – Littleton, MA	0	0	0	NAP	0
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	0	2,081,731	0	Collateral Security Agreement For Capital Improvements	0
47	Loan	25, 26	1	North Broadway Estates Ltd.	0	0	0	NAP	0
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	0	0	0	NAP	0
49	Loan	25, 26	1	Princeton Owners Corp.	0	0	0	NAP	0
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	0	0	0	NAP	0
51	Loan	25, 26	1	Crocheron Tenants Corp.	0	0	0	NAP	0
52	Loan	25, 26	1	203 Owners Corp.	0	0	0	NAP	0
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	0	0	0	NAP	0
54	Loan	25, 26	1	Tiffany Towers Ltd.	0	0	0	NAP	0
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	0	0	0	NAP	0
56	Loan	25, 26	1	177 Columbia Owners Corp.	0	0	0	NAP	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
1	Loan	4, 5	1	375 Pearl Street	0	NAP
2	Loan	6	1	Four Constitution Square	0	NAP
3	Loan	7	1	National Cancer Institute Center	0	NAP
4	Loan	8	1	U.S. Steel Tower	0	NAP
5	Loan	9, 10	1	160-08 Jamaica Avenue	0	NAP
6	Loan	11, 12, 13	1	Burlingame Point	0	NAP
7	Loan		1	Summerhill Pointe Apartments	0	NAP
8	Loan	14	1	Three Constitution Square	0	NAP
9	Loan		1	Fortune 7 Leased Campus	0	NAP
10	Loan	15, 16	1	261-275 Amsterdam Avenue	0	NAP
11	Loan	17	5	Brookwood Self Storage Portfolio	0	NAP
11.01	Property		1	Life Storage - New Orleans
11.02	Property		1	Life Storage - Verot School
11.03	Property		1	Life Storage - Evangeline
11.04	Property		1	Life Storage - Johnston
11.05	Property		1	Life Storage - Baton Rouge
12	Loan		1	League City Town Center	0	NAP
13	Loan	18	1	Lowe’s - San Jose, CA	0	NAP
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	0	NAP
14.01	Property		1	Securlock - Warner Robins
14.02	Property		1	Securlock - Dawsonville
14.03	Property		1	Securlock - Snellville
15	Loan	20, 21	1	57 Prince Street	0	NAP
16	Loan		1	Euclid Plaza	0	NAP
17	Loan	22, 23, 24	1	200 South Virginia Street	2,500,000	Advanced Telecom Lease Reserve ($2,500,000). So long as no Event of Default has occurred and is continuing, disbursement of funds to occur upon earlier to occur of: (I) delivery to lender of (A) Fully executed lease with Advanced Telecom received by lender satisfying the following conditions: (i) base term of at least five years, (ii) base rent is at least $34.20 PSF, (iii) leased premises contains at least 6,655 SF and (B) estoppel, or (II) debt yield exceeds 9.50% on a trailing 12 month basis.
18	Loan		3	A Storage Place Portfolio	0	NAP
18.01	Property		1	Montrose Storage
18.02	Property		1	Alpine Storage
18.03	Property		1	Eagle Storage
19	Loan	25, 26	1	150 East Tenants Corp.	0	NAP
20	Loan		1	Midtown Mobile	0	NAP
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	0	NAP
22	Loan		1	Vista Park Self Storage	0	NAP
23	Loan		1	3041 Sunrise Boulevard	0	NAP
24	Loan	30	1	Riverdale Commerce Park	0	NAP
25	Loan		1	North Ridge Center	0	NAP
26	Loan		7	Adar New Haven Multifamily Portfolio	0	NAP
26.01	Property		1	365 Orchard
26.02	Property		1	103 Ramsdell / 68 Anthony
26.03	Property		1	101 & 115 Dwight
26.04	Property		1	33 Howe
26.05	Property		1	109 Dwight St
26.06	Property		1	38 Tilton
26.07	Property		1	574 George
27	Loan		1	StorQuest Brentwood	0	NAP
28	Loan	25, 26	1	Eden Rock Owners, Inc.	0	NAP
29	Loan		1	Westwood Shopping Center	0	NAP
30	Loan	25	1	31 Jane Street	0	NAP
31	Loan	25, 26	1	Briarwood Owners’ Corp.	0	NAP
32	Loan		2	Eastgate & Estes Multifamily Portfolio	0	NAP
32.01	Property		1	Estes Park Apartments
32.02	Property		1	Eastgate Apartments
33	Loan	25, 26	1	Bon Aire Properties, Inc.	0	NAP
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	0	NAP
35	Loan		1	Burlington Merrillville IN	0	NAP
36	Loan		1	928 North San Vicente	0	NAP
37	Loan	31	1	WAG - Nashville	0	NAP
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	0	NAP
39	Loan		1	New Albany Self Storage - OH	0	NAP
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	0	NAP
41	Loan	25, 26	1	Sterling Arms Owners Corp.	0	NAP
42	Loan	32, 33	1	Discount Mini Storage & Retail	0	NAP
43	Loan		1	Shamrock MHC	0	NAP
44	Loan	25, 26	1	Orienta Owners, Inc.	0	NAP
45	Loan		1	CVS – Littleton, MA	0	NAP
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	0	NAP
47	Loan	25, 26	1	North Broadway Estates Ltd.	0	NAP
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	0	NAP
49	Loan	25, 26	1	Princeton Owners Corp.	0	NAP
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	0	NAP
51	Loan	25, 26	1	Crocheron Tenants Corp.	0	NAP
52	Loan	25, 26	1	203 Owners Corp.	0	NAP
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	0	NAP
54	Loan	25, 26	1	Tiffany Towers Ltd.	0	NAP
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	0	NAP
56	Loan	25, 26	1	177 Columbia Owners Corp.	0	NAP

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1	Loan	4, 5	1	375 Pearl Street	Hard	Springing	Yes	No	Yes	Yes	100,000,000	120,000,000	341,496.21	626,076.39
2	Loan	6	1	Four Constitution Square	Hard	Springing	Yes	Yes	Yes	Yes	83,000,000	55,000,000	117,870.92	295,748.85
3	Loan	7	1	National Cancer Institute Center	Hard	Springing	No	Yes	No		NAP	NAP	NAP	NAP
4	Loan	8	1	U.S. Steel Tower	Hard	In Place	Yes	Yes	Yes	Yes	70,000,000	90,000,000	280,059.10	497,882.85
5	Loan	9, 10	1	160-08 Jamaica Avenue	Hard	Springing	Yes	Yes	No	No	NAP	NAP	NAP	NAP
6	Loan	11, 12, 13	1	Burlingame Point	Hard	Springing	Yes	Yes	Yes	No	60,000,000	320,000,000	815,653.33	968,588.33
7	Loan		1	Summerhill Pointe Apartments	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
8	Loan	14	1	Three Constitution Square	Hard	Springing	Yes	Yes	Yes	Yes	58,000,000	38,000,000	82,786.56	209,145.00
9	Loan		1	Fortune 7 Leased Campus	Hard	In Place	Yes	Yes	Yes	Yes	50,000,000	28,000,000	68,606.49	191,118.06
10	Loan	15, 16	1	261-275 Amsterdam Avenue	Soft	Springing	Yes	Yes	Yes	Yes	40,000,000	55,000,000	164,968.17	284,945.02
11	Loan	17	5	Brookwood Self Storage Portfolio	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
11.01	Property		1	Life Storage - New Orleans
11.02	Property		1	Life Storage - Verot School
11.03	Property		1	Life Storage - Evangeline
11.04	Property		1	Life Storage - Johnston
11.05	Property		1	Life Storage - Baton Rouge
12	Loan		1	League City Town Center	Springing	Springing	Yes	Yes	No		NAP	NAP	NAP	NAP
13	Loan	18	1	Lowe’s - San Jose, CA	Hard	Springing	Yes	Yes	No		NAP	NAP	NAP	NAP
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
14.01	Property		1	Securlock - Warner Robins
14.02	Property		1	Securlock - Dawsonville
14.03	Property		1	Securlock - Snellville
15	Loan	20, 21	1	57 Prince Street	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
16	Loan		1	Euclid Plaza	Springing	Springing	Yes	Yes	No		NAP	NAP	NAP	NAP
17	Loan	22, 23, 24	1	200 South Virginia Street	Hard	Springing	Yes	Yes	No		NAP	NAP	NAP	NAP
18	Loan		3	A Storage Place Portfolio	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
18.01	Property		1	Montrose Storage
18.02	Property		1	Alpine Storage
18.03	Property		1	Eagle Storage
19	Loan	25, 26	1	150 East Tenants Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
20	Loan		1	Midtown Mobile	Springing	Springing	Yes	Yes	No		NAP	NAP	NAP	NAP
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	Hard	In Place	Yes	Yes	No		NAP	NAP	NAP	NAP
22	Loan		1	Vista Park Self Storage	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
23	Loan		1	3041 Sunrise Boulevard	Hard	In Place	Yes	Yes	No		NAP	NAP	NAP	NAP
24	Loan	30	1	Riverdale Commerce Park	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
25	Loan		1	North Ridge Center	Hard	In Place	Yes	Yes	No		NAP	NAP	NAP	NAP
26	Loan		7	Adar New Haven Multifamily Portfolio	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
26.01	Property		1	365 Orchard
26.02	Property		1	103 Ramsdell / 68 Anthony
26.03	Property		1	101 & 115 Dwight
26.04	Property		1	33 Howe
26.05	Property		1	109 Dwight St
26.06	Property		1	38 Tilton
26.07	Property		1	574 George
27	Loan		1	StorQuest Brentwood	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
28	Loan	25, 26	1	Eden Rock Owners, Inc.	None	None	No	No	No		NAP	NAP	NAP	NAP
29	Loan		1	Westwood Shopping Center	Hard	Springing	Yes	Yes	No		NAP	NAP	NAP	NAP
30	Loan	25	1	31 Jane Street	None	None	No	No	No		NAP	NAP	NAP	NAP
31	Loan	25, 26	1	Briarwood Owners’ Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
32	Loan		2	Eastgate & Estes Multifamily Portfolio	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
32.01	Property		1	Estes Park Apartments
32.02	Property		1	Eastgate Apartments
33	Loan	25, 26	1	Bon Aire Properties, Inc.	None	None	No	No	No		NAP	NAP	NAP	NAP
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
35	Loan		1	Burlington Merrillville IN	Hard	Springing	No	Yes	No		NAP	NAP	NAP	NAP
36	Loan		1	928 North San Vicente	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
37	Loan	31	1	WAG - Nashville	Springing	Springing	Yes	Yes	No		NAP	NAP	NAP	NAP
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
39	Loan		1	New Albany Self Storage - OH	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
41	Loan	25, 26	1	Sterling Arms Owners Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
42	Loan	32, 33	1	Discount Mini Storage & Retail	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
43	Loan		1	Shamrock MHC	Springing	Springing	Yes	No	No		NAP	NAP	NAP	NAP
44	Loan	25, 26	1	Orienta Owners, Inc.	None	None	No	No	No		NAP	NAP	NAP	NAP
45	Loan		1	CVS – Littleton, MA	Hard	Springing	Yes	Yes	No		NAP	NAP	NAP	NAP
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	None	None	No	No	No		NAP	NAP	NAP	NAP
47	Loan	25, 26	1	North Broadway Estates Ltd.	None	None	No	No	No		NAP	NAP	NAP	NAP
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	None	None	No	No	No		NAP	NAP	NAP	NAP
49	Loan	25, 26	1	Princeton Owners Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
51	Loan	25, 26	1	Crocheron Tenants Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
52	Loan	25, 26	1	203 Owners Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
54	Loan	25, 26	1	Tiffany Towers Ltd.	None	None	No	No	No		NAP	NAP	NAP	NAP
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP
56	Loan	25, 26	1	177 Columbia Owners Corp.	None	None	No	No	No		NAP	NAP	NAP	NAP

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1	Loan	4, 5	1	375 Pearl Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	30,000,000	7.00000%	250,000,000	803,506.95	68.5%	2.08	8.1%	No	NAP
2	Loan	6	1	Four Constitution Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
3	Loan	7	1	National Cancer Institute Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4	Loan	8	1	U.S. Steel Tower	40,000,000	6.50000%	200,000,000	717,558.78	52.4%	1.98	9.2%	45,000,000	10.50000%	245,000,000	1,116,777.53	64.2%	1.27	7.5%	No	NAP
5	Loan	9, 10	1	160-08 Jamaica Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6	Loan	11, 12, 13	1	Burlingame Point	240,000,000	3.01680%	620,000,000	1,580,328.33	62.0%	2.89	8.9%	130,000,000	4.50000%	750,000,000	3,435,652.96	75.0%	1.33	7.4%	No	NAP
7	Loan		1	Summerhill Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	14	1	Three Constitution Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
9	Loan		1	Fortune 7 Leased Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan	15, 16	1	261-275 Amsterdam Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	17	5	Brookwood Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11.01	Property		1	Life Storage - New Orleans
11.02	Property		1	Life Storage - Verot School
11.03	Property		1	Life Storage - Evangeline
11.04	Property		1	Life Storage - Johnston
11.05	Property		1	Life Storage - Baton Rouge
12	Loan		1	League City Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan	18	1	Lowe’s - San Jose, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.01	Property		1	Securlock - Warner Robins
14.02	Property		1	Securlock - Dawsonville
14.03	Property		1	Securlock - Snellville
15	Loan	20, 21	1	57 Prince Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan		1	Euclid Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	22, 23, 24	1	200 South Virginia Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan		3	A Storage Place Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18.01	Property		1	Montrose Storage
18.02	Property		1	Alpine Storage
18.03	Property		1	Eagle Storage
19	Loan	25, 26	1	150 East Tenants Corp.	0	3.50000%	15,000,000	41,611.69	11.7%	3.67	12.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
20	Loan		1	Midtown Mobile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan		1	Vista Park Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan		1	3041 Sunrise Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan	30	1	Riverdale Commerce Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan		1	North Ridge Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan		7	Adar New Haven Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26.01	Property		1	365 Orchard
26.02	Property		1	103 Ramsdell / 68 Anthony
26.03	Property		1	101 & 115 Dwight
26.04	Property		1	33 Howe
26.05	Property		1	109 Dwight St
26.06	Property		1	38 Tilton
26.07	Property		1	574 George
27	Loan		1	StorQuest Brentwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan	25, 26	1	Eden Rock Owners, Inc.	0	3.70000%	8,488,208	35,520.17	14.6%	4.76	24.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
29	Loan		1	Westwood Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30	Loan	25	1	31 Jane Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Subordinate Secured
31	Loan	25, 26	1	Briarwood Owners’ Corp.	0	3.70000%	8,000,000	22,880.10	15.5%	8.63	29.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
32	Loan		2	Eastgate & Estes Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32.01	Property		1	Estes Park Apartments
32.02	Property		1	Eastgate Apartments
33	Loan	25, 26	1	Bon Aire Properties, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	0	3.70000%	6,244,962	22,963.99	8.0%	5.06	23.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
35	Loan		1	Burlington Merrillville IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan		1	928 North San Vicente	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37	Loan	31	1	WAG - Nashville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	0	3.70000%	4,000,000	11,528.76	7.8%	8.87	31.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
39	Loan		1	New Albany Self Storage - OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	0	0	3,500,000	12,867	0	12	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
41	Loan	25, 26	1	Sterling Arms Owners Corp.	0	3.50000%	3,250,000	9,281.30	15.4%	7.06	24.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
42	Loan	32, 33	1	Discount Mini Storage & Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
43	Loan		1	Shamrock MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
44	Loan	25, 26	1	Orienta Owners, Inc.	0	3.70000%	2,700,000	11,173.88	6.7%	4.62	23.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
45	Loan		1	CVS – Littleton, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
47	Loan	25, 26	1	North Broadway Estates Ltd.	0	3.70000%	2,350,000	6,743.21	23.0%	9.41	33.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	0	0	2,350,000	7,043	0	9	0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
49	Loan	25, 26	1	Princeton Owners Corp.	0	4.25000%	1,870,000	8,181.28	16.6%	5.30	28.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	0	3.50000%	1,750,000	6,622.66	35.6%	2.88	13.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Secured; Unsecured
51	Loan	25, 26	1	Crocheron Tenants Corp.	0	3.50000%	2,073,625	7,532.86	9.3%	10.94	48.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
52	Loan	25, 26	1	203 Owners Corp.	0	0	1,897,785	7,919	0	4	0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	0	3.75000%	1,700,000	7,287.07	17.5%	4.21	21.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
54	Loan	25, 26	1	Tiffany Towers Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	0	3.90000%	1,450,000	6,185.56	19.6%	2.41	12.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
56	Loan	25, 26	1	177 Columbia Owners Corp.	0	0	1,298,496	5,378	0	6	0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
1	Loan	4, 5	1	375 Pearl Street	Sabey-National Properties LLC
2	Loan	6	1	Four Constitution Square	MetLife, Inc. and Norges Bank Investment Management
3	Loan	7	1	National Cancer Institute Center	Morgan Stanley Real Estate Advisor, Inc. and Mark Matan
4	Loan	8	1	U.S. Steel Tower	The 601W Companies
5	Loan	9, 10	1	160-08 Jamaica Avenue	Albert Laboz, Jason Laboz and Joseph Jody Laboz
6	Loan	11, 12, 13	1	Burlingame Point	Kylli Inc.
7	Loan		1	Summerhill Pointe Apartments	Sho Nakatani and Shin Nakatani
8	Loan	14	1	Three Constitution Square	MetLife, Inc. and Norges Bank Investment Management
9	Loan		1	Fortune 7 Leased Campus	Golden Eagle Group Inc.
10	Loan	15, 16	1	261-275 Amsterdam Avenue	Michael E. Laub
11	Loan	17	5	Brookwood Self Storage Portfolio	Robert Craig Smith
11.01	Property		1	Life Storage - New Orleans
11.02	Property		1	Life Storage - Verot School
11.03	Property		1	Life Storage - Evangeline
11.04	Property		1	Life Storage - Johnston
11.05	Property		1	Life Storage - Baton Rouge
12	Loan		1	League City Town Center	Anthony Tarantino and Jimmy Nassour
13	Loan	18	1	Lowe’s - San Jose, CA	Julian Robert Orton III
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	Steven Houghton Sr.
14.01	Property		1	Securlock - Warner Robins
14.02	Property		1	Securlock - Dawsonville
14.03	Property		1	Securlock - Snellville
15	Loan	20, 21	1	57 Prince Street	Warren Freyer and Michael Moynihan
16	Loan		1	Euclid Plaza	Plaza Fiesta, LLC
17	Loan	22, 23, 24	1	200 South Virginia Street	Matthew White
18	Loan		3	A Storage Place Portfolio	Darryl B. Flaming, Carolyn Ann Flaming and Flaming Revocable Declaration of Trust
18.01	Property		1	Montrose Storage
18.02	Property		1	Alpine Storage
18.03	Property		1	Eagle Storage
19	Loan	25, 26	1	150 East Tenants Corp.	NAP
20	Loan		1	Midtown Mobile	ECA Buligo Midtown Partners, LP
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	Karl Slovin
22	Loan		1	Vista Park Self Storage	Reid Hamilton and Richard J. Reviglio
23	Loan		1	3041 Sunrise Boulevard	Global Gate Capital Partners Limited
24	Loan	30	1	Riverdale Commerce Park	Christopher L. Eddy and Ronald P. Brady
25	Loan		1	North Ridge Center	Mark Cunningham, Mahesh Amin, Meeta Amin
26	Loan		7	Adar New Haven Multifamily Portfolio	Sam Hecht
26.01	Property		1	365 Orchard
26.02	Property		1	103 Ramsdell / 68 Anthony
26.03	Property		1	101 & 115 Dwight
26.04	Property		1	33 Howe
26.05	Property		1	109 Dwight St
26.06	Property		1	38 Tilton
26.07	Property		1	574 George
27	Loan		1	StorQuest Brentwood	Jeffrey W. Abramson, The Abramson Family Trust, H. William Harlan II, The Harlan Revocable Trust, Matthew A. Tunney, The Matthew A. and Stephaney J. Tunney 2001 Trust Dated October 12, 2001, As Amended and Restated in 2008, Willard F. Tunney, The Tunney Family 1996 Trust, John G. Montgomery and The John and Nancy Montgomery Living Trust Dated June 29, 1999
28	Loan	25, 26	1	Eden Rock Owners, Inc.	NAP
29	Loan		1	Westwood Shopping Center	Kenneth M. Kleban
30	Loan	25	1	31 Jane Street	NAP
31	Loan	25, 26	1	Briarwood Owners’ Corp.	NAP
32	Loan		2	Eastgate & Estes Multifamily Portfolio	David Dorn
32.01	Property		1	Estes Park Apartments
32.02	Property		1	Eastgate Apartments
33	Loan	25, 26	1	Bon Aire Properties, Inc.	NAP
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	NAP
35	Loan		1	Burlington Merrillville IN	Schottenstein Realty LLC
36	Loan		1	928 North San Vicente	Michael Lipman and The Michael Allan Lipman Living Trust
37	Loan	31	1	WAG - Nashville	Kenneth P. Slaught, William B. Brace, and Robert L. Brace
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	NAP
39	Loan		1	New Albany Self Storage - OH	Brett Hatcher, Cory Bonda and Gabriel Coe
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	NAP
41	Loan	25, 26	1	Sterling Arms Owners Corp.	NAP
42	Loan	32, 33	1	Discount Mini Storage & Retail	Paul S. Gravenhorst
43	Loan		1	Shamrock MHC	William J. Damin
44	Loan	25, 26	1	Orienta Owners, Inc.	NAP
45	Loan		1	CVS – Littleton, MA	David R. Grieve
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	NAP
47	Loan	25, 26	1	North Broadway Estates Ltd.	NAP
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	NAP
49	Loan	25, 26	1	Princeton Owners Corp.	NAP
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	NAP
51	Loan	25, 26	1	Crocheron Tenants Corp.	NAP
52	Loan	25, 26	1	203 Owners Corp.	NAP
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	NAP
54	Loan	25, 26	1	Tiffany Towers Ltd.	NAP
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	NAP
56	Loan	25, 26	1	177 Columbia Owners Corp.	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
1	Loan	4, 5	1	375 Pearl Street	Indure Build-To-Core Fund, LLC
2	Loan	6	1	Four Constitution Square	ConSquare Office Four Owner, LLC
3	Loan	7	1	National Cancer Institute Center	RIV 402, LLC
4	Loan	8	1	U.S. Steel Tower	Michael Silberberg
5	Loan	9, 10	1	160-08 Jamaica Avenue	Albert Laboz, Jason Laboz and Joseph Jody Laboz
6	Loan	11, 12, 13	1	Burlingame Point	Kylli Inc.
7	Loan		1	Summerhill Pointe Apartments	New NAC, Inc. and Sho Nakatani
8	Loan	14	1	Three Constitution Square	ConSquare Office Three Owner, LLC
9	Loan		1	Fortune 7 Leased Campus	GEG Investments LLC and Golden Eagle Group Inc.
10	Loan	15, 16	1	261-275 Amsterdam Avenue	Michael E. Laub
11	Loan	17	5	Brookwood Self Storage Portfolio	Brookwood Properties, L.L.C.
11.01	Property		1	Life Storage - New Orleans
11.02	Property		1	Life Storage - Verot School
11.03	Property		1	Life Storage - Evangeline
11.04	Property		1	Life Storage - Johnston
11.05	Property		1	Life Storage - Baton Rouge
12	Loan		1	League City Town Center	Anthony Tarantino and Jimmy Nassour
13	Loan	18	1	Lowe’s - San Jose, CA	Julian Robert Orton III
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	Steven Houghton Sr.
14.01	Property		1	Securlock - Warner Robins
14.02	Property		1	Securlock - Dawsonville
14.03	Property		1	Securlock - Snellville
15	Loan	20, 21	1	57 Prince Street	Michael Moynihan and Warren Freyer
16	Loan		1	Euclid Plaza	Plaza Fiesta, LLC
17	Loan	22, 23, 24	1	200 South Virginia Street	Matthew White and The Matthew White Family Trust
18	Loan		3	A Storage Place Portfolio	Darryl B. Flaming, Carolyn Ann Flaming and Flaming Revocable Declaration of Trust Dated May 24, 2005
18.01	Property		1	Montrose Storage
18.02	Property		1	Alpine Storage
18.03	Property		1	Eagle Storage
19	Loan	25, 26	1	150 East Tenants Corp.	NAP
20	Loan		1	Midtown Mobile	Christopher Wild and Elliot Sasson
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	Karl Slovin
22	Loan		1	Vista Park Self Storage	Reid Hamilton and Richard J. Reviglio
23	Loan		1	3041 Sunrise Boulevard	Global Gate Capital Partners Limited
24	Loan	30	1	Riverdale Commerce Park	Christopher L. Eddy and Ronald P. Brady
25	Loan		1	North Ridge Center	Mark Cunningham, Mahesh Amin and Meeta Amin
26	Loan		7	Adar New Haven Multifamily Portfolio	Sam Hecht
26.01	Property		1	365 Orchard
26.02	Property		1	103 Ramsdell / 68 Anthony
26.03	Property		1	101 & 115 Dwight
26.04	Property		1	33 Howe
26.05	Property		1	109 Dwight St
26.06	Property		1	38 Tilton
26.07	Property		1	574 George
27	Loan		1	StorQuest Brentwood	Jeffrey W. Abramson, The Abramson Family Trust, H. William Harlan II, The Harlan Revocable Trust, Matthew A. Tunney, The Matthew A. and Stephaney J. Tunney 2001 Trust Dated October 12, 2001, As Amended and Restated in 2008, Willard F. Tunney, The Tunney Family 1996 Trust, John G. Montgomery and The John and Nancy Montgomery Living Trust Dated June 29, 1999
28	Loan	25, 26	1	Eden Rock Owners, Inc.	NAP
29	Loan		1	Westwood Shopping Center	Kenneth M. Kleban
30	Loan	25	1	31 Jane Street	NAP
31	Loan	25, 26	1	Briarwood Owners’ Corp.	NAP
32	Loan		2	Eastgate & Estes Multifamily Portfolio	David Dorn
32.01	Property		1	Estes Park Apartments
32.02	Property		1	Eastgate Apartments
33	Loan	25, 26	1	Bon Aire Properties, Inc.	NAP
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	NAP
35	Loan		1	Burlington Merrillville IN	Schottenstein Realty LLC
36	Loan		1	928 North San Vicente	Michael Allan Lipman and The Michael Allan Lipman Living Trust
37	Loan	31	1	WAG - Nashville	Kenneth P. Slaught, William B. Brace, and Robert L. Brace
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	NAP
39	Loan		1	New Albany Self Storage - OH	Brett Hatcher, Cory Bonda and Gabriel Coe
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	NAP
41	Loan	25, 26	1	Sterling Arms Owners Corp.	NAP
42	Loan	32, 33	1	Discount Mini Storage & Retail	Paul S. Gravenhorst
43	Loan		1	Shamrock MHC	William J. Damin
44	Loan	25, 26	1	Orienta Owners, Inc.	NAP
45	Loan		1	CVS – Littleton, MA	David R. Grieve
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	NAP
47	Loan	25, 26	1	North Broadway Estates Ltd.	NAP
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	NAP
49	Loan	25, 26	1	Princeton Owners Corp.	NAP
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	NAP
51	Loan	25, 26	1	Crocheron Tenants Corp.	NAP
52	Loan	25, 26	1	203 Owners Corp.	NAP
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	NAP
54	Loan	25, 26	1	Tiffany Towers Ltd.	NAP
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	NAP
56	Loan	25, 26	1	177 Columbia Owners Corp.	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)
1	Loan	4, 5	1	375 Pearl Street	No	No	Refinance		220,000,000	0	30,000,000	0	250,000,000	234,451,625	0	3,151,476	5,845,670	6,551,229	0	250,000,000		NAP	NAP
2	Loan	6	1	Four Constitution Square	No	No	Recapitalization		138,000,000	0	0	0	138,000,000	0	0	4,423,886	0	133,576,114	0	138,000,000		NAP	NAP
3	Loan	7	1	National Cancer Institute Center	No	No	Refinance		83,000,000	0	0	0	83,000,000	64,282,111	0	810,327	0	17,907,562	0	83,000,000		NAP	NAP
4	Loan	8	1	U.S. Steel Tower	No	No	Refinance		200,000,000	18,082,905	45,000,000	0	263,082,905	173,687,525	0	4,146,677	12,966,235	0	72,282,468	263,082,905		NAP	NAP
5	Loan	9, 10	1	160-08 Jamaica Avenue	No	No	Refinance		64,000,000	0	0	0	64,000,000	50,075,393	0	2,139,584	1,703,779	10,081,244	0	64,000,000		NAP	NAP
6	Loan	11, 12, 13	1	Burlingame Point	No	No	Refinance		380,000,000	0	240,000,000	130,000,000	750,000,000	450,379,085	0	29,007,553	122,730,124	147,883,238	0	750,000,000		NAP	NAP
7	Loan		1	Summerhill Pointe Apartments	No	No	Refinance		60,000,000	0	0	0	60,000,000	39,988,253	0	895,543	415,508	18,700,696	0	60,000,000		NAP	NAP
8	Loan	14	1	Three Constitution Square	No	No	Recapitalization		96,000,000	0	0	0	96,000,000	0	0	3,139,771	0	92,860,229	0	96,000,000		NAP	NAP
9	Loan		1	Fortune 7 Leased Campus	No	No	Acquisition		78,000,000	48,394,190	0	0	126,394,190	0	120,000,000	6,371,504	22,686	0	0	126,394,190		NAP	NAP
10	Loan	15, 16	1	261-275 Amsterdam Avenue	No	No	Refinance		95,000,000	0	0	0	95,000,000	89,355,143	0	1,114,775	2,313,780	2,216,302	0	95,000,000		NAP	NAP
11	Loan	17	5	Brookwood Self Storage Portfolio	No	No	Refinance		32,350,000	0	0	0	32,350,000	31,634,433	0	162,245	240,734	312,588	0	32,350,000		NAP	NAP
11.01	Property		1	Life Storage - New Orleans	No	No																NAP	NAP
11.02	Property		1	Life Storage - Verot School	No	No																NAP	NAP
11.03	Property		1	Life Storage - Evangeline	No	No																NAP	NAP
11.04	Property		1	Life Storage - Johnston	No	No																NAP	NAP
11.05	Property		1	Life Storage - Baton Rouge	No	No																NAP	NAP
12	Loan		1	League City Town Center	No	Yes	Acquisition		29,900,000	20,258,512	0	0	50,158,512	0	46,000,000	3,255,361	903,151	0	0	50,158,512		NAP	NAP
13	Loan	18	1	Lowe’s - San Jose, CA	No	No	Acquisition		27,108,900	15,533,258	0	0	42,642,158	0	41,750,000	892,158	0	0	0	42,642,158		NAP	NAP
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	No	No	Refinance		18,000,000	0	0	0	18,000,000	8,530,060	0	220,696	78,570	9,170,674	0	18,000,000		NAP	NAP
14.01	Property		1	Securlock - Warner Robins	No	No																NAP	NAP
14.02	Property		1	Securlock - Dawsonville	No	No																NAP	NAP
14.03	Property		1	Securlock - Snellville	No	No																NAP	NAP
15	Loan	20, 21	1	57 Prince Street	No	No	Refinance		17,600,000	0	0	0	17,600,000	12,785,410	0	459,822	2,256,011	2,098,758	0	17,600,000		NAP	NAP
16	Loan		1	Euclid Plaza	No	No	Acquisition															NAP	NAP
17	Loan	22, 23, 24	1	200 South Virginia Street	No	No	Refinance															NAP	NAP
18	Loan		3	A Storage Place Portfolio	No	No	Refinance															NAP	NAP
18.01	Property		1	Montrose Storage	No	No																NAP	NAP
18.02	Property		1	Alpine Storage	No	No																NAP	NAP
18.03	Property		1	Eagle Storage	No	No																NAP	NAP
19	Loan	25, 26	1	150 East Tenants Corp.	No	No	Refinance															NAP	NAP
20	Loan		1	Midtown Mobile	No	No	Acquisition															NAP	NAP
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	No	No	Refinance															NAP	NAP
22	Loan		1	Vista Park Self Storage	No	No	Refinance															NAP	NAP
23	Loan		1	3041 Sunrise Boulevard	No	No	Acquisition															NAP	NAP
24	Loan	30	1	Riverdale Commerce Park	No	Yes	Refinance															NAP	NAP
25	Loan		1	North Ridge Center	No	Yes	Acquisition															NAP	NAP
26	Loan		7	Adar New Haven Multifamily Portfolio	No	No	Refinance															NAP	NAP
26.01	Property		1	365 Orchard	No	No																NAP	NAP
26.02	Property		1	103 Ramsdell / 68 Anthony	No	No																NAP	NAP
26.03	Property		1	101 & 115 Dwight	No	No																NAP	NAP
26.04	Property		1	33 Howe	No	No																NAP	NAP
26.05	Property		1	109 Dwight St	No	No																NAP	NAP
26.06	Property		1	38 Tilton	No	No																NAP	NAP
26.07	Property		1	574 George	No	No																NAP	NAP
27	Loan		1	StorQuest Brentwood	No	No	Refinance															NAP	NAP
28	Loan	25, 26	1	Eden Rock Owners, Inc.	No	No	Refinance															NAP	NAP
29	Loan		1	Westwood Shopping Center	No	No	Refinance															NAP	NAP
30	Loan	25	1	31 Jane Street	No	No	Refinance															NAP	NAP
31	Loan	25, 26	1	Briarwood Owners’ Corp.	No	No	Refinance															NAP	NAP
32	Loan		2	Eastgate & Estes Multifamily Portfolio	No	No	Refinance; Recapitalization															NAP	NAP
32.01	Property		1	Estes Park Apartments	No	No																NAP	NAP
32.02	Property		1	Eastgate Apartments	No	No																NAP	NAP
33	Loan	25, 26	1	Bon Aire Properties, Inc.	No	No	Refinance															NAP	NAP
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	No	No	Refinance															NAP	NAP
35	Loan		1	Burlington Merrillville IN	No	No	Acquisition															NAP	NAP
36	Loan		1	928 North San Vicente	No	No	Refinance															NAP	NAP
37	Loan	31	1	WAG - Nashville	No	Yes	Acquisition															NAP	NAP
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	No	No	Refinance															NAP	NAP
39	Loan		1	New Albany Self Storage - OH	No	No	Refinance															NAP	NAP
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	No	No	Refinance															NAP	NAP
41	Loan	25, 26	1	Sterling Arms Owners Corp.	No	No	Refinance															NAP	NAP
42	Loan	32, 33	1	Discount Mini Storage & Retail	No	No	Refinance															NAP	NAP
43	Loan		1	Shamrock MHC	No	No	Refinance															NAP	NAP
44	Loan	25, 26	1	Orienta Owners, Inc.	No	No	Refinance															NAP	NAP
45	Loan		1	CVS – Littleton, MA	No	No	Refinance															NAP	NAP
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	No	No	Recapitalization															NAP	NAP
47	Loan	25, 26	1	North Broadway Estates Ltd.	No	No	Refinance															NAP	NAP
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	No	No	Refinance															NAP	NAP
49	Loan	25, 26	1	Princeton Owners Corp.	No	No	Refinance															NAP	NAP
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	No	No	Refinance															NAP	NAP
51	Loan	25, 26	1	Crocheron Tenants Corp.	No	No	Refinance															NAP	NAP
52	Loan	25, 26	1	203 Owners Corp.	No	No	Refinance															NAP	NAP
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	No	No	Refinance															NAP	NAP
54	Loan	25, 26	1	Tiffany Towers Ltd.	No	No	Refinance															NAP	NAP
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	No	No	Refinance															NAP	NAP
56	Loan	25, 26	1	177 Columbia Owners Corp.	No	No	Refinance															NAP	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1	Loan	4, 5	1	375 Pearl Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	6	1	Four Constitution Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	7	1	National Cancer Institute Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	8	1	U.S. Steel Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 10	1	160-08 Jamaica Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	11, 12, 13	1	Burlingame Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Summerhill Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	14	1	Three Constitution Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan		1	Fortune 7 Leased Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	15, 16	1	261-275 Amsterdam Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	17	5	Brookwood Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Life Storage - New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Life Storage - Verot School	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Life Storage - Evangeline	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	Life Storage - Johnston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	Life Storage - Baton Rouge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	League City Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	18	1	Lowe’s - San Jose, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	19	3	Securlock 12 Self-Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Securlock - Warner Robins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Securlock - Dawsonville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Securlock - Snellville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	20, 21	1	57 Prince Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Euclid Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	22, 23, 24	1	200 South Virginia Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		3	A Storage Place Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Montrose Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Alpine Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Eagle Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	25, 26	1	150 East Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2,000,000	36,300,000	35.8%	0.0%	0	0	0	NAP
20	Loan		1	Midtown Mobile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	27, 28, 29	1	Sherman Oaks Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Vista Park Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	3041 Sunrise Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	30	1	Riverdale Commerce Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	North Ridge Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP		NAP
26	Loan		7	Adar New Haven Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	365 Orchard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	103 Ramsdell / 68 Anthony	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	101 & 115 Dwight	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	33 Howe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	109 Dwight St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.06	Property		1	38 Tilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.07	Property		1	574 George	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	StorQuest Brentwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	25, 26	1	Eden Rock Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	38,400,000	19.5%	3.5%	7	0	0	12,460
29	Loan		1	Westwood Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	25	1	31 Jane Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	-	75,100,000	9.3%	6.3%	8	0	0	50,381
31	Loan	25, 26	1	Briarwood Owners’ Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	43,000,000	16.3%	20.5%	0	48	0	540,347
32	Loan		2	Eastgate & Estes Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	Estes Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	Eastgate Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	25, 26	1	Bon Aire Properties, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	26,000,000	24.2%	0.0%	0	0	0	NAP
34	Loan	25, 26	1	215 W. 75th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	750,000	27,700,000	19.8%	17.1%	18	0	0	-112,484
35	Loan		1	Burlington Merrillville IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	928 North San Vicente	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	31	1	WAG - Nashville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	25, 26	1	10 Bleecker Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	24,430,000	14.3%	0.0%	0	0	0	NAP
39	Loan		1	New Albany Self Storage - OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP		NAP
40	Loan	25, 26	1	45 W. 10 Tenants’ Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	35,840,000	8.4%	0.0%	0	0	0	NAP
41	Loan	25, 26	1	Sterling Arms Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	14,200,000	21.1%	25.7%	19	0	0	142,349
42	Loan	32, 33	1	Discount Mini Storage & Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Shamrock MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25, 26	1	Orienta Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	12,000,000	18.3%	21.4%	9	0	0	-61,720
45	Loan		1	CVS – Littleton, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	25, 26	1	Chateaufort Place Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12,300,000	17.1%	0.0%	0	0	0	NAP
47	Loan	25, 26	1	North Broadway Estates Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	13,800,000	15.2%	3.7%	2	0	0	NAV
48	Loan	25, 26	1	55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	14,700,000	12.6%	0.0%	0	0	0	NAP
49	Loan	25, 26	1	Princeton Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	9,400,000	17.2%	0.0%	0	0	0	NAP
50	Loan	25, 26	1	Lincoln Park Manor Tenant Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	150,000	3,950,000	40.5%	60.0%	18	0	0	62,462
51	Loan	25, 26	1	Crocheron Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	17,900,000	8.8%	7.1%	6	0	0	17,814
52	Loan	25, 26	1	203 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	400,000	9,100,000	16.5%	30.0%	9	0	0	80,639
53	Loan	25, 26	1	107-109-111 North 9th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	8,100,000	17.9%	14.3%	2	0	0	19,896
54	Loan	25, 26	1	Tiffany Towers Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8,150,000	16.9%	0.0%	0	0	0	NAP
55	Loan	25, 26	1	Yorkville 87 Housing Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	3,600,000	33.3%	0.0%	0	0	0	NAP
56	Loan	25, 26	1	177 Columbia Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	300,000	9,150,000	10.9%	3.4%	0	0	1	NAP

A-1-17

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association, “MSBNA” denotes Morgan Stanley Bank, N.A., “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC, “NCB” denotes National Cooperative Bank, N.A., “NCCB” denotes National Consumer Cooperative Bank, “JPMCB” denotes JPMorgan Chase Bank, National Association, “GSBI” denotes Goldman Sachs Bank USA and “DBRI” denotes DBR Investments Co. Limited.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of the related Mortgaged Properties, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” and the Annex A-3 in this prospectus for additional information.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

(4)	For mortgage loan #1 (375 Pearl Street), the appraised value of the mortgaged property was $365,000,000, which represents a “Hypothetical Market Value” as of May 1, 2021 which assumes that contractually obligated free rent, tenant improvements, and capital improvements have been escrowed. A landlord work reserve of $2,963,439 and a rent concession reserve of $2,882,231 were funded at closing.

(5)	For mortgage loan #1 (375 Pearl Street), the third largest tenant (124,767 square feet), representing 21.8% of net rentable square feet, has multiple lease expirations. 106,000 net rentable square feet expires in January 2042 and 18,767 net rentable square feet expires in April 2039.

(6)	For mortgage loan #2 (Four Constitution Square), the loan documents provide the borrower with one, five business day grace period in any 12-month period with respect to a delinquent payment excluding the payment due on the Maturity Date.

(7)	For mortgage loan #3 (National Cancer Institute Center), the Number of Units includes 194,630 square feet of laboratory space, 84,557 square feet of office/data center space and 62,084 square feet of manufacturing space.

(8)	For mortgage loan #4 (U.S. Steel Tower), the third largest tenant at the U.S. Steel Tower mortgaged property (108,261 square feet), representing 4.6% of net rentable square feet, has multiple expiration dates. 104,890 square feet expires December 31, 2030 and 3,371 square feet expires September 30, 2022.

(9)	For mortgage loan #5 (160-08 Jamaica Avenue), the borrower has informed the lender that it has applied for an Industrial and Commercial Abatement Program (“ICAP”) tax abatement, which has not yet been received. According to a letter from the NYC Finance Dept dated May 13, 2016, the ICAP

A-1-18

was tentatively approved by the NYC Finance Dept. Such letter states that provided all requirements under the ICAP statute are satisfied, the benefit period will commence in the first tax year after full completion of construction or renovation is finished. According to the borrower, certain violations at the mortgaged property need to be cleared and removed of record in order for the ICAP to be obtained. If the ICAP is obtained, 10% of the retail space at the mortgaged property is expected to qualify for a 25-year ICAP and the remaining 90% of the retail space is expected to qualify for a 15-year ICAP, which in each case is anticipated to commence in the tax year of 2021/2022. If obtained, the ICAP for the first 10% of the retail space will expire in the 2046/2047 tax year and the ICAP for the remaining 90% of the retail space will expire in the 2036/2037 tax year. If the ICAP is obtained, with respect to the first 10% of retail space, the borrower is expected to be provided a 100% exemption from any increases in the mortgaged property’s real estate taxes for the first 16 years, with such exemption being phased out by 10% every year thereafter. With respect to the remaining 90% of the retail space, if the ICAP is obtained, the borrower is expected to be provided a 100% exemption from any increases in the mortgaged property’s real estate taxes for the first 11 years, with such exemption being phased out by 20% every year thereafter. According to the related appraisal, if the ICAP is obtained it would result in an estimated annual tax savings of $1,148,776, which would then decline as described above. In addition, the Appraised Value assumes that the ICAP is in place and has a net present value of $10,930,895. If such net present value of $10,930,895 was excluded from the Appraised Value of $100,500,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 71.5%. Approximately $1,108,223 of ICAP benefits was underwritten. Excluding such ICAP benefits, the UW NOI DSCR would be 1.59x, UW NCF DSCR would be 1.48x, the UW NOI Debt Yield would be 6.3% and the UW NCF Debt Yield would be 5.9%. We cannot assure you that the ICAP will be obtained.

(10)	For mortgage loan #5 (160-08 Jamaica Avenue), the appraised value is a “Market Value Subject to Capital Reserve Account” value as of January 27, 2021 of $100,500,000, which assumes that the remaining tenant improvements and free rent associated with the Target and H&M spaces, totaling $1,550,000, will be placed in an escrow account, which would transfer with the real estate. The “as-is” market value without such assumption is $99,100,000. At origination, $569,025 was reserved for tenant improvements and leasing commissions for Target and $722,222 was reserved for rent credit for H&M.

(11)	For mortgage loan #6 (Burlingame Point), the excess cash trap trigger level with regard to DSCR and/or DY is based on the actual NOI amount of $36,639,655. This trigger level is determined as of the first day of any fiscal quarter, and will remain in effect until NOI is equal to or exceeds the trigger level as of the first day of one fiscal quarter thereafter.

(12)	For mortgage loan #6 (Burlingame Point), the loan documents provide the borrower with one, five business day grace period in any 12-month period with respect to a delinquent payment excluding the payment due on the Maturity Date..

(13)	For mortgage loan #6 (Burlingame Point), the Appraised Value represents the “Hypothetical As-If Stabilized” value assuming the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as building 3, building 4 and the amenity space is February 1, 2021. An unfunded obligations reserve of $122,730,124 was escrowed at closing. The “As-Is” appraised value assuming the above conditions have not been met is $900,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $900,000,000 “As-Is” appraised value are 42.2% and 42.2%, respectively.

(14)	For mortgage loan #8 (Three Constitution Square), the loan documents provide the borrower with one, five business day grace period in any 12-month period with respect to a delinquent payment excluding the payment due on the Maturity Date.

(15)	For mortgage loan #10 (261-275 Amsterdam Avenue), the 261-275 Amsterdam Avenue mortgaged property is a mixed use property comprised of multifamily space (88.5% of net rentable square feet) and retail space (11.5% of net rentable square feet).

A-1-19

(16)	For mortgage loan #10 (261-275 Amsterdam Avenue), the appraised value of the mortgaged property was $150,100,000, based on the extraordinary assumption that $519,452 was reserved for the completion of facade repairs at the property, as well as $50,000 for renovations to one of the residential units. Reserves for these amounts were funded at origination. The “as is” appraised value without such extraordinary assumption is $149,600,000.

(17)	For mortgage loan #11 (Brookwood Self Storage Portfolio), Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The aggregate of the individual mortgaged property appraised values is $59,800,000.

(18)	For mortgage loan #13 (Lowe’s - San Jose, CA), the Number of Units represents the land square feet. The sole tenant, Lowe’s, ground leases the property and owns its 169,486 square feet improvements. Lowe’s ground leases the entire land except for approximately 0.5 acre portion of the property which was conveyed to the borrower by the Santa Clara Valley Transportation Authority in 2011 as part of a land exchange which is also subject to the mortgage loan but which, while it is not subject to the Lowe’s ground lease, such parcel is subject to a parking easement in favor of Lowe’s.

(19)	For mortgage loan #14 (Securlock 12 Self-Storage Portfolio), the Number of Units for the portfolio includes 268,105 square feet of self-storage space, 21,400 square feet of office space, and 15,400 square feet of rentable parking spaces. Additionally, the portfolio includes two manager residential units.

(20)	For mortgage loan #15 (57 Prince Street), the 57 Prince Street mortgaged property is a mixed use property comprised of multifamily space (80.0% of net rentable square feet) and retail space (20.0% of net rentable square feet).

(21)	For mortgage loan #15 (57 Prince Street), the appraised value of the mortgaged property was $27,300,000, assuming that $400,000 was funded into an escrow account at origination for the completion of the expansion of Unit 5F and that the beneficial interest in the account is transferrable to a potential buyer of the mortgaged property. A reserve for this amount was funded at origination.

(22)	For mortgage loan #17 (200 South Virginia Street), the first payment for the mortgage loan is August 1, 2021. On the Closing Date, BANA will deposit sufficient funds to pay the amount of interest that would be due with respect to the July 1, 2021 payment. Seasoning, Prepayment Provisions, Original Term to Maturity / ARD (Mos.), Original Interest-Only Period (Mos.), First Payment Date, Remaining Term to Maturity / ARD (Mos.) and Remaining Interest-Only Period (Mos.) are inclusive of the additional July 1, 2021 interest-only payment to be funded by BANA on the Closing Date.

(23)	For mortgage loan #17 (200 South Virginia Street), the largest tenant, (16,338 square feet), representing 13.7% of the net rentable square feet of the mortgaged property, has a free month of rent in April 2022 and April 2023. All outstanding free rent was reserved for at closing.

(24)	For mortgage loan #17 (200 South Virginia Street), the fifth largest tenant, (5,750 square feet), representing 4.8% of the net rentable square feet of the mortgaged property, has a termination option at any time after the first 5 years (beginning 12/15/2023) of its lease term by giving 90 days’ notice.

(25)	For mortgage loan #30 (31 Jane Street) and with respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the 31 Jane Street Mortgage Loan and with respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank , N.A., including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor in Annex A-1. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the 31 Jane Street Mortgage Loan and with respect to all residential cooperative Mortgage Loans sold to the trust by National

A-1-20

Cooperative Bank, N.A. and is, instead, reflected as not applicable (NAP). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the 31 Jane Street Mortgage Loan and with respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten Net Operating Income and Underwritten Net Cash Flow.

(26)	With respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust Mortgage Loan Interest Rate” under “Risk Factors – Other Secured Indebtedness – Additional Debt Secured by Residential Cooperative Properties” in this prospectus.

(27)	For mortgage loan #21 (Sherman Oaks Plaza), the largest tenant (10,365 square feet), representing 24.3% of net rentable square feet, has a one-time right to terminate its lease effective December 31, 2024 with 270 days prior written notice.

(28)	For mortgage loan #21 (Sherman Oaks Plaza), the second largest tenant, (4,579 square feet), representing 10.7% of the net rentable square feet of the mortgaged property, has a free month of rent in March 2022 and in March 2023.

(29)	For mortgage loan #21 (Sherman Oaks Plaza), the fifth largest tenant (2,693 square feet), representing 6.3% of net rentable square feet, and the 10th largest tenant (1,859 square feet), representing 4.4% of net rentable square feet, are owned by an affiliate of the borrower.

(30)	For mortgage loan #24 (Riverdale Commerce Park), the Number of Units includes 52,422 square feet of industrial space, 5,154 square feet of retail/commercial space.

(31)	For mortgage loan #37 (WAG - Nashville), the Appraised Value presented for the mortgage loan of $7,500,000 reflects a value based on a new 15-year lease signed by Walgreen’s subsequent to Walgreens Boots Alliance assuming a partial ownership in the property from the exercise of a ROFR from the previous seller on March 12, 2021 for $5,723,000.

(32)	For mortgage loan #42 (Discount Mini Storage & Retail), which is a mixed use property containing both retail and self storage space, the largest tenant, Family Dollar, pays only percentage rent (equal to 2.0% of gross sales) due to a co-tenancy clause that is in effect due to the tenant Winn Dixie vacating the property. Rent for this tenant was underwritten based on assumed annual percentage rent of $29,000.

(33)	For mortgage loan #42 (Discount Mini Storage & Retail), the Discount Mini Storage & Retail mortgaged property is a mixed use property comprised of storage space (77.7% of net rentable square feet) and retail space (22.3% of net rentable square feet).

A-1-21

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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BANK 2021-BNK34

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	14	$375,675,000	36.4%	3.1684%	117	360	3.35x	11.0%	10.6%	53.5%	53.4%
Morgan Stanley Mortgage Capital Holdings LLC	13	323,898,260	31.3	3.6519	107	359	2.71	10.4	9.8	57.7	57.0
Bank of America, National Association	9	265,433,900	25.7	3.0384	118	360	3.58	10.7	10.5	50.5	50.4
National Cooperative Bank, N.A.	20	68,338,485	6.6	3.3432	120	390	6.71	29.1	28.4	13.5	11.7
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Office	9	$531,150,000	51.4%	3.0226%	110	0	3.71x	11.5%	11.1%	49.7%	49.7%
CBD	6	376,900,000	36.5	3.0704	107	0	3.55	11.0	10.7	51.2	51.2
Suburban	3	154,250,000	14.9	2.9057	116	0	4.09	12.5	12.1	46.1	46.1
Multifamily	32	155,783,485	15.1	3.5023	120	381	4.76	19.3	18.8	34.8	33.2
Cooperative	21	75,338,485	7.3	3.2941	120	390	7.55	30.6	29.9	12.8	11.2
Garden	11	80,445,000	7.8	3.6974	120	360	2.16	8.8	8.5	55.4	53.9
Retail	9	151,128,260	14.6	3.7990	120	359	2.28	9.5	8.9	64.6	63.5
Anchored	5	131,995,000	12.8	3.7727	120	0	2.34	9.5	8.8	64.5	64.5
Single Tenant	3	11,693,422	1.1	4.0443	119	359	1.81	8.8	8.5	62.8	57.2
Shadow Anchored	1	7,439,837	0.7	3.8800	119	359	1.80	11.8	10.2	68.9	54.7
Self Storage	14	86,650,000	8.4	3.1922	120	360	3.19	10.5	10.3	53.4	53.1
Self Storage	14	86,650,000	8.4	3.1922	120	360	3.19	10.5	10.3	53.4	53.1
Mixed Use	3	60,275,000	5.8	3.7686	119	0	1.94	7.6	7.4	63.2	63.2
Multifamily/Retail	1	40,000,000	3.9	3.5500	119	0	1.97	7.3	7.1	63.3	63.3
Retail/Multifamily	1	17,600,000	1.7	4.2150	119	0	1.73	7.7	7.4	64.5	64.5
Self Storage/Retail	1	2,675,000	0.3	4.1000	120	0	2.82	12.2	11.7	52.5	52.5
Leased Fee	1	27,108,900	2.6	3.5500	120	0	2.01	7.4	7.2	64.5	64.5
Leased Fee	1	27,108,900	2.6	3.5500	120	0	2.01	7.4	7.2	64.5	64.5
Industrial	2	18,750,000	1.8	3.7968	101	360	1.94	9.6	9.0	62.5	61.4
Flex	2	18,750,000	1.8	3.7968	101	360	1.94	9.6	9.0	62.5	61.4
Manufactured Housing	1	2,500,000	0.2	4.6950	119	0	1.87	9.1	8.9	64.9	64.9
Manufactured Housing	1	2,500,000	0.2	4.6950	119	0	1.87	9.1	8.9	64.9	64.9
Total/Weighted Average:	71	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

BANK 2021-BNK34

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	25	$297,338,485	28.8%	3.5512%	120	398	3.58x	13.9%	13.5%	50.0%	49.7%
California	8	146,278,900	14.2	3.4221	113	360	3.24	11.2	10.9	51.7	51.6
Southern	4	42,170,000	4.1	3.8657	119	0	2.20	9.1	8.5	62.0	62.0
Northern	4	104,108,900	10.1	3.2424	110	360	3.66	12.1	11.9	47.5	47.3
District of Columbia	2	141,000,000	13.6	2.5538	115	0	4.70	12.3	12.2	44.4	44.4
Nevada	3	85,700,000	8.3	3.5522	120	0	2.48	9.4	8.9	53.8	53.8
Maryland	1	83,000,000	8.0	2.7590	120	0	3.82	11.3	10.7	50.0	50.0
Pennsylvania	1	70,000,000	6.8	3.6830	60	0	2.85	11.5	10.6	41.9	41.9
Ohio	2	53,200,000	5.1	2.9743	119	360	3.21	10.3	9.8	63.0	62.5
Louisiana	5	32,350,000	3.1	3.0550	120	0	3.33	10.4	10.3	50.7	50.7
Texas	1	29,900,000	2.9	3.6250	120	0	2.87	11.3	10.6	64.0	64.0
Georgia	3	18,000,000	1.7	3.0210	119	0	3.44	10.7	10.5	54.1	54.1
Colorado	3	15,800,000	1.5	3.2320	119	0	2.96	9.9	9.7	59.1	59.1
Alabama	1	12,290,000	1.2	3.5640	119	0	2.43	9.3	8.8	69.7	69.7
Iowa	1	9,035,000	0.9	3.2660	119	0	3.94	14.2	13.0	64.5	64.5
Connecticut	7	8,620,000	0.8	4.1700	120	360	1.50	9.1	8.7	66.6	57.9
Mississippi	1	7,439,837	0.7	3.8800	119	359	1.80	11.8	10.2	68.9	54.7
South Dakota	1	5,354,381	0.5	3.6300	120	360	1.56	9.0	8.5	71.4	64.5
Indiana	1	4,993,422	0.5	4.0500	119	359	1.57	9.8	9.1	65.7	52.5
Tennessee	1	4,500,000	0.4	4.0400	120	0	1.99	8.2	8.2	60.0	60.0
Florida	1	2,675,000	0.3	4.1000	120	0	2.82	12.2	11.7	52.5	52.5
Massachusetts	1	2,200,000	0.2	4.0400	119	0	1.96	8.0	8.0	62.1	62.1
Michigan	1	2,100,000	0.2	3.7500	120	240	5.14	37.5	36.5	12.7	7.7
Montana	1	1,570,619	0.2	3.6300	120	360	1.56	9.0	8.5	71.4	64.5
Total/Weighted Average:	71	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
998,496 - 1,000,000	1	$998,496	0.1%	3.4100%	119	359	7.81x	42.4%	41.7%	6.5%	5.1%
1,000,001 - 2,000,000	8	12,166,410	1.2	3.4860	120	397	6.81	32.7	32.0	14.7	12.1
2,000,001 - 3,000,000	8	19,775,000	1.9	3.7310	120	375	6.29	28.2	27.5	29.0	28.3
3,000,001 - 4,000,000	2	6,700,000	0.6	3.7354	119	360	6.11	23.1	22.7	34.5	30.4
4,000,001 - 5,000,000	3	14,393,422	1.4	4.2988	120	359	1.69	8.6	8.2	60.5	55.9
5,000,001 - 6,000,000	1	5,494,962	0.5	3.2900	119	479	5.64	26.4	25.4	7.1	6.1
6,000,001 - 7,000,000	4	27,215,409	2.6	3.2811	120	360	8.06	28.4	28.0	31.3	27.8
7,000,001 - 8,000,000	3	22,428,045	2.2	3.4697	119	359	3.56	17.3	16.6	41.4	35.7
8,000,001 - 9,000,000	1	8,620,000	0.8	4.1700	120	360	1.50	9.1	8.7	66.6	57.9
9,000,001 - 10,000,000	4	37,585,000	3.6	3.5847	110	360	2.65	10.8	10.2	61.4	60.8
10,000,001 - 15,000,000	3	36,540,000	3.5	3.4006	119	0	3.19	11.4	10.9	45.7	45.7
15,000,001 - 20,000,000	5	84,070,000	8.1	3.5987	119	0	2.56	9.6	9.1	60.4	60.4
20,000,001 - 30,000,000	2	57,008,900	5.5	3.5893	120	0	2.46	9.4	9.0	64.2	64.2
30,000,001 - 50,000,000	3	122,350,000	11.8	3.1535	119	0	2.88	9.4	9.0	59.8	59.8
50,000,001 - 70,000,000	5	312,000,000	30.2	3.3722	104	0	3.32	11.2	10.8	47.8	47.8
70,000,001 - 90,000,000	2	166,000,000	16.1	2.6478	117	0	4.18	11.6	11.2	47.6	47.6
90,000,001 - 100,000,000	1	100,000,000	9.7	3.3682	120	0	2.67	9.2	9.1	60.3	60.3
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

A-2-2

BANK 2021-BNK34

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.50 - 1.75	7	$55,738,422	5.4%	4.0806%	113	360	1.62x	8.7%	8.3%	64.8%	60.6%
1.76 - 2.00	7	137,409,837	13.3	3.8276	119	359	1.95	8.2	7.7	63.9	63.1
2.01 - 2.25	1	27,108,900	2.6	3.5500	120	0	2.01	7.4	7.2	64.5	64.5
2.26 - 2.50	3	81,540,000	7.9	3.5886	120	0	2.37	9.0	8.6	55.7	55.7
2.51 - 2.75	3	127,150,000	12.3	3.4018	120	0	2.68	9.5	9.2	60.2	60.2
2.76 - 3.00	6	129,375,000	12.5	3.6051	87	360	2.86	11.2	10.5	50.2	50.1
3.01 - 15.76	29	475,023,485	46.0	2.8775	117	391	4.69	15.0	14.6	42.7	42.5
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.3 - 8.0	5	$91,808,900	8.9%	3.7554%	119	0	1.91x	7.4%	7.2%	63.4%	63.4%
8.1 - 9.0	5	152,195,000	14.7	3.7615	120	360	2.10	8.5	8.1	59.4	59.1
9.1 - 10.0	10	177,403,422	17.2	3.5074	118	360	2.49	9.4	9.1	61.7	60.6
10.1 - 11.0	4	110,150,000	10.7	3.0162	119	0	3.30	10.4	10.1	57.3	57.3
11.1 - 12.0	6	289,239,837	28.0	3.0843	103	359	3.58	11.5	10.9	49.1	48.8
12.1 - 13.0	3	68,175,000	6.6	2.7222	119	0	4.72	12.9	12.8	43.5	43.5
13.1 - 15.0	4	83,635,000	8.1	3.0888	112	480	4.54	14.6	14.2	36.4	36.3
15.1 - 20.0	1	1,200,000	0.1	3.4600	120	360	2.79	15.3	14.9	16.2	12.6
20.1 - 64.2	18	59,538,485	5.8	3.2954	120	387	8.48	34.8	34.1	12.8	11.0
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.1 - 8.0	7	$172,578,900	16.7%	3.8305%	120	0	1.93x	7.8%	7.5%	63.7%	63.7%
8.1 - 9.0	8	113,585,000	11.0	3.6877	117	360	2.16	9.0	8.6	58.5	57.2
9.1 - 10.0	8	210,943,422	20.4	3.2999	120	359	2.82	9.8	9.4	60.8	60.4
10.1 - 11.0	6	240,689,837	23.3	3.2293	102	359	3.26	11.2	10.6	50.4	49.9
11.1 - 12.0	2	85,675,000	8.3	2.5853	113	0	4.49	11.8	11.7	45.4	45.4
12.1 - 14.0	3	74,535,000	7.2	2.7387	119	0	4.69	13.1	12.9	45.7	45.7
14.1 - 20.0	4	75,800,000	7.3	3.0736	111	429	4.58	14.6	14.4	32.8	32.6
20.1 - 62.8	18	59,538,485	5.8	3.2954	120	387	8.48	34.8	34.1	12.8	11.0
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

A-2-3

BANK 2021-BNK34

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.4 - 20.0	18	$65,348,076	6.3%	3.2820%	120	391	7.85x	31.4%	30.7%	10.0%	9.0%
20.1 - 25.0	1	2,100,000	0.2	3.3600	120	0	10.64	36.9	36.3	20.6	20.6
25.1 - 35.0	2	7,890,409	0.8	3.3764	119	384	4.22	22.6	22.0	34.0	27.1
35.1 - 40.0	1	60,000,000	5.8	3.0168	109	0	4.72	14.6	14.4	38.0	38.0
40.1 - 45.0	3	135,500,000	13.1	3.1913	89	0	3.79	12.2	11.7	42.5	42.5
45.1 - 50.0	2	166,000,000	16.1	2.6478	117	0	4.18	11.6	11.2	47.6	47.6
50.1 - 55.0	4	113,025,000	10.9	3.3360	120	0	2.83	9.6	9.4	51.9	51.9
55.1 - 60.0	5	50,900,000	4.9	3.6200	120	0	2.62	10.0	9.4	58.5	58.5
60.1 - 65.0	15	392,313,900	38.0	3.5473	119	360	2.44	9.1	8.7	62.7	62.6
65.1 - 70.0	4	33,343,260	3.2	3.8640	119	359	1.92	9.9	9.1	68.1	60.7
70.1 - 71.4	1	6,925,000	0.7	3.6300	120	360	1.56	9.0	8.5	71.4	64.5
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.0 - 20.0	18	$65,348,076	6.3%	3.2820%	120	391	7.85x	31.4%	30.7%	10.0%	9.0%
20.1 - 25.0	1	2,100,000	0.2	3.3600	120	0	10.64	36.9	36.3	20.6	20.6
25.1 - 30.0	2	7,890,409	0.8	3.3764	119	384	4.22	22.6	22.0	34.0	27.1
30.1 - 40.0	1	60,000,000	5.8	3.0168	109	0	4.72	14.6	14.4	38.0	38.0
40.1 - 45.0	3	135,500,000	13.1	3.1913	89	0	3.79	12.2	11.7	42.5	42.5
45.1 - 50.0	2	166,000,000	16.1	2.6478	117	0	4.18	11.6	11.2	47.6	47.6
50.1 - 55.0	6	125,458,260	12.1	3.3967	120	359	2.72	9.8	9.4	53.5	52.1
55.1 - 60.0	7	62,720,000	6.1	3.7219	120	360	2.42	9.8	9.3	59.9	58.3
60.1 - 65.0	15	396,038,900	38.3	3.5440	119	360	2.43	9.1	8.7	62.9	62.7
65.1 - 69.7	1	12,290,000	1.2	3.5640	119	0	2.43	9.3	8.8	69.7	69.7
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.537 - 3.000	5	$281,000,000	27.2%	2.6825%	118	0	4.47x	12.5%	12.1%	48.4%	48.4%
3.001 - 3.250	6	146,638,208	14.2	3.0784	115	359	4.05	13.4	13.1	41.3	41.1
3.251 - 3.500	20	179,865,277	17.4	3.3681	120	412	3.96	15.2	14.9	48.9	48.4
3.501 - 3.750	12	277,193,900	26.8	3.6046	103	347	2.53	10.2	9.6	54.9	54.5
3.751 - 4.000	4	97,459,837	9.4	3.9102	120	359	1.97	8.7	8.0	64.1	63.0
4.001 - 4.250	7	43,788,422	4.2	4.1477	119	360	1.76	8.7	8.3	63.8	59.9
4.251 - 4.750	1	2,500,000	0.2	4.6950	119	0	1.87	9.1	8.9	64.9	64.9
4.751 - 4.790	1	4,900,000	0.5	4.7900	120	0	1.53	7.6	7.4	55.7	55.7
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

A-2-4

BANK 2021-BNK34

Annex A-2: Mortgage Pool Information

Range of Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	1	$70,000,000	6.8%	3.6830%	60	0	2.85x	11.5%	10.6%	41.9%	41.9%
61 - 84	1	9,500,000	0.9	3.7110	83	360	1.63	9.6	9.0	63.3	61.1
85 - 120	53	937,945,645	90.8	3.2598	118	376	3.50	12.0	11.6	51.9	51.4
121	1	15,900,000	1.5	3.6170	121	0	2.69	11.2	9.9	59.6	59.6
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	1	$70,000,000	6.8%	3.6830%	60	0	2.85x	11.5%	10.6%	41.9%	41.9%
61 - 84	1	9,500,000	0.9	3.7110	83	360	1.63	9.6	9.0	63.3	61.1
85 - 120	53	937,945,645	90.8	3.2598	118	376	3.50	12.0	11.6	51.9	51.4
121	1	15,900,000	1.5	3.6170	121	0	2.69	11.2	9.9	59.6	59.6
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	36	$954,778,900	92.4%	3.2700%	114	0	3.40x	11.2%	10.8%	52.2%	52.2%
240	1	2,100,000	0.2	3.7500	120	240	5.14	37.5	36.5	12.7	7.7
360	15	64,798,158	6.3	3.6895	114	360	2.91	16.4	15.7	48.6	41.8
480	4	11,668,587	1.1	3.3428	119	479	8.34	38.9	37.8	9.6	8.3
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

A-2-5

BANK 2021-BNK34

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	36	$954,778,900	92.4%	3.2700%	114	0	3.40x	11.2%	10.8%	52.2%	52.2%
240	1	2,100,000	0.2	3.7500	120	240	5.14	37.5	36.5	12.7	7.7
359 - 360	15	64,798,158	6.3	3.6895	114	360	2.91	16.4	15.7	48.6	41.8
479 - 480	4	11,668,587	1.1	3.3428	119	479	8.34	38.9	37.8	9.6	8.3
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	33	$753,778,900	72.9%	3.424	114	0	3.05x	10.7%	10.3%	54.8%	54.8%
Interest Only - ARD	2	141,000,000	13.6	2.554	115	0	4.70	12.3	12.2	44.4	44.4
Interest Only - Amortizing ARD	1	60,000,000	5.8	3.017	109	0	4.72	14.6	14.4	38.0	38.0
Amortizing Balloon	16	50,321,745	4.9	3.505	119	382	5.01	26.5	25.6	28.1	22.2
Interest Only, Amortizing Balloon	4	28,245,000	2.7	3.879	107	360	1.57	9.3	8.8	66.5	60.4
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

A-2-6

BANK 2021-BNK34

Annex A-2: Mortgage Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	43	$719,223,323	69.6%	3.4106%	113	385	3.37x	12.2%	11.8%	49.8%	49.4%
Acquisition	9	164,097,322	15.9	3.4248	117	360	2.67	9.9	9.3	64.2	63.7
Recapitalization	3	143,100,000	13.8	2.5713	116	240	4.71	12.7	12.6	43.9	43.8
Refinance; Recapitalization	1	6,925,000	0.7	3.6300	120	360	1.56	9.0	8.5	71.4	64.5
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	11	$505,642,160	48.9%	3.1040%	117	359	3.52x	10.9%	10.6%	52.3%	52.0%
Springing	18	262,580,000	25.4	3.5899	120	360	2.56	9.6	9.3	58.0	57.4
Hard/In Place Cash Management	5	149,785,000	14.5	3.3767	89	360	2.99	11.1	10.3	53.0	52.9
None	21	75,338,485	7.3	3.2941	120	390	7.55	30.6	29.9	12.8	11.2
Soft/Springing Cash Management	1	40,000,000	3.9	3.5500	119	0	1.97	7.3	7.1	63.3	63.3
Total/Weighted Average:	56	$1,033,345,645	100.0%	3.2981%	114	374	3.43x	11.9%	11.5%	51.4%	51.0%

A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

A-3-2

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

A-3-3

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

375 Pearl Street
375 Pearl Street
New York, NY 10038
MANHATTAN
BROOKLYN
East River
Hudson River
SoHo
Nolita
Little Italy
Chinatown
Tribeca
Lower East Side
Two Bridges
Financial District
Battery Park City
Battery Park
Sara D. Roosevelt Park
Seward Park
Columbus Park
City Hall Park
St. John's Park
Hudson River Greenway
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
FDR Drive
Manhattan Mercantile Bldg.
The Basilica of St. Patrick's Old Cathedral
New Museum
The Bowery Ballroom
Tenement Museum
Italian American Museum
Museum of Chinese in America
Museum at Eldridge Street
Confucius Plaza
NYC Fire Museum
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Criminal Court
NY County Supreme Court
US District Court
US Justice Department
NYC Mun. Building
Tweed Courthouse
1 Police Plaza
NY Public Library
NYC City Hall
Woolworth Building
Pace University
Schimmel Center
New York by Gehry
New York Downtown Hospital
7 World Trade Ctr./ Westfield WTC
1 World Trade Ctr.
2 World Trade Ctr.
3 World Trade Ctr.
5 World Trade Ctr.
200 West Street
200 Vesey Street
BROOKFIELD PLACE
North Pool
Natl. Sept. 11 Memorial
South Pool
225 Liberty St
200 Liberty Street
55 John Street
Federal Reserve Bank
Fulton Market
SOUTH STREET SEAPORT
80 Pine Street
Continental Tower
120 Wall Street
NY Stock Exchange
20 Exchange Place
60 Broad Street
85 Broad Street
1 Financial Square
7 Hanover Square
Double Tree NYC - Financial Dist.
The Dead Rabbit
2 & 4 New York Plaza
One New York Plaza
Downtown Manhattan Heliport
Maritime Battery Building
Whitehall Terminal (South Ferry)
The Whitehall Building
Nyack College NYC Campus
The Skyscraper Museum
Museum of Jewish Heritage
Castle Clinton Natl. Monument
Statue of Liberty Vista Point
BROOKLYN-BATTERY TUNNEL
50 West Street
Varick St
6th Ave
West Broadway
Broadway
Lafayette St
Canal St
Delancey St
Grand St
East Broadway
Park Row
Pearl St
St. James Pl
Church St
Greenwich St
West St
Hudson St
Bowery
Allen St
Essex St
Chrystie St
Mott St
Mulberry St
Elizabeth St
Centre St
Water St
Front St
South St
Fulton St
Wall St
Pine St
Maiden Ln
Nassau St
John St
Platt St
Ann St
Chambers St
Reade St
Duane St
Thomas St
Leonard St
Franklin St
White St
Walker St
Warren St
Murray St
Park Pl
Rector St
Battery Pl
Spring St
Prince St
Kenmare St
Broome St
Houston St
Stanton St
Rivington St
Henry St
Madison St
Monroe St
Cherry St
Catherine St
Market St
Pike St
Rutgers St
Clinton St
Hester St
Eldridge St
Forsyth St
Orchard St
Ludlow St
Norfolk St
Suffolk St
9A
278
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
West New York
HUDSON COUNTY
QUEENS
Astoria
Long Island City
Greenpoint
Williamsburg
Downtown Brooklyn
Brooklyn Heights
Park Slope
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Liberty State Park

A-3-4

No. 1 – 375 Pearl Street

Mortgage Loan Information				Mortgaged Property Information(5)
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$100,000,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$100,000,000		Location:	New York, NY
	% of Initial Pool Balance:	9.7%		Size:	573,083 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$383.89
	Borrower Sponsor:	Sabey-National Properties LLC		Maturity Date Balance Per SF(1):	$383.89
	Guarantor:	Indure Build-To-Core Fund, LLC		Year Built/Renovated:	1975/2018
	Mortgage Rate:	3.3682%		Title Vesting:	Fee
	Note Date:	June 1, 2021		Property Manager:	CBRE, Inc.
	Seasoning:	0 months		Current Occupancy (As of):	100.0% (5/1/2021)
	Maturity Date:	June 11, 2031		YE 2020 Occupancy:	81.5%
	IO Period:	120 months		YE 2019 Occupancy:	81.5%
	Loan Term (Original):	120 months		YE 2018 Occupancy(5):	NAV
	Amortization Term (Original):	NAP		YE 2017 Occupancy(5):	NAV
	Loan Amortization Type:	Interest Only, Balloon		As-Is Appraised Value(6)(7):	$365,000,000
	Call Protection(2):	L(24),D(89),O(7)		As-Is Appraised Value Per SF(6)(7):	$636.91
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	May 1, 2021
	Additional Debt(1):	Yes
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($120,000,000); Mezzanine ($30,000,000)		Underwriting and Financial Information(7)
				YE 2020 NOI(8):	$12,454,512
				YE 2019 NOI(8):	$3,202,972
				YE 2018 NOI:	NAV
				YE 2017 NOI:	NAV
Escrows and Reserves(4)				U/W Revenues:	$32,466,229
	Initial	Monthly	Cap	U/W Expenses:	$12,264,849
Taxes	$0	Springing	NAP	U/W NOI(8):	$20,201,380
Insurance	$0	Springing	NAP	U/W NCF:	$20,086,764
Landlord Work Reserve	$2,963,439	$0	NAP	U/W DSCR based on NOI/NCF(1):	2.69x / 2.67x
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.2% / 9.1%
Termination Fee Reserve	$0	Springing	(4)	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.2% / 9.1%
Rent Concession Reserve	$2,882,231	$0	NAP	Cut-off Date LTV Ratio(1):	60.3%
				LTV Ratio at Maturity(1):	60.3%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$220,000,000	88.0%	Loan payoff	$234,451,625	93.8%
Mezzanine loan	30,000,000	12.0	Upfront reserves	5,845,670	2.3
			Closing costs	3,151,476	1.3
			Return of equity	6,551,229	2.6
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

(1)	The 375 Pearl Street Mortgage Loan (as defined below) is part of the 375 Pearl Street Whole Loan (as defined below) with an original aggregate principal balance of $220,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 375 Pearl Street Whole Loan.

(2)	At any time after the earlier of (i) July 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 375 Pearl Street Whole Loan to be securitized, and prior to December 11, 2030, the borrower has the right to defease the 375 Pearl Street Whole Loan in whole, but not in part. The assumed lockout period of 24 months is based on the expected closing date of this securitization in June 2021.

(3)	See “Subordinate and Mezzanine Indebtedness” section below.

(4)	See “Escrows” section below.

(5)	See “Historical Occupancy” section below.

(6)	Represents the appraiser’s “Hypothetical Market Value”. See “Appraisal” section below.

(7)	While the 375 Pearl Street Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 375 Pearl Street Whole Loan more severely than assumed in the underwriting of the 375 Pearl Street Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(8)	See “Operating History and Underwritten Net Cash Flow” section below for information regarding year-over-year increases in NOI and increase to U/W NOI from YE 2020 NOI.

A-3-5

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

The Mortgage Loan. The largest mortgage loan (the “375 Pearl Street Mortgage Loan”) is part of a whole loan (the “375 Pearl Street Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $220,000,000. The 375 Pearl Street Whole Loan is secured by a first priority fee mortgage encumbering a 573,083 square foot office condominium in New York, New York (the “375 Pearl Street Property”). The 375 Pearl Street Whole Loan was co-originated on June 1, 2021 by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPM”). The 375 Pearl Street Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK 2021-BNK34	Yes
A-2	$66,000,000	$66,000,000	JPM	No
A-3	$54,000,000	$54,000,000	WFB	No
A-4	$20,000,000	$20,000,000	BANK 2021-BNK34	No
Total	$220,000,000	$220,000,000

The Borrower and Borrower Sponsor. The borrower is Intergate.Manhattan Office LLC, a Delaware limited liability company and single purpose entity with two independent directors. In connection with the origination of the 375 Pearl Street Whole Loan, legal counsel to the borrower delivered a non-consolidation opinion. The borrower sponsor under the 375 Pearl Street Whole Loan is Sabey-National Properties LLC, and the nonrecourse carveout guarantor is Indure Build-To-Core Fund, LLC.

The borrower is 51.5% owned by Sabey Properties LLC, an affiliate of Sabey Corporation (“Sabey”) and 48.5% owned by The Indure Build-To-Core Fund, LLC (the guarantor of the 375 Pearl Street Whole Loan and an affiliate of National Real Estate Advisors, LLC (“NREA”)). Sabey is a privately held real estate development and investment company specializing in mission critical and other technical space for the data center, medical and life sciences, education, government and military sectors. Over the past 40 years, Sabey has designed, constructed, and operated more than 30 million square feet of space. NREA is a subsidiary of the National Electric Benefit Fund and specializes in developing and owning large-scale, urban commercial and multifamily projects for its institutional clients. NREA constructs various asset types including apartment, office, mixed-use, industrial, data center, and hotel.

The Property. The 375 Pearl Street Property consists of an office condominium totaling 573,083 square feet located on floors 15 through 30 of the 375 Pearl Street building, a 32-story class A office and data center property located in New York, New York, and built in 1975. The entire 375 Pearl Street building contains 806,001 square feet of gross building area situated on a 58,193 square foot parcel of land. The 375 Pearl Street Property was renovated from data center use to office space in 2016 to 2018, and limestone walls on the top 15 stories of the building were removed and replaced with plate glass panels to improve the aesthetics and attract office tenants. In total, the borrower sponsors spent approximately $159 million in capital improvements at the 375 Pearl Street building. The 375 Pearl Street Property features approximately 37,000 square foot floor plates and unobstructed 360-degree views due to the building’s location in a low-rise area.

The 375 Pearl Street Property is fully leased to four New York City agencies through leases with NYC Human Resources Administration, the Department of Finance, the New York City Police Department (“NYPD”), and the Department of Sanitation with all leases expiring between 2038 and 2042. The 375 Pearl Street building is located immediately adjacent to City Hall, One Police Plaza, and One Centre Street. According to the appraisal, NYC agencies own or occupy over 2.3 million square feet of office space in the area of the 375 Pearl Street building, and all tenants of the 375 Pearl Street Property occupy additional office space in the immediate surrounding area. Further, according to the appraisal, the tenants at the 375 Pearl Street Property have invested approximately $44.5 million of capital into the buildout of their respective spaces.

Condominium Regime. The 375 Pearl Street Property is comprised of the borrower’s unit-ownership in a fractional condominium regime governing the 375 Pearl Street building (the “375 Pearl Street Condominium”). The 375 Pearl Street Condominium is comprised of “Verizon Units” (three mid-rise floors, plus sub-grade space for a telephone cable vault and switching equipment) and the “Principal Unit” (the remaining twenty-nine floors). Except for a third party-owned office unit on the 31st floor, the Principal Unit is owned either by the borrower (floors 15 through 30) or by affiliates of the borrower sponsor. Generally, the 375 Pearl Street Condominium is governed by a three-member “Board of Managers”, with matters specifically allocated to the Principal Unit being governed by a nine-member Principal Board. The borrower can effectively appoint one member of the current Board of Managers, and the borrower sponsor affiliates (as owner of additional units within the Principal Unit) can appoint an additional member. With respect to the Principal Board, the borrower can appoint three members, and the borrower sponsor affiliates can appoint five additional members. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium and Other Shared Interests” in the Prospectus.

COVID-19 Update. As of May 21, 2021, the 375 Pearl Street Property was open and operational. All tenants paid full rent for April and May 2021, and there have been no rent relief requests through the COVID-19 pandemic. The 375 Pearl Street Whole Loan is not subject to any modification or forbearance request.

A-3-6

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

Major Tenants.

Largest Tenant: NYC Human Resources Administration (193,821 square feet, 33.8% of net rentable area; 34.3% of underwritten base rent; September 13, 2039 lease expiration) The NYC Human Resources Administration is a municipal agency serving more than three million people per year that fights poverty and provides New York City residents with tools and support to alleviate inequalities. Programs of the NYC Human Resources Administration include Child Support, Emergency Food Programs, Cash Assistance, Adult Protective Services, and a Job Center. According to the appraisal, the agency has a large footprint in Downtown Manhattan with six additional offices in Lower Manhattan and 10 offices directly across the Brooklyn Bridge. According to the appraisal, the NYC Human Resources Administration has invested approximately $11.0 million (approximately $57 per square foot) into its space. The NYC Human Resources Administration has a termination option in September 2029 with 12 months’ notice and payment of a termination fee of approximately $22.3 million (See “Termination Option Summary” below).

2nd Largest Tenant: Department of Finance (182,315 square feet, 31.8% of net rentable area; 32.7% of underwritten base rent; September 13, 2038 lease expiration) The New York City Department of Finance administers the tax and revenue laws of New York City. The Department of Finance is the taxation agency, recorder of deeds, and revenue service provider of New York City. The department’s responsibilities include administering parking violations and overseeing the sheriff’s office. According to the appraisal, the Department of Finance has invested approximately $12.0 million (approximately $66 per square foot) into its space. The Department of Finance has a termination option in September 2028 with 12 months’ notice and payment of a termination fee of approximately $21.1 million (See “Termination Option Summary” below).

3rd Largest Tenant: NYPD (124,767 square feet, 21.8% of net rentable area; 20.1% of underwritten base rent; Various lease expirations) The NYPD is the largest law enforcement agency in the world, providing security and safety to the residents, workers, and visitors throughout the five boroughs of New York City. There are currently over 34,000 uniformed members and over 15,000 civilian members employed by the NYPD. The NYPD has expanded its headquarters by moving its federal monitor and compliance units to the 20th floor of the 375 Pearl Street Property, and utilizing floors 15 through 17 to provide expansion space for the adjacent One Police Plaza. The NYPD has occupied its 20th floor space since 2018. The NYPD has a signed lease for its space on floors 15 through 17 but is not yet in occupancy and is expected to begin paying rent in January 2022. According to the appraisal, NYPD has invested approximately $14.7 million (approximately $118 per square foot) into its space. The NYPD has two termination options (one in April 2029 for its 20th floor space, and one in February 2032 for its space on floors 15 through 17) with 12 months’ notice and payment of a termination fee (approximately $915,014 for the Floor 20 space, and $11.8 million for the space on floors 15 through 17) (See “Termination Option Summary” below).

4th Largest Tenant: Department of Sanitation (72,180 square feet, 12.6% of net rentable area; 12.9% of underwritten base rent; September 23, 2039 lease expiration) The New York City Department of Sanitation is the world’s largest sanitation department and manages approximately 6,300 miles of streets throughout the five boroughs of New York City. The Department of Sanitation is responsible for garbage and recycling collecting, snow removal, and street cleaning. The Department of Sanitation’s headquarters are a 10-minute walk from the 375 Pearl Street Property. According to the appraisal, the Department of Sanitation has invested approximately $6.8 million (approximately $94 per square foot) into its space. The Department of Sanitation has a termination option in September 2029 with 12 months’ notice and payment of a termination fee of approximately $8.7 million (See “Termination Option Summary” below).

A-3-7

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

The following table presents certain information relating to the tenancy at the 375 Pearl Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)(2)
Major Tenants
NYC Human Resources Administration	AA-/Aa2/AA	193,821	33.8%	$46.25	$8,964,223	34.3%	9/13/2039	2, 5-year	Y
Department of Finance	AA-/Aa2/AA	182,315	31.8%	$46.75	$8,523,225	32.7%	9/13/2038	2, 5-year	Y
NYPD (Floors 15-17)(3)	AA-/Aa2/AA	106,000	18.5%	$42.50	$4,505,000	17.3%	1/21/2042	2, 5-year	Y
Department of Sanitation	AA-/Aa2/AA	72,180	12.6%	$46.75	$3,374,416	12.9%	9/23/2039	2, 5-year	Y
NYPD (Floor 20)(3)	AA-/Aa2/AA	18,767	3.3%	$39.00	$731,913	2.8%	4/10/2039	2, 5-year	Y
Occupied Collateral Total		573,083	100.0%	$45.54	$26,098,777	100.0%

Vacant Space		0	0.0%

Collateral Total		573,083	100.0%

(1)	Ratings shown represent the City of New York, which is the entity on each tenant’s lease.

(2)	Each lease contains a one-time termination right effective on the 10th anniversary of the rent commencement date, provided that the tenant provides 12 months’ notice and pays a termination fee. See “Termination Option Summary” below for further details on the termination option effective dates and estimated termination fees for each tenant.

(3)	The NYPD has executed a lease for its space on floors 15 through 17 but has not yet taken occupancy. NYPD is expected to begin paying rent in January 2022. The tenant is currently in occupancy and paying full rent on its 20th floor space.

Termination Option Summary(1)

Tenant	Estimated Fee(2)	Estimated Fee PSF(2)	Termination Effective Date
NYC Human Resources Administration	$22,318,637	$115.15	9/14/2029
Department of Finance	$21,095,726	$115.71	9/14/2028
NYPD (Floors 15-17)	$11,752,356	$110.87	2/16/2032
Department of Sanitation	$8,746,206	$121.17	9/24/2029
NYPD (Floor 20)	$915,014	$48.76	4/11/2029
Total	$64,827,939	$113.12
(1)	Information obtained from the appraisal.

(2)	The termination fee for each tenant is equal to the sum of the unamortized portion of the landlord’s contribution, leasing commission and free rent amount, amortized on a straight-line basis over a 20-year period with interest at 6% per annum plus the total rent amount for the 6 months following the termination date (however, the NYPD 20th floor lease does not include interest in its amortization schedule as well as the total rent amount for the 6 months following the termination date).

A-3-8

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

The following table presents certain information relating to the lease rollover schedule at the 375 Pearl Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	5	573,083	100.0%	573,083	100.0%	$26,098,777	100.0%	$45.54
Vacant	0	0	0%	573,083	100.0%	$0	0.0%	$0.00
Total/Weighted Average	5	573,083	100.0%			$26,098,777	100.0%	$45.54
(1)	Information obtained from the underwritten rent roll.
(2)	All tenants have termination options, which are not accounted for on this table. See “Termination Option Summary” above.

The following table presents historical occupancy percentages at the 375 Pearl Street Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	5/1/2021(2)
NAV	NAV	81.5%	81.5%	100.0%
(1)	Historical occupancy prior to 2019 is not available, as the 375 Pearl Street Property was renovated and converted from data center space to office space from 2016 to 2018.
(2)	Information obtained from the underwritten rent roll.

A-3-9

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 375 Pearl Street Property:

Cash Flow Analysis(1)

	2019	2020	U/W	%(2)	U/W $ per SF
Base Rent	$21,403,560	$21,836,662	$26,098,777	80.4%	$45.54
Rent Average Benefit	0	0	3,852,698(3)	11.9	6.72
Free Rent	(8,853,132)	0	0	0.0	0.00
Gross Potential Rent	$12,550,428	$21,836,662	$29,951,475	92.3%	$52.26
Other Income	714,779	736,581	756,242	2.3	1.32
Expense Reimbursements	133,660	719,425	1,758,512	5.4	3.07
Net Rental Income	$13,398,867	$23,292,668	$32,466,229	100.0%	$56.65
(Vacancy & Credit Loss)(4)	0	0	0	0.0	0.00
Effective Gross Income	$13,398,867	$23,292,668	$32,466,229	100.0%	$56.65

Real Estate Taxes	3,493,494	2,888,190	3,465,549(5)	10.7	6.05
Insurance	366,563	375,095	415,260	1.3	0.72
Management Fee	213,444	120,479	965,886	3.0	1.69
Other Operating Expenses	6,122,394	7,454,392	7,418,154	22.8	12.94
Total Operating Expenses	$10,195,895	$10,838,156	$12,264,849	37.8%	$21.40

Net Operating Income(6)	$3,202,972	$12,454,512	$20,201,380	62.2%	$35.25
Replacement Reserves	0	0	114,617	0.4	0.20
TI/LC	0	0	0	0.0	0.00
Net Cash Flow	$3,202,972	$12,454,512	$20,086,764	61.9%	$35.05

NOI DSCR(7)	0.43x	1.66x	2.69x
NCF DSCR(7)	0.43x	1.66x	2.67x
NOI Debt Yield(7)	1.5%	5.7%	9.2%
NCF Debt Yield(7)	1.5%	5.7%	9.1%
(1)	Prior historical operating history is not available, as the 375 Pearl Street Property was renovated and converted from data center space to professional office space in 2016 through 2018.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents straight-line rent averaging through each tenant’s lease expiration due to investment-grade nature.
(4)	The underwritten economic vacancy is 0.0%. The 375 Pearl Street Property was 100.0% leased as of May 1, 2021.
(5)	The 375 Pearl Street Property is subject to a 10-year tax abatement via the Industrial & Commercial Incentive Program (ICAP) as a result of its recent renovation. The ICAP abatement commenced in the 2016/2017 tax year and will expire at the end of the 2025/2026 tax year. According to a third-party tax projection analysis provided by the borrower, the estimated taxes inclusive of ICAP benefit for the 2020/2021 and 2021/2022 tax years were $2,854,104 and $3,677,695, respectively; and the real estate taxes were underwritten based on a blend of these two numbers. According to the same analysis, the estimated full unabated taxes for the 2020/2021 and 2026/2027 (once the ICAP benefit expires) tax years are $3,603,985 and $5,912,415, respectively.
(6)	The increase in Net Operating Income from 2019 to 2020 and from 2020 to U/W was due to tenant lease commencements and free rent periods following the completion of renovations at the 375 Pearl Street Property in 2018. The Department of Finance’s lease commenced in September 2018; The NYPD’s lease for floor 20 commenced in October 2018; The Department of Sanitation and the NYC Human Resource Administration’s leases commenced in January 2019; and The NYPD’s lease for floors 15 through 17 commenced in April 2021.
(7)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the 375 Pearl Street Whole Loan.

Appraisal. The appraisal concluded to a “Hypothetical Market Value” of $365,000,000 as of May 1, 2021, which assumes contractually obligated free rent, tenant improvements, and capital improvements have been escrowed. The appraisal also concluded to an “As-Is” value of $360,000,000 as of the same date. The appraiser’s “Hypothetical Market Value” and “As-Is” value each include an estimated $1,600,000 of value for the ICAP tax benefits.

Environmental Matters. According to the Phase I environmental reports dated April 21, 2021, there was no evidence of any recognized environmental conditions at the 375 Pearl Street Property.

A-3-10

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

Market Overview and Competition. The 375 Pearl Street Property is situated within the City Hall office submarket of Downtown Manhattan in New York, New York and is bordered by Pearl Street to the east and south, Avenue of the Finest to the west, and Madison Street to the north. The building is also adjacent to the Manhattan-side entrance of the Brooklyn Bridge. The 375 Pearl Street Property is situated immediately adjacent to City Hall, One Police Plaza, and One Centre Street. According to the appraisal, NYC agencies own or occupy over 2.3 million square feet of office space in the area of the 375 Pearl Street building, and all tenants of the 375 Pearl Street Property occupy additional office space in the immediate surrounding area.

According to the appraisal, as of the fourth quarter of 2020, the City Hall submarket reported total inventory of approximately 7.7 million square feet with a 7.0% direct vacancy rate (8.8% overall vacancy rate) and average asking rent of $60.25 per square foot. The appraiser concluded to a market rent for the 375 Pearl Street Property of $44.00 per square foot for floors 15 to 17, $49.00 per square foot for floors 18 to 22, and $52.00 per square foot for floors 23 to 30, all on a modified gross basis.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 375 Pearl Street Property:

Market Rent Summary(1)

	Floors 15-17	Floors 18-22	Floors 23-30
Market Rent (PSF)	$44.00	$49.00	$52.00
Lease Term (Years)	10	10	10
Lease Type	MG	MG	MG
Rent Increase Projection	10%/5 years	10%/5 years	10%/5 years
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), ongoing monthly real estate tax reserves are required in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, ongoing monthly insurance reserves are required in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

However, the borrower’s obligation to make insurance reserve payments will be waived so long as, (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than 10 business days prior to the expiration dates of said policies, and (iv) the borrower provides evidence of renewal of such policies.

Landlord Work Reserve – The loan documents require an upfront reserve of $2,963,439 for open contract payables with respect to certain ongoing construction work pursuant to contracts with contractors.

Replacement Reserve – During a Cash Trap Event Period, ongoing monthly replacement reserves are required in the amount of $4,776 ($0.10 per square foot annually).

Termination Fee Reserve– The borrower is required to deposit termination fees or payments into the termination fee reserve account if either (a) the termination fee or payment is equal to or greater than $50,000, (b) the related event has a material adverse effect on the 375 Pearl Street Property, the borrower or the guarantor (among other conditions outlined in the loan documents), and/or (c) an event of default or Cash Trap Event Period is continuing. As long as no Cash Trap Event Period is continuing, the termination fee reserve account is subject to a cap in an amount equal to $80 per square foot of the related premises (“Termination Fee Reserve Cap”). If a Cash Trap Event Period is ongoing, funds in excess of the Termination Fee Reserve Cap are required to deposited into the excess cash flow subaccount (see “Lockbox and Cash Management” section below). Funds in the Termination Fee Reserve account may only be used for qualified leasing expenses incurred in connection with the space related to the applicable termination fee or payment.

Rent Concession Reserve - The loan documents require an upfront reserve of $2,882,231 related to rent concessions through January 2022.

Lockbox and Cash Management. The 375 Pearl Street Whole Loan requires a hard lockbox and springing cash management, and the borrower is required to cause all rents to be deposited directly into the lockbox account. The 375 Pearl Street Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to a Cash Trap Event Period (as defined below), all funds will be transferred to the borrower. During a Cash Trap Event Period, all funds in the lockbox account and excess cash flow remaining after satisfaction of the waterfall items outlined in the 375 Pearl Street Whole Loan documents, are required to be swept to an excess cash flow subaccount to be held as additional collateral for the 375 Pearl Street Whole Loan.

A-3-11

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
375 Pearl Street New York, NY 10038	375 Pearl Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.3% 2.67x 9.2%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 375 Pearl Street Whole Loan or 375 Pearl Street Mezzanine Loan; or

(ii)	the net cash flow debt yield falling below 5.25% (tested quarterly, or upon any termination, modification or amendment or settlement of any lease, or any release or discharge of any tenant under its lease obligation).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of the applicable event of default; or

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 5.25% for one calendar quarter; or the borrower delivering to the lender cash or a letter of credit in an amount such that the proceeds, if applied to prepay the 375 Pearl Street Whole Loan, would result in a net cash flow debt yield of at least 5.25%.

Property Management. The 375 Pearl Street Property is managed by CBRE, Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the origination of the 375 Pearl Street Whole Loan, WFB made a $30,000,000 mezzanine loan (the “375 Pearl Street Mezzanine Loan”) to the sole member of the borrower, which is secured by the sole member’s ownership interest in the borrower. The 375 Pearl Street Mezzanine Loan is coterminous with the 375 Pearl Street Whole Loan. The 375 Pearl Street Mezzanine Loan accrues interest at a fixed per annum rate equal to 7.000% and is interest-only through the loan term. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

The following table presents certain information relating to the 375 Pearl Street Mezzanine Loan:

Mezzanine Loan Original Principal Balance		Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
375 Pearl Street Mezzanine Loan	$30,000,000	7.000%	120	0	120	2.08x	8.1%	68.5%

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 375 Pearl Street Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 375 Pearl Street Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for a separate special form or all risks policy or equivalent policy insuring only the 375 Pearl Street Property on a stand-alone basis).

A-3-12

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A-3-13

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

A-3-14

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

Four Constitution Square
150 M Street Northeast
Washington, DC 20002
WASHINGTON D.C.
North Capitol
Eckington
Edgewood
Langdon
Brentwood
Brentwood Park
Gallaudet University
H Street Corridor
NoMa
Union Station
Capitol Hill
U.S. Capitol
Mt. Vernon Triangle
Chinatown
Pleasant Plains
Howard University
THE NATIONAL MALL
Union Station Plaza
Federal Energy Regulatory Commission
Government Printing Office
Georgetown University Law Center
Walter E. Washington Convention Center
Dunbar High School
McKinley Technical High School
Langley Community Recr. Area
U.S. Post Office
Social Security Administration
Thurgood Marshall Fed. Judiciary Building
Library of Congress
U.S. Supreme Court
National Gallery
New York Ave NW
Florida Ave NE
Massachusetts Ave NW
Rhode Island Ave NW
Constitution Ave NW
Independence Ave SW
Pennsylvania Ave NW
Louisiana Ave NW
Maryland Ave NE
New Jersey Ave NW
N. Capitol St
M St NE
MARC TRAIN
METRO RED LINE
BRUNSWICK LINE
METRO GREEN & YELLOW LINES
BLUE, ORANGE, SILVER LINES
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND
Rockville
Wheaton
Potomac
Silver Spring
Bethesda
College Park
McLean
Annandale

A-3-15

No. 2 – Four Constitution Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$83,000,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$83,000,000		Location:	Washington, D.C.
	% of Initial Pool Balance:	8.0%		Size:	493,620 SF
	Loan Purpose:	Recapitalization		Cut-off Date Balance Per SF(1):	$279.57
	Borrower Sponsors:	MetLife, Inc. and Norges Bank Investment Management		Maturity Date/ARD Balance Per SF(1):	$279.57
	Guarantor(2):	ConSquare Office Four Owner, LLC		Year Built/Renovated:	2018/NAP
	Mortgage Rate(3):	2.5365%		Title Vesting:	Fee
	Note Date:	May 14, 2021		Property Manager:	SC Property Management, LLC
	Seasoning:	0 months		Current Occupancy (As of)(8):	100.0% (6/1/2021)
	Anticipated Repayment Date(3):	November 1, 2030		YE 2020 Occupancy:	100.0%
	Maturity Date(3):	October 1, 2033		YE 2019 Occupancy:	100.0%
	IO Period:	113 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original/ARD)(3):	113 months		YE 2017 Occupancy(7):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(8)(9):	$305,000,000
	Loan Amortization Type(3):	Interest Only - ARD		As-Is Appraised Value Per SF(9):	$617.88
	Call Protection(4):	L(24), D(86), O(3)		As-Is Appraisal Valuation Date:	April 14, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(8)
	Additional Debt(1)(5):	Yes		YE 2020 NOI:	$17,466,974
	Additional Debt Type (Balance) (1)(5):	Pari Passu ($55,000,000)		YE 2019 NOI:	$18,698,640
		Future Mezzanine		YE 2018 NOI:	NAV
				U/W Revenues:	$24,698,036
				U/W Expenses:	$8,477,338
Escrows and Reserves(6)				U/W NOI:	$16,220,697
	Initial	Monthly	Cap	U/W NCF:	$16,097,292
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.57x / 4.54x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.8% / 11.7%
Replacement Reserve	$0	Springing	$246,810	U/W Debt Yield at Maturity/ARD based on NOI/NCF(1):	11.8% / 11.7%
TI/LC Reserve	$0	Springing	Yes	Cut-off Date LTV Ratio(1)(9):	45.2%
USDOJ Lump Sum Payment Reserve	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1)(9):	45.2%

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$138,000,000	100.0%	Return of Equity(10)	$133,576,114	96.8%
			Closing Costs	4,423,886	3.2

Total Sources	$138,000,000	100.0%	Total Uses	$138,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date/ARD Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity/ARD based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the Four Constitution Square Whole Loan (as defined below).

(2)	There is no non-recourse carveout guarantor and no separate environmental indemnitor for the Four Constitution Square Whole Loan. While the Four Constitution Square Borrower (as defined below) is obligated under the non-recourse carveout provisions, no separate guaranty was executed by the Four Constitution Square Borrower.

(3)	The Four Constitution Square Whole Loan has an initial term of 113 months to the anticipated repayment date (“ARD”) of November 1, 2030, with a final maturity date of October 1, 2033. Prior to the ARD, the Four Constitution Square Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the Four Constitution Square Whole Loan has been paid in full, or until the final maturity date on October 1, 2033, whichever event occurs first, the Four Constitution Square Whole Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and all excess cash flow from the Four Constitution Square Whole Loan will be collected by the lender (see “The Mortgage Loan” below).

(4)	Defeasance of the Four Constitution Square Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Four Constitution Square Whole Loan to be securitized and (b) May 14, 2024. The assumed prepayment lockout period of 24 payments is based on the scheduled closing date of this transaction in June 2021.

(5)	See “Subordinate and Mezzanine Indebtedness” section below.

(6)	See “Escrows” section.

(7)	2017 Occupancy is not applicable because the Four Constitution Square Property (as defined below) was constructed in 2018.

(8)	The novel coronavirus pandemic is an evolving situation and could impact the Four Constitution Square Whole Loan more severely than assumed in the underwriting of the Four Constitution Square Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(9)	The appraisal also provided a “Hypothetical As If Dark” value of $164,000,000 as of April 14, 2021, which value would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of $332.24, 84.1% and 84.1%, respectively, based on the principal balance of the Four Constitution Square Whole Loan.

(10)	The borrower sponsors of the Four Constitution Square Whole Loan acquired the development parcel for the Four Constitution Square Property, along with the adjacent Three Constitution Square, in January 2016 for approximate acquisition and development cost of $462.0 million.

A-3-16

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

The Mortgage Loan. The mortgage loan (the “Four Constitution Square Mortgage Loan”) is part of a whole loan (the “Four Constitution Square Whole Loan”) evidenced by two pari passu senior promissory notes in the aggregate original principal amount of $138,000,000. The Four Constitution Square Whole Loan is secured by a first priority fee mortgage encumbering a 493,620 square foot office building located in Washington, D.C. (the “Four Constitution Square Property”). The Four Constitution Square Mortgage Loan is evidenced by Note A-1 with an original principal amount of $83,000,000. Note A-2 is currently held by Bank of America, National Association, and is expected to be contributed to one or more future securitization trusts. The Four Constitution Square Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

The Four Constitution Square Whole Loan has an initial term of 113 months to an anticipated repayment date (“ARD”) of November 1, 2030. Prior to the ARD, the Four Constitution Square Whole Loan will accrue interest at a rate equal to 2.5365% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the Four Constitution Square Whole Loan and all accrued interest has been paid in full, or until the final maturity date of October 1, 2033, whichever event occurs first, the Four Constitution Square Whole Loan will accrue interest at a rate equal to 2.50% plus the Initial Interest Rate (the “Extension Rate”), and all excess cash flow from the Four Constitution Square Property will be collected by the lender and applied to reduce the principal balance of the Four Constitution Square Whole Loan until the entire outstanding principal balance is paid in full, and then, to pay any additional interest on the Four Constitution Square Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Four Constitution Square Whole Loan.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$83,000,000	BANK 2021-BNK34	Yes
A-2	$55,000,000	$55,000,000	Bank of America, National Association	No
Total	$138,000,000	$138,000,000

The Borrower and Borrower Sponsors. The borrower is ConSquare Office Four Owner, LLC (the “Four Constitution Square Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Four Constitution Square Whole Loan.

The borrower sponsors are MetLife, Inc. and Norges Bank Investment Management (“NBIM”), who are also the borrower sponsors for the Three Constitution Square Whole Loan.

MetLife is a global leader in real estate investments. MetLife Investment Management (“MIM”) has been involved in the real estate business since 1878 as a mortgage lender, developer and owner. As of September 30, 2020, MIM’s real estate platform managed a portfolio of approximately $104 billion invested in real estate products including commercial mortgages and equities.

NBIM manages the Norwegian Government Pension Fund Global, which is invested in international equity, fixed-income markets, and real estate. As of September 30, 2020, NBIM manages assets worth approximately $1.3 trillion, of which approximately $34.5 billion is invested in unlisted real estate.

MetLife and NBIM established a partnership in 2013, with a focus on office assets located in major market central business districts throughout the United States. As of September 30, 2020, the joint venture has invested in six Class A office buildings located in Boston, San Francisco and Washington, D.C.

The Property. The Four Constitution Square Property is a 493,620 square foot, 13-story, Class A, LEED Platinum office building constructed in 2018 on a 1.24-acre site within the larger Constitution Square development in the NoMa area of Washington, D.C. Constitution Square is a 2.5 million square foot mixed-use development consisting of four Class A office buildings, a 440-unit multifamily property, a 50,000 square foot Harris Teeter grocery store and a 204-room Hilton Garden Inn.

The Four Constitution Square Property features a 2-level subterranean parking garage that includes 286 parking spaces (0.58 spaces per 1,000 square feet), a fitness center, tenant lounge, rooftop terrace, landscaped interior courtyards, 24-hour on-site personnel, and food service.

The Four Constitution Square Property was built-to-suit for, and is currently 100% leased to the United States General Services Administration (“GSA”) for use by the US Department of Justice (“USDOJ”). On the first floor, the Four Constitution Square Property is connected to the adjacent Three Constitution Square (which secures the Three Constitution Square Whole Loan), which is also leased to the USDOJ. Additionally, the USDOJ leases the majority of the net rentable area at Two Constitution Square, as part of a consolidation of its office space into the Constitution Square development.

A-3-17

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

COVID-19 Update. The first debt service payment on the Four Constitution Square Whole Loan is due in July 2021 and, as of May 11, 2021, the Four Constitution Square Whole Loan is not subject to any forbearance, modification or debt service relief request. As of May 11, 2021, the borrower sponsors have reported that 100% of tenants by net rentable area and 100% of tenants by underwritten base rent have paid their full April and May 2021 rent payments.

Major Tenant.

USDOJ (493,620 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent). USDOJ (Fitch/Moody’s/S&P: AAA/Aaa/AA+) is a federal executive department of the United States government responsible for the enforcement of the law and administration of justice. Several federal law enforcement agencies are administered by the USDOJ including the Federal Bureau of Investigation and the Drug Enforcement Administration. The department is headed by the Attorney General and employs over 115,000 attorneys, correctional officers, agents and others. The USDOJ is headquartered approximately 2 miles from the Four Constitution Square Property at the Robert F. Kennedy Department of Justice Building near the National Mall.

The USDOJ’s 15-year lease commenced on October 6, 2018 and expires on October 5, 2033. The lease requires current annual rent of $48.82 PSF and remains flat through the lease term. The USDOJ lease does not contain extension or termination options. The USDOJ has received a tenant improvement allowance of $20,685,161, which is repaid monthly over the Four Constitution Square Whole Loan term as additional rent in the amount of $114,917.56 ($2.79 PSF annually) (the “USDOJ Amortized TI Rent Amount”) and Building Specific Amortized Capital of $14,185,002, which is repaid monthly over the Four Constitution Square Whole Loan term as additional rent in the amount of $78,805.57 ($1.92 PSF annually). In addition, the USDOJ received an additional cash allowance equal to $38,623,511.65, which was used to fund various design costs and improvements to the premises. The USDOJ reportedly invested an additional $6.0 million toward the improvement of its office space.

The following table presents certain information relating to the tenancy at the Four Constitution Square Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)
Office
USDOJ	AAA/Aaa/AA+	493,620	100.0%	$48.82(3)	$24,100,411(3)	100.0%	10/5/2033	N

Collateral Total		493,620	100.0%	$48.82	$24,100,411	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent for the USDOJ includes the USDOJ Amortized TI Rent Amount.

The following table presents certain information relating to the lease rollover schedule at the Four Constitution Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	493,620	100.0%	493,620	100.0%	$24,100,411	100.0%	$48.82
Vacant	0	0	0.0%	493,620	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	493,620	100.0%			$24,100,411	100.0%	$48.82
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

A-3-18

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

The following table presents historical occupancy percentages at the Four Constitution Square Property:

Historical Occupancy(1)

12/31/2017(2)	12/31/2018	12/31/2019	12/31/2020	6/1/2021
NAP	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	2017 Occupancy is not applicable because the Four Constitution Square Property was constructed in 2018.

Cash Flow Analysis

	2019	2020	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$22,599,017	$24,100,411	$24,100,411	95.2%	$48.82
Reimbursements	13,607	108,988	367,487	1.5	0.74
Other Income(3)	1,062,246	911,049	841,835	3.3	1.71
Net Rental Income	$23,674,870	$25,120,448	$25,309,733	100.0%	$51.27
(Vacancy & Concessions)	0	0	(611,697)	(2.5)	(1.24)
Effective Gross Income	$23,674,870	$25,120,448	$24,698,036	97.6%	$50.03

Real Estate Taxes	2,678,106	4,585,993	4,879,702	19.8	9.89
Insurance	59,891	164,450	147,680	0.6	0.30
Management Fee	422,761	316,967	370,471	1.5	0.75
Other Operating Expenses	1,815,472	2,586,064	3,079,486	12.5	6.24
Total Operating Expenses	$4,976,230	$7,653,474	$8,477,338	34.3%	$17.17

Net Operating Income	$18,698,640	$17,466,974	$16,220,697	65.7%	$32.86
Replacement Reserves	0	0	123,405	0.5	0.25
TI/LC	0	0	0	0.0	0.00
Net Cash Flow	$18,698,640	$17,466,974	$16,097,292	65.2%	$32.61

NOI DSCR(4)	5.27x	4.92x	4.57x
NCF DSCR(4)	5.27x	4.92x	4.54x
NOI Debt Yield(4)	13.5%	12.7%	11.8%
NCF Debt Yield(4)	13.5%	12.7%	11.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Gross Potential Rent includes the USDOJ Amortized TI Rent Amount.

(3)	U/W Other Income includes parking income. Parking at the Four Constitution Square Property is 100% leased to the USDOJ.

(4)	Debt service coverage ratios and debt yields are based on the Four Constitution Square Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Four Constitution Square Property of $305,000,000 as of April 14, 2021. The appraisal also provided a “Hypothetical As If Dark” value of $164,000,000 as of April 14, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of $332.24, 84.1% and 84.1%, respectively, based on the principal balance of the Four Constitution Square Whole Loan.

Environmental Matters. The Phase I environmental site assessment dated April 16, 2021 recommended no further action at the Four Constitution Square Property. According to available historical sources, the Four Constitution Square Property was formerly developed with a coal yard and railroad pull-off station through the 1970s. Further, the Four Constitution Square Property was listed as a Recovered Government Archive Leaking Underground Storage Tank (“RGA LUST”) site in 2011 and 2012. Since the Four Constitution Square Property was redeveloped in 2018, the historical use and noted RGA LUST are considered to represent a historical recognized environmental condition (“HREC”) and no further action is considered necessary.

Market Overview and Competition. The Four Constitution Square Property is located at 150 M Street Northeast, in Washington, D.C.’s NoMa district, part of the core downtown area of the city. According to the appraisal, NoMA has transitioned from a predominantly industrial area to a mixed-use neighborhood containing new office buildings, multifamily residential buildings and street-level retail with open space/parks abutting Union Station’s rail yard. A critical mass of government offices continue to be the primary driver for office demand in the area. Federal agencies with a significant presence in the area include the USDOJ, Bureau of Alcohol Tobacco and Firearms and the Federal Energy Regulatory Commission. The Four Constitution Square Property is also near to the U.S. Capitol, Supreme Court, Securities and Exchange Commission headquarters and the Federal Communications Commission headquarters.

A-3-19

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

The Four Constitution Square Property is immediately adjacent to the NoMa-Gallaudet Metrorail Station, connecting the downtown area with suburban Montgomery County, Maryland. Prior to the COVID-19 pandemic, the NoMa/Gallaudet Station saw an average of 10,179 weekday riders.

Over the past 10 years, the NoMa office submarket inventory has increased by 23.4%, from 9.9 million square feet to 12.2 million square feet, with 3.1 million square feet of positive absorption and an increase in average asking rate from $46.55 PSF to $50.75 PSF. As of Q1 2021, the NoMa submarket had a vacancy rate of 6.2%, up slightly from the year-end 2020 vacancy of 5.5%, but well below the Washington D.C. office market vacancy of 13.1%, and the lowest of all Washington D.C. submarkets.

According to the appraisal, the estimated 2020 population within a one, three and five-mile radius was 68,138, 397,057 and 800,152, respectively, and the estimated 2020 average household income within the same radii was $137,477, $133,654 and $125,922, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Four Constitution Square Property:

Market Rent Summary

GSA Office
Market Rent (PSF)	$50.00 Gross
Lease Term (Years)	10
Rent Increase Projection	Flat
Source: Appraisal.

The following table presents recent comparable office sales data with respect to the Four Constitution Square Property:

Comparable Office Sales

Property Address	Submarket	Year Built/ Renovated	Total NRA (SF) / Stories	Occupancy	Date of Sale	Sale Price / PSF	Cap Rate
99 M 99 M Street SE	Capitol Riverfront	2018 / NAP	234,676 / 11	88%	Jan-20	$170,000,000 / $724	5.20%
One Constitution Square 1275 1st Street NE	NoMa	2010 / NAP	345,699 / 12	79%	Sept-19	$189,886,408 / $549	5.59%
Union Center Plaza 3 830 1st Street NE	NoMa	2001 / NAP	247,337 / 11	100%	Mar-19	$116,550,000 / $471	6.35%
Sentinel Square II 1050 1st Street NE	NoMa	2013 / NAP	289,524 / 12	94%	Dec-17	$165,900,000 / $573	5.40%
Two Independence Square 300 E Street SW	Southwest	1991 / 2013	605,897 / 9	100%	Jul-17	$359,600,000 / $594	5.44%

Source: Appraisal.

A-3-20

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

The following table presents recent office leasing data at comparable properties with respect to the Four Constitution Square Property:

Comparable GSA Office Leases

Property Address	Submarket	Year Built	Total NRA (SF) / Stories	GSA Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Initial Rent PSF	Rent Steps per annum/TI PSF
Four Constitution Square 150 M Street Northeast	NoMa	2018	493,620 / 13	USDOJ	Oct-18 / 15.0	493,620	$48.82(1)	Flat / $41.91(2)
L’Enfant Plaza North 955 L’Enfant Plaza SW	Southwest	1969	299,476 / 8	FAA (renewal)	Jan-21 / 15.0	65,734	$48.15	(3) / $0.00
L’Enfant Plaza North 955 L’Enfant Plaza SW	Southwest	1969	299,476 / 8	NTSB (renewal)	Nov-20 / 5.0	159,870	$49.00	Flat / $0.00
Station Place 100 F Street NE	NoMa	2005	712,851 / 10	Securities and Exchange Commission (extension)	Mar-19 / 4.4	712,851	$42.70	Flat / $0.00
National Square 500 D Street SW	Southwest	2016	348,173 / 12	Agency for International Development	Mar-18 / 20.0	348,173	$49.75	Flat / $80.00
The Portals II 445 12th SW	Southwest	1997	602,350 / 8	Pension Benefit Guaranty Corporation	Dec-17 / 15.0	431,785	$49.00	Flat / $71.74
One Constitution Square 1275 1st Street NE	NoMa	2010	400,000 / 12	Peace Corps	Nov-17 / 15.0	173,000	$51.00	Flat / $46.74
Sentinel Square III 45 L Street NE	NoMa	2019	545,823 / 11	Federal Communications Commission	Dec-16 / 15.0	473,000	$48.00	Flat / $60.00
Union Center Plaza, Phase 4 888 1st Street NE	NoMa	1995	509,397 / 11	Federal Energy Regulatory Commission (renewal)	Jul-15 / 10.0	503,997	$49.95	Flat / $15.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

(2)	The USDOJ received a tenant improvement allowance of $20,685,161 ($41.91 PSF), which is repaid monthly over the Four Constitution Square Whole Loan term as additional rent in the amount equal to the USDOJ Amortized TI Rent Amount and Building Specific Amortized Capital of $14,185,002, which is repaid monthly over the Four Constitution Square Whole Loan term as additional rent in the amount of $78,805.57 ($1.92 PSF annually). In addition, the USDOJ received an additional cash allowance equal to $38,623,511.65, which was used to fund various design costs and improvements to the premises.

(3)	Rent increases in years 6 and 11 of the lease term.

Escrows.

Taxes – During a Cash Sweep Period (as defined below), the Four Constitution Square Borrower is required to deposit 1/12 of the annual estimated real estate taxes monthly, which reserve will be disbursed to the Four Constitution Square Borrower when the Cash Sweep Period expires.

Insurance – During a Cash Sweep Period, the Four Constitution Square Borrower is required to deposit 1/12 of the annual estimated insurance premiums monthly, which will be disbursed to the Four Constitution Square Borrower when the Cash Sweep Period expires.

Replacement Reserve – During a Cash Sweep Period, the Four Constitution Square Borrower is required to deposit $10,283.75 for replacements monthly, subject to a cap of $246,810 (the “Replacement Reserve Cap”), which reserve will be disbursed to the Four Constitution Square Borrower when the Cash Sweep Period expires. Notwithstanding the foregoing, the Four Constitution Square Borrower may provide a letter of credit in lieu of any cash deposit in the amount at least equal to the Replacement Reserve Cap less any amount in the replacement reserve account.

TI/LC Reserve – The Four Constitution Square Borrower is required to deposit any lease termination fees received in connection with any termination or modification, reduction of rents, shortening of term or surrender of space. The Four Constitution Square Borrower is also required, during a Cash Sweep Period, to deposit $41,135 monthly for tenant improvements and leasing commissions, subject to cap of $50 per available rentable square foot at the Four Constitution Square Property (the “TI/LC Reserve Cap”), which amounts will be disbursed to the Four Constitution Square Borrower when the Cash Sweep Period expires. Notwithstanding the foregoing, the Four Constitution Square Borrower may provide a letter of credit or a payment guaranty in lieu of any cash deposit in the amount at least equal to the TI/LC Reserve Cap less any amount in the TI/LC reserve account.

USDOJ Lump Sum Payment Reserve – The Four Constitution Square Borrower is required to deposit, within five business days of receipt, any lump sum payment received in connection with the USDOJ’s exercise of its right to repay the remaining unpaid amortized

A-3-21

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

portion of the tenant improvement allowance. Except during a Cash Sweep Period, such funds shall be disbursed to the Four Constitution Square Borrower on a monthly basis in an amount equal to the USDOJ Amortized TI Rent Amount.

A “Cash Sweep Period” will occur during the existence of any of:

(a) an event of default until cured or waived by the lender;

(b) bankruptcy or insolvency of the Four Constitution Square Borrower;

(c) failure by the Four Constitution Square Borrower to repay the Four Constitution Square Whole Loan in full on or before the ARD;

(d) a Debt Yield Trigger (as defined below); or

(e) a Lease Sweep Period (as defined below).

During the continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the Four Constitution Square Whole Loan. Notwithstanding the foregoing, so long as 100% of the office space at the Four Constitution Square Property remains leased to the USDOJ and no monetary default by the USDOJ exists, no Cash Sweep Period will occur upon a Debt Yield Trigger or Lease Sweep Period.

A “Debt Yield Trigger” will commence when the trailing twelve month debt yield is less than 7.50% for two consecutive calendar quarters, and will end when the trailing twelve month debt yield is at least 7.50% for two consecutive quarters. Notwithstanding the foregoing, the Four Constitution Square Borrower may provide cash or a letter of credit in lieu of an excess cash sweep in the amount that, if applied to the outstanding principal balance of the Four Constitution Square Whole Loan, would result in a debt yield at least equal to 7.50%.

A “Lease Sweep Period” will occur during the existence of any of:

(a) the USDOJ (or its replacement tenant) terminating its lease or giving notice of its intent to terminate its lease;

(b) the USDOJ (or its replacement tenant) goes dark in more than 25% of its space, until the amount in the TI/LC Reserve equals or exceeds the TI/LC Reserve Cap. In lieu of an excess cash sweep, the Four Constitution Square Borrower may deposit cash, post a letter of credit, or provide a payment guaranty from a creditworthy guarantor equal to the TI/LC Reserve Cap;

(c) a default under the USDOJ (or its replacement tenant) lease, until such default is cured to the satisfaction of the lender;

(d) bankruptcy or insolvency action of the USDOJ (or its replacement tenant) until such action has terminated and the lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or

(e) 24 months prior to the USDOJ’s lease expiration date until the amount in the TI/LC Reserve equals or exceeds the TI/LC Reserve Cap. In lieu of an excess cash sweep, the Four Constitution Square Borrower may deposit cash, post a letter of credit, or provide a payment guaranty from a creditworthy guarantor equal to the TI/LC Reserve Cap.

A Lease Sweep Period will terminate upon the execution and delivery of an acceptable replacement lease.

Lockbox and Cash Management. The Four Constitution Square Whole Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period. Revenues from the Four Constitution Square Property are required to be deposited by tenants directly into the lockbox account. During the continuance of a Cash Sweep Period, funds shall be transferred on each business day to the lender-controlled cash management account and disbursed according to the Four Constitution Square Whole Loan documents.

Property Management. The Four Constitution Square Property is managed by SC Property Management, LLC, an affiliate of Stonebridge, the prior owner of the Four Constitution Square Property.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The holders of the direct or indirect equity interests in the Four Constitution Square Borrower are permitted to incur future mezzanine debt secured by a pledge of 100% of such equity interests in the Four Constitution Square Borrower (a “Four Constitution Square Permitted Future Mezzanine Loan”); provided that, among other conditions: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio of the Four Constitution Square Whole Loan and the Four Constitution Square Permitted Future Mezzanine Loan (collectively, the “Four Constitution Square Total Debt”) is less than or equal to 45.25%; (iii) the aggregate debt yield of the Four Constitution Square Total Debt is at least 11.84%; (iv) the term of the Four Constitution Square Permitted Future Mezzanine Loan is at least co-terminous with the term of the Four Constitution Square Whole Loan; (v) an intercreditor agreement is executed that is reasonably acceptable to the lender and acceptable to the rating agencies rating securities backed by

A-3-22

Office - CBD	Loan #2	Cut-off Date Balance:	$83,000,000
150 M Street Northeast	Four Constitution Square	Cut-off Date LTV:	45.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.54x
		U/W NOI Debt Yield:	11.8%

the Four Constitution Square Whole Loan; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Four Constitution Square Whole Loan.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Four Constitution Square Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Four Constitution Square Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-23

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

A-3-24

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

National Cancer Institute Center
8560 Progress Drive
Frederick, MD 21701
Frederick Municipal Forest
Heritage Farm Park
Cannon Bluff
Walkersville
Walkers Village Shopping Ctr.
Mill Island
Clover Ridge
Spring Garden
Frederick Community College
State Farm Operations Center
The Shops at Monocacy
Clemson Corner
Amber Meadows Shopping Ctr.
Fort Detrick
Frederick Natl. Laboratory for Cancer Research
Wells Fargo Home Mortgage
Gas House Pike
Frederick Shopping Ctr.
FREDERICK
Cluster Spires GC
ADLI Distribution Center
Woodridge
Linganore
Lake Linganore
Willowtree Plaza
Westridge Square
Hood College
Frederick Memorial Hospital
Frederick Municipal Airport
Golden Mile
DOWNTOWN FREDERICK
United Healthcare
Eastgate Shopping Center
Spring Ridge
MedImmune
Harry Grove Stadium
Frederick Crossing
Martin Marietta-Frederick Quarry
Spring Ridge Shopping Center
Ballenger Creek
Evergreen Square
Bartonsville
Aylor
Baltimore 45 miles
Francis Scott Key Mall
Holly Hills CC
Kingsbrook Crossing
Riverview Plaza
Westview Promenade
FREDERICK COUNTY
MONOCACY NATIONAL BATTLEFIELD
Whiskey Creek GC
Worthington Manor GC
Urbana
Urbana Village Shopping Ctr.
Washington DC 40 miles
PENNSYLVANIA
MARYLAND
VIRGINIA
BALTIMORE
WASHINGTON DC
Hagerstown
Frederick
Germantown
Gaithersburg
Rockville
Columbia
Leesburg
Reston
Centreville
ARLINGTON
ALEXANDRIA
Manassas
Annapolis

A-3-25

No. 3– National Cancer Institute Center

Mortgage Loan Information				Mortgaged Property Information(2)
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$83,000,000		Property Type – Subtype:	Office – Suburban
	Cut-off Date Balance:	$83,000,000		Location:	Frederick, MD
	% of Initial Pool Balance:	8.0%		Size:	341,271 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$243.21
	Borrower Sponsors:	Morgan Stanley Real Estate Advisor, Inc. and Mark Matan		Maturity Date Balance Per SF:	$243.21
	Guarantor:	RIV 402, LLC		Year Built/Renovated:	2010/NAP
	Mortgage Rate:	2.7590%		Title Vesting:	Fee
	Note Date:	June 1, 2021		Property Manager:	Matan Companies, LLLP (borrower affiliated)
	Seasoning:	0 months		Current Occupancy (As of):	100.0% (6/1/2021)
	Maturity Date:	June 11, 2031		YE 2020 Occupancy:	100.0%
	IO Period:	120 months		YE 2019 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	100.0%
	Amortization Term (Original):	NAP		YE 2017 Occupancy:	100.0%
	Loan Amortization Type:	Interest Only		As-Is Appraised Value(3):	$166,000,000
	Call Protection:	L(24),YM1(89),O(7)		As-Is Appraised Value Per SF:	$486.42
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	April 23, 2021
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information(2)
				YE 2020 NOI:	$9,180,530
				YE 2019 NOI:	$8,806,260
				YE 2018 NOI:	$8,744,081
				YE 2017 NOI:	NAV
				U/W Revenues:	$12,328,869
				U/W Expenses:	$2,982,412
Escrows and Reserves(1)				U/W NOI:	$9,346,458
	Initial	Monthly	Cap	U/W NCF:	$8,872,091
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.03x / 3.82x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.3% / 10.7%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.3% / 10.7%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.0%
				LTV Ratio at Maturity:	50.0%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$83,000,000	100.0%	Existing Loan Amount(4)	$64,282,111	77.4%
			Closing costs	810,327	1.0
			Return of Equity	17,907,562	21.6
Total Sources	$83,000,000	100.0%	Total Uses	$83,000,000	100.0%
(1)	See “Escrows” section below.

(2)	While the National Cancer Institute Center Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the National Cancer Institute Center Mortgage Loan more severely than assumed in the underwriting of the National Cancer Institute Center Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	The appraiser also provided an “As-Is Go Dark” Value as of April 23, 2021 of $96,700,000 and an “Excess Land” Value of $1,600,000 for a 4.3 acre portion of an excess land parcel.

(4)	The National Cancer Institute Center Mortgage Loan paid off an existing CMBS loan previously securitized in WFRBS 2012-C6.

The Mortgage Loan. The mortgage loan (the “National Cancer Institute Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 341,271 square foot office property located in Frederick, Maryland (the “National Cancer Institute Center Property”).

The Borrower and Borrower Sponsors. The borrower and non-recourse carveout guarantor is Riv 402, LLC (the “National Cancer Institute Center Borrower”). The National Cancer Institute Center Borrower is a Delaware limited liability company with two independent

A-3-26

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the National Cancer Institute Center Mortgage Loan.

The borrower sponsors are Morgan Stanley Real Estate Advisor, Inc. and Mark Matan. Morgan Stanley Real Estate Investing is the global private real estate investment management arm of Morgan Stanley. Mr. Matan is a principal and managing partner of the Matan Companies (“Matan”). Founded in 1976, Matan provides a range of strategic real estate services including asset management, leasing, property management and development. The company has developed over 4 million square feet of Class-A warehouse, bioresearch facilities and office space. Matan’s current portfolio consists of 46 assets including 16 office buildings and laboratories. Mr. Matan has disclosed several issues with his portfolio including a foreclosure and loan modification that resulted in a loss. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The National Cancer Institute Center Property is a three-story, four-wing research facility containing approximately 341,271 rentable square feet situated on 32.0 acres of land. The property was built in 2010 and includes approximately 84,557 square feet (24.8% of net rentable area) of office and data center space, approximately 194,630 square feet (57.0% of net rentable area) of laboratory space and approximately 62,084 (18.2% of net rentable area) square feet of manufacturing laboratory space. The National Cancer Institute Center Property is a Federally Funded Research and Development Center sponsored by the National Cancer Institute (“NCI”) and operated by Leidos Biomedical Research, Inc. (“Leidos”). The lab focuses on cancer, AIDS, infectious diseases and operates as a shared national resource. There are two Good Manufacturing Practice facilities operated at the National Cancer Institute Center that produce pharmaceuticals for first-in-human clinical trials. Additionally, the facility provides rapid response to emerging health threats to address disease outbreaks. In response to COVID-19, multiple laboratories at the National Cancer Institute Property pivoted to conducting research on the novel Coronavirus including antibody testing, and supporting human clinical trials for investigating treatments. The National Cancer Institute Property is considered a “mission critical facility” and the United States Government has invested approximately $200 million ($586 per square foot) in the asset including a dark fiber link to nearby Fort Detrick, the main campus of the Army’s biodefense research facility.

COVID-19 Update. As of June 1, 2021 the National Cancer Institute Center Property is open and operating. Leidos has made the April and May 2021 rental payments. The first debt service payment is due in July 2021.

Major Tenant.

Leidos Biomedical Research, Inc. (341,271 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent; August 30, 2031 lease expiration) Leidos Biomedical Research, Inc. is a subsidiary of Leidos Holdings, Inc., which is rated Baa3 and BBB- by Moody’s and S&P, respectively. The parent company was formerly part of SAIC until it was spun off in 2013. Today, Leidos Holdings, Inc. has more than 39,000 employees, with key lines of business including civil, defense, health and intelligence. The company recorded $3.32 billion in revenues in the first quarter of 2021, a 14.7% increase over the first quarter of 2020. For a discussion of certain matters affecting Leidos Holdings, Inc. see “Description of the Mortgage Pool – Tenant Issues – Lease Expirations and Terminations’ in this Prospectus Supplement”.

Leidos Biomedical Research, Inc.’s sole function is providing operational and technical support for the National Cancer Institute Center Property and the National Cancer Institute at Frederick, adjacent to Fort Detrick. Leidos, and its predecessors, have held this contract since 1995 and the current contract is set to expire on June 25, 2024. The lease is not guaranteed by the U.S. Government, but the rent is funded as an approved expense in the Government’s contract with Leidos through NCI, which is a charter member of the National Institute for Health with $6.6 billion in discretionary spending that has received funding every year since 1938.

Leidos has two, 10-year extension options with 12 months’ notice at fair market value; provided, that in no event will the base rent for the first year of the extension term be less than 90%, or more than 103%, of the last year of the lease term. Additionally, the tenant has the right to terminate the lease with 240 days’ notice under the following conditions: (i) the U.S. Government terminates the NCI lease task order with the tenants, (ii) the U.S. Government reduces or changes the scope of the NCI task order, (iii) funds provided to NCI are abolished or substantially eliminated, or are otherwise not made available, or (iv) termination for convenience occurs pursuant to Federal Acquisition Regulations with the tenant. If the lease is terminated prior to the sixth year of the extended term (September 26, 2027), tenant will pay the unamortized portion of leasing commissions ($1,622,063) amortized over a 10-year period.

A-3-27

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at the National Cancer Institute Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Leidos Biomedical Research, Inc.	NR/Baa3/BBB-(2)	341,271	100.0%	$29.27	$9,989,369	100.0%	8/30/2031	2, 10-year	Y
Total Major Tenants		341,271	100.0%	$29.27	$9,989,369	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		341,271	100.0%	$29.27	$9,989,369	100.0%

Vacant Space		0	0.0%

Collateral Total		341,271	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above represent the straight line rent average through the end of the lease term.

(2)	Credit Rating represents that of Leidos Holdings, Inc. which is the parent company of the tenant.

The following table presents certain information relating to the lease rollover schedule at the National Cancer Institute Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	1	341,271	100.0%	341,271	100.0%	$9,989,369	100.0%	$29.27
Thereafter	0	0	0.0%	341,271	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	341,271	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	341,271	100.0%			$9,989,369	100.0%	$29.27

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the National Cancer Institute Center Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/1/2021(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from lease.

(2)	Information obtained from the underwritten rent roll.

A-3-28

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

Historical Operating Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the National Cancer Institute Center Property:

Cash Flow Analysis

	2018	2019	2020	U/W	%(1)	U/W $ per SF
Base Rent	$8,728,867	$8,903,444	$9,132,702	$9,989,369(2)	77.9%	$29.27
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$8,728,867	$8,903,444	$9,132,702	$9,989,369	77.9%	$29.27
Other Income	0	0	0	0	0.0	0.00
Total Recoveries	2,540,021	2,843,441	2,861,971	2,838,969	22.1	8.32
Net Rental Income	$11,268,888	$11,746,885	$11,994,673	$12,828,338	100.0%	$37.59
(Vacancy & Credit Loss)	0	0	0	(499,468)	(5.0)	(1.46)
Effective Gross Income	$11,268,888	$11,746,885	$11,994,673	$12,328,869	96.1%	$36.13

Real Estate Taxes	1,756,560	1,765,385	1,796,479	1,851,431	15.0	5.43
Insurance	30,380	33,488	35,906	40,602	0.3	0.12
Management Fee	462,039	472,991	480,990	493,155	4.0	1.45
Other Operating Expenses	275,828	668,761	500,768	597,224	4.8	1.75
Total Operating Expenses	$2,524,807	$2,940,625	$2,814,143	$2,982,412	24.2%	$8.74

Net Operating Income	$8,744,081	$8,806,260	$9,180,530	$9,346,458	75.8%	$27.39
Replacement Reserves	0	0	0	47,778	0.4	0.14
TI/LC	0	0	0	426,589	3.5	1.25
Net Cash Flow	$8,744,081	$8,806,260	$9,180,530	$8,872,091	72.0%	$26.00

NOI DSCR	3.77x	3.79x	3.95x	4.03x
NCF DSCR	3.77x	3.79x	3.95x	3.82x
NOI Debt Yield	10.5%	10.6%	11.1%	11.3%
NCF Debt Yield	10.5%	10.6%	11.1%	10.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Leido’s rent includes 2% annual escalations. The U/W Base rent represents the straight line average of the rent through the lease term due to the investment grade rating.

Appraisal. The appraiser concluded an “As-Is Market Value” of $166,000,000 as of April 23, 2021. The appraiser provided an “As-Is Go Dark Value” of $96,700,000. The appraiser also included an “Excess Land” Value of $1,600,000 for a 4.3 acre parcel of excess land.

Environmental Matters. According to the Phase I environmental site assessment dated May 3, 2021 there are no significant issues and no further inspection is necessary.

Market Overview and Competition. The National Cancer Institute Center Property is located in the 177-acre Riverside Research Park, a biomedical research and development campus in Frederick, Maryland. Frederick is the second largest city in Maryland and it’s centrally located in the Baltimore-Washington metropolitan area, approximately 50.7 miles from Baltimore, Maryland and 49.9 miles from Washington DC. The National Cancer Institute Center Property has access to the Baltimore-Washington metropolitan area via I-270 and I-70, which are approximately 2.9 miles and 3.7 miles from the property, respectively. Additionally, the National Cancer Institute Center Property is located 5.4 miles from Fort Detrick, which is home to the Unites States Army Medical Research and Material Command, as well as NCI-Frederick. According to the appraisal, the estimated 2020 population within a three and five-mile radius was approximately 36,741 and 106,454, respectively and the estimated 2020 average household income within the same radii was approximately $109,456 and $111,340, respectively.

According to the appraisal, the property is situated within in the Washington/Baltimore Life Sciences submarket. As of the fourth quarter of 2020, the submarket reported a total inventory of approximately 8.6 million square feet with a 4.0% vacancy rate and an average asking rent of $34.35 per square foot, net. The appraiser concluded a market rent for the National Cancer Institute Center Property of $27.00 per square foot, net.

A-3-29

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the appraisal’s market rent conclusion for the National Cancer Institute Center Property:

Market Rent Summary(1)

Market Rent (PSF)	$27.00
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.50% per annum
Tenant Improvements (New/Renewal)	$40.00/ $20.00
Leasing Commissions (New Renewal)	6.0%/ 4.0%
Free Rent	10 months

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the National Cancer Institute Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
One Patriots Park 40-44 Wiggins Avenue Bedford, MA	Bedford, MA	1976/2019	143,616	Dec - 2020	$72,500,000	$618

Moderna 1 Upland Road Norwood, MA	Norwood, MA	1979/2021	222,163	Aug- 2020	$97,783,700	$440

Ledgemont Technology Center 99 Hayden Avenue and 128 Spring Street Lexington, MA	Lexington, MA	1960/2019	187,923	Feb - 2020	$112,500,000	$599

5625 Fishers Lane & 12735 Twinbrook Parkway 5625 Fishers Land & 12735 Twinbrook Parkway Rockville, MD	Rockville, MD	2004/NAP	229,905	Nov - 2018	$101,000,000	$439

Biomed-Alexandria MD Life Science Portfolio 9704 Medical Center Drive 9708, 9712, 9714 Medical Center Drive, 50&55 West Watkins Mill Road 21 Firstfield, 9920 Belward Campus Drive Rockville, MD	Rockville, MD	1978/2004	415,611	May - 2018	$146,500,000	$352

(1)	Information obtained from the appraisal.

A-3-30

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to comparable leases related to National Cancer Institute Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
National Cancer Institute Center (Subject)(2) 8560 Progress Drive Frederick, MD	2010/NAP	341,271	100%	Leidos Biomedical Research, Inc.	341,271	10.0 Yrs.	$29.27(3)	NNN
700 Quince Orchard Road 701 Quince Orchard Road Gaithersburg, MC	1973/2018	165,000	100%	Novavax	122,000	15.0 Yrs.	$35.00	NNN
9900 Medical Center Drive 9900 Medical Center Drive Rockville, MD	1984/2018	45,039	100%	Hanosh Pharmaceuticals	16,842	12.0 Yrs.	$42.75	NNN
1550 East Grude Drive 1550 East Grude Drive Rockville, MD	1981/NAP	44,500	100%	On Demand, Inc.	44,500	5.5 Yrs.	$36.00	NNN
77 Upper Rock 77 Upper Rock Rockville, MD	2005/2019	235,210	52%	Aurinia Pharmaceuticals	30,531	9.0 Yrs.	$33.00	NNN
9800 Medical Center Drive – Building F 9800F Medical Center Drive Rockville, MD	2020/NAP	174,640	100%	RegenXBio	132,487	15.0 Yrs.	$37.50	NNN
Key West Center 9430 Key West Avenue Rockville, MD	1988/NAP	56,000	100%	Top Alliance BioScience	9,676	5.0 Yrs.	$30.00	NNN
9920 Belward Campus Drive 9920 Belward Campus Drive Rockville, MD	2000/NAP	51,200	100%	Novavax	51,181	4.0 yrs.	$31.93	NNN

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Represents the straight line rent average over the lease term.

Escrows.

Real Estate Taxes – The loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Notwithstanding the above, the National Cancer Institute Center Borrower’s obligation to make tax reserve payments will be waived so long as (i) no event of default is continuing, and (ii) the Borrower provides the lender evidence of payment and paid receipts for the payment of taxes no less than 15 days prior to the delinquency of such payments.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the National Cancer Institute Center Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by National Cancer Institute Center Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – The loan documents require ongoing monthly replacement reserves in an amount determined by the lender from time to time.

Notwithstanding the above, the National Cancer Institute Center Borrower is not required to make monthly replacement reserve deposits so long as no event of default is continuing.

TI/LC Reserve – The loan documents require ongoing monthly TI/LC reserves in an amount determined by the lender from time to time.

Notwithstanding the above, the National Cancer Institute Center Borrower is not required to make monthly TI/LC reserve deposits so long as no event of default is continuing.

A-3-31

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

Lockbox and Cash Management. The National Cancer Institute Center Mortgage Loan is structured with an in-place hard lockbox and springing cash management. The National Cancer Institute Center Borrower and property manager are required to direct the tenant to pay rent directly into a deposit account, and to deposit any rents otherwise received in such account within one business day after receipt.  During the continuance of a Cash Trap Event Period (as defined below), all funds in the deposit account will be swept into a lender controlled cash management account and applied according to the loan agreement.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;

(ii)	the occurrence of a Major Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the occurrence of a Major Tenant Trigger Event Cure (as defined below).

“Major Tenant” means Leidos Biomedical Research, Inc., its permitted successors and/or assigns, or any other replacement major tenant.

A “Major Tenant Trigger Event” will commence upon the occurrence of any of the following:

(i)	the Major Tenant becomes insolvent or a debtor in any bankruptcy proceeding;

(ii)	the Major Tenant permanently vacates, surrenders or ceases to conduct business operations in substantially all of its space, with no intent to return and resume operations, or gives notice in writing that it intends to do any of the above, unless it has been ordered to close by any governmental authority in connection with the COVID-19 pandemic;

(iii)	any monetary or material non-monetary default, beyond applicable notice and/or grace period, under the Major Tenant’s lease;

(iv)	the Major Tenant has not given notice to exercise its renewal option by the required date; or

(v)	the Major Tenant delivers written notice surrendering its space, or substantially all of its space, or canceling or terminating the lease prior to its then current expiration date.

A “Major Tenant Trigger Event Cure” will commence upon the occurrence of any of the following:

●	with regard to clauses (i-v), the National Cancer Institute Center Borrower has (a) entered into one or more replacement leases, reasonably acceptable to the lender, with a tenant satisfactory to the lender, (b) provided to the lender a copy of the replacement lease, acceptable tenant estoppel, subordination, non-disturbance and attornment agreement reasonably acceptable to the lender, and an Officer’s Certificate, reasonably acceptable to the lender certifying that (i) all leasing commissions and tenant improvements payable by the National Cancer Institute Center Borrower have been paid, and (ii) the replacement tenant(s) has taken possession of its space, is conducting business operations and is paying unabated base rent, and (c) the National Cancer Institute Center Property has achieved a net cash flow debt yield of at least 6.0% at the time of entering into the replacement tenant lease, after giving effect to the replacement tenant lease being entered into at the time of determination.

●	if caused solely by clause (i), the bankruptcy has been discharged, stayed or dismissed within 90 days of such filing and tenant has executed and delivered to the lender a reasonably acceptable tenant estoppel certificate confirming the lease is in full force and effect;

●	if caused solely by clause (ii), the Major Tenant has resumed operations and is conducting business operations in its entire premises at the National Cancer Institute Center Property for two consecutive calendar quarters and has delivered a reasonably acceptable tenant estoppel;

●	if caused solely by clause (iii), the Major Tenant lease default has been cured and a reasonably acceptable tenant estoppel has been delivered confirming the lease is in full force and effect; or

●	if caused solely by clause (v), the Major Tenant has rescinded or revoked its written notice surrendering its space, or cancelling or terminating the lease and has executed and delivered a reasonably acceptable tenant estoppel confirming the lease is in full force and effect.

Property Management. The National Cancer Institute Center Property is managed by Matan Companies LLLP.

Outparcel Release. The National Cancer Institute Center Borrower can obtain a release of an undeveloped 4.3 acre parcel in connection with any transfer other than to a sole member of the National Cancer Institute Center Borrower, subject to the following conditions:

(i)	no event of default has occurred or is continuing;

(ii)	any remainder parcel is legally subdivided and is a separate tax lot;

(iii)	the release parcel is not necessary for zoning, building, land use or other laws applicable to the current use of the property;

(iv)	the borrower has complied with any requirements applicable to property releases in leases, REA’s or material agreements, and the release does not violate the provisions of any such agreements, and

(v)	an opinion of counsel that the partial release satisfies REMIC requirements.

A-3-32

Office – Suburban	Loan #3	Cut-off Date Balance:	$83,000,000
8560 Progress Drive	National Cancer Institute Center	Cut-off Date LTV:	50.0%
Frederick, MD 21701		U/W NCF DSCR:	3.82x
		U/W NOI Debt Yield:	11.3%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Purchase Option/Right of First Refusal/Right of First Offer. Leidos, and its nominee, the United States Government, has the option to purchase the National Cancer Institute Center Property on a “fair market value”-based formula, subject to certain limitations or assumptions, generally as follows (i) fair market value shall exclude value attributable to tenant-funded improvements or alterations, but shall include value attributable to the  landlord-funded tenant improvement allowance; and (ii) fair market value shall assume (a) the rental rate applicable at the time of purchase option closing, (b) the remaining lease term is the greater of 10 years or the remaining lease term at the time of the option’s exercise, (c) any tenant early termination rights shall be disregarded, and (d) the tenant shall be deemed the U.S. Government.

The National Cancer Institute Center loan documents provide that any  exercise of such purchase option must be accompanied by the applicable prepayment premium, as follows: (x) prior the lockout release date, the greater of 3% of the amount prepaid or a yield maintenance-based formula; (y) from the lockout release date up to but excluding the open period start date, the greater of 1% of the amount prepaid or a yield maintenance-based formula; and (z) from and after the open period start date, no prepayment premium applies.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. Not Required.

A-3-33

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

A-3-34

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

A-3-35

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

A-3-36

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

National Aviary
Children's Museum of Pittsburgh
New Hazlett Theater
Ohio St
Cedar Ave
East Commons
ALLEGHENY COUNTY
Ridge Ave
West Commons
Deutschtown Historic District
Nova Place Corporate Campus
Canal St
South Commons
Community College of Allegheny County
Parkway North
279
28
65
North Shore
Willie Stargell Statue
The Andy Warhol Museum
Alcoa Corporate Center
Allegheny R.
NORTH SIDE
LIGHT RAIL
PNC Park
Roberto Clemente Statue
R. Clemente Bridge
Andy Warhol Bridge
Rachel Carson Bridge
Korean War Memorial
Ft. Duquesne Bridge
10th St Bypass
David L. Lawrence Convention Center
Strip District
Sen. John Heinz History Center
Penn Ave
Liberty Ave
Bigelow Blvd
PITTSBURGH
Byham Theater
Cabaret at Theater Sq.
O'Reilly Theater
Benedum Ctr. for the Performing Arts
The Westin Convention Center
Energy Innovation Center
Bedford Ave
Hill District
Crawford St
1 Gateway Center
2 Gateway Center
3 Gateway Center
Heinz Hall
Pittsburgh CLO
WOOD STREET
Gulf Tower
US District Courthouse
579
Fifth Avenue Place
EQT Plaza
K&L Gates Center
Point State Park
Fort Pitt Museum
PITTSBURGH GATEWAY CENTER
GATEWAY
Three PNC Plaza
Two PNC Plaza
Regional Enterprise Tower
Omni William Penn Hotel
U.S. Steel Tower
600 Grant Street
Pittsburgh, PA 15219
STEEL PLAZA
Washington Pl
Centre Ave
4 Gateway Center
Market Square
One PNC Plaza
PNC Bank
34 Allies
USW Building
PPG Place
MassMutual Pittsburgh Ice Rink
Wood St
The Tower at PNC Plaza
525 William Penn Place
BNY Mellon Center
Chatham Tower
PPG Paints Arena
11 Stanwix
1st Ave
4th Ave
5th Ave
Pittsburgh Intl. Airport 17 miles
Downtown
Allegheny Co. Courthouse
376
30
22
West Penn Building
Smithfield St
One Oxford Centre
Grant St
City County Bldg.
Forbes Ave
Gumberg Library
UPMC Cooper Fieldhouse
Duquesne University
UPMC Mercy Hospital
County Office Building
2nd Ave
Monongahela River
Gateway Clipper Fleet
PNC Firstside Center
Mellon Hall
Duquesne Rooney Athletic Field
1ST AVE
Uptown
885
Smithfield St Bridge
South Shore
Station Square
LIGHT RAIL
Liberty Bridge
10th St. Bridge
PJ McArdle Rdwy
Grandview Ave
MONONGAHELA INCLINE
STATION SQUARE
Mt. Washington
LIGHT RAIL
Emerald View Park
M.Berger Industrial Park
South Side Flats
New Brighton
Cranberry Township
BUTLER COUNTY
Saxonburg
Economy
Fox Run
ALLEGHENY COUNTY
Aliquippa
Franklin Park
Tarentum
BEAVER COUNTY
Ambridge
McCandless
Allison Park
Sewickley
Fox Chapel
Plum
PITTSBURGH
Penn Hills
Robinson Township
Wilkinsburg
Murrysville
Monroeville
Carnegie
Noblestown
Baldwin
Bridgeville
Mt. Lebanon
West Mifflin
Bethel Park
Upper St. Clair
McKeesport
Canonsburg
McMurray
Clairton
WESTMORELAND COUNTY
WASHINGTON COUNTY
Washington

A-3-37

No. 4 – U.S. Steel Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$70,000,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$70,000,000		Location:	Pittsburgh, PA
	% of Initial Pool Balance:	6.8%		Size:	2,336,270 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$68.49
	Borrower Sponsor:	The 601W Companies		Maturity Date Balance Per SF(1):	$68.49
	Guarantor:	Michael Silberberg		Year Built/Renovated:	1970/2014
	Mortgage Rate(2):	3.682969%		Title Vesting:	Fee
	Note Date:	May 6, 2021		Property Manager:	Mack Property Management
	Seasoning:	0 months			(Pennsylvania) LLC
	Maturity Date:	June 1, 2026		Current Occupancy (As of)(6):	73.2% (4/1/2021)
	IO Period:	60 months		YE 2020 Occupancy(6):	84.6%
	Loan Term (Original):	60 months		YE 2019 Occupancy(6):	86.5%
	Amortization Term (Original):	NAP		YE 2018 Occupancy(6):	89.8%
	Loan Amortization Type:	Interest Only		YE 2017 Occupancy(6):	92.7%
	Call Protection:	L(24),D(32),O(4)		As-Is Appraised Value:	$381,500,000
	Lockbox Type:	Hard/In-Place Cash Management		As-Is Appraised Value Per SF:	$163.29
	Additional Debt(1):	Yes		As-Is Appraisal Valuation Date:	April 8, 2021
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($90,000,000)
		Subordinate ($40,000,000)		Underwriting and Financial Information(6)
		Mezzanine ($45,000,000)		YE 2020 NOI:	$24,697,568
				YE 2019 NOI:	$25,349,338
				YE 2018 NOI:	$25,292,760
				YE 2017 NOI:	NAV
Escrows and Reserves(4)				U/W Revenues:	$46,184,529
	Initial	Monthly	Cap	U/W Expenses:	$27,710,549
RE Taxes	$1,904,348	$476,087	NAP	U/W NOI:	$18,473,980
Insurance	$442,107	$147,369	NAP	U/W NCF:	$17,023,559
Replacement Reserve	$0	$42,562	NAP	U/W DSCR based on NOI/NCF(1):	3.09x / 2.85x
TI/LC Reserve	$5,000,000	Springing	$5,000,000	U/W Debt Yield based on NOI/NCF(1):	11.5% / 10.6%
Other(5):	$5,619,780	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.5% / 10.6%
				Cut-off Date LTV Ratio(1):	41.9%
				LTV Ratio at Maturity(1):	41.9%

Sources and Uses
Sources			Uses
Senior Loan Amount	$160,000,000	60.8%	Loan Payoff	$173,687,525	66.0%
Subordinate Loan Amount	40,000,000	15.2	Preferred Equity Redemption(7)	72,282,468	27.5
Mezzanine Loan Amount	45,000,000	17.1	Reserves	12,966,235	4.9
Borrower Equity	18,082,905	6.9	Closing Costs	4,146,677	1.6
Total Sources	$263,082,905	100.0%	Total Uses	$263,082,905	100.0%
(1)	The U.S. Steel Tower Mortgage Loan (as defined below) is part of the U.S. Steel Tower Whole Loan (as defined below), which is comprised of five pari passu senior promissory notes with an aggregate original principal balance of $160,000,000 (collectively, the “U.S. Steel Tower Senior Loans”) and six promissory notes that are subordinate to the U.S. Steel Tower Senior Loans with an aggregate original principal balance of $40,000,000 ( the “U.S. Steel Tower Subordinate Companion Loans”, and together with the U.S. Steel Tower Senior Loans, the “U.S. Steel Tower Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate Cut-off Date principal balance of the U.S. Steel Tower Senior Loans, without regard to the U.S. Steel Tower Subordinate Companion Loans or the U.S. Steel Tower Mezzanine Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire U.S. Steel Tower Whole Loan are $85.61, $85.61, 9.2%/8.5%, 9.2%/8.5%, 2.15x/1.98x, 52.4% and 52.4%, respectively. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the combined balance of the U.S. Steel Tower Whole Loan and the U.S. Steel Tower Mezzanine Loan are $104.87, $104.87 7.5%/6.9%, 7.5%/6.9%, 1.38x/1.27x, 64.2% and 64.2%, respectively.

(2)	Reflects the U.S. Steel Tower Senior Loans only. The U.S. Steel Tower Subordinate Companion Loans bear interest at the rate of 6.5000% per annum.

(3)	See “Subordinate and Mezzanine Indebtedness” section below.

(4)	See “Escrows” below for further discussion of reserve requirements.

(5)	Other reserves consist of an Existing TI/LC Reserve. As of May 25, 2021, the current balance of the Existing TI/LC Reserve (Upfront: $5,346,747) is $5,016,493. Approximately $330,254 was released for tenant improvement work for the tenant Thomas, Thomas & Hafer.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the U.S. Steel Tower Whole Loan more severely than assumed in the underwriting of the U.S. Steel Tower Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(7)	Jamestown 600 Grant, L.P. provided preferred equity in 2017, which was repaid in full with proceeds of the U.S. Steel Tower Whole Loan.

A-3-38

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

The Mortgage Loan. The mortgage loan (the “U.S. Steel Tower Mortgage Loan”) is part of the U.S. Steel Tower Whole Loan in the original principal balance of $200,000,000. The U.S. Steel Tower Whole Loan is secured by a first priority fee mortgage encumbering an office property located in Pittsburgh, Pennsylvania (the “U.S. Steel Tower Property”). The U.S. Steel Tower Whole Loan was originated by Morgan Stanley Bank, N.A., as to the U.S. Steel Tower Senior Loans, and by Morgan Stanley Mortgage Capital Holdings LLC, as to the U.S. Steel Tower Subordinate Companion Loans. The U.S. Steel Tower Whole Loan is comprised of the U.S. Steel Tower Senior Loans, consisting of five pari passu senior promissory notes in the aggregate original principal balance of $160,000,000, and the U.S. Steel Tower Subordinate Companion Loans, consisting of six subordinate promissory notes in the aggregate original principal balance of $40,000,000. The non-controlling senior Note A-2 and Note A-4, with an aggregate original principal balance of $70,000,000, represent the U.S. Steel Tower Mortgage Loan and will be included in the BANK 2021-BNK34 securitization trust. The remaining U.S. Steel Tower Senior Loans, with an aggregate original principal balance of $90,000,000, are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitization transactions. The U.S. Steel Tower Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The U.S. Steel Tower Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$50,000,000	$50,000,000	Morgan Stanley Bank, N.A.	No
A-2	$40,000,000	$40,000,000	BANK 2021-BNK34	No(1)
A-3-1	$10,000,000	$10,000,000	Morgan Stanley Bank, N.A.	No
A-3-2	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-4	$30,000,000	$30,000,000	BANK 2021-BNK34	No
B-1	$16,000,000	$16,000,000	Third Party Holder	Yes(1)
B-2	$8,000,000	$8,000,000	Third Party Holder	No
B-3	$4,000,000	$4,000,000	Third Party Holder	No
B-4	$4,000,000	$4,000,000	Third Party Holder	No
B-5	$4,000,000	$4,000,000	Third Party Holder	No
B-6	$4,000,000	$4,000,000	Third Party Holder	No
Total	$200,000,000	$200,000,000

(1)	Pursuant to the related co-lender agreement, the holder of Note B-1 is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-2 will become the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The U.S. Steel Tower Whole Loan” in the Prospectus.

The Borrower and the Borrower Sponsors. The borrower is 600 GS Prop LP (the “U.S. Steel Tower Borrower”), a Pennsylvania limited partnership structured with two independent directors. The borrower sponsor is 601W Companies, a commercial real estate owner, developer and property manager which over the past twenty-five years acquired over forty-five million square feet of commercial properties in markets such as New York, California, Illinois, Pennsylvania and Missouri. The 601W Companies, headquartered in New York City, currently owns and manages 21 million square feet of commercial properties. Michael Silberberg, who is a managing member of The 601W Companies, is the non-recourse carveout guarantor for the U.S. Steel Tower Whole Loan. The U.S. Steel Tower Whole Loan documents permit either Michael Silberberg and/or Mark Karasick (who is also a principal of The 601W Companies) to control the U.S. Steel Tower Borrower. Principals of the 601 W Companies were previously involved with a prior loan modification and discounted payoff. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The U.S. Steel Tower Property is a Class A, 64-story office property totaling 2,336,270 square feet, located in Pittsburgh, Pennsylvania. The U.S. Steel Tower Property was built in 1970 on a 3 acre site and was most recently renovated in 2014. Since acquiring the property in 2011, the borrower sponsor spent approximately $71 million in leasing capital and $37.7 million in capital expenditures at the U.S. Steel Tower Property. Capital expenditures included renovations to the lobby, tenant amenity floor, conference center, entrance and sidewalk improvements, elevator modifications, garage work and tenant improvement allowances, as well as base-building upgrades. The U.S. Steel Tower Property offers 700 on-site subterranean garage parking spaces, resulting in a parking ratio of 0.3 spaces per 1,000 square feet of net rentable area. The U.S. Steel Tower Property leases the garage to the Central Parking tenant for $0.96 per square foot ($2,250,000 per annum) under a lease that runs through December 2026 with one three-year lease renewal option remaining.

The U.S. Steel Tower Property was 73.2% leased as of April 1, 2021 to 24 office tenants, 5 retail tenants and 1 garage tenant. The tenant mix includes financial technology, financial, healthcare and legal services tenants, including the three largest tenants: University of Pittsburgh Medical Center (“UPMC”), US Steel Corporation and Eckert Seamans. The office component of the U.S. Steel Tower Property is 74.3% leased to a mixture of tenants. Aside from the three largest tenants at the U.S. Steel Tower Property, no other tenant accounts for more than 6.3% of underwritten rent or 4.7% of total square feet. The U.S. Steel Tower Property contains a retail component that comprises 1.6% of the total net rentable area and accounts for approximately 0.9% of underwritten rent. The retail component is currently leased to PNC BANK (4,251 square feet), Au Bon Pain (4,000 square feet), Starbucks Corporation (850 square feet), Craft Work Kitchen (687 square feet) and Faber Coe & Gregg of PA., INC. (429 square feet).

A-3-39

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

Major Tenants.

UPMC (1,078,110 square feet, 46.1% of net rentable area, 55.6% of underwritten rent). UPMC is a nonprofit health care provider and insurer founded in 1893. UPMC employs over 92,000 employees, operates 40 hospitals and 700 doctors’ offices and outpatient sites and provides insurance to over 4 million members. UPMC has been a tenant at the U.S. Steel Tower Property since August 1, 2007 and has a lease expiration of March 31, 2030. UPMC has one, 7-year extension option, upon notice of at least 24 months prior to the expiration of the current term. UPMC has listed approximately 91,000 square feet of its space (8.4% of UPMC’s total square feet and 3.9% of total square feet) as available for sublease.

US Steel Corporation (232,479 square feet, 10.0% of net rentable area, 16.0% of underwritten rent). US Steel Corporation, founded in 1901, is a U.S. producer and manufacturer of steel products. US Steel Corporation is headquartered at the U.S. Steel Tower Property, and employs approximately 23,350 employees across the United States and Central Europe. US Steel Corporation has been a tenant at the U.S. Steel Tower Property since October 1, 1982 and has a lease expiration of January 31, 2028. U.S. Steel Tower Corporation has two, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

Eckert Seamans (108,261 square feet, 4.6% of net rentable area, 6.4% of underwritten rent). Eckert Seamans is a full-service national law firm established in 1958 with more than 300 lawyers across a network of 15 offices. Eckert Seamans has been a tenant at the U.S. Steel Tower Property since October 1, 1998 and has 3,371 square feet expiring on September 30, 2022 and 104,890 square feet expiring on December 31, 2030. Eckert Seamans has two, 5-year extension options relating to the 104,890 square feet, upon notice of at least 12 months prior to the expiration of the current term.

The following table presents certain information relating to the major tenants at the U.S. Steel Tower Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
UPMC(3)	NR/A2/A	1,078,110	46.1%	$23.82	$25,682,613	55.6%	3/31/2030	1 x 7 Yrs	N
US Steel Corp	B/Caa1/B-	232,479	10.0%	$31.74	$7,379,201	16.0%	1/31/2028	2 x 5 Yrs	N
Eckert Seamans	NR/NR/NR	108,261	4.6%	$27.33	$2,958,476	6.4%	Multiple(4)	2 x 5 Yrs	N
Total Major Tenants		1,418,850	60.7%	$25.39	$36,020,290	78.0%

Non-Major Tenants		291,570	12.5%	$34.86	$10,164,239	22.0%

Occupied Collateral Total		1,710,420	73.2%	$27.00	$46,184,529	100.0%

Vacant Space		625,850	26.8%

Collateral Total		2,336,270	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	UPMC has listed approximately 91,000 square feet of its space (8.4% of UPMC’s total square feet) as available for sublease.

(4)	Eckert Seamans’ lease for its 3,371 square foot space expires on September 30, 2022 and its 104,890 square foot space expires on December 31, 2030.

A-3-40

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover schedule at the U.S. Steel Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	6	7,628	0.3%	7,628	0.3%	$61,944	0.1%	$8.12
2021	1	100	0.0%	7,728	0.3%	$30,000	0.1%	$300.00
2022	5	46,836	2.0%	54,564	2.3%	$1,460,456	3.2%	$31.18
2023	5	9,670	0.4%	64,234	2.7%	$392,417	0.8%	$40.58
2024	7	58,264	2.5%	122,498	5.2%	$1,743,864	3.8%	$29.93
2025	8	84,184	3.6%	206,682	8.8%	$2,405,527	5.2%	$28.57
2026(3)	1	1	0.0%	206,683	8.8%	$2,250,000	4.9%	$2,250,000.00
2027	2	49,974	2.1%	256,657	11.0%	$1,390,578	3.0%	$27.83
2028	1	232,479	10.0%	489,136	20.9%	$7,379,201	16.0%	$31.74
2029	0	0	0.0%	489,136	20.9%	$0	0.0%	$0.00
2030	3	1,191,231	51.0%	1,680,367	71.9%	$28,797,509	62.4%	$24.17
2031	1	11,871	0.5%	1,692,238	72.4%	$273,033	0.6%	$23.00
Thereafter	3	18,182	0.8%	1,710,420	73.2%	$0	0.0%	$0.00
Vacant	0	625,850	26.8%	2,336,270	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	43	2,336,270	100.0%			$46,184,529	100.0%	$27.00
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	The lease of the garage tenant, Central Parking, expires in 2026.

The following table presents historical occupancy percentages at the U.S. Steel Tower Property:

Historical Occupancy

2017(1)	2018(1)	2019(1)	2020(1)	4/1/2021(2)
92.7%	89.8%	86.5%	84.6%	73.2%

(1)	Information obtained from the borrower sponsor.

(2)	Information based on the underwritten rent roll. 4/1/2021 occupancy excludes tenants expiring in 2021 that have indicated that they will not renew their leases.

A-3-41

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U.S. Steel Tower Property:

Cash Flow Analysis(1)

	2018	2019	2020	U/W	%(2)	U/W $ per SF
Base Rent	$51,358,923	$50,707,548	$50,436,795	$44,516,942	96.4%	$19.05
Rent Steps	0	0	0	819,200	1.8	0.35
Gross Potential Rent(3)	$51,358,923	$50,707,548	$50,436,795	$45,336,142	98.2%	$19.41
Recoveries	1,653,945	1,807,557	811,392	848,387	1.8	0.36
Other Income	70,560	59,521	19,685	0	0.0	0.00
Net Rental Income	$53,083,428	$52,574,626	$51,267,871	$46,184,529	100.0%	$19.77
Vacancy	0	0	0	0	0.0	0.00
Effective Gross Income	$53,083,428	$52,574,626	$51,267,871	$46,184,529	100.0%	$19.77

Real Estate Taxes	$5,398,070	$5,406,563	$5,444,786	$5,454,655	11.8	2.33
Insurance	$1,244,004	$1,400,747	$1,549,784	$1,716,914	3.7	0.73
Management Fee	$1,613,296	$1,584,824	$1,557,618	$1,000,000	2.2	0.43
Other Operating Expenses	$19,535,298	$18,833,154	$18,018,115	$19,538,980	42.3	8.36
Total Operating Expenses	$27,790,668	$27,225,288	$26,570,303	$27,710,549	60.0%	$11.86

Net Operating Income	$25,292,760	$25,349,338	$24,697,568	$18,473,980	40.0%	$7.91
Replacement Reserves	0	0	0	513,979	1.1	0.22
TI/LC	0	0	0	936,441	2.0	0.40
Net Cash Flow	$25,292,760	$25,349,338	$24,697,568	$17,023,559	36.9%	$7.29

NOI DSCR(4)	4.23x	4.24x	4.13x	3.09x
NCF DSCR(4)	4.23x	4.24x	4.13x	2.85x
NOI Debt Yield(4)	15.8%	15.8%	15.4%	11.5%
NCF Debt Yield(4)	15.8%	15.8%	15.4%	10.6%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	UW Gross Potential Rent is as of March 2021 and includes rent steps of $164,885 through May 2022 and straight lined rent of $654,315 for UPMC through the loan term.

(4)	The debt service coverage ratios and debt yields are based on the U.S. Steel Tower Senior Loans, and exclude the U.S. Steel Tower Subordinate Companion Loans and U.S. Steel Tower Mezzanine Loan.

Appraisal. The appraisal concluded to an “as-is” value as of April 8, 2021 of $381,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated April 15, 2021, there was no evidence of any recognized environmental conditions at the U.S. Steel Tower Property.

COVID-19 Update. The first debt service payment for the U.S. Steel Tower Whole Loan is due in July 2021. As of May 20, 2021 the U.S. Steel Tower Whole Loan is not subject to any forbearance, modification or debt service relief request. As of May 20, 2021, the U.S. Steel Tower Borrower has reported that the U.S. Steel Tower Property is open and operating, with 99.9% of tenants by occupied net rentable area and 99.9% of tenants by underwritten base rent having paid their full May 2021 rent payments. Three tenants (0.8% of net rentable area and 6.4% of underwritten rent) were granted rent relief. Two of the three tenants have repaid their deferred rent in full and are current on their rent payments. One of the tenants received a 6 month rent deferral and a 3 month rent abatement in exchange for an additional five years on their term.

Market Overview and Competition. The U.S. Steel Tower Property is located in Pittsburgh, Pennsylvania within the Pittsburgh office market and the central business district office submarket. Major employers in the area include Google, Uber, Highmark Inc., Walmart Inc., Carnegie Mellon University, Target Corp., Sears Holdings and FedEx Corp. The U.S. Steel Tower Property is located on Grant Street, which is in the immediate vicinity of the city and county government buildings, including the Court of Common Pleas. The Pittsburgh International Airport is located 13 miles from the City of Pittsburgh and is currently undergoing a terminal modernization program that is expected to include the buildout of a new 635,000 square foot terminal, which will include a new roadway system and is expected to add 11,000 jobs to the region. Primary access to the U.S. Steel Tower Property is provided by Interstate 376, Route 22 and Route 30. According to the appraisal, as of the fourth quarter of 2020, the Pittsburgh office market had approximately 139.6 million square feet of office space inventory, overall vacancy in the market was approximately 9.1% and asking rent was $25.23 per square foot. According to the appraisal, as of the fourth quarter of 2020, the central business district office submarket had approximately 33.5 million square feet of office space inventory, overall vacancy in the market was approximately 12.7% and average asking rent was $26.50 per square foot. According to the appraisal, the 2020 estimated population within Pittsburgh, Pennsylvania was 2,314,800. The 2020 estimated median household income within Pittsburgh, Pennsylvania was $66,000.

A-3-42

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the appraisal’s market rent conclusion for the U.S. Steel Tower Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Contract Rent Increase Projection
Storage	$12.00	7	Gross	None
Central Parking	$175,000.00	10	Gross	None
Office - Mid-Rise	$25.00	7	Full Service	$0.50/SF a Year
Office - High Rise	$28.50	7	Full Service	$0.50/SF a Year
Office - Flr 62	$34.00	7	Full Service	$0.50/SF a Year
Retail Lobby	$40.00	7	Full Service	$0.50/SF a Year
U.S. Steel - Mid Rise	$27.00	7	Full Service	$0.50/SF a Year
Retail Concourse	$30.00	7	Full Service	$0.50/SF a Year

Source: Appraisal.

The following table presents comparable office leases with respect to the U.S. Steel Tower Property:

Comparable Office Lease Summary

Property/Location	Tenant Name	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
One Oxford Centre 301 Grant Street Pittsburgh, PA	Price Waterhouse Coopers	10.5	11,871	Dec. 2021	$35.00	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	Lewis Brisbois	7.5	9,814	Aug. 2021	$31.00	Base-Year Stop
The Oliver Building 535 Smithfield Street Pittsburgh, PA	The Hawthorne Group	10	5,874	Jan. 2021	$24.00	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	RBC Capital Markets	6.8	9,678	Oct. 2020	$32.50	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	Morgan Stanley	7.0	28,203	Apr. 2020	$32.00	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	CoStar, Inc	5.3	4,665	Dec. 2019	$32.24	Base-Year Stop
11 Stanwix 11 Stanwix Street Pittsburgh, PA	Aetna	1.0	7,733	Aug. 2019	$34.20	Base-Year Stop
District Fifteen 1501 Smallman Street Pittsburgh, PA	Facebook	10.5	101,193	Jun. 2019	$29.39	Base-Year Stop

Source: Appraisal.

Escrows.

Real Estate Taxes – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $1,904,348 for real estate taxes, and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the U.S. Steel Tower Property (initially, $476,087).

Insurance – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $442,107 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $147,369); provided that such monthly deposits are not required so long as (i) no event of default exists, (ii) a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the U.S. Steel Tower Whole Loan documents and (iii) the U.S. Steel Tower Borrower is required to provide the lender evidence of renewal of the policies at least 10 days prior to the expiration dates of the policies, and paid receipts for the payment of insurance premiums at least 5 business days prior to the expiration date of the policies.

Replacement Reserve –The U.S. Steel Tower Whole Loan documents provide for ongoing monthly deposits of approximately $42,562 into a reserve for approved capital expenditures.

Future TI/LC Reserve – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $5,000,000 for future tenant improvements and leasing commissions, and following the first date on which funds in such reserve are less than $3,000,000, ongoing

A-3-43

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

monthly deposits of approximately $194,689 into such reserve; provided that such monthly deposits will not be required at any time that the amount on deposit in such reserve equals or exceeds $5,000,000.

Existing TI/LC Reserve - The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $5,346,747 for tenant improvements and leasing commissions payable under existing leases for eight tenants (including $4,763,703 for UPMC). As of May 25, 2021, the current balance of the Existing TI/LC Reserve is $5,016,493. Approximately $330,254 was released for tenant improvements work for the tenant Thomas, Thomas & Hafer.

Free Rent Reserve - The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $273,033 for free rent under existing leases.

Lockbox and Cash Management. The U.S. Steel Tower Whole Loan is structured with a hard lockbox and in place cash management. The U.S. Steel Tower Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of the U.S. Steel Tower Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the U.S. Steel Tower Borrower or property manager into the lockbox account within two business days of receipt. In addition, the U.S. Steel Tower Borrower is required to establish and maintain a cash management account controlled by the lender. All funds in the lockbox account are required to be swept to the cash management account on the last business day of each week and the last business day of each month, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the U.S. Steel Tower Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the future TI/LC reserve, if any as described above under “Escrows,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) provided no event of default exists under the U.S. Steel Tower Whole Loan, to pay debt service on the U.S. Steel Tower Mezzanine Loan, (vi) if no event of default and no Cash Sweep Event Period (as defined below) exists under the U.S. Steel Tower Whole Loan, if the lender has received written notice from the mezzanine lender that an event of default exists under the U.S. Steel Tower Mezzanine Loan, to pay any remaining funds to the mezzanine lender to pay amounts due under the U.S. Steel Tower Mezzanine Loan, (vii) if a Cash Sweep Event Period exists, to deposit any remainder into an excess cash flow reserve to be held as additional security for the U.S. Steel Tower Whole Loan during the continuance of such Cash Sweep Event Period and (viii) if no event of default exists under the U.S. Steel Tower Whole Loan or U.S. Steel Tower Mezzanine Loan and no Cash Sweep Event Period exists, to disburse any remainder to the U.S. Steel Tower Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the U.S. Steel Tower Whole Loan documents, and ending upon the cure, if applicable, of such event of default; or

(ii)	commencing upon the debt service coverage ratio on the U.S. Steel Tower Whole Loan falling below 1.47x at the end of any calendar quarter, and ending on the date such debt service coverage ratio equals or exceeds 1.47x for six consecutive calendar months; or

(iii)	commencing upon the combined debt service coverage ratio on the U.S. Steel Tower Whole Loan and U.S. Steel Tower Mezzanine Loan falling below 1.05x at the end of any calendar quarter, and ending on the date such combined debt service coverage ratio equals or exceeds 1.05x for six consecutive calendar months; or

(iv)	commencing upon the commencement of a Specified Tenant Trigger Period (as defined below) and ending on the expiration of such Specified Tenant Trigger Period.

“Specified Tenant Trigger Period” means a period:

(A)	commencing on any of the following;

(i)	Specified Tenant (as defined below) failing to be in actual, physical possession of, or failing to be open to the public for business in, at least 85% of its space and/or “going dark” in more than 15% of its space (provided that a Specified Tenant Trigger Period will not exist (x) in any portion of the applicable space for which the U.S. Steel Tower Borrower has provided reasonably acceptable evidence that each of the Specified Tenant Subleasing Conditions (as defined below) are satisfied or (y) to the extent that the U.S. Steel Tower Borrower provides reasonably satisfactory evidence that the applicable event is due solely to the Specified Tenant renovating its space in accordance with its lease in a commercially reasonable diligent fashion and such renovation continues for a period not to exceed 12 months);

(ii)	Specified Tenant becoming the subject of any proceeding or action relating to its bankruptcy, reorganization, liquidation, dissolution, conservatorship, receivership or other arrangement or being adjudicated bankrupt or insolvent (any event described in this clause (A)(ii), a “Specified Tenant Insolvency Event”);

(iii)	Specified Tenant failing to maintain a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each other rating agency which rates such tenant (an “Investment Grade Rating”);

(iv)	Specified Tenant vacating its space, and/or terminating or cancelling its lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and/or giving written notice that it intends to do so;

(v)	Specified Tenant failing to extend or renew its lease for a renewal period of at least five years on or prior to the earlier of (x) six months prior to its expiration date and (y) the applicable deadline for renewal under such lease; or

(vi)	Specified Tenant being in monetary or material non-monetary default pursuant to its lease (beyond applicable notice and cure periods); and

A-3-44

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

(B) expiring upon:

(i)	as to any Specified Tenant Trigger Period commenced pursuant to clause (A)(i) above, either (x) Specified Tenant being in actual, physical possession of, and being open to the public for business in, at least 85% of its space, and not being “dark” in more than 15% of its space, or (y) the U.S. Steel Tower Borrower has provided reasonably acceptable evidence that the Specified Tenant Subleasing Conditions are satisfied with respect to the applicable lease;

(ii)	as to any Specified Tenant Insolvency Event, such Specified Tenant Insolvency Event has terminated and the applicable Specified Tenant lease has been affirmed and/or assumed in a manner satisfactory to the lender in its good faith discretion;

(iii)	as to any Specified Tenant Trigger Period commenced pursuant to clause (A)(iii) above, Specified Tenant maintaining for at least two consecutive calendar quarters an Investment Grade Rating;

(iv)	as to any Specified Tenant Trigger Period commenced pursuant to clause (A)(iv) above, the lender’s receipt of reasonably acceptable evidence of (w) the U.S. Steel Tower Borrower leasing the entire space (or applicable portion) in accordance with the applicable terms and conditions of the loan documents, (x) the applicable tenant(s) under such lease(s) being in actual, physical occupancy of, and open to the public for business in, at least 85% of its leased space, (y) all contingencies to the effectiveness of such lease(s) being satisfied, including, without limitation, all leasing commissions and all tenant improvement obligations or other landlord obligations of an inducement nature have, in each case, been completed or paid in full, as applicable, and (z) with respect to each such lease, either the applicable tenant paying the full amount of the rent due or such tenant is not paying rent solely due to any ongoing free rent period in its lease and sufficient funds have been reserved with the lender to account for all such remaining free rent (the conditions set forth in the foregoing clauses (w)-(z), collectively, the “Specified Tenant Re-Tenanting Conditions”);

(v)	with regard to any Specified Tenant Trigger Period commenced pursuant to clause (A)(v) above, the applicable Specified Tenant has renewed or extended its lease in accordance with the terms thereof and of the loan documents for a renewal term of at least five years;

(vi)	with regard to any Specified Tenant Trigger Period commenced pursuant to clause (A)(vi) above, the date on which the applicable default has been cured, and no other monetary or material non-monetary default under such lease occurs for a period of three consecutive months following such cure; or

(vii)	with regard to any Specified Tenant Trigger Period, the lender’s receipt of reasonably acceptable evidence of the satisfaction of each of the Specified Tenant Re-Tenanting Conditions.

“Specified Tenant” means (i) UPMC and (ii) any other lessee(s) of the space leased to UPMC on the origination date (or any portion thereof) and any guarantors of the applicable lease(s).

“Specified Tenant Subleasing Conditions” means (i) the applicable Specified Tenant space (or portion thereof) has been demised to a subtenant pursuant to a sublease that (A) demises less than one full floor of the U.S. Steel Tower Property, and/or (B) has been reasonably approved by the lender, and/or (C) does not require the U.S. Steel Tower Borrower’s approval pursuant to the terms and conditions of the applicable lease, and/or (D) (x) were required to be reasonably approved by the U.S. Steel Tower Borrower pursuant to the applicable Specified Tenant lease, (y) were actually reasonably approved by the U.S. Steel Tower Borrower, and (z) do not release the applicable Specified Tenant from any obligations and/or other liability under the applicable lease, (ii) the applicable subtenant has accepted the entirety of its demised premises pursuant to such sublease, (iii) the applicable sublease provides for base rental rates and other economic terms which are as favorable or better than the comparable terms in the underlying Specified Tenant lease (provided that this clause (iii) will be deemed to be satisfied if the applicable Specified Tenant under the underlying lease (I) has an Investment Grade Rating and (II) remains fully liable for the full payment of rent pursuant to the underlying Specified Tenant lease notwithstanding such sublease), (iv) the applicable subtenant (A) is paying full unabated rent pursuant to its sublease (provided that this clause (iv)(A) shall be deemed to be satisfied if the applicable Specified Tenant under the underlying Specified Tenant lease (I) has an Investment Grade Rating and (II) remains fully liable for the full payment of rent pursuant to the underlying Specified Tenant lease notwithstanding such sublease), (B) is not in monetary or material non-monetary default under its sublease, (C) is not the subject of any proceeding or action relating to its bankruptcy, reorganization, liquidation, dissolution, conservatorship, receivership or other arrangement, and (D) has not been adjudicated bankrupt or insolvent, and (v) the applicable subtenant has not sent any written notice indicating an intent to “go dark” in its premises.

Property Management. The U.S. Steel Tower Property is managed by Mack Property Management (Pennsylvania) LLC, a third-party property manager, and sub-managed by 600 Grant Property Manager L.P., an affiliate of the U.S. Steel Tower Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the U.S. Steel Tower Whole Loan, Morgan Stanley Mortgage Capital Holdings LLC funded a mezzanine loan in the amount of $45,000,000 (the “U.S. Steel Tower Mezzanine Loan”) to the holder of 100% of the equity interests in the U.S. Steel Tower Borrower, secured by a pledge of such equity interests. The U.S. Steel Tower Mezzanine Loan is coterminous with the U.S. Steel Tower Whole Loan, accrues interest at the rate of 10.50% per annum and requires interest-only payments until its maturity date. The U.S. Steel Tower Mezzanine Loan has been sold to a third party holder.

A-3-45

Office – CBD	Loan #4	Cut-off Date Balance:	$70,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

The U.S. Steel Tower total debt as of the origination date is summarized in the following table:

U.S. Steel Tower Total Debt Summary

Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$160,000,000	3.682969%	2.85x	11.5%	41.9%
Subordinate Companion Loans	$40,000,000	6.5000%	1.98x	9.2%	52.4%
Mezzanine Loan	$45,000,000	10.5000%	1.27x	7.5%	64.2%
Total Debt	$245,000,000	5.3950%	1.27x	7.5%	64.2%

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The U.S. Steel Tower Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the U.S. Steel Tower Property together with 24 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-46

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-47

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

Burlington
Burlington
Burlington
H&M
PANDA

Burlington

H&M

Burlington
target
CVS

Burlington
Burlington
Burlington
H&M

A-3-48

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

A-3-49

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

160-08 Jamaica Avenue
160-08 Jamaica Avenue
Jamaica, NY 11432
QUEENS
QUEENS COUNTY
Flushing
DOWNTOWN FLUSHING
East Flushing
Flushing Hospital
NY Presbyterian Queens Hospital
Citi Field
Arthur Ashe Stadium
Louis Armstrong Stadium
Flushing Meadows Corona Park
Kissena Corridor Park
Kissena Park GC
FLUSHING CEMETERY
MOUNT ST. MARY CEMETERY
Elmhurst
Meadow Lake
CEDAR GROVE CEMETERY
CUNY - Queens College
Kupferberg Center for the Arts
Utopia
Kew Gardens Hills
Willow Lake
St. Johns University
Queens Hospital Center
Jamaica Hills
Forest Hills
Forest Hills Stadium
MAPLE GROVE CEMETERY
Forest Park
Kew Gardens
Jamaica Hospital Center
Jamaica Colosseum Mall
Gertz Plaza Mall
CUNY - York College
Jamaica
Hollis
Richmond Hills
Ozone Park
St. Albans Community Living Ctr.
St. Albans
South Jamaica
Baisley Pond Park
Rochdale Village Shopping Center
Resorts World Casino New York City
Aqueduct Racetrack
Wakefield
Laurelton
Rosedale
JFK Training Center
John F. Kennedy International Airport
Cunningham Park
Long Island Expwy
Grand Central Pkwy
Van Wyck Expwy
Belt Pkwy
Nassau Expwy
JFK Expwy
Jamaica Ave
Hillside Ave
Union Tpke
Linden Blvd
Rockaway Blvd
Atlantic Ave
Merrick Blvd
Sutphin Blvd
Farmers Blvd
Springfield Blvd
Guy R. Brewer Blvd
Baisley Blvd
Crossbay Blvd
Lefferts Blvd
Myrtle Ave
Metropolitan Ave
Interboro Pkwy
Utopia Pkwy
Main St
164th St
Homelawn St
Midland Pkwy
Booth Memorial Ave
Kissena Blvd
46th Ave
Jewel Ave
Hollis Ave
108th St
LIRR
PATERSON
YONKERS
NEWARK
JERSEY CITY
MANHATTAN
NEW YORK CITY
BRONX
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Atlantic Ocean

A-3-50

No. 5 – 160-08 Jamaica Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$64,000,000			Property Type – Subtype:	Retail – Anchored
Cut-off Date Balance:	$64,000,000			Location:	Jamaica, NY
% of Initial Pool Balance:	6.2%			Size:	133,607 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$479.02
Borrower Sponsors:	Albert Laboz, Jason Laboz and Joseph Jody Laboz			Maturity Date Balance Per SF:	$479.02
Guarantors:	Albert Laboz, Jason Laboz and Joseph Jody Laboz			Year Built/Renovated:	1922/2019
Mortgage Rate:	3.9200%			Title Vesting:	Fee
Note Date:	May 24, 2021			Property Manager:	Self-managed
Seasoning:	0 months			Current Occupancy (As of):	97.6% (5/19/2021)
Maturity Date:	June 1, 2031			YE 2020 Occupancy(2)(3) :	NAV
IO Period:	120 months			YE 2019 Occupancy(2)(3) :	NAV
Loan Term (Original):	120 months			YE 2018 Occupancy(2)(3) :	NAV
Amortization Term (Original):	NAP			YE 2017 Occupancy(2)(3) :	NAV
Loan Amortization Type:	Interest Only			As-Is Appraised Value(3)(4)(5):	$100,500,000
Call Protection:	L(24),D(92),O(4)			As-Is Appraised Value Per SF:	$752.21
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date:	January 27, 2021
Additional Debt:	None			Underwriting and Financial Information(3)
Additional Debt Type (Balance):	NAP			YE 2020 NOI(2):	NAV
				YE 2019 NOI(2):	NAV
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				U/W Revenues:	$6,306,546
				U/W Expenses:	$1,070,715
Escrows and Reserves(1)				U/W NOI:	$5,235,831
	Initial	Monthly	Cap	U/W NCF:	$4,959,265
Taxes	$143,816	$143,816	NAP	U/W DSCR based on NOI/NCF(3):	2.06x / 1.95x
Insurance	$52,716	$4,393	NAP	U/W Debt Yield based on NOI/NCF(3):	8.2% / 7.7%
Replacement Reserve	$0	$1,670	NAP	U/W Debt Yield at Maturity based on NOI/NCF(3):	8.2% / 7.7%
TI/LC Reserve	$709,025	$0	NAP	Cut-off Date LTV Ratio(3):	63.7%
Rent Concession Reserve Funds	$798,222	$0	NAP	LTV Ratio at Maturity(3):	63.7%

Sources and Uses
Sources			Uses
Loan Amount(1)	$64,000,000	100.0%	Loan Payoff:	$50,075,393	78.2%
			Return of Equity	10,081,244	15.8
			Closing Costs	2,139,584	3.3
			Reserves	1,703,779	2.7
Total Sources	$64,000,000	100.0%	Total Uses	$64,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.

(2)	Historical NOI and occupancy information is not available because the 160-08 Jamaica Avenue Property (as defined below) was redeveloped between 2014 and 2019. The 160-08 Jamaica Avenue Property was leased up through 2020.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the 160-08 Jamaica Avenue Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 160-08 Jamaica Avenue Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The borrower has informed the lender that it has applied for an Industrial and Commercial Abatement Program (“ICAP”) tax abatement, which has not yet been received. See “The Property—Tax Abatement” below. Approximately $1,108,223 of ICAP benefits was underwritten. Excluding such ICAP benefits, the U/W DSCR based on NOI/NCF would be 1.59x and 1.48x, respectively, the U/W Debt Yield based on NOI/NCF would be 6.3% and 5.9%, respectively, and the U/W Debt Yield at Maturity based on NOI/NCF would be 6.3% and 5.9%, respectively. The Appraised Value assumes that the ICAP is in place and has a net present value of $10,930,895. If such net present value of $10,930,895 was excluded from the Appraised Value of $100,500,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 71.5%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

(5)	The Appraised Value represents the “Market Value Subject to Capital Reserve Account.” See “Appraisal” below.

The Mortgage Loan. The mortgage loan (the “160-08 Jamaica Avenue Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $64,000,000 secured by a first mortgage encumbering the fee interest in a 133,607 square foot retail property located in Jamaica, New York (the “160-08 Jamaica Avenue Property”).

A-3-51

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

The Borrower and the Borrower Sponsors. The borrower for the 160-08 Jamaica Avenue Mortgage Loan is 160 Jamaica, LLC (the “160-08 Jamaica Avenue Borrower”), a single-purpose New York limited liability company with two independent directors in its organizational structure. The non-recourse carveout guarantors and the borrower sponsors are Albert Laboz, Jason Laboz and Joseph Jody Laboz. The sole member of the 160-08 Jamaica Avenue Borrower is 160 Jamaica Member, LLC. 160 Jamaica Member, LLC is owned by Albert L. LLC (33.3%), Jason L. LLC (33.3%) and Jody L. LLC (33.3%), which in turn are owned by family trusts of the related non-recourse carveout guarantors. Albert Laboz, Jason Laboz and Joseph Jody Laboz are the principals of United American Land LLC (“UAL”). UAL is a family-owned real estate development, investment and management company based in New York City that owns and manages over 70 properties in Manhattan, Brooklyn and Queens. Albert Laboz and Jason Laboz pleaded guilty to charges of wire fraud and conspiracy, respectively in 1993. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The 160-08 Jamaica Avenue Property is a 133,607 square feet anchored retail shopping center building located on an approximately 0.77-acre site in Jamaica, New York. The 160-08 Jamaica Avenue Property was built in 1922 and was recently redeveloped at a cost of $65,000,000. The redevelopment was completed in 2019 and, as of May 19, 2021, the 160-08 Jamaica Avenue Property is 97.6% leased to Burlington Coat Factory, H&M, Target and Jollibee (which is building out its space and is not yet open for business). Burlington Coat Factory is the largest tenant and occupies a total of 70,075 square feet of leasable area (52.4% of net rentable area) encompassing half of the second floor and the entire third and fourth floors. H&M occupies most of the grade level retail space and the remainder of the second floor space. The Target space is located below grade with both elevator and escalator access from the building’s common area lobby. There is only one small vacant space (3,241 square feet) which is located at grade level, and the borrower sponsors are in discussions with a burger restaurant chain to lease that space; however, there is no assurance a lease will be entered into.

Tax Abatement. The 160-08 Jamaica Avenue Borrower has applied for an Industrial and Commercial Abatement Program tax abatement (“ICAP”) based on the recent renovation of the 160-08 Jamaica Avenue Property. The 160-08 Jamaica Avenue Borrower filed a notice with the Department of Finance of the City of New York (“NYC Finance Dept”) on September 10, 2020 certifying that all construction at the 160-08 Jamaica Avenue Property necessary to obtain the ICAP had been completed. According to a letter from the NYC Finance Dept dated May 13, 2016, the ICAP was tentatively approved by the NYC Finance Dept. Such letter states that the benefit period will commence in the first tax year after full completion of construction or renovation is finished; provided all requirements under the ICAP statute are satisfied first. According to the borrower, certain violations at the Mortgaged Property need to be cleared and removed of record in order for the ICAP to be obtained. If the violations are cleared and the ICAP is obtained, 10% of the retail space at the 160-08 Jamaica Avenue Property is expected to qualify for a 25-year ICAP and the remaining 90% of the retail space is expected to qualify for a 15-year ICAP, each of which is expected to commence in the tax year of 2021/2022. If obtained, the ICAP for the first 10% of the retail space will expire in the 2046/2047 tax year and the ICAP for the remaining 90% of the retail space will expire in the 2036/2037 tax year. If the ICAP is obtained, with respect to the first 10% of retail space, the 160-08 Jamaica Avenue Borrower is expected to be provided a 100% exemption from any increases in the 160-08 Jamaica Avenue Property’s real estate taxes for the first 16 years, with such exemption being phased out by 10% every year thereafter. With respect to the remaining 90% of the retail space, if the ICAP is obtained, the 160-08 Jamaica Avenue Borrower is expected to be provided a 100% exemption from any increases in the 160-08 Jamaica Avenue Property’s real estate taxes for the first 11 years, with such exemption being phased out by 20% every year thereafter. According to the related appraisal, if the ICAP is obtained it would result in an estimated annual tax savings of $1,148,776, subject to the phase outs described above. We cannot assure you that the ICAP will be obtained. The 160-08 Jamaica Avenue Mortgage Loan documents provide for full recourse to the non-recourse carveout guarantors until such time as the ICAP is obtained. We cannot assure you that the non-recourse carveout guarantors will have the resources to, or will, satisfy any such recourse obligations. The 160-08 Jamaica Avenue Mortgage Loan was underwritten assuming the ICAP is in place.

Occupancy Certificate. The 160-08 Jamaica Avenue Mortgaged Property previously operated under a temporary certificate of occupancy, which expired in November 2020. According to the 160-08 Jamaica Avenue Borrower, the New York City Department of Buildings inspection needed to obtain a renewal temporary certificate of occupancy took place in May 2021. A renewal certificate of occupancy was obtained on June 10, 2021.

Major Tenants.

Burlington Coat Factory (70,075 square feet, 52.4% of net rentable area, 44.3% of underwritten rent). Burlington Coat Factory, headquartered in New Jersey, is a national retailer and Fortune 500 company. The company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys and coats. As of December 31, 2019, the company operated 727 stores in 45 states and Puerto Rico. Burlington Coat Factory leases space on three floors including a portion of the second floor, the entire third floor and the entire fourth floor pursuant to a 15-year lease. The tenant has been at the 160-08 Jamaica Avenue Property since 2018, has a lease expiration of November 5, 2033 and has three, five-year renewal options remaining.

H&M (34,490 square feet, 25.8% of net rentable area, 33.2% of underwritten rent). H&M is a Swedish multinational clothing-retail company known for its fast-fashion clothing for men, women, teenagers and children. H&M and its associated companies operate over 5,000 stores and as of 2019 employed approximately 126,000 people. H&M leases the majority of the grade level retail space (19,060 square feet), a portion of the second floor space (14,288 square feet), basement space (182 square feet) and its loading dock (960 square feet) pursuant to a 15-year lease. The tenant has been at the 160-08 Jamaica Avenue Property since 2019, has a lease expiration of January 16, 2034 and has three, five-year renewal options remaining. If H&M’s gross sales for the sixth full lease year of the term (which sixth lease year ends on January 17, 2025) and the 10th full lease year of the term (which 10th lease year ends on January 17, 2029) do not equal or exceed $12 million and $15 million, respectively, H&M may terminate the lease by giving written

A-3-52

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

notice of termination to the landlord within 180 days after the end of such lease year, which termination will be effective as of the end of the seventh and 11th lease year, respectively. H&M is required to pay the landlord a termination fee no later than 30 days prior to the effective date of the termination.

Target (22,761 square feet, 17.0% of net rentable area, 14.4% of underwritten rent). Target is an American retail corporation headquartered in Minneapolis, Minnesota. Target currently operates 1,904 retail stores across the country and employs upwards of 350,000 people. Target leases space located below grade that is accessed from the common area lobby by elevators and escalators pursuant to a 10-year lease dated October 18, 2019. Target has taken possession of its space and rent has commenced. The tenant has a lease expiration of June 30, 2030 and has four, five-year renewal options remaining.

Jollibee (3,040 square feet, 2.3% of net rentable area, 8.1% of underwritten rent). Jollibee is a Filipino multinational chain of fast food restaurants owned by Jollibee Foods Corporation. As of May 2019, Jollibee operates over 1,300 stores, 1,150 of which are in the Philippines and 234 of which are situated in markets outside the Philippines. Jollibee leases a small space located at grade level pursuant to a 10-year lease. The lease commenced on September 9, 2020. Jollibee has accepted and is occupying its entire space, but is building out its space and has not yet opened for business. Jollibee’s plans to build out its space were approved by the landlord on October 2, 2020 and Jollibee filed its plans with the New York City Department of Buildings (“DOB”) on December 3, 2020. The DOB approved Jollibee’s plans on January 14, 2021. The rent commencement date is the earlier of (i) 180 days after the approval of the tenant’s plans by the DOB and (ii) the date the tenant opens for business.

The below table presents certain information relating to the major tenants at the 160-08 Jamaica Avenue Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Renewal Options	Term. Option (Y/N)
Burlington Coat Factory	NR/NR/BB	70,075	52.4%	$35.68	$2,500,000	44.3%	11/5/2033	3 x 5 year	N
H&M(3)	NR/NR/BBB	34,490	25.8%	$54.30	$1,872,720	33.2%	1/16/2034	3 x 5 year	Y
Target	A-/A2/A	22,761	17.0%	$35.70	$812,568	14.4%	6/30/2030	4 x 5 year	N
Jollibee(4)	NR/NR/NR	3,040	2.3%	$150.00	$456,000	8.1%	12/31/2029	None	N
Subtotal/Wtd. Avg.		130,366	97.6%	$43.27	$5,641,288	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral		130,366	97.6%	$43.27	$5,641,288	100.0%

Vacant Space		3,241	2.4%

Collateral Total		133,607	100.0%

(1)	Information is based on the underwritten rent roll as of May 19, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	If H&M’s gross sales for the sixth full lease year of the term (which ends on January 17, 2025) and the 10th full lease year of the term (which ends on January 17, 2029) do not equal or exceed $12 million and $15 million, respectively, H&M may terminate the lease by giving written notice of termination to the landlord within 180 days after the end of such lease year, which termination will be effective as of the end of the seventh and 11th lease year, respectively. H&M is required to pay the landlord a termination fee no later than 30 days prior to the effective date of the termination.

(4)	Jollibee is building out its space and is not yet open for business. Jollibee’s rent commencement date is the earlier of (i) 180 days after the approval of the tenant’s building plans by the DOB (which occurred on January 14, 2021) and (ii) the date the tenant opens for business.

A-3-53

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to the lease rollover schedule at the 160-08 Jamaica Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	3,040	2.3%	3,040	2.3%	$456,000	8.1%	$150.00
2030	1	22,761	17.0%	25,801	19.3%	$812,568	14.4%	$35.70
2031	0	0	0.0%	25,801	19.3%	$0	0.0%	$0.00
Thereafter	2	104,565	78.3%	130,366	97.6%	$4,372,720	77.5%	$41.82
Vacant	0	3,241	2.4%	133,607	100.0%	$0	0.0%	$0.00
Total(3)	4	133,607	100.0%			$5,641,288	100.0%	$43.27
(1)	Information is based on the underwritten rent roll as of May 19, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total Annual U/W Base Rent per square foot excludes vacant space.

The following table presents historical occupancy percentages at the 160-08 Jamaica Avenue Property:

Historical Occupancy

2017(1)	2018(1)	2019(1)	2020(1)	5/19/2021(2)
NAV	NAV	NAV	NAV	97.6%
(1)	Historical occupancy information is not available because the 160-08 Jamaica Avenue Property was redeveloped between 2014 and 2019.

(2)	Information based on the underwritten rent roll.

A-3-54

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 160-08 Jamaica Avenue Property:

Cash Flow Analysis(1)(2)

	U/W	% (3)	U/W $ per SF
Base Rent	$6,052,024	89.1%	$45.30
Rent Steps	36,720	0.5	0.27
SL Rent	38,694	0.6	0.29
Gross Potential Rent(4)	$6,127,438	90.2%	$45.86
Recoveries	665,258	9.8	4.98
Other Income	0	0.0	0.00
Net Rental Income	$6,792,696	100.0%	$50.84
Vacancy	(486,150)	(7.9)	(3.64)
Effective Gross Income	$6,306,546	92.8%	$47.20

Real Estate Taxes(5)	617,567	9.8	4.62
Insurance	61,492	1.0	0.46
Management Fee	188,036	3.0	1.41
Other Operating Expenses	203,620	3.2	1.52
Total Operating Expenses	$1,070,715	17.0%	$8.01

Net Operating Income	$5,235,831	83.0%	$39.19
Replacement Reserves	20,041	0.3	0.15
TI/LC	256,525	4.1	1.92
Net Cash Flow	$4,959,265	78.6%	$37.12

NOI DSCR	2.06x
NCF DSCR	1.95x
NOI Debt Yield	8.2%
NCF Debt Yield	7.7%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Historical NOI and occupancy information is not available because the 160-08 Jamaica Avenue Property was redeveloped between 2014 and 2019.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	UW Gross Potential Rent is based on the underwritten rent roll dated May 19, 2021.

(5)	Real Estate Taxes were underwritten assuming the ICAP is in place.

Appraisal. The appraiser concluded to a “Market Value Subject to Capital Reserve Account” Appraised Value as of January 27, 2021 of $100,500,000, which assumed that the then-remaining tenant improvements and free rent associated with the Target and H&M spaces, totaling $1,550,000, would be placed in an escrow account that would transfer with the real estate. The “as-is” market value without such assumption is $99,100,000. At origination, $569,025 was reserved for tenant improvements and leasing commissions for Target and $722,222 was reserved for rent credit for H&M. In addition, the Appraised Value assumes that the ICAP is in place and has a net present value of $10,930,895. If such net present value of $10,930,895 was excluded from the Appraised Value of $100,500,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 71.5%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

Environmental Matters. According to the Phase I environmental site assessment dated February 2, 2021, there was no evidence of any recognized environmental conditions at the 160-08 Jamaica Avenue Property.

COVID-19 Update. The 160-08 Jamaica Avenue Mortgage Loan was originated on May 24, 2021, and the first due date is in July 2021. As of May 24, 2021, the 160-08 Jamaica Avenue Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of May 24, 2021, the 160-08 Jamaica Avenue Borrower has reported that the 160-08 Jamaica Avenue Property is open and operating, with 100.0% of tenants by occupied net rentable area and 100.0% of tenants by underwritten base rent having paid their full May 2021 rent payments. No tenants requested rent relief.

Market Overview and Competition. The 160-08 Jamaica Avenue Property is located in Jamaica, New York, within the South Queens submarket of the Queens retail market. According to the appraisal, as of the fourth quarter of 2020, the South Queens submarket had approximately 16.2 million square feet of retail space inventory, overall vacancy in the market was approximately 5.4% and asking rent was $42.57 per square foot. According to the appraisal, as of the fourth quarter of 2020, the Queens retail market had

A-3-55

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

approximately 75.5 million square feet of retail space inventory, overall vacancy was approximately 3.9% and asking rent was $47.01 per square foot. Primary access to the 160-08 Jamaica Avenue Property is provided via the Van Wyck Expressway which is approximately three-quarters of a mile west of the 160-08 Jamaica Avenue Property. The Grand Central Parkway, another major commercial route, is located approximately 1.0 mile to the north. Transportation to and from Manhattan is provided by the New York City subway system. Jamaica Station, located a half mile west of the 160-08 Jamaica Avenue Property, is the central transfer point of the Long Island Railroad, which provides commuter rail service between Midtown Manhattan, Brooklyn, Queens and the rest of Long Island. There is also access to Air Tran, which provides direct access to JFK Airport. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the 160-08 Jamaica Avenue Property was 108,759, 651,061 and 1,580,971, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the 160-08 Jamaica Avenue Property was $74,040, $94,814 and $93,048, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 160-08 Jamaica Avenue Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Lease Type (Reimbursements)
Anchor Retail Space	$35.00	120	3.0% per annum	NNN
In Line Retail Space	$150.00	120	3.0% per annum	Modified Gross
H&M Retail Space	$50.00	120	3.0% per annum	NNN

Source: Appraisal.

The following table presents comparable anchor retail leases with respect to the 160-08 Jamaica Avenue Property:

Comparable Retail Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
160-08 Jamaica Avenue (subject) Jamaica, NY	1922	133,607	Burlington Coat Factory H&M	70,075 34,490	11/6/2018 1/17/2019	$35.68 $54.30	Modified Gross Modified Gross
22-11 31st Street	2022	94,223	Target Corporation	46,351	10/1/2022	$33.78	NNN
96-05 Queens Boulevard	1996	342,869	Ikea	115,000	10/1/2020	$40.00	NNN
8973 Bay Parkway	1957	298,470	Target	88,000	8/1/2020	$42.67	NNN
625 Atlantic Avenue	1996	394,216	Dave & Buster’s	40,213	6/1/2020	$50.00	NNN
5200 Kings Highway	2018	78,500	Target	49,900	4/1/2018	$35.00	NNN

Source: Appraisal and underwritten rent roll.

The following table presents recent leasing data for comparable in-line retail leases with respect to the 160-08 Jamaica Avenue Property:

Comparable Retail Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
160-08 Jamaica Avenue (subject) Jamaica, NY	1922	133,607	Jollibee	3,040	(1)	$150.00	Modified Gross
22-11 31st Street	2022	94,223	Bank of America	4,328	11/1/2022	$151.38	Modified Gross
8801 Queens Blvd.	2001	223,068	Chipotle	2,250	2/1/2021	$125.00	NNN
161-21 Jamaica Avenue	1938	48,464	Healthcare related	3,000	1/1/2020	$112.00	Modified Gross
77-02 Roosevelt Avenue	1986	10,340	Ana Ayala Salon	730	12/1/2018	$164.38	Modified Gross
90-50 Sutphin Boulevard	1931	4,356	City Talk	400	2/1/2018	$175.00	Modified Gross

Source: Appraisal and underwritten rent roll.

(1)	Jollibee is building out its space and is not yet open for business. Jollibee’s rent commencement date is the earlier of (i) 180 days after the approval of the tenant’s building plans by the DOB (which occurred on January 14, 2021) and (ii) the date the tenant opens for business.

A-3-56

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

Escrows.

Taxes – The 160-08 Jamaica Avenue Mortgage Loan documents provide for an upfront reserve of $143,816 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $143,816).

Insurance – The 160-08 Jamaica Avenue Mortgage Loan documents provide for an upfront reserve of $52,716 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially $4,393); provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the 160-08 Jamaica Avenue Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 160-08 Jamaica Avenue Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Replacement Reserve – The 160-08 Jamaica Avenue Mortgage Loan documents provide for ongoing monthly deposits of approximately $1,670 into a reserve for approved capital expenditures.

TI/LC Reserve – The 160-08 Jamaica Avenue Mortgage Loan documents provide for an upfront reserve of approximately $709,025 for outstanding tenant improvement and leasing commission costs incurred by the 160-08 Jamaica Avenue Borrower with respect to the leases for the tenants Jollibee and Target.

Rent Concession Reserve Funds – The 160-08 Jamaica Avenue Mortgage Loan documents provide for an upfront reserve of approximately $722,222 for the H&M tenant and $76,000 for the Jollibee tenant for outstanding rent credits and/or gap rent as of the origination date.

Lockbox and Cash Management. The 160-08 Jamaica Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. The 160-08 Jamaica Avenue Borrower is required to direct all tenants to deposit rents directly into the lockbox account, and to deposit any rents received by the 160-08 Jamaica Avenue Borrower or the property manager into such account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period (defined below), the lender is required to establish, and the 160-08 Jamaica Avenue Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the 160-08 Jamaica Avenue Mortgage Loan documents has occurred or is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows” (ii) to pay debt service on the 160-08 Jamaica Avenue Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the 160-08 Jamaica Avenue Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the 160-08 Jamaica Avenue Borrower.

“Cash Sweep Event Period” means a period:

(i)	Commencing upon an event of default under the 160-08 Jamaica Avenue Mortgage Loan documents and ending upon the acceptance by the lender (in its sole discretion) of a cure of such event of default,
(ii)	Commencing upon the occurrence of a DSCR Event (defined below), and ending upon either (x) a DSCR Cure (defined below), or (y) the 160-08 Jamaica Avenue Borrower prepays the 160-08 Jamaica Avenue Mortgage Loan in the minimum amount sufficient to achieve a DSCR Cure, subject to, if prior to the open period, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, or (z) the 160-08 Jamaica Avenue Borrower deposits with the lender cash or a letter of credit in the minimum amount sufficient to achieve a DSCR Cure, which cash or letter of credit is required to be returned to the 160-08 Jamaica Avenue Borrower at such time as a DSCR Cure occurs without giving effect to such cash or letter of credit,
(iii)	Commencing upon the occurrence of a Critical Tenant Lease Expiration Event (defined below), and ending upon either (A) Critical Tenant (defined below) has renewed or extended its lease on terms and conditions set forth in the Critical Tenant Lease (defined below) or otherwise as reasonably approved by the lender or (B) the entirety of the Critical Tenant Space (defined below) is re-leased to a replacement tenant pursuant to a replacement lease and the 160-08 Jamaica Avenue Borrower delivers to the lender a tenant estoppel certificate from such replacement tenant in form and substance reasonably acceptable to the lender stating that such replacement tenant is in occupancy of its space, open for business and paying full unabated rent (a “Retenanting Cure”), or (C) if such Critical Tenant Lease Expiration Event has also caused a DSCR Event, cash or a letter of credit in the minimum amount sufficient to achieve a debt service coverage ratio equal to the debt service coverage ratio prior to the occurrence of the Critical Tenant Lease Expiration Event are delivered to the lender, to be held by it until a cure is effected as provided in (A) or (B) above,
(iv)	Commencing upon the occurrence of a Critical Tenant Bankruptcy Event (defined below), and ending upon either (i) (A) the Critical Tenant Lease has been affirmed in bankruptcy or (B) such proceeding is discharged or dismissed and, in the case of either (A) or (B), the Critical Tenant is open for business in the entirety of the Critical Tenant Space as evidenced by a tenant estoppel certificate from Critical Tenant in form and substance reasonably acceptable to the lender stating that Critical Tenant is in occupancy, open for business and paying full contractual rent or (ii) a Retenanting Cure, or (iii)

A-3-57

Retail – Anchored	Loan #5	Cut-off Date Balance:	$64,000,000
160-08 Jamaica Avenue	160-08 Jamaica Avenue	Cut-off Date LTV:	63.7%
Jamaica, NY 11432		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.2%

if such Critical Tenant Bankruptcy Event has also caused a DSCR Event, cash or a letter of credit in the minimum amount sufficient to achieve a debt service coverage ratio equal to the debt service coverage ratio prior to the occurrence of the Critical Tenant Bankruptcy Event are delivered to the lender, to be held by it until a cure is effected as provided in (i) or (ii) above,

(v)	Commencing upon the occurrence of a Critical Tenant Vacancy Event (defined below), and ending when one of the following has occurred (i) Critical Tenant is open for business in the entirety of the Critical Tenant Space as evidenced by a tenant estoppel certificate from Critical Tenant in form and substance reasonably acceptable to the lender stating that Critical Tenant is in occupancy, open for business and paying full contractual rent or (ii) a Retenanting Cure.

“DSCR Event” means the debt service coverage ratio on the 160-08 Jamaica Avenue Mortgage Loan (assuming a 30 year amortization schedule) is less than 1.20x at the end of any calendar quarter based upon the trailing 6 months’ operating statement and current in-place rent roll.

“DSCR Cure” means the debt service coverage ratio on the 160-08 Jamaica Avenue Mortgage Loan (assuming a 30 year amortization schedule) is at least 1.20x for the immediately preceding 6 consecutive calendar months’ based upon the trailing 6 months’ operating statement and current in-place rent roll.

“Critical Tenant Lease Expiration Event” means the earliest to occur of (i) the date Critical Tenant gives notice of its intention to terminate or vacate its Critical Tenant Lease or terminates or vacates its Critical Tenant Lease prior to the then applicable expiration date of such lease and (ii) the earlier of (A) the date 9 months prior to the then-applicable expiration date under its Critical Tenant Lease and (B) the last date for exercising the extension option under the Critical Tenant Lease, if Critical Tenant has not prior thereto renewed or extended its lease on terms set forth in such Critical Tenant Lease or otherwise on terms and conditions reasonably approved by the lender.

“Critical Tenant” means each of Burlington Coat Factory, H&M and any replacement tenant occupying any Critical Tenant Space after the origination date.

“Critical Tenant Space” means the space demised pursuant to any Critical Tenant Lease.

“Critical Tenant Lease” means each of the Burlington Coat Factory lease, the H&M lease and any replacement lease entered into after the origination date pursuant to which a Critical Tenant leases any Critical Tenant Space.

“Critical Tenant Bankruptcy Event” means (i) Critical Tenant terminates, cancels or rejects the Critical Tenant Lease in any bankruptcy or similar proceeding or (ii) Critical Tenant files for bankruptcy or becomes the subject of an insolvency proceeding.

“Critical Tenant Vacancy Event” means Critical Tenant has “gone dark”, completely vacated the Critical Tenant Space or otherwise discontinued its normal business operations at the Critical Tenant Space (other than a temporary cessation of business operations for reasons due to casualty, condemnation, force majeure resulting from a rule, order or regulation of Governmental Authorities, permitted renovations or necessary repairs).

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Debt. Not permitted.

Letter of Credit. None; however, the 160-08 Jamaica Avenue Borrower has the right to provide a letter of credit to avoid a Cash Sweep Event Period due to a DSCR Event, Critical Tenant Lease Expiration Event or Critical Tenant Bankruptcy Event.

Right of First Offer / Right of First Refusal. H&M has both a right of first offer and a right of first refusal to purchase the 160-08 Jamaica Avenue Property. The related lease provides that such rights are not effective against the holder of a mortgage or deed of trust on the 160-08 Jamaica Avenue Property. However, such right would be effective against any other transferee of the 160-08 Jamaica Avenue Property.

Ground Lease. None.

Terrorism Insurance. The 160-08 Jamaica Avenue Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 160-08 Jamaica Avenue Property together with business income insurance covering not less than the 12-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-58

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A-3-59

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

A-3-60

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

N
AIRPORT BLVD
Building 3
Building 1
Building 4
Building 2
Parking Structure
Amenity Building
AIRPORT BLVD

A-3-61

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

Burlingame Point
300, 307, 311, 322, 333 Airport Boulevard
Burlingame, CA 94010
San Francisco Bay
South San Francisco
San Bruno
Millbrae
Burlingame
Hillsborough
San Mateo
Foster City
Belmont
San Carlos
SAN FRANCISCO INTERNATIONAL AIRPORT
SAN CARLOS AIRPORT
Oyster Point Park
The Shops at Tanforan
Junipero Serra County Park
Green Hills Country Club
Mills Peninsula Hospital
Mills Canyon Park
Burlingame Country Club
Coyote Point County Rec Area
Seal Point Park
Mariners Point Golf Links
Bridgepointe Shopping Center
Mills Medical Health Center
Crystal Springs Golf Club
Peninsula Golf & Country Club
Hillsdale Shopping Center
College of San Mateo
Laurelwood Park
San Mateo Medical Center
Notre Dame De Namur University
Water Dog Lake Park
101
280
380
92
San Francisco
Oakland
San Jose
Daly City
Pacifica
Millbrae
San Mateo
Belmont
Redwood City
Palo Alto
Mountain View
Sunnyvale
Santa Clara
Cupertino
Campbell
Saratoga
Los Gatos
Hayward
San Leandro
Union City
Fremont
Newark
Milpitas
Dublin
Pleasanton
San Ramon
Danville
Alamo
Walnut Creek
Berkeley
Albany
Alameda
Tiburon
Mill Valley
Montara
Half Moon Bay
San Gregorio
Pescadero
PACIFIC OCEAN

A-3-62

No. 6 – Burlingame Point

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000			Property Type – Subtype:	Office – Suburban
Cut-off Date Balance(1):	$60,000,000			Location:	Burlingame, CA
% of Initial Pool Balance:	5.8%			Size:	805,118 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$471.98
Borrower Sponsor:	Kylli Inc.			Maturity Date Balance Per SF(1):	$471.98
Guarantor:	Kylli Inc.			Year Built/Renovated:	2021/NAP
Mortgage Rate:	3.01680%			Title Vesting:	Fee
Note Date:	April 1, 2021			Property Manager:	Self-managed
Seasoning:	2 months			Current Occupancy (As of):	100.0% (6/1/2021)
Anticipated Repayment Date:	July 6, 2030			YE 2020 Occupancy(5):	NAP
Final Maturity Date:	January 6, 2033			YE 2019 Occupancy(5):	NAP
IO Period:	111 months			YE 2018 Occupancy(5):	NAP
Loan Term (Original):	111 months			YE 2017 Occupancy(5):	NAP
Amortization Term (Original):	NAP			As-Stabilized Appraised Value(6):	$1,000,000,000
Loan Amortization Type:	Interest Only, Amortizing ARD			As-Stabilized Appraised Value Per SF(6):	$1,242.05
Call Protection(2):	L(26),D(79),O(6)			As-Stabilized Appraisal Valuation Date(6):	January 14, 2021
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt(3):	Yes			TTM NOI(5):	NAP
Additional Debt Type (Balance) (3):	Pari Passu ($320,000,000); Subordinate ($240,000,000); Mezzanine ($130,000,000)			YE 2020 NOI(5):	NAP
				YE 2019 NOI(5):	NAP
				YE 2018 NOI(5):	NAP
				U/W Revenues:	$66,137,945
				U/W Expenses:	$10,736,605
Escrows and Reserves(4)				U/W NOI:	$55,401,340
	Initial	Monthly	Cap	U/W NCF:	$54,867,037
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.77x / 4.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	14.6% / 14.4%
Ground Rent	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.6% / 14.4%
Unfunded Obligations	$122,730,124	Springing	NAP	Cut-off Date LTV Ratio(1):	38.0%
Replacement Reserve	$0	Springing	$32,205	LTV Ratio at Maturity(1):	38.0%
TI/LC Reserve	$0	Springing	NAP
Excess Cash Flow Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Senior loan amount	$380,000,000	50.7%	Loan payoff	$450,379,085	60.1%
Subordinate loan amount	240,000,000	32.0	Return of equity	147,883,238	19.7
Mezzanine loan amount	130,000,000	17.3	Upfront reserves	122,730,124	16.4
			Closing costs	29,007,553	3.9
Total Sources	$750,000,000	100.0%	Total Uses	$750,000,000	100.0%

(1)	The Burlingame Point Mortgage Loan (as defined below) is part of the Burlingame Point Senior Loan (as defined below), which is part of the Burlingame Point Whole Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W Debt Yield based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Burlingame Point Senior Loan. See “Burlingame Point Total Debt Capital Structure” table below for metrics based on the Burlingame Point Whole Loan.

(2)	The Burlingame Point Whole Loan may be defeased in whole (but not in part) at any time after the earlier of (i) April 1, 2024 and (ii) the first payment date following the second anniversary of the closing date of the securitization that includes the last note of the Burlingame Point Whole Loan to be securitized, but prior to the ARD Period. The assumed lockout period of 26 months is based on the scheduled closing date of this transaction in June 2021.

(3)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Burlingame Point Property (as defined below) was built in 2021; therefore, historical occupancy and operating statements are not applicable.

(6)	Represents the “Hypothetical As If Stabilized” appraised value of $1,000,000,000, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as building 3, building 4 and the amenity space is February 1, 2021. The appraisal also concluded to an “as-is” appraised value of $900,000,000, and the loan-to-value ratios based on such appraised value are 42.2% and 68.9% for the Burlingame Point Senior Loan and the Burlingame Point Whole Loan, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000.

A-3-63

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

The Mortgage Loan. The mortgage loan (the “Burlingame Point Mortgage Loan”) is part of a whole loan (the “Burlingame Point Whole Loan”) comprised of 18 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $380,000,000 (the “Burlingame Point Senior Loan”) and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $240,000,000 (the “Burlingame Point Subordinate Loan”). The Burlingame Point Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $620,000,000 and is secured by a first deed of trust encumbering the borrower’s fee interest in an office complex located in Burlingame, California (the “Burlingame Point Property”). The Burlingame Point Mortgage Loan (evidenced by non-controlling note A-1-C-1), having an outstanding principal balance as of the Cut-off Date of $60,000,000, is being contributed to this transaction. The Burlingame Point Subordinate Loan will not be an asset of the Issuing Entity.

The Burlingame Point Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and JPMorgan Chase Bank, National Association (“JPMCB”) on April 1, 2021; and the note representing the Burlingame Point Mortgage Loan was acquired by Wells Fargo Bank, National Association from GSBI on June 3, 2021. The Burlingame Point Whole Loan is structured with an Anticipated Repayment Date (“ARD”) on July 6, 2030 and a scheduled maturity date on January 6, 2033 (the “Final Maturity Date”). The Burlingame Point Whole Loan has an interest rate per annum of (i) prior to the ARD, 3.01680% (the “Initial Interest Rate”) and (ii) from and after the ARD (the “ARD Period”), 200 basis points plus the greater of (x) the Initial Interest Rate and (y) the Swap Rate (as defined in the loan documents) as of the ARD plus 135 basis points, as determined by the lender in good faith (the “Adjusted Interest Rate”); provided that if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Adjusted Interest Rate will be limited to the maximum rate permitted by applicable law. The borrower sponsor utilized the proceeds of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan (as defined below in “Subordinate and Mezzanine Indebtedness”) to refinance existing debt on the Burlingame Point Property, fund upfront reserves, return equity to the borrower sponsor and pay loan origination costs.

The Burlingame Point Whole Loan had an initial term of 111 months to the ARD and has a remaining term of 109 months to the ARD as of the Cut-off Date. The Burlingame Point Whole Loan requires interest-only payments during its term until the ARD. From and after the ARD, the Burlingame Point Whole Loan will amortize on a 30-year basis at the Initial Interest Rate, with the excess interest accrued at the Adjusted Interest Rate (the “Excess Interest”) deferred until payment in full of the principal balance of the Burlingame Point Mortgage Loan. In addition, during the ARD Period, all cash flow in excess of the monthly debt service payment, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan.

The table below summarizes the promissory notes that comprise the Burlingame Point Whole Loan. The relationship between the holders of the Burlingame Point Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Burlingame Point Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$10,000,000	$10,000,000	BGME 2021-VR	Yes
A-2, A-3	$10,000,000	$10,000,000	BGME 2021-VR	No
A-1-C-1	$60,000,000	$60,000,000	BANK 2021-BNK34	No
A-1-C-2, A-2-C-1, A-2-C-5, A-3-C-1, A-3-C-5	$120,000,000	$120,000,000	Benchmark 2021-B25	No

A-1-C-3, A-2-C-2, A-3-C-2, A-3-C-4	$96,000,000	$96,000,000	Benchmark 2021-B26	No

A-1-C-4, A-1-C-5	$40,000,000	$40,000,000	GSBI	No
A-2-C-3, A-2-C-4	$26,000,000	$26,000,000	DBRI	No
A-3-C-3	$18,000,000	$18,000,000	JPMCB	No
Total Senior Notes	$380,000,000	$380,000,000

Subordinate Notes
B-1, B-2, B-3	$240,000,000	$240,000,000	BGME 2021-VR	No
Total (Whole Loan)	$620,000,000	$620,000,000

A-3-64

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

The capital structure for the Burlingame Point Total Debt (as defined below) is shown below:

Burlingame Point Total Debt Capital Structure

(1)	The initial interest rate on the Burlingame Point Whole Loan is 3.01680%. The interest rate on the Burlingame Point Mezzanine Loan is 4.50000%. The assumed initial weighted average interest rate on the Burlingame Point Total Debt is 3.27388800%. “Burlingame Point Total Debt” means the aggregate principal balance of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan.

(2)	Based on the Burlingame Point Property square footage of 805,118 SF.

(3)	Based on the “Hypothetical As If Stabilized” appraised value. The appraisal also concluded an as-is appraised value of $900,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, the Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such as-is appraised value are 42.2%, 68.9% and 83.3%, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such go-dark appraised value are 52.1%, 84.9% and 102.7%, respectively.

(4)	Cumulative UW NOI / NCF Debt Yield and Cumulative UW NOI / NCF DSCR are calculated based on an U/W NOI and U/W NCF of $55,401,340 and $54,867,037, respectively.

(5)	The Burlingame Point Mezzanine Loan was funded by Athene Annuity and Life Company. The Burlingame Point Mezzanine Loan is structured with a three-year interest-only period followed by a 6.25-year fixed amortization schedule included in the mezzanine loan documents. The amortization will include a base amortization and rent step amortization component. The rent step amortization requires all future rent increases above year one to be used to pay down the Burlingame Point Mezzanine Loan, resulting in a balloon balance of zero at the maturity date. The Total Debt Underwritten NOI/NCF DSCR (x) is calculated based on the sum of (x) with respect to the Burlingame Point Whole Loan, the interest-only annual debt service and (y) with respect to the Burlingame Point Mezzanine Loan, the sum of the first 12 principal and interest payments following the initial three-year interest-only period.

(6)	Based on the “Hypothetical Market Value As If Stabilized” appraised value of $1,000,000,000, the implied Borrower Sponsor Equity contributed to the Burlingame Point Property is $250,000,000.

The Borrower and Borrower Sponsors. The borrower is Burlingame Point LLC, a Delaware limited liability company. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Burlingame Point Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the Burlingame Point Whole Loan is Kylli Inc., a wholly owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately held investment company headquartered in Shenzhen, China.

A-3-65

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

The Property. The Burlingame Point Property is made up of four Class A suburban office buildings totaling 771,626 rentable square feet, a 33,492 square foot amenity building and 2,300 on-site covered and surface parking spaces located in Burlingame, San Mateo County, California. The Burlingame Point Property is situated on 20.0 acres and was built in 2021. The Burlingame Point Property is fully leased to Facebook, Inc. (“Facebook”) and is expected to serve as the headquarters for its Oculus division. Oculus is a producer of virtual reality headsets and was acquired by Facebook in 2014 for approximately $2 billion.

Facebook has taken possession of the Burlingame Point Property, with the entire campus delivered as of April 1, 2020. The landlord’s required work with respect to the premises was completed (subject to certain ongoing punch list items) as of November 19, 2020. Facebook is currently building out its space and is not yet in occupancy. The tenant is expected to take occupancy of buildings 1 and 2 in June 2021, and temporary certificates of occupancy have been obtained for building 3, floors 3 through 8 of building 4, and the amenity building.

Facebook’s lease commenced with respect to buildings 1 and 2 on November 19, 2020 and with respect to buildings 3 and 4 and the amenity building on April 1, 2021. Facebook is currently in a free rent period, and the tenant is entitled to a rent credit in the amount of $7,731,750, which will be applied to rent starting at the expiration of the first free rent period for the project. Following the free rent periods, Facebook is expected to commence paying full rent on July 11, 2021 with respect to building 1; January 11, 2022 with respect to building 2; May 8, 2022 with respect to building 3; November 7, 2022 with respect to building 4; and November 7, 2021 with respect to the amenity space, subject to the application of the rent credit. We cannot assure you Facebook will begin paying rent as expected or at all.

Facebook has no contraction or termination options during the initial lease term (other than for casualty or condemnation and with respect to a certain space of up to 2,000 square feet). Facebook has the right to reduce the leased space upon renewal so long as it will continue to lease at least certain minimum space (i.e., Facebook must occupy at least buildings 1 and 2 or buildings 3 and 4, in addition to any other buildings at the premises, and may include the amenity space). In addition, Facebook recently announced plans to expand its work from home policy to allow a significant portion of its employees to work from home permanently, even after the COVID-19 pandemic subsides. We cannot assure you that Facebook’s buildout will be completed or that each leased space will be occupied, or that rent will commence as expected or at all.

COVID-19 Update. As of May 14, 2021, the Burlingame Point Whole Loan is not subject to any modification or forbearance request. Rent has not yet commenced on the sole tenant’s lease.

The following table presents certain information relating to the tenancy at the Burlingame Point Property:

Sole Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Sole Tenant
Facebook(1)	NR/NR/NR	805,118	100.0%	$58.09	$46,769,305	100.0%	1/31/2033	2, 8-year	N
Occupied Collateral Total		805,118	100.0%	$58.09	$46,769,305	100.0%

Vacant Space		0	0.0%

Collateral Total		805,118	100.0%

(1)	Facebook is currently in a free rent period with an expected rent commencement date of July 11, 2021 with respect to building 1; January 11, 2022 with respect to building 2; May 8, 2022 with respect to building 3; November 7, 2022 with respect to building 4; and November 7, 2021 with respect to the amenity space. Following the termination of the rent abatement periods, Facebook has a rent credit of $7,731,750. We cannot assure you rent will commence as expected or at all.

A-3-66

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

The following table presents certain information relating to the lease rollover schedule at the Burlingame Point Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	805,118	100.0%	805,118	100.0%	$46,769,305	100.0%	$58.09
Vacant	0	0	0%	805,118	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	805,118	100.0%			$46,769,305	100.0%	$58.09

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Burlingame Point Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/1/2021(2)
NAP	NAP	NAP	NAP	100.0%

(1)	The Burlingame Point Property was built in 2021.

(2)	Information obtained from the underwritten rent roll.

A-3-67

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Burlingame Point Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$46,769,305	69.0%	$58.09
Contractual Rent Steps(3)	11,223,337	16.6	13.94
Gross Potential Rent	$57,992,642	85.6%	$72.03
Expense Reimbursements	9,766,869	14.4	12.13
Net Rental Income	$67,759,510	100.0%	$84.16
(Vacancy & Credit Loss)(4)	(1,621,565)	(2.4)	(2.01)
Effective Gross Income	$66,137,945	97.6%	$82.15

Total Operating Expenses	$10,736,605	16.2%	$13.34

Net Operating Income	$55,401,340	83.8%	$68.81
Replacement Reserves	161,024	0.2	0.20
TI/LC	373,279	0.6	0.46
Net Cash Flow	$54,867,037	83.0%	$68.15

NOI DSCR(5)	4.77x
NCF DSCR(5)	4.72x
NOI Debt Yield(5)	14.6%
NCF Debt Yield(5)	14.4%

(1)	Prior historical operating statements are not applicable, as the Burlingame Point Property was built in 2021.

(2)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.

(3)	The Contractual Rent Steps reflect the present value of contractual rent steps through December 2032.

(4)	The underwritten economic vacancy is 2.4%. The Burlingame Point Property was 100.0% leased as of June 1, 2021.

(5)	Metrics shown are based on the Burlingame Point Senior Loan.

Appraisal. According to the appraisal, the Burlingame Point Property had a “Hypothetical As If Stabilized” appraised value of $1,000,000,000 as of January 14, 2021, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as building 3, building 4 and the amenity space is February 1, 2021. The appraisal also concluded to an “as-is” appraised value of $900,000,000. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated January 20, 2021, there was no evidence of any recognized environmental conditions at the Burlingame Point Property.

Market Overview and Competition. The Burlingame Point Property is located in Burlingame, San Mateo County, California. California Route 92 and U.S. Route 101 provide access to the Burlingame Point Property from the greater San Francisco metro area. The Burlingame Point Property has nearby access to public transportation such as buses. The nearest bus stop is located at Airport/Bayview, which is within a five-minute walk from the Burlingame Point Property. The nearest commercial airport is San Francisco International Airport, which is approximately 5.2 miles from the Burlingame Point Property.

According to the appraisal, the Burlingame Point Property is situated within the Burlingame submarket of the Mid-Peninsula metro area. As of the third quarter of 2020, the submarket reported total inventory of approximately 1.9 million square feet with a 20.2% vacancy rate and average asking rent of $67.20 per square foot. As of the same period, the submarket reported inventory under construction of 998,491 square feet. The appraiser concluded to a market rent of $61.20 per square foot for the Burlingame Point Property.

A-3-68

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Burlingame Point Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$61.20
Lease Term (Years)	10
Lease Type (Reimbursements)	Triple Net
Rent Increase Projection	3.0%/year

(1)	Information obtained from the appraisal.

Escrows.

Tax Reserve - On each payment date during the continuance of a Burlingame Point Trigger Period (as defined below) or the ARD Period, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next 12-month period.

Insurance Reserve - On each payment date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next 12-month period.

Ground Rents - On each payment date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12th of the ground rents due under the municipal lease with the State of California acting through the State Lands Commission (see “Municipal Lease” below) that the lender reasonably estimates will be payable during the next 12 months.

Unfunded Obligations - At loan origination, the borrower deposited $122,730,124 into a reserve for certain unfunded obligations, including rent abatement and credits, tenant improvements, property taxes and general contractor costs and retainage.

For so long as the amount of unfunded obligations is greater than zero, the unfunded obligations reserve shall be maintained by the lender. The borrower is permitted, at its option, to deposit amounts into such reserve for purposes including those set forth in the definition of Burlingame Point Trigger Period (Level 2) (as defined below) or any free rent under a replacement lease.

Capital Expenditures Reserve - On each payment date during the continuance of a Burlingame Point Trigger Period or during the ARD Period, if and to the extent the amount on deposit therein is less than $32,205, the borrower is required to fund a capital expenditure reserve in the amount of $1,342.

TI/LC Reserve - On each payment date during a Burlingame Point Trigger Period or during the ARD Period, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $100,640.

Excess Cash Flow Reserve - During a Burlingame Point Trigger Period (Level 2) only, the lender is required to reserve any excess cash flow (subject to a cap of $40,255,900 (the “Cap Amount”)(as long as no event of default is continuing)) after payment of operating expenses and capital expenditures, debt service, Burlingame Point Mezzanine Loan debt service (other than Burlingame Point Mezzanine Loan principal after the ARD) and the reserves described above (“Excess Cash Flow”). Unless an event of default is continuing, but not more than once per month, the lender will make excess cash flow that has been reserved by the lender available to the borrower for payment of tenant improvements and leasing commissions in connection with a new lease or lease extension.

Lockbox and Cash Management. The Burlingame Point Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct all tenants of the Burlingame Point Property to deposit all rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Burlingame Point Property and all other money received by the borrower or the property manager with respect to the Burlingame Point Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within two business days of receipt thereof. On each business day that no Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During a Burlingame Point Trigger Period (Level 1) (as defined below), provided the ARD Period has not commenced, the lender is required to release any Excess Cash Flow to the lender under the Burlingame Point Mezzanine Loan.

During a Burlingame Point Trigger Period (Level 2) (as defined below), provided the ARD Period has not commenced, the lender is required to deposit any Excess Cash Flow to the Excess Cash Flow Reserve (subject to the Cap Amount).

During the continuance of an ARD Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan until the outstanding principal balance has been reduced to zero, then to any Excess Interest until the Excess Interest has been reduced to zero and then to any other indebtedness due under the Burlingame Point Whole Loan until the other indebtedness has been reduced to zero.

A-3-69

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

A “Burlingame Point Trigger Period” means a Burlingame Point Trigger Period (Level 1) or a Burlingame Point Trigger Period (Level 2).

A “Burlingame Point Trigger Period (Level 1)” will exist if any of the following occurs and continues: (A) Facebook goes dark with respect to, or vacates, 50% or more of the premises demised under the Facebook lease as of the loan origination date, unless the Facebook lease remains in full force and effect, no Facebook Event (as defined below) exists, and Facebook then has a market capitalization of at least $250 billion or has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies or (B) Facebook has a market capitalization of less than $100 billion, unless Facebook then has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies.

A “Burlingame Point Trigger Period (Level 2)” will exist if (i) the net operating income of the Burlingame Point Property falls below $36,639,655 determined as of the first day of any fiscal quarter, until net operating income is equal to or exceeds $36,639,655 and if the financial reports required by the loan documents have not been delivered to the lender, a Burlingame Point Trigger Period (Level 2) will be deemed to commence and continue until such reports are delivered and confirm no Burlingame Point Trigger Period (Level 2) exists, (ii) if a Facebook Event has occurred until such Facebook Event is cured or the space leased to Facebook is re-tenanted in accordance with the loan documents, the tenant has commenced paying rent and all associated costs have been paid or reserved with the lender, or (iii) if there is an event of default under the mezzanine loan, until such event of default is cured. A Burlingame Point Trigger Period (Level 2) under clause (i) will not result solely by reason of the initial free rent period under the Facebook lease.

A “Facebook Event” means the occurrence of either of the following: (i) a monetary or material non-monetary event of default under the Facebook lease beyond any applicable grace or cure period or (ii) a bankruptcy or insolvency of Facebook.

Property Management. The Burlingame Point Property is currently managed by Burlingame Point Property Management LLC, an affiliate of the borrower. Under the related loan documents, the Burlingame Point Property is required to be managed by (i) for so long as it is an affiliate of the borrower sponsor, Burlingame Point Property Management LLC, (ii) the borrower sponsor, (iii) any affiliate of the borrower sponsor, or (iv) any other property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the replacement manager is affiliated with the borrower or guarantor, delivery of a non-consolidation opinion. The lender has the right to replace, or require the borrower to replace the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Burlingame Point Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Burlingame Point Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the origination of the Burlingame Point Whole Loan, Athene Annuity and Life Company made a $130,000,000 mezzanine loan (the “Burlingame Point Mezzanine Loan”) to the sole member of the borrower, which is secured by the sole member’s ownership interest in the borrower. The maturity date of the Burlingame Point Mezzanine Loan is July 6, 2030, which is the ARD of the Burlingame Point Whole Loan. The Burlingame Point Mezzanine Loan accrues interest at a fixed per annum rate equal to 4.50000% and has a three-year interest only period, after which the Burlingame Point Mezzanine Loan amortizes on a schedule such that it fully amortizes by its maturity date. During any Burlingame Point Trigger Period, the mezzanine borrower will be required to reserve in the mezzanine-level excess cash flow reserve account all excess cash flow after payment of interest under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan, approved operating expenses, and all other sums then due and payable under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan and all required reserves under the Burlingame Point Whole Loan (including during a Burlingame Point Trigger Period (Level 2), deposits into the Burlingame Point Whole Loan Excess Cash Flow Reserve up to the Cap Amount) (“Burlingame Point Mezzanine-Level Excess Cash”). Burlingame Point Mezzanine-Level Excess Cash may, at mezzanine borrower’s election, either (i) be held by mezzanine lender as additional collateral, (ii) provided no Burlingame Point Mezzanine Loan event of default is continuing, be applied toward operating expense shortfalls, or (iii) provided no Burlingame Point Mezzanine Loan or Burlingame Point Whole Loan event of default is continuing, be applied as prepayment of the Burlingame Point Mezzanine Loan (which prepayment will not require payment of yield maintenance). The lenders of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan entered into an intercreditor agreement that provides the mezzanine lender customary consent rights, cure rights and the right to purchase the defaulted mortgage loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

Ground Lease. None.

Municipal Lease. Pursuant to a municipal lease, the State of California, acting through the State Lands Commission, leases rights of way over three adjacent parcels of land to the borrower. Each parcel has been, or will be, developed with improvements for which the borrower has certain maintenance obligations. The parcels are not necessary for access to the Burlingame Point Property as the property is served by public roads. In the case of one parcel, known as Fisherman’s Park, the borrower is seeking an amendment to the municipal lease to eliminate the borrower’s obligation to finalize the construction of improvements on the parcel in exchange for a one-time cash payment to the State Lands Commission. The borrower reserved $419,640 in the Unfunded Obligations Reserve at

A-3-70

Office – Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
300, 307, 311, 322, 333 Airport Boulevard	Burlingame Point	Cut-off Date LTV:	38.0%
Burlingame, CA 94010		U/W NCF DSCR:	4.72x
		U/W NOI Debt Yield:	14.6%

origination for the anticipated costs and will be responsible for funding any amounts in excess of the reserved amount if the amendment is executed. If the State Lands Commission consents, the leasehold interests in the rights of way will become collateral for the Burlingame Point Whole Loan. The leasehold interests were not attributed any value for purposes of underwriting or the appraised value.

Right of First Offer. Facebook has a right of first offer (“ROFO”) to purchase the Burlingame Point Property. The ROFO is not extinguished by a foreclosure of the property; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the Burlingame Point Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Burlingame Point Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage).

A-3-71

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$60,000,000
9501 West Sahara Avenue	Summerhill Pointe Apartments	Cut-off Date LTV:	51.9%
Las Vegas, NV 89117		U/W NCF DSCR:	2.37x
		U/W NOI Debt Yield:	8.8%

A-3-72

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$60,000,000
9501 West Sahara Avenue	Summerhill Pointe Apartments	Cut-off Date LTV:	51.9%
Las Vegas, NV 89117		U/W NCF DSCR:	2.37x
		U/W NOI Debt Yield:	8.8%

Summerhill Pointe Apartments
9501 West Sahara Avenue
Las Vegas, NV 89117
LAS VEGAS
Summerlin
South Summerlin
Spring Valley
CLARK COUNTY
Red Rock Canyon Natl. Conservation Area
SPRING MTS.
Mountain Shadows
Argents Hill
South Shores
Charleston Heights
Highland Falls Golf Club
Palm Valley Golf Course
TPC Las Vegas
TPC at Summerlin
Angel Park Golf Club
Canyon Gate Country Club
Red Rock Country Club
Bear's Best Las Vegas
Siena Golf Club
Aloha Shores Park
MountainView Hospital
Cheyenne Commons
Rainbow Promenade Shopping Center
Best in the West
Gateway to Summerlin Plaza
Summerhill Plaza
Trails Village Center
Summerlin Hospital Medical Center
College of Southern Nevada Summerlin Center
Charlie Kellogg and Joe Zaher Sports Complex
Longford Shoppes
JW Marriott Las Vegas Resort & Spa
Tivoli Village
Boca Park
Canyon Pointe
Summerlin Center
Red Rock Casino Resort and Spa
City National Arena
Las Vegas Ballpark
Downtown Summerlin
Village Square
Rainbow Plaza
College of Southern Nevada Charleston Campus
Grand Canyon Parkway
Las Vegas Strip 5 miles
McCarran Intl. Airport 11 miles
W. Cheyenne Ave
Sun City Blvd
W. Lake Mead Blvd
W. Smoke Ranch Rd
W. Lake Mead Blvd
Summerlin Pkwy
Vegas Dr
Far Hills Ave
Town Center Dr
Westcliff Dr
Alta Drive
Desert Foothills Dr
W. Charleston Blvd
W. Oakey Blvd
W. Sahara Ave
W. Desert Inn Rd
W. Spring Mtn. Rd
Flamingo Rd
Tropicana Ave
Bruce Woodbury Beltway
Red Rock Ranch Rd
S. Town Center Dr
N. Hualapai Way
Hualapai Way
Rampart Blvd
S. Fort Apache Blvd
Durango Dr
Buffalo Dr
S. Buffalo Dr
Tenaya Way
Rainbow Blvd
S. Rainbow Blvd
215
95
159
574
595
593
NORTH LAS VEGAS
LAS VEGAS
Summerlin
Downtown
Sunrise Manor
Winchester
LV Strip
Enterprise
HENDERSON
MUDDY MTS.
SPRING MTS.
CLARK COUNTY

A-3-73

No. 7 – Summerhill Pointe Apartments

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$60,000,000		Property Type – Subtype:	Multifamily – Garden
	Cut-off Date Balance:	$60,000,000		Location:	Las Vegas, NV
	% of Initial Pool Balance:	5.8%		Size:	576 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit:	$104,166.67
	Borrower Sponsors:	Sho Nakatani and Shin Nakatani		Maturity Date Balance Per Unit:	$104,166.67
	Guarantors:	New NAC, Inc. and Sho Nakatani		Year Built/Renovated:	1988/2020
	Mortgage Rate:	3.5480%		Title Vesting:	Fee
	Note Date:	May 11, 2021		Property Manager:	B&R Property Management, Inc.
	Seasoning:	0 months		Current Occupancy (As of):	95.8% (4/7/2021)
	Maturity Date:	June 1, 2031		YE 2020 Occupancy:	94.6%
	IO Period:	120 months		YE 2019 Occupancy:	94.6%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	95.5%
	Amortization Term (Original):	NAP		YE 2017 Occupancy:	95.3%
	Loan Amortization Type:	Interest Only		As-Is Appraised Value(2):	$115,600,000
	Call Protection:	L(24),D(92),O(4)		As-Is Appraised Value Per Unit(2):	$200,694.44
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	March 10, 2021
	Additional Debt:	None		Underwriting and Financial Information(2)
	Additional Debt Type (Balance):	NAP		TTM NOI (3/31/2021):	$4,914,574
				YE 2020 NOI:	$4,934,206
				YE 2019 NOI:	$5,285,748
				YE 2018 NOI:	$4,843,571
				U/W Revenues:	$8,276,747
				U/W Expenses:	$3,022,467
				U/W NOI:	$5,254,280
Escrows and Reserves(1)				U/W NCF:	$5,110,280
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.43x / 2.37x
Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.5%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.8% / 8.5%
Replacement Reserve	$415,508	Springing	NAP	Cut-off Date LTV Ratio:	51.9%
				LTV Ratio at Maturity:	51.9%

Sources and Uses
Sources			Uses
Original Loan Amount	$60,000,000	100.0%	Loan Payoff	$39,988,253	66.6%
			Return of Equity	18,700,696	31.2
			Closing Costs	895,543	1.5
			Reserves	415,508	0.7
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.

(2)	While the Summerhill Pointe Apartments Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Summerhill Pointe Apartments Mortgage Loan more severely than assumed in the underwriting of the Summerhill Pointe Apartments Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Prospectus.

The Mortgage Loan. The mortgage loan (the “Summerhill Pointe Apartments Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $60,000,000. The Summerhill Pointe Apartments Mortgage Loan is secured by a first priority fee mortgage encumbering a 576-unit multifamily property located in Las Vegas, Nevada (the “Summerhill Pointe Apartments Property”). The Summerhill Pointe Apartments Property was previously securitized in the MSBAM 2015-C20 transaction.

The Borrower and Borrower Sponsors. The borrower is Nakatani America & Co., a Nevada corporation (the “Summerhill Pointe Apartments Borrower”). Legal counsel to the Summerhill Pointe Apartments Borrower delivered a non-consolidation opinion in connection with the origination of the Summerhill Pointe Apartments Mortgage Loan. The borrower sponsors are Sho Nakatani and Shin Nakatani, and the non-recourse carveout guarantors of the Summerhill Pointe Apartments Mortgage Loan are New NAC, Inc. and Sho Nakatani. The equity ownership in the Summerhill Pointe Apartments Borrower is wholly held by Nakatani Honten & Company, a Japanese corporation, which is owned by Sho Nakatani (50.0%) and Shin Nakatani (50.0%), both Japanese citizens. Sho Nakatani has ownership in several entities in the United States and Japan, including a lumber company and manufacturing building in Kochi, Japan and an apartment property in Shinagawa, Tokyo, Japan.

A-3-74

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$60,000,000
9501 West Sahara Avenue	Summerhill Pointe Apartments	Cut-off Date LTV:	51.9%
Las Vegas, NV 89117		U/W NCF DSCR:	2.37x
		U/W NOI Debt Yield:	8.8%

The Nakatanis acquired the Summerhill Pointe Apartments Property in 1988 and have successfully owned and operated the Summerhill Pointe Apartments Property for the past 33 years. Since 2015, the borrower sponsors have invested approximately $4.6 million in capital improvements to the Summerhill Pointe Apartments Property, including, among others, new asphalt pavement, flooring and baseboard replacement, landscaping and fertilization system, appliances, HVAC, and lighting.

COVID Update. As of June 4, 2021, the Summerhill Pointe Apartments Property is open and operating with 99.0% of tenants by number of units and 99.0% of tenants by base rent having paid their full May 2021 rent payments. The Summerhill Pointe Apartments Property remains 95.8% occupied as of April 7, 2021. The first debt service payment on the Summerhill Pointe Apartments Mortgage Loan is due in July 2021 and, as of June 4, 2021, the Summerhill Pointe Apartments Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Property. The Summerhill Pointe Apartments Property is a 576-unit multifamily property located in Las Vegas, Nevada. The garden-style community was developed in 1988 and includes a total of 45 apartment buildings, a clubhouse/leasing office, one maintenance building and two pool buildings. Since 2018, the Summerhill Pointe Apartments Property has received $3.2 million in capital improvements ($5,619 per unit), which included new asphalt pavement, new paint, and replacement of appliances.

The Summerhill Pointe Apartments Property was developed on a 26.2 acre site and offers several community amenities including three swimming pools, two spas, a fitness room, a clubhouse with tenant lounge, a pet spa, an outdoor lounge and barbecue areas, and 1,105 surface and covered parking spaces (approximately 1.9 spaces per unit). The 576 units consist of one, two, and three-bedroom units. Of the 576 units, 160 are one-bedroom/one-bathroom units that average 703 square feet of net rentable area, 144 are two-bedroom/two-bathroom units that average 1,069 square feet of net rentable area, 144 are two-bedroom/two-bathroom units that average 1,133 square feet of net rentable area, and 128 are three-bedroom/two-bathroom units that average 1,109 square feet of net rentable area. The Summerhill Pointe Apartments Property also contains eight Section 8 units. Unit amenities include patios or balconies, walk-in closets, stainless steel appliances in select units and a washer/dryer in every unit.

The following table presents certain information relating to the unit mix at the Summerhill Pointe Apartments Property:

Unit Mix(1)

Unit Mix/Type	Units	% Occupied	Average SF per Unit(2)	Total SF	Annual Average Rent per SF	Monthly Average Rent per Unit	Annual Market Rent per SF(2)	Monthly Market Rent per Unit(2)
One Bedroom	160	95.0%	703	112,480	$16.75	$981	$17.50	$1,025
Two Bedroom Small	144	97.9%	1,069	153,936	$12.85	$1,145	$13.70	$1,220
Two Bedroom Large	144	95.8%	1,133	163,152	$13.30	$1,256	$13.77	$1,300
Three Bedroom	128	94.5%	1,109	141,952	$14.52	$1,342	$15.58	$1,440
Total/Wtd. Avg.	576	95.8%	992	571,520	$14.16	$1,171	$14.93	$1,235

(1)	Information obtained from the borrower rent roll dated April 7, 2021, unless specified otherwise.

(2)	Information obtained from the appraisal.

The Summerhill Pointe Apartments Property was 95.8% occupied as of April 7, 2021 and has maintained an average historical occupancy of 92.8% since 2007. The following table presents recent historical occupancy percentages at the Summerhill Pointe Apartments Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(2)	04/07/2021(3)
95.5%	94.6%	94.6%	95.8%

(1)	Information obtained from the Summerhill Pointe Apartments Borrower.

(2)	Information based on the 2020 underwritten occupancy.

(3)	Information obtained from the borrower rent roll dated April 7, 2021.

A-3-75

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$60,000,000
9501 West Sahara Avenue	Summerhill Pointe Apartments	Cut-off Date LTV:	51.9%
Las Vegas, NV 89117		U/W NCF DSCR:	2.37x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Summerhill Pointe Apartments Property:

Cash Flow Analysis

	2018	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per Unit
Gross Potential Rent	$7,371,194	$7,878,985	$7,863,406	$7,831,646	$8,101,488	106.4%	$14,065.08
(Concessions)	(49,539)	(12,021)	(2,542)	(2,844)	(21,336)	(0.3)	(37.04)
(Vacancy)(2)	(495,178)	(417,838)	(577,083)	(530,824)	(468,958)	(5.8)	(814.16)
Net Rental Income	$6,826,477	$7,449,126	$7,283,781	$7,297,978	$7,611,194	100.0%	$13,213.88
Other Income(3)	765,212	755,011	682,969	665,553	665,553	8.7	1,155.47
Effective Gross Income	$7,591,689	$8,204,137	$7,966,750	$7,963,531	$8,276,747	108.7%	$14,369.35

Real Estate Taxes	416,952	426,875	441,986	447,034	452,217	5.5	785.10
Insurance	99,785	107,832	148,028	156,239	115,200	1.4	200.00
Other Operating Expenses	2,231,381	2,383,682	2,442,530	2,445,684	2,455,050	29.7	4,262.24
Total Operating Expenses	$2,748,118	$2,918,389	$3,032,544	$3,048,957	$3,022,467	36.5%	$5,247.34

Net Operating Income	$4,843,571	$5,285,748	$4,934,206	$4,914,574	$5,254,280	63.5%	$9,122.01
Replacement Reserves	0	0	0	0	144,000	1.7	250.00
Net Cash Flow	$4,843,571	$5,285,748	$4,934,206	$4,914,574	$5,110,280	61.7%	$8,872.01

NOI DSCR	2.24x	2.45x	2.29x	2.28x	2.43x
NCF DSCR	2.24x	2.45x	2.29x	2.28x	2.37x
NOI Debt Yield	8.1%	8.8%	8.2%	8.2%	8.8%
NCF Debt Yield	8.1%	8.8%	8.2%	8.2%	8.5%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Concessions and Vacancy and (iii) percent of Effective Gross Income for all other fields.

(2)	The Summerhill Pointe Apartments Property was 95.8% occupied as of April 7, 2021.

(3)	U/W Other Income is comprised of various lease fees (approximately 58%) and utility reimbursement (42%).

Appraisal. The appraiser concluded an “as-is” Appraised Value for the Summerhill Pointe Apartments Property of $115,600,000 as of March 10, 2021.

Environmental Matters. The Phase I environmental site assessment dated March 17, 2021 recommended no further action at the Summerhill Pointe Apartments Property except for the implementation of an asbestos-containing material operations and maintenance plan.

Market Overview and Competition. The Summerhill Pointe Apartments Property is located at 9501 West Sahara Avenue, approximately 12 miles from the Las Vegas central business district and 9 miles from the Las Vegas Strip in Las Vegas, Nevada. Access to the neighborhood is provided by Interstate 215, a major arterial road that services the majority of the Las Vegas metro area. Public transportation in the area is provided by the RTC bus system, which has stops nearby along Sahara Avenue. Additionally, the Summerhill Pointe Apartments Property is located 18 miles from McCarran International Airport.

The Summerhill Pointe Apartments Property is located just south of the master-planned community known as Summerlin, which covers 22,500 acres and is home to 9 golf courses, 22 public and private schools, 150 parks, over 150 miles of walking trails, a business center, shopping centers, and medical facilities.

According to the appraisal, the Summerhill Pointe Apartments Property is in the West submarket of the Las Vegas multifamily market. As of the fourth quarter of 2020, the submarket had an inventory of 28,126 units with an average asking rent per unit of $1,512 and a vacancy rate of 4.0%. Major employers in the area include Red Rock Casino Resort and Spa, Suncoast Hotel and Casino, Downtown Summerlin and Summerlin Hospital Medical Center. Downtown Summerlin is home to City National Arena, the practice facility for the Las Vegas Golden Knights NHL hockey team, and Las Vegas Ballpark, home to the Las Vegas Aviators minor-league baseball team.

According to the appraisal, the estimated 2020 population within a one- three- and five-mile radius of the Summerhill Pointe Apartments Property was 23,536, 152,772 and 366,825, respectively. The estimated 2020 average household income within the same radii was $97,389, $104,054 and $95,623, respectively.

A-3-76

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$60,000,000
9501 West Sahara Avenue	Summerhill Pointe Apartments	Cut-off Date LTV:	51.9%
Las Vegas, NV 89117		U/W NCF DSCR:	2.37x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to comparable rental properties to the Summerhill Pointe Apartments Property:

Comparable Rental Properties(1)

	Summerhill Pointe Apartments Property(2)	Reflections at the Lakes	Breakers	Allanza at The Lakes	Village at Desert Lakes	Crystal Cove	Avery Villas	Summerlin Entrada
Year Built	1988	1989	1989	1985	1990	1989	1992	1987
Number of units	576	326	400	896	184	444	344	352
Distance from Subj. (miles)	-	0.6	0.7	1.6	1.7	1.7	2.3	5.8
Occupancy	95.8%	98%	94%	95%	96%	97%	96%	97%
Average Unit size (SF):
- 1-BR	703	707	714	703	717	661	754	720
- 2-BR	1,101	1,005	1,035	923	1,043	918	1,021	1,013
- 3-BR	1,109	NAP	NAP	1,109	1,265	1,109	1,142	1,211
Average Monthly Rent per Unit:
- 1-BR	$981	$1,257	$1,115	$1,160	$1,221	$1,295	$1,124	$945
- 2-BR	$1,201	$1,389	$1,268	$1,299	$1,423	$1,378	$1,334	$1,080
- 3-BR	$1,342	NAP	NAP	$1,635	$1,513	$1,661	$1,553	$1,345
Average Annual Rent per SF:
- 1-BR	$16.75	$21.34	$18.73	$19.80	$20.44	$23.51	$17.88	$15.75
- 2-BR	$13.08	$16.58	$14.70	$16.89	$16.37	$18.01	$15.68	$12.80
- 3-BR	$14.52	NAP	NAP	$17.69	$14.35	$17.97	$16.32	$13.33
(1)	Information obtained from the appraisal.

(2)	Rent and occupancy for the Summerhill Pointe Apartments Property is based on the borrower rent roll as of April 7, 2021.

Escrows.

Real Estate Taxes – Commencing upon the occurrence of a Cash Sweep Period (as defined below), the Summerhill Pointe Apartments Borrower will be required to make monthly deposits in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – If the Summerhill Pointe Apartments Property is no longer covered by a blanket insurance policy, the Summerhill Pointe Apartments Borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve – The Summerhill Pointe Apartments Loan documents provide for an upfront reserve of $415,508 for replacement reserves. Commencing upon the occurrence of a Cash Sweep Period, the Summerhill Pointe Apartments Borrower will be required to make monthly deposits of $13,920 for replacements reserves.

Lockbox and Cash Management. The Summerhill Pointe Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period or an event of default, the Summerhill Pointe Apartments Borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Summerhill Pointe Apartments Property are required to be deposited by the Summerhill Pointe Apartments Borrower. All funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed in accordance with the Summerhill Pointe Apartments Mortgage Loan documents. Also, during a Cash Sweep Period all excess cash is required to be collected by the lender and held as additional security for the Summerhill Pointe Apartments Mortgage Loan.

A “Cash Sweep Period” will commence when the amortizing debt service coverage ratio is less than 1.25x (tested quarterly) and continue until the amortizing debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The Summerhill Pointe Apartments Property is managed by B&R Property Management, Inc., a full-service management with a portfolio of 21 multifamily properties consisting of 3,500 units in the greater Las Vegas market.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Summerhill Pointe Apartments Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Summerhill Pointe Apartments Property and business interruption insurance for 18 months with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-77

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

A-3-78

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

**Department of Justice**
Partial 1st Floor | Floors 2-12
345,380 SF
2/10/2032
**Dunkin' Donuts**
Suite 100
1,437 SF
12/31/2024
**DVA Federal Credit Union**
Suite 105
1,880 SF
6/30/2026

A-3-79

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

WASHINGTON D.C.
Three Constitution Square
175 N Street Northeast
Washington, DC 20002
Edgewood
Langdon
Brentwood
Eckington
Pleasant Plains
North Capitol
Mt. Vernon Triangle
Chinatown
NoMa
H Street Corridor
Capitol Hill
THE NATIONAL MALL
Howard University
Howard Univ. School of Medicine
Howard University Hospital
THE GLENWOOD CEMETERY
PROSPECT HILL CEMETERY
McKinley Technical High School
Langley Community Recr. Area
U.S. Post Office
Social Security Administration
Brentwood Park
Gallaudet University
National Deaf Life Museum at Gallaudet Univ.
Elstad Auditorium
Dunbar High School
Capitol Square
ATF
Walter E. Washington Convention Center
Apple Carnegie Library
Renaissance Washington DC Downtown
Federal Energy Regulatory Commission
Union Center Plaza
Gonzaga Athletic Field
Government Printing Office
Natl. Postal Museum
Union Station
Thurgood Marshall Fed. Judiciary Building
Georgetown University Law Library
Georgetown University Law Center
General Accounting Office
FBI Field House
Natl. Building Museum
Capital One Arena
Smithsonian Am. Art Museum Natl. Portrait Gallery
Hotel Monaco
US Court of Military Appeals
DC Superior Court
CWA Bldg.
Washington Court Hotel
Kimpton George
Hyatt Regency Hotel
Liaison Capitol Hill Hotel
DC Court of Appeals
US Tax Court
Superior Court of DC
Labor Department
Embassy of Canada
US District Court
Natl. Records and Archives Administration
Federal Trade Commission
National Gallery
East Gallery
Ulysses S. Grant Memorial
Capitol Reflecting Pool
U.S. Capitol
Union Station Plaza
Taft Memorial
Russell Building
Hart Senate Office Building
US Capitol Police
U.S. Supreme Court
Library of Congress
Natl. Museum of the American Indian
US Botanic Garden
Hirshhorn Museum
National Air and Space Museum
Federal Aviation Admin.
NASA
US Department of Education
US Dept of Health & Human Services
Rayburn House Office Bldg.
Longworth House Office Bldg.
James Madison Memorial Building
The Spirit of Justice Park
Dept. of Homeland Security
Food and Drug Administration
Cambria Hotel
Georgia Ave NW
Florida Ave NW
Rhode Island Ave NW
Rhode Island Ave NE
New Jersey Ave NW
New York Ave NW
New York Ave NE
Massachusetts Ave NW
Louisiana Ave NW
Pennsylvania Ave NW
Constitution Ave NW
Independence Ave SW
Florida Ave NE
West Virginia Ave NE
Maryland Ave NE
Brentwood Rd NE
Lincoln Rd NE
N. Capitol St
METRO RED LINE
MARC TRAIN
BRUNSWICK LINE
MARC TRAIN CAMDEN & PENN LINES
METRO GREEN & YELLOW LINES
BLUE, ORANGE, SILVER LINES
RHODE ISLAND AVE
NEW YORK AVE
SHAW-HOWARD UNIV
MT. VERNON SQUARE
GALLERY PL-CHINATOWN
JUDICIARY SQUARE
UNION STATION
ARCHIVES-NAVY MEMORIAL
L'ENFANT PLAZA
FEDERAL CENTER SW
CAPITOL SOUTH
Rockville
Wheaton
Calverton
Laurel
Potomac
North Bethesda
Bethesda
Silver Spring
College Park
Greenbelt
Langley
McLean
Tysons Corner
Falls Church
Merrifield
ARLINGTON
Annandale
ALEXANDRIA
VIRGINIA
MARYLAND
Springfield
Franconia
Landover
Suitland
Forestville
Camp Springs
Clinton
Rose Hill

A-3-80

No. 8 – Three Constitution Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$58,000,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$58,000,000		Location:	Washington, D.C.
	% of Initial Pool Balance:	5.6%		Size:	348,697 SF
	Loan Purpose:	Recapitalization		Cut-off Date Balance Per SF(1):	$275.31
	Borrower Sponsors:	MetLife, Inc. and Norges Bank Investment Management		Maturity Date Balance/ARD Per SF(1):	$275.31
	Guarantor(2):	ConSquare Office Three Owner, LLC		Year Built/Renovated:	2013/NAP
	Mortgage Rate(3):	2.5785%		Title Vesting:	Fee
	Note Date:	May 14, 2021		Property Manager:	StonebridgeCarras Management, LLC
	Seasoning:	0 months		Current Occupancy (As of)(7):	100.0% (6/1/2021)
	Anticipated Repayment Date(3):	May 1, 2031		YE 2020 Occupancy:	100.0%
	Maturity Date(3):	February 1, 2032		YE 2019 Occupancy:	100.0%
	IO Period:	119 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original/ARD)(3):	119 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(7)(8):	$222,000,000
	Loan Amortization Type(3):	Interest Only - ARD		As-Is Appraised Value Per SF(8):	$636.66
	Call Protection(4):	L(24),D(88),O(7)		As-Is Appraisal Valuation Date:	April 14, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(7)
	Additional Debt(1)(5):	Yes		YE 2020 NOI:	$13,279,246
	Additional Debt Type (Balance) (1)(5):	Pari Passu ($38,000,000)		YE 2019 NOI:	$11,764,878
		Future Mezzanine		YE 2018 NOI:	NAV
				U/W Revenues:	$18,149,768
				U/W Expenses:	$5,671,523
Escrows and Reserves(6)				U/W NOI:	$12,478,245
	Initial	Monthly	Cap	U/W NCF:	$12,391,070
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.97x / 4.94x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.9%
Replacement Reserve	$0	Springing	$174,349	U/W Debt Yield at Maturity/ARD based on NOI/NCF(1):	13.0% / 12.9%
TI/LC Reserve	$0	Springing	Yes	Cut-off Date LTV Ratio(1)(8):	43.2%
USDOJ Lump Sum Payment Reserve	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1)(8):	43.2%

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$96,000,000	100.0%	Return of Equity(9)	$92,860,229	96.7%
			Closing Costs	3,139,771	3.3

Total Sources	$96,000,000	100.0%	Total Uses	$96,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date/ARD Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity/ARD based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the Three Constitution Square Whole Loan (as defined below).

(2)	There is no non-recourse carveout guarantor and no separate environmental indemnitor for the Three Constitution Square Whole Loan. While the Three Constitution Square Borrower (as defined below) is obligated under the non-recourse carveout provisions, no separate guaranty was executed by the Three Constitution Square Borrower.

(3)	The Three Constitution Square Whole Loan has an initial term of 119 months to the anticipated repayment date (“ARD”) of May 1, 2031, with a final maturity date of February 1, 2032. Prior to the ARD, the Three Constitution Square Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the Three Constitution Square Whole Loan has been paid in full, or until the final maturity date of February 1, 2032, whichever event occurs first, the Three Constitution Square Whole Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and all excess cash flow from the Three Constitution Square Whole Loan will be collected by the lender (see “The Mortgage Loan” below).

(4)	Defeasance of the Three Constitution Square Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Three Constitution Square Whole Loan to be securitized and (b) May 14, 2024. The assumed prepayment lockout period of 24 payments is based on the scheduled closing date of this transaction in June 2021.

(5)	See “Subordinate and Mezzanine Indebtedness” section below.

(6)	See “Escrows” section.

(7)	While the Three Constitution Square Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Three Constitution Square Whole Loan more severely than assumed in the underwriting of the Three Constitution Square Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Prospectus.

(8)	The appraisal also provided a “Hypothetical As If Dark” value of $134,000,000 as of April 14, 2021, which value would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of $384.29, 71.6% and 71.6%, respectively, based on the principal balance of the Three Constitution Square Whole Loan.

(9)	The Three Constitution Square borrower sponsors acquired the Three Constitution Square Property (as defined below) and the adjacent development parcel in January 2016 for approximate acquisition and development cost of $462.0 million.

A-3-81

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The mortgage loan (the “Three Constitution Square Mortgage Loan”) is part of a whole loan (the “Three Constitution Square Whole Loan”) evidenced by two pari passu senior promissory notes in the aggregate original principal amount of $96,000,000. The Three Constitution Square Whole Loan is secured by a first priority fee mortgage encumbering a 348,697 square foot office building located in Washington, D.C. (the “Three Constitution Square Property”). The Three Constitution Square Mortgage Loan is evidenced by Note A-1 with an original principal amount of $58,000,000. Note A-2 is currently held by Bank of America, National Association, and is expected to be contributed to one or more future securitization trusts. The Three Constitution Square Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

The Three Constitution Square Whole Loan has an initial term of 119 months to an anticipated repayment date (“ARD”) of May 1, 2031. Prior to the ARD, the Three Constitution Square Whole Loan will accrue interest at a rate equal to 2.5785% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the Three Constitution Square Whole Loan and all accrued interest has been paid in full, or until the final maturity date of February 1, 2032, whichever event occurs first, the Three Constitution Square Whole Loan will accrue interest at a rate equal to 2.50% plus the Initial Interest Rate (the “Extension Rate”), and all excess cash flow from the Three Constitution Square Property will be collected by the lender and applied to reduce the principal balance of the Three Constitution Square Whole Loan until the entire outstanding principal balance is paid in full, and then, to pay any additional interest on the Three Constitution Square Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Three Constitution Square Whole Loan.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,000,000	$58,000,000	BANK 2021-BNK34	Yes
A-2	$38,000,000	$38,000,000	Bank of America, National Association	No
Total	$96,000,000	$96,000,000

The Borrower and Borrower Sponsors. The borrower is ConSquare Office Three Owner, LLC (the “Three Constitution Square Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Three Constitution Square Whole Loan.

The borrower sponsors are MetLife, Inc. (“MetLife”) and Norges Bank Investment Management (“NBIM”), who are also the borrower sponsors for the Four Constitution Square Whole Loan.

MetLife is a global leader in real estate investments. MetLife Investment Management (“MIM”) has been involved in the real estate business since 1878 as a mortgage lender, developer and owner. As of September 30, 2020, MIM’s real estate platform managed a portfolio of approximately $104 billion invested in real estate products including commercial mortgages and equities.

NBIM manages the Norwegian Government Pension Fund Global, which is invested in international equity, fixed-income markets, and real estate. As of September 30, 2020, NBIM manages assets worth approximately $1.3 trillion, of which approximately $34.5 billion is invested in unlisted real estate.

MetLife and NBIM established a partnership in 2013, with a focus on office assets located in major market central business districts throughout the United States. As of September 30, 2020, the joint venture has invested in six Class A office buildings located in Boston, San Francisco and Washington, D.C.

The Property. The Three Constitution Square Property is a 348,697 square foot, 12-story, Class A, LEED Platinum office building with a ground floor retail component. The Three Constitution Square Property was built in 2013 on a 0.99-acre site, within the larger Constitution Square development in the NoMa area of Washington, D.C. Constitution Square is a 2.5 million square foot mixed-use development consisting of four Class A office buildings, a 440-unit multifamily property, a 50,000 square foot Harris Teeter grocery store and a 204-room Hilton Garden Inn.

The Three Constitution Square Property features a 3-level subterranean parking garage that includes 250 parking spaces (0.72 spaces per 1,000 square feet), a fitness center, tenant lounge, rooftop terrace, landscaped interior courtyards, and food service.

The Three Constitution Square Property is 100% leased, with 99.0% of the net rentable area leased to the United States General Services Administration (“GSA”) for use by the US Department of Justice (“USDOJ”). On the first floor, the Three Constitution Square Property is connected to the adjacent Four Constitution Square (which secures the Four Constitution Square Whole Loan), which was built-to-suit for the USDOJ. The USDOJ also leases the majority of the net rentable area at Two Constitution Square, as part of a consolidation of its office space into the Constitution Square development.

The remaining 1.0% of net rentable area at the Three Constitution Square Property is comprised of 3,317 square feet of retail space, currently leased to DVA Federal Credit Union and Dunkin’ Donuts.

A-3-82

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

COVID-19 Update. The first debt service payment on the Three Constitution Square Whole Loan is due in July 2021 and, as of May 11, 2021, the Three Constitution Square Whole Loan is not subject to any forbearance, modification or debt service relief request. As of May 11, 2021, the borrower sponsors have reported that 100% of tenants by net rentable area and 100% of tenants by underwritten base rent have paid their full April and May 2021 rent payments.

Major Tenant.

USDOJ (345,380 square feet, 99.0% of net rentable area; 99.1% of underwritten base rent). The USDOJ (Fitch/Moody’s/S&P: AAA/Aaa/AA+) is a federal executive department of the United States government responsible for the enforcement of the law and administration of justice. Several federal law enforcement agencies are administered by the USDOJ including the Federal Bureau of Investigation and the Drug Enforcement Administration. The department is headed by the Attorney General and employs over 115,000 attorneys, correctional officers, agents and others. The USDOJ is headquartered approximately 2 miles from the Three Constitution Square Property at the Robert F. Kennedy Department of Justice Building, near the National Mall.

The USDOJ’s 15-year lease commenced on February 11, 2017 and expires on February 10, 2032. The lease requires current annual rent of $49.25 per square foot (“PSF”) and remains flat through the lease term. The USDOJ lease does not contain extension or termination options. The USDOJ has received a tenant improvement allowance of $14,199,846, which is repaid monthly over the Three Constitution Square Whole Loan term as additional rent in the amount of $78,888.03 ($2.74 PSF annually) (“the USDOJ Amortized TI Rent Amount”) and Building Specific Amortized Capital of $11,937,703, which is repaid monthly over the Three Constitution Square Whole Loan term as additional rent in the amount of $66,320.57 ($2.30 PSF annually). In addition, the USDOJ received an additional cash allowance equal to $27,024,408.35, which was used to fund various design costs and improvements to the premises. The USDOJ reportedly invested an additional $7.0 million toward the improvement of its office space.

The following table presents certain information relating to the tenancy at the Three Constitution Square Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)
Office
USDOJ	AAA/Aaa/AA+	345,380	99.0%	$49.25(3)	$17,010,589(3)	99.1%	2/10/2032	N

Retail
DVA Federal Credit Union	NR/NR/NR	1,880	0.5%	$46.09	$86,649	0.5%	6/30/2026	N
Dunkin’ Donuts	NR/NR/NR	1,437	0.4%	$49.50	$71,132	0.4%	12/31/2024	N
Retail Subtotal		3,317	1.0%	$47.57	$157,781	0.9%

Collateral Total		348,697	100.0%	$49.24	$17,168,370	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent for USDOJ includes the USDOJ Amortized TI Rent Amount.

A-3-83

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the Three Constitution Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	1,437	0.4%	1,437	0.4%	$71,132	0.4%	$49.50
2025	0	0	0.0%	1,437	0.4%	$0	0.0%	$0.00
2026	1	1,880	0.5%	3,317	1.0%	$86,649	0.5%	$46.09
2027	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
2028	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
2029	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
2030	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
2031	0	0	0.0%	3,317	1.0%	$0	0.0%	$0.00
Thereafter	1	345,380	99.0%	348,697	100.0%	$17,010,589	99.1%	$49.25
Vacant	0	0	0.0%	348,697	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	3	348,697	100.0%			$17,168,370	100.0%	$49.24
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The following table presents historical occupancy percentages at the Three Constitution Square Property:

Historical Occupancy(1)

12/31/2017	12/31/2018	12/31/2019	12/31/2020	6/1/2021
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the tenant leases.

A-3-84

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

Cash Flow Analysis

	2019	2020	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$15,713,031	$17,165,847	$17,168,370	92.3%	$49.24
Reimbursements	256,650	579,575	582,698	3.1	1.67
Other Income(3)	819,790	822,195	842,476	4.5	2.42
Net Rental Income	$16,789,471	$18,567,617	$18,593,544	100.0%	$53.32
(Vacancy & Concessions)	0	0	(443,777)	(2.6)	(1.27)
Effective Gross Income	$16,789,471	$18,567,617	$18,149,768	97.6%	$52.05

Real Estate Taxes	2,504,653	2,694,525	2,843,809	15.7	8.16
Insurance	78,270	115,452	96,799	0.5	0.28
Management Fee	278,025	275,223	272,247	1.5	0.78
Other Operating Expenses	2,163,645	2,203,171	2,458,668	13.5	7.05
Total Operating Expenses	$5,024,593	$5,288,371	$5,671,523	31.2%	$16.26

Net Operating Income	$11,764,878	$13,279,246	$12,478,245	68.8%	$35.79
Replacement Reserves	0	0	87,174	0.5	0.25
TI/LC	0	0	0	0.0	0.00
Net Cash Flow	$11,764,878	$13,279,246	$12,391,070	68.3%	$35.54

NOI DSCR(4)	4.69x	5.29x	4.97x
NCF DSCR(4)	4.69x	5.29x	4.94x
NOI Debt Yield(4)	12.3%	13.8%	13.0%
NCF Debt Yield(4)	12.3%	13.8%	12.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Gross Potential Rent is based on the in-place rent roll and includes the USDOJ Amortized TI Rent Amount.

(3)	U/W Other Income includes parking income of $784,476. Parking at the Three Constitution Square Property is 100% leased to the USDOJ.

(4)	Debt service coverage ratios and debt yields are based on the Three Constitution Square Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Three Constitution Square Property of $222,000,000 as of April 14, 2021. The appraisal also provided a “Hypothetical As If Dark” value of $134,000,000 as of April 14, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of $384.29, 71.6% and 71.6%, respectively, based on the principal balance of the Three Constitution Square Whole Loan.

Environmental Matters. The Phase I environmental site assessment dated April 16, 2021, recommended no further action at the Three Constitution Square Property. According to available historical sources, the Three Constitution Square Property was formerly developed with a coal yard and railroad pull-off station through the 1970s. Further, the Three Constitution Square Property was listed as a Recovered Government Archive Leaking Underground Storage Tank (“RGA LUST”) site in 2011 and 2012. Since the Three Constitution Square Property was redeveloped in 2013, the historical use and noted RGA LUST are considered to represent a historical recognized environmental condition and no further action is considered necessary.

Market Overview and Competition. The Three Constitution Square Property is located at 175 N Street Northeast, in Washington, D.C.’s NoMa district, part of the core downtown area of the city. According to the appraisal, NoMA has transitioned from a predominantly industrial area to a mixed-use neighborhood containing new office buildings, multifamily residential buildings and street-level retail with open space/parks abutting Union Station’s rail yard. A critical mass of government offices continue to be the primary driver for office demand in the area. Federal agencies with a significant presence in the area include the USDOJ, the Bureau of Alcohol Tobacco and Firearms and the Federal Energy Regulatory Commission. The Three Constitution Square Property is also proximate to the U.S. Capitol, Supreme Court, Securities and Exchange Commission headquarters and the Federal Communications Commission headquarters.

The Three Constitution Square Property is immediately adjacent to the NoMa-Gallaudet Metrorail Station, connecting the downtown area with suburban Montgomery County, Maryland. Prior to the COVID-19 pandemic, the NoMa/Gallaudet Station saw an average of 10,179 weekday riders.

Over the past 10 years, the NoMa office submarket inventory has increased by 23.4%, from 9.9 million square feet to 12.2 million square feet, with 3.1 million square feet of positive absorption and an increase in average asking rate from $46.55 PSF to $50.75 PSF. As of Q1 2021, the NoMa submarket had a vacancy rate of 6.2%, up slightly from the year-end 2020 vacancy of 5.5%, but well below the Washington D.C. office market vacancy of 13.1%, and the lowest of all Washington D.C. submarkets.

A-3-85

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

According to the appraisal, the estimated 2020 population within a one, three and five-mile radius was 68,138, 397,057 and 800,152, respectively, and the estimated 2020 average household income within the same radii was $137,477, $133,654 and $125,922, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Three Constitution Square Property:

Market Rent Summary

	GSA Office	Retail
Market Rent (PSF)	$50.00 Gross	$49.50 Net
Lease Term (Years)	10	10
Rent Increase Projection	Flat	3.0% per annum
Source: Appraisal.

The following table presents recent comparable office sales data with respect to the Three Constitution Square Property:

Comparable Office Sales

Property Address	Submarket	Year Built/ Renovated	Total NRA (SF) / Stories	Occupancy	Date of Sale	Sale Price / PSF	Cap Rate
99 M 99 M Street SE	Capitol Riverfront	2018 / NAP	234,676 / 11	88%	Jan-20	$170,000,000 / $724	5.20%
One Constitution Square 1275 1st Street NE	NoMa	2010 / NAP	345,699 / 12	79%	Sept-19	$189,886,408 / $549	5.59%
Union Center Plaza 3 830 1st Street NE	NoMa	2001 / NAP	247,337 / 11	100%	Mar-19	$116,550,000 / $471	6.35%
Sentinel Square II 1050 1st Street NE	NoMa	2013 / NAP	289,524 / 12	94%	Dec-17	$165,900,000 / $573	5.40%
Two Independence Square 300 E Street SW	Southwest	1991 / 2013	605,897 / 9	100%	Jul-17	$359,600,000 / $594	5.44%

Source: Appraisal.

A-3-86

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

The following table presents recent office leasing data at comparable properties with respect to the Three Constitution Square Property:

Comparable GSA Office Leases

Property Address	Submarket	Year Built	Total NRA (SF) / Stories	GSA Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Initial Rent PSF	Rent Steps per annum/TI PSF
Three Constitution Square 175 N Street Northeast	NoMa	2013	348,697 / 12	USDOJ	Feb-17 / 15.0	345,380	$49.24(1)	Flat / $41.11(2)
L’Enfant Plaza North 955 L’Enfant Plaza SW	Southwest	1969	299,476 / 8	FAA (renewal)	Jan-21 / 15.0	65,734	$48.15	(3) / $0.00
L’Enfant Plaza North 955 L’Enfant Plaza SW	Southwest	1969	299,476 / 8	NTSB (renewal)	Nov-20 / 5.0	159,870	$49.00	Flat / $0.00
Station Place 100 F Street NE	NoMa	2005	712,851 / 10	Securities and Exchange Commission (extension)	Mar-19 / 4.4	712,851	$42.70	Flat / $0.00
National Square 500 D Street SW	Southwest	2016	348,173 / 12	Agency for International Development	Mar-18 / 20.0	348,173	$49.75	Flat / $80.00
The Portals II 445 12th SW	Southwest	1997	602,350 / 8	Pension Benefit Guaranty Corporation	Dec-17 / 15.0	431,785	$49.00	Flat / $71.74
One Constitution Square 1275 1st Street NE	NoMa	2010	400,000 / 12	Peace Corps	Nov-17 / 15.0	173,000	$51.00	Flat / $46.74
Sentinel Square III 45 L Street NE	NoMa	2019	545,823 / 11	Federal Communications Commission	Dec-16 / 15.0	473,000	$48.00	Flat / $60.00
Union Center Plaza, Phase 4 888 1st Street NE	NoMa	1995	509,397 / 11	Federal Energy Regulatory Commission (renewal)	Jul-15 / 10.0	503,997	$49.95	Flat / $15.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

(2)	USDOJ received a tenant improvement allowance of $14,199,846 ($41.11 PSF), which is repaid monthly over the Three Constitution Square Whole Loan term as additional rent in the amount equal to the USDOJ Amortized TI Rent Amount and Building Specific Amortized Capital of $11,937,703, which is repaid monthly over the Three Constitution Square Whole Loan term as additional rent in the amount of $66,320.57 ($2.30 PSF annually). In addition, the USDOJ received an additional cash allowance equal to $27,024,408.35, which was used to fund various design costs and improvements to the premises.

(3)	Rent increases in years 6 and 11 of the lease term.

Escrows.

Taxes – During a Cash Sweep Period (as defined below), the Three Constitution Square Borrower is required to deposit 1/12 of the annual estimated real estate taxes monthly, which reserve will be disbursed to the Three Constitution Square Borrower when the Cash Sweep Period expires.

Insurance – During a Cash Sweep Period, the Three Constitution Square Borrower is required to deposit 1/12 of the annual estimated insurance premiums monthly, which will be disbursed to the Three Constitution Square Borrower when the Cash Sweep Period expires.

Replacement Reserve – During a Cash Sweep Period, the Three Constitution Square Borrower is required to deposit $7,264.52 for replacements monthly, subject to a cap of $174,348.50 (the “Replacement Reserve Cap”), which reserve will be disbursed to the Three Constitution Square Borrower when the Cash Sweep Period expires. Notwithstanding the foregoing, the Three Constitution Square Borrower may provide a letter of credit in lieu of any cash deposit in the amount at least equal to the Replacement Reserve Cap less any amount in the replacement reserve account.

TI/LC Reserve – The Three Constitution Square Borrower is required to deposit any lease termination fees received in connection with any termination or modification, reduction of rents, shortening of term or surrender of space. The Three Constitution Square Borrower is also required, during a Cash Sweep Period, to deposit $29,058.08 monthly for tenant improvements and leasing commissions, subject to cap of $50 per available rentable square foot at the Three Constitution Square Property (the “TI/LC Reserve Cap”), which amounts will be disbursed to the Three Constitution Square Borrower when the Cash Sweep Period expires. Notwithstanding the foregoing, the Three Constitution Square Borrower may provide a letter of credit or a payment guaranty in lieu of any cash deposit in the amount at least equal to the TI/LC Reserve Cap less any amount in the TI/LC reserve account.

USDOJ Lump Sum Payment Reserve – The Three Constitution Square Borrower is required to deposit, within five business days of receipt, any lump sum payment received in connection with the USDOJ’s exercise of its right to repay the remaining unpaid amortized

A-3-87

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

portion of the tenant improvement allowance. Except during a Cash Sweep Period, such funds shall be disbursed to the Three Constitution Square Borrower on a monthly basis in an amount equal to the USDOJ Amortized TI Rent Amount.

A “Cash Sweep Period” will occur during the existence of any of:

(a) an event of default until cured or waived by the lender;

(b) bankruptcy or insolvency of the Three Constitution Square Borrower;

(c) failure by the Three Constitution Square Borrower to repay the Three Constitution Square Whole Loan in full on or before the ARD;

(d) a Debt Yield Trigger (as defined below); or

(e) a Lease Sweep Period (as defined below).

During the continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the Three Constitution Square Whole Loan. Notwithstanding the foregoing, so long as 100% of the office space at the Three Constitution Square Property remains leased to the USDOJ and no monetary default by the USDOJ exists, no Cash Sweep Period will occur upon a Debt Yield Trigger or Lease Sweep Period.

A “Debt Yield Trigger” will commence when the trailing twelve month debt yield is less than 7.50% for two consecutive calendar quarters, and will end when the trailing twelve month debt yield is at least 7.50% for two consecutive quarters. Notwithstanding the foregoing, the Three Constitution Square Borrower may provide cash or a letter of credit in lieu of an excess cash sweep in the amount that, if applied to the outstanding principal balance of the Three Constitution Square Whole Loan, would result in a debt yield at least equal to 7.50%.

A “Lease Sweep Period” will occur during the existence of any of:

(a) the USDOJ (or its replacement tenant) terminating its lease or giving notice of its intent to terminate its lease;

(b) the USDOJ (or its replacement tenant) goes dark in more than 25% of its space, until the amount in the TI/LC Reserve equals or exceeds the TI/LC Reserve Cap. In lieu of an excess cash sweep, the Three Constitution Square Borrower may deposit cash, post a letter of credit, or provide a payment guaranty from a creditworthy guarantor equal to the TI/LC Reserve Cap;

(c) a default under the USDOJ (or its replacement tenant) lease, until such default is cured to the satisfaction of the lender;

(d) bankruptcy or insolvency action of the USDOJ (or its replacement tenant) until such action has terminated and the lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or

(e) 24 months prior to the USDOJ’s lease expiration date until the amount in the TI/LC Reserve equals or exceeds the TI/LC Reserve Cap. In lieu of an excess cash sweep, the Three Constitution Square Borrower may deposit cash, post a letter of credit, or provide a payment guaranty from a creditworthy guarantor equal to the TI/LC Reserve Cap.

A Lease Sweep Period will terminate upon the execution and delivery of an acceptable replacement lease.

Lockbox and Cash Management. The Three Constitution Square Whole Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period. Revenues from the Three Constitution Square Property are required to be deposited by tenants directly into the lockbox account. During the continuance of a Cash Sweep Period, funds shall be transferred on each business day to the lender-controlled cash management account and disbursed according to the Three Constitution Square Whole Loan documents.

Property Management. The Three Constitution Square Property is managed by StonebridgeCarras Management, LLC, an affiliate of Stonebridge, the developer of the Three Constitution Square Property.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The holders of the direct or indirect equity interests in the Three Constitution Square Borrower are permitted to incur future mezzanine debt secured by a pledge of 100% of such equity interests in the Three Constitution Square Borrower (a “Three Constitution Square Permitted Future Mezzanine Loan”); provided that, among other conditions: (i) no event of default has occurred and is continuing; (ii) the aggregate loan-to-value ratio of the Three Constitution Square Whole Loan and the Three Constitution Square Permitted Future Mezzanine Loan (collectively, the “Three Constitution Square Total Debt”) is less than or equal to 43.24%; (iii) the aggregate debt yield of the Three Constitution Square Total Debt is at least 11.86%; (iv) the term of the Three Constitution Square Permitted Future Mezzanine Loan is at least co-terminous with the term of the Three Constitution

A-3-88

Office - CBD	Loan #8	Cut-off Date Balance:	$58,000,000
175 N Street Northeast	Three Constitution Square	Cut-off Date LTV:	43.2%
Washington, D.C. 20002		U/W NCF DSCR:	4.94x
		U/W NOI Debt Yield:	13.0%

Square Whole Loan; (v) an intercreditor agreement is executed that is reasonably acceptable to the lender and acceptable to the rating agencies rating securities backed by the Three Constitution Square Whole Loan; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Three Constitution Square Whole Loan.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Three Constitution Square Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Three Constitution Square Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-89

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

A-3-90

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

Fortune 7 Leased Campus
910 John Street
Columbus, OH 43222
COLUMBUS
The Ohio State University
Jennings Hall
South Oval
Ohio State Univ. Medical Center
Drake Performance & Event Center
Lennox Town Center
Cooper Arena
Ohio State Expo Ctr. & Fairgrounds
Oktoberfest
University
Kingswood
Central Ohio Transit Authority Mobility Svcs.
FRANKLIN COUNTY
Short North
John Glenn Columbus Intl. Airport 6 miles
State Library of Ohio
Grandview Heights
Northwest Blvd
Harrison West
Goodale Park
Fort Hayes Metropolitan Education Ctr.
Grandview South
Columbus Convention Center
USPS Corporate Office
Express Live!
Nationwide Arena
Huntington Park
Arena District
Columbus State Community College
Central Ohio Transit Authority
Orange Barrel Media
North Bank Park Pavilion
Columbus College of Art & Design
Discovery District
Scioto River
Columbus City Hall
LeVeque Tower
State Capitol
Columbus Museum of Art
BROAD ST. BRIDGE
Topiary Park
COSI
Vern Riffe State Office Tower
Ohio Theatre
Downtown
East Franklinton
Columbus Commons
Mt. Carmel West Hospital
Franklin Square
Bicentennial Park
Cultural Arts Center
Franklin County Gov. Ctr.
Franklinton
Dodge Park
Nationwide Children's Hospital
Shadowbox Live
Scioto Audubon Metro Park
Brewery District
German Village
Schiller Park
South Franklinton
Lou Berlinger Park
Merion Village
Kinnear Rd.
Northwest Blvd.
King Ave.
W. 5th Ave.
W. 3rd Ave.
W. 1st St.
W. 2nd Ave.
Goodale Blvd.
W. Goodale St.
Buttes Ave.
Chittenden Ave.
E. 11th Ave.
E. 5th Ave.
E. 2nd Ave.
Cleveland Ave.
N. High St.
Summit St.
N. 4th St.
N. 3rd St.
Michigan Ave.
Neil Ave.
Olentangy Frwy
Olentangy River Rd.
Olentangy River
Dublin Rd.
McKinley Ave.
N. Souder Ave.
W. Spring St.
W. Nationwide Blvd.
Mt. Vernon Ave.
E. Naghten St.
W. Long St.
E. Gay St.
E. Broad St.
Oak St.
E. State St.
W. Broad St.
Starling St.
Belle St.
W. Town St.
W. Rich St.
E. Rich St.
E. Main St.
E. Mound St.
E. Fulton St.
S. Grant Ave.
S. Washington Ave.
Parsons Ave.
E Beck St.
E. Sycamore St.
E. Columbus St.
E. Deshler Ave.
S. High St.
S. 3rd St.
Renick St.
Harmon Ave.
Greenlawn Ave.
315
23
71
3
670
33
40
62
70
Dublin
Westerville
Powell
Upper Arlington
Hilliard
New Albany
Gahanna
Whitehall
Reynoldsburg
Pataskala
Bexley
Grandview Heights
Grove City
Obetz
Groveport
Pickerington
Canal Winchester
Lincoln Village
Lake Darby

A-3-91

No. 9 – Fortune 7 Leased Campus

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$50,000,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$50,000,000		Location:	Columbus, OH
	% of Initial Pool Balance:	4.8%		Size:	231,626 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF(1):	$336.75
	Borrower Sponsor:	Golden Eagle Group Inc.		Maturity Date Balance Per SF(1):	$336.75
	Guarantors:	Golden Eagle Group Inc. and GEG Investments LLC		Year Built/Renovated:	2021/NAP
	Mortgage Rate:	2.9000%		Title Vesting:	Fee
	Note Date:	April 23, 2021		Property Manager:	Colliers International Asset Services, LLC
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (6/5/2021)
	Maturity Date:	May 5, 2031		YE 2020 Occupancy(3)(4):	NAP
	IO Period:	120 months		YE 2019 Occupancy(3)(4):	NAP
	Loan Term (Original):	120 months		YE 2018 Occupancy(3)(4):	NAP
	Amortization Term (Original):	NAP		YE 2017 Occupancy(3)(4):	NAP
	Loan Amortization Type:	Interest Only		As-Is Appraised Value(4):	$124,000,000
	Call Protection:	L(25),D(88),O(7)		As-Is Appraised Value Per SF:	$535.35
	Lockbox Type:	Hard/In-Place Cash Management		As-Is Appraisal Valuation Date:	March 24, 2021
	Additional Debt(1):	Yes		Underwriting and Financial Information(4)
	Additional Debt Type (Balance)(1):	Pari Passu ($28,000,000)		YE 2020 NOI(3):	NAP
				YE 2019 NOI(3):	NAP
				YE 2018 NOI(3):	NAP
				YE 2017 NOI(3):	NAP
				U/W Revenues:	$8,411,155
				U/W Expenses:	$295,135
Escrows and Reserves(2)				U/W NOI:	$8,116,021
	Initial	Monthly	Cap	U/W NCF:	$7,620,069
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.54x / 3.32x
Insurance	$22,686	$11,343	NAP	U/W Debt Yield based on NOI/NCF(1):	10.4% / 9.8%
Replacement Reserve	$0	$2,895	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.4% / 9.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	62.9%
				LTV Ratio at Maturity(1):	62.9%

Sources and Uses
Sources			Uses
Whole Loan Amount	$78,000,000	61.7%	Purchase price	$120,000,000	94.9%
Borrower Equity:	48,394,190	38.3	Closing Costs	6,371,504	5.0
			Reserves	22,686	0.0

Total Sources	$126,394,190	100.0%	Total Uses	$126,394,190	100.0%
(1)	The Fortune 7 Leased Campus Mortgage Loan (as defined below) is a part of the Fortune 7 Leased Campus Whole Loan (as defined below) with an original aggregate principal balance of $78,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Fortune 7 Leased Campus Whole Loan.

(2)	See “Escrows” below for further discussion of reserve requirements.

(3)	Historical occupancy and NOI are not applicable because the Fortune 7 Leased Campus Property was built in 2021.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Fortune 7 Leased Campus Whole Loan more severely than assumed in the underwriting of the Fortune 7 Leased Campus Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The mortgage loan (the “Fortune 7 Leased Campus Mortgage Loan”) is part of a whole loan (the “Fortune 7 Leased Campus Whole Loan”) in the original principal balance of $78,000,000. The Fortune 7 Leased Campus Whole Loan is secured by a first priority fee mortgage encumbering an office property located in Columbus, Ohio (the “Fortune 7 Leased Campus Property”). The controlling Note A-1, in the original principal amount of $50,000,000, represents the Fortune 7 Leased Campus Mortgage Loan and will be included in the BANK 2021-BNK34 securitization trust. The non-controlling Note A-2, in the original principal amount of $28,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The Fortune 7 Leased Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

A-3-92

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$50,000,000	$50,000,000	BANK 2021-BNK34	Yes
A-2	$28,000,000	$28,000,000	Morgan Stanley Bank, N.A.	No
Total	$78,000,000	$78,000,000

The Borrower and the Borrower Sponsors. The borrower is MK 1 Property Company LLC (the “Fortune 7 Leased Campus Borrower”), a Delaware limited liability company structured with two independent directors. The Fortune 7 Leased Campus Borrower is owned by MK 1 Property Corp. whose sole member is GSS Property Services XLII, Inc. which is owned by Damian A. Perez (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). The owners are principals of Global Securitization Services, LLC which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The Fortune 7 Leased Campus Borrower was formed in connection with structuring the Fortune 7 Leased Campus Whole Loan as a Shari’ah compliant mortgage loan.

The borrower sponsor is Golden Eagle Group Inc. and the non-recourse carveout guarantors are Golden Eagle Group Inc. and GEG Investments LLC, each of which is owned by Ghazwa Alyounes Totonji and Irfan K. Totonji. Headquartered in Herndon, Virginia, Golden Eagle Group Inc., acquires, develops and manages office, mixed use retail, residential and hotel properties in markets such as New York, Ohio, Texas, Virginia, Washington, D.C. and Colorado. Golden Eagle Group Inc.’s portfolio includes over 2 million square feet of commercial and residential properties and 2.2 million square feet of managed properties.

In order to facilitate a Shari’ah compliant structure, the Fortune 7 Leased Campus Borrower has master leased the Fortune 7 Leased Campus Property to a master tenant (the “Fortune 7 Leased Campus Master Tenant”) owned by QFB-GEG MK 1 LLC, which in turn is 17.5% indirectly owned by GEG Investments LLC and 82.5% indirectly owned by Qatar First Bank. QFB-GEG MK 1 LLC is managed and controlled by Golden Eagle Group Inc., one of the non-recourse carveout guarantors of the Fortune 7 Leased Campus Whole Loan. The Fortune 7 Leased Campus Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has two independent directors. The Fortune 7 Leased Campus Master Tenant leases the Fortune 7 Leased Campus Property to McKesson Corporation (“McKesson”).

The Property. The Fortune 7 Leased Campus Property is a Class A, 4-story single tenant office property totaling 231,626 square feet, located in Columbus, Ohio. The Fortune 7 Leased Campus Property was built-to-suit for CoverMyMeds LLC (“CoverMyMeds”), a healthcare software company and wholly-owned subsidiary of McKesson. The Fortune 7 Leased Campus Property is Phase 1 of a two building office campus and will serve as the new corporate headquarters for McKesson’s CoverMyMeds subsidiary. McKesson is the tenant on the lease. Phase 2, which is expected to consist of an approximately 200,000 square foot office building, and is not collateral for the Fortune 7 Leased Campus Whole Loan, is being constructed by the seller of the Fortune 7 Leased Campus Property and is anticipated to be delivered by the end of 2022. Phase 2 is also leased to McKesson. The two phases are expected to be connected by a riser, which will feature a large landscaped outdoor amenity space with greenery and seating areas, which will sit on top of covered parking. The Fortune 7 Leased Campus Property was built in 2021 on a 6.41 acre site and offers floor to ceiling glass walls, an expansive front lobby, flex working space throughout the building, five separate terraces, and numerous amenities including a commercial kitchen, a 5,376 square foot fitness room with lockers, coffee bar, bike repair shop, dog park, keg bar, walking trails and a basketball court. The Fortune 7 Leased Campus Property has been granted an easement for parking at the Phase 2 property, which is expected to take effect following completion of construction of such property and once such easement is in effect will offer 797 parking spaces including 134 structured spaces and 663 surface spaces, resulting in a parking ratio of 3.4 spaces per 1,000 square feet of net rentable area. The Fortune 7 Leased Campus Property currently has access to 725 surface parking spaces, pursuant to a parking agreement. The Fortune 7 Leased Campus Property was 100% leased as of June 5, 2021.

The seller of the Fortune 7 Leased Campus Mortgaged Property has agreed to complete certain construction items that were not completed as of the origination date pursuant to a construction and interparcel agreement. $3,573,974 of the purchase price of the Fortune 7 Leased Campus Property is being held in escrow pursuant to an escrow agreement among the seller, the Fortune 7 Leased Campus Borrower and a title company (the “Holdback Escrow”), to be released upon completion of such construction by the seller. If the seller fails to complete the construction work within the time periods required by the construction and interparcel agreement, the Fortune 7 Leased Campus Borrower is entitled to use the Holdback Escrow to complete the construction work. The lender has no review or consent rights with respect to any disbursements of the Holdback Escrow.

Tax Abatement. Pursuant to a City of Columbus Enterprise Zone Agreement (the “Enterprise Zone Agreement”) among the prior owner of the Fortune 7 Leased Campus Property, McKesson, and CoverMyMeds (McKesson and CoverMyMeds, together, the “Enterprise”), and the City of Columbus, Ohio (the “City”), the prior owner of the Fortune 7 Leased Campus Property received effective February 6, 2019, a one-hundred percent 15-year tax abatement in consideration of a proposed $225 million investment in real property improvements, the retention and relocation of approximately 592 existing full-time permanent positions with an associated annual payroll of approximately $43.2 million and the creation of approximately 1,032 new full–time positions with an associated annual payroll of approximately $75 million related to the construction of one new approximately 200,000 square foot class A office building, ancillary campus amenities and surface parking (i.e., Phase 1) and subject to market conditions, the construction of another class A office building of up to approximately 200,000 square feet along with one or more associated parking structures containing up to approximately 1,150 parking spaces at a later date (i.e., Phase 2).

A-3-93

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

In the event that the Enterprise or the owner of the Fortune 7 Leased Campus Property fails to satisfy conditions under, or otherwise defaults under, the Enterprise Zone Agreement, the City may terminate or modify the tax exemption, and/or may require repayment of some or all of the amount of taxes that would have been payable absent the exemption. In addition, any transfer of the Enterprise Zone Agreement (and therefore of the right to the tax exemption) requires the consent of the City. Such consent has not yet been obtained in connection with the transfer of the Enterprise Zone Agreement from the prior owner to the Fortune 7 Leased Campus Borrower. The Fortune 7 Leased Campus Borrower is required to provide to the lender, within 90 days after the origination date, an amendment to the Enterprise Zone Agreement containing such consent of the City. As a result of the requirement for City consent to transfer, the Enterprise Zone Agreement (and the right to the tax exemption) will not automatically be transferred to the lender upon a foreclosure or deed-in-lieu thereof; instead, the lender will be required to seek such consent. There is no assurance that such consent will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations" in the Prospectus. The Fortune 7 Leased Campus Whole Loan was underwritten assuming that the tax exemption is in place.

Tenant.

McKesson (231,626 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). McKesson is a Texas-based health care company founded in 1833 that provides healthcare supply chain management solutions, retail pharmacy, health technology, community oncology and specialty care. McKesson works with sciences companies, manufacturers, providers, pharmacies, governments and other healthcare organizations to help provide medicines, medical products and healthcare services. McKesson employs approximately 80,000 employees and is currently ranked in the top 10 on the Fortune 500. McKesson has been a tenant at the Fortune 7 Leased Campus Property since March 29, 2021 and has a lease expiration of March 31, 2031. McKesson has four, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

The following table presents certain information relating to the major tenants at the Fortune 7 Leased Campus Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
McKesson	BBB+/Baa2/ BBB+	231,626	100.0%	$36.95	$8,558,713	100.0%	3/31/2031	4 x 5 Yrs	N
Total Major Tenants		231,626	100.0%	$36.95	$8,558,713	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		231,626	100.0%	$36.95	$8,558,713	100.0%

Vacant Space		0	0.0%

Collateral Total		231,626	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

A-3-94

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at the Fortune 7 Leased Campus Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	1	231,626	100.0%	231,626	100.0%	$8,558,713	100.0%	$36.95
Thereafter	0	0	0.0%	231,626	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	231,626	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	231,626	100.0%			$8,558,713	100.0%	$36.95
(1)	Information is based on the underwritten rent roll.

The following table presents historical occupancy percentages at the Fortune 7 Leased Campus Property:

Historical Occupancy

2018(1)	2019(1)	2020(1)	6/5/2021(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancies are unavailable because the Fortune 7 Leased Campus Property was built in 2021.

(2)	Information based on the underwritten rent roll.

A-3-95

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Fortune 7 Leased Campus Property:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Gross Potential Rent(4)	$8,558,713	96.7%	$36.95
Recoveries	$295,135	3.3	$1.27
Other Income	0	0.0	0.00
Net Rental Income	$8,853,848	100.0%	$38.22
Less Vacancy & Credit Loss	($442,692)	(5.2)	($1.91)
Effective Gross Income	$8,411,155	100.0%	$36.31

Real Estate Taxes(5)	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	$295,135	3.5	$1.27
Total Operating Expenses	$295,135	3.5%	$1.27

Net Operating Income	$8,116,021	96.5%	$35.04
Replacement Reserves	$32,700	0.4	$0.14
TI/LC	$463,252	5.5	$2.00
Net Cash Flow	$7,620,069	90.6%	$32.90

NOI DSCR(6)	3.54x
NCF DSCR(6)	3.32x
NOI Debt Yield(6)	10.4%
NCF Debt Yield(6)	9.8%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender U/W.

(2)	Historical financial information is not available because the Fortune 7 Leased Campus Property was built in 2021.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	UW Gross Potential Rent is based on the average annual rent over the remainder of the 10-year lease term for McKesson.

(5)	Real Estate Taxes were underwritten assuming the tax exemption is in place. In addition, McKesson, is required under its lease to pay real estate taxes on the Fortune 7 Leased Campus Property.

(6)	The debt service coverage ratios and debt yields are based on the Fortune 7 Leased Campus Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value as of March 24, 2021 of $124,000,000.

Environmental Matters. According to the Phase I environmental report dated April 9, 2021, the Fortune 7 Leased Campus Property was part a collection of parcels used by a construction company as an equipment storage yard and maintenance facility. According to the related environmental reports, environmental impacts include, among other things, the presence of an in-ground hydraulic lift in the main maintenance building, the general use and storage of petroleum products and hazardous materials at the property since the 1950s and a possible fill area and former scrap yard in the western portion of the property. The Phase I environmental report identified several remedial actions that had been taken, and identified the above conditions as a controlled recognized environmental condition.

COVID-19 Update. The first payment date for the Fortune 7 Leased Campus Whole Loan is June 5, 2021. As of May 13, 2021, the Fortune 7 Leased Campus Whole Loan is not subject to any forbearance, modification or debt service relief request. As of May 13, 2021, the borrower sponsor has reported that the Fortune 7 Leased Campus Property is open and operating, and each of the Fortune 7 Leased Campus Master Tenant and McKesson has paid its May 2021 rent. As of May 13, 2021, there has been no request for rent relief or lease modifications.

Market Overview and Competition. The Fortune 7 Leased Campus Property is located in Columbus, Ohio within the Columbus office market and the West office submarket. Major employers in the area include Nationwide Insurance, JP Morgan Chase, The Kroger Company, Amazon, American Electric Power and The Ohio State University, which is the largest employer in the area and enrolls over 44,000 students. The Columbus office market is located right outside of the Columbus central business district, which represents one of the largest employment centers in the Midwest, with over 80,000 employees. The Fortune 7 Leased Campus Property is located in the Franklinton neighborhood of the city of Columbus, which is experiencing development, including the development of an 85,000 square foot Marriott hotel, the development of 500 Neil Avenue, which is a 130,000 square foot office development that will be the new headquarters for Chipotle, and the development of Gravity II, which is a mixed-use facility containing 234 apartment units and

A-3-96

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

office space. In addition to its strong employment base, the area is easily accessible to surrounding submarkets and Crew Stadium which is scheduled to open in 2021. Primary access to the Fortune 7 Leased Campus Property is provided by Interstate 670, Interstate 71 and Interstate 70, all of which either pass through the property’s immediate area, or act as major arterials that pass through the Columbus central business district. The Fortune 7 Leased Campus Property can also be accessed by the Central Ohio Transit Authority which has a stop located on McKinley Avenue, which is immediately south of the property. According to the appraisal, as of the fourth quarter of 2020, the Columbus office market had approximately 111.6 million square feet of office space inventory, overall vacancy in the market was approximately 8.5% and asking rent was $19.86 per square foot. According to the appraisal, as of the fourth quarter of 2020, the West office submarket had approximately 942,531 square feet of office space inventory, overall vacancy in the market was approximately 10.5% and asking rent was $15.68 per square foot. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Fortune 7 Leased Campus Property was 12,166, 158,309 and 348,794, respectively. The 2020 estimated average household income within a one-, three- and five mile radius of the Fortune 7 Leased Campus Property was $65,806, $71,450 and $71,562, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Fortune 7 Leased Campus Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Low Market Rent	High Market Rent	Average Market Rent
Office	$28.28	$36.85	$33.72
Source: Appraisal.

The following table presents comparable office leases with respect to the Fortune 7 Leased Campus Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
910 John Street (subject)	2021	231,626	McKesson	231,626	March. 2021	$36.95	NNN
1300 Thames St. Baltimore, MD	2020	235,850	WeWork	69,308	Feb. 2020	$29.81	NNN
1033 W Roosevelt Way Tempe, AZ	2020	358,800	DoorDash, Inc.	358,800	Apr. 2020	$31.50	NNN
200 Park Ave Orange Village, OH	2017	163,882	Philips Electronics Realty, LLC	32,357	Jan. 2019	$31.88	Full Service (less Electric)
Confidential Cleveland, OH	2013	475,708	Confidential	123,351	Aug. 2020	$35.00	Full Service (less Electric)
300 South Tryon Street Charlotte, NC	2017	630,000	Barings	227,512	Feb. 2020	$39.50	Full Service
1224 Hammond Drive Northeast Atlanta, GA	2020	335,000	Insight Global	175,000	Jan. 2020	$41.00	Full Service

Source: Appraisal.

Escrows.

Real Estate Taxes – During a Cash Sweep Event Period (as defined below), the Fortune 7 Leased Campus Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Fortune 7 Leased Campus Property.

Insurance – The Fortune 7 Leased Campus Whole Loan documents provide for an upfront reserve of $22,686 for insurance premiums and for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $11,343); provided that such monthly deposits are not required so long as either (i) both (x) no Cash Sweep Event Period exists, and (y) McKesson is obligated to pay the insurance premiums for all of the required insurance policies directly to the applicable insurer(s) under the terms of its lease, or (ii) a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the Fortune 7 Leased Campus Whole Loan documents and the Fortune 7 Leased Campus Borrower is required to provide the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums at least 10 days prior to the expiration date of the policies.

Replacement Reserve –The Fortune 7 Leased Campus Whole Loan documents provide for ongoing monthly deposits of approximately $2,895 into a reserve for approved capital expenditures.

A-3-97

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

TI/LC Reserve –During a Cash Sweep Event Period, the Fortune 7 Leased Campus Whole Loan documents provide for ongoing monthly deposits of approximately $24,128 into a reserve for future tenant improvements and leasing commissions.

Lockbox and Cash Management. The Fortune 7 Leased Campus Whole Loan is structured with a hard lockbox and in place cash management. The Fortune 7 Leased Campus Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct or cause the Fortune 7 Leased Campus Master Tenant to direct all tenants of the Fortune 7 Leased Campus Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the Fortune 7 Leased Campus Borrower, Fortune 7 Leased Campus Master Tenant or property manager into the lockbox account within two business days of receipt. In addition, the Fortune 7 Leased Campus Borrower is required to establish and maintain a cash management account controlled by the lender. All funds in the lockbox account are required to be swept to the cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the Fortune 7 Leased Campus Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the TI/LC reserve, if any as described above under “Escrows,” (iv) if a Cash Sweep Event Period exists, to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) if a Cash Sweep Event Period exists, to deposit any remainder into an excess cash flow reserve to be held as additional security for the Fortune 7 Leased Campus Whole Loan during the continuance of such Cash Sweep Event Period (provided that, if the Cash Sweep Event Period is solely due to a downgrade of McKesson, the aggregate amount of funds to be held by the lender in such excess cash flow reserve during such Cash Sweep Event Period may not exceed $13,897,560 (the “Downgrade Cap”)), and (vi) if no Cash Sweep Event Period exists, or the Cash Sweep Event Period is solely due to a downgrade of McKesson and the Downgrade Cap has been reached, any remainder to be disbursed to the Fortune 7 Leased Campus Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Fortune 7 Leased Campus Whole Loan documents, and ending upon the cure, if applicable, of such event of default; or

(ii)	commencing upon the debt service coverage ratio on the Fortune 7 Leased Campus Whole Loan (based on the trailing twelve months operating statement) falling below 1.45x for the immediately preceding six calendar months, and ending on the date such debt service coverage ratio (based on the trailing twelve months operating statement) equals or exceeds 1.45x for the immediately preceding six calendar months; or

(iii)	commencing upon the credit rating of McKesson falling below “BB-” by S&P or an equivalent rating from any other rating agencies that rate such tenant and ending upon the date that the credit rating of McKesson is at or above “BB-” from S&P or an equivalent rating from each of the other rating agencies which rate such entity; or

(iv)	commencing if McKesson has not previously renewed or extended the McKesson lease on Approved Lease Terms (as defined below) either (I) 18 months prior to the expiration of the McKesson lease or (II) in the event that on such date more than 50% of the space demised under the McKesson lease is subleased to unrelated third party subtenants, 24 months prior to the expiration of the McKesson lease and ending if either (1) McKesson has renewed or extended the McKesson lease on Approved Lease Terms or (2) the space demised under the McKesson lease is re-leased in full to a new tenant or tenants on Approved Lease Terms; or

(v)	Commencing if McKesson “goes dark” or vacates (or gives notice of its intent to do so; provided however, that if such notice is given more than six months prior to McKesson’s intended date to “go dark” or vacate, the related Cash Sweep Event Period will commence six months prior to such intended date) more than 25% of its space (excluding any space that McKesson subleases, if McKesson remains an obligor or guarantor for such subleased space) and ending if either (1) McKesson is open for business and in occupancy of all of the space demised under the McKesson lease (or if the Cash Sweep Period commenced as a result of McKesson providing notice of its intention to “go dark” or vacate, McKesson revoked such notice prior to the date on which it “went dark” or vacated), or (2) the space demised under the McKesson lease is re-leased in full to a new tenant on Approved Lease Terms; or

(vi)	Commencing if McKesson files (or gives notice of its intent to file) a voluntary bankruptcy or insolvency petition or is the subject of an involuntary bankruptcy or insolvency petition that is not dismissed within 90 days of being filed and ending if (1) either (A) the McKesson lease is affirmed in bankruptcy on Approved Lease Terms, (B) McKesson is open for business and in occupancy of all of the space demised under the McKesson lease and otherwise complies with Approved Lease Terms or (C) the space demised under the McKesson lease is re-leased in full to a new tenant or tenants on Approved Lease Terms or (2) solely in the case of a notice of an intent to file a voluntary bankruptcy or insolvency petition, McKesson does not file such petition within the time indicated in such notice.

“Approved Lease Terms” means that (i) a lease (or renewal of the McKesson lease) has been entered into after any prior written reasonable approval by the lender required under the loan agreement; (ii) the tenant (if other than McKesson) has been approved by the lender to the extent required under the loan agreement; (iii) the tenant has taken (or in the case of McKesson, is continuing) occupancy of the applicable space and is operating its business and open for business therein; (iv) the tenant is paying its full unabated base monthly rent under its lease; and (v) the tenant (if other than McKesson) has provided the lender with a reasonably acceptable estoppel certificate evidencing that the requirements set forth in items (iii) and (iv) above have been satisfied.

The Fortune 7 Leased Campus Borrower may avoid a Cash Sweep Event Period, other than a Cash Sweep Event Period due to an event of default, by providing to the lender a letter of credit meeting the requirements of the loan documents in an amount equal to the then applicable annual amount of rent under the McKesson lease (assuming such lease is then in effect regardless of whether it has terminated or not) for each year in which the Cash Sweep Event Period is outstanding (provided,

A-3-98

Office – CBD	Loan #9	Cut-off Date Balance:	$50,000,000
910 John Street	Fortune 7 Leased Campus	Cut-off Date LTV:	62.9%
Columbus, OH 43222		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	10.4%

however, in the event the Cash Sweep Period has commenced solely due to a downgrade of McKesson, the aggregate amount of any letters of credit required to avoid such Cash Sweep Event Period will not exceed $13,897,560).

Property Management. The Fortune 7 Leased Campus Property is managed by Colliers International Asset Services, LLC, a third party property manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None; however, a letter of credit may be provided to avoid a Cash Sweep Event Period as described above under “Lockbox and Cash Management.”

Purchase Options. The Fortune 7 Leased Campus Master Tenant has an option to purchase the Fortune 7 Leased Campus Property on and after the monthly payment date in November 2030, which purchase option is conditional upon payment by the Fortune 7 Leased Campus Master Tenant of (i) all rent due under the master lease on or prior to the purchase date, (ii) an amount equal to the unpaid acquisition cost (which acquisition cost is equal to the original principal balance of the Fortune 7 Leased Campus Whole Loan) and (iii) any yield maintenance premium then applicable. The Fortune 7 Leased Campus Master Tenant also has a purchase option to purchase the Fortune 7 Leased Campus Property if the Fortune 7 Leased Campus Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, a parent entity of the Fortune 7 Leased Campus Master Tenant has the right at any time to purchase 100% of the shares of a parent company of the Fortune 7 Leased Campus Borrower at a price equal to $100.

In addition, the lease for the sole tenant of the Fortune 7 Leased Campus Property, McKesson, provides such tenant an option to purchase the Fortune 7 Leased Campus Property, provided no event of default exists under the lease, at a price equal to its fair market value (but not less than the total capital investment, which must include the most recent purchase price of the property and all amounts invested in the property since that purchase), by delivery of written notice at least 90 and no more than 150 days’ prior to one of the following milestones (A) expiration of the fifth lease year (which occurs on March 31, 2026) or (B) expiration of the 9th lease year (which occurs on March 31, 2030). In connection with the origination of the Fortune 7 Leased Campus Whole Loan, the tenant executed a subordination, non-disturbance and attornment agreement (the “SNDA”) in which it agreed that it must give the lender 30 days’ notice prior to exercising the purchase option, and that title will not pass to the tenant upon an exercise of the purchase option until the obligations secured by the mortgage for the Fortune 7 Leased Campus Whole Loan have been fully satisfied, or if the loan documents so provide, fully defeased. In addition, the SNDA provides to the extent the tenant has had or thereafter acquires any option to purchase the Mortgaged Property, such option will be subject and subordinate to the deed of trust for the Mortgage Loan and is waived and released as against the lender and the purchaser at foreclosure or transferee in lieu of foreclosure. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Prospectus.

Ground Lease. None.

Terrorism Insurance. The Fortune 7 Leased Campus Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Fortune 7 Leased Campus Property together with 18 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-99

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

A-3-100

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

261-275 Amsterdam Avenue
261-275 Amsterdam Avenue
New York, NY 10023
MANHATTAN
Upper West Side
West Side
Hudson River
Riverside Park
Riverside Park South
CENTRAL PARK
The Lake
Strawberry Fields
Sheep Meadow
Heckscher Playground
Delacorte Theater
Rose Center for Earth and Space
American Museum of Natural History
New York Historical Society
Children's Museum of Manhattan
Arthouse Hotel NYC
WP Theater (McGinn/Cazale)
Hotel Beacon
Beacon Theatre
Eleanor Roosevelt Memorial
La Quinta Inn & Suites NYC Central Park
Tavern On The Green
65th St Traverse
Walter Reade Theater
Juilliard School
American Folk Art Mus.
Lincoln Center Theater
David Geffen Hall
Metropolitan Opera House
LINCOLN CENTER
Damrosch Park
David H. Koch Theater
Quinn Library
Fordham Univ. School of Law
Leon Lowenstein Center
NYIT Auditorium on Broadway
Mandarin Oriental, New York
Church of St. Paul the Apostle
Time Warner Center/ Shops at Columbus Ctr.
John Jay College of Criminal Justice
Gerald W. Lynch Theater
Mt. Sinai Hospital West
Museum of Arts & Design
222 Central Park South
CBS Broadcast Center
CBS News
The Watson Hotel
The Moderne Hotel
Central Park South
West Drive
79TH ST/ BROADWAY
72ND ST/ BROADWAY
66TH ST/ BROADWAY
81ST ST/ MUSEUM OF NATURAL HISTORY
72ND ST
59TH ST/ COLUMBUS CIRCLE
57TH ST
W. 85th St.
W. 84th St.
W. 83rd St.
W. 82nd St.
W. 81st St.
W. 80th St.
W. 79th St.
W. 78th St.
W. 77th St.
W. 76th St.
W. 75th St.
W. 74th St.
W. 73rd St.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
Riverside Dr.
H. Hudson Pkwy.
9A
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
Fort Lee
Cliffside Park
BERGEN COUNTY
Edgewater
North Bergen
NEW JERSEY
West New York
HUDSON COUNTY
Weehawken
Union City
Hoboken
BRONX
East River
Washington Heights
Harlem
East Harlem
MANHATTAN
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
LaGuardia Airport
Astoria
Woodside
QUEENS
Long Island City
Greenpoint
BROOKLYN
Williamsburg

A-3-101

No. 10 – 261-275 Amsterdam Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000			Property Type – Subtype:	Mixed Use – Multifamily/Retail
Cut-off Date Balance(1):	$40,000,000			Location:	New York, NY
% of Initial Pool Balance:	3.9%			Size:	146 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit(1):	$650,684.93
Borrower Sponsor:	Michael E. Laub			Maturity Date Balance Per Unit(1):	$650,684.93
Guarantor:	Michael E. Laub			Year Built/Renovated:	1906/1963
Mortgage Rate:	3.5500%			Title Vesting:	Fee
Note Date:	April 27, 2021			Property Manager:	MGA Management Corp. (borrower-affiliated)
Seasoning:	1 month			Current Occupancy (As of)(5):	98.6% (4/28/2021)
Maturity Date:	May 1, 2031			YE 2020 Occupancy(5):	97.9%
IO Period:	120 months			YE 2019 Occupancy(5):	97.3%
Loan Term (Original):	120 months			YE 2018 Occupancy(5):	99.3%
Amortization Term (Original):	NAP			As-Is Appraised Value(5)(6):	$150,100,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per Unit:	$1,028,082.19
Call Protection:	L(23),YM1(2),DorYM1(88),O(7)			As-Is Appraisal Valuation Date:	March 1, 2021
Lockbox Type:	Soft/Springing Cash Management			Underwriting and Financial Information(5)
Additional Debt(1)(2):	Yes			TTM NOI (3/31/2021):	$5,999,545
Additional Debt Type (Balance) (1)(2):	Pari Passu ($55,000,000)			YE 2020 NOI:	$6,218,958
				YE 2019 NOI:	$6,503,066
				YE 2018 NOI:	$6,635,155
				U/W Revenues:	$12,054,457
				U/W Expenses:	$5,143,623
				U/W NOI:	$6,910,834
Escrows and Reserves(3)				U/W NCF:	$6,735,257
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.02x / 1.97x
Taxes:	$1,586,430	$317,286	NAP	U/W Debt Yield based on NOI/NCF(1):	7.3% / 7.1%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.3% / 7.1%
Required Repair Reserve:	$3,450	$0	NAP	Cut-off Date LTV Ratio(1):	63.3%
Replacement Reserve:	$0	$3,627	NAP	LTV Ratio at Maturity(1):	63.3%
Facade Reserve(4):	$519,452	$0	NAP
Unit Renovation Reserve:	$50,000	$0	NAP
Rent Concession Reserve:	$154,448	$0	NAP

Sources and Uses
Sources			Uses
Whole Loan amount	$95,000,000	100.0%	Loan Payoff:	$89,355,143	94.1%
			Upfront Reserves:	$2,313,780	2.4
			Return of Equity:	$2,216,302	2.3
			Closing Costs:	$1,114,775	1.2
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)	The 261-275 Amsterdam Avenue Mortgage Loan (as defined below) is part of the 261-275 Amsterdam Avenue Whole Loan (as defined below) with an original aggregate principal balance of $95,000,000. The Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 261-275 Amsterdam Avenue Whole Loan.

(2)	See “The Mortgage Loan” below for further discussion of additional debt.

(3)	See “Escrows” below for further discussion of Escrows.

(4)	As of May 13, 2021, the current balance of the Facade Reserve is $467,532. Approximately $51,920 has been released thus far.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the 261-275 Amsterdam Avenue Whole Loan more severely than assumed in the underwriting of the 261-275 Amsterdam Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Prospectus.

(6)	See “Appraisal” below.

The Mortgage Loan. The mortgage loan (the “261-275 Amsterdam Avenue Mortgage Loan”) is part of a whole loan (the “261-275 Amsterdam Avenue Whole Loan”) that is evidenced by two pari passu promissory notes in the original aggregate principal amount of $95,000,000. The 261-275 Amsterdam Avenue Whole Loan is secured by a first priority fee mortgage encumbering a mixed use multifamily and retail building located in New York, New York (the “261-275 Amsterdam Avenue Property”). The non-controlling Note A-2, in the original principal amount of $40,000,000, represents the 261-275 Amsterdam Avenue Mortgage Loan and will be included in the BANK 2021-BNK34 securitization trust. The controlling Note A-1, in the original principal amount of $55,000,000, was contributed

A-3-102

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

to the BANK 2021-BNK33 securitization. The 261-275 Amsterdam Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK33 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

261-275 Amsterdam Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	BANK 2021-BNK33	Yes
A-2	$40,000,000	$40,000,000	BANK 2021- BNK34	No
Total	$95,000,000	$95,000,000

The Borrower and Borrower Sponsor. The borrower is G & L Realty Delaware LLC (the “261-275 Amsterdam Avenue Borrower”), a single-purpose Delaware limited liability company with one independent director. Michael E. Laub is the borrower sponsor and non-recourse carveout guarantor. Michael E. Laub is the founder of Laub Realty, a real estate firm that owns, manages and leases commercial, residential and medical properties throughout the United States. Laub Realty currently owns and manages over 2,000 apartment units and in excess of 1.0 million square feet of office and retail space.

The Property. The 261-275 Amsterdam Avenue Property is a 12-story mixed use multifamily and retail property, totaling 146 units, situated on a 0.56-acre site in New York, New York on Amsterdam Avenue between West 72nd Street and West 73rd Street. The 261-275 Amsterdam Avenue Property was built in 1906 and is comprised of 133 apartment units, totaling 160,738 square feet, and 13 ground floor retail units, totaling 20,837 square feet. There is an additional superintendent unit totaling 1,158 square feet and five additional ancillary commercial units totaling 2,840 square feet. The apartment unit mix is comprised of studios, and one-, two-, three-, four-, five- and six-bedroom units. There are 66 market rate units, 60 rent stabilized units and seven rent controlled units. Building amenities include a laundry room with 10 washers and 11 dryers and storage facilities. The 261-275 Amsterdam Avenue Property was renovated in 1963. Between 2019 and 2020, the borrower sponsor invested $2,671,827 into the 261-275 Amsterdam Avenue Property, which included overall improvements to the building and apartments including re-piping of gas lines on the 73rd Street side, electrical rewiring, hallway lighting and renovations on the 72nd Street side, and façade repairs. There are ongoing façade repairs with an estimated cost to complete of $851,265 of which $331,813 has already been spent (and the remaining cost has been reserved for), as well as one unit that is being renovated at a cost of $50,000. As of April 28, 2021, the 261-275 Amsterdam Avenue Property’s residential space was 98.5% leased. The retail space is fully leased by 12 tenants. The largest tenant by rent is Capital One (27.7% of commercial net rentable area / 43.4% of total underwritten commercial rent), the second largest tenant by rent is Chipotle Mexican Grill (10.7% of commercial net rentable area / 9.6% of total underwritten commercial rent), and the third largest tenant by rent is Utopia Diner (6.2% of commercial net rentable area / 9.4% of total underwritten commercial rent). Underwritten income is comprised approximately 46.5% from multifamily units and 53.5% from retail units. The 261-275 Amsterdam Avenue Property has been designated as a landmark by the New York City Landmarks Preservation Commission (the “LPC”), and is subject to the LPC’s prior approval for alterations, reconstruction, demolition and new construction.

The following table represents the residential apartment unit mix at the 261-275 Amsterdam Avenue Property:

Apartment Unit Mix Summary (1)

Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio	2	2	100.0%	436	$1,669	$3.83
One Bedroom	22	22	100.0%	720	$2,708	$3.76
Two Bedroom	64	63	98.4%	1,028	$2,934	$2.85
Three Bedroom	21	21	100.0%	1,454	$4,248	$2.92
Four Bedroom	7	6	85.7%	1,634	$4,763	$2.92
Five Bedroom	12	12	100.0%	2,018	$7,163	$3.55
Six Bedroom	5	5	100.0%	2,409	$5,790	$2.40
Total/Average	133	131	98.5%	1,209	$3,667	$3.03

Source: Borrower rent roll dated April 28, 2021.

(1)	Monthly Average Rent per Unit and Monthly Average Rent per square foot reflect rental rates for all of the different types of units; market rate, rent stabilized and rent controlled. According to the appraisal, market rate unit monthly average rents are $2,000 per unit ($6.64 per square foot) for studio units, $3,169 per unit ($4.57 per square foot) for one-bedroom units, $4,256 per unit ($4.31 per square foot) for two-bedroom units, $5,945 per unit ($4.00 per square foot) for three-bedroom units, $6,525 per unit ($4.08 per square foot) for four-bedroom units (including one vacant unit with $6,500 market rent applied), $8,588 ($4.17 per square foot) for five-bedroom units and $11,100 ($4.61 per square foot) for six-bedroom units. According to the appraisal, rent stabilized units’ monthly rents range from $1,072 to $4,952 per unit (depending in part on unit size) and average $2,238 per month, and rent controlled units’ monthly rents range from $1,562 to $5,456 (depending in part on unit size) and average $4,055 per month.

A-3-103

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to the tenancy at the 261-275 Amsterdam Avenue Property:

Commercial Tenant Summary (1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of SF	Annual U/W Rent	Annual U/W Rent PSF	% of Total Annual U/W Commercial Rent	Lease Expiration Date	Renewal Options	Term. Option (Y/N)
Retail Tenants
Capital One	A-/Baa1/BBB	6,567	27.7%	$2,495,977	$380.08	43.4%	12/31/2027	None	N
The Dorm	NR/NR/NR	4,339	18.3%	$334,970	$77.20	5.8%	4/30/2024	None	N
Chipotle Mexican Grill	NR/NR/NR	2,525	10.7%	$554,288	$219.52	9.6%	2/28/2023	None	N
The Paper House	NR/NR/NR	2,000	8.4%	$264,000	$132.00	4.6%	9/30/2022	None	N
Utopia Diner	NR/NR/NR	1,479	6.2%	$537,600	$363.49	9.4%	8/31/2028	None	N
L&H Nail & Spa	NR/NR/NR	1,208	5.1%	$299,549	$247.97	5.2%	3/31/2029	None	N
El Rojo NYC	NR/NR/NR	650	2.7%	$265,253	$408.08	4.6%	1/31/2029	None	N
Joe Coffee Company	NR/NR/NR	596	2.5%	$236,357	$396.57	4.1%	4/30/2027	1, 5-year	N
Kitakata Ramen	NR/NR/NR	530	2.2%	$170,465	$321.63	3.0%	9/30/2023	1, 5-year	N
Haagen-Dazs	NR/NR/NR	406	1.7%	$192,000	$472.91	3.3%	1/31/2031	None	N
Amsterdam Tobacco House	NR/NR/NR	314	1.3%	$134,292	$427.68	2.3%	9/30/2024	None	N
Parades & Son	NR/NR/NR	223	0.9%	$75,600	$339.01	1.3%	6/30/2023	None	N
Retail Subtotal/Wtd. Avg.		20,837	88.0%	$5,560,351	$266.85	96.7%

Ancillary Commercial Tenants
Susan Sussman & Robin Good	NR/NR/NR	1,140	4.8%	$103,800	$91.05	1.8%	10/30/2024
Hercules Corp.	NR/NR/NR	500	2.1%	$24,000	$48.00	0.4%	8/31/2022
T-Mobile	NR/NR/NR	0	0.0%	$42,243	NAP	0.7%	8/31/2025
Donald Shaw Interiors	NR/NR/NR	200	0.8%	$7,200	$36.00	0.1%	MTM
Bargold Storage Systems	NR/NR/NR	1,000	4.2%	$10,000	$10.00	0.2%	2/28/2027
Ancillary Subtotal/Wtd. Avg.		2,840	12.0%	$187,243	$65.93	3.3%

Subtotal/Wtd. Avg		23,677	100.0%	$5,747,594	$242.75	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents historical occupancy percentages at the 261-275 Amsterdam Avenue Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	4/28/2021(2)
99.3%	99.3%	97.3%	97.9%	98.6%

(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

A-3-104

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 261-275 Amsterdam Avenue Property:

Cash Flow Analysis

	2017	2018	2019	2020	3/31/2021 TTM	U/W(1)	%(4)	U/W $ per Unit
Base Rent	$5,614,800	$5,643,015	$5,700,015	$5,816,342	$5,877,125	$6,221,095	50.2%	$42,610.24
SL Rent	0	0	0	0	0	$215,791	1.7%	1478.02
Rent Steps	0	0	0	0	0	$111,162	0.9%	761.38
Gross Potential Rent	$5,614,800	$5,643,015	$5,700,015	$5,816,342	$5,877,125	$5,894,142	47.5%	$40,370.84
Other Income(2)(3)	$5,164,726	$5,094,170	$4,968,802	$4,358,494	$4,178,066	$5,460,214	44.0%	37,398.73
Total Recoveries	$760,977	$861,178	$977,921	$1,067,285	$1,069,844	$1,047,166	8.4%	7,172.37
Net Rental Income	$11,540,503	$11,598,363	$11,646,738	$11,242,121	$11,125,035	$12,401,522	100.0%	$84,941.94
(Vacancy & Credit Loss)	($10,019)	($28,215)	($228,001)	($145,409)	($146,855)	($347,065)	-5.9%	-2,377.16
Effective Gross Income	$11,530,484	$11,570,148	$11,418,737	$11,096,712	$10,978,180	$12,054,457	97.2%	82,564.77

Real Estate Taxes	$3,107,689	$3,286,649	$3,464,930	$3,592,407	$3,626,208	$3,696,533	30.7%	$25,318.72
Insurance	$82,093	$102,938	$124,194	$80,109	$84,951	$102,152	0.8%	699.67
Other Operating Expenses	$1,455,497	$1,545,406	$1,326,547	$1,205,238	$1,267,476	$1,344,938	11.2%	9,211.9
Total Operating Expenses	$4,645,279	$4,934,993	$4,915,671	$4,877,754	$4,978,635	$5,143,623	42.7%	$35,230.29

Net Operating Income	$6,885,205	$6,635,155	$6,503,066	$6,218,958	$5,999,545	$6,910,834	57.3%	$47,334.48
Replacement Reserves	$0	$0	$0	$0	$0	$43,518	0.4%	298.07
TI/LC	$0	$0	$0	$0	$0	$132,058	1.1%	904.51
Net Cash Flow	$6,885,205	$6,635,155	$6,503,066	$6,218,958	$5,999,545	$6,735,257	55.9%	46,131.9

NOI DSCR(5)	2.01x	1.94x	1.90x	1.82x	1.75x	2.02x
NCF DSCR(5)	2.01x	1.94x	1.90x	1.82x	1.75x	1.97x
NOI Debt Yield(5)	7.2%	7.0%	6.8%	6.5%	6.3%	7.3%
NCF Debt Yield(5)	7.2%	7.0%	6.8%	6.5%	6.3%	7.1%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender U/W.

(2)	Other Income is comprised of retail and other commercial income, adjusted for vacancy.

(3)	The increase between 3/31/2021 TTM and U/W Other Income and Net Operating Income is primarily due to (i) rent steps totaling $111,162 (ii) straight line rent for Capital One totaling $215,791 and (iii) the 3/31/2021 TTM reflecting aggregate commercial rent reduction of $1,015,876 for tenants paying reduced rent due to COVID-19 relief (while the U/W assumes such tenants have returned to paying full rent).

(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(5)	The debt service coverage ratios and debt yields are based on the 261-275 Amsterdam Avenue Whole Loan.

Appraisal. The appraiser concluded to an “as is subject to extraordinary assumptions” appraised value of $150,100,000 with a valuation date of March 1, 2021, which assumes a capital reserve account to complete $519,452 worth of façade repairs to the Mortgaged Property as well as $50,000 of renovations to one residential unit. At origination, such amounts were reserved with the lender. The “as is” appraised value without such extraordinary assumption is $149,600,000.

Environmental Matters. According to a Phase I environmental site assessment dated March 9, 2021, there was no evidence of any recognized environmental conditions at the 261-275 Amsterdam Avenue Property.

COVID-19 Update. As of June 1, 2021 the 261-275 Amsterdam Avenue Whole Loan is current as of its June debt service payment and is not subject to any modification or forbearance request. The 261-275 Amsterdam Avenue Borrower entered into a forbearance agreement with regard to the previous mortgage loan on the 261-275 Amsterdam Avenue Property. The previous lender agreed to 6 months of forbearance of all interest payments and reserve fund payments due on the previous loan on the payment dates from April through September 2020, totaling approximately $1,345,367. Such amounts were repaid with the proceeds of the 261-275 Amsterdam Avenue Whole Loan. As of May 25, 2021, the borrower sponsor has reported that the 261-275 Amsterdam Avenue Property is open and operating, with 89.0% of billed rent for residential and commercial tenants being collected for the month of May 2021. Eight retail tenants and the building’s lobby tenant received rent relief in 2020 (17.3% of total underwritten rent). There are six retail tenants as well as the building’s lobby tenant that are receiving ongoing rent relief (14.5% of total underwritten rent) from January 2021 through June 2021. The tenants have remained current on their amended rent obligations and are required to commence their full contractual rent payments in July 2021.

Market Overview and Competition. The 261-275 Amsterdam Avenue Property is located in New York, New York, on the Upper West Side of Manhattan. The Upper West Side offers a variety of cultural centers, including the Museum of Natural History, Hayden Planetarium, New York Historical Society, and Lincoln Center. Primary access to the 261-275 Amsterdam Avenue Property is provided

A-3-105

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

by subway service and bus service available at a number of locations along Amsterdam Avenue, Columbus Avenue and 81st Street. The 261-275 Amsterdam Avenue Property is located in the Upper West Side multifamily and retail submarket and within the New York multifamily and retail market. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Upper West Side Manhattan multifamily submarket was approximately 5.5%, with average asking rents of $4,521 per unit and inventory of approximately 55,878 units. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Upper West Side Manhattan retail submarket was approximately 3.3%, with average asking rents of $168.22 per square foot and inventory of approximately 4.0 million square feet. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the New York multifamily market was approximately 4.5%, with average asking rents of $2,713 per unit and inventory of approximately 1.4 million square feet. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the New York retail market was approximately 4.3%, with average asking rents of $42.26 per square foot and inventory of approximately 609.2 million square feet.

The following table presents certain information relating to multifamily rental properties comparable to the multifamily portion of the 261-275 Amsterdam Avenue Property:

Comparable Rental Properties (1)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
261-275 Amsterdam Avenue(2) New York (subject property)	1906	133	Studio 1BR 2BR 3BR 4BR 5BR 6BR	436 720 1,028 1,454 1,634 2,018 2,409	$1,669 $2,708 $2,934 $4,248 $4,763 $7,163 $5,790	$3.83 $3.76 $2.85 $2.92 $2.92 $3.55 $2.40
175 West 79th Street New York, NY	1927	75	1BR 2BR 3BR 4BR	900 1,200 1,500 2,800	$2,900 $4,500 $6,250 $12,500	$3.22 $3.75 $4.17 $4.46
239 West 63rd Street New York, NY	1907	41	Studio 1BR 2BR 3BR 4BR	400 500 600 700 800	$1,700 $1,945 $2,287 $2,584 $4,471	$4.25 $3.89 $3.81 $3.69 $5.59
235 West End Avenue New York, NY	1929	148	Studio 1BR 2BR 3BR 4BR	400 775 950 1,955 1,800	$1,895 $3,608 $5,225 $12,000 $8,500	$4.74 $4.66 $5.50 $6.14 $4.72
321 Columbus Avenue New York, NY	1898	76	Studio 1BR 2BR 3BR 4BR	650 802 1,350 1,350 1,950	$2,345 $3,828 $6,746 $6,895 $13,675	$3.61 $4.77 $5.00 $5.11 $7.01
6 West 107th Street New York, NY	1901	20	1BR 3BR 4BR	600 1,100 1,400	$1,950 $3,863 $3,248	$3.25 $3.51 $2.32

Source: Appraisal.

(1) The comparable properties are not rent restricted.

(2) Based on the borrower rent roll dated April 28, 2021.

A-3-106

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to retail properties comparable to the retail portion of the 261-275 Amsterdam Avenue Property:

Comparable Retail Rental Properties

Property	Total SF	Tenant	Tenant SF	Term Lease (Years)	Base Rent (PSF)	Lease Type
261-275 Amsterdam Avenue(1) (subject property)	20,837	Capital One	6,567	15	$347.22	Modified Gross
240 Columbus Ave	5,452	Felice’	1,800	10	$195.00	Modified Gross
2025 Broadway	216,606	J's Cleaners	700	10	$171.00	Modified Gross
225-229 Columbus Ave	30,446	Manny's Bistro	1,100	NAP	$210.00	Modified Gross
2091 Broadway	8,040	Beauty Box	2,750	10	$219.00	Modified Gross
348-354 Amsterdam Avenue	280,723	Soul Cycle	2,032	11	$187.02	NNN
462 Broadway	102,000	Wells Fargo	4,880	10	$425.00	Modified Gross
545 Madison Avenue	153,583	Wells Fargo	4,000	10	$485.00	Modified Gross
440 West 33rd Street	2,633,636	Citizens Bank	1,538	15	$300.00	Modified Gross

Source: Appraisal.

(1) Based on the borrower rent roll dated April 28, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the multifamily portion of the 261-275 Amsterdam Avenue Property:

Market Rent Summary(1)

Building	Units	Average Size (SF)	Avg. Monthly Rent per Unit	Avg. Monthly Rent PSF	Avg. Monthly Market Rent per Unit(2)(3)	Avg. Monthly Market Rent PSF(2)(3)
Studio	2	436	$1,669	$3.83	$2,000	$6.64
One Bedroom	22	720	$2,708	$3.76	$3,100	$4.47
Two Bedroom	64	1,028	$2,934	$2.85	$4,250	$4.30
Three Bedroom	21	1,454	$4,248	$2.92	$5,950	$4.01
Four Bedroom	7	1,634	$4,763	$2.92	$6,500	$4.07
Five Bedroom	12	2,018	$7,163	$3.55	$8,500	$4.13
Six Bedroom	5	2,409	$5,790	$2.40	$11,100	$4.61

(1)	Based on the borrower rent roll dated April 28, 2021.

(2)	Based on the appraisal.

(3)	Market Rent does not include rent stabilized or rent controlled units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the retail portion of the 261-275 Amsterdam Avenue Property:

Market Rent Summary

	The Dorm	Capital One	Under 651 SF	Over 651 SF
Market Rent (PSF)	$100.00	$400.00	$325.00	$250.00
Lease Term (Yrs)	5	5	5	5
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

Source: Appraisal.

Escrows.

Taxes – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of approximately $1,586,430 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 261-275 Amsterdam Avenue Property.

Insurance – The 261-275 Amsterdam Avenue Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the 261-275 Amsterdam Avenue Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 261-275 Amsterdam Avenue Borrower provides the lender with evidence of payment of the insurance premiums and provides evidence of renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

A-3-107

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

Required Repair Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of approximately $3,450 for required repairs.

Replacement Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for ongoing monthly deposits of $3,627 into a reserve for approved capital expenditures.

Facade Repair Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of $519,452 for façade work being done in accordance with New York City’s Local Law 11, of which approximately $51,920 has been released to the 261-275 Amsterdam Avenue Borrower thus far.

Unit Renovation Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of $50,000 for renovation work being performed on Unit 5B at the 261-275 Amsterdam Avenue Property to convert from a rent-controlled unit to a fair market rental unit.

Commercial Rent Concession Reserve – The 261-275 Amsterdam Avenue Whole Loan documents provide for an upfront reserve of $154,448 for commercial tenants receiving rent concessions, to be released upon such tenant occupying the space covered by the applicable lease past all free rent periods, paying full rent in accordance with the terms of the applicable lease past all free rent periods and providing a satisfactory estoppel to the lender.

Lockbox and Cash Management. The 261-275 Amsterdam Avenue Whole Loan is structured with a soft lockbox and springing cash management. The 261-275 Amsterdam Avenue Borrower and property manager are required to deposit any funds received by the 261-275 Amsterdam Avenue Borrower and property manager into the lockbox account within one business day of receipt. In addition, the 261-275 Amsterdam Avenue Borrower was required at origination to deliver to the lender, in escrow, tenant direction letters directing each tenant to send rents directly into the collection account, which the lender has the right to deliver to the tenants upon the occurrence of a Cash Sweep Event Period (as defined below), and is required to promptly deliver to the lender (or if requested by the lender after the occurrence of a Cash Sweep Event Period, directly to the tenants) additional tenant direction letters for tenants entering into new leases after the origination date. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the 261-275 Amsterdam Avenue Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the 261-275 Amsterdam Avenue Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows,” (ii) to pay debt service on the 261-275 Amsterdam Avenue Whole Loan, (iii) to make the monthly deposit into the replacements reserve as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the 261-275 Amsterdam Avenue Whole Loan during the continuance of such Cash Sweep Event Period. To the extent that a Cash Sweep Event Period is in existence solely due to a Lease Expiration Event (as defined below) or a Trigger Tenant Credit Event (as defined below), the remaining funds in the cash management account will not be required to be deposited into the excess cash flow subaccount once the balance in the excess cash flow subaccount is equal to $1,500,000 and the balance over $1,500,000 is required to be disbursed to the 261-275 Amsterdam Avenue Borrower. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the 261-275 Amsterdam Avenue Borrower.

“Cash Sweep Event Period” means a period commencing upon the occurrence of a Trigger Event (as defined below) and ending upon an Excess Cash Sweep Termination (as defined below).

“Trigger Event” means any one of the following: (i) the occurrence of an event of default, (ii) the occurrence of a DSCR Event (as defined below), (iii) a Trigger Tenant Credit Event, and/or (iv) a Lease Expiration Event.

“DSCR Event” means that the debt service coverage ratio for the 261-275 Amsterdam Avenue Property is less than 1.30x at the end of any calendar quarter, based upon the trailing 6 month operating statement and current in place rent roll. The 261-275 Amsterdam Avenue Borrower will have the right to cure a DSCR Event by depositing with the lender a letter of credit or cash funds in the amount which, if applied to the outstanding principal balance of the 261-275 Amsterdam Avenue Whole Loan, would result in the debt service coverage ratio being at least 1.30x for the immediately preceding six consecutive calendar months, each based upon a trailing 6-month operating statement and current in-place rent roll. Such letter of credit or cash is required to be returned to the 261-275 Amsterdam Avenue Borrower if the DSCR Event is cured without consideration of such letter of credit or cash.

“Trigger Tenant Credit Event” means (x) the bankruptcy of any Trigger Tenant (as defined below) or any guarantor of any lease with a Trigger Tenant and/or (y) any Trigger Tenant ceases to do business open to the public at the 261-275 Amsterdam Avenue Property.

“Trigger Tenant” means Capital One, and any successor tenant approved by the lender.

“Trigger Tenant Lease” means that certain lease by and between G & L Realty LLC, as landlord, and Capital One, as tenant, and all amendments, modifications and extensions thereto and any successor lease approved by the lender.

“Lease Expiration Event” means the date which is the earlier to occur of (a) the date on which a Trigger Tenant gives notice to vacate its space under its Trigger Tenant Lease and (b) the date which is 6 months prior to the expiration of the term of the Trigger Tenant

A-3-108

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$40,000,000
261-275 Amsterdam Avenue	261-275 Amsterdam Avenue	Cut-off Date LTV:	63.3%
New York, NY 10023		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	7.3%

Lease (unless the applicable Trigger Tenant has renewed or extended its lease, on terms and conditions reasonably approved by the lender, prior to such date).

“Excess Cash Sweep Termination” means (i) in the case of a Trigger Event due to an event of default, such event of default has been cured to the satisfaction of the lender in its sole discretion, (ii) in the case of a Trigger Event due to a DSCR Event, the debt service coverage ratio is at least 1.30x (based on the actual loan constant) for each of the immediately preceding 6 consecutive calendar months (or such event is cured as described in the definition of DSCR Event above), (iii) in the case of a Trigger Event due to a Lease Expiration Event, either (1) the Trigger Tenant has extended or renewed its Trigger Tenant Lease on terms and conditions approved by the lender in its sole discretion or (2) such space is leased to a new replacement tenant on terms and conditions approved by the lender, in its sole discretion, and an original tenant estoppel certificate evidencing that such new tenant is in occupancy, open for business to the public and paying full unabated rent and all tenant improvements and leasing commissions have been paid, is delivered to the lender (a “Replacement Tenant Cure”), (iv) in the case of a Trigger Event described in subsection (x) of the definition of Trigger Tenant Credit Event, either (1) the applicable lease is affirmed in bankruptcy or (2) a Replacement Tenant Cure occurs, and (v) in the case of a Trigger Event described in subsection (y) of the definition of Trigger Tenant Credit Event, either (1) the applicable Trigger Tenant has re-opened for business and is in occupancy of all its space and paying its contractual rent at the 261-275 Amsterdam Avenue Property or (2) a Replacement Tenant Cure occurs.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None; however, the 261-275 Amsterdam Avenue Borrower has the right to provide a letter of credit to cure a DSCR Event.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 261-275 Amsterdam Avenue Borrower is required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 261-275 Amsterdam Avenue Property, together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-109

No. 11 – Brookwood Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$32,350,000			Property Type – Subtype:	Self Storage – Self Storage
Cut-off Date Balance:	$32,350,000			Location:	Various, LA
% of Initial Pool Balance:	3.1%			Size:	435,966 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$74.20
Borrower Sponsor:	Robert Craig Smith			Maturity Date Balance Per SF:	$74.20
Guarantor:	Brookwood Properties, L.L.C.			Year Built/Renovated:	Various/NAP
Mortgage Rate:	3.0550%			Title Vesting:	Fee
Note Date:	May 21, 2021			Property Manager:	Life Storage Solutions, LLC
Seasoning:	0 months			Current Occupancy (As of)(3)(6):	83.9% (5/12/2021)
Maturity Date:	June 11, 2031			2020 Occupancy(3)(6):	72.5%
IO Period:	120 months			2019 Occupancy(3)):	62.5%
Loan Term (Original):	120 months			2018 Occupancy(3):	60.1%
Amortization Term (Original):	NAP			2017 Occupancy (3):	NAV
Loan Amortization Type:	Interest Only			As-Is Appraised Value(5)(6):	$63,750,000
Call Protection(1):	L(24),D(92),O(4)			As-Is Appraised Value Per SF:	$146.23
Lockbox Type:	Springing			As-Is Appraisal Valuation Date:	April 22, 2021
Additional Debt:	None			Underwriting and Financial Information(6)
Additional Debt Type (Balance):	NAP			TTM NOI (3/31/2021):	$2,943,629
				YE 2020 NOI:	$2,692,339
				YE 2019 NOI:	$2,054,198
				YE 2018 NOI:	$1,518,418
				U/W Revenues:	$4,791,624
				U/W Expenses:	$1,413,562
				U/W NOI:	$3,378,062
				U/W NCF:	$3,334,465
Escrows and Reserves				U/W DSCR based on NOI/NCF:	3.37x / 3.33x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	10.4% / 10.3%
Taxes	$175,339	$26,758	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.4% / 10.3%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(5):	50.7%
Replacement Reserve	$65,395	$5,450	$65,395	LTV Ratio at Maturity(5):	50.7%

Sources and Uses
Sources			Uses
Original loan amount	$32,350,000	100.0%	Loan Payoff(7)	$31,634,433	97.8%
			Upfront reserves	240,734	0.7
			Closing costs	162,245	0.5
			Return of Equity	312,588	1.0
Total Sources	$32,350,000	100.0%	Total Uses	$32,350,000	100.0%

(1)	The loan documents permit the partial release of up to three mortgaged properties in connection with partial defeasance of the Mortgage Loan, subject to certain conditions. See Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Releases; Partial Releases; Property Additions in this Prospectus Supplement.”

(2)	The Brookwood Self Storage Portfolio Borrower will not be required to make monthly insurance deposits provided that no event of default is continuing, the borrower maintains insurance coverage for the Brookwood Self Storage Portfolio Properties (as defined below) as part of blanket or umbrella coverage reasonably approved by the lender and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of the policies.

(3)	See “Historical Occupancy” section below for property-level occupancy statistics.

(4)	Four of the Brookwood Self Storage Properties were built in 2016 and 2017, therefore 2017 occupancy information is not available.

(5)	The individual property-level appraised values total $59,800,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 54.1%; However, the appraiser concluded to a portfolio value of $63,750,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio. See “Appraisals” section below for property-level appraised values.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Brookwood Self Storage Portfolio Mortgage Loan more severely than assumed in the underwriting of the Brookwood Self Storage Portfolio Mortgage Loan (as defined below) and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(7)	The loan is being used to refinance existing debt on a portfolio of seven self storage properties, two of which are not part of the collateral for the Brookwood Self Storage Portfolio Mortgage Loan.

A-3-110

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$32,350,000
Property Addresses – Various	Brookwood Self Storage Portfolio	Cut-off Date LTV:	50.7%
		U/W NCF DSCR:	3.33x
		U/W NOI Debt Yield:	10.4%

The Mortgage Loan. The mortgage loan (the “Brookwood Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by the first priority fee mortgages in five self storage properties located in Lafayette, Louisiana (3), New Orleans, Louisiana, and Baton Rouge, Louisiana.

The Properties. The Life Storage - New Orleans Property, the Life Storage - Verot School Property, the Life Storage – Evangeline Property, the Life Storage - Johnston Property, and the Life Storage - Baton Rouge Property (collectively, the “Brookwood Self Storage Properties”) comprise five self storage properties built between 2005 and 2017. As of May 12, 2021, the Brookwood Self Storage Properties were 83.9% occupied with individual property occupancy rates ranging from 67.9% to 92.8%. The Brookwood Self Storage Properties comprise 435,966 square feet of rentable area totaling 3,944 self storage units (80.2% climate controlled).

Life Storage - New Orleans Property

The Life Storage - New Orleans Property is a 937-unit, 101,838 square-foot self storage facility located in New Orleans, Louisiana, and situated on a 3.1-acre site. Constructed in 2016, the property comprises a one-story building and a three-story building, with 77.5% of the units being climate controlled. Amenities include surveillance cameras, keypad entry, on-site management and an apartment and office for resident manager. As of May 12, 2021, the Life Storage - New Orleans Property was 85.1% occupied and has averaged 83.3% occupancy since November 2018.

Life Storage – Verot School Property

The Life Storage - Verot School Property is a 814-unit, 90,551 square-foot self storage facility located in Lafayette, Louisiana, and situated on a 2.0-acre site. Constructed in 2017, the property comprises a single three-story building, with 94.0% of the units being climate controlled. Amenities include surveillance cameras, keypad entry, and onsite management. As of May 12, 2021, the Life Storage - Verot School Property was 92.8% occupied and has averaged 70.1% occupancy since November 2018.

Life Storage - Evangeline Property

The Life Storage - Evangeline Property is a 800-unit, 88,826 square-foot self storage facility located in Lafayette, Louisiana, and situated on a 2.2-acre site. Constructed in 2017, the property comprises a single, three-story building, with 93.6% of the units being climate controlled. Amenities include surveillance cameras, keypad entry, and on-site management. As of May 12, 2021, the Life Storage - Evangeline Property was 84.6% occupied and has averaged 60.5% occupancy since November 2018.

Life Storage - Johnston Property

The Life Storage - Johnston Property is a 743-unit, 77,813 square-foot self storage facility located in Lafayette, Louisiana, and situated on a 1.4-acre site. Constructed in 2017, the property comprises a single three-story building, with 100.0% of the units being climate controlled. Amenities include surveillance cameras, keypad entry, and on-site management. As of May 12, 2021, the Life Storage - Johnston Property was 86.9% occupied and has averaged 67.9% occupancy since November 2018.

Life Storage – Baton Rouge Property

The Life Storage - Baton Rouge Property is a 650-unit, 76,938 square-foot self storage facility located in Baton Rouge, Louisiana, and situated on a 3.7-acre site. Constructed in 2005, the property comprises a single one-story building, with 27.7% of the units being climate controlled. Amenities include surveillance cameras, keypad entry and onsite management. As of May 12, 2021, the Life Storage - Baton Rouge Property was 67.9% occupied and has averaged 56.8% occupancy since November 2018.

COVID-19 Update. As of May 28, 2021, the Brookwood Self Storage Properties are open and operating with normal business hours. Total accounts receivable (greater than 30 days delinquent) as of May 27, 2021 totaled $14,4924 (4.2% of total underwritten base rent per month) compared to $9,386 (2.7% of total underwritten base rent per month) as of April 30, 2021. The first debt service payment is due in July 2021 and, as of the date hereof, the Brookwood Self Storage Portfolio Mortgage Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the Brookwood Self Storage Properties:

Property Name – Location	Cut-off Date Balance	Cut-off Date Balance PSF	% of Total Balance	Appraised Value	Cut-off Date LTV Ratio	U/W NCF	% Total U/W NCF
Life Storage - New Orleans - New Orleans, LA	$8,709,615	$85.52	26.9%	$16,100,000	54.1%	$1,029,741	30.9%
Life Storage - Verot School - Lafayette, LA	$7,681,773	$84.83	23.7%	$14,200,000	54.1%	$731,631	21.9%
Life Storage - Evangeline - Lafayette, LA	$6,816,220	$76.74	21.1%	$12,600,000	54.1%	$606,143	18.2%
Life Storage - Johnston - Lafayette, LA	$6,437,542	$82.73	19.9%	$11,900,000	54.1%	$649,096	19.5%
Life Storage - Baton Rouge - Baton Rouge, LA	$2,704,850	$35.16	8.4%	$5,000,000	54.1%	$317,855	9.5%
Total/Weighted Average	$32,350,000	$74.20	100.00%	$63,750,000(1)	50.7%(1)	$3,334,465	100.00%
(1)	The individual property-level appraised values total $59,800,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 54.1%; However, the appraiser concluded to a portfolio value of $63,750,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio.

A-3-111

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$32,350,000
Property Addresses – Various	Brookwood Self Storage Portfolio	Cut-off Date LTV:	50.7%
		U/W NCF DSCR:	3.33x
		U/W NOI Debt Yield:	10.4%

The following table presents information with respect to the unit mix of the Brookwood Self Storage Properties:

Property Name – Location	Year Built/ Renovated	Net Rentable Area (SF)	% GLA	Self Storage Units	% Climate Controlled	Current Occupancy (5/12/2021)
Life Storage - New Orleans - New Orleans, LA	2016/NAP	101,838	23.4%	937	77.5%	85.1%
Life Storage - Verot School - Lafayette, LA	2017/NAP	90,551	20.8%	814	94.0%	92.8%
Life Storage - Evangeline - Lafayette, LA	2017/NAP	88,826	20.4%	800	93.6%	84.6%
Life Storage - Johnston - Lafayette, LA	2017/NAP	77,813	17.8%	743	100.0%	86.9%
Life Storage - Baton Rouge - Baton Rouge, LA	2005/NAP	76,938	17.6%	650	27.7%	67.9%
Total/Weighted Average		435,966	100.0%	3,944	80.2%	83.9%

The following table presents historical occupancy percentages at the Brookwood Self Storage Properties:

Historical Occupancy

Property	2018(1)(2)	2019(1)(2)	2020(1)(2)	5/12/2021(3)
Life Storage - New Orleans	84.3%	82.7%	83.5%	85.1%
Life Storage - Verot School	53.7%	61.3%	77.2%	92.8%
Life Storage - Evangeline	49.0%	52.0%	65.5%	84.6%
Life Storage - Johnston	55.1%	59.3%	73.8%	86.9%
Life Storage - Baton Rouge	53.2%	52.5%	59.2%	67.9%
(1)	Information obtained from the borrower.

(2)	Represents the average occupancy rate over the course of each year.

(3)	Information obtained from the underwritten rent roll.

Market Overview and Competition. The Brookwood Self Storage Properties are located within the metropolitan statistical areas of Lafayette, Louisiana (three properties, 64.7% of ALA), New Orleans, Louisiana (one property, 26.9% of ALA), and Baton Rouge (one property, 8.4% of ALA).

The following table presents certain local demographic data related to the Brookwood Self Storage Properties:

Property Name – Location	2020 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2020 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
Life Storage - New Orleans - New Orleans, LA	16,283 / 106,253 / 257,126	$63,919 / $62,065 / $66,587
Life Storage - Verot School - Lafayette, LA	7,170 / 58,010 / 135,569	$114,177 / $114,290 / $95,515
Life Storage - Evangeline - Lafayette, LA	9,194 / 54,115 / 103,293	$40,512 / $51,439 / $64,154
Life Storage - Johnston - Lafayette, LA	13,879 / 75,815 / 146,445	$78,942 / $89,063 / $82,685
Life Storage - Baton Rouge - Baton Rouge, LA	5,973 / 39,480 / 135,616	$76,067 / $71,822 / $72,480

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Brookwood Self Storage Properties:

Property Name – Location	Current Occupancy (5/12/2021)(1)	Competitive Set Average Occupancy Rate(2)	Monthly Underwritten Rent/Unit(1)	Appraiser’s Monthly Market Rent/Unit(2)
Life Storage - New Orleans - New Orleans, LA	85.1%	94.8%	$140	$148
Life Storage - Verot School - Lafayette, LA	92.8%	93.9%	$122	$142
Life Storage - Evangeline - Lafayette, LA	84.6%	92.8%	$113	$134
Life Storage - Johnston - Lafayette, LA	86.9%	92.0%	$120	$137
Life Storage - Baton Rouge - Baton Rouge, LA	67.9%	84.7%	$99	$100
(1)	Information obtained from the underwritten rent roll.

(2)	Information obtained from the appraisals.

A-3-112

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$32,350,000
Property Addresses – Various	Brookwood Self Storage Portfolio	Cut-off Date LTV:	50.7%
		U/W NCF DSCR:	3.33x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to some comparable self storage properties for the Life Storage - New Orleans Property:

Competitive Set(1)
(Life Storage - New Orleans Property)

	Life Storage - New Orleans	Life Storage	USA Self Storage	U-Haul Co	Mudbugs Self Storage	Life Storage
Location	New Orleans, LA	New Orleans, LA	Gretna, LA	Gretna, LA	Terrytown, LA	Gretna, LA
Distance to Life Storage - New Orleans	--	1.0 miles	1.4 miles	1.5 miles	1.9 miles	1.8 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	2016/NAP	NAV	1997/NAP	1986/NAP	NAV	NAV
Total Units	937(2)	616	461	300	390	1,056
% of Climate Controlled Units	77.5%(2)	NAV(3)	0.0%	NAV(3)	NAV(3)	NAV(3)
Total SF	101,838 SF(2)	74,175 SF	51,420 SF	22,000 SF	48,569 SF	131,945 SF
Occupancy	85.1%(2)	98.0%	95.0%	95.0%	95.0%	92.0%
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll as of 5/12/2021.

(3)	According to the appraisal, the property has climate controlled units; however, the number is not available.

The following table presents certain information relating to some comparable self storage properties for the Life Storage - Verot School Property:

Competitive Set(1)
(Life Storage - Verot School Property)

	Life Storage - Verot School	Bridge Storage	Southpark Self Storage	Life Storage	Life Storage(2)	U-Haul	Life Storage
Location	Lafayette, LA	Lafayette, LA	Lafayette, LA	Broussard, LA	Lafayette, LA	Lafayette, LA	Lafayette, LA
Distance to Life Storage - Verot School	--	0.8 miles	2.6 miles	2.8 miles	2.8 miles	2.9 miles	3.0 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/ Renovated	2017/NAP	NAV	NAV	NAV	1997/NAP	NAV	NAV
Total Units	814(3)	700	175	541	997	520	427
% of Climate Controlled Units	94.0%(3)	NAV(4)	NAV(4)	NAV(4)	NAV(4)	NAV(4)	NAV(4)
Total SF	90,551 SF(3)	76,879 SF	21,895 SF	67,575 SF	157,840 SF	65,017 SF	53,420 SF
Total Occupancy	92.8%(3)	98.0%	90.0%	93.0%	93.1%	95.0%	94.0%
(1)	Information obtained from the appraisal.

(2)	Property is owned by the Brookwood Self Storage Portfolio Borrower Sponsor but is not part of the collateral.

(3)	Information obtained from the underwritten rent roll as of 5/12/2021.

(4)	According to the appraisal, the property has climate controlled units; however, the number is not available

A-3-113

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$32,350,000
Property Addresses – Various	Brookwood Self Storage Portfolio	Cut-off Date LTV:	50.7%
		U/W NCF DSCR:	3.33x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to some comparable self storage properties for the Life Storage - Evangeline Property:

Competitive Set(1)
(Life Storage – Evangeline Property)

	Life Storage - Evangeline	Evangeline Thruway Storage	Life Storage(2)	Southwest Stor-N-Lock	Melancon I-49 Storage	Red Dot Storage	Life Storage - Johnston
Location	Lafayette, LA	Lafayette, LA	Scott, LA	Lafayette, LA	Lafayette, LA	Lafayette, LA	Lafayette, LA
Distance to Life Storage - Evangeline	--	2.0 miles	3.0 miles	3.3 miles	3.4 miles	3.5 miles	4.8 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/ Renovated	2017/NAP	1970/NAP	2005/NAP	NAV	1993/NAP	NAV	2017/NAP
Total Units	800(3)	546	679	853	741	354	743(3)
% of Climate Controlled Units	93.6%(3)	NAV(4)	NAV(4)	0.0%	NAV(4)	0.0%	100.0%(3)
Total SF	88,826 SF(3)	68,309 SF	84,185 SF	98,204 SF	92,565 SF	44,216 SF	77,813 SF(3)
Total Occupancy	86.9%(3)	90.0%	100.0%	90.0%	98.0%	97.0%	86.9%(3)
(1)	Information obtained from the appraisal.

(2)	Property is owned by the Brookwood Self Storage Portfolio Borrower Sponsor but is not part of the collateral.

(3)	Information obtained from the underwritten rent roll as of 5/12/2021.

(4)	According to the appraisal, the property has climate controlled units; however, the number is not available

The following table presents certain information relating to some comparable self storage properties for the Life Storage - Johnston Property:

Competitive Set(1)
(Life Storage - Johnston Property)

	Life Storage - Johnston	Life Storage	Johnston Street Self Storage	Life Storage(2)	Bridge Storage	U-Haul	Life Storage(2)	Bridge Storage
Location	Lafayette, LA	Lafayette, LA	Lafayette, LA	Lafayette, LA	Lafayette, LA	Lafayette, LA	Lafayette, LA	Lafayette, LA
Distance to Life Storage - Johnston	--	0.5 miles	0.5 miles	1.2 miles	1.4 miles	1.6 miles	2.6 miles	3.2 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	2017/NAP	1994/NAP	NAV	1998/NAP	NAV	1994/NAP	1997/NAP	NAV
Total Units	743(3)	655	199	751	838	520	997	700
% of Climate Controlled Units	100.0%(3)	NAV(4)	NAV(4)	NAV(4)	NAV(4)	NAV(4)	NAV(4)	NAV(4)
Total SF	77,813(3)	73,275 SF	30,300 SF	93,085 SF	104,770 SF	65,017 SF	157,840 SF	76,879 SF
Occupancy	86.9%(3)	95.0%	95.0%	89.0%	80.0%	95.0%	92.0%	98.0%
(1)	Information obtained from the appraisal.

(2)	Property is owned by the Brookwood Self Storage Portfolio Borrower Sponsor but is not part of the collateral.

(3)	Information obtained from the underwritten rent roll as of 5/12/2021.

(4)	According to the appraisal, the property has climate controlled units; however, the number is not available.

A-3-114

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$32,350,000
Property Addresses – Various	Brookwood Self Storage Portfolio	Cut-off Date LTV:	50.7%
		U/W NCF DSCR:	3.33x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to some comparable self storage properties for the Life Storage – Baton Rouge Property:

Competitive Set(1)
(Life Storage - Baton Rouge Property)

	Life Storage - Baton Rouge	Otter Self Storage	Baton Rouge Self Storage	A Storage For U	Life Storage	Life Storage(2)	Life Storage(2)
Location	Baton Rouge, LA	Baton Rouge, LA	Baton Rouge, LA	Baton Rouge, LA	Baton Rouge, LA	Baton Rouge, LA	Baton Rouge, LA
Distance to Life Storage - Baton Rouge	--	1.4 miles	2.0 miles	2.4 miles	3.2 miles	3.5 miles	4.0 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	2005/NAP	1984/NAP	1978/NAP	1986/NAP	1985/NAP	2007/NAP	1995/NAP
Total Units	650(3)	468	509	452	436	676	720
% of Climate Controlled Units	27.7%(3)	0.0%	0.0%	NAV(4)	0.0%	NAV(4)	NAV(4)
Total SF	76,938 SF(3)	56,775 SF	63,635 SF	60,960 SF	44,375 SF	84,500 SF	90,000 SF
Occupancy	67.9%(3)	80.0%	80.0%	90.0%	85.0%	85.0%	88.0%
(1)	Information obtained from the appraisal.

(2)	Property is owned by the Brookwood Self Storage Portfolio Borrower Sponsor but is not part of the collateral.

(3)	Information obtained from the underwritten rent roll as of 5/12/2021.

(4)	According to the appraisal, the property has climate controlled units; however, the number is not available.

A-3-115

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$32,350,000
Property Addresses – Various	Brookwood Self Storage Portfolio	Cut-off Date LTV:	50.7%
		U/W NCF DSCR:	3.33x
		U/W NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brookwood Self Storage Properties:

Cash Flow Analysis

	2018	2019	2020	TTM 3/31/2021	U/W(1)	%(2)	U/W $ per SF
Base Rent	$2,361,866	$2,830,656	$3,446,526	$3,713,453	$5,688,036	89.5%	$13.05
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.0
Gross Potential Rent	$2,361,866	$2,830,656	$3,446,526	$3,713,453	$5,688,036	89.5%	$13.05
Other Income(3)	451,839	494,664	565,840	601,282	665,575	10.5	1.53
Net Rental Income	$2,813,705	$3,325,320	$4,012,366	$4,314,735	$6,353,611	100.0%	$14.57
(Vacancy)	0	0	0	0	(1,561,987)(4)	(27.5)	(3.58)
Effective Gross Income	$2,813,705	$3,325,320	$4,012,366	$4,314,735	$4,791,624	75.4%	$10.99

Real Estate Taxes	299,355	303,132	311,600	313,398	305,086	6.4	0.70
Insurance	77,266	92,812	110,008	116,819	119,034	2.5	0.27
Management Fee	147,164	169,404	178,102	191,029	239,581	5.0	0.55
Other Operating Expenses	771,502	705,774	720,317	749,861	749,861	15.6	1.72
Total Operating Expenses	$1,295,287	$1,271,122	$1,320,027	$1,371,106	$1,413,562	29.5%	$3.24

Net Operating Income(5)	$1,518,418	$2,054,198	$2,692,339	$2,943,629	$3,378,062	70.5%	$7.75
Replacement Reserves	0	0	0	0	43,597	0.9	0.10
Net Cash Flow	$1,518,418	$2,054,198	$2,692,339	$2,943,629	$3,334,465	69.6%	$7.65

NOI DSCR	1.52x	2.05x	2.69x	2.94x	3.37x
NCF DSCR	1.52x	2.05x	2.69x	2.94x	3.33x
NOI Debt Yield	4.7%	6.3%	8.3%	9.1%	10.4%
NCF Debt Yield	4.7%	6.3%	8.3%	9.1%	10.3%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.

(3)	Other income includes administrative fees, merchandise sales, late fees and insurance fees.

(4)	The underwritten economic vacancy is 27.5%. The Brookwood Self Storage Properties were 83.9% physically occupied as of May 12, 2021.

(5)	The increase in Net Operating Income between 2018 and 2019 was due to three of the Brookwood Self Storage Portfolio properties being constructed in 2017 and in lease up through 2018. The increase in Net Operating Income between 2019 and 2020 was due to occupancy increasing from 62.5% to 72.5%.

A-3-116

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A-3-117

No. 12 – League City Town Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
Original Principal Balance:		$29,900,000		Property Type – Subtype:	Retail – Anchored
Cut-off Date Balance:		$29,900,000		Location:	League City, TX
% of Initial Pool Balance:		2.9%		Size:	195,303 SF
Loan Purpose:		Acquisition		Cut-off Date Balance Per SF:	$153.10
Borrower Sponsors:		Anthony Tarantino and Jimmy Nassour		Maturity Date Balance Per SF:	$153.10
Guarantors:		Anthony Tarantino and Jimmy Nassour		Year Built/Renovated:	2008/NAP
Mortgage Rate:		3.6250%		Title Vesting:	Fee
Note Date:		May 21, 2021		Property Manager:	Tarantino Properties, Inc.
Seasoning:		0 months		Current Occupancy (As of)(3):	95.5% (4/8/2021)
Maturity Date:		June 1, 2031		YE 2020 Occupancy(3):	94.5%
IO Period:		120 months		YE 2019 Occupancy(3):	94.9%
Loan Term (Original):		120 months		YE 2018 Occupancy(3):	95.8%
Amortization Term (Original):		NAP		YE 2017 Occupancy(3):	93.1%
Loan Amortization Type:		Interest Only		As-Is Appraised Value(3):	$46,750,000
Call Protection:		L(24),D(91),O(5)		As-Is Appraised Value Per SF:	$239.37
Lockbox Type:		Springing		As-Is Appraisal Valuation Date:	March 11, 2021
Additional Debt:		None		Underwriting and Financial Information(3)
Additional Debt Type (Balance):		NAP		YE 2020 NOI:	$3,137,610
				YE 2019 NOI:	$3,239,716
				YE 2018 NOI:	$2,730,536
Escrows and Reserves				U/W Revenues:	$4,669,314
	Initial	Monthly	Cap	U/W Expenses:	$1,284,197
Taxes	$282,174	$47,029	NAP	U/W NOI:	$3,385,117
Insurance	$2,313	$2,373	NAP	U/W NCF:	$3,155,834
Deferred Maintenance	$5,625	$0	NAP	U/W DSCR based on NOI/NCF:	3.08x / 2.87x
Replacement Reserve	$0	$2,930	NAP	U/W Debt Yield based on NOI/NCF:	11.3% / 10.6%
TI/LC Reserve(1)	$500,000	Springing	$500,000	U/W Debt Yield at Maturity based on NOI/NCF:	11.3% / 10.6%
Outstanding Leasing Costs	$87,799	$0	NAP	Cut-off Date LTV Ratio:	64.0%
Ross CAM Reserve(2)	$25,240	$0	NAP	LTV Ratio at Maturity:	64.0%

Sources and Uses
Sources			Uses
Loan Amount	$29,900,000	59.6%	Purchase Price:	$46,000,000	91.7%
Borrower Equity	20,258,512	40.4	Closing Costs	3,255,361	6.5
			Reserves	903,151	1.8
Total Sources	$50,158,512	100.0%	Total Uses	$50,158,512	100.0%
(1)	Monthly TI/LC Reserves of $18,717 are springing upon the reserve balance falling below the cap of $500,000.

(2)	Represents amounts escrowed in connection with a dispute with the tenant, Ross Dress for Less, Inc. regarding 2018 common area maintenance reimbursements. The reserve is required to be released by the lender upon its receipt of satisfactory evidence that the dispute has been resolved.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the League City Town Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the League City Town Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Mortgage Loan. The mortgage loan (the “League City Town Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,900,000 and secured by a first priority fee mortgage encumbering a retail property located in League City, Texas (the “League City Town Center Property”).

The Property. The League City Town Center Property is a Class A, 195,303 square foot anchored retail property in League City, Texas. The collateral improvements comprise six multitenant retail buildings, one freestanding building and one ground lease, all situated on 31.3 acres. The League City Town Center Property was built in 2008 and is anchored by Ross Dress for Less, Inc. (“Ross Dress For Less”), TJ Maxx, PetSmart, Inc. and Michaels and shadow anchored by Target and Home Depot. Additional notable in-line tenants include Five Below, Ulta, AT&T Mobility and GNC. One tenant, Firestone Ground Lease, accounting for 6.4% of underwritten base rent is a ground lease tenant that owns its improvements. As of April 2021, the League City Town Center Property is 95.5% leased to 30 tenants. Aside from the anchor tenants at the League City Town Center Property, no other tenant accounts for more than 6.4% of underwritten rent or 3.9% of total square feet. The League City Town Center Property benefits from long term tenancy, with 15 tenants (65.8% of the net rentable area and 59.5% of underwritten rent) having been in occupancy for over 10 years. The property contains 1,002 surface parking spaces, resulting in a parking ratio of 5.1 spaces per 1,000 square feet of rentable area.

A-3-118

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,900,000
1620, 1660 & 1720 Farm To Market Road 646 &	League City Town Center	Cut-off Date LTV:	64.0%
3030, 3060, 3120, 3130, 3230, 3290 Gulf Fwy S		UW NCF DSCR:	2.87x
League City, TX 77573		UW NOI Debt Yield:	11.3%

Major Tenants.

Ross Dress For Less (27,689 square feet, 14.2% of NRA, 8.4% of underwritten rent). Ross Dress For Less is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross Dress For Less has more than 88,000 employees and over 1,550 stores in 38 states. Ross Dress For Less has been a tenant at the League City Town Center Property since 2008, has a lease expiration of January 31, 2024 and has three, 5-year renewal options remaining.

TJ Maxx (26,000 square feet, 13.3% of net rentable area, 8.0% of underwritten rent). TJ Maxx is an off-price retailer of apparel and home fashions in the United States and worldwide. As of January 30, 2021, TJ Maxx operated a total of 4,572 stores in nine countries and four e-commerce sites. TJ Maxx has been a tenant at the League City Town Center Property since 2008. TJ Maxx has a lease expiration of October 31, 2023 and has three, five-year renewal options remaining.

Michaels (21,216 square feet, 10.9% of net rentable area, 7.2% of underwritten rent). Michaels is a large arts and crafts specialty retailer, headquartered in Irving, Texas. Michaels operates more than 1,250 stores in 49 states and Canada. Michaels has been a tenant at the League City Town Center Property since 2008, has a lease expiration of February 29, 2024 and has three, 5-year renewal options remaining.

PetSmart, Inc. (18,344 square feet, 9.4% of NRA, 7.8% of underwritten rent). PetSmart Inc. (“PetSmart”) is a large pet specialty retailer providing products and services including grooming, dog training, PetsHotel and Everyday Adoption Centers. Based in Arizona, PetSmart has approximately 55,000 employees and approximately 1,650 pet stores in the United States, Canada and Puerto Rico. PetSmart has been a tenant at the League City Town Center Property since 2007, has a lease expiration of February 28, 2025 and has four, 5-year renewal options remaining.

The below table presents certain information relating to the major tenants at the League City Town Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Renewal Options	Term. Option (Y/N)
Ross Dress For Less, Inc.	NR / A2 / BBB+	27,689	14.2%	$10.50	$290,735	8.4%	1/31/2024	3 x 5 year	N
TJ Maxx	NR / A2 / A	26,000	13.3%	$10.75	$279,500	8.0%	10/31/2023	3 x 5 year	N
Michaels	NR / NR / B	21,216	10.9%	$11.75	$249,288	7.2%	2/29/2024	3 x 5 year	N
PetSmart, Inc.	NR / Caa2 / B-	18,344	9.4%	$14.75	$270,574	7.8%	2/28/2025	4 x 5 year	N
Subtotal/Wtd. Avg.		93,249	47.7%	$11.69	$1,090,097	31.4%

Non-Major Tenants		93,354	47.8%	$25.56	$2,385,976	68.6%

Occupied Collateral Total		186,603	95.5%	$18.63	$3,476,073	100.0%

Vacant Space		8,700	4.5%

Collateral Total		195,303	100.0%

(1)	Information is based on the underwritten rent roll as of April 8, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

A-3-119

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,900,000
1620, 1660 & 1720 Farm To Market Road 646 &	League City Town Center	Cut-off Date LTV:	64.0%
3030, 3060, 3120, 3130, 3230, 3290 Gulf Fwy S		UW NCF DSCR:	2.87x
League City, TX 77573		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease rollover schedule at the League City Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	5	13,900	7.1%	13,900	7.1%	$370,344	10.7%	$26.64
2023	4	35,147	18.0%	49,047	25.1%	$505,201	14.5%	$14.37
2024	8	67,520	34.6%	116,567	59.7%	$1,112,013	32.0%	$16.47
2025	4	27,144	13.9%	143,711	73.6%	$603,312	17.4%	$22.23
2026	2	8,491	4.3%	152,202	77.9%	$127,611	3.7%	$15.03
2027	3	10,097	5.2%	162,299	83.1%	$225,928	6.5%	$22.38
2028	2	13,173	6.7%	175,472	89.8%	$320,277	9.2%	$24.31
2029	1	8,361	4.3%	183,833	94.1%	$142,137	4.1%	$17.00
2030	1	2,770	1.4%	186,603	95.5%	$69,250	2.0%	$25.00
2031	0	0	0.0%	186,603	95.5%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	186,603	95.5%	$0	0.0%	$0.00
Vacant	0	8,700	4.5%	195,303	100.0%	$0	0.0%	$0.00
Total(3)	30	195,303	100.0%			$3,476,073	100.0%	$18.63
(1)	Information is based on the underwritten rent roll as of April 8, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the League City Town Center Property:

Historical Occupancy

2017(1)	2018(1)	2019(1)	2020(1)	4/8/2021(2)
93.1%	95.8%	94.9%	94.5%	95.5%
(1)	Information obtained from the borrower.

(2)	Information based on the underwritten rent roll.

A-3-120

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,900,000
1620, 1660 & 1720 Farm To Market Road 646 &	League City Town Center	Cut-off Date LTV:	64.0%
3030, 3060, 3120, 3130, 3230, 3290 Gulf Fwy S		UW NCF DSCR:	2.87x
League City, TX 77573		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the League City Town Center Property:

Cash Flow Analysis(1)

	2018	2019	2020	U/W	%(2)	U/W $ per SF
Base Rent	$2,991,601	$3,449,562	$3,359,264	$3,697,750	74.6%	$18.93
Rent Steps	0	0	0	7,065	0.1	0.04
Gross Potential Rent(3)	$2,991,601	$3,449,562	$3,359,264	$3,704,815	74.8%	$18.97
Recoveries	872,387	938,329	903,192	1,242,549	25.1	6.36
Other Income	37,908	47,512	10,971	7,200	0.1	0.04
Net Rental Income	$3,901,896	$4,435,403	$4,273,427	$4,954,564	100.0%	$25.37
Vacancy	0	0	0	(285,250)	(7.7)	(1.46)
Effective Gross Income	$3,901,896	$4,435,403	$4,273,427	$4,669,314	94.2%	$23.91

Real Estate Taxes	578,345	568,590	623,899	573,352	12.3	2.94
Insurance	43,169	62,930	72,602	98,292	2.1	0.50
Management Fee	114,511	139,132	118,212	186,773	4.0	0.96
Other Operating Expenses	435,335	425,035	321,104	425,780	9.1	2.18
Total Operating Expenses	$1,171,360	$1,195,687	$1,135,817	$1,284,197	27.5%	$6.58

Net Operating Income	$2,730,536	$3,239,716	$3,137,610	$3,385,117	72.5%	$17.33
Replacement Reserves	0	0	0	35,155	0.8	0.18
TI/LC	0	0	0	194,129	4.2	0.99
Net Cash Flow	$2,730,536	$3,239,716	$3,137,610	$3,155,834	67.6%	$16.16

NOI DSCR	2.48x	2.95x	2.86x	3.08x
NCF DSCR	2.48x	2.95x	2.86x	2.87x
NOI Debt Yield	9.1%	10.8%	10.5%	11.3%
NCF Debt Yield	9.1%	10.8%	10.5%	10.6%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	UW Gross Potential Rent is based on the underwritten rent roll dated April 8, 2021. The increase in Gross Potential Rent between U/W and 2020 is primarily due to three new leases starting between 2021 and 2022.

COVID-19 Update. The League City Town Center Mortgage Loan was originated on May 21, 2021, and the first due date is in July 2021. As of May 24, 2021, the League City Town Center Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of May 24, 2021, the League City Town Center borrower has reported that the League City Town Center Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full April 2021 rent payments. Five tenants (33.2% of NRA and 23.6% of underwritten rent) were granted rent relief. Three of the tenants (31.1% of NRA and 19.8% of underwritten rent) received three months of deferred rent in 2020 and have repayment plans in place spanning three to twelve months throughout 2021. Two tenants (2.2% of NRA and 3.8% of underwritten rent) received three to four months of 50.0% abated rent in 2020 and both tenants began paying percentage rent in January 2021 in addition to all other rent.

Market Overview and Competition. The League City Town Center Property is located in League City, Texas, within the NASA/Clear Lake submarket of the Houston retail market. According to the appraisal, as of the fourth quarter of 2020, the NASA/Clear Lake submarket had approximately 28.3 million square feet of retail space inventory, overall vacancy in the market was approximately 6.3% and asking rent was $15.82 per square foot. According to the appraisal, as of the fourth quarter of 2020, the Houston retail market had approximately 404.1 million square feet of retail space inventory, overall vacancy was approximately 6.0% and asking rent was $18.58 per square foot. Primary access to the League City Town Center Property is provided via Highway 96 and Interstate 45. The League City Town Center Property benefits from visibility from Interstate 45, which has 115,325 vehicles traveling the roadway per day. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the League City Town Center Property was 6,585, 60,189 and 130,977, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the League City Town Center Property was $120,056, $111,528 and $111,778, respectively.

A-3-121

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,900,000
1620, 1660 & 1720 Farm To Market Road 646 &	League City Town Center	Cut-off Date LTV:	64.0%
3030, 3060, 3120, 3130, 3230, 3290 Gulf Fwy S		UW NCF DSCR:	2.87x
League City, TX 77573		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the appraisal’s market rent conclusion for the League City Town Center Property:

Market Rent Summary

Category	Rentable SF	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Lease Type (Reimbursements)
In Line Retail Space:	43,507	$34.00	60	None	NNN
Junior Anchor Retail Space:	18,344	$15.00	120	5.0% per annum	NNN
Anchor Retail Space:	74,905	$11.00	120	5.0% per annum	NNN
Large In Line Retail Space:	45,772	$18.00	60	None	NNN
In Line Inferior Access Retail Space:	5,200	$25.00	60	None	NNN
Ground Lease Space:	7,575	$30.00	120	None	None

Source: Appraisal.

The following table presents recent leasing data for in-line tenants at comparable retail properties with respect to the League City Town Center Property:

Comparable Retail Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
The Shops at Tuscan Lakes II 1357 East League City Pky	2017	11,548	Gregory’s Rotisserie	1,800	Jan. 2018	$30.00	NNN
Bay 528 Plaza 3100 E. FM 528 Rd.	1989	79,933	Impact Nutrition	1,200	Feb. 2018	$20.00	NNN
Baybrook Village 1501 W. Bay Area Blvd.	1991	228,398	Amazing Lash Studio	1,999	Feb. 2016	$22.00	NNN
Baybrook Lifestyle & Power Center 700 Baybrook Mall Dr.	2015	636,845	Boardroom Salon for Men	2,161	March 2017	$43.00	NNN

Source: Appraisal.

The following table presents recent leasing data for anchor tenants at comparable retail properties with respect to the League City Town Center Property:

Comparable Retail Lease Summary

Location	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
Southeast	Planet Fitness	18,338	May 2017	$10.00	NNN
Southeast	Ross Dress For Less	22,000	Mar. 2018	$9.00	NNN
Southeast	TJ Maxx	21,000	Apr. 2018	$8.90	NNN
Bay City	Ace Hardware	35,562	Dec. 2018	$5.25	NNN
Pharr	Crunch Fitness	21,860	Mar. 2018	$16.50	NNN
Cypress	Ross Dress For Less	22,000	Oct. 2019	$10.50	NNN
Cypress	Five Below	8,840	Nov. 2019	$18.00	NNN
Laredo	dd’s Discounts	25,680	May 2020	$11.50	NNN
Laredo	Ross Dress For Less	45,000	Jan. 2020	$13.00	NNN
Laredo	Michaels	18,032	Mar. 2019	$15.00	NNN
Laredo	2nd & Charles	23,500	Feb. 2018	$11.50	NNN
Near Northwest	Ross Dress For Less	22,000	Jan. 2020	$14.00	NNN
Near Northwest	TJ Maxx	21,500	Jan. 2020	$13.50	NNN
Near Northwest	Michaels	22,062	Jan. 2020	$14.00	NNN
Near Northwest	Burlington	40,000	Jan. 2020	$11.00	NNN
Near Northwest	HomeGoods	21,500	Jan. 2020	$13.50	NNN

Source: Appraisal.

A-3-122

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,900,000
1620, 1660 & 1720 Farm To Market Road 646 &	League City Town Center	Cut-off Date LTV:	64.0%
3030, 3060, 3120, 3130, 3230, 3290 Gulf Fwy S		UW NCF DSCR:	2.87x
League City, TX 77573		UW NOI Debt Yield:	11.3%

The following table presents recent leasing data for junior anchor and large in-line tenants at comparable retail properties with respect to the League City Town Center Property:

Comparable Retail Lease Summary

Location	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
Far West	Blue Lion Salon	10,000	Nov. 2017	$19.00	NNN
North	Petco	12,500	Oct. 2017	$16.75	NNN
Southwest	Dollar Kingdom	11,250	May 2020	$10.20	NNN
Near SW	Beauty Empire	9,555	May 2017	$14.50	NNN
Inner Loop	Sola Salon	6,190	Oct. 2020	$32.50	NNN
Far North	Five Below	8,204	Nov. 2019	$21.00	NNN
Temple	Five Below	9,240	Oct. 2018	$17.50	NNN
Laredo	Shoe Carnival	12,000	Feb. 2018	$15.00	NNN
Laredo	CiCi’s Pizza	4,800	Dec. 2018	$21.00	NNN
Laredo	Valley Day & Night Clinic	5,200	Apr. 2017	$16.50	NNN
Near Northwest	Five Below	8,600	Jan. 2020	$22.50	NNN
West	Duluth Trading Co.	16,000	Dec. 2018	$13.25	NNN

Source: Appraisal.

The following table presents recent leasing data for ground lease tenants at comparable retail properties with respect to the League City Town Property:

Comparable Retail Lease Summary

Location	Tenant Name	Leased Area (Land)	Building Size	Base Rent (Building)	Base Rent (Land)	Expense Structure
West	Murphy Express	54,014	1,200	$125.13	$2.78	NNN
Southwest	Autozone	42,445	7,381	$12.19	$2.12	NNN
West	Take 5 Oil Change	21,723	1,620	$37.01	$2.76	NNN
North	Take 5 Oil Change	25,879	2,052	$36.45	$2.89	NNN
West	Express Oil Change	42,889	4,800	$18.76	$2.10	NNN

Source: Appraisal.

A-3-123

No. 13 – Lowe’s - San Jose, CA

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$27,108,900	Property Type – Subtype:	Leased Fee – Leased Fee
Cut-off Date Balance:	$27,108,900	Location:	San Jose, CA
% of Initial Pool Balance:	2.6%	Size:	505,813 SF
Loan Purpose:	Acquisition	Cut-off Date Balance Per SF:	$53.59
Borrower Sponsor:	Julian Robert Orton III	Maturity Date Balance Per SF:	$53.59
Guarantor:	Julian Robert Orton III	Year Built/Renovated:	2008/NAP
Mortgage Rate:	3.5500%	Title Vesting:	Fee
Note Date:	May 19, 2021	Property Manager:	Hall Equities Group
Seasoning:	0 months	Current Occupancy (As of):	100.0% (6/1/2021)
Maturity Date:	June 1, 2031	YE 2020 Occupancy:	100.0%
IO Period:	120 months	YE 2019 Occupancy:	100.0%
Loan Term (Original):	120 months	YE 2018 Occupancy:	100.0%
Amortization Term (Original):	NAP	YE 2017 Occupancy:	100.0%
Loan Amortization Type:	Interest Only	As-Is Appraised Value:	$42,000,000
Call Protection:	L(24),D(91),O(5)	As-Is Appraised Value Per SF:	$83.03
Lockbox Type:	Hard/Springing Cash Management	As-Is Appraisal Valuation Date:	April 9, 2021
Additional Debt:	None	Underwriting and Financial Information(1)
Additional Debt Type (Balance):	NAP	YE 2020 NOI:	$2,122,847
YE 2019 NOI:	$2,123,157
YE 2018 NOI:	$1,957,120
U/W Revenues:	$2,037,750
U/W Expenses:	$43,691
U/W NOI:	$1,994,059
U/W NCF:	$1,960,162
U/W DSCR based on NOI/NCF:	2.04x / 2.01x
Escrows and Reserves	U/W Debt Yield based on NOI/NCF:	7.4% / 7.2%
Initial	Monthly	Cap	U/W Debt Yield at Maturity based on NOI/NCF:	7.4% / 7.2%
Taxes	$0	Springing(2)	NAP	Cut-off Date LTV Ratio:	64.5%
Insurance	$0	Springing(2)	NAP	LTV Ratio at Maturity:	64.5%

Sources and Uses
Sources			Uses
Original Loan Amount	$27,108,900	63.6%	Purchase Price	$41,750,000	97.9%
Borrower Equity	15,533,258	36.4	Closing Costs	892,158	2.1
Total Sources	$42,642,158	100.0%	Total Uses	$42,642,158	100.0%
(1)	The novel coronavirus pandemic is an evolving situation and could impact the Lowe’s - San Jose, CA Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Lowe’s - San Jose, CA Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	Monthly tax and insurance reserves are waived as long as the Lowe’s - San Jose, CA Borrower (as defined below) provides written evidence that property taxes and insurance premiums have been paid in full or a blanket insurance policy is in place and are springing if (i) Lowe’s files bankruptcy or otherwise becomes involved as a debtor in a bankruptcy proceeding, (ii) Lowe’s goes dark, vacates, terminates, or gives notice to terminate its lease, (iii) Lowe’s rating becomes less than BBB- by S&P (and the equivalent national credit rating agency).

The Mortgage Loan. The mortgage loan (the “Lowe’s - San Jose, CA Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,108,900 and is secured by a first priority fee mortgage in an underlying 11.61 acre parcel of land located in San Jose, California (the “Lowe’s - San Jose, CA Property”).

The Borrower and Borrower Sponsor. The borrower is 775 Ridder Park Drive LLC (the “Lowe’s - San Jose, CA Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least one independent directors. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Lowe’s - San Jose, CA Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor, Julian Robert Orton III, is the president of Orton Development, Inc (“Orton”). Orton is a real estate development and investment firm founded in 1984. Orton’s projects over the years total over 20 million square feet and include approximately 80 properties, including office, industrial, R&D, and live-work space.

A-3-124

Leased Fee – Leased Fee	Loan #13	Cut-off Date Balance:	$27,108,900
775 Ridder Park Drive	Lowe's - San Jose, CA	Cut-off Date LTV:	64.5%
San Jose, CA 95131		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	7.4%

The Property. The Lowe’s - San Jose, CA Property consists of 11.61 acres of land. The property is ground leased a single tenant, Lowes Home Centers, LLC (“Lowe’s), for 11.11 acres and is improved with a corporate-owned, 169,486 square feet Lowe’s retail store. The improvements were built-to-suit for Lowe’s in 2008 and are 100.0% occupied by Lowe’s. The Lowe’s - San Jose, CA Property contains 626 parking spaces (3.7 spaces per 1,000 SF of NRA).

The Lowe’s - San Jose, CA Property is 100.0% leased by Lowe’s as successor by merger to the original tenant, Lowe’s HIW, Inc. Lowe’s is a wholly owned subsidiary of Lowe’s Companies, Inc. Lowe’s is the one of the world’s largest home improvement retailer. As of April 30, 2021, Lowe’s operated 1,972 home improvement and hardware stores with approximately 208 million square feet of retail selling space, which included 1,502 stores located across 50 U.S. states as well as 470 stores in Canada.

The lease commenced on November 8, 2008 and has an expiration date of November 30, 2028 with six, 5-year automatic renewal options, unless tenant gives 180 days’ notice to terminate. The current base rent is $2,145,000 which increases to $2,359,500 in December 2023 for the remaining five years of the base lease term. The renewal terms have fixed rents with 10.0% increases for each renewal term. The lease is triple-net with the tenant responsible for payment of all site and building operating expenses directly, including taxes, insurance and common area and maintenance charges. In the event Lowe’s were to vacate, interest in the improvements would revert to the Lowe’s - San Jose, CA Borrower.

COVID-19 Update. The Lowe’s - San Jose, CA Mortgage Loan has a first payment date of July 1, 2021 and as of May 19, 2021 is not subject to any forbearance, modification or debt service relief request. Lowe’s has not requested any lease modification or rent relief. As of May 19, 2021, the Lowe’s - San Jose, CA Property is open for business and Lowe’s is fully paying rent.

The following table presents certain information relating to the tenancy at the Lowe’s - San Jose, CA Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF(3)	% of NRSF	Annual U/W Base Rent PSF(4)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	Lease Expiration Date	Term. Options	Renewal Options

Lowe’s	NR/Baa1/BBB+	505,813	100.0%	$4.24	$2,145,000	100.0%	11/30/2028	N	6, 5 yr.

Collateral Total		505,813	100.0%	$4.24	$2,145,000	100.0%

(1)	Information is based on the tenant lease.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Represents land square feet leased.

(4)	The current base rent shall increase from $4.24 PSF to $4.66 PSF as of December 1, 2023. Rent is underwritten to 2021 contract rent.

A-3-125

Leased Fee – Leased Fee	Loan #13	Cut-off Date Balance:	$27,108,900
775 Ridder Park Drive	Lowe's - San Jose, CA	Cut-off Date LTV:	64.5%
San Jose, CA 95131		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	7.4%

The following table presents certain information relating to the lease rollover schedule at the Lowe’s - San Jose, CA Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	505,813	100.0%	505,813	100.0%	$2,145,000	100.0%	$4.24
2029	0	0	0.0%	505,813	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	505,813	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	505,813	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	505,813	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	505,813	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	505,813	100.0%			$2,145,000	100.0%	$4.24
(1)	Information is based on the tenant lease and represents land square feet leased.

The following table presents historical occupancy percentages at the Lowe’s - San Jose, CA Property:

Historical Occupancy

12/31/2017	12/31/2018	12/31/2019	12/31/2020	6/1/2021
100.0%	100.0%	100.0%	100.0%	100.0%

A-3-126

Leased Fee – Leased Fee	Loan #13	Cut-off Date Balance:	$27,108,900
775 Ridder Park Drive	Lowe's - San Jose, CA	Cut-off Date LTV:	64.5%
San Jose, CA 95131		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	7.4%

Cash Flow Analysis

	2018	2019	2020	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$1,978,708	$2,145,000	$2,145,000	$2,145,000	100.0%	$4.24
(Vacancy & Concessions)	0	0	0	(107,250)	(5.0)	(0.21)
Effective Gross Income	$1,978,708	$2,145,000	$2,145,000	$2,037,750	95.0%	$4.03

Real Estate Taxes(3)	21,507	21,758	22,044	22,678	1.1	0.04
Insurance(3)	81	85	109	3,013	0.1	0.01
Management Fee	0	0	0	18,000	0.9	0.04
Total Operating Expenses	$21,588	$21,843	$22,153	$43,691	2.1%	$0.09

Net Operating Income	$1,957,120	$2,123,157	$2,122,847	$1,994,059	97.9%	$3.94
Replacement Reserves	0	0	0	33,897	1.7	0.07
Net Cash Flow	$1,957,120	$2,123,157	$2,122,847	$1,960,162	96.2%	$3.88

NOI DSCR	2.01x	2.18x	2.18x	2.04x
NCF DSCR	2.01x	2.18x	2.18x	2.01x
NOI Debt Yield	7.2%	7.8%	7.8%	7.4%
NCF Debt Yield	7.2%	7.8%	7.8%	7.2%
(1)	Represents (i) percent of Gross Potential Rent for Vacancy & Credit Loss and Effective Gross Income and (ii) percent of Effective Gross Income for all other fields.

(2)	U/W Gross Potential Rent is based on Lowe’s 2021 contract rental rate. The base rent increases to $2,359,500 on December 1, 2023.

(3)	Real Estate Taxes and insurance are underwritten for a 0.50 acre exchange parcel, which is not part of the leased premises. However, Lowe’s has a parking easement over the exchange parcel to be used for parking and related uses at no additional cost to the tenant. Lowe’s is responsible for maintenance, repair and replacement of the parking and improvements on the exchange parcel. The Lowe’s - San Jose, CA Borrower is responsible for tax and insurance costs.

Market Overview and Competition. The Lowe’s - San Jose, CA Property is located at 775 Ridder Park Drive in San Jose, California and is part of the South Bay/San Jose market and the San Jose-Berryessa submarket in Santa Clara County. The Lowe’s - San Jose, CA Property is located in the southeastern corner of the East Brokaw Road interchange with Interstate 880, which is a major north-south regional thoroughfare in the San Francisco Bay area. The city of San Jose is recognized as a cultural, financial, and political center of Silicon Valley and is located at the south shore of the San Francisco Bay. San Jose is the largest city in Northern California by population and second largest by area with a current estimated population of 1.03 million. The Lowe’s - San Jose, CA Property is located 5.0 miles north of downtown San Jose and roughly 2.6 miles east of the San Jose International Airport.

According to a third-party market report, the San Jose-Berryessa submarket has inventory of 3.45 million square feet with vacancy of 3.5% and average asking rental rates of $39.12 per square foot for the first quarter of 2021. According to the appraisal, the 2020 population within a one, three and five-mile radius was 11,992, 189,823 and 562,131, respectively, and the 2020 average household income within the same radii was $157,263, $145,990 and $136,363, respectively.

A-3-127

Leased Fee – Leased Fee	Loan #13	Cut-off Date Balance:	$27,108,900
775 Ridder Park Drive	Lowe's - San Jose, CA	Cut-off Date LTV:	64.5%
San Jose, CA 95131		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	7.4%

The following table presents recent comparable retail sales data with respect to the Lowe’s - San Jose, CA Property:

Comparable Retail Sales

Property Address	Year Built	Land Area (SF)	NRA (SF)	Distance from Subject	Date of Sale	Sale Price / PSF	Cap Rate
Lowe’s - San Jose, CA 775 Ridder Park Drive, San Jose, CA	2008	505,813	169,486	-	Feb-21	$41,750,000 / $83	4.75%(1)
CarMax 77 Chilpancingo Pkwy Pleasant Hill, CA	2019	433,422	18,775	42.0 Miles	March-21	$28,500,000 / $66	4.91%
Chase 5911 Lone Tree Way Brentwood, CA	2019	54,014	3,470	41.1 Miles	Sept-20	$4,750,000 / $88	3.95%
Firestone 6836 Lone Tree Way Brentwood, CA	2008	34,412	8,142	41.4 Miles	April-20	$1,978,000 / $57	5.51%
Wendy’s 2222 San Ramon Valley Blvd San Ramon, CA	2016	31,799	3,278	28.0 Miles	Sept-19	$2,805,750 / $88	4.51%
Car Max 435 Serramonte Blvd Colma, CA	2017	385,506	20,213	36.6 Miles	April-19	$17,750,000 / $46	5.41%
In-N-Out Burger 5590 Cottle Road San Jose, CA	2019	109,336	3,867	10.4 Miles	Jan-19	$6,925,000 / $63	3.25%

Source: Appraisal.

(1)	Cap Rate calculated based on the lender’s underwritten NOI.

The following table presents recent ground leasing data at comparable properties with respect to the Lowe’s - San Jose, CA Property:

Comparable Retail Ground Leases

Property Address	Year Built	Lot size (SF)	NRA	Distance from Subject	Lease Date/ Term (yrs)	Building Rent ($/SF/Mo.)	Ground Rent ($/SF/Mo.)	Avg. Escalation/Yr
Lowe’s - San Jose, CA 775 Ridder Park Drive, San Jose, CA	2008	505,813	169,486	-	Nov-08 / 20.0	$1.75	$0.35(1)	10.0%(1)
Quick Quack 7460 Brentwood Blvd Brentwood, CA	2020	32,670	3,421	40.8 Miles	Oct-20 / 20.0	$2.80	$0.29	2.0%
Costco 3360 El Camino Avenue Sacramento, CA	2019	432,115	138,801	89.3 Miles	June-20 / 20.0	$0.60	$0.19	1.0%
Carl’s Jr 1315 Florin Road Sacramento, CA	2018	23,958	2,727	80.0 Miles	Dec-18 / 20.0	$3.42	$0.39	2.0%
Macaroni Grill 110 Ranch Drive Milpitas, CA	2018	44,867	7,400	3.4 Miles	Jan-18 / 5.0	$1.88	$0.31	2.0%
Car Max 435 Serramonte Blvd Colma, CA	2017	385,506	20,213	36.6 Miles	June-17 / 15.0	$3.95	$0.21	2.0%
Olive Garden 2226 Eastridge Road San Jose, CA	2012	18,295	8,000	6.2 Miles	Dec-17 / 5.0	$1.39	$0.61	2.0%

Source: Appraisal.

(1)	Information obtained from the lease.

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A-3-129

No. 14 – Securlock 12 Self-Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$18,000,000		Property Type – Subtype:	Self Storage – Self Storage
	Cut-off Date Balance:	$18,000,000		Location:	Various, GA
	% of Initial Pool Balance:	1.7%		Size:	304,905 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$59.03
	Borrower Sponsor:	Steven Houghton Sr.		Maturity Date Balance Per SF:	$59.03
	Guarantor:	Steven Houghton Sr.		Year Built/Renovated:	Various
	Mortgage Rate:	3.021%		Title Vesting:	Fee
	Note Date:	May 10, 2021		Property Manager:	Houghton Capital Corporation
	Seasoning:	1 month		Current Occupancy (As of)(3):	96.6% (3/31/2021)
	Maturity Date:	May 11, 2031		YE 2020 Occupancy(3):	94.0%
	IO Period:	120 months		YE 2019 Occupancy(3):	88.6%
	Loan Term (Original):	120 months		YE 2018 Occupancy(3):	89.9%
	Amortization Term (Original):	NAP		YE 2017 Occupancy(3):	92.3%
	Loan Amortization Type:	Interest Only		As-Is Appraised Value(4):	$33,250,000
	Call Protection:	L(25),D(90),O(5)		As-Is Appraised Value Per SF(4):	$109.05
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	April 1, 2021
	Additional Debt:	None		Underwriting and Financial Information(5)
	Additional Debt Type (Balance):	NAP		TTM NOI (3/31/2021):	$1,848,171
				YE 2020 NOI:	$1,773,568
				YE 2019 NOI:	$1,821,126
				U/W Revenues:	$2,913,684
				U/W Expenses:	$985,043
				U/W NOI:	$1,928,642
				U/W NCF:	$1,897,656
Escrows and Reserves				U/W DSCR based on NOI/NCF:	3.50x / 3.44x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	10.7% / 10.5%
Taxes	$78,570	13,095	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.7% / 10.5%
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio(4):	54.1%
Replacement Reserves	$0	$3,616	$130,187	LTV Ratio at Maturity(4):	54.1%
Springing Cash Trap Reserve(2)	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original loan amount	$18,000,000	100.0%	Loan Payoff(6)	$8,530,060	47.4%
			Upfront reserves	78,570	0.4
			Closing costs	220,696	1.2
			Return of Equity	9,170,674	50.9
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%

(1)	The Securlock 12 Self-Storage Portfolio borrower will not be required to make monthly insurance deposits provided that no event of default is continuing, the borrower maintains insurance coverage for the Securlock 12 Self-Storage Portfolio Properties (as defined below) as part of blanket or umbrella coverage reasonably approved by the lender and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of the policies.

(2)	Upon the occurrence and during the continuance of an event of default, all rents from the Securlock Self-Storage Portfolio Properties shall be swept to a lender-controlled cash management account and all excess cash flow shall be held by the lender as additional security for the Securlock Self-Storage Mortgage Loan (as defined below) unless borrower deposits $500,000 with the lender on the first monthly payment date after the occurrence of such event of default and on each anniversary thereof during the continuance of such event of default.

(3)	See “Historical Occupancy” section below for property-level occupancy statistics.

(4)	The individual property level appraised values total $31,050,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 58.0% and 58.0%, respectively. However, the appraiser concluded to a portfolio value of $33,250,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Securlock 12 Self-Storage Portfolio Mortgage Loan more severely than assumed in the underwriting of the Securlock 12 Self-Storage Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(6)	The Securlock 12 Self-Storage Mortgage Loan was used to payoff an existing CMBS loan securitized in WFRBS 2014-C21.

The Mortgage Loan. The mortgage loan (the “Securlock 12 Self-Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by the fee interests in three self storage properties located in Dawsonville, Georgia, Grayson, Georgia, and Warner Robins, Georgia (the “Securlock 12 Self-Storage Properties”).

The Properties. The Securlock 12 Self-Storage Properties comprise three self storage properties built between 1997 and 2006. As of March 31, 2021 the Securlock 12 Self-Storage Properties were 96.6% occupied with individual property occupancy rates ranging from

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Self Storage – Self Storage	Loan #14	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	Securlock 12 Self-Storage Portfolio	Cut-off Date LTV:	54.1%
		U/W NCF DSCR:	3.44x
		U/W NOI Debt Yield:	10.7%

95.3% to 98.0%. The Securlock 12 Self-Storage Properties comprise 304,905 square feet of rentable area, including 1,762 traditional self storage units, 49 RV spaces, 1 office/retail space, 36 office suites and 2 one-bedroom apartments, for a total of 1,850 units.

The Securlock 12 Self-Storage Portfolio Mortgage Loan documents provide for partial releases in connection with partial defeasance of the Securlock12 Mortgage Loan. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Releases; Partial Releases; Property Additions” in this Prospectus Supplement.

Dawsonville

The Securlock - Dawsonville Property is a 641-unit, 108,325 square-foot self storage facility located in Dawsonville, Georgia, which is part of the Atlanta-Sandy Springs-Marietta core based statistical area. The Securlock - Dawsonville Property is situated on a 5.6-acre site and is considered to be a Class B facility. Constructed in 1997, the property comprises 11 one- and three-story buildings with a mix of drive-up accessible and interior-access units with 61.8% being climate-controlled. There are 35 RV sites, which are 80.0% occupied, 1 office/retail space, and 1, one-bedroom unit. Amenities include surveillance cameras, keypad entry, and on-site management. As of March 31 2021, the Securlock - Dawsonville Property was 96.4% leased.

Snellville

The Securlock - Snellville Property is a 621-unit, 98,000 square-foot self storage facility located in Grayson, Georgia, which is part of the Atlanta-Sandy Springs-Marietta core based statistical area. The Securlock - Snellville Property is situated on a 6.0-acre site and is considered a Class B facility. Constructed in 1999, the property comprises 8 one-story buildings with a mix of drive-up accessible units and interior-access units with 21.2% being climate-controlled. Amenities include surveillance cameras, keypad entry, and on-site management. As of March 31, 2021 the Securlock - Snellville Property was 98.0% leased.

Warner Robins

The Securlock - Warner Robins Property is a 588-unit, 98,580 square-foot self storage facility located in Warner Robins, Georgia, which is part of the Macon-Warner Robins combined statistical area. The Securlock - Warner Robins Property is situated on a 6.2-acre site and is considered a Class B facility. Constructed in 2006, the property comprises 10 one-story buildings with a mix of drive-up accessible units and interior-access units with 41.8% being climate-controlled. The Securlock - Warner Robins Property also includes 14 RV sites and 36 small office/commercial suites that range in size from 400-600 square feet and are currently 88.9% occupied, with rents ranging from $13.43 to $15.60 per square foot. Amenities include surveillance cameras, keypad entry, and on-site management. As of March 31, 2021, the Securlock - Warner Robins Property was 95.3% leased.

COVID-19 Update. As of May 18, 2021, the Securlock 12 Self-Storage Properties are open and operating with normal business hours and 98.6% of May base rent was paid in full as compared to 99.6% for April 2021. The first debt service payment is due in June 2021 and, as of the date hereof, the Securlock 12 Self-Storage Portfolio Mortgage Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the Securlock 12 Self-Storage Properties:

Property Name – Location	Cut-off Date Balance	Cut-off Date Balance PSF	% of Total Balance	Appraised Value	Cut-off Date LTV Ratio	U/W NCF	% Total U/W NCF
Securlock - Dawsonville – Dawsonville, GA	$5,890,000	$54.37	32.7%	$9,850,000	59.8%	$615,750	32.4%
Securlock - Snellville – Grayson, GA	$5,675,000	$57.91	31.5%	$10,350,000	54.8%	$593,475	31.3%
Securlock - Warner Robins – Warner Robins, GA	$6,435,000	$65.28	35.8%	$10,850,000	59.3%	$688431	36.3%
Total/Weighted Average	$18,000,000	$59.03	100.0%	$33,250,000(1)	54.1%	$1,897,656	100.0%

(1)	The individual property level appraised values total $31,050,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 58.0% and 58.0%, respectively; however, the appraiser concluded to a portfolio value of $33,250,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio.

The following table presents information with respect to the unit mix of the Securlock 12 Self-Storage Properties:

Property Name – Location	Year Built/ Renovated	Net Rentable Area (SF)	% GLA	Self Storage Units	% Climate Controlled	Current Occupancy (3/31/2021)
Securlock - Dawsonville – Dawsonville, GA	1997/2005	108,325	35.5%	641	61.8%	96.4%
Securlock - Snellville – Grayson, GA	1999/NAP	98,000	32.1%	621	21.2%	98.0%
Securlock - Warner Robins – Warner Robins, GA	2006/NAP	98,580	32.3%	588	41.8%	95.3%
Total/Weighted Average		304,905	100.0%	1,850	41.8%	96.6%

The following table presents historical occupancy percentages at the Securlock 12 Self-Storage Properties:

A-3-131

Self Storage – Self Storage	Loan #14	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	Securlock 12 Self-Storage Portfolio	Cut-off Date LTV:	54.1%
		U/W NCF DSCR:	3.44x
		U/W NOI Debt Yield:	10.7%

Historical Occupancy

Property	2017(1)(2)	2018(1)(2)	2019(1)(2)	2020(1)(2)	3/31/2021(3)
Securlock - Dawsonville	91.7%	91.4%	87.8%	92.3%	96.4%
Securlock - Snellville	94.4%	90.5%	89.2%	95.7%	98.0%
Securlock - Warner Robins	90.8%	87.6%	88.8%	94.2%	95.3%
Weighted Average Occupancy	92.3%	89.9%	88.6%	94.0%	96.6%
(1)	Information obtained from the borrower.

(2)	Represents the occupancy as of year-end.

(3)	Information obtained from the underwritten rent roll.

Market Overview and Competition. The Securlock 12 Self-Storage Portfolio Properties are located within the core-based statistical areas of Atlanta-Sandy Spring-Marietta, Georgia (two properties, 64.2% of allocated loan amount) and Macon-Warner, Georgia (one property, 35.8% of allocated loan amount).

The following table presents certain local demographic data related to the Securlock 12 Self-Storage Properties:

Property Name – Location	2021 Population (within 2-mi. / 5-mi. / 10-mi. Radius)	2021 Average Household Income (within 2-mi. / 5-mi. / 10-mi. Radius)
Securlock - Dawsonville – Dawsonville, GA	6,463 / 34,411 / 126,027	$94,887 / $106,603 / $107,096
Securlock - Snellville – Grayson, GA	25,415 / 146,010 / 507,306	$94,357 / $100,316 / $92,438
Securlock - Warner Robins – Warner Robins, GA	18,449 / 89,656 / 176,052	$105,502 / $85,630 / $79,498

(1)	Information obtained from third party market research company.

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Securlock 12 Self-Storage Properties:

Property Name – Location	Current Occupancy (3/31/2021)	Competitive Set Average Occupancy Rate	Monthly Underwritten Rent/Unit	Appraiser’s Monthly Market Rent/Unit
Securlock - Dawsonville – Dawsonville, GA	96.4%	92.5%	$124	$135
Securlock - Snellville – Grayson, GA	98.0%	91.0%	$130	$139
Securlock - Warner Robins – Warner Robins, GA	95.3%	87.4%	$149(1)	$125(1)

1)	The Appraiser’s Monthly Market Rent/Unit reflects only the traditional storage units, while the Monthly Underwritten Rent/Unit includes traditional storage units as well as 1 office/retail space.

2)	The Appraiser’s Monthly Market Rent/Unit reflects only the traditional storage units, while the Monthly Underwritten Rent/Unit includes the traditional storage units as well as the office units. The appraiser concludes to the in-place rent for the office units of $13.43 to $15.60 per square foot.

The following table presents certain information relating to some comparable self storage properties for the Securlock - Dawsonville Property:

Competitive Set(1)
(Securlock - Dawsonville Property)

	Dawsonville (Subject)	Lock N Roll Self Storage	Byrd’s Mini Storage	USA Storage Centers	USA Storage Centers	Classic Self Storage	Cubesmart
Location	Dawsonville, GA	Dawsonville, GA	Dawsonville, GA	Cumming, GA	Dawsonville, GA	Cumming, GA	Cumming, GA
Distance to Subject	--	0.4 miles	1.4 miles	2.0 miles	3.1 miles	4.9 miles	5.4 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	1997/NAP	2020/NAP	1980/NAP	1996/2000	1989/1999	2000/NAP	1999/NAP
Total Units	641(2)	565	50	356	175	541	435
% of Climate Controlled Units(3)	61.8%	First Floor	First Floor	First Floor	First Floor	First Floor	First Floor
Total SF	108,325 SF(2)	78,971 SF	6,000 SF	42,800 SF	25,000 SF	70,400 SF	75,785 SF
Occupancy	96.4%(2)	90.0%	95.0%	98.0%	95.0%	91.0%	92.0%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll as of 3/31/2021.

A-3-132

Self Storage – Self Storage	Loan #14	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	Securlock 12 Self-Storage Portfolio	Cut-off Date LTV:	54.1%
		U/W NCF DSCR:	3.44x
		U/W NOI Debt Yield:	10.7%

(3)	According to the appraisal, the property has climate controlled units; however, the number is not available.

The following table presents certain information relating to some comparable self storage properties for the Securlock - Snellville Property:

Competitive Set(1)
(Securlock - Snellville Property)

	Snellville (Subject)	Champion Self Storage	Extra Space Storage	Gwinnett Self Storage	Cubesmart	Storagemart	Boardwalk Storage	Extra Space Storage
Location	Grayson, GA	Grayson, GA	Loganville, GA	Lawrenceville, GA	Loganville, GA	Lawrenceville, GA	Loganville, GA	Snellville, GA
Distance to Subject	--	2.8 miles	2.8 miles	3.5 miles	3.9 miles	4.2 miles	4.4 miles	5.1 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/ Renovated	1999/NAP	2005/NAP	1985/NAP	1998/2017	2017/NAP	2005/NAP	2003/NAP	1997/NAP
Total Units	621(2)	540	502	810	835	545	505	608
% of Climate Controlled(3) Units	21.2%	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Total SF	98,000 SF(2)	68,000 SF	66,902 SF	105,000 SF	82,400 SF	75,620 SF	63,160 SF	86,305 SF
Total Occupancy	98.0%(2)	85.0%	92.0%	90.0%	89.0%	94.0%	92.0%	97.0%
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent rolls as of 3/31/2021.

(3)	According to the appraisal, the property has climate controlled units; however, the number is not available.

A-3-133

Self Storage – Self Storage	Loan #14	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	Securlock 12 Self-Storage Portfolio	Cut-off Date LTV:	54.1%
		U/W NCF DSCR:	3.44x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to some comparable self storage properties for the Securlock - Warner Robins Storage Property:

Competitive Set(1)
(Securlock - Warner Robins Property)

	Warner Robins (Subject)	All American Self-Storage	Life Storage	Cubesmart	Monster Self Storage	Cubesmart	World Storage	Storage Near Me
Location	Warner Robins, GA	Warner Robins, GA	Warner Robins, GA	Warner Robins, GA	Warner Robins, GA	Warner Robins, GA	Warner Robins, GA	Warner Robins, GA
Distance to Devon Self Storage	--	2.8 miles	2.7 miles	2.9 miles	3.3 miles	3.4 miles	3.1 miles	3.6 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	2006/NAP	1996/NAP	2020/NAP	2002/NAP	2018/NAP	1999/NAP	2002/NAP	2019/NAP
Total Units	588(2)	239	630	309	524	369	568	468
% of Climate Controlled Units(3)	41.8%	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Total SF	98,580 SF(2)	28,680 SF	76,860 SF	38,675 SF	63,936 SF	36,900 SF	78,728 SF	59,480 SF
Occupancy	95.3%(2)	82.0%	90.0%	92.0%	90.0%	88.0%	93.0%	44.0%
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll as of 3/31/2021.

(3)	According to the appraisal, the property has climate controlled units; however, the number is not available.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Securlock 12 Self-Storage Properties:

Cash Flow Analysis

	2018	2019	2020	TTM 3/31/2021	U/W(1)	%(2)	U/W $ per SF
Base Rent	$2,573,819	$2,677,968	$2,659,770	$2,728,710	$2,976,429	96.9%	$9.76
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.0
Gross Potential Rent	$2,573,819	$2,677,968	$2,659,770	$2,728,710	$2,976,429	96.9%	$9.76
Other Income(3)	90,452	96,939	100,522	95,251	95,251	3.1	0.31
Net Rental Income	$2,664,271	$2,774,907	$2,760,292	$2,823,961	$3,071,680	100.0%	$10.07
(Vacancy)	(0)	(0)	(0)	(0)	(157,996)(4)	(5.3)	(0.52)
Effective Gross Income	$2,664,271	$2,774,907	$2,760,292	$2,823,961	$2,913,684	94.9%	$9.56

Real Estate Taxes	150,614	157,389	150,617	145,457	150,223	5.2	0.49
Insurance	18,927	37,553	44,045	44,045	44,045	1.5	0.14
Management Fee	133,213	138,746	138,014	141,198	145,684	5.0	0.48
Other Operating Expenses	606,883	620,093	654,048	645,090	645,090	22.1	2.12
Total Operating Expenses	$909,637	$953,781	$986,724	$975,790	$985,043	33.8%	$3.23

Net Operating Income	$1,754,634	$1,821,126	$1,773,568	$1,848,171	$1,928,642	66.2%	$6.33
Replacement Reserves	0	0	30,471	45,706	30,985	1.1	0.10
Net Cash Flow	$1,754,634	$1,821,126	$1,743,097	$1,802,465	$1,897,656	65.1%	$6.22

NOI DSCR	3.18x	3.30x	3.22x	3.35x	3.50x
NCF DSCR	3.18x	3.30x	3.16x	3.27x	3.44x
NOI Debt Yield	9.7%	10.1%	9.9%	10.3%	10.7%
NCF Debt Yield	9.7%	10.1%	9.7%	10.0%	10.5%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.

(3)	Other income includes general storage supplies and other ancillary income.

(4)	The underwritten economic vacancy is 5.3%. The Securlock 12 Self-Storage Properties were 96.6% physically occupied as of March 31, 2021.

A-3-134

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A-3-135

No. 15 – 57 Prince Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$17,600,000			Property Type – Subtype:	Mixed Use – Retail/Multifamily
Cut-off Date Balance:	$17,600,000			Location:	New York, NY
% of Initial Pool Balance:	1.7%			Size:	20,000 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$880.00
Borrower Sponsors:	Warren Freyer and Michael Moynihan			Maturity Date Balance Per SF:	$880.00
Guarantors:	Warren Freyer and Michael Moynihan			Year Built/Renovated:	1910/2021
Mortgage Rate:	4.2150%			Title Vesting:	Fee
Note Date:	April 26, 2021			Property Manager:	Self-managed
Seasoning:	1 month			Current Occupancy (As of)(3):	100.0% (5/1/2021)
Maturity Date:	May 1, 2031			YE 2020 Occupancy(3)(4):	100.0%
IO Period:	120 months			YE 2019 Occupancy(3)(4):	87.0%
Loan Term (Original):	120 months			YE 2018 Occupancy(3)(4):	100.0%
Amortization Term (Original):	NAP			As-Is Appraised Value(5):	$27,300,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$1,365.00
Call Protection:	L(25),D(91),O(4)			As-Is Appraisal Valuation Date:	January 4, 2021
Lockbox Type:	Springing			Underwriting and Financial Information(3)
Additional Debt:	No			4/30/2021 TTM NOI:	$1,284,852
Additional Debt Type (Balance):	NAP			YE 2020 NOI:	$1,256,420
				YE 2019 NOI:	$1,415,161
				YE 2018 NOI:	$1,461,196
				U/W Revenues:	$2,064,695
				U/W Expenses:	$703,165
				U/W NOI:	$1,361,530
Escrows and Reserves				U/W NCF:	$1,303,359
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.81x / 1.73x
Taxes:	$226,270	$45,254	NAP	U/W Debt Yield based on NOI/NCF:	7.7% / 7.4%
Insurance:	$26,928	$2,448	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	7.7% / 7.4%
Deferred Maintenance:	$2,813	$0	NAP	Cut-off Date LTV Ratio:	64.5%
Replacement Reserve:	$0	$909	NAP	LTV Ratio at Maturity:	64.5%
Top Floor Reserve(1):	$400,000	$0	NAP
Scotch & Soda Reserve(2):	$1,600,000	$0	NAP

Sources and Uses
Sources			Uses
Loan Amount	$17,600,000	100.0%	Loan Payoff:	$12,785,410	72.6%
			Upfront Reserves:	$2,256,011	12.8
			Return of Equity:	$2,098,758	11.9
			Closing Costs:	$459,822	2.6
Total Sources	$17,600,000	100.0%	Total Uses	$17,600,000	100.0%
(1)	The Top Floor Reserve is required to be released upon delivery to the lender of (i) evidence of completion of the Top Floor Work (as defined below) for Unit 5F and (ii) evidence that the expanded space has been leased at rental rates and terms comparable to existing local market rates and terms for similar properties.
(2)	The Scotch & Soda reserve is required to be released upon (i) no event of default exists, (ii) either (a) Scotch & Soda renews or extends its lease for a term of at least five years and otherwise on terms reasonably acceptable to the lender and the borrower delivers to the lender a tenant estoppel stating that Scotch & Soda is in occupancy of its space, open for business and paying full contractual rent or (b) the entirety of the Scotch & Soda space has been relet to one or more replacement tenant(s) pursuant to replacement lease(s), in each case reasonably acceptable to the lender and for a term of at least five years, and the borrower delivers to the lender tenant estoppel(s) from such replacement tenant(s) stating that such tenant(s) is/are in occupancy, open for business and paying full contractual rent, and (iii) the adjusted net cash flow is sufficient to produce a debt yield, as reasonably calculated by the lender, of not less than 9.0%.
(3)	The novel coronavirus pandemic is an evolving situation and could impact the 57 Prince Street Mortgage Loan more severely than assumed in the underwriting of the 57 Prince Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Prospectus.
(4)	Historical occupancy covers only the commercial tenants at the 57 Prince Street Property (as defined below). See “Historical Occupancy” below with respect to occupancy history of the residential portion of the property.
(5)	The Appraised Value represents the “Market Value and an Escrow Account”, which assumes that an escrow account is funded with $400,000 for the completion of the Unit 5F expansion at origination and that beneficial interest in the account is transferrable to a potential buyer of the 57 Prince Street Property. The “as-is” market value without such Escrow Account is $26,900,000. See footnote (1) above.

The Mortgage Loan. The mortgage loan (the “57 Prince Street Mortgage Loan”) is evidenced by one promissory note in the original principal amount of $17,600,000 and is secured by a first priority fee mortgage encumbering a mixed-use retail and multifamily building located in New York, New York (the “57 Prince Street Property”).

A-3-136

Mixed Use – Retail/Multifamily	Loan #15	Cut-off Date Balance:	$17,600,000
57 Prince Street	57 Prince Street	Cut-off Date LTV:	64.5%
a/k/a 273-279 Lafayette Street		U/W NCF DSCR:	1.73x
New York, NY 10012		U/W NOI Debt Yield:	7.7%

The Property. The 57 Prince Street Property is a 7-story mixed-use retail and multifamily property, totaling 11 units, located in New York, New York at the northeast corner of Lafayette Street and Prince Street. The 57 Prince Street Property was constructed in 1910 and includes three retail units totaling 4,000 square feet situated on the ground floor, four rent regulated loft units and four market rate loft units on the upper floors. The three retail units are leased to Scotch & Soda, DITA, and Dagne Dover. Dagne Dover (33.8% of retail net rentable area / 31.6% of total underwritten retail rent) has been a tenant at the 57 Prince Street Property since 2019, DITA (33.8% of retail net rentable area / 27.5% of total underwritten retail rent) has been a tenant at the 57 Prince Street Property since 2014 and Scotch & Soda (32.5% of retail net rentable area / 35.5% of total underwritten retail rent) has been a tenant at the 57 Prince Street Property since 2007. The upper floors of the 57 Prince Street Property are comprised of eight multifamily units. Four are rent regulated units that are occupied by Interim Multiple Dwelling (“IMD”) tenants. See “Description of the Mortgage Pool—Property Types— Multifamily Properties” in the Prospectus. The remaining four are market rent units including two penthouse units. Unit 5F is currently rented as a 5th floor loft, but is under expansion to include access to 6th floor living space and a private roof area. The estimated cost to complete the expansion of Unit 5F, which is expected to include a new door, raising the elevator (or constructing a staircase), new bathroom, new kitchen, new floor, carpentry, electrical and sprinkler work (the “Top Floor Work”), is $361,000. In addition to the retail and multifamily components, the 57 Prince Street Property also has an exposed exterior side façade facing north on Lafayette Street which is leased to Seen Outdoor Media, LLC through July 1, 2023 for outdoor advertising purposes (5.4% of total underwritten retail rent). Since acquisition, the borrower has completed $15,041,418 in renovations and upgrades. Recent expenditures included a renovation of the 4th floor in 2020 estimated to cost approximately $1.1 million. As of May 1, 2021 the 57 Prince Street Property was 100% occupied.

The following table presents the residential apartment unit mix at the 57 Prince Street Property:

Apartment Unit Mix Summary

Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
2R - IMD	1	1	100.0%	1,300	$690	$0.53
2F - IMD	1	1	100.0%	2,700	$1,379	$0.51
3R - IMD	1	1	100.0%	2,000	$1,022	$0.51
3F - IMD	1	1	100.0%	2,000	$1,074	$0.54
4R - Market Rate	1	1	100.0%	1,800	$7,500	$4.17
4F - Market Rate	1	1	100.0%	2,200	$11,000	$5.00
5R - Market Rate(1)	1	1	100.0%	2,200	$30,000	$13.64
5F - Market Rate	1	1	100.0%	1,800	$7,300	$4.06
Total/Average	8	8	100.0%	2,000	$7,496	$3.75

Source: Borrower rent roll dated May 1, 2021.

(1)	Unit 5R is leased to one of the guarantors, Warren Freyer, as a personal residence.

The following table presents certain information relating to the commercial tenancy at the 57 Prince Street Property:

Commercial Tenant Summary (1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of SF	Annual U/W Retail Rent	Annual U/W Retail Rent PSF	% of Total Annual U/W Retail Rent	Lease Expiration Date	Renewal Options	Term. Option (Y/N)
Dagne Dover	NR/NR/NR	1,350	33.8%	$445,500	$330.00	31.6%	11/14/2024	1, 3-year	N
DITA	NR/NR/NR	1,350	33.8%	$388,056	$287.45	27.5%	5/1/2024	1, 5-year	N
Scotch & Soda	NR/NR/NR	1,300	32.5%	$500,500	$385.00	35.5%	2/28/2022	None	N
Subtotal/Wtd. Avg.		4,000	100.0%	$1,334,056	$333.51	94.6%

Seen Outdoor Media, LLC(2)	NR/NR/NR	0	0.0%	$76,380	NAP	5.4%	7/1/2023
Subtotal/Wtd. Avg.		0	0.0%	$76,380	NAP	5.4%

Subtotal/Wtd. Avg		4,000	100.00%	$1,410,436	$352.61	100.0%
(1)	Information is based on the underwritten rent roll.
(2)	Seen Outdoor Media, LLC is signage on exposed exterior side of the 57 Prince Street Property. Accordingly there is no square footage associated with the tenant.

A-3-137

Mixed Use – Retail/Multifamily	Loan #15	Cut-off Date Balance:	$17,600,000
57 Prince Street	57 Prince Street	Cut-off Date LTV:	64.5%
a/k/a 273-279 Lafayette Street		U/W NCF DSCR:	1.73x
New York, NY 10012		U/W NOI Debt Yield:	7.7%

The following table presents historical occupancy percentages at the 57 Prince Street Property:

Historical Occupancy

	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	5/1/2021(2)
Residential	100.0%	100.0%	100.0%	91.0%	100.0%
Commercial	100.0%	100.0%	87.0%	100.0%	100.0%
(1)	Information obtained from the borrower sponsor.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 57 Prince Street Property:

Cash Flow Analysis(1)

	2017	2018	2019	2020	4/30/2021 TTM	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$1,409,524	$1,308,510	$1,263,183	$1,214,359	$1,300,074	$1,410,436	65.9%	$128,221.45
Total Recoveries	0	0	0	0	0	78,737	3.7	7,157.95
Other Income(4)	644,859	795,985	784,309	620,930	607,980	649,980	30.4	59,089.09
Net Rental Income	$2,054,383	$2,104,495	$2,047,492	$1,835,289	$1,908,054	$2,139,153	100.0%	$194,468.49
(Vacancy & Credit Loss)	0	0	0	0	0	(74,459)	(3.5)	(6,768.97)
Effective Gross Income	$2,054,383	$2,104,495	$2,047,492	$1,835,289	$1,908,054	$2,064,695	96.5%	$187,699.52

Real Estate Taxes	499,961	505,973	523,648	456,854	517,238	527,224	25.5	47,929.45
Insurance	24,315	26,072	29,445	30,829	15,414	36,000	1.7	3,272.73
Management Fee	0	0	0	0	0	61,941	3.0	5,630.99
Other Operating Expenses	76,041	111,254	79,238	91,186	90,550	78,000	3.8	7,090.91
Total Operating Expenses	$600,317	$643,299	$632,331	$578,869	$623,202	$703,165	34.1%	$63,924.08

Net Operating Income	$1,454,066	$1,461,196	$1,415,161	$1,256,420	$1,284,852	$1,361,530	65.9%	$123,775.45
Replacement Reserves	0	0	0	0	0	10,908	0.5	991.64
TI/LC	0	0	0	0	0	47,263	2.3	4,296.64
Net Cash Flow	$1,454,066	$1,461,196	$1,415,161	$1,256,420	$1,284,852	$1,303,359	63.1%	$118,487.17

NOI DSCR	1.93x	1.94x	1.88x	1.67x	1.71x	1.81x
NCF DSCR	1.93x	1.94x	1.88x	1.67x	1.71x	1.73x
NOI Debt Yield	8.3%	8.3%	8.0%	7.1%	7.3%	7.7%
NCF Debt Yield	8.3%	8.3%	8.0%	7.1%	7.3%	7.4%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender U/W.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	The increase in Gross Potential Rent from 2020 to U/W is due to missed rental payments from commercial tenants in 2020 as described under “COVID-19 Update.”
(4)	Other Income is comprised entirely of residential income.

COVID-19 Update. As of June 1, 2021, the 57 Prince Street Mortgage Loan is current on its debt service payments and is not subject to any modification or forbearance request. As of June 2, 2021, the borrower sponsor has reported that the 57 Prince Street Property is open and operating, with 100.0% of tenants by occupied net rentable area and 100.0% of tenants by underwritten base rent having paid their full May 2021 rent payments. According to the borrower sponsor, (i) Scotch & Soda did not pay rent in April through June of 2020, but repaid half of its missed rent in 2021, (ii) DITA did not pay rent in July 2020, but repaid the missed rent over a six month period from September 2020 to February 2021 and (iii) Seen Outdoor Media, LLC did not pay rent in April and May of 2020; however, all tenants have paid their rent in full and on time since September 2020. As of June 2, 2021, no tenants have formally requested or received rent relief or lease modifications.

Market Overview and Competition. The 57 Prince Street Property is located in New York, New York in the Nolita neighborhood of Manhattan. The area is surrounded by Little Italy and Chinatown to the south, SoHo to the west, NoHo to the north, and the Lower East Side to the east. Primary transportation within the district is via subway. The neighborhood is serviced by the B, D, F, and M trains at the Broadway-Lafayette station, N and R trains at the Prince Street station, and 4 and 6 subway trains at Spring Street-Lexington Avenue station. In addition, several bus routes run through the area. The 57 Prince Street Property is located in the West Village/Downtown multifamily submarket and the SoHo retail submarket within the New York multifamily and retail market. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Upper West Village/Downtown multifamily submarket was approximately 4.3%, with average asking rents of $4,491 per unit and inventory of approximately 27,484 units. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the New York multifamily market was approximately 4.4%, with average asking rents of $3,468 per unit and inventory of approximately 225,490 units.

A-3-138

Mixed Use – Retail/Multifamily	Loan #15	Cut-off Date Balance:	$17,600,000
57 Prince Street	57 Prince Street	Cut-off Date LTV:	64.5%
a/k/a 273-279 Lafayette Street		U/W NCF DSCR:	1.73x
New York, NY 10012		U/W NOI Debt Yield:	7.7%

The following table presents certain information relating to leasing of retail properties comparable to the retail portion of the 57 Prince Street Property:

Comparable Retail Rental Properties (1)

Property	Tenant	Tenant SF	Lease Date	Term Lease (Years)	Base Rent (PSF)
57 Prince Street(1) (subject property)	Dagne Dover DITA Scotch & Soda	1,350 1,350 1,300	Nov. 2019 June 2014 March 2017	5 10 5	$330.00 $287.45 $385.00
188 Bowery	Nudie Jeans Repair Shop	1,300	March 2020	5	$225.00
265 Lafayette Street	Thierry Lasry	800	Feb. 2020	10	$300.00
163 Mercer Street	Bathing Ape	6,200	Jan. 2020	10	$250.00
260 Elizabeth Street	Arabica Coffee	4,200	Dec. 2019	10	$360.00
190 Bowery	Supreme	8,918	Oct. 2019	10	$295.00
138 Spring Street	Mackage	4,500	Oct. 2019	10	$650.00
45 Greene Street	L'Agence	3,801	Sep. 2019	10	$325.00
57 Greene Street	Moose Knuckles	5,650	Sep. 2019	10	$315.00
12 Prince Street	Studs	1,521	Sep. 2019	5	$338.00
20 Prince Street	Marine Layer	3,600	Sep. 2019	5	$183.00
78 Spring Street	Starbucks	3,041	Aug. 2019	10	$335.00
24 Prince Street	Rothy's Inc	1,264	Aug. 2019	10	$338.00
138 Greene Street	Poggenpohl	6,050	March 2019	10	$250.00

Source: Appraisal.

(1) Based on the borrower rent roll dated May 1, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the multifamily portion of the 57 Prince Street Property:

Market Rent Summary(1)

Building	Units	Average Size (SF)	Avg. Monthly Rent per Unit	Avg. Monthly Rent PSF	Avg. Monthly Market Rent per Unit(2)(3)	Avg. Monthly Market Rent PSF(2)(3)
2R - IMD	1	1,300	$690	$0.53	$8,000	$6.15
2F - IMD	1	2,700	$1,379	$0.51	$18,000	$6.67
3R - IMD	1	2,000	$1,022	$0.51	$13,000	$6.50
3F - IMD	1	2,000	$1,074	$0.54	$13,000	$6.50
4R - Market Rate	1	1,800	$7,500	$4.17	$11,000	$6.11
4F - Market Rate	1	2,200	$11,000	$5.00	$14,000	$6.36
5R - Market Rate	1	2,200	$30,000	$13.64	$22,000	$10.00
5F - Market Rate	1	1,800	$7,300	$4.06	$18,000	$10.00

(1)	Based on the borrower rent roll dated May 1, 2021.
(2)	Based on the appraisal.
(3)	Market Rent does not include rent regulated units.

A-3-139

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

 B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Certificate Factor Detail	4
Exchangeable Class Detail	5
Reconciliation Detail	6
Other Required Information	7
Cash Reconciliation Detail	8
Current Mortgage Loan and Property Stratification Tables	9-11
Mortgage Loan Detail	12
NOI Detail	13
Principal Prepayment Detail	14
Historical Detail	15
Delinquency Loan Detail	16
Specially Serviced Loan Detail	17-18
Advance Summary	19
Modified Loan Detail	20
Historical Liquidated Loan Detail	21
Historical Bond / Collateral Loss Reconciliation Detail	22
Interest Shortfall Reconciliation Detail	23-24
Defeased Loan Detail	25
Supplemental Reporting	26

Depositor	Master Servicer	Master & Special Servicer	Special Servicer	Operating Advisor & Asset Representations Reviewer

Wells Fargo Commercial Mortgage	Wells Fargo Bank, N.A.	National Cooperative Bank, N.A.	Greystone Servicing Company LLC	Pentalpha Surveillance LLC
Securities, Inc.	1901 Harrison Street	2011 Crystal Drive	5221 N. O’Connor Blvd.	375 North French Road
375 Park Avenue	Oakland, CA 94612	Suite 800	Suite 800	Suite 100
2nd Floor, J0127-023		Arlington, VA 22202	Irving, TX 75039	Amherst, NY 14228
New York, NY 10152

Contact: A.J. Sfarra	Contact:	Contact: Kathleen Luzik	Contact: Jenna Unell	Contact: Don Simon
Phone: (212) 214-5613	REAM_InvestorRelations@WellsFargo.com	Phone Number: (703) 302-1902	Jenna.unell@greyco.com	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Exchangeable Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-4-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

A-4-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-4-X2		0.00000000	0.00000000	0.00000000	0.00000000
A-5-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-5-X2		0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Exchangeable Class Detail
Exchangeable Class / Regular Interest Breakdown
Class	CUSIP	Pass-Through Rate	Original Maximum Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-4 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Class Detail
Class	CUSIP	Pass-Through Rate	Original Maximum Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-4-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance	0.00
Net Prepayment Interest Shortfall	0.00		LLC
Net Prepayment Interest Excess	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI(1)	Most Recent NOI(1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Historical Detail

Delinquencies							Prepayments				Rate and Maturities
Distribution	30-59 Days	60-89 Days	90 Days or More	Foreclosure	REO	Modifications	Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	#	#	#	#	#	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BANK 2021-BNK34 Commercial Mortgage Pass-Through Certificates Series 2021-BNK34	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	7/16/21
Corporate Trust Services		Record Date:	6/30/21
8480 Stagecoach Circle		Determination Date:	7/12/21
Frederick, MD 21701-4747

Supplemental Reporting

Risk Retention

Pursuant to the PSA, the Certificate Administrator has made available on www.cts.com <http://ctslink.com>, specifically under the “U.S. Risk Retention Special Notices” tab for the BANK 2021-BNK34 transaction, certain information provided to the Certificate Administrator regarding the Retaining Sponsor’s compliance with certain specified provisions of the Credit Risk Retention Rules. Investors should refer to the Certificate Administrator’s website for all such information.

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of February 1, 2021 (the “Pooling and Servicing Agreement”).
Transaction: BANK 2021-BNK34,
Commercial Mortgage Pass-Through Certificates,
Series 2021-BNK34
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer as of December 31, [____]: [Greystone Servicing Company LLC][National Cooperative Bank, N.A.]
Directing Certificateholder: Eightfold Real Estate Capital Fund V, L.P. or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculations, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review, or legal conclusion as part of that assessment.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

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(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) to the knowledge of the Mortgage Loan Seller, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee

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and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until

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the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing

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statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital

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improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency

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Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the

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applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real

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property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, the Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Mortgage Loan Seller shall have notified the depositor that such forbearance has occurred and notified the depositor of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

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26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from

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the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining

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principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect

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equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a

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principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

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(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

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(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes

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of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true

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and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.
375 Pearl Street	U.S. Steel Tower	None	None
Burlingame Point

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.
None	None	Four Constitution Square	None
Three Constitution Square

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.
None	None	Four Constitution Square	None
Three Constitution Square

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Burlingame Point (Loan No. 6)

The mortgaged property is comprised of borrower’s fee interest in four office and research/ development buildings totaling 771,626 leasable square feet, together with an amenity building of approximately 33,492 square feet and related parking; in addition, the borrower has a leasehold interest in three parcels surrounding the property: (i) a roadway at the north of the Property running East-West (Parcel A), (ii) a roadway at the east of the Property running North-South (Parcel B), and (iii) a small park to the North of Parcel B (Parcel C) (collectively, the “State Lands Lease”). Borrower’s interest in the State Lands Lease is subject to a springing lien in the deed of trust, which becomes effective upon the consent of the California State Lands Commission, which consent Borrower is obligated to seek on a post-closing basis. The State Lands Lease was not assigned value in the appraisal, and imposes certain maintenance obligation obligations on the borrower that are the subject of various loan reserves. The State Lands Lease does not grant the Borrower exclusive or special rights to use or occupy the premises relative to other members of the public, and access to the office buildings on the Property does not depend on the State Lands Lease because the applicable roads are public rights of way. The mortgage loan seller does not view the various leaseholds as being material to the mortgaged property’s use, operation or value, or to loan underwriting.

8	375 Pearl Street (Loan No. 1)

The mortgaged property is comprised of the related borrower’s unit-ownership in a fractional condominium regime. Generally, the condominium is governed by a three-member Board of Managers, with matters specifically allocated to so-called “Principal Units” (which includes the borrower’s unit) being governed by a nine-member Principal Board. The borrower can effectively appoint one member of the current Board of Managers, and the sponsor’s affiliate (as owner of certain data center units) can appoint an additional member. With respect to the Principal Board, the borrower can appoint three members, and the sponsor’s affiliate (as owner of the data center units) can appoint five additional members. Consequently, the borrower by itself does not have the ability to affirmatively control the day-to-day operations of either the Board of Managers or the Principal Board; rather, such control could only be achieved with the concurrence of the sponsor affiliate’s appointees. The condominium documents allocate a stipulated share of expenses for general common elements (the land, sidewalks and plazas surrounding the building, support and structural building elements and roof structures) and limited common elements (portions of the land or building that are not part of a unit but reserved for the exclusive use of one or more, but not all, units). The borrower’s share of general common element-related expenses is 51.99%, and its share of limited common elements-related expenses for the Principal Units is 58.55%. The loan documents provide for personal liability to the borrower and guarantor for losses related to any amendment or modification of the condominium documents without the lender’s consent.

8	National Cancer Institute Center (Loan No. 3)

Tenant (Leidos Biomedical Research, Inc.) or U.S. Government has option to purchase the subject property on a “fair market value”-based formula, subject to certain limitations or assumptions, generally as follows (i) fair market value shall exclude value attributable to tenant-funded improvements or alterations, but shall include value attributable to the

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

landlord-funded tenant improvement allowance; and (ii) fair market value shall assume (A) the rental rate applicable at the time of purchase option closing, (B) the remaining lease term is the greater of 10 years or the remaining lease term at the time of the option’s exercise, (C) any tenant early termination rights shall be disregarded, and (D) the tenant shall be deemed the U.S. Government. The loan documents provide that any exercise of such purchase option must be accompanied by the applicable prepayment premium, as follows: (x) prior the lockout release date, the greater of 3% of the amount prepaid or a yield maintenance-based formula; (y) from the lockout release date up to but excluding the open period start date, the greater of 1% of the amount prepaid or a yield maintenance-based formula; and (z) from and after the open period start date, no prepayment premium applies.

8	Burlingame Point (Loan No. 6)

Facebook (single tenant) has a Right of First Offer (“ROFO”) to purchase the buildings, the property, or any portion thereof pursuant to the terms of its lease if the borrower decides to market any such property for sale. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

8	Brookwood Self Storage Portfolio (Loan No. 11)

With respect to the Life Storage- Evangeline property (Lafayette, LA), having an allocated loan amount equal to approximately 21.1% of the original principal amount, the Phase I ESA obtained at loan origination indicated a controlled recognized environmental condition (“CREC”) related to on-site soil and groundwater contamination believed to result from adjacent automotive services and/or hotel uses that pre-existed development of the subject property. Following remediation of affected portions of the site by over-excavating and then back-filling with clean soil, the Louisiana Department of Environmental Quality (“LDEQ”) issued a no further action letter as to additional remediation in 2008. Following soil sampling associated with development of current use in 2014, the LDEQ confirmed no further approvals were necessary so long as the property was restricted to industrial/ commercial purposes. The loan documents require the borrower to comply with the conditions of regulatory closure, including adherence to related use and activity limitations.

8	Midtown Mobile (Loan No. 20)

Publix (largest tenant) has Right of First Refusal (“ROFR”) to purchase its parcel or the mortgaged property if the borrower receives an offer as to such leased premises or mortgaged property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

8	WAG – Nashville (Loan No. 37)

Walgreens (single tenant) has ROFR to purchase the mortgaged property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

18	375 Pearl Street (Loan No. 1)

(i) Premium Financing Permitted. The loan documents permit the borrower to finance insurance premiums through a third-party financing company under a premium finance agreement. (ii) Property Insurance Deductible. Loan documents permit a property insurance deductible up to $100,000. The in-place coverage generally provides for a $50,000 deductible. (iii) Depository Control over Disbursement of Available Casualty Proceeds. The mortgaged property is security for 4 senior pari passu notes aggregating $220,000,000, and is comprised of the related borrower’s unit-ownership in a fractional condominium regime. If available proceeds exceed $10,000,000 (adjusted every 5 years by the percentage increase in the CPI), proceeds will be payable to a Depository, which is required to rated S

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
& P “A” or its equivalent from any rating agency if required under the terms of the related mortgage.
18	National Cancer Institute Center (Loan No. 3)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage generally provides for a $25,000 deductible.
18	Securlock 12 Self-Storage Portfolio (Loan No. 14)	The loan documents permit a property insurance deductible up to $150,000. The in-place coverage provides for a $1,000 deductible.
18	WAG – Nashville (Loan No. 37)

Borrower’s obligation, if any, to provide required property, rent loss and liability insurance is suspended if, among other things, Walgreens either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, including maintaining a minimum net worth of $500 million, and satisfies certain other conditions, including (i) if Walgreens self-insures, tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-“/ Moody’s “Baa3”; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

27	Burlingame Point (Loan No. 6)

The mortgaged property is comprised of borrower’s fee interest in four office and research/ development buildings totaling 771,626 leasable square feet, together with an amenity building of approximately 33,492 square feet and related parking. The borrower has obtained final certificates of occupancy with respect to the core and shell of the four office/ R&D buildings and the amenity building. Facebook has obtained temporary certificates of occupancy for Building 1 and Building 2 and is in the process of completing its finish-out work to obtain temporary certificates of occupancy with respect to Building 3, Building 4 and the amenity building. The loan documents require the borrower to do or cause to be done all things necessary to preserve, renew and keep in full force and effect all certificates of occupancy necessary for the continued use and operation of the mortgaged property.

28	All Wells Fargo Mortgage Loans (Loan Nos. 1, 3, 6, 11, 14, 18, 20, 21, 23, 24, 25, 27, 37 and 39)

With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	National Cancer Institute Center (Loan No. 3)	The loan documents provide for borrower-only liability as to the stipulated losses carve-outs and springing recourse events. There is no separate carve-out guarantor.
31	All Wells Fargo Mortgage Loans (Loan Nos. 1, 3, 6, 11, 14, 18, 20, 21, 23, 24, 25, 27, 37 and 39)

To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

36	Burlingame Point (Loan No. 6)

The mortgaged property is comprised of borrower’s fee interest in four office and research/ development buildings totaling 771,626 leasable square feet, together with an amenity building of approximately 33,492 square feet and related parking; in addition, the borrower has a leasehold interest in three parcels surrounding the property: (i) a roadway at the north of the Property running East-West (Parcel A), (ii) a roadway at the east of the Property running North-South (Parcel B), and (iii) a small park to the North of Parcel B (Parcel C) (collectively, the “State Lands Lease”). Borrower’s interest in the State Lands Lease is subject to a springing lien in the deed of trust, which becomes effective upon the consent of the California State Lands Commission, which consent Borrower is obligated to seek on a post-closing basis. The State Lands Lease was not assigned value in the appraisal, and imposes certain maintenance obligation obligations on the borrower that are the subject of various loan reserves. The State Lands Lease does not grant the Borrower exclusive or special rights to use or occupy the premises relative to other members of the public, and access to the office buildings on the Property does not depend on the State Lands Lease because the applicable roads are public rights of way. The mortgage loan seller does not view the various leaseholds as being material to the mortgaged property’s use, operation or value, or to loan underwriting. Variations: (A) – (L). The related ground leases are not assumed to contain the lender protection provisions contemplated by the related ground lease representations.

43	New Albany Self Storage - OH (Loan No. 39)

In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $3,450,000 group lender environmental collateral protection and liability-type environmental insurance policy with $3,450,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	160-08 Jamaica Avenue (Loan No. 5)

The second largest tenant at the Mortgaged Property, H & M, has a right of first refusal and a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. The related lease provides that such rights are not effective against the holder of a mortgage or deed of trust on the Mortgaged Property. However, such right would be effective against any other transferee of the Mortgaged Property.

8	160-08 Jamaica Avenue (Loan No. 5)	See exception to Representation 7.
7	Fortune 7 Leased Campus (Loan No. 9)

The Mortgagor master leases the Mortgaged Property to a master tenant (the “Fortune 7 Master Tenant”) and the Fortune 7 Master Tenant leases the Mortgaged Property to McKesson Corporation (the “McKesson”).

The Fortune 7 Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in November 2030, exercise of which purchase option is conditioned on payment of the unpaid Acquisition Cost (as defined in the related master lease), all unpaid rent due under the master lease, and a yield maintenance premium, if then due under the master lease. The Acquisition Cost is defined in the master lease as $78,000,000.

The Fortune 7 Master Tenant also has a purchase option to purchase the Mortgaged Property if the Mortgaged Property shall be damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium.

McKesson has a purchase option to purchase the Mortgaged Property by delivery of written notice at least 90 days and no more than 150 days prior to one of the following milestones (A) expiration of the fifth lease year (which occurs on March 31, 2026) or (B) expiration of the 9th lease year (which occurs on March 31, 2030), at a price equal to its fair market value, as agreed by McKesson and the property owner, or if such parties are unable to agree, as determined by an appraisal process. In connection with the origination of the Mortgage Loan, the tenant executed a subordination, non-disturbance and attornment agreement (the “McKesson SNDA”) in which it agreed that it must give the lender 30 days’ notice prior to exercising the purchase option, and that title will not pass to the tenant upon an exercise of the purchase option until the obligations secured by the deed of trust for the Mortgage Loan have been fully satisfied, or if the loan documents so provide, fully defeased. In addition, the McKesson SNDA provides that, to the extent the tenant has or hereafter acquires any option to purchase the Mortgaged Property, such option will be subject and subordinate to the deed of trust for the Mortgage Loan and is waived and released as against the lender and the purchaser at foreclosure or transferee in lieu of foreclosure.

The lease for McKesson provides that the landlord may not enter into any agreement to sell or lease all or a portion of the Mortgaged Property to any competitor whose business involves: (i) the wholesale sales and/or distribution of pharmaceuticals, (ii) development, implementation, management and/or provider of health information technology, (iii) the wholesale or retail sales and/or distribution of medical supplies, and/or (iv) providing care management

D-2-5

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Fortune 7 Leased Campus (Loan No. 9)	See exception to Representation 7.
7	Burlington Merrillville IN (Loan No. 35)

Crossings at Hobart-I LLC, a party to a Declaration of Easements, Covenants and Conditions relating to the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property. An estoppel signed by a manager of such party was delivered to the lender. Such estoppel states that such right is subordinate to the Mortgage and is extinguished upon a foreclosure or deed in lieu of foreclosure.

8	Burlington Merrillville IN (Loan No. 35)	See exception to Representation 7.
18	All MSMCH Mortgage Loans (Loan Nos. 4, 5, 9, 10, 12, 15, 16, 26, 29, 30, 35, 36 and 42)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

26	Adar New Haven Multifamily Portfolio (Loan No. 26)	With respect to the 103 Ramsdell Mortgaged Property, the current use of the Mortgaged Property as a multifamily property is not a conforming use under the zoning regulations.
27	160-08 Jamaica Avenue (Loan No. 5)

The Mortgaged Property was in receipt of a temporary certificate of occupancy (“TCO”) which has since expired. A renewal TCO has not been issued. The Mortgagor has represented that all required applications, filings and documentation for receipt of a TCO have been submitted by the Mortgagor.

28	31 Jane Street (Loan No. 30)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Mortgage Loan.
28	All MSMCH Mortgage Loans (Loan Nos. 4, 5, 9, 10, 12, 15, 16, 26, 29, 30, 35, 36 and 42)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain

D-2-6

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

cases, within a specified time period after the date the lender or other indemnified parties commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

31	All MSMCH Mortgage Loans (Loan Nos. 4, 5, 9, 10, 12, 15, 16, 26, 29, 30, 35, 36 and 42)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

32	31 Jane Street (Loan No. 30)

The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.

The Mortgage Loan permits subordinate financing (including, without limitation, a revolving or term line of credit or mezzanine financing) secured by the Mortgaged Property, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) provided that certain conditions are satisfied, including without limitation that (i) the subordinate financing shall be in a maximum principal amount not exceeding the lesser of (A) $2,000,000 and (B) an amount which will not result in an aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing in excess of 30% (as determined by the lender based upon an updated appraisal of the Mortgaged Property in form and substance and prepared by an appraiser acceptable to the lender in its reasonable discretion) and (ii) the subordinate lender enters into a subordination and standstill agreement in form and substance reasonably acceptable to the lender under the Mortgage Loan.

33	31 Jane Street (Loan No. 30)

The Mortgagor is a New York residential cooperative corporation and its organizational documents do not require the Mortgagor to be a Single Purpose Entity. In addition, the Mortgagor is a New York residential cooperative corporation and its organizational documents lack single purpose entity and bankruptcy remoteness provisions. In particular the

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgagor does not have an independent director or special member.
40	All MSMCH Mortgage Loans (Loan Nos. 4, 5, 9, 10, 12, 15, 16, 26, 29, 30, 35, 36 and 42)

With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

D-2-8

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Lowe’s - San Jose, CA (Loan No. 13)

The related sole tenant, Lowe’s, has a right of first refusal to acquire the related Mortgaged Property in the event the related borrower intends to accept a bona fide offer to purchase all or a portion (including, but not limited to the portion subject to Lowe’s parking easement) of such Mortgaged Property. The right of first refusal are not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.

8	Lowe’s - San Jose, CA (Loan No. 13)	See exception to Representation 7.
18	All Bank of America Mortgage Loans (Loan Nos. 2, 7, 8, 13, 17, 22, 32, 43 and 45)	All exceptions to Representation 30 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 17.
18	Four Constitution Square (Loan No. 2) Three Constitution Square (Loan No. 8)

With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, with no remaining carrier below “BBB” by S&P or (B) if five (5) or more insurance companies issue the insurance policies in the first layer of coverage, then at least 60% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, with no remaining carrier below “BBB” by S&P.

18	Lowe’s - San Jose, CA (Loan No. 13)	The threshold for lender having the right to hold and disburse insurance proceeds is $1,355,445.
18	Lowe’s - San Jose, CA (Loan No. 13)

The related borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at the related Mortgaged Property, Lowe’s, providing the insurance required under its lease, so long as such insurance coverage meets the requirements set forth in the Mortgage Loan documents.

18	CVS - Littleton, MA (Loan No. 45)

The related borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at the related Mortgaged Property, CVS, providing the insurance required under its lease, so long as such insurance coverage meets the requirements set forth in the Mortgage Loan documents.

28	All Bank of America Mortgage Loans (Loan Nos. 2, 7, 8, 13, 17, 22, 32, 43 and 45)

The related loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

D-2-9

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Four Constitution Square (Loan No. 2) Three Constitution Square (Loan No. 8)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty was executed by the borrower.

31	Four Constitution Square (Loan No. 2) Three Constitution Square (Loan No. 8)

If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage loan documents (without giving effect to the cost of terrorism and earthquake components of such insurance at the time terrorism coverage is excluded from any insurance policy) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

33

Four Constitution Square

(Loan No. 2)

Summerhill Pointe Apartments

(Loan No. 7)

Three Constitution Square

(Loan No. 8)

200 South Virginia Street

(Loan No. 17)

Vista Park Self Storage

(Loan No. 22)

Eastgate & Estes Multifamily Portfolio

(Loan No. 32)

Shamrock MHC

(Loan No. 43)

CVS - Littleton, MA

(Loan No. 45)

Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

D-2-10

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Lincoln Park Manor Tenant Corp. (Loan No. 50)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $150,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

9

Sterling Arms Owners Corp.

(Loan No. 41)

North Broadway Estates Ltd.

(Loan No. 47)

Princeton Owners Corp.

(Loan No. 49)

107-109-111 North 9th St. Owners Corp.

(Loan No. 53)

Yorkville 87 Housing Corp.

(Loan No. 55)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

9	177 Columbia Owners Corp. (Loan No. 56)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

9	203 Owners Corp. (Loan No. 52)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

9

10 Bleecker Street Owners Corp.

(Loan No. 38)

45 W. 10 Tenants’ Corp.

(Loan No. 40)

Orienta Owners, Inc.

(Loan No. 44)

55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc

(Loan No. 48)

Crocheron Tenants Corp.

(Loan No. 51)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

9	215 W. 75th St. Owners Corp. (Loan No. 34)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-11

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Eden Rock Owners, Inc. (Loan No. 28) Briarwood Owners’ Corp. (Loan No. 31)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

9	150 East Tenants Corp. (Loan No. 19)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $2,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

18

All of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties

(Loan Nos. 19, 28, 31, 33, 34, 38, 40, 41, 44, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55 and 56).

The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives sold to the depositor by National Cooperative Bank, N.A. require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.

28

All of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties

(Loan Nos. 19, 28, 31, 33, 34, 38, 40, 41, 44, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55 and 56).

All of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.

30

All of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties

(Loan Nos. 19, 28, 31, 33, 34, 38, 40, 41, 44, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55 and 56).

The Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.

31

All of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties

(Loan Nos. 19, 28, 31, 33, 34, 38, 40, 41, 44, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55 and 56).

The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives sold to the depositor by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

D-2-12

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
32

All of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties

(Loan Nos. 19, 28, 31, 33, 34, 38, 40, 41, 44, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55 and 56).

All of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.

33

All of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties

(Loan Nos. 19, 28, 31, 33, 34, 38, 40, 41, 44, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55 and 56).

The Mortgagors under the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and secured by residential cooperative properties are not Single-Purpose Entities.
47	Lincoln Park Manor Tenant Corp. (Loan No. 50)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $150,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

47

Sterling Arms Owners Corp.

(Loan No. 41)

North Broadway Estates Ltd.

(Loan No. 47)

Princeton Owners Corp.

(Loan No. 49)

107-109-111 North 9th St. Owners Corp.

(Loan No. 53)

Yorkville 87 Housing Corp.

(Loan No. 55)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

47	177 Columbia Owners Corp. (Loan No. 56)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

47	203 Owners Corp. (Loan No. 52)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

47	10 Bleecker Street Owners Corp. (Loan No. 38)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced

D-2-13

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	45 W. 10 Tenants’ Corp. (Loan No. 40) Orienta Owners, Inc. (Loan No. 44) 55-57 East 76th Street, Inc. A/K/A 55-57 East 76th Street Inc (Loan No. 48) Crocheron Tenants Corp. (Loan No. 51)	Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	215 W. 75th St. Owners Corp. (Loan No. 34)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

47	Eden Rock Owners, Inc. (Loan No. 28) Briarwood Owners’ Corp. (Loan No. 31)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

47	150 East Tenants Corp. (Loan No. 19)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $2,000,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-14

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
July 2021	7,221,000.00
August 2021	7,221,000.00
September 2021	7,221,000.00
October 2021	7,221,000.00
November 2021	7,221,000.00
December 2021	7,221,000.00
January 2022	7,221,000.00
February 2022	7,221,000.00
March 2022	7,221,000.00
April 2022	7,221,000.00
May 2022	7,221,000.00
June 2022	7,221,000.00
July 2022	7,221,000.00
August 2022	7,221,000.00
September 2022	7,221,000.00
October 2022	7,221,000.00
November 2022	7,221,000.00
December 2022	7,221,000.00
January 2023	7,221,000.00
February 2023	7,221,000.00
March 2023	7,221,000.00
April 2023	7,221,000.00
May 2023	7,221,000.00
June 2023	7,221,000.00
July 2023	7,221,000.00
August 2023	7,221,000.00
September 2023	7,221,000.00
October 2023	7,221,000.00
November 2023	7,221,000.00
December 2023	7,221,000.00
January 2024	7,221,000.00
February 2024	7,221,000.00
March 2024	7,221,000.00
April 2024	7,221,000.00
May 2024	7,221,000.00
June 2024	7,221,000.00
July 2024	7,221,000.00
August 2024	7,221,000.00
September 2024	7,221,000.00
October 2024	7,221,000.00
November 2024	7,221,000.00
December 2024	7,221,000.00
January 2025	7,221,000.00
February 2025	7,221,000.00
March 2025	7,221,000.00
April 2025	7,221,000.00
May 2025	7,221,000.00
June 2025	7,221,000.00
July 2025	7,221,000.00
August 2025	7,221,000.00
September 2025	7,221,000.00
October 2025	7,221,000.00
November 2025	7,221,000.00
December 2025	7,221,000.00
January 2026	7,221,000.00
February 2026	7,221,000.00
March 2026	7,221,000.00
April 2026	7,221,000.00
May 2026	7,221,000.00
June 2026	7,220,882.62
Distribution Date	Class A-SB Planned Principal Balance ($)
July 2026	7,095,576.56
August 2026	6,976,935.69
September 2026	6,857,923.52
October 2026	6,731,518.00
November 2026	6,611,737.54
December 2026	6,484,586.17
January 2027	6,364,032.63
February 2027	6,243,101.78
March 2027	6,100,915.99
April 2027	5,979,160.88
May 2027	5,850,092.53
June 2027	5,727,552.08
July 2027	5,597,721.31
August 2027	5,474,390.61
September 2027	5,350,673.83
October 2027	5,219,701.09
November 2027	5,095,186.76
December 2027	4,963,439.76
January 2028	4,838,122.92
February 2028	4,712,413.72
March 2028	4,572,702.57
April 2028	4,446,161.91
May 2028	4,312,409.25
June 2028	4,198,864.46
July 2028	4,079,109.01
August 2028	3,964,835.29
September 2028	3,850,204.63
October 2028	3,729,395.03
November 2028	3,614,028.70
December 2028	3,492,504.92
January 2029	3,376,398.36
February 2029	3,259,929.08
March 2029	3,125,811.81
April 2029	3,008,559.04
May 2029	2,885,203.92
June 2029	2,767,199.21
July 2029	2,643,114.09
August 2029	2,524,352.75
September 2029	2,405,220.31
October 2029	2,280,040.42
November 2029	2,160,144.35
December 2029	2,034,223.12
January 2030	1,913,558.68
February 2030	1,792,517.14
March 2030	1,654,257.06
April 2030	1,532,404.57
May 2030	1,404,584.05
June 2030	1,281,951.02
July 2030	1,153,372.77
August 2030	1,029,954.35
September 2030	906,150.14
October 2030	776,434.93
November 2030	651,838.07
December 2030	521,353.33
January 2031	395,958.88
February 2031	270,172.40
March 2031	127,613.07
April 2031	987.12
May 2031 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	174
Transaction Parties	281
Credit Risk Retention	354
Description of the Certificates	357
Description of the Mortgage Loan Purchase Agreements	411
Pooling and Servicing Agreement	421
Certain Legal Aspects of Mortgage Loans	546
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	565
Pending Legal Proceedings Involving Transaction Parties	568
Use of Proceeds	568
Yield and Maturity Considerations	568
Material Federal Income Tax Considerations	587
Certain State and Local Tax Considerations	603
Method of Distribution (Conflicts of Interest)	603
Incorporation of Certain Information by Reference	607
Where You Can Find More Information	607
Financial Information	608
Certain ERISA Considerations	608
Legal Investment	613
Legal Matters	614
Ratings	614
Index of Defined Terms	618

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$858,968,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.

Depositor

BANK 2021-BNK34

Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2021-BNK34

Class A-1	$4,820,000	Class A-S	$68,718,000
Class A-2	$66,608,000	Class A-S-1	$0
Class A-3	$8,695,000	Class A-S-2	$0
Class A-SB	$7,221,000	Class A-S-X1	$0
Class A-4	$167,000,000	Class A-S-X2	$0
Class A-4-1	$0	Class B	$65,036,000
Class A-4-2	$0	Class B-1	$0
Class A-4-X1	$0	Class B-2	$0
Class A-4-X2	$0	Class B-X1	$0
Class A-5	$432,830,000	Class B-X2	$0
Class A-5-1 Class A-5-2	$0 $0	Class C	$38,040,000
		Class C-1	$0
Class A-5-X1	$0	Class C-2	$0
Class A-5-X2	$0	Class C-X1	$0
Class X-A	$687,174,000	Class C-X2	$0
Class X-B	$171,794,000

PROSPECTUS

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

Morgan Stanley

Co-Lead Manager and Joint Bookrunner

BofA Securities

 Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

June 15, 2021